UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

M3-BRIGADE ACQUISITION II CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

	(4)	Proposed maximum aggregate value of transaction: $732,752,032(1)
	(5)	Total fee paid: $79,943(2)

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

(1)	Includes cash consideration and stock consideration. The base purchase price payable under the Merger Agreement (as defined in the attached proxy statement) is $732,752,032, subject to a possible adjustment as set forth in the Merger Agreement. It is not possible as of the time of this filing to determine the value of the possible adjustment, or whether this possible adjustment would be positive or negative in value. Solely for purposes of calculating the filing fee, the proposed maximum aggregate value of the transaction assumes that no such adjustment to the purchase price will be required.

(2)	The amount is the product of $732,752,032 multiplied by the SEC’s filing fee of $109.10 per $1,000,000.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2021

M3-BRIGADE ACQUISITION II CORP.

1700 Broadway

19th Floor

New York, NY 10019

Dear M3-Brigade Acquisition II Corp. Stockholder:

We cordially invite you to attend a special meeting in lieu of the 2021 annual meeting of the stockholders (the “Special Meeting”) of M3-Brigade Acquisition II Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), to be held virtually on [                ], 2021 at [                ] [a.m./p.m.]. The Special Meeting will be conducted virtually due to the public health concerns resulting from the COVID-19 pandemic and to support the health and well-being of our stockholders. You will be able to attend the Special Meeting by visiting https://www.cstproxy.com/m3brigadeii/2021.

On August 16, 2021, the Company, Blue Steel Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Syniverse Corporation, a Delaware corporation (“Syniverse”), entered into an Agreement and Plan of Merger (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into Syniverse, with Syniverse continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). The transactions set forth in the Merger Agreement, including the Merger, will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation (the “current certificate of incorporation”). Following the consummation of the Business Combination, the Company will change its name to Syniverse Technologies Corporation. You are being asked to vote on the Business Combination and related matters.

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each share of common stock of Syniverse (the “Syniverse Common Stock”) that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration (defined below) equal to (i) the Exchange Ratio (defined below) multiplied by (ii) the number of shares of Syniverse Common Stock held by the applicable holder as of immediately prior to the effective time of the Merger, rounded to the nearest whole share. “Aggregate Merger Consideration” means the number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Stock”) equal to (i) $704,440,000, subject to adjustments for (a) the Twilio Investment (defined below), (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of Syniverse’s outstanding in-the-money options as of immediately prior to the effective time of the Merger, multiplied by (ii) one minus the Investment Percentage (as defined below), at a value of $10.00 per share. “Exchange Ratio” means the Aggregate Merger Consideration divided by the aggregate fully diluted number of shares of Syniverse Common Stock. Please refer to the section of the accompanying proxy statement entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Consideration” for additional information.

To raise additional proceeds to fund the Business Combination, the Company has entered into a subscription agreement (the “Twilio Subscription Agreement”) with Twilio Inc., a Delaware corporation (“Twilio”), pursuant to which, among other things, Twilio will, at the Closing, purchase Class A Stock and, if applicable, shares of Class C common stock, par value $0.0001 per share, of the Company (“Class C Stock”), for an aggregate purchase price of up to $750 million. Under the Twilio Subscription Agreement, the size of Twilio’s investment will be reduced below $750 million only to the extent the total transaction proceeds in our Trust Account (net of redemptions) and the PIPE Investment exceed $375 million, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500 million (the aggregate amount paid by Twilio reflecting such adjustment, if applicable, the “Twilio Investment”). The number of shares of Class A Stock, and if applicable, shares of Class C Stock, to be received by Twilio in connection with the Twilio Investment will be equal to (x) the number of shares of Class A Stock constituting the Aggregate Merger Consideration multiplied by (y) the Investment Percentage. “Investment Percentage” is defined in Twilio’s pre-existing framework agreement with Syniverse, dated as of February 26, 2021 (as amended on August 16, 2021 and as it may be further amended from time to time in accordance with its terms, the “Framework Agreement”) and means (i) the Twilio Investment, divided by (ii) $973 million, subject to adjustments for (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of Syniverse’s outstanding in-the-money options as of immediately prior to the effective time of the Merger, divided by (iii) 0.9.

In addition to the Twilio Subscription Agreement, the Company has entered into (i) a subscription agreement with M3-Brigade Sponsor II LP, a Delaware limited partnership (our “Sponsor”), pursuant to which, among other things, our Sponsor will, at the Closing, purchase from the Company an aggregate of $15 million in shares of Class A Stock for a purchase price of $10.00 per share (the “Sponsor Subscription Agreement”), (ii) a subscription agreement with Brigade Capital Management, LP (“Brigade”), pursuant to which, among other things, Brigade (on behalf of its managed funds and accounts) will, at the Closing, purchase from the Company an aggregate of (x) $37.5 million in shares of Class A Stock for a purchase price of $10.00 per share and (y) $112.5 million in shares of a newly issued series of convertible preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), the terms of which will be substantially as set forth in the form of Certificate of Designations attached as Annex C to this proxy statement, at a purchase price of $970.00 per share (the “Brigade Subscription Agreement”), and (iii) a subscription agreement with Oak Hill Advisors, L.P. (“Oak Hill” and, together with Brigade and the Sponsor, the “PIPE Investors”), pursuant to which, among other things, Oak Hill (on behalf of its managed funds and accounts) will, at the Closing, purchase from the Company an aggregate of (x) approximately $16.67 million in shares of Class A Stock for a purchase price of $10.00 per share and (y) approximately $83.33 million in shares of Preferred Stock, at a purchase price of $970.00 per share (the “Oak Hill Subscription Agreement” and, together with the Brigade Subscription Agreement and the Sponsor Subscription Agreement, the “PIPE Subscription Agreements” and the transactions contemplated by the PIPE Subscription Agreements, collectively, the “PIPE Investment”). The aggregate proceeds from the PIPE Investment are expected to be $265 million, which, together with the Twilio Investment, the funds in the Trust Account (as defined below) and the proceeds from the debt refinancing described in the accompanying proxy statement, will be used at the Closing to refinance the outstanding indebtedness and other obligations of Syniverse and its subsidiaries under Syniverse’s existing credit facilities, pay certain transaction expenses and fund the post-combination company’s balance sheet. For additional information regarding the PIPE Subscription Agreements, the Twilio Subscription Agreement and certain other related agreements that have been or will be entered into in connection with the Business Combination on or prior to the closing of the Business Combination (the “Closing”), see “Proposal No. 1—The Business Combination Proposal—Related Agreements” in the accompanying proxy statement.

It is anticipated that, upon completion of the Business Combination and assuming no redemption of shares of Class A Stock by our public stockholders: (i) the Company’s public stockholders (other than the PIPE Investors and Twilio) will retain an ownership interest of approximately 20.9% in the post-combination company; (ii) Brigade and Oak Hill (two of the PIPE Investors) will own approximately 7.2% and 4.8%, respectively, of the post-combination company (including Class A Stock and Preferred Stock on an as-converted basis); (iii) Twilio will own approximately 23.6% of the post-combination company; (iv) Carlyle Partners V Holdings, L.P. (“Carlyle”) will own approximately 36.7% of the post-combination company; (v) our Sponsor will own approximately 6.0% of the post-combination company (inclusive of the shares of Class A Stock acquired by our Sponsor as part of the PIPE Investment); and (vi) the Syniverse Stockholders (other than Carlyle) will own approximately 0.8% of the post-combination company. Additionally, following the Closing, and subject to the approval of the Syniverse Technologies Corporation 2021 Omnibus Incentive Plan (the “Incentive Award Plan”) by our public stockholders and the approval of the applicable award agreements by the board of directors of the post-combination company, pursuant to the Incentive Award Plan, the post-combination company expects to grant awards under the Incentive Award Plan. The awards (or associated benefits or amounts) that will be made to particular individuals or groups of individuals are not currently determinable.

At the Special Meeting, Company stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to approve the transactions contemplated by the Merger

Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, including the Business Combination. In addition, you are being asked to consider and vote upon: (i) a proposal to approve, for purposes of complying with Section 312.03 of the New York Stock Exchange’s (“NYSE”) Listed Company Manual, (x) the issuance of more than 20% of the Company’s issued and outstanding Common Stock (as defined below) in connection with the Business Combination, the PIPE Investment and the Twilio Investment and (y) the issuance of more than one percent of the Company’s issued and outstanding Common Stock to a “Related Party” (as defined in Section 312.03 of the NYSE Listed Company Manual) in connection with the Business Combination and the Sponsor Subscription Agreement (the “NYSE Proposal” or “Proposal No. 2”); (ii) a proposal to adopt two separate proposed charters, proposed charter alternative A, substantially in the form attached to this proxy statement as Annex B-1 (“Charter Amendment Alternative A”), and proposed charter alternative B, substantially in the form attached to this proxy statement as Annex B-2 (“Charter Amendment Alternative B” and together with Charter Amendment Alternative A, the “Charter Amendments”) (the “Charter Proposal” or “Proposal No. 3”); (iii) a separate proposal with respect to certain governance provisions in the Charter Amendments, which are being separately presented in accordance with the U.S. Securities and Exchange Commission requirements and which will be voted upon on a non-binding advisory basis (the “Governance Proposal” or “Proposal No. 4”); (iv) a proposal to elect 12 directors to serve on our Board for a term ending on the date of the next annual stockholder meeting or until their successor is duly elected and qualified (the “Director Election Proposal” or “Proposal No. 5”); (v) a proposal to adopt the Incentive Award Plan, a copy of which is attached to the accompanying proxy statement as Annex J, including the authorization of the initial share reserve under the Incentive Award Plan (the “Incentive Award Plan Proposal” or “Proposal No. 6”); and (vi) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal (the “Adjournment Proposal” or “Proposal No. 7”).

Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety before voting. The record date for the Special Meeting is [                ], 2021. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof.

Our publicly traded Class A Stock, public units and public warrants are currently listed on the NYSE under the symbols “MBAC,” “MBAC.U” and “MBAC.WS,” respectively. We intend to apply to continue the listing of our publicly traded Class A Stock and public warrants on NYSE under the symbols “SYNV” and “SYNV.WS,” respectively, upon the Closing. As a result, our public units will separate into the component securities upon the Closing and will no longer trade as a separate security.

Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds of our IPO (including interest not previously released to the Company to pay its franchise and income taxes). The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $14,000,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the balance of the Trust Account of $[                ] as of [                ], 2021, the record date for the Special Meeting, the estimated per share redemption price would have been approximately $[                ]. Public stockholders may elect to redeem their shares whether or not they vote at the Special Meeting, and regardless of how they may vote. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the public units sold in our IPO. We refer to this as the “15% threshold.” We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold and the $5,000,001 minimum of net tangible assets described below. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that Syniverse’s obligation to consummate the Business Combination is conditioned on the sum of the amount in the Trust Account (net of redemptions) and the proceeds from the PIPE Investment equaling or exceeding $375 million. We refer to this as the “minimum cash condition.” The conditions to Closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then Syniverse may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001. Based on the amount of $[                ] in our Trust Account as of [                ], 2021, the record date for the Special Meeting, and taking into account the anticipated gross proceeds of $265 million from the PIPE Investment and the up to $750 million proceeds from the Twilio Investment, approximately [                ] shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the minimum cash Closing condition in the Merger Agreement. We refer to this as the “maximum redemptions scenario.” Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Holders of our outstanding public units must elect to separate their units into the underlying Class A Stock and public warrants prior to exercising their redemption rights with respect to their Class A Stock.

The Sponsor Parties (as defined in the accompanying proxy statement) have agreed to waive any redemption rights they may have with respect to their shares of Class A Stock and their shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Stock” and, together with the Class A Stock, the “Common Stock”) in connection with the consummation of the Business Combination. Currently, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock. The Sponsor Parties have agreed to vote their shares of the Company’s Common Stock in favor of the Business Combination and the other proposals described in this proxy statement.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including following any adjournments or postponements of the Special Meeting). Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read this proxy statement, including the Annexes and the accompanying financial statements of the Company and Syniverse, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 68 of this proxy statement.

After careful consideration, our Board has unanimously approved the Merger Agreement and the transactions contemplated therein, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information.

A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person (which would include presence via the virtual meeting platform) or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Approval of each of the Business Combination Proposal, the NYSE Proposal, the Governance Proposal (which is a non-binding advisory vote), the Incentive Award Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote at the Special Meeting. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast by holders of our outstanding shares of Common

Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote at the Special Meeting; this means that the 12 individuals nominated for election to the Board who receive the most “FOR” votes will be elected.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal at the Special Meeting. Unless waived, if any of these conditions are not approved, we will not consummate the Business Combination.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting virtually via the virtual meeting platform, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have the same effect as a vote “AGAINST” the Charter Proposal. If you are a stockholder of record and you attend the Special Meeting and wish to vote virtually, you may withdraw your proxy and vote virtually via the virtual meeting platform.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of M3-Brigade Acquisition II Corp. and look forward to a successful completion of the Business Combination.

By Order of the Board of Directors

Mohsin Y. Meghji

Chairman and Chief Executive Officer

New York, NY

[                ], 2021

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated [                ], 2021 and is expected to be first mailed to Company stockholders on or about [                ], 2021.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2021

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF

STOCKHOLDERS OF M3-BRIGADE ACQUISITION II CORP.

TO BE HELD [                ], 2021

To the Stockholders of M3-Brigade Acquisition II Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2021 annual meeting of the stockholders of M3-Brigade Acquisition II Corp., a Delaware corporation (the “Company”), will be held virtually on [                ], 2021 at [    ] [a.m./p.m.] (the “Special Meeting”). The Special Meeting will be conducted virtually due to the public health concerns resulting from the COVID-19 pandemic and to support the health and well-being of our stockholders. You will be able to attend the Annual Meeting by visiting https://www.cstproxy.com/m3brigadeii/2021. You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.

Business Combination Proposal—To consider and vote upon a proposal to approve the transactions contemplated by the Agreement and Plan of Merger, dated as August 16, 2021 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Blue Steel Merger Sub Inc. (“Merger Sub”) and Syniverse Corporation (“Syniverse”), including the business combination described in the accompanying proxy statement (the “Business Combination”) (Proposal No. 1);

2.

NYSE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with Section 312.03 of the NYSE’s Listed Company Manual (i) the issuance of more than 20% of the issued and outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and Class B common stock, par value $0.0001 per share, of the Company (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”) in connection with the Business Combination, the PIPE Investment (as defined below) and the Twilio Investment (as defined below), and (ii) the issuance of more than one percent of the issued and outstanding shares of Common Stock to a “Related Party” (as defined in Section 312.03 of the NYSE’s Listed Company Manual) in connection with the Business Combination and the Sponsor Subscription Agreement (as defined below) (Proposal No. 2);

3.

Charter Proposal—To consider and vote upon a proposal to adopt two separate proposed charters, proposed charter alternative A, substantially in the form attached to this proxy statement as Annex B-1 (“Charter Amendment Alternative A”), and proposed charter alternative B, substantially in the form attached to this proxy statement as Annex B-2 (“Charter Amendment Alternative B” and together with Charter Amendment Alternative A, the “Charter Amendments”) (Proposal No. 3);

4.

Governance Proposal—To consider and vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Charter Amendments in accordance with the U.S. Securities and Exchange Commission requirements (Proposal No. 4);

5.

Director Election Proposal—To consider and vote upon a proposal to elect 12 directors to serve on our Board for a term ending on the date of the next annual stockholder meeting or until their respective successor is duly elected and qualified (Proposal No. 5);

6.

Incentive Award Plan Proposal—To consider and vote upon a proposal to adopt the Syniverse Technologies Corporation 2021 Omnibus Incentive Plan (the “Incentive Award Plan”), a copy of which is attached to the accompanying proxy statement as Annex J, including the authorization of the initial share reserve under the Incentive Award Plan (Proposal No. 6); and

7.

Adjournment Proposal—To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Plan Proposal or the Incentive Award Plan Proposal (Proposal No. 7).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Syniverse.

The record date for the Special Meeting is [                ], 2021. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for 10 days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Our publicly traded Class A Stock, public units and public warrants are currently listed on the NYSE under the symbols “MBAC,” “MBAC.U” and “MBAC.WS,” respectively. We intend to apply to continue the listing of our publicly traded Class A Stock and public warrants on NYSE under the symbols “SYNV” and “SYNV.WS,” respectively, upon the closing of the Business Combination (the “Closing”). As a result, our public units will separate into the component securities upon the Closing and will no longer trade as a separate security.

To raise additional proceeds to fund the Business Combination, the Company has entered into (i) a subscription agreement with M3-Brigade Sponsor II LP, a Delaware limited partnership (our “Sponsor”), pursuant to which, among other things, our Sponsor will, at the Closing, purchase from the Company an aggregate of $15 million in shares of Class A Stock for a purchase price of $10.00 per share (the “Sponsor Subscription Agreement”), (ii) a subscription agreement with Brigade Capital Management, LP (“Brigade”), pursuant to which, among other things, Brigade (on behalf of its managed funds and accounts) will, at the Closing, purchase from the Company an aggregate of (x) $37.5 million in shares of Class A Stock for a purchase price of $10.00 per share and (y) $112.5 million in shares of a newly issued series of convertible preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), the terms of which shall be substantially as set forth in the form of Certificate of Designations attached as Annex C to this proxy statement, at a purchase price of $970.00 per share (the “Brigade Subscription Agreement”), and (iii) a subscription agreement with Oak Hill Advisors, L.P. (“Oak Hill” and, together with Brigade and the Sponsor, the “PIPE Investors”), pursuant to which, among other things, Oak Hill (on behalf of its managed funds and accounts) will, at the Closing, purchase from the Company an aggregate of (x) approximately $16.67 million in shares of Class A Stock for a purchase price of $10.00 per share and (y) approximately $83.33 million in shares of Preferred Stock, at a purchase price of $970.00 per share (the “Oak Hill Subscription Agreement” and, together with the Brigade Subscription Agreement and the Sponsor Subscription Agreement, the “PIPE Subscription Agreements” and the transactions contemplated by the PIPE Subscription Agreements, collectively, the “PIPE Investment”). The aggregate proceeds from the PIPE Investment are expected to be $265 million, which, together with the Twilio Investment, the funds in the Trust Account (as defined below) and the proceeds from the debt refinancing described in the accompanying proxy statement, will be used at the Closing to refinance the outstanding indebtedness and other obligations of Syniverse and its subsidiaries under Syniverse’s existing credit facilities, pay certain transaction expenses and fund the post-combination company’s balance sheet.

In addition to the PIPE Subscription Agreements, the Company has entered into a subscription agreement (the “Twilio Subscription Agreement”) with Twilio Inc., a Delaware corporation (“Twilio”), pursuant to which, among other things, Twilio will, at the Closing, purchase Class A Stock and, if applicable, shares of Class C common stock, par value $0.0001 per share, of the Company (“Class C Stock”), for an aggregate purchase price of up to $750 million. Under the Twilio Subscription Agreement, the size of Twilio’s investment will be reduced below $750 million only to the extent the total transaction proceeds in our Trust Account (net of redemptions) and the PIPE Investment exceed $375 million, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500 million (the aggregate amount paid by Twilio reflecting such adjustment, if applicable, the “Twilio Investment”). For additional information regarding the PIPE Subscription Agreements, the Twilio Subscription Agreement and certain other related agreements that have been or will be entered into in connection with the Business Combination on or prior to the Closing, see “Proposal No. 1—The Business Combination Proposal—Related Agreements” in the accompanying proxy statement.

It is anticipated that, upon completion of the Business Combination and assuming no redemption of shares of Class A Stock by our public stockholders: (i) the Company’s public stockholders (other than the PIPE Investors and Twilio) will retain an ownership interest of approximately 20.9% in the post-combination company; (ii) Brigade and Oak Hill (two of the PIPE Investors) will own approximately 7.2% and 4.8%, respectively, of the post-combination company (including Class A Stock and Preferred Stock on an as-converted basis); (iii) Twilio will own approximately 23.6% of the post-combination company; (iv) Carlyle Partners V Holdings, L.P. (“Carlyle”) will own approximately 36.7% of the post-combination company; (v) our Sponsor will own approximately 6.0% of the post-combination company (inclusive of the shares of Class A Stock acquired by our Sponsor as part of the PIPE Investment); and (vi) the Syniverse Stockholders (other than Carlyle) will own approximately 0.8% of the post-combination company. Additionally, following the Closing, and subject to the approval of the Incentive Award Plan by our public stockholders and the approval of the applicable award agreements by the board of directors of the post-combination company, pursuant to the Incentive Award Plan, the post-combination company expects to grant awards under the Incentive Award Plan. The awards (or associated benefits or amounts) that will be made to particular individuals or groups of individuals are not currently determinable.

Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds of our IPO (including interest not previously released to the Company to pay its franchise and income taxes). The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $14,000,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the balance of the Trust Account of $[                ] as of [                ], 2021, the record date for the Special Meeting, the estimated per share redemption price would have been approximately $[                ]. Public stockholders may elect to redeem their shares whether or not they vote at the Special Meeting, and regardless of how they may vote. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the public units sold in our IPO. We refer to this as the “15% threshold.” We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold and the $5,000,001 minimum of net tangible assets described below. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that Syniverse’s obligation to consummate the Business Combination is conditioned on the sum of the amount in the Trust Account (net of redemptions) and the proceeds from the PIPE Investment equaling or exceeding $375 million. We refer to this as the “minimum cash condition.” The conditions to Closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then Syniverse may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001. Based on the amount of $[                ] as of [                ], 2021, the record date for the Special Meeting, and taking into account the anticipated gross proceeds of $265 million from the PIPE Investment and the up to $750 million proceeds from the Twilio Investment, approximately [                ] shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the minimum cash Closing condition in the Merger Agreement. We refer to this as the “maximum redemptions scenario.” Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Holders of our outstanding public units must elect to separate their units into the underlying Class A Stock and public warrants prior to exercising their redemption rights with respect to their Class A Stock.

The Sponsor Parties (as defined in the accompanying proxy statement) have agreed to waive any redemption rights they may have with respect to their shares of Common Stock in connection with the consummation of the Business Combination. Currently, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock. The Sponsor Paries have agreed to vote their shares of the Company’s Common Stock in favor of the Business Combination and the other proposals described in this proxy statement.

After careful consideration, our Board has unanimously approved the Merger Agreement and the transactions contemplated therein, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information.

A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person (which would include presence via the virtual meeting platform) or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Approval of each of the Business Combination Proposal, the NYSE Proposal, the Governance Proposal (which is a non-binding advisory vote), the Incentive Award Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented via the virtual meeting platform or by proxy and entitled to vote at the Special Meeting. Approval of the Charter Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast by holders of our outstanding shares of Common Stock represented via the virtual meeting platform or by proxy and entitled to vote at the Special Meeting; this means that the 12 individuals nominated for election to the Board who receive the most “FOR” votes will be elected.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal at the Special Meeting. Unless waived, if any of these conditions are not approved, we will not consummate the Business Combination.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have the same effect as a vote “AGAINST” the Charter Proposal. If you are a stockholder of record and you attend the Special Meeting and wish to vote, you may withdraw your proxy and vote via the virtual meeting platform.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE

SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of M3-Brigade Acquisition II Corp. and look forward to a successful completion of the Business Combination.

By Order of the Board of Directors

Mohsin Y. Meghji
Chairman and Chief Executive Officer

New York, NY

[            ], 2021

Annex A: Merger Agreement

Annex B-1: Form of Amended and Restated Certificate of Incorporation—Alternative A

Annex B-2: Form of Amended and Restated Certificate of Incorporation—Alternative B

Annex C: Form of Certificate of Designations

Annex D: Form of Registration Rights Agreement

Annex E: Sponsor Agreement

Annex F: Form of Stockholders Agreement

Annex G: Form of Subscription Agreement

Annex H: Sponsor Subscription Agreement

Annex I: Twilio Subscription Agreement

Annex J: Incentive Award Plan

Annex K: Framework Agreement

i

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

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M3-Brigade Acquisition II Corp., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 50,000,000 shares of Common Stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 40,000,000 shares of Class A Stock originally sold as part of the IPO and (ii) 10,000,000 shares of Class B Stock that were initially issued to our Sponsor prior to our IPO and, as of the date of this proxy statement, are held by our Sponsor (9,975,000 shares) and Mr. Roehm, one of our directors (25,000 shares). There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 13,333,333 public warrants to purchase Class A Stock (originally sold as part of the public units issued in our IPO) as part of our IPO along with 7,500,000 Private Placement Warrants issued to our Sponsor in a private placement on the IPO Closing Date. Each public warrant entitles its holder to purchase one share of our Class A Stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of our Class A Stock. The public warrants will become exercisable on the later of 12 months from the IPO Closing Date or 30 days after the completion of the Business Combination, and they expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Once the public warrants become exercisable, the Company may redeem the outstanding public warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For more information regarding the public warrants, please see the section entitled “Description of Securities.”

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Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities, and network assets, have allowed Syniverse to address the changing needs of the mobile ecosystem for over 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers. For more information about Syniverse, please see the sections entitled “Information About Syniverse,” “Syniverse’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management After the Business Combination” and “Index to Consolidated Financial Information of Syniverse.”

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Subject to the terms of the Merger Agreement, at the effective time of the Merger, each share of Syniverse Common Stock that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration equal to (i) the Exchange Ratio multiplied by (ii) the number of shares of Syniverse Common Stock held by the applicable holder as of immediately prior to the effective time of the Merger, rounded to the nearest whole share.

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The Aggregate Merger Consideration to be paid to Syniverse’s stockholders at the Closing is the number of shares of Class A Stock equal to (i) $704,440,000, subject to adjustments for (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of the outstanding in-the-money Syniverse Options as of immediately prior to the effective time of the Merger, multiplied by (ii) one minus the Investment Percentage, at a value of $10.00 per share.

•	The Exchange Ratio is equal to the Aggregate Merger Consideration divided by the aggregate fully diluted number of shares of Syniverse Common Stock.

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The Investment Percentage is equal to (i) the Twilio Investment, divided by (ii) $973 million, subject to adjustments for (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of Syniverse’s outstanding in-the-money options as of immediately prior to the effective time of the Merger, divided by (iii) 0.9.

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At the effective time of the Merger, all share incentive plans or similar equity-based compensation plans maintained for employees of Syniverse will be assumed by the Company and all outstanding Syniverse Options and each Syniverse RSU will be assumed by the Company. See the section entitled “Proposal No. 1—The Business Combination Proposal—Merger Consideration.”

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It is anticipated that, upon completion of the Business Combination and assuming no redemption of shares of Class A Stock by our public stockholders: (i) the Company’s public stockholders (other than the PIPE Investors and Twilio) will retain an ownership interest of approximately 20.9% in the post-combination company; (ii) Brigade and Oak Hill (two of the PIPE Investors) will own approximately 7.2% and 4.8%, respectively, of the post-combination company (including Class A Stock and Preferred Stock on an as-converted basis); (iii) Twilio will own approximately 23.6% of the post-combination company; (iv) Carlyle will own approximately 36.7% of the post-combination company; (v) our Sponsor will own approximately 6.0% of the post-combination company (inclusive of the shares of Class A Stock acquired by our Sponsor as part of the PIPE Investment); and (vi) the Syniverse Stockholders (other than Carlyle) will own approximately 0.8% of the post-combination company. Additionally, following the Closing, and subject to the approval of the Incentive Award Plan by the Company’s public stockholders and the approval of the applicable award agreements by the board of directors of the post-combination company, pursuant to the Incentive Award Plan the Company expects to grant awards under the Incentive Award Plan. The awards (or associated benefits or amounts) that will be made to particular individuals or groups of individuals are not currently determinable.

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The PIPE Investors have agreed to purchase approximately 6,916,667 shares of Class A Stock in the aggregate in the PIPE Investment at a price of $10.00 per share and approximately 201,890 shares of Preferred Stock in the aggregate in the PIPE Investment at a price of $970.00 per share (subject to customary terms and conditions, including the Closing) for gross proceeds to the Company of $265 million pursuant to the PIPE Subscription Agreements entered into at the signing of the Merger Agreement. In addition, Twilio has agreed to purchase shares of Class A Stock and, if applicable, shares of Class C Stock, for an aggregate purchase price of up to $750 million, with the size of Twilio’s investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Selected Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Information.”

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Our management and Board considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination. These factors included Syniverse’s growth prospects, our Board’s and management’s knowledge of Syniverse’s industry, that Syniverse’s platform supports further growth initiatives, that the aggregate consideration payable represents an attractive valuation of Syniverse relative to publicly listed companies with certain characteristics comparable to Syniverse, the Company’s due diligence investigation of Syniverse and the reasonableness and fairness of the terms of the Merger Agreement and the transactions contemplated thereby to our stockholders. For more information about our decision-making process, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

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Pursuant to our current certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of [                ], 2021, the record date for the Special Meeting, the redemption price would have been approximately $[                ] per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent, Continental Stock Transfer & Trust Company, at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights.”

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In addition to voting on the proposal to approve the transactions contemplated by the Merger Agreement, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

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a proposal to approve, for purposes of complying with Section 312.03 of the NYSE’s Listed Company Manual (i) the issuance of more than 20% of the issued and outstanding shares of Common Stock in connection with the Business Combination, the PIPE Investment and the Twilio Investment, and (ii) the issuance of more than one percent of the issued and outstanding shares of Common Stock to a “Related Party” (as defined in Section 312.03 of the NYSE’s Listed Company Manual) in connection with the Business Combination and the Sponsor Subscription Agreement (the “NYSE Proposal” or “Proposal No. 2”);

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a proposal to adopt two separate proposed charters, proposed charter Alternative A, substantially in the form attached to this proxy statement as Annex B-1 (“Charter Amendment Alternative A”), and proposed charter alternative B, substantially in the form attached to this proxy statement as Annex B-2 (“Charter Amendment Alternative B” and together with Charter Amendment Alternative A, the “Charter Amendments”) (the “Charter Proposal” or “Proposal No. 3”);

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a separate proposal with respect to certain governance provisions in the Charter Amendments, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the “Governance Proposal” or “Proposal No. 4”);

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a proposal to elect 12 directors to serve on our Board for a term ending on the date of the next annual stockholder meeting or until their respective successor is duly elected and qualified (the “Director Election Proposal” or “Proposal No. 5”);

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a proposal to adopt the Incentive Award Plan, a copy of which is attached to this proxy statement as Annex J, including the authorization of the initial share reserve under the Incentive Award Plan (the “Incentive Award Plan Proposal” or “Proposal No. 6”); and

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a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal (the “Adjournment Proposal” or “Proposal No. 7”).

Please see the sections entitled “Proposal No. 1—The Business Combination Proposal,” “Proposal No. 2—The NYSE Proposal,” “Proposal No. 3—The Charter Proposal,” “Proposal No. 4—The Governance Proposal,”

“Proposal No. 5—The Director Election Proposal,” “Proposal No. 6—The Incentive Award Plan Proposal” and “Proposal No. 7—The Adjournment Proposal.” The Business Combination is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal at the Special Meeting.

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Upon consummation of the Business Combination, it is anticipated that the Board of the post-combination company will comprise 12 directors, with each director serving on the Board for a term ending on the date of the next annual stockholder meeting or until their respective successor is duly elected and qualified. Please see the sections entitled “Proposal No. 5—The Director Election Proposal” and “Management After the Business Combination” for additional information.

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Unless waived by the parties to the Merger Agreement, and subject to applicable law, the Closing is subject to a number of conditions set forth in the Merger Agreement including, among others, expiration of the waiting period under the HSR Act, receipt of certain stockholder approvals contemplated by this proxy statement, refinancing of Syniverse outstanding indebtedness and the availability of minimum cash amounts at Closing. For more information about the Closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Conditions to Closing of the Business Combination.”

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The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or Syniverse in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. In addition, Mr. Vincent recused himself from certain discussions concerning the Business Combination on account of his relationship with Brigade. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

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the fact that our Sponsor paid an aggregate of $25,000 for 9,975,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $99,750,000 assuming a per share value of $10.00, but, given the restrictions on such shares (including the lock-up and vesting terms described elsewhere in this proxy statement), we believe such shares have less value;

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the fact that 70% of the Sponsor Parties’ Founder Shares will vest at the Closing and the remaining 30% of such Founder Shares will vest on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances as described herein;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

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the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by March 8, 2023;

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the fact that our Sponsor paid an aggregate of approximately $11,250,000 for its 7,500,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by March 8, 2023;

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the fact that our Sponsor has entered into the Sponsor Subscription Agreement pursuant to which, at the Closing, Sponsor will purchase 1,500,000 shares of Class A Stock at a price of $10.00 per share in the PIPE Investment;

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the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that all of our directors, other than Mr. Roehm, hold membership interests in our Sponsor, and Mr. Roehm holds 25,000 Founder Shares directly;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated by March 8, 2023;

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the fact that our Sponsor, officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Investment. As of the date of this proxy statement, such reimbursement is estimated to be approximately $[                ] in the aggregate. However, if the Company fails to consummate a business combination within the completion window, they will not have any claim against the Trust Account for reimbursement. Accordingly, the Company may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the completion window;

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the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

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the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments provides that certain transactions are not “corporate opportunities” and that our Sponsor, its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity;

•	the fact that, at the Closing, we will enter into the Stockholders Agreement, which entitles the Sponsor to appoint two directors to the Board following the Closing, subject to certain minimum ownership requirements and, as such, in the future such directors will receive any cash fees, stock options or stock awards that the post-combination company’s Board determines to pay to its nonexecutive directors;

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the fact that, at the Closing, we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•	the fact that we were organized by executives from each of M-III Partners and Brigade, which is a participant in the PIPE Investment;

•	the fact that one of our directors, Mr. Vincent, is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade;

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the fact that certain employees of Brigade were seconded to us to, among other things, provide (i) introductions to key management of companies and investors with which Brigade has relationships and other potential sources of business combination targets, (ii) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and (iii) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process, and that such employees of Brigade played an important role in conducting due diligence with respect to Syniverse, securing the funds from the PIPE Investors and facilitating the entry into the Merger Agreement;

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the fact that Brigade is a participant in the PIPE Investment and will, at the Closing, purchase shares of both Class A Stock and Preferred Stock, which ranks senior to our other capital stock, including the Class A Stock, and will provide Brigade with certain benefits not available to our public stockholders;

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the fact that Brigade is a significant lender to Syniverse and will receive proceeds in the transaction from the refinancing of Syniverse’s outstanding indebtedness upon consummation of the Business Combination; and

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the fact that Brigade will be entitled to certain rights pursuant to the Brigade Subscription Agreement and the Registration Rights Agreement that are not available to our public stockholders, including certain information rights with respect to the post-combination company and preemptive and registration rights.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “MBAC” refer to M3-Brigade Acquisition II Corp. before or after the consummation of the Business Combination, depending on the context, and the term “post-combination company” refers to the Company following the consummation of the Business Combination. In this proxy statement:

“10 DLC” means 10 Digit Long Code.

“2011 Plan” means Syniverse’s 2011 Equity Incentive Plan.

“2018 Plan” means Syniverse’s 2018 Restructuring Plan.

“2020 Plan” means Syniverse’s 2020 Restructuring Plan.

“2G” means Second Generation Mobile Technology.

“3G” means Third Generation Mobile Technology.

“4G” means Fourth Generation Mobile Technology.

“5G” means Fifth Generation Mobile Technology.

“A2P” means Application-to-Person Messaging.

“Aggregate Merger Consideration” means the number of shares of Class A Stock to be issued to the Syniverse Stockholders in connection with the Business Combination, equal to (i) $704,440,000, subject to adjustments for, among other things, (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of the outstanding in-the-money Syniverse Options as of immediately prior to the effective time of the Merger, multiplied by (ii) one minus the Investment Percentage, at a value of $10.00 per share.

“Amended Agreement” means the Amended and Restated Consulting Services Agreement between Syniverse and The Carlyle Group.

“Amended and Restated Bylaws” means the proposed amended and restated bylaws of the Company, in the form mutually agreed in good faith by the Company and Syniverse prior to the Closing, which will become the post-combination company’s bylaws, assuming the consummation of the Business Combination.

“APAC” means Asia Pacific.

“BEAT” means Base Erosion and Anti-Abuse Tax.

“Board” or “Board of Directors” means the board of directors of the Company, including, following the Closing, the board of directors of the post-combination company.

“Brigade” means Brigade Capital Management, LP, a Delaware limited partnership, on behalf of its managed funds and accounts.

“Brigade Subscription Agreement” means the subscription agreement entered into on August 16, 2021, by and between the Company and Brigade, pursuant to which such Brigade has agreed to purchase an aggregate of

(i) 3,750,000 shares of Class A Stock for $10.00 per share and (ii) 115,979 shares of Preferred Stock for $970.00 per share in the PIPE Investment, and substantially in the form attached hereto as Annex G.

“Business Combination” means the transactions contemplated by the Merger Agreement, including, among other things, the Merger.

“CARES” means Coronavirus Aid, Relief and Economic Security.

“Carlyle” means Carlyle Partners V Holdings, L.P., a Delaware limited partnership.

“CDMA” means Code Division Multiple Access.

“Certificate of Designations” means the proposed certificate of designations of the Company, a form of which is attached hereto as Annex C, which will become the post-combination company’s certificate of designations assuming the consummation of the Business Combination.

“Charter Amendment Alternative A” means the proposed alternate Second Amended and Restated Charter substantially in the form attached to this proxy statement as Annex B-1.

“Charter Amendment Alternative B” means the proposed alternate Second Amended and Restated Charter substantially in the form attached to this proxy statement as Annex B-2.

“Charter Amendments” means Charter Amendment Alternative A and Charter Amendment Alternative B.

“Class A Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Class B Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Company.

“Class C Stock” means the shares of Class C common stock, par value $0.0001 per share, of the Company, to be issued to Twilio in certain circumstances pursuant to the Twilio Subscription Agreement.

“Closing” means the consummation of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“CODM” means Chief Operating Decision Maker.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company, consisting of Class A Stock and Class B Stock.

“Company” means M3-Brigade Acquisition II Corp., a Delaware corporation.

“CPaaS” means Communications Platform as a Service.

“current bylaws” means our amended and restated bylaws, in effect as of the date hereof.

“current certificate of incorporation” means our amended and restated certificate of incorporation, in effect as of the date hereof.

“current registration rights agreement” means our registration and stockholder rights agreement, in effect as of the date hereof.

“DCF” means Discounted Cash Flow Valuation Method.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” means the shares of Syniverse Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

“EBITDA” means Earnings before Interest, Tax, Depreciation and Amortization.

“End Date” means the Initial End Date, except that if on the Initial End Date any of the conditions relating to the HSR Act and other competition laws have not been satisfied but all other conditions to the consummation of the transactions contemplated by the Merger Agreement set forth in the Merger Agreement have been satisfied or waived or are then capable of being satisfied, then the Initial End Date shall be automatically extended to the Second End Date (references to the “End Date” means the Initial End Date, unless extended pursuant to the foregoing sentence, in which case the “End Date” means the Second End Date).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the Aggregate Merger Consideration divided by the aggregate fully diluted number of Syniverse Common Stock.

“FASB” means Financial Accounting Standards Board.

“FCC” means U.S. Federal Communications Commission.

“FCPA” means Foreign Corrupt Practices Act.

“First Lien Credit Facility” means the first lien credit facility (as amended, amended and restated, supplemented or otherwise modified from time to time), among Syniverse Holdings, as borrower, Buccaneer, Barclays Bank PLC, as administrative agent, swing line lender and letter of credit issuer, and the lenders and financial institutions from time to time party thereto.

“Founder Shares” means, collectively, the 9,975,000 shares of Class B Stock that are currently owned by our Sponsor and the 25,000 shares of Class B Stock that are currently owned by Mr. Roehm, one of our directors.

“Framework Agreement” means that certain Framework Agreement, dated as of February 26, 2021, by and among Carlyle, Twilio and Syniverse (as amended on August 16, 2021 and as it may be further amended from time to time in accordance with its terms), a copy of which is attached hereto as Annex K.

“Framework Agreement End Date” means the Initial End Date, except that if on the Initial End Date any of the conditions relating to the HSR Act and other competition laws have not been satisfied but all other conditions to the consummation of the transactions contemplated by the Framework Agreement have been satisfied or waived or are then capable of being satisfied, then the Initial End Date shall be automatically extended to the Second End Date (references to the “Framework Agreement End Date” means the Initial End Date, unless extended pursuant to the foregoing sentence, in which case the “Framework Agreement End Date” means the Second End Date).

“GILTI” means Global Intangible Low-Taxed Income.

“GMAC” means Guideline Merged and Acquired Company.

“GPC” means Guideline Public Company.

“GSM” means Global System for Mobiles.

“GSMA” means Global System for Mobile Communications Association.

“GST” means Goods and Services Tax.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Award Plan” means the Syniverse Technologies Corporation 2021 Omnibus Incentive Plan, a copy of which is attached hereto as Annex J.

“Initial End Date” means May 16, 2022.

“Innisfree” means Innisfree M&A Incorporated, proxy solicitor to the Company.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Percentage” means (i) the Twilio Investment, divided by (ii) $973 million, subject to adjustments for (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of Syniverse’s outstanding in-the-money options as of immediately prior to the effective time of the Merger, divided by (iii) 0.9.

“IoT” means Internet of Things.

“IP” means Internet Protocol.

“IPO” means the Company’s initial public offering, consummated on March 8, 2021, through the sale of 40,000,000 public units at $10.00 per unit.

“IPO Closing Date” means March 8, 2021.

“IPX” means Internetwork Packet Exchange.

“ISDA” means International Swaps and Derivatives Association.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“LTE” means Long Term Evolution.

“M-III Partners” means M-III Partners, LP, a Delaware limited partnership.

“MaaP” means Messaging as a Platform.

“Marcum” means Marcum LLP, independent registered public accounting firm to the Company.

“Merger” means the merger of Merger Sub with and into Syniverse, with Syniverse continuing as the surviving corporation and a wholly owned subsidiary of the Company.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 16, 2021, by and among the Company, Merger Sub and Syniverse, a copy of which is attached hereto as Annex A.

“Merger Sub” means Blue Steel Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company.

“Minimum Cash Condition” means that the amount of cash available in the Trust Account (net of redemptions) plus the aggregate proceeds from the PIPE Investment that has been funded to and remains with the Company as of immediately prior to the Closing equals or exceeds $375 million.

“MMS” means Multimedia Messaging Service.

“MNO” means Mobile Network Operator.

“MVNO” means Mobile Virtual Network Operators.

“New Credit Agreement” means the new cash flow credit agreement, by and between Buccaneer Holdings, LLC and Syniverse Holdings, Inc., as parent guarantor, to be entered into in connection with the Business Combination.

“New Credit Facilities” means (i) a first lien term loan facility in an original aggregate principal amount of $1,000.0 million and (ii) the New Revolving Credit Facility.

“New Revolving Credit Facility” means a first lien cash flow-based multi-currency revolving credit facility of up to $165.0 million.

“NYSE” means The New York Stock Exchange.

“Oak Hill” means Oak Hill Advisors, L.P., a Delaware limited partnership, on behalf of its managed funds and accounts.

“Oak Hill Subscription Agreement” means the subscription agreement entered into on August 16, 2021, by and between the Company and Oak Hill, pursuant to which such Oak Hill has agreed to purchase an aggregate of (i) 1,666,667 shares of Class A Stock for $10.00 per share and (ii) 85,911 shares of Preferred Stock for $970.00 per share in the PIPE Investment, and substantially in the form attached hereto as Annex G.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“OTT” means Over-the-Top Provider.

“P2P” means Person-to-Person Messaging.

“PIPE Investment” means the private placement of (i) 6,916,667 shares of Class A Stock, at a purchase price of $10.00 per share, and (ii) 201,980 shares of Preferred Stock, at a purchase price of $970.00 per share, with our Sponsor, Brigade and Oak Hill, for gross proceeds to the Company in an aggregate amount of $265 million.

“PIPE Investors” means our Sponsor, Brigade and Oak Hill.

“PIPE Subscription Agreements” means, collectively, the Sponsor Subscription Agreement, the Brigade Subscription Agreement and the Oak Hill Subscription Agreement.

“Preferred Stock” means the shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company, having such rights, designations and preferences as set forth in the Certificate of Designations.

“Private Placement Warrants” means the warrants held by our Sponsor that were issued to our Sponsor on the IPO Closing Date, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“public shares” means shares of Class A Stock included in the public units issued in the Company’s IPO, whether they were purchases in the IPO or thereafter in the open market.

“public stockholders” means the holders of our public shares.

“public units” means one share of Class A Stock and one-third of one public warrant of the Company, whereby each whole public warrant entitles the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock, sold in the IPO.

“public warrants” means the warrants included in the public units issued in the Company’s IPO, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“RCS” means Rich Communication Service.

“Registration Rights Agreement” means that certain registration rights agreement to be entered into at the Closing, by and among the Company and the Restricted Stockholders, substantially in the form attached hereto as Annex D.

“Related Agreements” means, collectively, the Registration Rights Agreement, the Stockholders Agreement, the Sponsor Agreement, the PIPE Subscription Agreements, the Twilio Subscription Agreement, the Certificate of Designations and the Framework Agreement.

“Restricted Stockholders” means our Sponsor, Carlyle, Twilio, Brigade, Oak Hill and certain other individuals from time to time party to the Registration Rights Agreement (and each of their successors, assigns and transferees).

“SEC” means the U.S. Securities and Exchange Commission.

“Second End Date” means August 16, 2022.

“Securities Act” means the Securities Act of 1933, as amended.

“SMS” means Short Message Service.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Special Meeting” means the special meeting in lieu of the 2021 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means M3-Brigade Sponsor II LP, a Delaware limited partnership.

“Sponsor Agreement” means that certain Sponsor Agreement, dated as of August 16, 2021, by and among the Company, Syniverse and the Sponsor Parties, a copy of which is attached hereto as Annex E.

“Sponsor Parties” means Sponsor and Mr. Roehm, one of our directors, who holds directly 25,000 shares of Class B Stock.

“Sponsor Subscription Agreement” means the subscription agreement entered into on August 16, 2021, by and between the Company and our Sponsor, pursuant to which such Sponsor has agreed to purchase an aggregate of 1,500,000 shares of Class A Stock for $10.00 per share in the PIPE Investment, a copy of which is attached hereto as Annex H.

“Stockholders Agreement” means the stockholders agreement to be entered into at the Closing, by and among the Company, Carlyle, Twilio and our Sponsor, and substantially in the form attached hereto as Annex F.

“Surviving Company” means the surviving company of the Merger.

“Syniverse” means prior to the Business Combination, Syniverse Corporation, a Delaware corporation, and, unless the context otherwise requires, together with its subsidiaries, and after the Business Combination, the Surviving Company and its subsidiaries.

“Syniverse Awards” means a Syniverse Option or a Syniverse RSU Award.

“Syniverse Common Stock” means the common stock, par value $0.01 per share, of Syniverse.

“Syniverse Option” means an option to purchase shares of Syniverse Common Stock granted under Syniverse’s 2011 equity incentive plan.

“Syniverse RSU Award” means an award of Syniverse restricted stock units constituting the right to be issued a share of Syniverse Common Stock upon vesting granted under Syniverse’s 2011 equity incentive plan.

“Syniverse Stockholders” means the holders of Syniverse Common Stock.

“TAP” means Transferred Account Procedures.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trustee” means Continental Stock Transfer & Trust Company.

“Twilio” means Twilio Inc., a Delaware corporation.

“Twilio Investment” means the private placement of shares of Class A Stock and, if applicable, shares of Class C Stock to Twilio for gross proceeds to the Company of not less than $500 million and not more than $750 million, as more specifically set forth in the Twilio Subscription Agreement.

“Twilio Subscription Agreement” means the subscription agreement entered into on August 16, 2021, by and between the Company and Twilio, pursuant to which Twilio has agreed to purchase shares of Class A Stock and, if applicable, shares of Class C Stock in the Twilio Investment, a copy of which is attached hereto as Annex I.

“U.S. GAAP” means Accounting Principles Generally Accepted in the United States.

“UK Act” means United Kingdom Bribery Act.

“Vibes” means Vibes Media LLC.

“VIE” means Variable Interest Entity.

“VoLTE” means Voice over Long-Term Evolution.

“Voting Cap” means 49.9% of the aggregate voting rights for the election of directors of the Company.

“Wholesale Agreement” means the wholesale agreement, to be entered into at the Closing by and between Twilio and Syniverse, pursuant to which Syniverse will continue to provide various SMS and MMS services to Twilio.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting.

Q:	Why am I receiving this proxy statement?

A:

Our stockholders are being asked to consider and vote upon a proposal to approve the transactions contemplated by the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, including the Business Combination, among other proposals. We have entered into the Merger Agreement providing for, among other things, the Merger. You are being asked to vote on the Business Combination and related matters.

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each share of Syniverse Common Stock that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration equal to (i) the Exchange Ratio multiplied by (ii) the number of shares of Syniverse Common Stock held by the applicable holder as of immediately prior to the effective time of the Merger, rounded to the nearest whole share. The Aggregate Merger Consideration to be paid to Syniverse’s stockholders at the Closing is the number of shares of Class A Stock equal to (i) $704,440,000, subject to adjustments for (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of the outstanding in-the-money Syniverse Options as of immediately prior to the effective time of the Merger, multiplied by (ii) one minus the Investment Percentage, at a value of $10.00 per share. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Merger Consideration.”

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held virtually on [                 ] at [                 ] [a.m./p.m.] at https://www.cstproxy.com/m3brigadeii/2021, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:	The Company’s stockholders are being asked to consider and vote upon the following proposals:

1.	Business Combination Proposal—a proposal to approve the transactions contemplated by the Merger Agreement, including the Business Combination (Proposal No. 1);

2.

NYSE Proposal—a proposal to approve, for purposes of complying with Section 312.03 of the NYSE’s Listed Company Manual (i) the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the PIPE Investment and the Twilio Investment and (ii) the issuance of more than one percent of the issued and outstanding shares of Common Stock to a “Related Party” (as defined in Section 312.03 of the NYSE’s Listed Company Manual) in connection with the Business Combination and the Sponsor Subscription Agreement (Proposal No. 2);

3.	Charter Proposal—a proposal to adopt Charter Amendment Alternative A and Charter Amendment Alternative B in the forms attached hereto as Annex B-1 and Annex B-2, respectively (Proposal No. 3);

4.

Governance Proposal—a proposal to act upon, on a non-binding advisory basis, certain governance provisions in the Charter Amendments, which are being separately presented in accordance with SEC requirements (Proposal No. 4);

5.

Director Election Proposal—a proposal to elect 12 directors to serve on our Board for a term ending on the date of the next annual stockholder meeting or until their respective successor is duly elected and qualified (Proposal No. 5);

6.

Incentive Award Plan Proposal—a proposal to approve the Incentive Award Plan, a copy of which is attached to this proxy statement as Annex J, including the authorization of the initial share reserve under the Incentive Award Plan (Proposal No. 6); and

7.

Adjournment Proposal—a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal (Proposal No. 7).

Q:	Why is the Company proposing the Business Combination?

A:	MBAC was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

On March 8, 2021, MBAC completed its initial public offering of units, with each unit consisting of one share of its Class A Stock and one-third of one warrant, each whole warrant to purchase one share of its Class A Stock at a price of $11.50, raising total gross proceeds of approximately $400,000,000. Since the Company’s IPO, the Company’s activity has been limited to the evaluation of business combination candidates.

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse’s capabilities are expected to become increasingly valuable to its mobile carrier and enterprise customers during the transition to 5G mobile networks, which will accelerate growth in devices, traffic volumes, speed and lower-latency communications. 5G networks and the messages and applications on them require seamless and ubiquitous connectivity and coordination. Syniverse is a leading global provider of services to bridge these technological and operational complexities. Syniverse is also at the center of the large and growing Communications Platform as a Service (CPaaS) sector, with both digital native companies and large global enterprises increasingly using Application to Person (A2P) messaging and omni-channel mobile engagement to successfully engage, inform and transact with their customers, partners, and employees. The current rapid growth in the CPaaS sector is expected to accelerate as 5G networks expand and become a significant driver of revenue growth for Syniverse.

Our Board conducted extensive due diligence on Syniverse’s business, financial condition, management team and future growth prospects in executing upon and achieving its business plan. Our Board considered the results of the due diligence review, including (i) extensive meetings and calls with Syniverse’s management team and representatives regarding operations, cybersecurity, regulatory compliance, key products, customer demographics, financial and audit matters and public company readiness, among other customary due diligence matters, (ii) research on industry and market trends, revenue projections and other industry factors, (iii) review of Syniverse’s material business contracts and certain other legal and commercial diligence and (iv) financial and accounting diligence. Our Board believes in the continuing expansion of the importance of the mobile communications industry and that Syniverse’s unique and integral role in this industry provides the Company and its investors with the opportunity to realize the investment potential from the Business Combination. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Q:	Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:

Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the Closing. Such approval is also a condition to the Closing under the Merger Agreement.

Q:	What will happen in the Business Combination?

A:

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire Syniverse in a series of transactions we collectively refer to as the Business Combination. At the Closing, among other things, Merger Sub will merge with and into Syniverse, with Syniverse continuing as the surviving corporation. As a result of the Merger, at the Closing, the Company will own 100% of the outstanding common stock of the successor company to Syniverse, and each share of common stock of Syniverse will be cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration.

Q:	Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:

Yes. We intend to apply to continue the listing of the post-combination company’s Class A Stock and public warrants on the NYSE under the symbols “SYNV” and “SYNV.W,” respectively, upon the Closing. Our public units will separate into the component securities upon the Closing and will no longer trade as a separate security.

Q:	How has the announcement of the Business Combination affected the trading price of the Company’s Class A Stock?

A:

On August 16, 2021, the last full trading date before the public announcement of the Business Combination (which occurred following market close on August 16, 2021), the Company’s public units, Class A Stock and public warrants closed at $10.05, $9.73 and $0.98, respectively. On [                 ], 2021, the trading date immediately prior to the date of this proxy statement, the Company’s public units, Class A Stock and public warrants closed at $[                 ], $[                ] and $[                 ], respectively.

Q:	How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:

As a result of the Business Combination and the consummation of the transactions contemplated thereby, including the PIPE Investment and the Twilio Investment, the amount of outstanding capital stock of the Company will increase from 50,000,000 shares of Common Stock, consisting of Class A Stock and Class B

Stock, to approximately 191,677,112 shares of capital stock, consisting of Class A Stock (inclusive of (i) all shares of Preferred Stock as converted into Class A Stock and (ii) all Founder Shares as converted into Class A Stock, although 3,000,000 of such Founder Shares are subject to certain contractual vesting requirements as described elsewhere in this proxy statement) and Class C Stock (if applicable), and assuming that no shares of Class A Stock are redeemed. If the actual facts are different than these assumptions (which they are likely to be), the outstanding share capital of the post-combination company will be different. Additional shares of capital stock of the Company may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of Class A Stock upon exercise of the public warrants and Private Placement Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of our Common Stock, even if our business is doing well. Pursuant to the Incentive Award Plan, a copy of which is attached to this proxy statement as Annex J, following the Closing and subject to the approval of the applicable award agreements by the board of the post-combination company, the Company expects to grant awards under the Incentive Award Plan. The awards (or associated benefits or amounts) that will be made to particular individuals or groups of individuals are not currently determinable.

Q:	Will the management of Syniverse change in the Business Combination?

A:

We anticipate that all of the executive officers of Syniverse will remain with the post-combination company. In addition, James Attwood, Kevin Beebe, Orisa Cherenfant, Andrew Davies, Tony Holcombe, Greg Kleiner, Dan Mead, Mohsin Meghji, Lauren Nemeth, Matthew Perkal, Raymond Ranelli and [                ], have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. In addition, Oak Hill is entitled to designate one individual to serve as an observer on the Board. Please see the sections entitled “Proposal No. 5—The Director Election Proposal” and “Management After the Business Combination” for additional information.

Q:	What equity stake will current stockholders of the Company, PIPE Investors, Twilio and the Syniverse Stockholders hold in the post-combination company after the Closing?

A:

It is anticipated that, upon completion of the Business Combination and assuming no redemption of shares of Class A Stock by our public stockholders: (i) the Company’s public stockholders (other than the PIPE Investors and Twilio) will retain an ownership interest of approximately 20.9% in the post-combination company; (ii) Brigade and Oak Hill (two of the PIPE Investors) will own approximately 7.2% and 4.8%, respectively, of the post-combination company (including Class A Stock and Preferred Stock on an as-converted basis); (iii) Twilio will own approximately 23.6% of the post-combination company; (iv) Carlyle will own approximately 36.7% of the post-combination company; (v) our Sponsor will own approximately 6.0% of the post-combination company (inclusive of the shares of Class A Stock acquired by our Sponsor as part of the PIPE Investment); and (vi) the Syniverse Stockholders (other than Carlyle) will own approximately 0.8% of the post-combination company. Additionally, following the Closing, and subject to the approval of the Incentive Award Plan by the Company’s public stockholders and the approval of the applicable award agreements by the Board of the post-combination company, pursuant to the Incentive Award Plan the Company expects to grant awards under the Incentive Award Plan. The awards (or associated benefits or amounts) that will be made to particular individuals or groups of individuals are not currently determinable.

These levels of ownership are based on several assumptions, which are described in further detail in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Selected Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—The Incentive Award Plan Proposal.”

Q:	Will the Company obtain new debt financing in connection with the Business Combination?

A:

Yes. Concurrently with the execution of the Merger Agreement, Syniverse entered into a commitment letter with certain lenders (the “Debt Commitment Letter”) pursuant to which the lenders have committed, in accordance with the terms and subject to the conditions set forth therein, to provide to a subsidiary of Syniverse debt financing at the Closing (the “Refinancing”), in the form of a term loan with an aggregate amount of up to $1,000 million and a revolving credit facility, which is expected to be undrawn at the Closing, of up to $165 million. The Company will use the proceeds of the Refinancing (to the extent borrowed at the Closing), together with the proceeds from the PIPE Investment and the Twilio Investment and the funds in the Trust Account, to repay approximately $1,968 million of the existing indebtedness of Syniverse, pay certain transaction expenses and fund the post-combination company’s balance sheet. The PIPE Investment and Twilio Investment are subject only to conditions that generally align with the conditions to the Closing set forth in the Merger Agreement. Please see the sections of this proxy statement entitled “Description of Certain Indebtedness of Syniverse and the Refinancing” and “Proposal No. 1—The Business Combination Proposal—Related Agreements” for additional information.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

There are a number of Closing conditions in the Merger Agreement, including the expiration of the applicable waiting period under the HSR Act and receipt of all other applicable regulatory approvals, the consummation of the Twilio Investment and the Refinancing, the Minimum Cash Condition and the approval by the stockholders of the Company of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Conditions to Closing of the Business Combination.”

It is important for you to consider that in the event that any of these proposals do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 8, 2023, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:	Are there any arrangements to help ensure that the Company will have sufficient funds following the consummation of the Business Combination?

A:

The Merger Agreement provides that the respective obligations of the Company and Syniverse to consummate the Business Combination are conditioned on, among other things, the Company having at least $5,000,001 of net tangible assets as of the Closing. In addition, the obligation of Syniverse to consummate the Business Combination is conditioned on, among other things, the Minimum Cash Condition.

The PIPE Investors have agreed to purchase 6,916,667 shares of Class A Stock in the aggregate in the PIPE Investment at a price of $10.00 per share and 201,890 shares of Preferred Stock in the aggregate in the PIPE Investment at a price of $970.00 per share (subject to customary terms and conditions, including the Closing) for gross proceeds to the Company of $265 million pursuant to the PIPE Subscription Agreements entered into at the signing of the Merger Agreement. In addition, Twilio has agreed to purchase shares of Class A Stock and, if applicable, shares of Class C Stock, for an aggregate purchase price of up to $750 million, with the size of Twilio’s investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. The Company will use the proceeds of the PIPE

Investment and the Twilio Investment, together with the funds in the Trust Account and the Refinancing (to the extent borrowed at the Closing), to fund the balance sheet of the post-combination company, refinance Syniverse’s existing indebtedness and pay certain transaction expenses.

Q:	Why is the Company proposing the NYSE Proposal?

A:

We are proposing the NYSE Proposal in order to comply with Section 312.03 of the NYSE’s Listed Company Manual, which requires stockholder approval of certain transactions that result in (i) the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities, and (ii) the issuance of more than one percent of the issued and outstanding shares of Common Stock to a “Related Party” (as defined in Section 312.03 of the NYSE’s Listed Company Manual).

In connection with the Business Combination, the PIPE Investment and the Twilio Investment, we expect to issue 20% or more of our outstanding Common Stock to Syniverse Stockholders, Twilio and the PIPE Investors and are accordingly required to obtain stockholder approval of such issuance pursuant to the NYSE listing rules. For more information, please see the section entitled “Proposal No. 2—The NYSE Proposal.”

Q:	Why is the Company proposing the Charter Proposal?

A:

Each of the Charter Amendments that we are asking our stockholders to adopt in connection with the Business Combination provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Proposal to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3—The Charter Proposal.”

Q:	Why is the Company proposing the Governance Proposal?

A:

As required by applicable SEC guidance, the Company is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Charter Amendments that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from the Charter Proposal, but pursuant to SEC guidance, the Company is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on the Company or its Board (separate and apart from the approval of the Charter Proposal). For additional information, please see the section entitled “Proposal No. 4—The Governance Proposal.”

Q:	Why is the Company proposing the Director Election Proposal?

A:

Upon consummation of the Business Combination, our Board anticipates increasing its initial size from six directors to 12 directors, with each director serving for a term ending on the date of the next annual stockholder meeting or until their successor is duly elected and qualified. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 5—The Director Election Proposal” for additional information.

Q:	Why is the Company proposing the Incentive Award Plan Proposal?

A:

The purpose of the Incentive Award Plan Proposal is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 6—The Incentive Award Plan Proposal” for additional information.

Q:	Why is the Company proposing the Adjournment Proposal?

A:

We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal. Please see the section entitled “Proposal No. 7—The Adjournment Proposal” for additional information.

Q:	What happens if I sell my shares of Class A Stock before the Special Meeting?

A:

The record date for the Special Meeting is [                ], 2021, which is earlier than the date of the Special Meeting. If you transfer your shares of Class A Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:	What constitutes a quorum at the Special Meeting?

A:

A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person (which would include presence via the virtual meeting platform) or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. The Sponsor Parties, which currently own 20% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has the power to adjourn the Special Meeting. As of [                ], 2021, the record date for the Special Meeting, [                 ] shares of our Common Stock would be required to achieve a quorum.

Q:	What vote is required to approve the proposals presented at the Special Meeting?

A:

The approval of each of the Business Combination Proposal, the NYSE Proposal, the Governance Proposal (which is a non-binding advisory vote), the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote at the Special Meeting. Accordingly, if a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote virtually via the virtual meeting platform at the Special Meeting, as well as an abstention from voting and a broker non-vote, with regard to the Business Combination Proposal, the NYSE Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal will have no effect on such proposals. The Sponsor Parties have agreed to vote their shares of Common Stock in favor of the Business Combination Proposal and the other proposals described in this proxy statement.

The approval of the Charter Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually via the virtual meeting platform at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposal will have the same effect as a vote “AGAINST” such Charter Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the Special Meeting. This means that the 12 director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

Q:	May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per share pro rata portion of the Trust Account.

Q:	How many votes do I have at the Special Meeting?

A:

Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of [                 ], 2021, the record date for the Special Meeting. As of the close of business on the record date, there were [                 ] outstanding shares of our Common Stock, including Class A Stock and Class B Stock.

Q:	How do I vote?

A:

If you were a holder of record of our Common Stock on [                 ], 2021, the record date for the Special Meeting, you may vote with respect to the proposals virtually via the virtual meeting platform at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting “in Person” at the Meeting. If you attend the Special Meeting virtually via the virtual meeting platform, you may vote via the virtual meeting platform. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. You can access the Special Meeting via the virtual meeting platform by visiting the website https://www.cstproxy.com/m3brigadeii/2021. You will need your control number for access. If you do not have a control number, please contact the Transfer Agent. Instructions on how to virtually attend and participate at the Special Meeting are available at https://www.cstproxy.com/m3brigadeii/2021.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote virtually via the virtual meeting platform, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting of Company Stockholders.”

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:

At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the NYSE Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal and the Adjournment Proposal, and a failure to vote or abstention will have the same effect as a vote “AGAINST” the Charter Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:	If I am not going to virtually attend the Special Meeting, should I return my proxy card instead?

A:

Yes. Whether you plan to virtually attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	How will a broker non-vote impact the results of each proposal?

A:	Broker non-votes will count as a vote “AGAINST” the Charter Proposal but will not have any effect on the outcome of any other proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting virtually via the virtual meeting platform and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

M3-Brigade Acquisition II Corp.

1700 Broadway

19th Floor

New York, NY 10019

(212) 202-2200 Attention: Charles Garner

Email: proxyinfo@m3-partners.com

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	How will the Company’s Sponsor, directors and officers vote?

A:

Prior to our IPO, we entered into agreements with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. In addition, the Sponsor Parties have agreed, pursuant to the terms of the Sponsor Agreement, to vote their Founder Shares and any shares of Common Stock acquired following the date of the Merger Agreement in favor of the Business Combination and the other proposals described in this proxy statement and against any inconsistent proposals. Currently, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock and will be able to vote all such shares at the Special Meeting.

Q:	What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:

Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•

the fact that our Sponsor paid an aggregate of $25,000 for 9,975,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $997,500,000 assuming a per share value of $10.00, but, given the restrictions on such shares (including the lock-up and vesting terms described elsewhere in this proxy statement), we believe such shares have less value;

•

the fact that 70% of our Sponsor’s Founder Shares will vest at the Closing and the remaining 30% of such Founder Shares will vest on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances as described therein;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

•

the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by March 8, 2023;

•

the fact that our Sponsor paid an aggregate of approximately $11,250,000 for its 7,500,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor has entered into the Sponsor Subscription Agreement pursuant to which, at the Closing, Sponsor will purchase 1,500,000 shares of Class A Stock at a price of $10.00 per share in the PIPE Investment;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that all of our directors, other than Mr. Roehm, hold membership interests in our Sponsor, and Mr. Roehm holds 25,000 Founder Shares directly;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor, officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Investment. As of the date of this proxy statement, such reimbursement is estimated to be approximately $[                ] in the aggregate. However, if the Company fails to consummate a business combination within the completion window, they will not have any claim against the Trust Account for reimbursement. Accordingly, the Company may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the completion window;

•

the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments provides that certain transactions are not “corporate opportunities” and that our Sponsor, its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity;

•

the fact that, at the Closing, we will enter into the Stockholders Agreement, which entitles the Sponsor to appoint two directors to the Board following the Closing, subject to certain minimum ownership requirements and, as such, in the future such directors will receive any cash fees, stock options or stock awards that the post-combination company’s Board determines to pay to its nonexecutive directors;

•

the fact that, at the Closing, we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•	the fact that we were organized by executives from each of M-III Partners and Brigade, which is a participant in the PIPE Investment;

•	the fact that one of our directors, Mr. Vincent, is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade;

•

the fact that certain employees of Brigade were seconded to us to, among other things, provide (i) introductions to key management of companies and investors with which Brigade has relationships and other potential sources of business combination targets, (ii) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and (iii) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process, and that such employees of Brigade played an important role in conducting due diligence with respect to Syniverse, securing the funds from the PIPE Investors and facilitating the entry into the Merger Agreement;

•

the fact that Brigade is a participant in the PIPE Investment and will, at the Closing, purchase shares of both Class A Stock and Preferred Stock, which ranks senior to our capital stock, including the Class A Stock, and will provide Brigade with certain benefits not available to our public stockholders;

•

the fact that Brigade is a significant lender to Syniverse and will receive proceeds in the transaction from the refinancing of Syniverse’s outstanding indebtedness upon consummation of the Business Combination; and

•

the fact that Brigade will be entitled to certain rights pursuant to the Brigade Subscription Agreement and the Registration Rights Agreement that are not available to our public stockholders, including certain information rights with respect to the post-combination company and preemptive and registration rights.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	Did the Company’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

No. The Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The Company’s officers and directors have substantial experience in evaluating the operating and financial merits of companies in Syniverse’s industry and concluded that their experience and backgrounds, together with the experience and expertise of the Company’s advisors and the Company’s due diligence investigation of Syniverse, enabled them to make the necessary analyses and determinations regarding the Business Combination.

Q:	What happens if I vote against the Business Combination Proposal?

A:

If you vote against the Business Combination Proposal but the Business Combination Proposal still receives the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the NYSE Proposal, the Charter Proposal and the Director Election Proposal and the satisfaction or waiver of the other conditions to Closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not receive the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until March 8, 2023. If we fail to complete an initial business combination by March 8, 2023, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	If am a holder of Company public shares, can I exercise redemption rights with respect to my public shares?

A:

Yes. If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding shares of Class A Stock; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the public units sold in our IPO. The Sponsor Parties have agreed to waive any redemption rights they may have with respect to their shares of Common Stock in connection with the consummation of the Business Combination.

For illustrative purposes, based on the balance of our Trust Account of $[                ] as of [                ], 2021, the record date for the Special Meeting, the estimated per share redemption price would have been approximately $[                ]. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to the Company to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to March 8, 2023.

Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:	No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:	If I am a Company unit holder, can I exercise redemption rights with respect to my public units?

A:

No. The holders of our public units must elect to separate their units into the underlying Class A Stock and public warrants prior to exercising their redemption rights with respect to their Class A Stock.

Q:	Can the Sponsor redeem its Founder Shares or other Common Stock in connection with consummation of the Business Combination?

A:	No. The Sponsor Parties have agreed to waive any redemption rights they may have with respect to their shares of Common Stock in connection with the consummation of the Business Combination.

Q:	Is there a limit on the number of shares I may redeem?

A:

Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO.

Accordingly, all shares in excess of 15% owned by a holder or “group” of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A Stock and is not a member of a “group” may redeem all of the public shares held by such stockholder for cash. In no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of $[                ] as of [                ], 2021, the record date for the Special Meeting. The Merger Agreement provides that Syniverse’s obligation to consummate the Business Combination is conditioned on the Minimum Cash Condition. The conditions to Closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then Syniverse may elect not to consummate the Business Combination. Based on the amount of $[                ] in our Trust Account as of [                ], 2021, the record date for the Special Meeting, and taking into account the anticipated gross proceeds of $265 million from the PIPE Investment and up to $750 million from the Twilio Investment (which will be reduced only to the extent the total transaction proceeds in our Trust Account (net of redemptions) and the PIPE Investment exceed $375 million, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500 million), approximately [                ] shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash Closing conditions in the Merger Agreement. We refer to this as the maximum redemptions scenario.

Q:	How will the absence of a maximum redemption threshold affect the Business Combination?

A:

The Merger Agreement provides that Syniverse’s obligation to consummate the Business Combination is conditioned on the Minimum Cash Condition. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders have redeemed their shares. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of the NYSE.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must (i) if you hold public units, separate the underlying public shares and public warrants, and (ii) prior to [                 ] on [                 ] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Mark Tumulty

Email: mtumulty@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of him or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Stock included in the public units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using The Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences of the redemption depend on your particular facts and circumstances. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Material U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:

The funds held in the Trust Account (together with the proceeds from the PIPE Investment, the Twilio Investment and the Refinancing) will be used to: (i) pay Company stockholders who properly exercise their redemption rights; (ii) pay $14,000,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination; (iii) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including the Business Combination, and pursuant to the terms of the Merger Agreement; and (iv) repay approximately $1,968 million of Syniverse’s existing indebtedness.

Q:	What happens if the Business Combination is not consummated?

A:

There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until March 8, 2023. Unless we amend our current certificate of incorporation (which requires the affirmative vote of 65% of all then-outstanding shares of Class A Stock) and amend certain other agreements into which we have entered to extend the life of the Company, if we fail to complete an initial business combination by March 8, 2023, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem our public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding shares of Class A Stock, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject, in the cases of clauses (ii) and (iii), to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors—Risks Related to the Company and the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by March 8, 2023, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:	When is the Business Combination expected to be completed?

A:

The Closing is expected to take place on the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Conditions to Closing of the Business Combination.” The Closing is expected to occur in the fourth quarter of 2021. The Merger Agreement may be terminated by the Company or Syniverse if the Closing has not occurred by May 16, 2022, which date will be automatically extended to August 16, 2022 if all conditions other than the receipt of regulatory approvals have been satisfied or waived.

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:

The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Innisfree a fee of up to $40,000, plus disbursements, and will reimburse Innisfree for certain fees and expenses and indemnify Innisfree and its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

M3-Brigade Acquisition II Corp.

1700 Broadway

19th Floor

New York, NY 10019

(212) 202-2200

Attention: Charles Garner

Email: proxyinfo@m3-partners.com

You may also contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Stockholders may call toll free: (877) 800-5182

Banks and Brokers may call collect: (212) 750-5833

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting. You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Mark Tumulty

Email: mtumulty@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and Syniverse, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page [    ] of this proxy statement.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated on December 16, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On March 8, 2021, the Company closed its IPO of 40,000,000 units, with each unit consisting of one share of its Class A Stock and one-third of one warrant, each whole warrant to purchase one share of its Class A Stock at a purchase price of $11.50 per share, subject to adjustment as provided in the Company’s final prospectus filed with the SEC on March 5, 2021 (File No. 333-253132). The units from the Company’s IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $400,000,000. The underwriters in the IPO had a 45-day option from the effectiveness date of the IPO (i.e., March 3, 2021) to purchase up to an additional 6,000,000 units to cover over-allotments, if any. On April 17, 2021, the underwriters’ over-allotment option expired unexercised.

Simultaneously with the consummation of the IPO, the Company consummated the private sale of 7,500,000 Private Placement Warrants at $1.50 per warrant for an aggregate purchase price of $11,250,000. A total of $400,000,000, was deposited into the Trust Account. The IPO was conducted pursuant to a registration statement on Form S-1 that became effective on March 3, 2021. As of [                ], 2021, the record date for the special meeting, there was approximately $[                ] held in the Trust Account.

The Company’s securities are traded on the NYSE under the ticker symbols “MBAC,” “MBAC.U” and “MBAC.WS.” The Company intends to apply to continue the listing of its Class A Stock and public warrants on the NYSE under the symbols “SYNV” and “SYNV.WS,” respectively, upon the Closing. As a result, our public units will separate into the component securities upon the Closing and will no longer trade as a separate security.

The mailing address of the Company’s principal executive office is 1700 Broadway, 19th Floor, New York, NY 10019. Its telephone number is (212) 202-2200. After the consummation of the Business Combination, its principal executive office will be that of Syniverse.

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of SOX, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statement, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If some investors find the Company’s securities less attractive as a result, there may be a less active trading market for the Company’s securities and the prices of its securities may be more volatile. The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which the Company has total annual gross revenue of at least $1.07 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (ii) the date on which the Company has issued more than $1 billion in non-convertible debt during the prior three-year period. Therefore, we expect to remain an emerging growth company following the Closing.

Merger Sub

Merger Sub, a Delaware corporation, is a wholly owned subsidiary of the Company, formed by the Company on August 11, 2021, to consummate the Business Combination. In the Business Combination, Merger Sub will merge with and into Syniverse, with Syniverse continuing as the surviving corporation in the Merger.

The mailing address of Merger Sub’s principal executive office is c/o M3-Brigade Acquisition II Corp., 1700 Broadway, 19th Floor, New York, NY 10019. Its telephone number is (212) 202-2200.

Syniverse

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities, and network assets, have allowed Syniverse to address the changing needs of the mobile ecosystem for over 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

For more information about Syniverse, please see the sections entitled “Syniverse’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information About Syniverse” and “Management After the Business Combination.”

The Business Combination Proposal

Merger Agreement

As discussed in this proxy statement, the Company is asking its stockholders to approve the transactions contemplated by the Merger Agreement, including the Business Combination. A copy of the Merger Agreement is attached to this proxy statement as Annex A. The Merger Agreement provides for, among other things, the Merger, with Syniverse surviving the Merger as a wholly owned subsidiary of the Company and the Company changing its name to Syniverse Technologies Corporation, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement. After consideration of the factors identified and discussed in the section entitled “Proposal No. 1—The Business Combination Proposal—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination” our Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for the Company’s IPO, including that the business of Syniverse and its subsidiaries had a fair market value equal to at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust). For more information about the transactions contemplated by the Merger Agreement, see “Proposal No. 1—The Business Combination Proposal—Merger Agreement.”

Aggregate Merger Consideration

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each share of Syniverse Common Stock that is issued and outstanding immediately prior to the effective time of the Merger (other than (i) any shares of Syniverse Common Stock held in the treasury of Syniverse, which treasury shares shall be cancelled as part of the Merger and (ii) any Dissenting Shares) will be cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration (defined below) equal to (i) the Exchange Ratio multiplied by (ii) the number of shares of Syniverse Common Stock held by the applicable holder as of immediately prior to the effective time of the Merger, rounded to the nearest whole share. Aggregate Merger Consideration means the number of shares of Class A Stock equal to (i) $704,440,000, subject to adjustments for (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of the outstanding in-the-money Syniverse Options as of immediately prior to the effective time of the Merger, multiplied by (ii) one minus the Investment Percentage, at a value of $10.00 per share. Exchange Ratio means the Aggregate Merger Consideration divided by the aggregate fully diluted number of shares of Syniverse Common Stock. Please refer to the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Consideration” for additional information.

The components of the Aggregate Merger Consideration, and consequently the number of shares of Class A Stock issued to the Syniverse Stockholders, are impacted by, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. Please refer to the sections entitled “Summary—Impact of the Business Combination on the Company’s Public Float,” “Summary Unaudited Condensed Combined Financial Information,” and “Unaudited Condensed Combined Financial Information” for additional information.

Conditions

The consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of certain customary Closing conditions, including, among others, (i) the approval by the Company’s stockholders of the Business Combination and related agreements and the transactions contemplated thereby, (ii) the consummation of the Twilio Investment prior to the Merger, (iii) the consummation of the Refinancing as contemplated by the Merger Agreement prior to or substantially concurrent with the Merger, (iv) the receipt of certain regulatory approvals (including, but not limited to, expiration or early termination of the waiting period or periods under the HSR Act), (v) no governmental order enjoining or prohibiting the consummation of the Merger or any law making the consummation of the Merger illegal or otherwise prohibited, (vi) the shares of Common Stock contemplated to be listed pursuant to the Merger Agreement having been listed on the NYSE and being eligible for continued listing on the NYSE immediately following the Closing and (vii) the Company having at least $5,000,001 of net tangible assets after giving effect to the payment of the amount required to satisfy the Company’s obligations to its stockholders (if any) that exercise their rights to redeem their shares in accordance with the Company’s current certificate of incorporation.

Other conditions to Syniverse’s obligations to consummate the Merger include, among others, that as of the Closing, (i) the representations and warranties of the Company and Merger Sub are true and correct subject to the materiality limitations set forth in the Merger Agreement, (ii) the Company and Merger Sub shall in all material respects have performed and complied with all covenants required by the Merger Agreement to be performed or complied with by the Company or Merger Sub at or prior to the Closing, (iii) no Company Material Adverse Effect, as defined in the Merger Agreement, shall have occurred and be continuing since the date of the Merger Agreement, (iv) the Minimum Cash Condition is satisfied and (v) all of the directors of the Company (other than those persons identified as the initial directors of the Company after the effective time of the Merger, in accordance with the Merger Agreement shall have resigned or otherwise been removed effective as of or prior to the effective time of the Merger.

The Minimum Cash Condition is for the sole benefit of Syniverse and provides that the obligation of Syniverse to consummate the transactions contemplated by the Merger Agreement is conditioned on, among other things, that as of the Closing, the amount of cash available in the trust account, after deducting the amount required to satisfy the Company’s obligations to its stockholders (if any) that exercise their rights to redeem their shares in accordance with the Company’s current certificate of incorporation, plus the amount actually received by the Company as part of the PIPE Investment, is equal to or exceeds $375 million.

Other conditions to the Company’s obligations to consummate the Merger include, among others, that as of the Closing, (i) the representations and warranties of Syniverse are true and correct subject to the materiality limitations set forth in the Merger Agreement, (ii) Syniverse shall in all material respects have performed and complied with all covenants required by the Merger Agreement to be performed or complied with by Syniverse at or prior to the Closing and (iii) no Syniverse Material Adverse Effect, as defined in the Merger Agreement, shall have occurred and be continuing since the date of the Merger Agreement.

For further details, see “Proposal No. 1—The Business Combination Proposal—Merger Agreement.”

Organizational Structure

The following diagram illustrates a simplified structure chart of the anticipated ownership structure of the post-combination company immediately following the Closing:

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related

Agreements. Forms of the Stockholders Agreement, Registration Rights Agreement and Certificate of Designations are attached hereto as Annexes F, D and C, respectively. Copies of the Sponsor Agreement, Sponsor Subscription Agreement, Twilio Subscription Agreement and Framework Agreement are attached hereto as Annexes E, H, I and K, respectively, and the Brigade Subscription Agreement and the OHA Subscription Agreement are substantially in the form attached hereto as Annex G. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Stockholders Agreement

Concurrently with the Closing, the Company, Carlyle, Twilio and the Sponsor will enter into the Stockholders Agreement, the form of which is attached hereto as Annex F. The Stockholders Agreement will provide for, among other things, certain designation rights and approval rights, subject, in certain cases, to the continued ownership by Carlyle, Twilio and the Sponsor of a minimum amount of the Company’s equity securities and the other conditions set forth therein.

Among other things, pursuant to the Stockholders Agreement, effective as of the Closing, it is anticipated that the Board will be comprised of 12 directors as follows: (i) two directors nominated by the Sponsor, (ii) five directors nominated by Carlyle, (iii) four directors nominated by Twilio and (iv) the Company’s CEO. Subject to owning a minimum of 5% of the voting equity securities in the Company (on a fully diluted basis), (a) Carlyle will have an ongoing right to nominate individuals to serve on the Board equal to the lesser of (x) five and (y) the product of five and a value representing Carlyle’s ownership of voting equity securities relative to its holding of such securities as of the Closing and (b) Twilio will have an ongoing right to nominate individuals to serve on the Board equal to the lesser of (x) four and (y) the product of four and a value representing Twilio’s ownership of voting equity securities relative to its holding of such securities as of the Closing. Twilio, at its option from time to time, may elect to replace up to two of its director nominees with non-voting Board observers. For so long as the Sponsor and its permitted affiliate transferees hold equity securities representing at least 50% or more of the shares held by them at the Closing, the Sponsor and such permitted affiliate transferees will be entitled to nominate two directors to the Board, which number will fall to one director when the Sponsor and its permitted affiliate transferees hold between 33% and 50% of the shares it held at the Closing and no director nomination rights below 33%.

Further, pursuant to the Stockholders Agreement, following the Closing, for so long as Carlyle (together with its permitted affiliate transferees) holds either (i) more than 25% of the total voting equity securities in the Company (on a fully diluted basis) or (ii) at least 75% of the equity securities Carlyle held as of immediately following the Closing, the Company will not take, and will not permit its subsidiaries to take, certain actions without the prior written consent of Carlyle. Similarly, pursuant to the Stockholders Agreement, following the Closing, for so long as Twilio (together with its permitted affiliate transferees) holds either (i) more than 25% of the total voting equity securities in the Company (on a fully diluted basis) or (ii) at least 75% of the equity securities Twilio held as of immediately following the Closing, the Company will not take, and will not permit its subsidiaries to take, certain actions without the prior written consent of Twilio.

The Stockholders Agreement also provides for approval rights, information rights, transfer restrictions, right of first offer, and other rights and obligations. The foregoing summary of the Stockholders Agreement is qualified by reference to the complete text of the Stockholders Agreement.

Registration Rights Agreement

At the Closing, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the Restricted Stockholders. Concurrently with the Closing and the entry into the Registration Rights Agreement, the Company anticipates that it will terminate the current registration rights agreement, which will be superseded by the Registration Rights Agreement.

Pursuant to the terms of the Registration Rights Agreement, and subject to the Lock-Up Period (as defined in the Registration Rights Agreement) applicable to certain Restricted Stockholders, the following securities of the Company will be entitled to registration rights: (i) the Private Placement Warrants (as defined in the Registration Rights Agreement) (including any shares of Class A Stock issued or issuable upon the exercise of the Private Placement Warrants), (ii) any issued and outstanding shares of Class A Stock (including any shares of Class A Stock distributed pursuant to the Merger Agreement, shares of Class A Stock issued pursuant to the PIPE Investment, shares of Class A Stock issued pursuant to the Twilio Investment and any shares of Class A Stock issued or issuable upon the exercise or conversion of any other security, including, for the avoidance of doubt, the Preferred Stock and any shares of Class A Stock issued or issuable upon the transfer of Class C Stock held by Twilio to a holder other than Twilio or its affiliates), and (iii) any shares of Class A Stock that may be issued or distributed or that may be issuable, in any such case, in respect of any securities of the Company or any subsidiary of the Company by way of conversion, exchange, exercise, dividend, stock split or other distribution, merger, consolidation, amalgamation, exchange, recapitalization or reclassification or similar transaction, in each case directly or indirectly beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by a Restricted Stockholder as of immediately following the Closing (or, in the case of the Sponsor, Carlyle or Twilio (collectively, the “Stockholders Agreement Parties”), acquired from another Stockholders Agreement Party in accordance with the Stockholders Agreement), other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing (the “Registrable Securities”). As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities (i) when they are sold, transferred, disposed of or exchanged pursuant to an effective registration statement under the Securities Act, (ii) the earliest of such time that such holder has disposed of such securities pursuant to Rule 144 under the Securities Act (“Rule 144”), (iii) when they shall have ceased to be outstanding, or (iv) when they have been sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee of the securities.

Pursuant to the Registration Rights Agreement (as modified by the applicable PIPE Subscription Agreements), the Company has agreed that the Company will, within 30 calendar days after the Closing, file with the SEC a shelf registration statement registering the resale of the shares of Registrable Securities held by Oak Hill and Brigade and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days following the filing deadline (or 90 calendar days after the filing deadline if the SEC notifies the Company that it will “review” the registration statement) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further comments from the SEC. Further, upon the written request of a Restricted Stockholder, the Company shall as promptly as practicable file a registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities on Form S-3 (or, if the Company is ineligible to use that form, Form S-1).

The Registration Rights Agreement provides that (i) Carlyle is entitled to make up to three demands for registration that the Company register shares of its Registrable Securities, (ii) Twilio is entitled to make up to two demands for registration that the Company register shares of its Registrable Securities, (iii) Oak Hill and Brigade are each entitled to make up to two demands for registration that the Company register shares of its Registrable Securities, and (iv) the Sponsor is entitled to make up to one demand for registration that the Company register shares of its Registrable Securities. The Restricted Stockholders may demand an unlimited number of underwritten shelf takedowns. In addition, the Restricted Stockholders have certain customary “piggy-back” registration rights with respect to registrations of Common Stock by the Company for its own account or registrations by other holders of Common Stock subject to customary exceptions, customary cutback provisions and other customary restrictions and applicable procedures set forth in the Registration Rights Agreement.

The registration rights granted in the Registration Rights Agreement and described above are subject to customary minimum thresholds, restrictions including Holdback Periods (as defined in the Registration Rights Agreement) and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration

Rights Agreement to provide customary indemnification in connection with any offerings of Registrable Securities effected pursuant to the terms of the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex D.

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, the Company, the Sponsor Parties and Syniverse entered into the Sponsor Agreement, pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, the Sponsor Parties have agreed to (i) vote their Founder Shares and any shares of Common Stock the Sponsor Parties subsequently acquire to approve the transactions contemplated by the Merger Agreement and against any inconsistent proposals during the term of the Sponsor Agreement, (ii) not elect to cause the Company to redeem such shares in connection with the Business Combination, (iii) waive the anti-dilution provisions applicable to such Founder Shares under our current certificate of incorporation, which would otherwise be triggered in connection with the Business Combination, the PIPE Investment and the Twilio Investment, and (iv) not transfer their shares prior to the Closing or the vesting thereof as described below.

The Sponsor Agreement also provides that 70% of the Founder Shares will vest and be available to the Sponsor Parties at the Closing, and the remaining 30% of the Founder Shares will vest on the first trading day that the closing price of Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances described in further detail therein. The Sponsor Agreement will terminate upon the earlier of the termination of the Merger Agreement or written agreement by the parties.

The foregoing summary of the Sponsor Agreement is qualified by reference to the complete text of the Sponsor Agreement, a copy of which is attached as Annex E to this proxy statement.

Subscription Agreements

Sponsor Subscription Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Sponsor Subscription Agreement, a copy of which is attached as Annex H to this proxy statement, with the Sponsor, pursuant to which the Sponsor has agreed to purchase from the Company, at the Closing, an aggregate of 1,500,000 shares of Class A Stock for a purchase price of $10.00 per share in the PIPE Investment for aggregate proceeds of $15 million.

The Sponsor Subscription Agreement is subject to certain conditions, including (i) the Closing, (ii) that the transactions contemplated are not illegal or otherwise prohibited, (iii) the accuracy of the representations and warranties in the Sponsor Subscription Agreement, (iv) the other party’s performance, satisfaction and compliance with the covenants, agreements and conditions of the Sponsor Subscription Agreement, (v) no amendment to the Merger Agreement occurring that would reasonably be expected to materially and adversely affect the economic benefits of the Sponsor, and (vi) that, subject to certain exceptions, the Company has not entered into any other subscription agreement that offers Class A Stock at a price lower than $10.00 per share or that is substantially more favorable to any other investor.

Brigade Subscription Agreement and Oak Hill Subscription Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into (i) the Brigade Subscription Agreement, substantially in the form attached as Annex G to this proxy statement, with Brigade, pursuant to which Brigade has agreed to purchase from the Company, at the Closing, (x) 3,750,000 shares of Class A Stock for a purchase price of $10.00 per share and (y) 115,979 shares of Preferred Stock at a purchase price of $970.00 per share for aggregate proceeds of $150 million, and (ii) the Oak Hill Subscription Agreement, substantially in the form attached as Annex G to this proxy statement, with Oak Hill, pursuant to which Oak Hill has agreed to purchase from the Company, at the Closing, (x) 1,666,667 shares of Class A Stock for a purchase price of $10.00 per share and (y) 85,911 shares of Preferred Stock at a purchase price of $970.00 per share for aggregate proceeds of $100 million.

The Brigade Subscription Agreement and the Oak Hill Subscription Agreement are subject to certain conditions, including (i) the Closing, (ii) that the transactions contemplated are not illegal or otherwise prohibited, (iii) the accuracy of the representations and warranties in the applicable subscription agreement, (iv) the other party’s performance, satisfaction and compliance with the covenants, agreements and conditions of the applicable subscription agreement, (v) no amendment to the Merger Agreement occurring that would reasonably be expected to adversely affect the benefits to Brigade or Oak Hill, and (vi) that, subject to certain exceptions, the Company has not entered into any other subscription agreement that provides for the issuance of Class A Stock and Preferred Stock or terms and conditions that are economically or otherwise more favorable for the applicable other subscriber than Brigade or Oak Hill, and that the other agreements contemplated by the Merger Agreement have not been amended or modified in any respect following the date of the Brigade Subscription Agreement or Oak Subscription Agreement that would reasonably be expected to adversely affect the economic benefits that Brigade or Oak Hill would reasonably expect to receive under their respective subscription agreement, unless Brigade or Oak Hill, as applicable, has previously consented in writing to such amendment or modification.

The shares of Class A Stock, including shares of Class A Stock underlying the Preferred Stock, and Preferred Stock to be issued in connection with the PIPE Subscription Agreements have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Sponsor, Brigade and Oak Hill will enter into the Registration Rights Agreement at the Closing, which will provide such parties with certain customary registration rights with respect to their shares of Class A Stock and the shares of Class A Stock underlying the Preferred Stock on the terms and subject to the conditions described therein.

The Brigade Subscription Agreement and Oak Hill Subscription Agreement also provide Brigade and Oak Hill with certain information rights relating to the post-combination company as well as preemptive rights with respect to new issuances of Class A Stock, Preferred Stock or any other equity-linked security in the proportion that Brigade or Oak Hill owns of the then-outstanding Class A Stock or Preferred Stock, as applicable. The Oak Hill Subscription Agreement further provides that Oak Hill will be entitled, at Oak Hill’s request, to designate one individual to serve as an observer on our Board post-Closing.

Each of the PIPE Investors has further agreed that, subject to limited exceptions, until the earlier of (i) the closing of the PIPE Investment or (ii) the termination of the applicable subscription agreement, none of the PIPE Investors nor any person acting on their behalf will engage in any short sales with respect to securities of the Company. The foregoing restriction is expressly agreed to preclude the PIPE Investors from engaging in any hedging or other transactions which is designed to or could reasonably be expected to lead to or result in a sale or disposition of the shares acquired by such PIPE Investors even if such acquired shares would be disposed by someone other than the PIPE Investors. Such prohibited hedging or other transactions include any purchase, sale or grant of any right (including any put or call option) with respect to any of the securities of the Company.

Each PIPE Subscription Agreement will terminate with no further force and effect (i) upon mutual written agreement of the parties to terminate the PIPE Subscription Agreement, (ii) upon the valid termination of the Merger Agreement in accordance with its terms, (iii) if the Merger has not been consummated by the End Date or (iv) if at the Closing, any conditions to the closing of the PIPE Investment have not been satisfied or otherwise validly waived.

Twilio Subscription Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Twilio Subscription Agreement with Twilio, a copy of which is attached as Annex I to this proxy statement, pursuant to which Twilio has agreed to purchase from the Company, at the Closing, shares of Class A Stock for an aggregate purchase price of up to $750 million, with the size of the Twilio Investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. Under the Twilio SubscriptionAgreement, the size of the Twilio Investment will be reduced below $750 million only to the extent the total transaction proceeds in our Trust Account (net of redemptions) and the PIPE Investment exceed $375 million, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500 million. The number of shares of Class A Stock, and if applicable, shares of Class C Stock, to be received by Twilio in connection with the Twilio Investment will be equal to (x) the number of shares of Class A Stock constituting the Aggregate Merger Consideration multiplied by (y) the Investment Percentage. The Twilio Subscription Agreement provides that if the shares of Class A Stock to be issued to Twilio thereunder have a right to vote in the election of directors of the Company that, as measured immediately subsequent to the closing of the subscription by Twilio (but prior to the effective time of the Merger), exceeds the Voting Cap, then the shares of the Company to be issued to Twilio will consist of (a) shares of Class A Stock which represent a right to vote in the election of directors up to, but not in excess of, the Voting Cap, and (b) in lieu of the shares of Class A Stock which would have been issued to Twilio but for the Voting Cap, an equal number of shares of Class C Stock. The terms of the Class C Stock are described in the section of this proxy statement entitled “Description of Securities.”

The Twilio Subscription Agreement is subject to certain conditions, including (i) the Closing, (ii) that the transactions contemplated are not illegal or otherwise prohibited, (iii) the accuracy of the representations and warranties in the Twilio Subscription Agreement, (iv) the other party’s performance, satisfaction and compliance with the covenants, agreements and conditions of the Twilio Subscription Agreement, (v) that, subject to certain exceptions, the Company has not entered into any other subscription agreement that offers Class A Stock at a price lower than $10.00 per share or that is substantially more favorable to any other investor, and (vi) the satisfaction or waiver of the conditions precedent in the Framework Agreement (including the Minimum Cash Condition).

The shares of Class A Stock and, if applicable, Class C Stock, to be issued in connection with the Twilio Subscription Agreement have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Twilio will enter into the Registration Rights Agreement at the Closing, which will provide Twilio with certain registration rights with respect to its shares of Class A Stock and, if applicable, Class C Stock, on the terms and subject to the conditions described therein.

Twilio has further agreed (i) not to amend, modify or waive any provision or remedy under the Framework Agreement without the Company’s prior written consent, (ii) to notify the Company at least five business days prior to taking any steps to terminate the Framework Agreement, (iii) not to mutually agree to terminate the Framework Agreement, (iv) to keep the Company reasonably informed of, and allow the Company and its representatives to participate in, any discussions with respect to, any attempted termination of, or proposed modifications to, the Framework Agreement by Twilio or Syniverse, (v) to use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Twilio Subscription Agreement and the Framework Agreement, including, in the event that all conditions in the Twilio Subscription Agreement and the Framework Agreement have been satisfied, using its reasonable best efforts to enforce its rights under the Framework Agreement, and (vi) to use its reasonable best efforts to not take, or fail to take, any action that would reasonably be expected to give rise to a failure of the conditions to closing under the Framework Agreement to occur or any right of termination thereunder, and to notify the Company as promptly as practicable (and in any event within 48 hours) of learning of any change or event related thereto.

The Twilio Subscription Agreement will terminate with no further force and effect (i) upon mutual written agreement of the parties and Syniverse, (ii) upon the termination of the Merger Agreement, (iii) if the Merger has not been consummated by the End Date, or (iv) automatically upon termination of the Framework Agreement.

Certificate of Designations

The material terms of the Preferred Stock, as set forth in the Certificate of Designations, are as follows:

Each share of Preferred Stock has an initial liquidation preference of $1,000 and is convertible, at the holder’s option at any time, into 86.95652 shares of Class A Stock (which is equivalent to a conversion price of approximately $11.50 per share of Class A Stock), subject to specified adjustments and limitations set forth in the Certificate of Designations (the “Conversion Rate”). The Conversion Rate will increase upon a “fundamental change,” as described in the Certificate of Designations, which includes, without limitation, certain change-of-control transactions and a sale of substantially all of the Company’s assets.

Holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds legally available for such dividend, cumulative dividends at an initial annual rate of 7.50% (the “Dividend Rate”) of the then-current liquidation preference per share, plus the amount of any accrued and unpaid dividends on such share, accumulating on a daily basis and payable quarterly on each March 31, June 30, September 30 and December 31. The Dividend Rate will automatically increase by 1.00% on the fourth anniversary of the Closing; by an additional 1.00% on the fifth anniversary of the Closing; and by a further additional 1.00% on the sixth anniversary of the Closing. The Dividend Rate will increase by 2.00% for so long as an Event of Default (as defined in the Certificate of Designations) has occurred and is continuing. Any dividends not paid in cash will be added to the liquidation preference of the Preferred Stock, at a rate equal to the then-current Dividend Rate plus 1.00%.

Holders of Preferred Stock will also be entitled to dividends and distributions paid to holders of Common Stock to the same extent as if such holders of Preferred Stock had converted their Preferred Stock into Class A Stock and had held such shares of Class A Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of Common Stock.

Subject to certain exceptions set forth in the Certificate of Designations, at any time after the third anniversary of the Closing, the Company may, at its option, give notice of its election to cause all, or any portion that is a whole number, of the outstanding shares of Preferred Stock to convert into shares of Class A Stock at the Conversion Rate, if the dollar volume weighted average trading price per share of Class A Stock exceeds 140% of the Conversion Price (as defined in the Certificate of Designations) for at least 20 consecutive trading days ending on, and including, the trading day immediately prior to the issuance of such notice.

At any time following the fifth anniversary of the Closing, until the seventh anniversary of the Closing, the Company will have the option to redeem any or all of the Preferred Stock for a price per share equal to 120% of (i) the then-current liquidation preference of each share of Preferred Stock plus (ii) the amount of any accrued and unpaid dividends on each such share up until the date immediately prior to the applicable redemption date for any Company redemption to the extent such dividends have not been added to the liquidation preference. At any time following the seventh anniversary of the Closing, the Company will have the option to redeem any or all of the Preferred Stock for a price per share equal to 115% of (a) the then-current liquidation preference of each share of Preferred Stock plus (b) the amount of any accrued and unpaid dividends on each such share up until the date immediately prior to the applicable redemption date for any Company redemption to the extent such dividends have not been added to the liquidation preference (the “Year 7 Redemption Price”).

At any time following 91 days after the seventh anniversary of the Closing, each holder of Preferred Stock will have the option to cause the Company to redeem all, but not less than all, of the shares of Preferred Stock held by such holder, at the Year 7 Redemption Price. Each holder of Preferred Stock will also have the right to require the Company to redeem any or all of its Preferred Stock upon a fundamental change, with the redemption price to equal the price at which a redemption at the Company’s option would be calculated, as described above (with the price for redemptions prior to the fifth anniversary of the Closing subject to the same calculation as redemptions at the Company’s option following the fifth anniversary, until the seventh anniversary, as described above).

Holders of Preferred Stock will be entitled to vote together as a single class with the holders of Common Stock, with each such holder entitled to cast the number of votes equal to the number of votes such holder would have been entitled to cast if such holder were the holder of a number of shares of Class A Stock equal to the whole number of shares of Class A Stock that would be issuable upon conversion of such holder’s Preferred Stock.

While any shares of Preferred Stock are outstanding, the consent of holders of at least two-thirds of the outstanding Preferred Stock will be required for the Company to take certain material actions, including, among other things, (i) declaring dividends on the Common Stock, subject to certain exceptions, (ii) incurring indebtedness above certain levels, subject to certain exceptions, (iii) issuing any equity securities that would rank senior or pari passu with the Preferred Stock with respect to dividends or liquidation, (iv) making amendments to the Certificate of Incorporation (including the Certificate of Designations) adversely affecting the rights of the Preferred Stock and (v) entering into certain asset sales and similar transactions, unless the transaction would constitute a fundamental change.

Upon liquidation, the Preferred Stock will rank senior to the Common Stock, and will have the right to be paid, out of the assets of the Company legally available for distribution to its stockholders, an amount equal to the then-current liquidation preference per share of Preferred Stock.

The foregoing summary of the Certificate of Designations is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations as set forth in Annex C.

Framework Agreement

On February 26, 2021, Carlyle, Twilio and Syniverse entered into the Framework Agreement (as amended on August 16, 2021 concurrently with the execution of the Merger Agreement), pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, concurrently with the Closing, (i) Twilio agreed to make a $500 million to $750 million investment directly or indirectly into Syniverse and (ii) Twilio and Syniverse will enter into the Wholesale Agreement.

Twilio Investment

At the Closing, pursuant to the Twilio Subscription Agreement, Twilio will invest into the Company an amount equal to $750 million, less the amount that the total transaction proceeds in our Trust Account (net of redemptions) and the PIPE Investment exceed $375 million (but in any event the Twilio Investment shall not be less than $500 million). Subject to the terms of the Twilio Subscription Agreement, in exchange for the Twilio Investment, the Company will issue Twilio an aggregate number of shares of Class A Stock and, if applicable, Class C Stock equal to (i) the Aggregate Merger Consideration, multiplied by (ii) the Investment Percentage.

Closing

In accordance with the terms and subject to the conditions of the Twilio Subscription Agreement, the closing of the Twilio Investment will take place substantially concurrent with the Closing, but prior to the effective time of the Merger.

Closing Conditions

The Framework Agreement is subject to certain conditions, including (i) the satisfaction of the conditions to Closing and the Refinancing and the substantially concurrent Closing and the Refinancing, (ii) that the transactions contemplated thereby are not illegal or otherwise prohibited, (iii) the waiting period under the HSR Act will have expired or been terminated, (iv) the accuracy of the representations and warranties in the Framework Agreement of Carlyle and Syniverse, on the one hand, or Twilio, on the other hand, (v) Carlyle’s or Syniverse’s, on the one hand, or Twilio’s, on the other hand, performance, satisfaction and compliance with the covenants, agreements and conditions of the Framework Agreement, (vi) the absence of any material adverse effect on Syniverse and (vii) the Minimum Cash Condition.

For further details, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Framework Agreement.”

Incentive Award Plan

Prior to the Closing, our Board is expected to approve the Incentive Award Plan, subject to receipt of stockholder approval. Subject to these approvals, the Incentive Award Plan will become effective upon the Closing. The purpose of the Incentive Award Plan is to promote the success and enhance the value of the post-combination company by attracting, retaining and motivating the post-combination company’s key service providers by providing and offering them an opportunity to become owners of stock of the post-combination company through the granting of stock-based compensation awards. Awards under the Incentive Award Plan will include non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred share units, dividend equivalent units and cash-based or other stock-based performance awards. Based on the expected initial capitalization of the post-combination company, a maximum of 33.8 million shares will be reserved for issuance under the Incentive Award Plan. Upon its effectiveness, no further awards will be made under the predecessor equity plan of Syniverse.

The foregoing summary of the Incentive Award Plan is not complete and is qualified in its entirety by reference to the complete text of the Incentive Award Plan as set forth in Annex J.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001. As of [                ], 2021, the record date for the Special Meeting, the redemption price would have been approximately $[                ] per share. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of him or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Stock included in the public units sold in our IPO.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Holders of our public warrants have no redemption rights with respect to our public warrants, and holders of our public units must elect to separate their units into the underlying Class A Stock and public warrants prior to exercising their redemption rights with respect to their Class A Stock.

Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

The PIPE Investors have agreed to purchase in the aggregate approximately 6,916,667 shares of Class A Stock and 201,980 shares of Preferred Stock for $265 million of gross proceeds in the PIPE Investment. In addition, Twilio has agreed to purchase such number of shares of Class A Stock and, if applicable, Class C Stock, as determined in accordance with the Framework Agreement, for aggregate gross proceeds of between $500 million and $750 million in the Twilio Investment. In this proxy statement, we assume that the proceeds from the PIPE Investment and Twilio Investment, in addition to funds from the Trust Account (net of redemptions) and the proceeds from the Refinancing (to the extent borrowed at the Closing) will be used to repay approximately $1,968 million of Syniverse’s existing indebtedness, pay certain transaction expenses and fund the post-combination company’s balance sheet.

It is anticipated that, upon completion of the Business Combination and assuming no redemption of shares of Class A Stock by our public stockholders: (i) the Company’s public stockholders (other than the PIPE Investors and Twilio) will retain an ownership interest of approximately 20.9% in the post-combination company; (ii) Brigade and Oak Hill (two of the PIPE Investors) will own approximately 7.2% and 4.8%, respectively, of the post-combination company (including Class A Stock and Preferred Stock on an as-converted basis); (iii) Twilio will own approximately 23.6% of the post-combination company; (iv) Carlyle will own approximately 36.7% of the post-combination company; (v) our Sponsor will own approximately 6.0% of the post-combination company (inclusive of the shares of Class A Stock acquired by our Sponsor as part of the PIPE Investment); and (vi) the Syniverse Stockholders (other than Carlyle) will own approximately 0.8% of the post-combination company. Additionally, following the Closing, and subject to the approval of the Incentive Award Plan by the Company’s public stockholders and the approval of the applicable award agreements by the board of directors of the post-combination company, pursuant to the Incentive Award Plan the Company expects to grant awards under the Incentive Award Plan. The awards (or associated benefits or amounts) that will be made to particular individuals or groups of individuals are not currently determinable.

The following table illustrates varying ownership levels in the Company, assuming no redemptions by our public stockholders and the maximum redemptions by our public stockholders:

	Assuming No Redemptions		Assuming Maximum Redemptions(2)
Equity Capitalization Summary(1)	Shares	%	Shares	%
Class A Stock
MBAC Public Shareholders	40,000,000	20.9%	10,997,934	5.9%
MBAC Founders(3)	11,500,000	6.0%	11,500,000	6.1%
Total MBAC	51,500,000	26.9%	22,497,934	12.0%
Carlyle	70,340,332	36.7%	70,431,804	37.5%
Other Syniverse Corporation stockholders	1,575,553	0.8%	1,577,602	0.8%
Total Syniverse Corporation stockholders(4)	71,915,885	37.5%	72,009,406	38.4%
Brigade(5)	13,835,130	7.2%	13,835,130	7.4%
Oak Hill(6)	9,137,189	4.8%	9,137,189	4.9%
Twilio(7).	45,288,908	23.6%	45,288,735	24.1%
Total Class A	191,677,112	100.0%	162,768,393	86.7%
Class C Stock
Twilio	—	0.0%	24,905,008	13.3%
Total Class A and Class C	191,677,112	100.0%	187,673,402	100.0%

(1)

The equity capitalization summary excludes 2,906,635 unvested Syniverse RSU Awards that will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(2)

Assumes that 29,002,067 of shares of Class A Stock (the maximum number of Class A Stock that could be redeemed in connection with the Business Combination based on an assumed per share redemption price of $10.00 per share) are redeemed in connection with the Business Combination under the terms of the Merger Agreement. Under the maximum redemptions scenario, the economic ownership and voting power of the existing Syniverse Corporation stockholders increases from 37.5% to 38.4%.

(3)

Consists of (i) 9,975,000 Founder Shares held by our Sponsor and 25,000 Founder Shares held by Mr. Roehm, one of our directors and (ii) 1,500,000 shares of Class A Stock that the Sponsor is purchasing pursuant to the Sponsor Subscription Agreement. Each Founder Share will be converted at the Closing into one share of Class A Stock. The Founder Shares include 3,000,000 shares of Class A Stock that will not vest at the Closing and will be subject to certain contractual vesting requirements as described under the section entitled “Proposal No. 1—Business Combination Proposal—Related Agreements—Sponsor Agreement.”

(4)

Represents existing Syniverse Corporation stockholders’ (including Carlyle’s) interest in shares of MBAC Class A Stock following the Closing and the exchange of shares of Syniverse common stock into MBAC Class A Stock pursuant to the terms of the Merger Agreement.

(5)

Represents Brigade’s portion of the PIPE Investment. Pursuant to the Brigade Subscription Agreements, Brigade has agreed to purchase an aggregate of (i) 3,750,000 shares of MBAC Class A Stock for $10.00 per share and (ii) 115,979 shares of MBAC Preferred Stock (shown on as-converted into Class A Stock basis) for $970.00 per share.

(6)

Represents Oak Hill’s portion of the PIPE Investment. Pursuant to the Oak Hill Subscription Agreement, Oak Hill has agreed to purchase an aggregate of (i) 1,666,667 shares of MBAC Class A Stock for $10.00 per share and (ii) 85,911 shares of MBAC Preferred Stock (shown on as-converted into Class A Stock basis) for $970.00 per share.

(7)

A portion of Twilio’s Class A Stock will be replaced by Class C Stock in the maximum redemptions scenario in accordance with the Framework Agreement and the Twilio Subscription Agreement. Twilio’s combined number of shares of Class A Stock and Class C Stock, if applicable, will increase in the maximum redemptions scenario in accordance with the Framework Agreement and the Twilio Subscription Agreement. For additional detail on the terms of the Class C Stock, the Twilio Subscription Agreement and the Framework Agreement, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Framework Agreement” and “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement—Twilio Subscription Agreement.”

If the actual facts are different than the above assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Selected Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—The Incentive Award Plan Proposal.”

The Director Election Proposal

James Attwood, Kevin Beebe, Orisa Cherenfant, Andrew Davies, Tony Holcombe, Greg Kleiner, Dan Mead, Mohsin Meghji, Lauren Nemeth, Matthew Perkal, Raymond Ranelli and [                ] have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 5—The Director Election Proposal” and “Management After the Business Combination” for additional information.

The Charter Proposal

Upon the Closing, our current certificate of incorporation will be amended prior to the effective time of the Merger to reflect the Charter Proposal to:

•	Change the Company’s name to Syniverse Technologies Corporation;

•

If we are not required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement, increase our total number of authorized shares of all classes of Common Stock from 500,000,000 shares to 1,100,000,000 shares, which would consist of (i) increasing the authorized Class A Stock from 450,000,000 shares to 1,100,000,000 shares and (ii) decreasing the authorized Class B Stock from 50,000,000 shares to zero shares;

•

If we are required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement, increase our total number of authorized shares of all classes of Common Stock from 500,000,000 shares to 1,137,000,000 shares, which would consist of (i) increasing authorized Class A Stock from 450,000,000 shares to 1,100,000,000 shares and (ii) decreasing the authorized Class B Stock from 50,000,000 shares to zero shares and (iii) creating a new class of Common Stock designated as Class C Common Stock of which 37,000,000 shares would be authorized;

•	Cause the conversion of our outstanding shares of Class B Stock into Class A Stock and make certain conforming changes;

•	Increase our total number of authorized shares of preferred stock from 1,000,000 shares to 110,000,000 shares;

•	Provide that certain provisions are subject to the terms of the Stockholders Agreement;

•	Declassify the Board;

•

Provide that for as long as any director nominated by Carlyle and its affiliates pursuant to the Stockholders Agreement is on the Board, at least one Carlyle nominee will be required to be present for a quorum to exist and for as long as any director nominated by Twilio and its affiliates pursuant to the Stockholders Agreement is on the Board, at least one Twilio nominee will be required to be present for a quorum to exist. However, in the event that a meeting of the Board is duly called and no Carlyle nominee or no Twilio nominee is in attendance, then a Carlyle nominee or a Twilio nominee, as the case may be, shall not be required to constitute a quorum at the next meeting of the Board duly called with notice provided to the Carlyle nominees and the Twilio nominees as long as at least five days’ notice of such meeting is given and the matters to be considered at the successive duly called meeting are limited to those set forth in the notice for the original Board meeting;

•	Provide that:

•

To the extent the number of Carlyle nominees present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors Carlyle is entitled to nominate at such time pursuant to the Stockholders Agreement, each Carlyle nominee present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors Carlyle is entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Carlyle nominees present at the meeting at such time; and

•

To the extent the number of Twilio nominees present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors Twilio is entitled to nominate at such time pursuant to the Stockholders Agreement, each Twilio nominee present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors Twilio is entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Twilio nominees present at the meeting at such time;

•

Provide that special meetings can only be called by the Board (or an officer of the Company at the direction of the Board) and no longer individually by the Company’s Chief Executive Officer or the Chairman of the Board;

•	Expand the limitation of director liability to the fullest extent permitted under the DGCL, as amended from time to time;

•	Delete the provisions relating to our status as a blank check company;

•

Update the provisions regarding corporate opportunities to, among other things, expressly exempt Carlyle Investment Management L.L.C. (an affiliate of Carlyle), Twilio and the Sponsor and their respective direct or indirect stockholders, members, managers, partners officers, directors, employees or agents or any of their respective affiliates, including any non-employee director of the Company, from the doctrine of corporate opportunity with respect to certain transactions;

•

Provide that the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal any part of the amendment provision and the super majority vote provision described below;

•

Add a super majority vote provision requiring that the prior affirmative vote of holders of at least sixty-six and two-thirds percent of the voting power of the outstanding shares of Common Stock, voting as a single class will be required before the Company:

•

adopts or enters into, or otherwise approves or effects, any plan of liquidation, dissolution or winding-up of the Company or files any voluntary petition for bankruptcy, receivership or similar proceeding or adopts or enters into, or otherwise approves or effects, a plan of reorganization; or

•	enters into, agrees to, adopts or otherwise effects any transaction or series of related transactions that would result in a change of control of the Company;

•

Make certain changes to the provisions that are substantially similar to Section 203 of the DGCL (the Company has previously opted out of Section 203 of the DGCL and the Company will remain opted out as a result of the proposed amendment to the current certificate of incorporation) to, among other things, add Carlyle and Twilio and their respective affiliates as “Exempted Persons” and expand the definition of “business combination” to include any receipt of the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of certain loans, advances, guarantees, pledges, or other financial benefits provided by or through the Company or any direct or indirect majority-owned subsidiary;

•	If we are required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement:

•

Provide that the Class A Stock will have the exclusive right to vote for the election and removal of directors and the Class C Stock shall have no right to vote for the election or removal of directors, but that the Class A Stock and Class C Stock will otherwise vote together as a single class;

•

Providing that upon the transfer of shares of Class C Stock by Twilio and its affiliates to a non-affiliate of Twilio, those shares of Class C Stock will automatically be converted on a share-for-share basis to shares of Class A Stock, and the shares of Class C Stock so converted will be retired and will not be subject to reissue;

•	Add certain anti-dilution protections providing that shares of Class A Stock and shares of Class C Stock shall be treated equally and identically, subject to certain specified exceptions; and

•	Make certain conforming changes to reflect the dual-class Common Stock capital structure.

The Charter Amendments were negotiated as part of the Business Combination and in the judgment of the Board, the proposed changes to the current certificate of incorporate are necessary and advisable to facilitate the Business Combination and the needs of the post-combination company.

Please see the section entitled “Proposal No. 3—The Charter Proposal” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

•

a proposal to approve, for purposes of complying with Section 312.03 of the NYSE’s Listed Company Manual (i) the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination, the PIPE Investment and the Twilio Investment, and (ii) the issuance of more than one percent of the issued and outstanding shares of Common Stock to a “Related Party” (as defined in Section 312.03 of the NYSE’s Listed Company Manual) in connection with the Business Combination and the Sponsor Subscription Agreement (Proposal No. 2);

•	a separate proposal to approve, on a non-binding advisory basis, certain governance provisions in the Charter Amendments in accordance with SEC requirements (Proposal No. 4);

•

a proposal to approve and adopt the Incentive Award Plan, a copy of which is attached to this proxy statement as Annex J, including the authorization of the initial share reserve under the Incentive Award Plan (Proposal No. 6); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal (Proposal No. 7).

Please see the sections entitled “Proposal No. 2—The NYSE Proposal,” “Proposal No. 4—The Governance Proposal,” “Proposal No. 6—The Incentive Award Plan Proposal” and “Proposal No. 7—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held virtually on [                ] at [                ] [a.m./p.m.] at https://www.cstproxy.com/m3brigadeii/2021, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

Only Company stockholders of record at the close of business on [                ], 2021, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On [                ], 2021, there were [                ] shares of Common Stock outstanding and entitled to vote, of which [                ] are shares of Class A Stock and 10,000,000 are Founder Shares held by the Sponsor Parties.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person (which would include presence via the virtual meeting platform) or by proxy. Abstentions will count as present for the purposes of establishing a quorum. The Sponsor Parties own of record and are entitled to vote 20% of the outstanding shares of Common Stock as of the record date. Such shares, as well as any shares of Common Stock acquired in the aftermarket by the Sponsor Parties, will count towards establishing a quorum at the Special Meeting and will be voted in favor of the proposals presented at the Special Meeting.

The approval of the Business Combination Proposal, the NYSE Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Award Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote at the Special Meeting. Accordingly, if a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the NYSE Proposal, the Governance Proposal, the Incentive Award Plan Proposal or the Adjournment Proposal.

The approval of the Charter Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, if a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposal will have the same effect as a vote “AGAINST” such Charter Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the Special Meeting. This means that the 12 director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal at the Special Meeting.

It is important for you to note that in the event that the Business Combination Proposal, the NYSE Proposal, the Charter Proposal or the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 8, 2023, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Emerging Growth Company

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following the fifth anniversary of the completion of the IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates equals or exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. Therefore, we expect to remain an emerging growth company following the Closing.

Controlled Company Exemption

Upon the consummation of the Business Combination, Carlyle, Twilio and the Sponsor will enter into the Stockholders Agreement and will collectively control a majority of the voting power of our outstanding common stock. Accordingly, we expect to qualify as a “controlled company” within the meaning of NYSE corporate governance standards. Under NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance standards. Following the Business Combination, we intend to utilize many of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance rules and requirements. Please see the sections entitled “Management After the Business Combination—Controlled Company Exemption.”

Accounting Treatment

For accounting purposes, we expect the Business Combination to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MBAC will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Syniverse issuing stock for the net assets of MBAC, accompanied by a recapitalization. The net assets of MBAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The determination of Syniverse as the accounting acquirer considered various factors, including that Syniverse’s existing stockholders are expected to have the greatest voting interest in the post-combination company, Syniverse’s existing stockholders are expected to designate the greatest number of directors of the post-combination company, Syniverse will comprise the ongoing operations of the post-combination company, Syniverse’s relevant measures, such as assets, revenues, cash flows and earnings, are higher than MBAC’s, and Syniverse’s existing senior management will be the senior management of the post-combination company. Subsequent to the completion of these series of transactions, Syniverse will be the reporting entity with its historical and future financial information being the financial information of the public registrant. See the section entitled “Proposal No. 1—The Business Combination Proposal—Accounting Treatment.”

Tax Consequences

The U.S. federal income tax consequences of the redemption depend on your particular facts and circumstances. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Material U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Innisfree to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person (which would include presence via the virtual meeting platform) if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Company Stockholders—Revoking Your Proxy.”

Independent Director Oversight

Our Board is composed of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the Business Combination, our independent directors, Messrs. Gerard, Garrison,

Roehm and Yeary, took an active role in evaluating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates that could arise with regard to the proposed terms of the: (i) Merger Agreement; (ii) Sponsor Subscription Agreement; (iii) Brigade Subscription Agreement; (iv) Sponsor Agreement; (v) Stockholders Agreement; (vi) Registration Rights Agreement; and (vii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. They were also aware of and considered the existing relationship of Brigade with Syniverse and the potential conflicts of interest that could exist for Brigade and the staff seconded to the Company. Our independent directors also own shares of Common Stock, the value of which may be affected by the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Although Mr. Vincent qualifies as an independent director under the applicable NYSE rules, he recused himself from certain discussions concerning the Business Combination on account of his relationship with Brigade.

Please see the sections entitled “Proposal No. 1—The Business Combination Proposal—Independent Director Oversight” and “Beneficial Ownership of Securities.”

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination” for additional detail regarding the reasons for the Board’s recommendation.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. In addition, Mr. Vincent recused himself from certain discussions concerning the Business Combination on account of his relationship with Brigade. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. Please see “Special Meeting of Company Stockholders—Recommendation to Company Stockholders.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. In addition, Mr. Vincent recused himself from certain discussions concerning the Business Combination on account of his relationship with Brigade. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•

the fact that our Sponsor paid an aggregate of $25,000 for 9,975,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $99,750,000 assuming a per share value of $10.00, but, given the restrictions on such shares (including the lock-up and vesting terms described elsewhere in this proxy statement), we believe such shares have less value;

•

the fact that 70% of our Sponsor’s Founder Shares will vest at the Closing and the remaining 30% of such Founder Shares will vest on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances as described therein;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

•

the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by March 8, 2023;

•

the fact that our Sponsor paid an aggregate of approximately $11,250,000 for its 7,500,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor has entered into the Sponsor Subscription Agreement pursuant to which, at the Closing, Sponsor will purchase 1,500,000 shares of Class A Stock at a price of $10.00 per share in the PIPE Investment;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that all of our directors, other than Mr. Roehm, hold membership interests in our Sponsor, and Mr. Roehm holds 25,000 Founder Shares directly;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated by March 8, 2023;

•

that our Sponsor, officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Investment. As of the date of this proxy statement, such reimbursement is estimated to be approximately $[                ] in the aggregate. However, if the Company fails to consummate a business combination within the completion window, they will not have any claim against the Trust Account for reimbursement. Accordingly, the Company may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the completion window;

•

that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments provides that certain transactions are not “corporate opportunities” and that our Sponsor, its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity;

•

that, at the Closing, we will enter into the Stockholders Agreement, which entitles the Sponsor to appoint two directors to the Board following the Closing, subject to certain minimum ownership requirements and, as such, in the future such directors will receive any cash fees, stock options or stock awards that the post-combination company’s Board determines to pay to its nonexecutive directors;

•

that, at the Closing, we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•	the fact that we were organized by executives from each of M-III Partners and Brigade, which is a participant in the PIPE Investment;

•	that one of our directors, Mr. Vincent, is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade;

•

that certain employees of Brigade were seconded to us to, among other things, provide (i) introductions to key management of companies and investors with which Brigade has relationships and other potential sources of business combination targets, (ii) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and (iii) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process, and that such employees of Brigade played an important role in conducting due diligence with respect to Syniverse, securing the funds from the PIPE Investors and facilitating the entry into the Merger Agreement;

•

that Brigade is a participant in the PIPE Investment and will, at the Closing, purchase shares of both Class A Stock and Preferred Stock, which ranks senior to our other capital stock, including the Class A Stock, and will provide Brigade with certain benefits not available to our public stockholders; and

•	that Brigade is a lender to Syniverse and will receive proceeds in the transaction from the refinancing of Syniverse’s outstanding indebtedness upon consummation of the Business Combination.

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page [    ] of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and Syniverse to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of Syniverse prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination.

Below is a summary of some of the principal risks Syniverse faces:

•	System failures, delays and other problems could harm Syniverse’s reputation and business, cause Syniverse to lose customers and expose Syniverse to customer liability;

•	Syniverse does not control the networks over which many of its services are transmitted, and a failure in the operations of such networks could adversely affect Syniverse’s business;

•

Breaches in data security and lapses in data privacy as well as disruptions and other damages to Syniverse’s information technology or “IT” operations and system networks may adversely impact Syniverse’s business operations, its reputation, the satisfaction of its customers, suppliers and vendors and may lead to reputational damage and significant liabilities;

•	Syniverse’s reliance on third-party vendors for communications software, hardware and other infrastructure components exposes Syniverse to a variety of risks it cannot control;

•

If Syniverse does not successfully complete its digital transformation, it could fail to meet market expectations with respect to the performance of its products and services and its business, financial condition and results of operations could be adversely impacted;

•	Syniverse’s success depends on its ability to attract and maintain talented employees;

•	Syniverse depends on a small number of customers for a significant portion of its revenues and the loss of any of its major customers would harm it;

•	COVID-19 could continue to negatively impact Syniverse’s financial performance;

•	The market for Syniverse’s services is intensely competitive, and many of its competitors have significant financial, technical, marketing and other resources;

•	Future consolidation among Syniverse’s customer base and decisions by its customers to develop in-house alternatives to its services would negatively impact its financial performance;

•	Syniverse’s relationship with Twilio may not prove to be accretive and any loss of Twilio as a customer or commercial partner could harm Syniverse’s business;

•

Syniverse’s failure to achieve or sustain desired pricing levels or to offset price reductions with increased transaction volumes, could impact its ability to maintain profitability or positive cash flow;

•

If Syniverse does not adapt to rapid technological change in the industries it serves and successfully develop, introduce and market new products and services, or such products and services are not widely adopted by its current or targeted customers, its prospects, financial condition and results of operation could be materially adversely affected;

•	Most of Syniverse’s customer contracts do not provide for minimum payments at or near its historical levels of revenues from these customers;

•	Syniverse’s international operations are subject to uncertainties that could adversely affect its operating results;

•	Political instability in certain countries in which Syniverse operates could have an adverse impact on its business and operations;

•	Syniverse’s international operations require it to comply with anti-corruption laws and regulations of the U.S. government and various international jurisdictions;

•	Syniverse currently conducts limited business operations and expects to continue such operations in countries targeted by United States and European Union economic sanctions;

•	Syniverse may not be able to receive or retain licenses or authorizations that may be required for it to sell its services internationally;

•	Fluctuations in currency exchange rates may adversely affect Syniverse’s results of operations;

•	Syniverse may be unsuccessful in achieving its growth strategies or its transformation initiatives, which could limit its profitability;

•	Syniverse conducts business in both domestic and international markets with complex and evolving tax rules, which subjects it to taxation-related risks;

•	Regulations affecting Syniverse’s customers and Syniverse and future regulations to which they or Syniverse may become subject may harm Syniverse’s business;

•

Because some of Syniverse’s services are used to collect and store personal information of its customers’ employees or customers, privacy concerns could result in additional costs and liability to Syniverse or inhibit sales of its services;

•	Failure to protect Syniverse’s intellectual property rights adequately may have a material adverse effect on its results of operations or its ability to compete;

•	If third parties claim that Syniverse is in violation of their intellectual property rights, it could have a negative impact on Syniverse’s results of operations and ability to compete;

•

If third parties claim that Syniverse’s products or services infringe on their intellectual property rights, Syniverse may be required to indemnify its customers for any damages or costs they incur in connection with such claims;

•	Syniverse is party to a number of lawsuits that arise in the ordinary course of business and may become party to others in the future;

•	The costs and difficulties of acquiring and integrating complementary businesses and technologies could impede Syniverse’s future growth, diminish its competitiveness, and harm its operations;

•	Unfavorable general economic conditions in the United States or in other major global markets could negatively impact Syniverse’s financial performance;

•

Syniverse projections provided to the MBAC Board and included in this proxy statement are subject to significant risks, assumptions, estimates and uncertainties and were prepared more than six months prior to the date of this proxy statement. As a result, Syniverse’s projected revenues, market share, expenses and profitability may differ materially from its expectations;

•

Syniverse incurs variable termination fees on behalf of its enterprise messaging customers when it terminates A2P messages into a mobile operator’s network. Syniverse bears the payment risks associated with these fees if its enterprise messaging customers do not reimburse these fees to it in a timely manner, or at all;

•	Syniverse’s financial results may be adversely affected if its intangible assets or goodwill are impaired;

•

If Syniverse fails to maintain effective internal controls over financial reporting at a reasonable assurance level, Syniverse may not be able to accurately report its financial results and may be required to restate previously published financial information;

•

Fulfilling Syniverse’s obligations incident to being a public company, including compliance with the Exchange Act and the requirements of the NYSE, SOX and the Dodd-Frank Act, will be expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on its future results of operations and its stock price; and

•

At the conclusion of the transaction, the post-combination company will have five large shareholders, Carlyle, Twilio, Sponsor, Brigade and Oak Hill, whose interests in the post-combination company’s business may be different than yours.

Below is a summary of some of the principal risks related to Syniverse’s indebtedness and the Refinancing:

•

Syniverse has substantial debt and may incur substantial additional debt, which could adversely affect the post-combination company’s financial health, reduce its profitability, limit its ability to obtain financing in the future and pursue certain business opportunities and make payments on its indebtedness;

•

The New Credit Agreement will contain restrictions and limitations that could significantly impact the post-combination company’s ability and the ability of most of its subsidiaries to engage in certain business and financial transactions;

•

Any amounts that we use to service or redeem our Preferred Stock will not be available for distributions to our common stockholders and, if converted, would have a dilutive impact on our Class A Stock;

•	The post-combination company may have future capital needs and may not be able to obtain additional financing on acceptable terms or at all; and

•	An increase in interest rates would increase the cost of servicing the post-combination company’s debt and could reduce its profitability, decrease its liquidity and impact its solvency.

Below is a summary of some of the principal risks related to the Company and the Business Combination:

•	The ability to complete the Business Combination or any delay in the Closing;

•

The occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or the termination of any PIPE Subscription Agreement or the Twilio Subscripton Agreement;

•	The ability to maintain the listing of the Company’s securities on a national securities exchange following the Business Combination;

•	The potential liquidity and trading of the Company’s public securities;

•

The inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, the amount of cash available following any redemption of public shares by the Company’s stockholders;

•	Any potential litigation involving the Company or Syniverse;

•	Costs related to the Business Combination;

•	Expectations regarding the Company’s status as a “controlled company” within the meaning of the NYSE corporate governance requirements;

•	The fact that after the Business Combination, we will have limited ability to influence the post-combination company as the post-combination company will be controlled by Carlyle and Twilio; and

•	Other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

The following table contains selected historical consolidated financial data for the Company as of June 30, 2021 and December 31, 2020, for the six months ended June 30, 2021 and for the period from December 16, 2020 (inception) through December 31, 2020. The data as of June 30, 2021 and for the six-month period ended June 30, 2021 have been derived from the unaudited financial statements of the Company included elsewhere in this proxy statement, and the data as of December 31, 2020 and for the period from December 16, 2020 (inception) through December 31, 2020 have been derived from the audited financial statements of the Company included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year.

The Company’s historical results are not necessarily indicative of the results that may be expected for any other period in the future and the Company’s results for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2021 or any other period. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and in our condensed financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement. The Company is providing the following selected historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.

Statement of Operations Data:

	Six months ended June 30, 2021	For the Period from December 16, 2020 (inception) through December 31, 2020
Formation and operating costs	$242,325	$—

Loss from operations	(242,325)	—
Other income/(expense):
Change in fair value of derivative liability	3,820,577
Excess fair value of private placement warrants over consideration paid	(529,653)
Transaction costs	(1,182,124)
Interest income	20,665

Total other income/(expense)	2,129,465

Net income	$1,887,140

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	22,156,990	10,000,000

Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.00

Basic and diluted weighted average shares outstanding, non-redeemable common stock	13,964,557

Basic and diluted net income per share, non-redeemable common stock	$0.14	$0.00

Balance Sheet Data:

	As of June 30, 2021	As of December 31, 2020
ASSETS
Current Assets
Cash	$1,511,407	$—
Prepaid expenses	853,573	—

Total Current Assets	2,364,980	—
Marketable securities held in Trust Account	400,020,665	—

Deferred offering costs	—	25,000

TOTAL ASSETS	$402,385,645	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$20,759	—
Taxes payable	2,250	—

Total current liabilities	23,009	—
Warrant liability	28,513,040	—
Deferred underwriters’ discount	14,000,000	—

Total Liabilities	42,536,049	—

Commitments		—
Class A common stock subject to possible redemption, 35,484,597 shares at redemption value	354,849,594	—
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value; 450,000,000 shares authorized; 4,515,403 issued and outstanding (excluding 35,484,597 shares subject to possible redemption)	451	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 10,000,000 shares issued and outstanding	1,000	1,150
Additional paid-in capital	3,111,411	23,850
Retained Earnings	1,887,140	—

Total Stockholders’ Equity	5,000,002	25,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$402,385,645	$25,000

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF SYNIVERSE

The following table contains selected historical consolidated financial data for Syniverse as of May 31, 2021 and for the six months ended May 31, 2021 and May 31, 2020. Such data have been derived from the unaudited consolidated financial statements of Syniverse included elsewhere in this proxy statement.

Also presented below is selected historical consolidated financial data for Syniverse as of and for the eleven months ended November 30, 2020 and for the twelve months ended December 31, 2019. Such data have been derived from the audited financial statements of Syniverse included elsewhere in this proxy statement.

Syniverse’s historical results are not necessarily indicative of the results that may be expected for any other period in the future and Syniverse’s results for the six months ended May 31, 2021 are not necessarily indicative of the results that may be expected for the full year ending November 30, 2021 or any other period. The information below is only a summary and should be read in conjunction with the section entitled “Syniverse’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Syniverse’s financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement. Syniverse is providing the following selected historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.

	Six Months Ended May 31,		Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
(in thousands, except per share amounts)	2021	2020
Revenues	$332,103	$325,396	$589,581	$743,847
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	184,540	162,076	299,150	352,643
Sales and marketing	25,158	31,967	55,950	71,475
General and administrative	46,829	45,231	86,938	96,356
Depreciation and amortization	42,490	55,203	98,964	127,223
Employee termination benefits(1)	—	—	—	(189)
Restructuring expense(2)	2,358	2,684	23,686	8,704

	301,375	297,161	564,688	656,212

Operating income	30,728	28,235	24,893	87,635
Other expense, net:
Interest expense	(80,935)	(85,996)	(154,516)	(167,361)
Equity loss in investees	(1,192)	(384)	(1,633)	(1,813)
Other, net	(3,669)	1,618	(3,464)	(1,989)

	(85,796)	(84,762)	(159,613)	(171,163)

Loss before (benefit from) provision for income taxes	(55,068)	(56,527)	(134,720)	(83,528)
(Benefit from) provision for income taxes	2,581	6,415	8,633	16,086

Net loss	(57,649)	(62,942)	(143,353)	(99,614)
Net income (loss) attributable to noncontrolling interest	550	(55)	981	2,700

Net loss attributable to Syniverse Corporation	$(58,199)	$(62,887)	$(144,334)	$(102,314)

Net loss per share attributable to Syniverse Corporation, basic and diluted	$(0.47)	$(0.51)	$(1.18)	$(0.84)
Weighted average shares outstanding, basic and diluted	122,657	122,660	122,767	122,120

	May 31, 2021	November 30, 2020	December 31, 2019
Total Assets	$2,826,739	$2,854,394	$2,865,468
Total Debt	$1,938,189	$1,942,293	$1,862,411

(1)	Employee termination benefits represents costs related to severance and other employee related costs that are unrelated to a restructuring plan.
(2)

Restructuring represents costs related to certain exit activities such as involuntary termination costs and contract termination costs. Refer to Note 12—“Restructuring” to “Syniverse Corporation Notes to Consolidated Financial Statements” in Syniverse’s financial statements included elsewhere in this proxy statement for additional information regarding restructuring activities.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and Syniverse adjusted to give effect to the Business Combination described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MBAC will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Syniverse issuing stock for the net assets of MBAC, accompanied by a recapitalization. The net assets of MBAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

The selected pro forma information has been derived from, and should be read in conjunction with, the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and the historical financial statements of the Company and Syniverse and related notes included elsewhere in this proxy statement. The selected pro forma information is not necessarily indicative of what the post-combination company’s financial position or result of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the selected pro forma information does not purport to project the future financial position or operating results of the post-combination company.

The selected unaudited pro forma condensed combined balance sheet data combines the Syniverse unaudited condensed consolidated balance sheet as of May 31, 2021 and the MBAC unaudited condensed consolidated balance sheet as of June 30, 2021, giving effect to the Business Combination and related transactions as if such transactions had been consummated on May 31, 2021.

The selected unaudited pro forma condensed combined statements of operations data combines the Syniverse unaudited condensed consolidated statement of operations for the six months ended May 31, 2021 with the MBAC unaudited consolidated statement of operations for the six months ended June 30, 2021 and the Syniverse audited consolidated statement of operations for the eleven months ended November 30, 2020 with MBAC’s audited consolidated statement of operations for the period from December 16, 2020 (inception) through December 31, 2020, giving effect to the Business Combination and related transactions as if such transactions had been consummated on January 1, 2020.

The following table presents selected pro forma information after giving effect to the Business Combination, presented under two scenarios:

•	Assuming No Redemptions: This presentation assumes that no public stockholders exercise their right to have their Class A Stock converted into their pro rata share of the Trust Account; and

•

Assuming Maximum Redemptions: This presentation assumes (i) an additional $250.0 million cash investment from Twilio and (ii) that 29,002,067 shares of Class A Stock are redeemed for an aggregate payment of $290.0 million, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of $10.00 per share based on the Trust Account balance as of June 30, 2021 and still satisfy the Minimum Cash Condition required to consummate the Business Combination, after giving effect to the PIPE Investment, but before giving effect to the Twilio Investment of $750.0 million, the Refinancing and estimated transaction costs incurred in connection with the Business Combination.

	Assuming No Redemptions		Assuming Maximum Redemptions(2)
Equity Capitalization Summary(1)	Shares	%	Shares	%
Class A Stock
MBAC Public Shareholders	40,000,000	20.9%	10,997,934	5.9%
MBAC Founders(3)	11,500,000	6.0%	11,500,000	6.1%
Total MBAC	51,500,000	26.9%	22,497,934	12.0%
Carlyle	70,340,332	36.7%	70,431,804	37.5%
Other Syniverse Corporation stockholders	1,575,553	0.8%	1,577,602	0.8%
Total Syniverse Corporation stockholders(4)	71,915,885	37.5%	72,009,406	38.4%
Brigade(5)	13,835,130	7.2%	13,835,130	7.4%
Oak Hill(6)	9,137,189	4.8%	9,137,189	4.9%
Twilio(7).	45,288,908	23.6%	45,288,735	24.1%
Total Class A	191,677,112	100.0%	162,768,393	86.7%
Class C Stock
Twilio	—	0.0%	24,905,008	13.3%
Total Class A and Class C	191,677,112	100.0%	187,673,402	100.0%

(1)

The equity capitalization summary excludes 2,906,635 unvested Syniverse RSU Awards that will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(2)

Assumes that 29,002,067 of shares of Class A Stock (the maximum number of Class A Stock that could be redeemed in connection with the Business Combination based on an assumed per share redemption price of $10.00 per share) are redeemed in connection with the Business Combination under the terms of the Merger Agreement. Under the maximum redemptions scenario, the economic ownership and voting power of the existing Syniverse Corporation stockholders increases from 37.5% to 38.4%.

(3)

Consists of (i) 9,975,000 Founder Shares held by our Sponsor and 25,000 Founder Shares held by Mr. Roehm, one of our directors and (ii) 1,500,000 shares of Class A Stock that the Sponsor is purchasing pursuant to the Sponsor Subscription Agreement. Each Founder Share will be converted at the Closing into one share of Class A Stock. The Founder Shares include 3,000,000 shares of Class A Stock that will not vest at the Closing and will be subject to certain contractual vesting requirements as described under the section entitled “Proposal No. 1—Business Combination Proposal—Related Agreements—Sponsor Agreement.”

(4)

Represents existing Syniverse Corporation stockholders’ (including Carlyle’s) interest in shares of MBAC Class A Stock following the Closing and the exchange of shares of Syniverse common stock into MBAC Class A Stock pursuant to the terms of the Merger Agreement.

(5)

Represents Brigade’s portion of the PIPE Investment. Pursuant to the Brigade Subscription Agreements, Brigade has agreed to purchase an aggregate of (i) 3,750,000 shares of MBAC Class A Stock for $10.00 per share and (ii) 115,979 shares of MBAC Preferred Stock (shown on as-converted into Class A Stock basis) for $970.00 per share.

(6)

Represents Oak Hill’s portion of the PIPE Investment. Pursuant to the Oak Hill Subscription Agreement, Oak Hill has agreed to purchase an aggregate of (i) 1,666,667 shares of MBAC Class A Stock for $10.00 per share and (ii) 85,911 shares of MBAC Preferred Stock (shown on as-converted into Class A Stock basis) for $970.00 per share.

(7)

A portion of Twilio’s Class A Stock will be replaced by Class C Stock in the maximum redemptions scenario in accordance with the Framework Agreement and the Twilio Subscription Agreement. Twilio’s combined number of shares of Class A Stock and Class C Stock, if applicable, will increase in the maximum redemptions scenario in accordance with the Framework Agreement and the Twilio Subscription Agreement. For additional detail on the terms of the Class C Stock, the Twilio Subscription Agreement and the Framework Agreement, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Framework Agreement” and “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement—Twilio Subscription Agreement.”

(in thousands, except per share amounts)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Selected Unaudited Pro Forma Balance Sheet Data as of May 31, 2021
Total assets	$2,878,072	$2,838,051
Total liabilities	$1,315,939	$1,315,939
Total stockholders’ equity	$1,360,070	$1,320,049
Noncontrolling interest	$9,629	$9,629
Total liabilities, temporary equity and stockholders’ equity	$2,878,072	$2,838,051
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Six Months Ended May 31, 2021
Revenues	$332,103	$332,103
Operating income	$30,486	$30,486
Net (loss)	$(24,031)	$(24,031)
Total comprehensive (loss) attributable to common stockholders	$(4,406)	$(4,406)
Net loss per share of Class A common stock—basic and diluted	$(0.19)	$(0.19)
Net loss per share of Class C common stock—basic and diluted	$0.00	$(0.19)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Eleven Months Ended November 30, 2021
Revenues	$589,581	$589,581
Operating income	$(11,612)	$(11,612)
Net (loss)	$(119,562)	$(119,562)
Total comprehensive (loss) attributable to common stockholders	$(99,790)	$(99,790)
Net loss per share of Class A common stock—basic and diluted	$(0.79)	$(0.80)
Net loss per share of Class C common stock—basic and diluted	$0.00	$(0.80)

If the facts or preliminary conclusions are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different, and those differences could be material.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement and in any document incorporated by reference herein that are not purely historical are forward-looking statements. The information included in this proxy statement in relation to Syniverse and the Company has been provided by Syniverse and the Company and their respective management teams. Forward-looking statements include statements relating to Syniverse’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that are or refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement and in any document incorporated by reference herein may include, for example, statements about the Business Combination, the benefits of the Business Combination, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Syniverse operates, including estimates and forecasts of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future sales channels and strategies, and future market launches and expansion.

Factors that may cause actual results to differ materially from current expectations include, among other things:

•

our inability to complete the transactions contemplated by the Merger Agreement, including due to failure to obtain approval of the stockholders of the Company or other conditions to Closing in the Merger Agreement;

•

our inability to satisfy or waive certain Closing conditions to the Business Combination, including, among others, (i) approval of the Business Combination, the NYSE Proposal, the Charter Proposal and the Director Election Proposal by the stockholders of the Company, (ii) the expiration of the applicable waiting period under the HSR Act and (iii) the Minimum Cash Condition;

•	the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby;

•	risks related to the uncertainty of the projected financial information with respect to Syniverse;

•	the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the Business Combination;

•	risks related to the post-combination company’s ability to raise financing in the future;

•	the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

•	our directors and officers potentially having conflicts of interest with our business or in approving the Business Combination;

•	intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate;

•	the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control;

•	the effect of legal, tax and regulatory changes;

•	the receipt by the Company or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the transactions described herein;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that Syniverse may be adversely affected by other economic, business, and/or competitive factors;

•	the amount of redemption requests made by the Company’s public stockholders;

•

the impact of the continuing COVID-19 pandemic on the Company, Syniverse’s business and the projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and

•	other risks and uncertainties disclosed in this proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by the Company.

In addition, Syniverse is subject to the following risk factors, among other things:

•	System failures, delays and other problems could harm Syniverse’s reputation and business, cause Syniverse to lose customers and expose Syniverse to customer liability;

•	Syniverse does not control the networks over which many of its services are transmitted, and a failure in the operations of such networks could adversely affect Syniverse’s business;

•

Breaches in data security and lapses in data privacy as well as disruptions and other damages to Syniverse’s information technology or “IT” operations and system networks may adversely impact Syniverse’s business operations, its reputation, the satisfaction of its customers, suppliers and vendors and may lead to reputational damage and significant liabilities;

•	Syniverse’s reliance on third-party vendors for communications software, hardware and other infrastructure components exposes Syniverse to a variety of risks it cannot control;

•

If Syniverse does not successfully complete its digital transformation, it could fail to meet market expectations with respect to the performance of its products and services and its business, financial condition and results of operations could be adversely impacted;

•	Syniverse’s success depends on its ability to attract and maintain talented employees;

•	Syniverse depends on a small number of customers for a significant portion of its revenues and the loss of any of its major customers would harm it;

•	COVID-19 could continue to negatively impact Syniverse’s financial performance;

•	The market for Syniverse’s services is intensely competitive, and many of its competitors have significant financial, technical, marketing and other resources;

•	Future consolidation among Syniverse’s customer base and decisions by its customers to develop in-house alternatives to its services would negatively impact its financial performance;

•	Syniverse’s relationship with Twilio may not prove to be accretive and any loss of Twilio as a customer or commercial partner could harm Syniverse’s business;

•

Syniverse’s failure to achieve or sustain desired pricing levels or to offset price reductions with increased transaction volumes, could impact its ability to maintain profitability or positive cash flow;

•

If Syniverse does not adapt to rapid technological change in the industries it serves and successfully develop, introduce and market new products and services, or such products and services are not widely adopted by its current or targeted customers, its prospects, financial condition and results of operation could be materially adversely affected;

•	Most of Syniverse’s customer contracts do not provide for minimum payments at or near its historical levels of revenues from these customers;

•	Syniverse’s international operations are subject to uncertainties that could adversely affect its operating results;

•	Political instability in certain countries in which Syniverse operates could have an adverse impact on its business and operations;

•	Syniverse’s international operations require it to comply with anti-corruption laws and regulations of the U.S. government and various international jurisdictions;

•	Syniverse currently conducts limited business operations and expects to continue such operations in countries targeted by United States and European Union economic sanctions;

•	Syniverse may not be able to receive or retain licenses or authorizations that may be required for it to sell its services internationally;

•	Fluctuations in currency exchange rates may adversely affect Syniverse’s results of operations;

•	Syniverse may be unsuccessful in achieving its growth strategies or its transformation initiatives, which could limit its profitability;

•	Syniverse conducts business in both domestic and international markets with complex and evolving tax rules, which subjects it to taxation-related risks;

•	Regulations affecting Syniverse’s customers and Syniverse and future regulations to which they or Syniverse may become subject may harm Syniverse’s business;

•

Because some of Syniverse’s services are used to collect and store personal information of its customers’ employees or customers, privacy concerns could result in additional costs and liability to Syniverse or inhibit sales of its services;

•	Failure to protect Syniverse’s intellectual property rights adequately may have a material adverse effect on its results of operations or its ability to compete;

•	If third parties claim that Syniverse is in violation of their intellectual property rights, it could have a negative impact on Syniverse’s results of operations and ability to compete;

•

If third parties claim that Syniverse’s products or services infringe on their intellectual property rights, Syniverse may be required to indemnify its customers for any damages or costs they incur in connection with such claims;

•	Syniverse is party to a number of lawsuits that arise in the ordinary course of business and may become party to others in the future;

•	The costs and difficulties of acquiring and integrating complementary businesses and technologies could impede Syniverse’s future growth, diminish its competitiveness, and harm its operations;

•	Unfavorable general economic conditions in the United States or in other major global markets could negatively impact Syniverse’s financial performance;

•	Syniverse projections provided to the MBAC Board and included in this proxy statement are subject to significant risks, assumptions, estimates and uncertainties and were prepared more than six months prior to the date of this proxy statement. As a result, Syniverse’s projected revenues, market share, expenses and profitability may differ materially from its expectations;

•

Syniverse incurs variable termination fees on behalf of its enterprise messaging customers when it terminates A2P messages into a mobile operator’s network. Syniverse bears the payment risks associated with these fees if its enterprise messaging customers do not reimburse these fees to it in a timely manner, or at all;

•	Syniverse’s financial results may be adversely affected if its intangible assets or goodwill are impaired;

•

If Syniverse fails to maintain effective internal controls over financial reporting at a reasonable assurance level, Syniverse may not be able to accurately report its financial results and may be required to restate previously published financial information;

•

Fulfilling Syniverse’s obligations incident to being a public company, including compliance with the Exchange Act and the requirements of the NYSE, SOX and the Dodd-Frank Act, will be expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on its future results of operations and its stock price;

•

At the conclusion of the transaction, the post-combination company will have five large shareholders, Carlyle, Twilio, Sponsor, Brigade and Oak Hill, whose interests in the post-combination company’s business may be different than yours;

•

Syniverse has substantial debt and may incur substantial additional debt, which could adversely affect the post-combination company’s financial health, reduce its profitability, limit its ability to obtain financing in the future and pursue certain business opportunities and make payments on its indebtedness;

•

The New Credit Agreement will contain restrictions and limitations that could significantly impact the post-combination company’s ability and the ability of most of its subsidiaries to engage in certain business and financial transactions;

•

Any amounts that we use to service or redeem our Preferred Stock will not be available for distributions to our common stockholders and, if converted, would have a dilutive impact on our Class A Stock;

•	The post-combination company may have future capital needs and may not be able to obtain additional financing on acceptable terms or at all; and

•	An increase in interest rates would increase the cost of servicing the post-combination company’s debt and could reduce its profitability, decrease its liquidity and impact its solvency.

Stockholders are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of Syniverse and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or Syniverse may face additional risks and uncertainties that are not presently known to us or Syniverse, or that we or Syniverse currently deem immaterial, which may also impair our or Syniverse’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risk Related to Syniverse’s Business

System failures, delays and other problems could harm Syniverse’s reputation and business, cause Syniverse to lose customers and expose Syniverse to customer liability.

Syniverse’s success depends on its ability to provide reliable services to its customers. Syniverse’s operations could be interrupted or degraded by any damage to or failure of:

•	its computer software or hardware, or its customers’ or suppliers’ computer software or hardware;

•	its networks, its customers’ networks or its suppliers’ networks; and

•	its connections and outsourced service arrangements with third parties.

Syniverse’s systems and operations are also vulnerable to damage or interruption from:

•	power loss, transmission cable cuts and other telecommunications and utility failures;

•	hurricanes, fires, earthquakes, floods and other natural disasters;

•	a terrorist attack in the United States or in another country in which Syniverse operates;

•	interruption of service arising from facility migrations, resulting from changes in business operations including acquisitions and data center migrations;

•	computer viruses, software defects and the impacts of malware and hackers;

•	loss or misuse of proprietary information or customer data that compromises security, confidentiality or integrity; and

•	errors by Syniverse’s employees or third-party service providers.

From time to time in the ordinary course of Syniverse’s business, Syniverse’s network nodes and other systems experience temporary outages. As a means of ensuring continuity in the services Syniverse provides to customers, Syniverse has invested in system redundancies, proactive alarm monitoring and other back-up infrastructure, though Syniverse cannot assure you that it will be able to re-route its services over its back-up facilities and provide continuous service to customers in all circumstances without material degradation. Because many of Syniverse’s services play a mission-critical role for its customers, any damage to or failure of the infrastructure it relies on, including that of its customers and vendors, could disrupt or degrade the operation of its network and the provision of its services, result in the loss of current and potential customers and expose Syniverse to potential liability under its customer contracts.

Syniverse does not control the networks over which many of its services are transmitted, and a failure in the operations of such networks could adversely affect Syniverse’s business.

Syniverse’s business depends upon the capacity, reliability and security of the networks and infrastructure owned and managed by third parties, including its vendors and customers that are used to deliver its services. These networks could fail for a variety of reasons, including new technology incapability, the degradation of network performance under the strain of too many mobile customers using the network, a general failure from natural disaster or a political or regulatory situation. Syniverse has no control over the operation, quality or maintenance of a significant portion of these networks and infrastructure or whether the third parties who own and operate these networks will upgrade or improve the software, equipment and services incorporated into these networks. If one or more of these companies is unable or unwilling to supply or expand its levels of service to Syniverse in the future, Syniverse’s operations could be severely impacted. In addition, rapid changes in the telecommunications industry have led to industry consolidation. This consolidation may cause the availability, pricing and quality of the services Syniverse uses to vary and could lengthen the amount of time it takes to deliver the services that Syniverse uses, in particular for those services for which Syniverse needs access to mobile operators’ networks in order to deliver.

Breaches in data security and lapses in data privacy, as well as disruptions and other damages to Syniverse’s information technology or “IT” operations and system networks, may adversely impact Syniverse’s business operations, its reputation, the satisfaction of its customers, suppliers and vendors and may lead to reputational damage and significant liabilities.

Syniverse’s IT systems are subject to security risks that could seriously harm Syniverse’s business and Syniverse may incur increasing costs in an effort to minimize those risks. Syniverse’s services require that it electronically receive, process, store and transmit customer information, which includes certain sensitive consumer and end-user data. These risks are likely to increase as Syniverse expands its technology and network footprint. Cybersecurity incidents can result from human error, equipment failure, fraud, deliberate attacks or unintentional events. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cybersecurity attacks are becoming more sophisticated and include, but are not limited to, malicious software, ransomware that encrypts critical data as part of a scheme to extort payment, attempts to gain unauthorized access to data (either directly or through Syniverse’s vendors and customers), extortionate threats to disclose compromised or stolen data to the public, and other electronic or cybersecurity breaches.

Syniverse has experienced, and may in the future face, hackers, cybercriminals or others gaining unauthorized access to, or otherwise misusing, its systems to misappropriate its proprietary information and technology, interrupt its business, and/or gain unauthorized access to its or its customers’ confidential information.

For example, in May 2021, Syniverse became aware of unauthorized access to its operational and information technology systems by an unknown individual or organization (the “May 2021 Incident”). Promptly upon Syniverse’s detection of the unauthorized access, Syniverse launched an internal investigation, notified law enforcement, commenced remedial actions and engaged the services of specialized legal counsel and other incident response professionals. Syniverse has conducted a thorough investigation of the incident.

The results of the investigation revealed that the unauthorized access began in May 2016. Syniverse’s investigation revealed that the individual or organization gained unauthorized access to databases within its network on several occasions, and that login information allowing access to or from its Electronic Data Transfer (“EDT”) environment was compromised for approximately 235 of its customers. All EDT customers have been notified and have had their credentials reset or inactivated, even if their credentials were not impacted by the incident. All customers whose credentials were impacted have been notified of that circumstance.

Syniverse has notified all affected customers of this unauthorized access where contractually required, and Syniverse has concluded that no additional action, including any customer notification, is required at this time.

Syniverse did not observe any evidence of intent to disrupt its operations or those of its customers and there was no attempt to monetize the unauthorized activity. Syniverse did not experience and does not anticipate that these events will have any material impact on its day-to-day operations or services or its ability to access or process data. Syniverse has maintained, and currently maintains, cyber insurance that it anticipates will cover a substantial portion of its expenditures in investigating and responding to this incident.

While Syniverse believes it has identified and adequately remediated the vulnerabilities that led to the incidents described above, there can be no guarantee that Syniverse will not uncover evidence of exfiltration or misuse of its data or IT systems from the May 2021 Incident, or that it will not experience a future cyber-attack leading to such consequences. Any such exfiltration could lead to the public disclosure or misappropriation of customer data, Syniverse’s trade secrets or other intellectual property, personal information of its employees, sensitive information of its customers, suppliers and vendors, or material financial and other information related to its business. The release of any of this information could have a material adverse effect on Syniverse’s business, reputation, financial condition and results of operations.

Syniverse expends significant resources to protect against such threats and may be required to further expend resources to alleviate problems caused by physical, electronic, and cybersecurity breaches. Regardless of Syniverse’s expenditures and protective efforts, Syniverse may not be able to implement security measures in a sufficiently timely manner or, if implemented, these measures could be circumvented and Syniverse may fail to detect and/or respond to security breaches in a timely manner. Despite Syniverse’s security measures, its IT systems and infrastructure or those of third parties on which it relies may still be vulnerable to such cyber incidents. The results of these incidents could include, but are not limited to, disrupted operations, increased risks of lawsuits, misstated or misappropriated financial data, theft of Syniverse’s intellectual property or other confidential information (including of Syniverse’s customers, suppliers, vendors and employees), liability for stolen assets or information, increased cybersecurity protection costs, including costs related to maintaining cyber insurance, and reputational damage adversely affecting customer or investor confidence. In addition, if any information about Syniverse’s customers, including payment information or personal data, were the subject of or misappropriated in a successful cybersecurity attack against Syniverse, Syniverse could be subject to investigations and litigation or other claims by the affected customers and data protection regulators in multiple jurisdictions. Furthermore, if a high-profile security breach or cyberattack occurs affecting another provider of mission-critical mobile communications services, Syniverse’s customers, suppliers, vendors and prospective customers, suppliers and vendors may lose confidence in the security of these business models generally, which could harm Syniverse’s reputation and brand image. If Syniverse’s services are perceived as not being secure, Syniverse’s overall strategy to be a leading provider of technology solutions to the wireless ecosystem may be adversely impacted.

Syniverse’s reliance on third-party vendors for communications software, hardware and other infrastructure components exposes Syniverse to a variety of risks it cannot control.

The success of Syniverse’s business depends on the capability, reliability and security of its networks and platforms, many of which contain software, hardware and other infrastructure components supplied to Syniverse by its vendors. Syniverse cannot assure you that it will be able to continue to purchase the necessary software, hardware and other infrastructure components from these vendors on acceptable terms or at all. If Syniverse is unable to maintain current purchasing terms with these vendors, or if these vendors are unable to maintain the availability of their products, Syniverse may experience an increase in costs of purchasing these products or it may incur costs related to seeking alternative supplier services and migrating its services to different software and hardware vendors. In addition, Syniverse could experience disruption or degradation in its services which could impact its customers, its reputation and its revenues.

If Syniverse does not successfully complete its digital transformation, it could fail to meet market expectations with respect to the performance of its products and services and its business, financial condition and results of operations could be adversely impacted.

Technology is constantly and rapidly changing and Syniverse must continually strive to update its legacy IT infrastructure and existing operations. As part of its digital transformation, Syniverse endeavors to address its “technical debt,” which it defines as the dated legacy technologies and associated processes in which it has invested over time to support existing products, applications and services, and that must be continuously evolved and refreshed to adjust to business needs and new opportunities. If Syniverse does not sufficiently execute on its digital transformation, it may not meet market performance expectations related to quality, time to market, cost and innovation of its products and services. Some of Syniverse’s products, networks and systems are difficult and expensive to upgrade, and Syniverse may not be able to efficiently upgrade or change these to meet new demands without incurring significant costs that it may not be able to pass on to its customers, which could adversely impact its business, financial condition and results of operations. New system architectures to deliver services or the development of new technology that could be run less expensively on a different platform could accelerate obsolescence of Syniverse’s infrastructure or commodification of its products. In addition, the infrastructure that connects Syniverse’s networks to the internet and other external networks may become insufficient, including with respect to latency, capacity, reliability and connectivity. If Syniverse is not able to adapt to changing technologies or meet customer demands for new processes or technologies in a timely and cost-effective manner, or if Syniverse’s existing IT infrastructure is perceived as being outdated or less sophisticated than its competitors’, Syniverse will not be able to retain existing customers and attract new customers necessary to sustain and grow its business.

Syniverse’s success depends on its ability to attract and maintain talented employees.

Competition for talented and skilled employees in high-technology industries such as Syniverse’s is highly intense. Syniverse must be able to retain its tenured employee base that has acquired specialized knowledge, skills and industry relationships that are important to its business and operations, while at the same time attracting new employees with different skill sets to address the rapidly changing technology in its industry. Syniverse must understand the skills necessary to support its evolving business and provide the right training to its employees to ensure they have the proper skills necessary for it to compete. In addition, COVID-19 has accelerated a number of changes related to employee work patterns and Syniverse needs to be flexible when it thinks about employee compensation, benefits, work locations and other factors if it wants to continue to attract and maintain talented employees. The costs associated with attracting and retaining key technical and other personnel can be significant. If Syniverse is unable to attract, integrate, train, retain and motivate a skilled employee base, it may not be able to meet its strategic and financial objectives.

Syniverse depends on a small number of customers for a significant portion of its revenues and the loss of any of its major customers would harm it.

AT&T Mobility generated 11.4% and 13.5% of Syniverse’s total revenues for the six months ended May 31, 2021 and the eleven months ended November 30, 2020, respectively. A significant amount of Syniverse’s remaining revenues were generated by a small number of additional customers, including Twilio. For the six months ended May 31, 2021, Syniverse’s top 10 carrier customers accounted for approximately 45% of its carrier revenue, and its top 10 enterprise customers accounted for approximately 53% of its enterprise revenue. For the eleven months ended November 30, 2020, Syniverse’s top 10 carrier customers accounted for approximately 50% of its carrier revenue and its top 10 enterprise customers accounted for approximately 51% of its enterprise revenue. Syniverse expects to continue to depend upon a small number of customers, including Twilio, for a significant percentage of its revenues going forward. Since Syniverse’s major customers represent such a large part of its business, the loss of any of its major customers or any services provided to these customers would negatively impact its business. Any non-renewal of contracts with these customers could materially reduce Syniverse’s revenues.

COVID-19 could continue to negatively impact Syniverse’s financial performance.

COVID-19 was identified in China in late 2019 and has since spread throughout the world. Public and private sector policies and initiatives to reduce the transmission of COVID-19 have varied significantly across the globe but in most cases have included restrictions on travel, especially international travel, which has decreased mobile roaming and negatively impacted the revenue Syniverse receives from its services that support mobile roaming such as DCH, FCH, IPX and MPCC. Syniverse estimates that the decline in its revenues attributable to roaming volume caused by COVID-19 was approximately $11.4 million and $28.7 million for the six months ended May 31, 2021 and the eleven months ended November 30, 2020, respectively. Syniverse’s estimate of the COVID-19 impact on revenue was determined from volume declines on its variable revenue services, relative to prior trends and expectations, which occurred after lockdowns were announced. It excludes other revenues from the impacts on pricing, project deferrals and implementation or contract execution delays that are harder to quantify. In addition, Syniverse believes that COVID-19 pandemic and ongoing restrictions to address its effects have the potential to continue to impact its operations. Syniverse has significant operations in numerous international locations and the resurgence of COVID-19 in some parts of the world could temporarily debilitate its work force and impede its hiring and retention of new employees necessary to complete its Transformation Program (as defined below).

Syniverse believes it will continue to see a negative impact on its revenues and a potential impact to its operations due to COVID-19. However, it is impossible to estimate the timing and amount of the continued impact of COVID-19 with certainty at this time as it will depend upon future developments which are highly uncertain and cannot be predicted with confidence, including the scope, severity, duration and potential cyclicality of the pandemic, the length and severity of the global economic slowdown, the willingness of people to travel even after restrictions are lifted, and the impact of COVID-19 on Syniverse’s customers over the longer term. Even though several successful vaccines have been developed, it will take time for the world’s population to be immunized. Deviants of the original COVID-19 virus, including the Delta variant, as well as loosened restrictions have resulted in resurgence of COVID-19 cases in numerous jurisdictions in which Syniverse operates. Because Syniverse has significant operations outside of the United States, and because it derives a significant amount of its revenue from countries outside of the United States or from travel to and from international destinations, Syniverse believes full recovery of its revenues from the COVID-19 pandemic may not occur until 2023.

To ensure it would have adequate liquidity during the pandemic, Syniverse fully drew on its revolving credit facility in March 2020. Pursuant to the terms of its revolving credit facility, Syniverse must meet certain financial covenant requirements during any period in which it has amounts outstanding under its revolving credit facility. In part to ensure it continued to meet these covenant requirements, Syniverse accelerated its pre-existing transformation program and executed on numerous cost control initiatives, such as reducing headcount, consolidating or closing office locations, limiting discretionary spending such as travel and marketing expenses, and limiting discretionary bonuses, merit increases and benefits payable to its employees. It is unclear whether or not these cost control measures will have a long-term impact on Syniverse’s business and its ability to develop new products and services, attract talent and meet its customers’ needs. In addition, if COVID-19 continues to negatively impact its revenues and Syniverse is unable to offset this impact with additional cost control measures, Syniverse may not be able to meet its covenant requirements which could negatively impact its liquidity.

The market for Syniverse’s services is intensely competitive, and many of its competitors have significant financial, technical, marketing and other resources.

Syniverse competes in markets that are intensely competitive and rapidly changing. Increased competition could result in fewer customer orders, reduced pricing, reduced gross and operating margins and loss of market share, any of which could harm its business and results of operations. Syniverse faces competition from large, well-funded providers of similar services, including existing communications, billing and technology companies.

Syniverse also faces competition from major internet service providers, software developers and smaller entrepreneurial companies that are focusing significant resources on developing and marketing services that compete with one or more of the services Syniverse offers.

Syniverse expects that competition for its services will remain intense in the near term and that its primary long-term competitors may not yet have entered the market. Certain of Syniverse’s current and potential competitors have significant financial, technical, marketing and other resources. Syniverse’s competitors may be able to respond more quickly to new or emerging technologies and changes in end-user requirements than Syniverse can.

Future consolidation among Syniverse’s customer base and decisions by its customers to develop in-house alternatives to its services would negatively impact its financial performance.

In the past, consolidation among Syniverse’s customers has at times caused Syniverse to lose transaction volume and to reduce prices. In the future, Syniverse’s transaction volume and pricing may decline for similar reasons. Such consolidation activities may take the form of business combinations, strategic partnerships, or other business arrangements between the operators. In addition, Syniverse believes that certain of its customers may choose to internally develop and deploy certain functionality currently provided by its services. In recent years Syniverse has experienced a loss of revenue due to customer decisions to meet their needs for its services by developing in-house solutions.

Syniverse may not be able to expand its customer base to make up for any revenue declines if it loses customers or if its transaction volumes decline as a result of consolidation activities or in-house alternative solutions. Syniverse’s attempts to diversify its customer base and reduce its reliance on particular customers may not be successful.

Syniverse’s relationship with Twilio may not prove to be accretive and any loss of Twilio as a customer or commercial partner could harm Syniverse’s business.

In connection with the Closing, Syniverse and Twilio expect to enter into the Wholesale Agreement pursuant to which, among other things, Syniverse will continue to provide various SMS and MMS services to Twilio and Twilio will use its commercially reasonable efforts to route portions of certain traffic to Syniverse, subject to Syniverse having sufficient capacity. However, there can be no assurance that the terms of the Wholesale Agreement will be favorable to Syniverse compared to other alternatives when the Wholesale Agreement is entered into or that Syniverse’s business will achieve the expected benefits of the Wholesale Agreement and/or the relationship with Twilio. Although Twilio will be a significant investor in the post-combination company following the Closing and its investment in Syniverse pursuant to the Twilio Subscription Agreement, there can be no assurance that Twilio will maintain or expand its commercial relationship with Syniverse or that the Wholesale Agreement will ultimately be accretive to the results of operations or business of Syniverse. Subject to the terms of the Wholesale Agreement, Twilio may decrease its commercial partnership with Syniverse, pursue direct connections with carriers or acquire or internally develop certain functionality currently provided by Syniverse. If any of the foregoing occurs, Syniverse may experience less growth than expected, a loss of revenues or other adverse effect to its prospects, financial condition and results of operation.

Syniverse’s failure to achieve or sustain desired pricing levels or to offset price reductions with increased transaction volumes, could impact its ability to maintain profitability or positive cash flow.

Competition and industry consolidation have resulted in pricing pressure in certain circumstances. In addition, regulatory or other market forces have lowered the retail prices Syniverse’s customers can charge for roaming services which has increased pricing pressure for its services that support roaming. Syniverse expects pricing pressure to continue in the future. This pricing pressure could negatively impact the selling price of Syniverse’s services at the time of contract renewal or cause its customers to otherwise request pricing reductions or other concessions. For example, consolidation in the wireless services industry in the United States over the past several years has given some of its customers increased leverage in pricing negotiations. Syniverse’s competitors may also provide services at a lower cost, significantly increasing pricing pressures on Syniverse. While lower retail prices may lead to increased volumes as end users are more willing to use international roaming services, Syniverse may not be able to offset the effects of price reductions with volume increases or the introduction of new services.

If Syniverse does not adapt to rapid technological change in the industries it serves and successfully develop, introduce and market new products and services, or such products and services are not widely adopted by its current or targeted customers, its prospects, financial condition and results of operation could be materially adversely affected.

Syniverse’s industry is characterized by rapid technological change and changing customer demands, such as the evolution of LTE and 5G networks, the replacement of legacy technology and the evolution of the OTT ecosystem that may bypass or compete with mobile network operators (“MNO”) for certain services, such as messaging. Significant technological changes or changes in the needs of Syniverse’s customers have in the past, and are likely to continue to in the future, make certain services obsolete. Syniverse’s success depends on its ability to adapt to its rapidly changing market by continually improving the features, functionality, reliability and responsiveness of its existing services and by successfully developing, introducing and marketing new features, services and applications to meet changing customer needs. In particular, Syniverse is expanding its offerings of data analytics use cases, IoT and 5G related products, private network services, RCS messaging services and universal clearing solutions. Syniverse’s ability to realize the benefits of these and other new services depends, in part, on the adoption and utilization of such services and solutions by its customers, and Syniverse cannot be certain that existing or targeted customers will adopt such offerings in the near term or at all. If Syniverse is not successful in its efforts to develop and monetize new services its prospects, financial condition and results of operation could be materially adversely affected.

Most of Syniverse’s customer contracts do not provide for minimum payments at or near its historical levels of revenues from these customers.

Although some of Syniverse’s customer contracts, including Twilio, require such customers to make minimum payments to Syniverse, these minimum payments are substantially less than the revenues that Syniverse has historically earned from these customers. While Syniverse’s contracts are generally subject to a multi-year term (typically of two or three years), the amount of revenue produced by the contract is not guaranteed. If Syniverse’s customers decide for any reason not to continue to purchase services from it at current levels or at current prices, or not to renew their contracts with it, Syniverse’s revenues could decline.

Syniverse’s international operations are subject to uncertainties that could adversely affect its operating results.

Syniverse provides services in nearly 200 countries worldwide. As of May 31, 2021, Syniverse had 1,447 full time equivalent employees, with approximately 67% located outside of the United States. For the six months ended May 31, 2021, approximately 46.4% of Syniverse’s total revenue was generated outside of the United States. Syniverse’s international operations are subject to numerous risks, including:

•	the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

•	fluctuations in currency exchange rates;

•	foreign customers may have longer payment cycles than customers in the United States, including in order to comply with local currency laws;

•	U.S. and foreign import, export and related regulatory controls on trade;

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tax rates in some foreign countries may exceed those of the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls, taxes upon repatriation or other restrictions;

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reputational harm or other adverse consequences due to Syniverse’s operations in jurisdictions subject to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) laws and regulations;

•	general economic and political conditions in the countries where Syniverse operates may have an adverse effect on its operations in those countries or not be favorable to its growth strategy;

•	unexpected changes in regulatory requirements;

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the difficulties associated with managing a large organization spread throughout various countries, including recruiting and hiring adequate and competent personnel and maintaining its standards, controls, information systems and procedures;

•	compliance with various employment and benefit laws and regulations in countries outside of the United States that may be more favorable for employees than similar laws in the United States;

•	the risk that foreign governments may adopt regulations or take other actions that would have a direct or indirect adverse impact on its business and market opportunities; and

•	the potential difficulty in enforcing intellectual property rights in certain foreign countries.

The success of Syniverse’s international operations will depend, in large part, on its ability to anticipate and effectively manage these and other risks associated with its international operations.

Political instability in certain countries in which Syniverse operates could have an adverse impact on its business and operations.

Syniverse operates in countries and regions across the globe that are subject to political unrest and instability. Internal unrest, acts of violence or strained relations between a foreign government and the U.S. government or Syniverse may adversely affect Syniverse’s operations. Such instability must be carefully considered by management when evaluating the level of current and future activity in such countries. These risks are beyond Syniverse’s control and could have a material adverse effect on its business.

Syniverse’s international operations require it to comply with anti-corruption laws and regulations of the U.S. government and various international jurisdictions.

Doing business on a worldwide basis requires Syniverse and its subsidiaries to comply with the anti-corruption laws and regulations of the U.S. government and various international jurisdictions, and Syniverse’s failure to successfully comply with these rules and regulations may expose it to liabilities. These laws and regulations apply to companies, individual directors, officers, employees and agents, and may restrict Syniverse’s operations, trade practices, investment decisions and partnering activities. In particular, Syniverse’s international operations are subject to U.S. and foreign anti-corruption laws and regulations, such as the Foreign Corrupt Practices Act (“FCPA”) and the UK Bribery Act (the “UK Act”). The FCPA prohibits Syniverse from providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment and requires companies to maintain adequate record-keeping and internal accounting practices to accurately reflect the transactions of the company. As part of its business, Syniverse deals with state-owned business enterprises, the employees and representatives of which may be considered foreign officials for purposes of the FCPA. The UK Act prohibits Syniverse from making payments to private citizens as well as government officials. In addition, some of the international locations in which Syniverse operates lack a developed legal system and have elevated levels of corruption. As a result of the above activities, Syniverse is exposed to the risk of violating anti-corruption laws. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. Syniverse has established policies and procedures designed to assist it and its personnel to comply with applicable U.S. and international laws and regulations. However, there can be no assurance that Syniverse’s policies and procedures will effectively prevent it from violating these regulations in every transaction in which it may engage, and such a violation could adversely affect its reputation, business, financial condition and results of operations.

Syniverse currently conducts limited business operations and expects to continue such operations in countries targeted by United States and European Union economic sanctions.

OFAC enforces certain laws and regulations (“OFAC Sanctions”) that impose restrictions upon U.S. nationals, U.S. permanent residents, persons located in the United States, or entities organized under the laws of a U.S. jurisdiction (collectively, “U.S. Persons”), upon business conducted in whole or in part in the United States, and, in some instances, upon foreign entities owned or controlled by U.S. Persons, with respect to activities or transactions with certain countries, governments, entities and individuals that are the subject of OFAC Sanctions (“U.S. Sanctions Targets”). U.S. Persons are also prohibited from facilitating such activities or transactions conducted by others. Similarly, the European Union and its member nations enforce certain laws and regulations (“E.U. Sanctions”) that impose restrictions upon nationals of E.U. member states, persons located within E.U. member states, entities incorporated or constituted under the law of an E.U. member state, or business conducted in whole or in part in E.U. member states with respect to activities or transactions with certain countries, governments, entities and individuals that are the subject of E.U. Sanctions (“E.U. Sanctions Targets” and together with U.S. Sanctions Targets, “Sanctions Targets”). E.U. persons are also generally prohibited from activities that promote such activities or transactions conducted by others.

Additionally, U.S. law authorizes the imposition of various disabilities (“U.S. Secondary Sanctions”) on non-U.S. companies that engage in certain specified types of business involving Iran or Cuba. Syniverse engages in limited business activities in countries that are Sanctions Targets, including Iran, Sudan and Cuba. Syniverse’s activities and investments in Iran, Sudan and Cuba in the aggregate accounted for less than 1% of its consolidated revenues during the six months ended May 31, 2021 and the eleven months ended November 30, 2020. Syniverse expects to continue to engage in these limited business activities in countries that are deemed Sanctions Targets over the foreseeable future. Although Syniverse believes that OFAC and E.U. Sanctions under their current terms do not prohibit its current activities, and that its current activities will not cause it to be subject to potential U.S. Secondary Sanctions under current U.S. law, its reputation may be adversely affected and investors may divest their investments in Syniverse as a result of internal investment policies or may decide for reputational reasons to divest such investments. In addition, the sanctions laws and regulations could be changed in ways that would require Syniverse to discontinue or limit its current activities involving Iran, Sudan or Cuba, or involving other countries, individuals or entities that are not currently designated as Sanctions Targets. Syniverse cannot assure you that the foregoing will not occur or that such occurrence will not have a material adverse effect on the value of its securities.

Syniverse may not be able to receive or retain licenses or authorizations that may be required for it to sell its services internationally.

The sales and marketing of Syniverse’s services internationally are subject to the U.S. Export Control regime and similar regulations in other countries. In the United States, items of a commercial nature are generally subject to regulatory control by the U.S. Department of Commerce’s Bureau of Industry and Security and to Export Administration Regulations, and other international trade regulations may apply as well. In the future, regulatory authorities may require Syniverse to obtain export licenses or other authorizations to export its services abroad, depending upon the nature of items being exported, as well as the country to which the export is to be made. Syniverse cannot assure you that any of its applications for export licenses or other authorizations will be granted or approved. Furthermore, the export license/export authorization process is often time consuming. Violations of export control regulations could subject Syniverse to fines and other penalties, such as losing the ability to export for a period of years, which would limit its revenue growth opportunities and significantly hinder its attempts to expand its business internationally.

Fluctuations in currency exchange rates may adversely affect Syniverse’s results of operations.

A significant part of Syniverse’s business consists of sales made to customers outside the United States. During each of the six months ended May 31, 2021 and eleven months ended November 30, 2020, approximately

19% and 18% of Syniverse’s revenues were denominated in currencies other than the U.S. dollar, respectively. Additionally, portions of Syniverse’s operating expenses are incurred by its international operations and denominated in local currencies. Syniverse cannot assure you that adverse currency exchange rate fluctuations will not have a material impact in the future. In addition, Syniverse’s balance sheet reflects non U.S. dollar denominated assets and liabilities, including inter-company balances eliminated in consolidation, which can be adversely affected by fluctuations in currency exchange rates.

Syniverse may be unsuccessful in achieving its growth strategies or its transformation initiatives, which could limit its profitability.

Syniverse’s ability to generate growth will be affected by, among other factors, its ability to:

•	expand the range of services it offers to customers to address their evolving network needs;

•	attract new customers;

•	manage pricing pressure when existing customer contracts are renewed;

•	increase the number of services performed for existing customers; and

•	achieve expected revenue from new customer contracts.

Syniverse’s ability to achieve its transformational initiative targets will be affected by, among other factors, its ability to:

•	hire, train and retain qualified employees in lower cost jurisdictions;

•	successfully automate manual operational processes in a timely manner;

•	successfully re-design its internal processes to eliminate inefficiencies; and

•	successfully complete its digital transformation.

Many of the factors affecting Syniverse’s ability to generate growth and achieve its transformational initiative targets may be beyond its control, and Syniverse cannot be certain that its strategies will be successful. If Syniverse is unable to grow its revenues and control its costs, Syniverse will be less profitable. Syniverse may also be unable to generate sufficient free cash flow to invest in its business and compete effectively.

Syniverse conducts business in both domestic and international markets with complex and evolving tax rules, which subjects it to taxation-related risks.

Syniverse conducts business in many tax jurisdictions throughout the United States and internationally that have complex, subjective and evolving tax rules that require significant judgments and estimates in determining its provision for both income taxes and non-income-based taxes and fees such as sales, VAT, GST and telecommunications taxes assessed on its operations or its sales to customers. These estimates include several key assumptions, including, but not limited to, Syniverse’s determinations as to income and expenses attributable to specific jurisdictions, the taxability of its products and the jurisdictions in which Syniverse believes it has nexus or permanent establishment.

Syniverse’s tax expense may be impacted if tax authorities successfully challenge the tax positions that it takes, such as positions relating to the arm’s-length pricing standards for its intercompany transactions and positions regarding taxability of specific revenue sources or transactions, or if tax laws change or are clarified to its detriment. In such cases, Syniverse may be required to surrender tax attributes or pay additional taxes, interest or penalties should the taxing authority assert different interpretations, allocations or valuations of its services. There is a risk, if one or more taxing authorities significantly disagrees with Syniverse’s positions, or that if there are significant changes or clarifications to applicable tax laws, that any additional taxes, interest or penalties that may result could be material and could result in one-time tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of Syniverse’s operations.

On December 22, 2017, the U.S. government enacted tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act made broad and complex changes in the U.S. tax code that have impacted us, including changes to the uses and limitations of domestic net operating losses and interest deductions. In addition, it created the Base Erosion and Anti-Abuse Tax (“BEAT”), which applies a minimum tax calculated by reference to intercompany payments to foreign affiliates. Syniverse’s ability to utilize net operating loss carry forwards and interest carry forwards depends on existence of sufficient taxable income of the appropriate character within the relevant period. However, utilization of existing net operating loss carry forwards and interest deductions also causes Syniverse to be subject to BEAT until those losses are at least substantially exhausted.

Certain government agencies in jurisdictions where Syniverse and its affiliates do business have had an extended focus on issues related to the taxation of multinational companies. In addition, the Organization for Economic Co-operation and Development is conducting a project focused on base erosion and profit shifting in international structures, which seeks to establish certain international standards for taxing the worldwide income of multinational companies. As a result of these developments, the tax laws of certain countries in which Syniverse and its affiliates do business could change on a prospective or retroactive basis, and any such changes could increase its liabilities for taxes, interest and penalties, and therefore could harm its business, cash flows, results of operations and financial condition. Changes to U.S. tax laws that may be enacted in the future could impact the tax treatment of Syniverse’s foreign earnings. Due to the volume of Syniverse’s international business activities, any changes in the U.S. taxation of such activities may increase Syniverse’s worldwide effective tax rate and adversely affect its business, results of operations and financial condition.

Regulations affecting Syniverse’s customers and Syniverse and future regulations to which they or Syniverse may become subject may harm Syniverse’s business.

Although Syniverse’s services have not been heavily regulated in the past, Syniverse is authorized by the U.S. Federal Communications Commission (“FCC”) to offer certain of its services on an interstate and international basis. Syniverse operates its number portability operations in Singapore and India pursuant to licenses granted by these governments and Syniverse is registered as a money service business in the United Kingdom in connection with its financial clearing business. Each of these authorizations subjects Syniverse to certain regulatory obligations.

In addition, the majority of Syniverse’s customers are MNOs and subject to significant government regulation by various regulatory bodies, such as the FCC and European Commission. Any change in current or future laws or regulations that negatively impact Syniverse’s customers could harm Syniverse’s business and results of operations. Several services that Syniverse offers also may be indirectly affected by regulations imposed upon the customers and end-users of those services. These regulations may increase Syniverse’s costs of operations and affect whether and in what form Syniverse is able to provide a given service at all.

Syniverse cannot predict when, or upon what terms and conditions, further regulation, or deregulation, might occur or the effects, adverse or otherwise, that such regulation may have on its business.

Because some of Syniverse’s services are used to collect and store personal information of its customers’ employees or customers, privacy concerns could result in additional costs and liability to Syniverse or inhibit sales of its services.

Personal privacy has become a significant issue in the United States, European nations and in other countries where Syniverse offers its services. The regulatory framework for privacy issues worldwide is currently complex and evolving, and Syniverse believes it is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies have adopted, are in the process of adopting or are considering adopting laws and regulations regarding the collection, use and disclosure of personal information. In the United States, these include rules and regulations promulgated under the authority of the Federal Trade

Commission and state legislatures. For example, California has adopted the California Consumer Privacy Act which provides consumers, employees, and others with rights concerning their personal information, and strict response requirements for data subject access requests. Virginia and Colorado have recently adopted the Virginia Consumer Data Protection Act and the Colorado Privacy Act, respectively, which similarly provide for data subject rights and require certain entities that collect data to put in place procedures to protect those rights. Internationally, many of the jurisdictions in which Syniverse operates have established their own data security and protection laws with which Syniverse or its customers must comply. For example, the European Union issued the General Data Protection Regulation (“GDPR”), which became effective May 25, 2018 and applies to entities doing business in Europe and Brazil adopted Lei Geral de Proteção de Dados Pessoais of Brazil, which became effective August 27, 2020 and applies to entities doing business in Brazil. In many instances the international regulations set a higher bar for privacy compliance than the U.S. regulations. In particular, the GDPR includes new data subject rights (such as the right to be forgotten, the right to portability and the right to restriction of data), new mandatory security breach notification requirements, requirements to conduct data protection impact assessments and extensive record keeping requirements. Other foreign jurisdictions have established their own laws and regulations, and regional forums have begun to set standards for the transfer of data across international borders. For example, the Asia-Pacific Economic Cooperation forum has implemented Cross Border Privacy Rules System with which Syniverse must comply if it wants to do business with global companies in Asia.

Syniverse’s services require that it electronically receive, process, store and transmit customer information, which includes certain sensitive end-user data. Syniverse has expended significant resources and may be required to expend additional resources to comply with existing and new rules and regulations. If Syniverse is unable to comply with any of these national or international rules and regulations protecting end user data, it could incur significant fines or be served with legal orders to cease processing of personal data within certain jurisdictions. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to Syniverse, damage its reputation, inhibit sales and harm its business.

Failure to protect Syniverse’s intellectual property rights adequately may have a material adverse effect on its results of operations or its ability to compete.

Syniverse attempts to protect its intellectual property rights in the United States and in foreign countries through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and agreements preventing the unauthorized disclosure and use of its intellectual property. Syniverse cannot assure you that these protections will be adequate to prevent competitors from copying or reverse engineering its services, or independently developing and marketing services that are substantially equivalent to or superior to its own. In addition, third parties may be able to successfully challenge, oppose, invalidate, render unenforceable or circumvent Syniverse’s patents, trademarks, copyrights and other intellectual property rights. Syniverse cannot provide assurance that any pending patent application filed by it will result in an issued patent or if patents are issued to us, that those patents will provide meaningful protection against competitors or against competitive technologies. Syniverse may fail or be unable to obtain or maintain adequate protections for certain of its intellectual property in the United States or certain foreign countries. Further, Syniverse’s intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States because of the differences in foreign trademark, patent and other laws concerning proprietary rights. Such failure or inability to obtain or maintain adequate protection of Syniverse’s intellectual property rights for any reason could have a material adverse effect on its business, results of operations and financial condition.

Monitoring and protecting Syniverse’s intellectual property rights can be challenging and costly. From time to time, Syniverse may be required to initiate litigation or other action to enforce its intellectual property rights or to establish their validity and enforceability. Such action could result in substantial cost and diversion of resources and management attention, and Syniverse cannot assure you that any such action will be successful.

If third parties claim that Syniverse is in violation of their intellectual property rights, it could have a negative impact on Syniverse’s results of operations and ability to compete.

Syniverse faces the risk of claims that it has infringed or misappropriated the intellectual property rights of third parties. For example, significant litigation regarding patent rights exists in Syniverse’s industry. Syniverse’s competitors in both the United States and foreign countries, many of which have substantially greater resources than Syniverse has and have made substantial investments in competing software and technologies, may have applied for or obtained, or may in the future apply for and obtain, patents or registered copyrights that will prevent, limit or otherwise interfere with its ability to make and sell its services. Syniverse has not conducted an independent review of patents or registered copyrights owned by third parties. The large number of patents, the rapid rate of new patent issuances, the complexities of the technology involved, and uncertainty of litigation increase the risk of business assets and management’s attention being diverted to patent or other intellectual property litigation.

It is possible that third parties will make claims of infringement against Syniverse, or against its licensees or other customers, in connection with their use of its technology. Any claims, even those without merit, could:

•	be expensive and time-consuming to defend;

•	adversely affect its relationships with its current or future customers;

•	cause it to cease making, licensing, using or selling equipment, services or products that incorporate the challenged intellectual property;

•	require it to redesign its equipment or services, if feasible;

•	divert management’s attention and resources; and

•	require it to enter into royalty or licensing agreements in order to obtain the right to use necessary intellectual property.

Any royalty or licensing agreements, if required, may not be available to Syniverse on acceptable terms or at all. A successful claim of infringement or misappropriation against Syniverse or one of its licensees or customers in connection with the use of its services could result in its being required to pay significant damages, enter into costly license or royalty agreements or stop the sale of certain services, any of which could have a negative impact on its business, results of operations and financial condition and harm its future prospects.

If third parties claim that Syniverse’s products or services infringe on their intellectual property rights, Syniverse may be required to indemnify its customers for any damages or costs they incur in connection with such claims.

Syniverse generally indemnifies its customers with respect to claims that its services infringe upon the proprietary rights of third parties. Third parties may assert infringement claims against Syniverse’s customers. These claims may require Syniverse to initiate or defend protracted and costly litigation on behalf of its customers, regardless of the merits of these claims. If any of these claims succeed, Syniverse may be forced to pay damages on behalf of its customers or may be required to obtain licenses for the services they use. If Syniverse cannot obtain all necessary licenses on commercially reasonable terms, its customers may be forced to stop using its services. A successful claim or inability to obtain necessary licenses could have a negative impact on Syniverse’s business, results of operations and financial condition and harm its future prospects.

Syniverse is party to a number of lawsuits that arise in the ordinary course of business and may become party to others in the future.

Syniverse is party to a number of lawsuits that arise in the ordinary course of business and may become a party to others in the future. The possibility of such litigation, and its timing, is in large part outside Syniverse’s control. While none of the current lawsuits in which Syniverse is involved are reasonably estimated to be material as of the date hereof, it is possible that future litigation could arise, or developments could occur in existing litigation, that could have material adverse effects on us.

The costs and difficulties of acquiring and integrating complementary businesses and technologies could impede Syniverse’s future growth, diminish its competitiveness, and harm its operations.

From time to time, Syniverse may consider selective acquisitions of complementary businesses. Future acquisitions could result in the incurrence of debt and contingent liabilities, which could harm Syniverse’s business, financial condition and results of operations. Risks Syniverse could face with respect to future acquisitions include:

•	greater than expected costs, management time and effort involved in identifying, completing and integrating acquisitions;

•	potential disruption of Syniverse’s ongoing business and difficulty in maintaining its standards, controls, information systems and procedures;

•	diversion of management’s attention from other business concerns;

•	entering into markets and acquiring technologies in areas in which Syniverse has little experience;

•	acquiring intellectual property which may be subject to various challenges from others;

•	the inability to successfully integrate the services and personnel of any acquisition into Syniverse’s operations;

•	the inability to achieve expected synergies, business growth opportunities, cost savings and other benefits Syniverse anticipates;

•	a need to incur debt, which may reduce Syniverse’s cash available for operations and other uses;

•	incurrence of liabilities and claims arising out of acquired businesses; and

•	unforeseen integration difficulties that may cause service disruptions.

Unfavorable general economic conditions in the United States or in other major global markets could negatively impact Syniverse’s financial performance.

Unfavorable general economic conditions may exist globally, or in one or more regions, due to a number of factors, including, but not limited to, the decreased availability of credit resulting from slower economic activity, concerns about inflation and deflation, volatility in energy costs, decreased consumer confidence, reduced corporate profits and capital spending. Currency fluctuations and adverse business conditions in some emerging markets have impacted profitability and credit availability for certain of Syniverse’s customers. These conditions make it difficult for Syniverse’s customers, its vendors and Syniverse to accurately forecast and plan future business activities, and they could cause further slow spending on Syniverse’s services. Furthermore, during challenging economic times such as recession or economic slowdown, Syniverse’s customers or vendors may face issues gaining timely access to sufficient credit, which could impair their ability to make timely payments or provide services to us. If that were to occur, Syniverse may be required to increase its allowance for doubtful accounts and its cash collections could be negatively impacted. Any future economic downturn may reduce Syniverse’s revenues or its percentage of revenue growth on a quarter-to-quarter basis. Syniverse cannot predict the timing, strength or duration of any economic slowdown or subsequent economic recovery, world-wide, or in the telecommunications industry. If the economy or the markets in which Syniverse operates do not improve from their current condition or if they deteriorate, its customers or potential customers could reduce or further delay their use of its services, which would adversely impact its revenues and ultimately its profitability.

Demand for Syniverse’s services is driven primarily by wireless data traffic. Changes in end-user usage patterns could be affected in any recession or economic downturn in the United States or any other country where

Syniverse does business and could negatively impact the number of transactions processed and adversely affect its revenues and earnings.

Syniverse projections provided to the MBAC Board and included in this proxy statement are subject to significant risks, assumptions, estimates and uncertainties and were prepared more than six months prior to the date of this proxy statement. As a result, Syniverse’s projected revenues, market share, expenses and profitability may differ materially from its expectations.

Syniverse operates in a rapidly changing and competitive industry and the projections were based upon assumptions made at the time the projections were prepared, speak as of the time such projections were prepared and are subject to the risks and assumptions made by management with respect to its industry and other factors. Operating results are difficult to forecast because they generally depend on a number of factors, including the competition Syniverse faces and its ability to attract and retain customers and respond to evolving technologies and consumer preferences. Additionally, Syniverse’s business may from time to time be affected by third-party vendor behavior and the operations of the networks upon which Syniverse relies, as well as a number of additional factors which may be difficult to predict. This may result in decreased revenue levels, and Syniverse may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in revenues or operating income. This inability could cause Syniverse’s operating results to be higher or lower than expected. These factors make creating accurate forecasts and budgets challenging and, as a result, Syniverse may fall materially short of the forecasts and expectations provided to the MBAC Board and included in this proxy statement. The projections provided to the MBAC Board and included in this proxy statement were subjective in many respects. As a result, there can be no assurance that the projections provided to the MBAC Board and included in this proxy statement will be realized or that actual results will not be significantly different than estimated. Since the projections provided to the MBAC Board and included in this proxy statement cover multiple years, that information by its nature becomes less predictive and reliable with each successive year.

Syniverse incurs variable termination fees on behalf of its enterprise messaging customers when it terminates A2P messages into a mobile operator’s network. Syniverse bears the payment risks associated with these fees if its enterprise messaging customers do not reimburse these fees to it in a timely manner, or at all.

Many mobile operators charge termination fees when A2P messages are delivered into their networks. The fees are usually charged on a per message basis and thereby increase as the amount of traffic increases. These fees are incurred under connection agreements that Syniverse has entered into with these mobile operators and therefore, Syniverse is responsible for the payment obligation regardless of whether Syniverse’s enterprise customers ultimately pay Syniverse for delivery of this traffic. In addition, since these fees are variable and can only be invoiced to Syniverse’s customers in arrears, Syniverse often owes these fees before it collects them from its customers. As its message volumes grow, the amount of fees Syniverse has advanced on behalf of its enterprise customers has continued to increase. If a substantial number of its enterprise customers do not pay Syniverse in a timely fashion or at all Syniverse could incur significant expenses which could have a negative impact on its business, results of operations and financial condition.

Syniverse’s financial results may be adversely affected if its intangible assets or goodwill are impaired.

As a result of Syniverse’s historical acquisitions, a significant portion of Syniverse’s total assets consists of intangible assets, including goodwill. Syniverse may not realize the full fair value of its intangible assets and goodwill. Syniverse may engage in additional acquisitions, which could result in its recognition of additional intangible assets and goodwill. Under current accounting standards, Syniverse is able to amortize certain intangible assets over the useful life of the asset, while goodwill is not amortized. Syniverse currently evaluates, and will continue to evaluate, on a regular basis whether all or a portion of its goodwill or other intangible assets may be impaired. Under current accounting standards, any determination that impairment has occurred would require Syniverse to write-off the impaired portion of goodwill and such intangible assets, resulting in a charge to its earnings. Such a write-off could adversely affect Syniverse’s results of operations.

If Syniverse fails to maintain effective internal controls over financial reporting at a reasonable assurance level, Syniverse may not be able to accurately report its financial results and may be required to restate previously published financial information.

Effective internal controls over financial reporting is necessary for Syniverse to provide reliable financial reports. Syniverse’s ability to successfully implement its business plan requires it to be able to prepare timely and accurate financial statements. Syniverse has incurred substantial expense in connection with the design, implementation and testing of its internal controls. However, Syniverse will need to continue to implement new and enhanced systems, procedures and controls as its business grows and changes. Any delay in the implementation of, or disruption in the transition, to new or enhanced systems, procedures or controls, may cause Syniverse’s operations to suffer and impair its ability to maintain effective internal control over financing reporting. Moreover, Syniverse cannot be certain that the measures it has implemented and will continue to implement in the future are sufficient to ensure that its financial statements accurately reflect its financial condition. Due to its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements.

Fulfilling the post-combination company’s obligations incident to being a public company, including compliance with the Exchange Act and the requirements of the NYSE, SOX and the Dodd-Frank Act, will be expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on its future results of operations and the post-combination company’s stock price.

As a public company, the post-combination company will be subject to the reporting, accounting and corporate governance requirements of the NYSE, the Exchange Act, SOX and Section 619 of the Dodd-Frank Act that apply to issuers of listed equity, which impose certain significant compliance requirements, costs and obligations upon it. The changes necessitated by being a publicly listed company require a significant commitment of additional resources and management oversight which will increase the post-combination company’s operating costs. Further, to comply with the requirements of being a public company, the post-combination company may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. These laws and regulations also could make it more difficult or costly for the post-combination company to obtain certain types of insurance, including director and officer liability insurance, and the post-combination company may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for the post-combination company to attract and retain qualified persons to serve on its board of directors, its board committees or as its executive officers.

The expenses associated with being a public company include increases in auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses. As a public company, the post-combination company is required, among other things, to define and expand the roles and the duties of its board of directors and its committees and institute more comprehensive compliance and investor relations functions. Failure to comply with the requirements of being a public company could potentially subject the post-combination company to sanctions or investigations by the SEC, the NYSE or other regulatory authorities, delisting of the common stock of the post-combination company, and potentially civil litigation.

At the conclusion of the transaction, the post-combination company will have five large shareholders, Carlyle, Twilio, Sponsor, Brigade and Oak Hill, whose interests in the post-combination company’s business may be different than yours.

When the transaction is completed, Carlyle, Twilio, Sponsor, Brigade and Oak Hill will own a substantial portion of the post-combination company’s common stock and each will have significant influence over its business. Each of Carlyle, Twilio and Sponsor has the right to nominate directors to the post-combination company’s board, and can influence the appointment of management, the entry into mergers or similar corporate transactions, the sale of substantially all the post-combination company’s assets and other extraordinary transactions, and Oak Hill has the right to nominate one observer to the post-combination company’s board. The directors so elected have authority, subject to the terms of the post-combination company’s debt and the Preferred Stock, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. Carlyle’s, Twilio’s, Sponsor’s, Brigade’s and Oak Hill’s interests could conflict with the post-combination company’s interests. For example, Carlyle, Brigade and Oak Hill are in the business of making investments in companies and may, from time to time, acquire interests in businesses that directly or indirectly compete with the post-combination company’s business, as well as businesses that are significant existing or potential customers. Similarly, Twilio is currently a customer of the post-combination company’s enterprise messaging services. Also, concurrent with the completion of the transaction, Twilio and the post-combination company will be entering into the Wholesale Agreement, and there can be no assurance that such Wholesale Agreement will be accretive to Syniverse’s business or results of operations. As a result of these potential conflicts of interest, we cannot assure you that these investors will not make decisions as commercial partners that are not in line with the expectations of stockholders. Furthermore, each of Carlyle, Twilio, Brigade and Oak Hill may acquire or seek to acquire assets that the post-combination company seeks to acquire and as a result, those acquisition opportunities may not be available to the post-combination company or may be more expensive for the post-combination company to pursue.

Risks Related to Syniverse’s Indebtedness and the Refinancing

Syniverse has substantial debt and may incur substantial additional debt, which could adversely affect the post-combination company’s financial health, reduce its profitability, limit its ability to obtain financing in the future and pursue certain business opportunities and make payments on its indebtedness.

Syniverse has historically maintained a significant amount of debt. As of May 31, 2021, the aggregate principal amount of Syniverse’s indebtedness was $1,956.5 million all of which was secured. This amount includes $85.6 million of debt outstanding under Syniverse’s revolving credit facility, which Syniverse fully drew in March 2020 to ensure Syniverse would have adequate liquidity during the COVID-19 pandemic. While a portion of the proceeds of the Business Combination will be used to refinance and reduce its indebtedness, the combined company following the Business Combination will still have substantial indebtedness. Following the Business Combination and associated refinancing, the post-combination company expects to have an aggregate principal amount of indebtedness of approximately $1,165 million, in the form of a $1,000 term loan and a revolving credit facility, which is expected to be undrawn at the Closing, of up to $165 million. See the section entitled “Description of Certain Indebtedness of Syniverse and the Refinancing.”

Syniverse’s indebtedness could have important consequences to you. For example, it could:

•

require the post-combination company to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions, research and development efforts and other purposes;

•

increase the post-combination company’s vulnerability to and limit its flexibility in planning for, or reacting to, potential downturn in general economic conditions, including from the continuing impact of COVID-19;

•	restrict the post-combination company from making strategic acquisitions or cause it to make non-strategic divestitures;

•	expose the post-combination company to the risk of increased interest rates as the New Credit Agreement is expected to bear interest at variable rates; and

•	expose the post-combination company to additional risks related to currency exchange rates and repatriation of funds.

In addition, the agreements governing Syniverse’s indebtedness and the Certificate of Designations governing the Preferred Stock will contain affirmative and negative covenants that limit Syniverse’s ability to engage in activities that may be in its long-term best interests. Syniverse’s failure to comply with those covenants could result in an event of default under its debt agreements which, if not cured or waived, could result in the acceleration of substantially all of its indebtedness and trigger an Event of Default (as defined in the Certificate of Designations) under the Certificate of Designations which would result in a 2% increase to the Dividend Rate for the Preferred Stock for so long as such Event of Default is continuing.

If Syniverse cannot service its debt, Syniverse will be forced to take actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, restructuring or refinancing its debt or seeking additional equity capital. Syniverse can give you no assurance that it can do any of these things on satisfactory terms or at all.

Further, the terms of the New Credit Agreement will provide the post-combination company and its subsidiaries with the flexibility to incur a substantial amount of additional secured or unsecured indebtedness in the future if the post-combination company or its subsidiaries are in compliance with certain incurrence ratios set forth therein. Any such incurrence of additional indebtedness may increase the risks created by Syniverse’s current substantial indebtedness.

The New Credit Agreement will contain restrictions and limitations that could significantly impact the post-combination company’s ability and the ability of most of its subsidiaries to engage in certain business and financial transactions.

The New Credit Agreement will contain restrictive covenants that, among other things, limit the post-combination company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends, redeem or repurchase stock or make other distributions in respect of capital stock;

•	repurchase subordinated indebtedness;

•	make investments;

•	incur additional liens;

•	transfer or sell assets;

•	create restrictions on the ability of the post-combination company’s restricted subsidiaries to pay dividends to it or make other intercompany transfers;

•	make negative pledges;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the post-combination company’s assets;

•	enter into certain transactions with the post-combination company’s affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

In addition, the post-combination company will be required to make mandatory prepayments under the New Credit Agreement upon the occurrence of certain events, including the sale of assets and the issuance of debt, in each case subject to certain limitations and conditions set forth in the New Credit Agreement. In addition, under certain circumstances and subject to the limitations set forth in the New Credit Agreement, the New Term Loan Facility may require the post-combination company to make prepayments of the term loans to the extent it generates excess positive cash flow each year.

Any future financing arrangements entered into by the post-combination company may also contain similar covenants and restrictions. As a result of these covenants and restrictions, the post-combination company may be limited in its ability to plan for or react to market conditions or to meet extraordinary capital needs or otherwise restricted in its activities. These covenants and restrictions could also adversely affect the post-combination company’s ability to finance its future operations or capital needs or to engage in other business activities that would be in its interest.

The post-combination company’s failure to comply with obligations under the New Credit Agreement, as well as others contained in any future debt instruments from time to time, may result in an event of default under the New Credit Agreement. A default, if not cured or waived, may permit acceleration of the post-combination company’s indebtedness. If the post-combination company’s indebtedness is accelerated, it cannot be certain that it will have sufficient funds available to pay the accelerated indebtedness or that it will have the ability to refinance the accelerated indebtedness on terms favorable to the post-combination company or at all. If the post-combination company is forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, its business, results of operations, financial condition and cash flows could be adversely affected and the value of the Class A stock could be negatively impacted.

Any amounts that we use to service or redeem our Preferred Stock will not be available for distributions to our common stockholders and, if converted, would have a dilutive impact on our Class A Stock.

Pursuant to the PIPE Subscription Agreements entered into at the signing of the Merger Agreement, Brigade and Oak Hill have agreed to purchase approximately 115,979 and 85,911 shares of Preferred Stock, respectively, at a price of $970.00 per share (subject to customary terms and conditions, including the Closing) for gross proceeds to the Company of $265 million. The Preferred stock ranks senior to the Company’s other capital stock and provides Brigade and Oak Hill with certain benefits not available to the Company’s public stockholders. Each share of Preferred Stock has an initial liquidation preference of $1,000 and is convertible, at the holder’s option at any time, into shares of Class A Stock at an initial conversion rate of 86.95652 shares per share of Preferred Stock, subject to adjustment. Such conversion will have a dilutive effect on the Company’s public stockholders. Holders of Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds legally available for such dividend, cumulative dividends at an initial annual rate of 7.50%. Holders of Preferred Stock will also be entitled to dividends and distributions paid to holders of Common Stock to the same extent as if such holders of Preferred Stock had converted their Preferred Stock into Class A Stock and had held such shares of Class A Stock on the record date for such dividends and distributions. Additionally, at any time following 91 days after the seventh anniversary of the Closing Date, each holder of Preferred Stock will have the option to cause the Company to redeem all, but not less than all, of the shares of Preferred Stock held by such holder, at the Year 7 Redemption Price.

The post-combination company may have future capital needs and may not be able to obtain additional financing on acceptable terms or at all.

The post-combination company may need to raise additional funds in the future from debt financing, which may not be available on terms favorable to the post-combination company or at all. The final maturity date of the New Term Loan Facility is the seven year anniversary of the closing date and the New Revolving Facility is the five year anniversary of the closing date. The post-combination company may be unable to refinance any of its indebtedness or obtain additional financing, particularly because of its substantial indebtedness. Market disruptions, such as those experienced in 2008, 2009 and March 2020, as well as the post-combination company’s indebtedness levels, may increase its cost of borrowing or adversely affect its ability to refinance its obligations as they become due. The post-combination company may be unable to refinance its indebtedness, at maturity or otherwise, on terms acceptable to it or at all. If the post-combination company is unable to refinance its indebtedness, or if short-term or long-term borrowing costs dramatically increase, its ability to finance current operations and meet its short-term and long-term obligations could be adversely affected. In addition, the agreements governing the post-combination company’s indebtedness will contain financial and other restrictive covenants that limit its ability to incur indebtedness or obtain financing. If adequate funds are not available on acceptable terms, or at all, the post-combination company may be forced to reduce its operations or abandon expansion opportunities. Moreover, even if the post-combination company is able to continue its operations, its failure to obtain additional financing could reduce its competitiveness as its competitors may provide better-maintained networks or offer an expanded range of services.

If the post-combination company needs additional capital and cannot raise it on acceptable terms, or at all, it may not be able to:

•	adequately fund its operations;

•	enhance and expand the range of services it offers;

•	maintain and expand its network;

•	respond to competitive pressures and potential strategic opportunities, such as investments, acquisitions and international expansion;

•	acquire or invest in complementary businesses, services or technologies;

•	hire, train and retain key employees; or

•	respond to unanticipated capital requirements.

The post-combination company’s failure to do any of these things could adversely affect its business, results of operations and financial condition.

The post-combination company’s credit ratings are important to its cost of capital. The major debt rating agencies will routinely evaluate the post-combination company’s debt based on a number of factors, which include financial strength and business risk as well as transparency with rating agencies and timeliness of financial reporting. A lower than expected debt rating could result in increased interest and other expenses on the post-combination company’s variable interest rate debt, and could result in increased interest and other financing expenses on future borrowings.

An increase in interest rates would increase the cost of servicing the post-combination company’s debt and could reduce its profitability, decrease its liquidity and impact its solvency.

To the extent LIBOR exceeds 0.00% and, in the event the post-combination company borrows revolving credit loans denominated in Euros or Sterling, to the extent EURIBOR or SONIA, as applicable, exceeds 0.00%, the post-combination company’s indebtedness under the New Credit Facilities will bear interest at variable rates, and Syniverse’s future indebtedness may bear interest at variable rates. As a result, increases in interest rates could increase the cost of servicing such debt and materially reduce Syniverse’s profitability and cash flows. Assuming all New Revolving Credit Facility loans were fully drawn and LIBOR, EURIBOR and/or SONIA exceeded 0.00%, as applicable, each one percent change in interest rates would result in approximately a $11.65 million change in annual interest expense on the New Credit Facilities (excluding the impact of any hedging arrangements). The impact of such an increase would be more significant for the post-combination company than it would be for some other companies because of its substantial debt.

In addition, a transition away from LIBOR as a benchmark for establishing the applicable interest rate may affect the cost of servicing the post-combination company’s debt under the New Credit Facilities. The potential consequences from discontinuation, modification, or reform of LIBOR, implementation of alternative reference rates, and any interest rate transition process cannot be fully predicted and may have an adverse impact on values of LIBOR-linked securities and other financial obligations or extensions of credit and may involve among other things, increased volatility in markets for instruments that rely on LIBOR, reductions in effectiveness of related transactions such as hedges, increased borrowing costs, uncertainty under applicable documentation, or difficult and costly consent processes. For example, if any alternative base rate or means of calculating interest with respect to the New Credit Facilities leads to an increase in the interest rates charged, it could result in an increase in the cost of such indebtedness, impact the post-combination company’s ability to refinance some or all of its existing indebtedness or otherwise have a material adverse impact on the post-combination company’s business, results of operations, financial condition and cash flows.

Risks Related to the Company and the Business Combination

The Sponsor Parties have agreed to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the holders of public stock in connection with an initial business combination, the Sponsor Parties have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of the date hereof, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if the Sponsor Parties agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of our Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. In addition, Mr. Vincent recused himself from certain discussions concerning the Business Combination on account of his relationship with Brigade. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

the fact that our Sponsor paid an aggregate of $25,000 for 9,975,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $99,750,000 assuming a per share value of $10.00, but, given the restrictions on such shares (including the lock-up and vesting terms described elsewhere in this proxy statement), we believe such shares have less value;

•

the fact that 70% of our Sponsor’s Founder Shares will vest at the Closing and the remaining 30% of such Founder Shares will vest on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances as described therein;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

•

the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by March 8, 2023;

•

the fact that our Sponsor paid an aggregate of approximately $11,250,000 for its 7,500,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor has entered into the Sponsor Subscription Agreement pursuant to which, at the Closing, Sponsor will purchase 1,500,000 shares of Class A Stock at a price of $10.00 per share in the PIPE Investment;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that all of our directors, other than Mr. Roehm, hold membership interests in our Sponsor, and Mr. Roehm holds 25,000 Founder Shares directly;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor, officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Investment. As of the date of this proxy statement, such reimbursement is estimated to be approximately $[                ] in the aggregate. However, if the Company fails to consummate a business combination within the completion window, they will not have any claim against the Trust Account for reimbursement. Accordingly, the Company may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the completion window;

•

the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments provides that certain transactions are not “corporate opportunities” and that our Sponsor, its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity;

•

the fact that, at the Closing, we will enter into the Stockholders Agreement, which entitles the Sponsor to appoint two directors to the Board following the Closing, subject to certain minimum ownership requirements and, as such, in the future such directors will receive any cash fees, stock options or stock awards that the post-combination company’s Board determines to pay to its nonexecutive directors;

•

the fact that, at the Closing, we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•	the fact that we were organized by executives from each of M-III Partners and Brigade, which is a participant in the PIPE Investment;

•	the fact that one of our directors, Mr. Vincent, is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade;

•

the fact that certain employees of Brigade were seconded to us to, among other things, provide (i) introductions to key management of companies and investors with which Brigade has relationships and other potential sources of business combination targets, (ii) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and (iii) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process, and that such employees of Brigade played an important role in conducting due diligence with respect to Syniverse, securing the funds from the PIPE Investors and facilitating the entry into the Merger Agreement;

•

the fact that Brigade is a participant in the PIPE Investment and will, at the Closing, purchase shares of both Class A Stock and Preferred Stock, which ranks senior to our other capital stock, including the Class A Stock, and will provide Brigade with certain benefits not available to our public stockholders;

•

the fact that Brigade is a significant lender to Syniverse and will receive proceeds in the transaction from the refinancing of Syniverse’s outstanding indebtedness upon consummation of the Business Combination; and

•

the fact that Brigade will be entitled to certain rights pursuant to the Brigade Subscription Agreement and the Registration Rights Agreement that are not available to our public stockholders, including certain information rights with respect to the post-combination company as well as certain preemptive and registration rights.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares or public warrants from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock.

Our Sponsor, directors or officers or their affiliates may purchase shares of Class A Stock or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or public warrants in such transactions. Such a purchase of Class A Stock may include a contractual acknowledgment that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares of Class A Stock in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy Closing conditions in the Merger Agreement regarding required amounts in the Trust Account and the proceeds from the PIPE Investment and the Twilio Investment equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of our Business Combination that may not otherwise have been possible. Any such purchases of shares of Class A Stock or public warrants will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Stock or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on NYSE or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock or public warrants.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A Stock, Preferred Stock (including Class A Stock convertible therefrom) and, if applicable, Class C Stock as consideration in the Business Combination, the PIPE Investment and the Twilio Investment. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

The issuance of the Class A Stock, Preferred Stock (including Class A Stock convertible therefrom) and, if applicable, Class C Stock in the Business Combination, the PIPE Investment and the Twilio Investment will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants.

It is anticipated that, upon completion of the Business Combination and assuming no redemption of shares of Class A Stock by our public stockholders: (i) the Company’s public stockholders (other than the PIPE Investors and Twilio) will retain an ownership interest of approximately 20.9% in the post-combination company; (ii) Brigade and Oak Hill (two of the PIPE Investors) will own approximately 7.2% and 4.8%, respectively, of the post-combination company (including Class A Stock and Preferred Stock on an as-converted basis); (iii) Twilio will own approximately 23.6% of the post-combination company; (iv) Carlyle will own approximately 36.7% of the post-combination company; (v) our Sponsor will own approximately 6.0% of the post-combination company (inclusive of the shares of Class A Stock acquired by our Sponsor as part of the PIPE Investment); and (vi) the Syniverse Stockholders (other than Carlyle) will own approximately 0.8% of the post-combination company. Additionally, following the Closing, and subject to the approval of the Incentive Award Plan by the Company’s public stockholders and the approval of the applicable award agreements by the Board of the post-combination company, pursuant to the Incentive Award Plan the Company expects to grant awards under the Incentive Award Plan. The awards (or associated benefits or amounts) that will be made to particular individuals or groups of individuals are not currently determinable.

The PIPE Investors have agreed to purchase in the aggregate approximately 6,916,667 shares of Class A Stock at a price of $10.00 per share and 201,890 shares of Preferred Stock for approximately $970.00 per share for gross proceeds to the Company of $265 million pursuant to the PIPE Subscription Agreements entered into at the signing of the Merger Agreement. Twilio has agreed to purchase shares of Class A Stock and, if applicable, shares of Class C Stock, for an aggregate purchase price of up to $750 million, with the size of Twilio’s investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. Under the Twilio Subscription Agreement, the size of Twilio’s investment will be reduced below $750 million only to the extent the total transaction proceeds from the Trust Account (net of redemptions) and the PIPE Investment exceed $375 million, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500 million. The number of shares of Class A Stock, and if applicable, shares of Class C Stock, to be received by Twilio in connection with the Twilio Investment will be equal to (x) the number of shares of Class A Stock constituting the Aggregate Merger Consideration multiplied by (y) the Investment Percentage. In this proxy statement, we assume that the proceeds from the PIPE Investment and the Twilio Investment, in addition to funds from the Trust Account (net of redemptions) and the proceeds from the Refinancing (to the extent borrowed at the Closing), will be used to repay approximately $1,968 million of the existing indebtedness of Syniverse, pay certain transaction expenses and fund the post-combination company’s balance sheet. The ownership percentage with respect to the post-combination company (i) does not take into account warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination, but (ii) does include Founder Shares, which will be converted into shares of Class A Stock at the Closing on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer and vesting restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Selected Unaudited Pro Forma Condensed Combined Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Information.”

There can be no assurance that our Class A Stock, including Class A Stock underlying the Preferred Stock, that will be issued in connection with the Business Combination, the PIPE Investment and the Twilio Investment will be approved for listing on NYSE or, if approved, will continue to be so listed following the Closing, or that we will be able to comply with the continued listing standards of the NYSE.

Our Class A Stock, public units and public warrants are currently listed on NYSE. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply to continue the listing of our publicly traded common stock and warrants on NYSE.

If, after the Business Combination, NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A Stock is a “penny stock,” which will require brokers trading in our Class A Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Stock, public units and public warrants are listed on NYSE, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

We have not obtained an opinion from an independent investment banking firm, and consequently, there is no assurance from an independent source that the merger consideration is fair to our stockholders from a financial point of view.

We are not required to, and we have not, obtained an opinion from an independent investment banking firm that the merger consideration we are paying for Syniverse is fair to our stockholders from a financial point of view. The fair market value of Syniverse has been determined by our Board based upon standards generally accepted by the financial community, such as potential sales and the price for which comparable businesses or assets have been valued. Our Board believes because of the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to our stockholders. The Company’s stockholders will be relying on the judgment of our Board with respect to such matters.

The Merger Agreement contains provisions that may discourage us from seeking an alternative business combination.

The Merger Agreement contains provisions that prohibit us from seeking alternative business combinations during the pendency of the Business Combination. Further, if we are unable to obtain the requisite approval of our stockholders, either party may terminate the Merger Agreement. Please refer to “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Termination” for additional information.

Resales of the shares of Class A Stock included in the Merger Consideration could depress the market price of our Class A Stock.

We will have approximately 191,677,112 shares of capital stock, consisting of Class A Stock (inclusive of (i) all shares of Preferred Stock as converted into Class A Stock and (ii) all Founder Shares as converted into Class A Stock, although 3,000,000 of such Founder Shares are subject to certain contractual vesting requirements as described elsewhere in this proxy statement) and Class C Stock (if applicable), and assuming that no shares of Class A Stock are redeemed, and there may be a large number of shares of Class A Stock sold in the market following the completion of the Business Combination or shortly thereafter. The shares held by the Company’s public stockholders are freely tradable, and the shares of Class A Stock held by the Restricted Stockholders will be freely tradable following effectiveness of the registration statement that we have agreed to file within 30 days after the completion of the Business Combination covering the resales of such shares, subject to the lock-up periods applicable to certain of the Restricted Stockholders. Also, following the Closing, the Restricted Stockholders will also be able to make a demand request, subject to certain conditions and the lock-up periods applicable to certain of the Restricted Stockholders, that a registration statement be filed covering the resales of shares of Class A Stock (including the shares of Class A Stock underlying the Preferred Stock) and/or Class C Stock held by such Restricted Stockholders. We also expect that the Restricted Stockholders will be able to resell shares of Class A Stock held by them under Rule 144 once one year has elapsed from the date that we file the Current Report on Form 8-K following the Closing that includes the required Form 10 information reflecting that we are no longer a shell company. Such sales of shares of Class A Stock or the perception of such sales may depress the market price of our Class A Stock.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by March 8, 2023. If we are unable to effect an initial business combination by May 8, 2023, we will be forced to liquidate and our warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by March 8, 2023. Unless we amend our current certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered, if we do not complete an initial business combination by March 8, 2023, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject, in the cases of clauses (ii) and (iii), to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by March 8, 2023, there will be no redemption rights or liquidating distributions with respect to our public warrants or the Private Placement Warrants, which will expire worthless. We expect to consummate the Business Combination and, as of the date of this proxy statement, we do not intend to take any action to extend the life of the Company beyond March 8, 2023 if we are unable to effect an initial business combination by that date.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our public warrants may be amended.

The exercise price for the public warrants is $11.50 per share of Class A Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of Syniverse whom we expect to stay with the post-combination business following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business, and its financial condition could suffer as a result.

Our ability to successfully effect our Business Combination is dependent upon the efforts of our key personnel, including the key personnel of Syniverse. Although some of our key personnel may remain with the post-combination business in senior management or advisory positions following our Business Combination, it is possible that we will lose some key personnel, the loss of whom could negatively impact the operations and profitability of our post-combination business. We anticipate that some or all of the management of Syniverse will remain in place.

Syniverse’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Syniverse’s officers could have a material adverse effect on Syniverse’s business, financial condition or operating results. Syniverse does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available to the post-combination business.

The Company and Syniverse will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and Syniverse. These uncertainties may impair our or Syniverse’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or Syniverse’s business could be harmed.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate of incorporation and current bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that the Company have at least $5,000,001 of net tangible assets (determined in accordance with the Exchange Act) remaining after the consummation of the Business Combination. However, if our Board and the board of directors of Syniverse determine that a failure to satisfy the condition is not material, then the parties may elect to waive that condition and close the Business Combination, provided that Syniverse’s waiver of any condition is subject to Twilio’s consent to such waiver. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of Closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of Syniverse’s business, a request by Syniverse to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Syniverse’s business and would entitle the Company to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We and Syniverse will incur significant transaction and transition costs in connection with the Business Combination.

We and Syniverse have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and Syniverse may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the Closing.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $[                ], including $14,000,000 in deferred underwriting commissions to the underwriters of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions, and after such redemptions, the per share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by March 8, 2023, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify (as described herein)), and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.

Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, if any, provided that such liability will not apply to any claims by a third party that executed a waiver of any and all rights to seek access to the Trust Account, nor will it apply to any claims under indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our Company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share or (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, if any, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Upon consummation of the Business Combination, our only significant asset will be our ownership interest in Syniverse, and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of Syniverse. We will depend on Syniverse for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of Syniverse may limit our ability to obtain cash from Syniverse. The earnings from, or other available assets of, Syniverse may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Subsequent to our completion of our Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Syniverse, we cannot assure you that this diligence will surface all material issues that may be present in Syniverse’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Syniverse’s business and outside of our and Syniverse’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following our Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history, and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company, and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statements of operations combines the Syniverse unaudited condensed consolidated statement of operations for the six months ended May 31, 2021 with the MBAC unaudited consolidated statement of operations for the six months ended June 30, 2021 and the Syniverse audited consolidated statement of operations for the eleven months ended November 30, 2020 with MBAC’s audited consolidated statement of operations for the period from December 16, 2020 (inception) through December 31, 2020, giving effect to the Business Combination and related transactions as if such transactions had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet combines the Syniverse unaudited condensed consolidated balance sheet as of May 31, 2021 and the MBAC unaudited condensed consolidated balance sheet as of June 30, 2021, giving effect to the Business Combination and related transactions as if such transactions had been consummated on May 31, 2021.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and the acquisitions by Syniverse been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop, or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market can be established or sustained.

We may be subject to securities litigation following Closing, which is expensive and could divert management attention.

The market price of our Class A Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation and investigations. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.

Following the completion of the Business Combination, we will be a “controlled company” within the meaning of the applicable rules of the NYSE and, as a result, qualify for exemptions from certain corporate governance requirements. If we elect to rely on these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Pursuant to the Stockholders Agreement, Carlyle will be entitled to designate five directors, Twilio will be entitled to designate four directors and our Sponsor will be entitled to designate two directors to our Board; and Carlyle, Twilio and our Sponsor have agreed to vote for such designees. Based on these provisions in the Stockholders Agreement, we will qualify as a “controlled company” within the meaning of the NYSE corporate governance requirements. Under these rules, a “controlled company” may elect not to comply with certain corporate governance requirements. As a result, if we make such an election, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

The board designation rights of Carlyle, Twilio and our Sponsor will have the effect of concentrating voting power with Carlyle, Twilio and our Sponsor, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control. Further, these agreements, and other agreements with stockholders may be perceived to create conflicts of interest which, if other investors perceive that such stockholders will not act in the best interests of all of our stockholders, may affect the price of our common shares and have other effects on our company.

Pursuant to the Stockholders Agreement, Carlyle will be entitled to designate five directors, Twilio will be entitled to designate four directors and our Sponsor will be entitled to designate two directors to our Board; and Carlyle, Twilio and our Sponsor have agreed to vote for such designees. This concentrated control may have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of the Company, and might ultimately affect the market price of shares of Class A Stock.

In addition to the rights described in the preceding paragraph, pursuant to the Oak Hill Subscription Agreement, we have granted Oak Hill the right to designate a Board observer. In addition, pursuant to the Stockholders Agreement and the PIPE Subscription Agreements, we have agreed to provide the Carlyle Holder, Twilio, our Sponsor and the PIPE Investors with certain information and give them access to certain of our records. For more information on potential conflicts of interest, refer to the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.” Our agreements with stockholders may result in unanticipated risks or other unintended consequences on our business and on investor perception that could have a significant impact on the market price of our Class A Stock.

Following the completion of the Business Combination, Carlyle and Twilio will each control a significant percentage of our voting power and will be able to exert significant control over the direction of our business.

Immediately following the Business Combination, Carlyle is expected to own 36.7% of the post-combination company and Twilio is expected to own approximately 23.6% of the post-combination company, subject to certain assumptions described in further detail in the section entitled “Selected Unaudited Pro Forma Consdensed Combined Financial Information.” In addition, Carlyle will be entitled to designate five directors to our Board, Twilio will be entitled to designate four directors to our Board and each of Carlyle and Twilio will have other rights with respect to the Company that are different from other stockholders pursuant to the Stockholders Agreement and the Registration Rights Agreement. Among other things, pursuant to the Stockholders Agreement, following the Closing, for so long as Carlyle (together with its permitted affiliate transferees) holds either (i) more than 25% of the total voting equity securities in the Company (on a fully diluted basis) or (ii) at least 75% of the equity securities Carlyle held as of immediately following the Closing, the Company will be restricted from taking certain actions without the prior written consent of Carlyle. Similarly, pursuant to the Stockholders Agreement, following the Closing, for so long as Twilio (together with its permitted affiliate transferees) holds either (i) more than 25% of the total voting equity securities in the Company (on a fully diluted basis) or (ii) at least 75% of the equity securities Twilio held as of immediately following the Closing, the Company will not take, and will not permit its subsidiaries to take, certain actions without the prior written consent of Twilio. Accordingly, Carlyle and Twilio will be able to, individually or together, significantly influence the composition of our Board and management and the approval of actions requiring stockholder approval. The concentration of ownership could also deprive you of an opportunity to receive a premium for your shares of Class A Stock as port of a sale of us and ultimately might affect the market price of our Class A Stock.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the Closing may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for Syniverse’s stock and trading in the shares of our Class A Stock has not been consistently active. Accordingly, the valuation ascribed to Syniverse and our Class A Stock in the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities, and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the post-combination company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Stock available for public sale;

•	any major change in our Board or management;

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sales of substantial amounts of Class A Stock by our directors, officers or significant stockholders (including Carlyle, Twilio, Brigade, Oak Hill and the Sponsor) or the perception that such sales could occur;

•	the realization of any of the risk factors presented in this proxy statement;

•	additions or departures of key personnel;

•	failure to comply with the requirements of the NYSE;

•	failure to comply with SOX or other laws or regulations;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock. After the Business Combination, our Sponsor will hold approximately 5.2% of our Class A Stock, assuming no redemptions by our public stockholders. In addition, at the Closing, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and shares of Class A Stock issued or issuable upon the exercise of any other equity security, including shares issued pursuant to the PIPE Investment, the Twilio Investment and the Class A Stock underlying the Preferred Stock) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights. In addition, our Sponsor entered into the Stockholders Agreement pursuant to which it agreed that, with certain limited exceptions, that its Founder Shares (which will be converted into shares of Class A Stock at the Closing), Private Placement Warrants and the shares of Class A Stock issuable upon conversion of such warrants may not be transferred until one year after the Closing. Given that such lock-up period is potentially shorter than that of most other blank check companies, these securities may become registered and available for sale sooner than shares held by sponsors in such other companies.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	profitability of our business;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	changes in market and competitive conditions; and

•	expansion to new markets.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our Class A Stock adversely, then the price and trading volume of our Class A Stock could decline.

The trading market for our Class A Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time-consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We have not registered the shares of Class A Stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise public warrants, thus precluding such investor from being able to exercise its public warrants except on a cashless basis and potentially causing such public warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to, as soon as practicable, but in no event later than 30 days after the closing of our initial business combination, use commercially reasonable efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the public warrants, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the shares of Class A Stock issuable upon exercise of the public warrants are not registered under the Securities Act, we will be required to permit holders to exercise their public warrants on a cashless basis.

However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available.

Notwithstanding the above, if our Class A Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use commercially reasonable efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.

In no event will we be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under the Securities Act or applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant, and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of Class A Stock included in the public units. There may be a circumstance where an exemption from registration exists for holders of our Private Placement Warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants. In such an instance, our Sponsor and its transferees (which may include our directors and executive officers) would be able to sell the shares of our Common Stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying Common Stock.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

We may amend the terms of the public warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of a holder’s public warrants could be increased, the exercise period could be shortened, and the number of shares of our Common Stock purchasable upon exercise of a public warrant could be decreased, all without the approval of that warrant holder.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding public warrants approve of such amendment. Our ability to amend the terms of the public warrants with the consent of at least a majority of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, shorten the exercise period or decrease the number of shares of Class A Stock purchasable upon exercise of a public warrant.

We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their public warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant; provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption to the warrant holders and provided certain other conditions are met. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding public warrants could force the warrant holders: (i) to exercise their public warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so; (ii) to sell their public warrants at the then-current market price when they might otherwise wish to hold their public warrants; or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, we expect would be substantially less than the market value of their public warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Because each public unit contains one-third of one public warrant and only a whole public warrant may be exercised, the public units may be worth less than public units of other blank check companies.

Each unit contains one-third of one warrant. Pursuant to the warrant agreement, if, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a public share, we will, upon exercise, round down to the nearest whole number the number of shares of our Class A Stock to be issued to the warrant holder. This is different from other blank check companies similar to ours whose public units include one public share and one public warrant to purchase one whole common share. We have established the components of the public units in this way in order to reduce the dilutive effect of the public warrants upon completion of a business combination since the public warrants will be exercisable in the aggregate for one-third of the number of public shares compared to public units that each contain a whole warrant to purchase one public share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this public unit structure may cause our public units to be worth less than if such units included a public warrant to purchase one whole public share.

Warrants will become exercisable for our Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued public warrants to purchase 13,333,333 shares of Class A Stock as part of our IPO, and, on the IPO Closing Date, we issued Private Placement Warrants to our Sponsor to purchase 7,500,000 shares of our Class A Stock, in each case at $11.50 per share. The Private Placement Warrants are identical to the public warrants sold as part of the public units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees: (i) they will not be redeemable by us; (ii) they (including the Class A Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination; (iii) they may be exercised by the holders on a cashless basis; and (iv) they are subject to registration rights.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by March 8, 2023 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following March 8, 2023 in the event we do not complete an initial business combination, and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more), and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by March 8, 2023 is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Anti-takeover provisions contained in our Charter Amendments and the Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of Proposal No. 3 of this proxy statement, the post-combination company’s certificate of incorporation and the Amended and Restated Bylaws will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the requirement that directors may only be removed from the Board for cause and by a vote of the majority of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances (subject to the rights set forth in the Stockholders Agreement), which prevents stockholders from being able to fill vacancies on our Board;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

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the requirement that changes or amendments to certain provisions of our certificate of incorporation or current bylaws as well as a change of control transaction and certain liquidation and bankruptcy related actions must be approved by holders of at least two-thirds of the Common Stock of the post-combination company; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. Following the completion of the Business Combination, we expect to continue to qualify as an “emerging growth company.”

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following the fifth anniversary of the completion of the IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates equals or exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. Therefore, we expect to remain an emerging growth company following the Closing.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock that is held by non-affiliates exceeds $250 million as of the last business day of the prior fiscal quarter, or (ii) our annual revenues equaled or exceeded $100 million during such completed fiscal year, and the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the last business day of the prior second fiscal quarter. Therefore, we expect to remain a “smaller reporting company” until the Closing.

We cannot predict if investors will find our Class A Stock less attractive because we rely on these exemptions. If some investors find our Class A Stock less attractive as a result, there may be a less active trading market for our Class A Stock, and our stock price may be more volatile.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2021. Based upon their evaluation, and in light of the material weakness in internal controls described below, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective for all periods of financial reporting reflected in our financial statements as of June 30, 2021. Our internal control over financial reporting did not result in the proper accounting classification of certain of the warrants we issued in March 2021 which, due to its impact on our financial statements, we determined to be a material weakness. This mistake in classification was brought to our attention only when the SEC issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, dated April 12, 2021. The SEC’s Statement addresses certain accounting and reporting considerations related to warrants of a kind similar to those we issued at the time of our IPO.

To comply with the requirements of being a public company, management of the post-combination company will be required to provide attestation on internal controls commencing with the annual report for fiscal year ended November 30, 2022, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of Syniverse as a privately held company. Once we cease being an emerging growth company, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports, and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Risk Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Our current certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets of at least $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that Syniverse’s obligation to consummate the Business Combination is conditioned on the Minimum Cash Condition. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders have redeemed their shares. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the public units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination, and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

Our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Holders of our public units must separate their units into the component securities in order to exercise their redemption rights with respect to the underlying shares of Class A Stock. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, this proxy statement that we are furnishing to holders of our public shares in connection with our Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

Risks if the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.

The Board is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve the Business Combination Proposal, the NYSE Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal. If the Adjournment Proposal is not approved, the Board will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Business Combination Proposal, the NYSE Proposal, the Charter Approval Proposal, the Governance Proposal the Director Election Proposal and the Incentive Award Plan Proposal. In such events, other than failure to approve the Governance Proposal or Incentive Award Plan Proposal, the Business Combination would not be completed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

Introduction

The unaudited pro forma condensed combined financial information of MBAC has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the Business Combination (“Transaction Accounting Adjustments”) and should be read in conjunction with the accompanying notes. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the post-combination company upon the Closing and related transactions contemplated by the Merger Agreement and described in this proxy statement. The following unaudited pro forma condensed combined financial statements are provided to aid you in your analysis of the financial aspects of the Business Combination, Refinancing, Twilio Investment and PIPE Investment.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of MBAC and Syniverse for the applicable periods included in this proxy statement. The unaudited pro forma condensed combined financial statements should be read together with the sections entitled “Selected Historical Consolidated Financial Information of the Company,” “Selected Historical Consolidated Financial Information of Syniverse,” “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Syniverse’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Syniverse and MBAC have different fiscal year ends and the unaudited pro forma condensed combined financial information combines the accounting periods of Syniverse and MBAC where Syniverse is the accounting acquirer in the Business Combination. The unaudited pro forma condensed combined financial information has been prepared utilizing fiscal periods that differ by less than one fiscal quarter, as permitted by SEC rules and regulations. As such, Syniverse’s historical results in the unaudited pro forma condensed combined financial information is derived from Syniverse’s unaudited condensed consolidated balance sheet as of May 31, 2021, unaudited condensed consolidated statement of operations for the six months ended May 31, 2021 and audited consolidated statement of operations for the eleven months ended November 30, 2020. MBAC’s historical results are derived from MBAC’s unaudited condensed consolidated balance sheet as of June 30, 2021, MBAC’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and audited consolidated statement of operations for the period from December 16, 2020 (inception) through December 31, 2020.

MBAC is a blank check company incorporated on December 16, 2020 (inception) as a Delaware corporation for the purpose of effecting a merger, stock purchase or similar Business Combination with one or more businesses. See the section entitled “Information About the Company.”

Some of the world’s largest companies and many mobile carriers rely on Syniverse’s global network to seamlessly bridge mobile ecosystems and securely transmit data, enabling billions of transactions, conversations and connections daily. See the section entitled “Information About Syniverse.”

The unaudited pro forma condensed combined balance sheet combines the Syniverse unaudited condensed consolidated balance sheet as of May 31, 2021 and the MBAC unaudited condensed consolidated balance sheet as of June 30, 2021, giving effect to the Business Combination and related transactions as if such transactions had been consummated on May 31, 2021.

The unaudited pro forma condensed combined statements of operations combines the Syniverse unaudited condensed consolidated statement of operations for the six months ended May 31, 2021 with the MBAC unaudited consolidated statement of operations for the six months ended June 30, 2021 and the Syniverse audited consolidated statement of operations for the eleven months ended November 30, 2020 with MBAC’s audited consolidated statement of operations for the period from December 16, 2020 (inception) through December 31, 2020, giving effect to the Business Combination and related transactions as if such transactions had been consummated on January 1, 2020.

We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations as the pro forma financial statements.

The unaudited pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what MBAC’s balance sheet, statements of operations, financial condition or operating results actually would have been had the Business Combination been completed as of the dates indicated, nor do they purport to project the future balance sheet, statements of operations, financial condition or operating results of the post-combination company following the Closing. The pro forma adjustments are based on the information currently available and reflect assumptions and methodologies that MBAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Additionally, the unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions, which are subject to change. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and accounting conclusions, it is likely that the actual adjustments will differ from the information presented and it is possible the difference may be material. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination.

The unaudited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the Business Combination under U.S. GAAP. MBAC and Syniverse have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined financial statements assume that our stockholders approve the Business Combination. Pursuant to our current certificate of incorporation, our public stockholders may redeem, upon the Closing, shares of Class A Stock then held by them for cash equal to their pro rata share of the Trust Account, even if they approve the Business Combination. We cannot predict how many of our public stockholders will exercise their right to redeem their public shares of Class A Stock for cash. The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•	Assuming No Redemptions: This presentation assumes that no public shareholders exercise their right to have their Class A Stock converted into their pro rata share of the Trust Account; and

•

Assuming Maximum Redemptions: This presentation assumes (i) an additional $250.0 million cash investment from Twilio and (ii) that 29,002,067 shares of Class A Stock are redeemed for an aggregate payment of $290.0 million, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of $10.00 per share based on the Trust Account balance as of June 30, 2021 and still satisfy the Minimum Cash Condition required to consummate the Business Combination, after giving effect to the PIPE Investment, but before giving effect to the Twilio Investment of $750.0 million, the Refinancing and estimated transaction costs incurred in connection with the Business Combination.

Description of the Business Combination

On August 16, 2021, the Company, Merger Sub and Syniverse, entered into the Merger Agreement, which provides for, among other things, the Merger, with Syniverse continuing as the surviving corporation and a wholly owned subsidiary of the Company. Subject to the terms of the Merger Agreement, at the effective time of the Merger, each share of Syniverse Common Stock that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration equal to (i) the Exchange Ratio multiplied by (ii) the number of shares of Syniverse Common Stock held by the applicable holder as of immediately prior to the effective time of the Merger, rounded to the nearest whole share. Aggregate Merger Consideration means (i) $704,440,000, subject to adjustments for (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of the outstanding in-the-money Syniverse Options as of immediately prior to the effective time of the Merger, multiplied by (ii) one minus the Investment Percentage. The Aggregate Merger Consideration will be paid entirely in shares of our Class A Stock, at a value of $10.00 per share.

The Company has also entered into the Twilio Subscription Agreement with Twilio, pursuant to which, among other things, Twilio will, at the Closing, purchase Class A Stock and, if applicable, Class C Stock, for an aggregate purchase price of up to $750 million, with the size of Twilio’s Investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. Please refer to the section entitled “Proposal No. 1—The Business Combination Proposal—Merger Consideration” for additional information.

In addition to the Twilio Subscription Agreement, the Company has entered into (i) the Sponsor Subscription Agreement with our Sponsor, pursuant to which, among other things, our Sponsor will, at the Closing, purchase from the Company an aggregate of $15 million in shares of Class A Stock for a purchase price of $10.00 per share, (ii) a Brigade Subscription Agreement with Brigade, pursuant to which, among other things, Brigade will, at the Closing, purchase from the Company an aggregate of (x) $37.5 million in shares of Class A Stock for a purchase price of $10.00 per share and (y) $112.5 million in shares of a newly issued series of Preferred Stock, at a purchase price of $970.00 per share, and (iii) a Oak Hill Subscription Agreement with Oak Hill Advisors, L.P., pursuant to which, among other things, Oak Hill will, at the Closing, purchase from the Company an aggregate of (x) $16.67 million in shares of Class A Stock for a purchase price of $10.00 per share and (y) $83.33 million in shares of Preferred Stock, at a purchase price of $970.00 per share.

The Merger Agreement will be effectuated in the following principal steps:

•	the issuance of shares of Class A Stock, Preferred Stock, and, if applicable, Class C Stock, and the receipt of proceeds therefrom pursuant to the PIPE Investment and Twilio Investment;

•	Merger Sub will merge with and into Syniverse, the separate corporate existence of Merger Sub will cease and Syniverse will be the Surviving Company and a whollyowned subsidiary of MBAC;

•	Syniverse’s existing stockholders will receive equity in MBAC in consideration for their equity in Syniverse;

•

MBAC will change its name to “Syniverse Technologies Corporation,” pursuant to the terms and subject to the conditions set forth in the Merger Agreement, as more fully described elsewhere in this proxy statement;

•

a subsidiary of Syniverse will enter into the New Credit Agreement and Syniverse’s existing indebtedness will be repaid using the proceeds thereof, together with the proceeds of the PIPE Investment and the Twilio Investment; and

•	the other transactions contemplated by the Merger Agreement will be consummated and additional documents related thereto will be entered into.

The following summarizes the pro forma ownership of the post-combination company, including Preferred Stock on an as-converted basis, following the Closing, under the two scenarios:

	Assuming No Redemptions		Assuming Maximum Redemptions(1)
Equity Capitalization Summary(2)	Shares	%	Shares	%
Class A Stock
MBAC Public Shareholders	40,000,000	20.9%	10,997,934	5.9%
MBAC Founders(3)	11,500,000	6.0%	11,500,000	6.1%
Total MBAC	51,500,000	26.9%	22,497,934	12.0%
Carlyle	70,340,332	36.7%	70,431,804	37.5%
Other Syniverse Corporation stockholders	1,575,553	0.8%	1,577,602	0.8%
Total Syniverse Corporation stockholders(4)	71,915,885	37.5%	72,009,406	38.4%
Brigade(5)	13,835,130	7.2%	13,835,130	7.4%
Oak Hill(6)	9,137,189	4.8%	9,137,189	4.9%
Twilio(7).	45,288,908	23.6%	45,288,735	24.1%
Total Class A	191,677,112	100.0%	162,768,393	86.7%

Class C Stock
Twilio	—	0.0%	24,905,008	13.3%
Total Class A and Class C	191,677,112	100.0%	187,673,402	100.0%

(1)

The equity capitalization summary excludes 2,906,635 unvested Syniverse RSU Awards that will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(2)

Assumes that 29,002,067 of shares of Class A Stock (the maximum number of Class A Stock that could be redeemed in connection with the Business Combination based on an assumed per share redemption price of $10.00 per share) are redeemed in connection with the Business Combination under the terms of the Merger Agreement. Under the maximum redemptions scenario, the economic ownership and voting power of the existing Syniverse Corporation stockholders increases from 37.5% to 38.4%.

(3)

Consists of (i) 9,975,000 Founder Shares held by our Sponsor and 25,000 Founder Shares held by Mr. Roehm, one of our directors and (ii) 1,500,000 shares of Class A Stock that the Sponsor is purchasing pursuant to the Sponsor Subscription Agreement. Each Founder Share will be converted at the Closing into one share of Class A Stock. The Founder Shares include 3,000,000 shares of Class A Stock that will not vest at the Closing and will be subject to certain contractual vesting requirements as described under the section entitled “Proposal No. 1—Business Combination Proposal—Related Agreements—Sponsor Agreement.”

(4)

Represents existing Syniverse Corporation stockholders’ (including Carlyle’s) interest in shares of MBAC Class A Stock following the Closing and the exchange of shares of Syniverse common stock into MBAC Class A Stock pursuant to the terms of the Merger Agreement.

(5)

Represents Brigade’s portion of the PIPE Investment. Pursuant to the Brigade Subscription Agreements, Brigade has agreed to purchase an aggregate of (i) 3,750,000 shares of MBAC Class A Stock for $10.00 per share and (ii) 115,979 shares of MBAC Preferred Stock (shown on as-converted into Class A Stock basis) for $970.00 per share.

(6)

Represents Oak Hill’s portion of the PIPE Investment. Pursuant to the Oak Hill Subscription Agreement, Oak Hill has agreed to purchase an aggregate of (i) 1,666,667 shares of MBAC Class A Stock for $10.00 per share and (ii) 85,911 shares of MBAC Preferred Stock (shown on as-converted into Class A Stock basis) for $970.00 per share.

(7)

A portion of Twilio’s Class A Stock will be replaced by Class C Stock in the maximum redemptions scenario in accordance with the Framework Agreement and the Twilio Subscription Agreement. Twilio’s combined number of shares of Class A Stock and Class C Stock, if applicable, will increase in the maximum redemptions scenario in accordance with the Framework Agreement and the Twilio Subscription Agreement. For additional detail on the terms of the Class C Stock, the Twilio Subscription Agreement and

the Framework Agreement, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Framework Agreement” and “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement—Twilio Subscription Agreement.”

If the actual facts are different than the assumptions described above, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial statements will be different and those changes could be material.

Accounting Treatment for Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MBAC will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Syniverse issuing stock for the net assets of MBAC, accompanied by a recapitalization. The net assets of MBAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Syniverse has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Syniverse’s existing stockholders are expected to have the greatest voting interest in the post-combination company;

•	Syniverse’s existing stockholders are expected to designate the greatest number of directors of the post-combination company;

•	Syniverse will comprise the ongoing operations of the post-combination company;

•	Syniverse’s relevant measures, such as assets, revenues, cash flows and earnings, are higher than MBAC; and

•	Syniverse’s existing senior management will be the senior management of the post-combination company.

The preponderance of evidence as described above is indicative that Syniverse is the accounting acquiror in the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of May 31, 2021

(in thousands)

	As of May 31, 2021	As of June 30, 2021
	Syniverse (Historical)	MBAC (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
ASSETS
Current assets:
Cash and cash equivalents	$90,273	$1,511	$500,000	(A)	$141,273	$(40,021)	(E	)	$101,252
			400,021	(B)
			265,000	(C)
			(1,011,662)	(F)
			(14,000)	(G)
			(32,519)	(H)
			(37,600)	(I)
			(19,751)	(J)
Accounts receivable, net of allowances for credit losses of $5,989	114,982				114,982				114,982
Income taxes receivable	4,942				4,942				4,942
Prepaid and other current assets	27,953	854	(4,234)	(H)	24,573				24,573

Total current assets	$238,150	$2,365	$45,255		$285,770	$(40,021)			$245,749
Property and equipment, net	40,030				40,030				40,030
Capitalized software, net	70,541				70,541				70,541
Goodwill	2,316,913				2,316,913				2,316,913
Identifiable intangibles, net	116,204				116,204				116,204
Deferred tax assets	2,116				2,116				2,116
Investment in unconsolidated subsidiaries	34,146				34,146				34,146
Other assets	8,639		3,713	(F)	12,352				12,352
Cash and marketable securities held in Trust Account		400,021	(400,021)	(B)

Total assets	$2,826,739	$402,386	$(351,053)		$2,878,072	$(40,021)			$2,838,051

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	61,200	21			61,221				61,221
Accrued liabilities	129,318		(16,409)	(F)	108,675				108,675
			(4,234)	(H)
Income taxes payable	1,728	2			1,730				1,730
Current portion of long-term debt, net of original issue discount and deferred financing costs	16,868		(12,660)	(F)	4,208				4,208
Deferred revenues	6,147				6,147				6,147

Total current liabilities	$215,261	$23	$(33,303)		$181,981				$181,981

	As of May 31, 2021	As of June 30, 2021
	Syniverse (Historical)	MBAC (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
Long-term debt, net of original issue discount and deferred financing costs	1,921,321		(960,529)	(F)	960,792				960,792
Deferred tax liabilities	83,133				83,133				83,133
Other long-term liabilities	61,520				61,520				61,520
Warrant liability		28,513			28,513				28,513
Deferred underwriters’ discount		14,000	(14,000)	(G)

Total liabilities	$2,281,235	$42,536	$(1,007,832)		$1,315,939				$1,315,939
Commitments and Contingencies
Temporary equity:
Class A Common Stock subject to possible redemption, 35,484,597 at redemption value—MBAC		354,850	(354,850)	(D)
Preferred stock $0.0001 par value; 201,890 shares authorized and issued—Syniverse Technologies Corporation			195,833	(C)	192,434				192,434
			(3,399)	(I)
Stockholders’ equity:
MBAC
Preferred stock
Class A common stock		0	(0)	(K)
Class B common stock		1	(1)	(K)
Additional paid-in capital		3,112	(22,600)	(I)
			19,489	(K)
Retained earnings		1,887	(15,000)	(I)
			13,113	(K)
Syniverse Corporation
Common stock $0.01 par value; 250,000,000 shares authorized; 125,870,083 shares issued and 122,687,880 shares outstanding as of May 31, 2021	1,258		(1,258)	(K)
Syniverse Technologies Corporation
Class A Common stock $0.0001 par value			5	(A)	17	(2)	(E	)	15
			1	(C)
			4	(D)
			7	(K)
Class C Common stock $0.0001 par value						2	(E	)	2
Additional paid-in capital	1,334,869		499,995	(A)	2,171,923	(40,021)	(E	)	2,131,902
			69,166	(C)
			(30,765)	(H)
			354,846	(D)
			3,399	(I)
			(59,588)	(K)

	As of May 31, 2021	As of June 30, 2021
	Syniverse (Historical)	MBAC (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Treasury stock at cost, 3,182,203 shares held at May 31, 2021	(28,239)		28,239	(K)
Accumulated deficit	(678,342)		(19,751)	(J)	(718,198)		(718,198)
			(18,351)	(F)
			(1,754)	(H)
Accumulated other comprehensive loss	(93,671)		—		(93,671)		(93,671)

Total stockholders’ equity	$535,875	$5,000	$819,196		$1,360,070	$(40,021)	$1,320,049

Noncontrolling interest	9,629				9,629		9,629

Total liabilities, temporary equity and stockholders’ equity	$2,826,739	$402,386	$(351,053)		$2,878,072	$(40,021)	$2,838,051

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2021

The pro forma adjustments, based on preliminary estimates and accounting conclusions that could change materially as additional information is obtained, are as follows:

(A)	Reflects a $500 million cash investment from Twilio in the no redemptions scenario and a $750 million cash investment from Twilio in the maximum redemptions scenario.

(B)

Reflects the reclassification of $400 million of cash and marketable securities held in the Trust Account that will become available to fund the Merger upon Closing in the no redemptions scenario and $110 million in the maximum redemptions scenario.

(C)

Reflects proceeds of $69.2 million from the issuance and sale of 6.92 million shares of MBAC’s Class A Stock at $10.00 per share in the PIPE Investment pursuant to the PIPE Subscription Agreements and $195.8 million from the issuance and sale of 0.20 million shares of MBAC’s Preferred Stock at $970 per share in the PIPE Investment pursuant to the PIPE Subscription Agreements. Refer to (I) for the treatment of the associated direct and incremental transaction costs.

(D)	Represents a reclassification of approximately 35,484,597 shares of MBAC’s Class A Stock subject to possible redemption to Syniverse Technologies Corporation’s Stockholders’ equity.

(E)

Assuming Maximum Redemptions — this scenario assumes: (i) an additional $250.0 million cash investment from Twilio and (ii) the balance paid to redeeming stockholders from cash. It assumes that 29,002,067 MBAC shares of Class A Stock are redeemed for an aggregate payment of $290.0 million, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of approximately $10.00 per share based on the Trust Account balance as of June 30, 2021 and still satisfy the Minimum Cash Condition required to consummate the Business Combination of at least $375.0 million, after giving effect to the PIPE Investment, but before giving effect to the Twilio Investment of $750.0 million, net debt repayments of $1,011.7 million and estimated transaction costs of $103.9 million incurred in connection with the Business Combination.

(F)

Reflects an estimate of the cash settlement of certain third-party debt, including current and long-term debt, and accrued interest payable amounts held by a subsidiary of Syniverse outstanding at May 31, 2021, in order to achieve a targeted net debt amount as dictated by the Merger Agreement. This debt repayment will occur contemporaneously with the Closing. The preliminary accounting conclusion is that the existing

Syniverse debt will be treated as extinguished which will result in the write-off of $18.4 million of unamortized deferred financing costs (“DFC”) and original issuance discount (“OID”). A further analysis of this preliminary accounting conclusion will be performed at the Closing to determine if extinguishment criteria is met. In accordance with the Merger Agreement, Syniverse will prepare a closing statement at least two business days prior to the Closing setting forth its calculation of the targeted net debt amount. This calculation will contain the specific debt that will be repaid at Closing in order to satisfy the debt repayment requirement under the Merger Agreement.

(amounts in thousands)
Payoff of Syniverse’s existing debt	$(1,956,540)
Payment of accrued interest payable on Syniverse’s existing debt	(16,409)
Payment of DFC on New Revolving Credit Facility	(3,713)
Proceeds from issuance of new debt, net of $25 million DFC and $10 million OID	965,000

Transaction accounting adjustment for cash and cash equivalents	$(1,011,662)

Decrease for extinguishment of Syniverse’s existing debt—current and long-term, net of DFC and OID	$(1,938,189)
Increase for issuance of new debt, net of $25 million DFC and $10 million OID	965,000

Transaction accounting adjustment for debt, current and long-term	$(973,189)

Transaction accounting adjustment for debt, current	$(12,660)
Transaction accounting adjustment for debt, long-term	(960,529)

Transaction accounting adjustment for debt, current and long-term	$(973,189)

(G)

Reflects a payment of $14.0 million for deferred underwriters’ fees incurred during MBAC’s IPO due upon the Closing. The amount of the deferred underwriters’ fee will not be reduced as a result of redemptions of public shares.

(H)

Represents preliminary estimated transaction costs to be incurred by Syniverse Technologies Corporation of approximately $32.5 million, inclusive of advisory, banking, printing, legal and accounting fees that are incurred as a part of the Merger and equity issuance costs that are specific and incremental costs directly attributable to the Merger upon the Closing that are capitalized into additional paid-in capital (“APIC”). Certain expenses were already incurred on the balance sheet and offset within Prepaids and other current assets. Those items have been reversed and are now reflected as a reduction of cash with a corresponding offset to APIC.

(I)

Represents preliminary estimated transaction costs funded by Syniverse to be incurred by MBAC and Twilio inclusive of advisory, transaction insurance, legal, and accounting fees that are incurred as a part of the Merger upon the Closing. The costs incurred by Twilio and funded by Syniverse are specific and incremental costs directly attributable to the Twilio Investment. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding offset of APIC. The costs have been allocated across Preferred Stock and Common Stock based on specific identification of costs and a relative fair value allocation for costs that could not be specifically identified. The costs incurred by MBAC are not considered direct and incremental cost of raising equity and have been expensed as a transaction accounting adjustment in the unaudited pro forma condensed combined statement of operations for the period ended November 30, 2020.

(J)	Reflects the payment of Syniverse Corporation transaction bonuses to certain employees which are contingent on the Closing.

(K)

The post-transaction financial statements will be consolidated at the Syniverse Technologies Corporation level. As a result, the adjustments reflect the reclassification of certain equity balances: (a) reclassification of $3.1 million of MBAC APIC to Syniverse Technologies Corporation APIC; (b) reclassification of $1.9 million of MBAC Retained Earnings to Syniverse Technologies Corporation APIC; (c) reclassification of $1.3 million of Syniverse Corporation common stock to Syniverse Technologies Corporation APIC; (d) reclassification of $28.2 million of Syniverse Corporation treasury stock to Syniverse Technologies Corporation APIC and (e) allocation of transaction costs across the public warrants, Preferred Stock and Common Stock based on specific identification of costs and a relative fair value allocation for costs that could not be specifically identified.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended May 31, 2021

(in thousands, except share data)

	For the Six Months Ended May 31, 2021	For the Six Months Ended June 30, 2021
	Syniverse (Historical)	MBAC (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)			Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenues	$332,103	$	$			$332,103		$332,103
Expenses:
Cost of operations (excluding depreciation and amortization)	184,540					184,540		184,540
Sales and marketing	25,158					25,158		25,158
General and administrative	46,829	242				47,071		47,071
Depreciation and amortization	42,490					42,490		42,490
Restructuring expense	2,358					2,358		2,358

Operating income	30,728	(242)				30,486		30,486

Interest expense	(80,935)	21		42,328	(AA)	(38,607)		(38,607)
				(21)	(BB)
Equity (loss) income in investees	(1,192)					(1,192)		(1,192)
Change in fair value of derivative liability		3,821				3,821		3,821
Excess fair value of private placement warrants over consideration paid		(530)				(530)		(530)
Transaction costs		(1,182)				(1,182)		(1,182)
Other, net	(3,669)					(3,669)		(3,669)

(Loss) income before taxes	(55,068)	1,887		42,308		(10,873)		(10,873)
Provision for (benefit from) income taxes	2,581			10,577	(FF)	13,158		13,158

Net (loss) income	$(57,649)	$1,887		$31,731		$(24,031)		$(24,031)

Net income attributable to noncontrolling interest	550					550		550
Undistributed earnings allocated to participating preferred stock				7,571	(EE)	7,571		7,571

Net (loss) attributable to Common Stockholders	(58,199)	1,887		24,160		(32,152)		(32,152)
Net (loss) income	(57,649)	1,887		31,731		(24,031)		(24,031)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	9,948					9,948		9,948
Changes related to cash flow derivative hedges	10,310					10,310		10,310
Changes in unrecognized pension cost	63					63		63

Total comprehensive (loss) income	$(37,328)	$1,887		$31,731		$(3,710)		$(3,710)

	For the Six Months Ended May 31, 2021	For the Six Months Ended June 30, 2021
	Syniverse (Historical)	MBAC (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)	Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Less: comprehensive income attributable to noncontrolling interest	696			696		696

Total comprehensive (loss) income attributable to Common Stockholders	$(38,024)	$1,887	$31,731	$(4,406)		$(4,406)
Weighted average shares outstanding—basic and diluted	122,656,825
Net loss per share attributable to the Company—basic and diluted	$(0.47)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption		22,156,990
Basic and diluted net income per share, Class A common stock subject to possible redemption		$0.00
Basic and diluted weighted average shares outstanding, non-redeemable common stock		13,964,557
Basic and diluted net income per share, non-redeemable common stock		$0.14
Weighted average number of shares of Class A common stock outstanding—basic and diluted (HH)				171,121,460		142,212,741
Net loss per share of Class A Common stock—basic and diluted (HH)(JJ)				$(0.19)		$(0.19)
Weighted average number of shares of Class C common stock outstanding—basic and diluted (II)						24,905,008
Net loss per share of Class C common stock—basic and diluted (II)(JJ)						$(0.19)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Eleven Months Ended November 30, 2021

(in thousands, except for share data)

	For the Eleven Months Ended November 30, 2020	For the Period from December 16, 2020 (Inception) Through December 31, 2020
	Syniverse (Historical)	MBAC (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenues	$589,581	$			$589,581		$589,581
Expenses:
Cost of operations (excluding depreciation and amortization)	299,150				299,150		299,150
Sales and marketing	55,950				55,950		55,950
General and administrative	86,938		19,751	(CC)	123,443		123,443
			16,754	(EE)
Depreciation and amortization	98,964				98,964		98,964
Restructuring expense	23,686				23,686		23,686
Operating income	24,893		(36,505)		(11,612)		(11,612)
Interest expense	(154,516)		86,576	(AA)	(67,940)		(67,940)
Equity loss in investee	(1,633)				(1,633)		(1,633)
Other, net	(3,464)		(18,351)	(DD)	(21,815)		(21,815)

(Loss) before provision for income taxes	(134,720)		31,721		(102,999)		(102,999)
Provision for income taxes	8,633		7,930	(FF)	16,563		16,563

Net (loss) income	$(143,353)		$23,791		$(119,562)		$(119,562)

Net income attributable to noncontrolling interest	981				981		981
Undistributed earnings allocated to participating preferred stock			13,880	(GG)	13,880		13,880

Net (loss) income attributable to Common Stockholders	(144,334)		9,911		(134,423)		(134,423)
Net (loss) income	(143,353)		23,791		(119,562)		(119,562)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	21,184				21,184		21,184
Changes related to cash flow derivative hedges	(25)				(25)		(25)
Changes in unrecognized pension costs	(578)				(578)		(578)

Total comprehensive (loss) income	$(122,772)		$23,791		$(98,981)		$(98,981)

	For the Eleven Months Ended November 30, 2020	For the Period from December 16, 2020 (Inception) Through December 31, 2020
	Syniverse (Historical)	MBAC (Historical)	Transaction Accounting Adjustments (Assuming No Redemptions)	Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Less: comprehensive income attributable to noncontrolling interest	809			809		809

Total comprehensive (loss) income attributable to Common Stockholders	$(123,581)		$23,791	$(99,790)		$(99,790)
Weighted average shares outstanding—basic and diluted	122,767,186
Net loss per share attributable to the Company—basic and diluted	$(1.18)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption
Basic and diluted net income per share, Class A common stock subject to possible redemption		$0.00
Basic and diluted weighted average shares outstanding, non-redeemable common stock		10,000,000
Basic and diluted net income per share, non-redeemable common stock
Weighted average number of shares of Class A Common stock outstanding—basic and diluted (HH)				171,121,460		142,212,741
Net loss per share of Class A Common stock—basic and diluted (HH) (JJ)				$(0.79)		$(0.80)
Weighted average number of shares of Class C Common stock outstanding—basic and diluted (II)						24,905,008
Net loss per share of Class C Common stock—basic and diluted (II) (JJ)						$(0.80)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Eleven Months Ended November 30, 2020 and for the Six Months Ended May 31, 2021

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(AA)

Reflects the net reduction of interest expense from the extinguishment of existing third-party debt held by a subsidiary of Syniverse Corporation, partially offset by interest from new debt and related amortization of OID and DFC that will be issued as part of the Merger upon the Closing as noted in adjustment (F) for the six months ended May 31, 2021 and eleven months ended November 30, 2020, respectively. The interest rate used to calculate the interest expense on the new debt was 5.25% for both periods presented. Net adjustments to interest expense were calculated as follows:

	Six months ended May 31, 2021	Eleven months ended November 30, 2020
Elimination of interest expense and amortization of DFC and OID—outstanding debt of a subsidiary of Syniverse Corporation	$(67,975)	$(133,816)
Interest expense on new debt—term loan	22,500	41,250
Amortization of new DFC and OID	3,147	5,990

	$(42,328)	$(86,576)

A 1/8th percentage point change in the assumed interest rate on the new debt would result in an increase or decrease, as applicable, in interest expense by $1.1 million for the eleven months ended November 30, 2020 and by $0.6 million for the six months ended May 31, 2021.

(BB)	Reflects the elimination of interest income related to the marketable securities held in the Trust Account.

(CC)	Reflects the expense associated with Syniverse Corporation transaction bonuses that are contingent on the Closing. These costs are not expected to recur within twelve months.

(DD)	Reflects a loss for the write-off of unamortized DFC and OID associated with the extinguishment of existing third-party debt outstanding held by a subsidiary of Syniverse Corporation.

(EE)	Reflects transaction costs incurred by MBAC, which are not considered a direct and incremental cost of raising equity, and transaction costs that have been allocated to the public warrant liability.

(FF)	Reflects the cumulative impact of income statement transactions on provision for income taxes using an estimated statutory tax rate of 25%.

(GG)	Reflects the accretion of preferred stock redemption value allocated to participating preferred stock with a 7.5% annual dividend on a $1,000 per share value.

(HH)

Weighted average number of shares of Class A Stock excludes: (i) 3.0 million of Founder Shares subject to vesting provisions; (ii) 17.6 million as converted Preferred Shares; (iii) 4.4 million options; (iv) 1.7 million RSUs; and (v) 20.8 million warrants as all of these items would be considered anti-dilutive.

(II)	Weighted average number of shares of Class C Stock only exist in a maximum redemption scenario. Class C Stock does not have voting rights, but hold the same economic rights as Class A Stock.

(JJ)	Earnings per share is calculated based on the two-class method. The net loss includes the undistributed earnings allocated to participating Preferred Stock.

Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since December 1, 2019. As the Business Combination is being reflected as if it had occurred as of December 1, 2019, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented. Under the maximum redemptions scenario, the shares of Class A Stock assumed to be redeemed by MBAC public stockholders are eliminated as of December 1, 2019.

The unaudited pro forma condensed combined financial information has been prepared assuming the no redemptions and maximum redemptions scenarios:

	For the Six Months Ended May 31, 2021		For the Eleven Months Ended November 30, 2020
(U.S. dollars in thousands, except share data)	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net (loss) attributable to the Company	$(32,152)	$(32,152)	$(134,423)	$(134,423)
Weighted average Class A common stock outstanding—basic and diluted	171,121,460	142,212,741	171,121,460	142,212,741
Net (loss) per Class A common stock—basic and diluted(1)	$(0.19)	$(0.19)	$(0.79)	$(0.80)
Weighted average Class C common stock outstanding—basic and diluted	—	24,905,008	—	24,905,008
Net (loss) per Class C Stock—basic and diluted(1)	$—	$(0.19)	$—	$(0.80)

Weighted average shares outstanding—basic and diluted
Class A Common Stock
SPAC Public Stockholders	40,000,000	10,997,933	40,000,000	10,997,933
SPAC Founders	8,500,000	8,500,000	8,500,000	8,500,000
Syniverse Technologies, LLC	71,915,885	72,009,406	71,915,885	72,009,406
PIPE Investors—Oak Hill	1,666,667	1,666,667	1,666,667	1,666,667
PIPE Investors—Brigade	3,750,000	3,750,000	3,750,000	3,750,000
Twilio Class A	45,288,908	45,288,735	45,288,908	45,288,735

Total Pro Forma Weighted Average Shares of Class A Common Stock—Basic and Diluted	171,121,460	142,212,741	171,121,460	142,212,741

Class C Common Stock
Twilio Class C	—	24,905,008	—	24,905,008

Total Pro Forma Weighted Average Shares of Class A and Class C Common Stock—Basic and Diluted	171,121,460	167,117,749	171,121,460	167,117,749

(1)	The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share because including them would have had an anti-dilutive effect:

Earnout Shares (Unvested)	3,000,000
Preferred Stock (as converted)	17.555,652
Syniverse Options	4,346,496
Syniverse RSU awards	1,703,781
Warrants	20,833,333

SPECIAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting of stockholders to be held virtually on [                ], 2021, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [                ], 2021 to all stockholders of record of the Company as of [                ], 2021, the record date for the Special Meeting. Stockholders of record who owned Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On [                ], there were [                ] shares of Common Stock outstanding.

Date, Time and Place of Special Meeting

The Special Meeting will be held virtually at [                ] [a.m./p.m.], on [                ], 2021 at https://www.cstproxy.com/m3brigadeii/2021, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the Transfer Agent.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on [                ], 2021, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On [                ], 2021, there were [                ] shares of Common Stock outstanding, of which [                ] are public shares and [                ] are Founder Shares held by our Sponsor.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•	Business Combination Proposal—To approve the transactions contemplated by the Merger Agreement, including the Business Combination (Proposal No. 1);

•

NYSE Proposal—To approve, for purposes of complying with Section 312.03 of the NYSE’s Listed Company Manual (i) the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the PIPE Investment and the Twilio Investment and (ii) the issuance of more than one percent of the issued and outstanding shares of Common Stock to a “Related Party” (as defined in Section 312.03 of the NYSE’s Listed Company Manual) in connection with the Business Combination and the Sponsor Subscription Agreement (Proposal No. 2);

•

Charter Proposal—To consider and act upon a proposal to adopt two separate proposed charters, Charter Amendment Alternative A and Charter Amendment Alternative B, each in the form attached hereto as Annexes B-1 and Annexes B-2, respectively (Proposal No. 3);

•

Governance Proposal—The consider and act upon a separate proposal with respect to certain governance provisions in the Charter Amendments, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

•

Director Election Proposal—To elect 12 directors to serve on our Board for a term ending on the date of the next annual stockholder meeting or until their successor is duly elected and qualified (Proposal No. 5);

•

Incentive Award Plan Proposal—To consider and vote upon a proposal to approve the Incentive Award Plan, a copy of which is attached to this proxy statement as Annex J, including the authorization of the initial share reserve under the Incentive Award Plan (Proposal No. 6); and

•

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal (Proposal No. 7).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into agreements with our Sponsor, current directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of an initial business combination. These agreements apply to our Sponsor, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal. In addition, in connection with the entry into the Merger Agreement, the Sponsor Parties entered into the Sponsor Agreement pursuant to which the Sponsor Parties agreed to vote their Founder Shares and any shares of our Common Stock subsequently acquired in favor of the Business Combination and the other proposals described in this proxy statement and against any proposals that are inconsistent therewith during the term of the Sponsor Agreement.

Our Sponsor, current directors and officers have waived any redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with the Business Combination. The Founder Shares held by our Sponsor have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by March 8, 2023. However, our Sponsor is entitled to redemption rights upon our liquidation with respect to any public shares it may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person (which would include presence via the virtual meeting platform) or by proxy. Abstentions will count as present for the purposes of establishing a quorum. The Sponsor Parties have agreed to vote their shares of Common Stock in favor of the Business Combination Proposal and the other proposals to be presented at the Special Meeting.

The approval of the Business Combination Proposal, the NYSE Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Award Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote at the Special Meeting. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the NYSE Proposal, the Governance Proposal, the Incentive Award Plan Proposal or the Adjournment Proposal.

The approval of the Charter Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, assuming a valid quorum is established, a Company stockholder’s failure to vote by proxy or to vote via the virtual meeting platform at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposal will have the same effect as a vote “AGAINST” such Charter Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the Special Meeting. This means that the 12 director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal at the Special Meeting.

It is important for you to note that in the event that the Business Combination Proposal, the NYSE Proposal, the Charter Proposal or the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by March 8, 2023, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

the fact that our Sponsor paid an aggregate of $25,000 for 9,975,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $99,750,000 assuming a per share value of $10.00, but, given the restrictions on such shares (including the lock-up and vesting terms described elsewhere in this proxy statement), we believe such shares have less value;

•

the fact that 70% of our Sponsor’s Founder Shares will vest at the Closing and the remaining 30% of such Founder Shares will vest on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances as described therein;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

•

the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by March 8, 2023;

•

the fact that our Sponsor paid an aggregate of approximately $11,250,000 for its 7,500,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor has entered into the Sponsor Subscription Agreement pursuant to which, at the Closing, Sponsor will purchase 1,500,000 shares of Class A Stock at a price of $10.00 per share in the PIPE Investment;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that all of our directors, other than Mr. Roehm, hold membership interests in our Sponsor, and Mr. Roehm holds 25,000 Founder Shares directly;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor, officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Investment. As of the date of this proxy statement, such reimbursement is estimated to be approximately $[                ] in the aggregate. However, if the Company fails to consummate a business combination within the completion window, they will not have any claim against the Trust Account for reimbursement. Accordingly, the Company may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the completion window;

•

the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments provides that certain transactions are not “corporate opportunities” and that our Sponsor, its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity;

•

the fact that, at the Closing, we will enter into the Stockholders Agreement, which entitles the Sponsor to appoint two directors to the Board following the Closing, subject to certain minimum ownership requirements and, as such, in the future such directors will receive any cash fees, stock options or stock awards that the post-combination company’s Board determines to pay to its nonexecutive directors;

•

the fact that, at the Closing, we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•	the fact that we were organized by executives from each of M-III Partners and Brigade, which is a participant in the PIPE Investment;

•	the fact that one of our directors, Mr. Vincent, is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade;

•

the fact that certain employees of Brigade were seconded to us to, among other things, provide (i) introductions to key management of companies and investors with which Brigade has relationships and other potential sources of business combination targets, (ii) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and (iii) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process, and that such employees of Brigade played an important role in conducting due diligence with respect to Syniverse, securing the funds from the PIPE Investors and facilitating the entry into the Merger Agreement;

•

the fact that Brigade is a participant in the PIPE Investment and will, at the Closing, purchase shares of both Class A Stock and Preferred Stock, which ranks senior to our other capital stock, including the Class A Stock, and will provide Brigade with certain benefits not available to our public stockholders;

•

the fact that Brigade is a significant lender to Syniverse and will receive proceeds in the transaction from the refinancing of Syniverse’s outstanding indebtedness upon consummation of the Business Combination; and

•

the fact that Brigade will be entitled to certain rights pursuant to the Brigade Subscription Agreement and the Registration Rights Agreement that are not available to our public stockholders, including certain information rights with respect to the post-combination company as well as certain preemptive and registration rights.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the Business Combination Proposal, the NYSE Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal and the Adjournment Proposal so long as a quorum is established.

In general, if your shares are held in “street name” and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Voting Your Shares—Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or in person (which would include presence via the virtual meeting platform) at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the NYSE Proposal, “FOR” the Charter Proposal, “FOR” the Governance Proposal, “FOR” the Director Election Proposal, “FOR” the Incentive Award Plan Proposal and “FOR” the Adjournment Proposal.

Voting “in Person” at the Meeting. If you attend the Special Meeting (which would include presence via the virtual meeting platform), you may vote in person. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Special Meeting. You can attend the Special Meeting via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the special meeting by visiting the website [                ]. You will need your control number for access. If you do not have a control number, please contact our Transfer Agent. Instructions on how to attend and participate at the special meeting are available at [                ].

Voting Your Shares—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock. Please see “Attending the Special Meeting” below for more details.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify the Company’s Secretary in writing to M3-Brigade Acquisition II Corp., 1700 Broadway, 19th Floor, New York, NY 10019, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person (which would include presence via the virtual meeting platform), as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal and the Adjournment Proposal. Under our current bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions about Voting

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Innisfree, our proxy solicitor, at (877) 800-5182 for stockholders or (212) 750-5833 for banks and brokers.

Redemption Rights

Pursuant to our current certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account that holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on the balance of our Trust Account of $[                ] as of [                ], 2021, the record date for the Special Meeting, the estimated per share redemption price would have been approximately $[                ].

In order to exercise your redemption rights, you must:

•	if you hold public units, separate the underlying public shares and public warrants;

•

check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock; and

•

prior to [                ] on [                ] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to our Transfer Agent at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Mark Tumulty

Email: mtumulty@continentalstock.com

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process, and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding public units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold public units registered in your own name, you must deliver the certificate for such public units to our Transfer Agent with written instructions to separate such public units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which had a balance of $[                ] as of [                ], 2021, the record date for the Special Meeting. The Merger Agreement provides that Syniverse’s obligation to consummate the Business Combination is conditioned on the Minimum Cash Condition. The conditions to Closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then Syniverse may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the public units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. The Sponsor Parties have agreed to waive any redemption rights they may have with respect to their shares of Common Stock in connection with the consummation of the Business Combination.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

If you exercise your redemption rights and the Business Combination is approved, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption. If the Business Combination is not approved for any reason, then our public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a their pro rata share of the Trust Account. In such case, we will promptly return any shares delivered by public holders.

If the Business Combination is not approved and we do not consummate an initial business combination by March 8, 2023, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to the public stockholders, and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Innisfree a fee of up to $40,000, plus disbursements, reimburse Innisfree for certain fees and expenses and indemnify Innisfree and its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve the transactions contemplated by the Merger Agreement, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

We may consummate the transactions contemplated by the Merger Agreement, including the Business Combination, only if it is approved by the affirmative vote of the holders of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote at the Special Meeting.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Merger.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the underlying disclosure letter (the “Disclosure Letter”), which is not filed publicly and which is subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Disclosure Letter contains information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about the Company, Merger Sub, Syniverse or any other matter.

Structure of the Merger

On August 16, 2021, the Company, Merger Sub and Syniverse entered into the Merger Agreement, pursuant to which, among other things, (i) Merger Sub will merge with and into Syniverse, the separate corporate existence of Merger Sub will cease and Syniverse will be the surviving corporation and a wholly owned subsidiary of the Company and (ii) the Company will change its name to Syniverse Technologies Corporation.

Consideration

Aggregate Merger Consideration

At the effective time of the Merger, each share of Syniverse Common Stock that is issued and outstanding immediately prior to the effective time of the Merger (other than (i) any shares of Syniverse Common Stock held in the treasury of Syniverse, which treasury shares shall be cancelled as part of the Merger and (ii) any Dissenting Shares) will be cancelled and converted into the right to receive a portion of the Aggregate Merger

Consideration equal to (i) the Exchange Ratio multiplied by (ii) the number of shares of Syniverse Common Stock held by the applicable holder as of immediately prior to the effective time of the Merger, rounded to the nearest whole share. Aggregate Merger Consideration means the number of Class A Stock equal to (i) $704,440,000, subject to adjustments for (a) the Twilio Investment, (b) certain leakage that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger and (c) the aggregate exercise price of the outstanding in-the-money Syniverse Options as of immediately prior to the effective time of the Merger, multiplied by (ii) one minus the Investment Percentage, at a value of $10.00 per share. Exchange Ratio means the Aggregate Merger Consideration divided by the aggregate fully diluted number of shares of Syniverse Common Stock.

The components of the Aggregate Merger Consideration, and consequently the number of shares of Class A Stock issued to the Syniverse Stockholders, are impacted by, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. Please refer to the sections entitled “Summary—Impact of the Business Combination on the Company’s Public Float,” “Summary Unaudited Condensed Combined Financial Information,” and “Unaudited Condensed Combined Financial Information” for additional information.

Treatment of Syniverse Awards

At the effective time of the Merger, all then-outstanding (i) Syniverse Options, whether vested or unvested, and (ii) Syniverse RSU Awards will be converted into (a) options to purchase shares of Class A Stock (“Company Options”) and (b) awards of restricted stock units corresponding to shares of Class A Stock (“Company RSU Awards”), respectively, in each case, on substantially the same terms and conditions as are in effect with respect to such Syniverse Award immediately prior to the effective time of the Merger, including with respect to vesting and termination-related provisions.

Subject to the terms of the Merger Agreement, each Company Option will provide the holder thereof with the right to receive a number of whole shares of Class A Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Syniverse Common Stock subject to the applicable Syniverse Option immediately prior to the effective time of the Merger and (ii) the Exchange Ratio at an exercise price per share for each Company Option equal to the quotient of (a) the exercise price of the applicable Syniverse Option in effect immediately prior to the effective time of the Merger over (b) the Exchange Ratio (rounded up to the nearest full cent). Subject to the terms of the Merger Agreement, each Company RSU Award will correspond to a number of shares of Class A Stock equal to the product of (x) the number of shares of Syniverse Common Stock subject to such Syniverse RSU Award immediately prior to the effective time of the Merger and (y) the Exchange Ratio, with any fractional restricted stock units in the Company rounded to the nearest whole restricted stock unit.

Closing

In accordance with the terms and subject to the conditions of the Merger Agreement, the Closing will take place at 10:00 a.m., Eastern Time, on the date that is the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is mutually agreed to in writing between the Company and Syniverse.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Merger Sub and Syniverse, certain of which are qualified by “material adverse effect” or other materiality or knowledge qualifications or both, and may be further modified and limited by the Disclosure Letter. See “—Material Adverse Effect” below. The representations and warranties of the Company are also qualified by information included in the Company’s public filings, filed or submitted to the SEC on or prior to the date of the Merger Agreement (subject to certain exceptions contemplated by the Merger Agreement).

Representations and Warranties of Syniverse

Syniverse has made representations and warranties relating to, among other things:

•	organization and power;

•	due authorization;

•	no conflict;

•	governmental authorities; consents;

•	capitalization;

•	subsidiaries and other ownership of capital stock of or other voting or equity interests;

•	financial statements;

•	no undisclosed liabilities;

•	absence of changes;

•	litigation and proceedings;

•	compliance with laws; licenses and permits;

•	material contracts;

•	employee benefits plans and related matters (including ERISA);

•	employees and labor matters;

•	tax matters;

•	finders’ fees;

•	insurance matters;

•	real and tangible personal property;

•	intellectual property; IT systems; data privacy and security matters;

•	environmental matters;

•	accuracy of information supplied for use in this proxy statement;

•	customers and vendors;

•	related party transactions; and

•	debt financing matters.

The representations and warranties of Syniverse identified as fundamental under the terms of the Merger Agreement are those made pursuant to: (i) the first and second sentences of Section 4.1 of the Merger Agreement (relating to organization), Section 4.2 of the Merger Agreement (relating to due authorization), Section 4.5 of the Merger Agreement (relating to capitalization), Section 4.6(a) of the Merger Agreement (relating to subsidiaries) and Section 4.16 of the Merger Agreement (relating to finders’ fees) (collectively, the “Syniverse Fundamental Representations”).

Representations and Warranties of the Company and Merger Sub

The Company and Merger Sub have made representations and warranties relating to, among other things:

•	organization;

•	due authorization;

•	no conflict;

•	governmental authorities; consents;

•	SEC filings;

•	capitalization;

•	the Company’s Trust Account;

•	internal controls; stock exchange listing; financial statements;

•	Investment Company Act;

•	JOBS Act;

•	indebtedness;

•	no undisclosed liabilities;

•	absence of changes;

•	litigation and proceedings;

•	tax matters;

•	finders’ fees;

•	business activities;

•	stock market quotation;

•	accuracy of this proxy statement;

•	no outside reliance;

•	related party transactions;

•	the Company’s stockholders; and

•	takeover statutes and charter provisions.

Survival of Representations and Warranties

Except in the case of claims against a person in respect of such person’s fraud (defined as the actual and intentional misrepresentation of a material fact in respect of the representations and warranties given by Syniverse or the Company and Merger Sub under the Merger Agreement), the representations and warranties of the respective parties to the Merger Agreement will not survive the Closing.

Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of Syniverse and the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the Merger Agreement, a material adverse effect with respect to Syniverse (a “Syniverse Material Adverse Effect”) means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on, the assets, financial condition or results of operations of Syniverse and its subsidiaries, taken as a whole.

However, no such change, effect, event or occurrence resulting from any of the following shall be considered when determining whether a Syniverse Material Adverse Effect has occurred:

(a)	conditions generally affecting the economy or credit, capital and financial markets in the United States or elsewhere in the world, including changes in interest or exchange rates;

(b)	any general change in or general effect on the industry or in the geographies in which Syniverse and its subsidiaries operate;

(c)	any change in laws, GAAP, or the enforcement or interpretation thereof;

(d)

political conditions, including hostilities, acts of war (whether declared or undeclared), cyber-attacks, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing;

(e)

any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by the Merger Agreement or certain related agreements, including any such change relating to the identity of, or facts and circumstances relating to, the Company or Sponsor and including any actions taken by any customers, suppliers or personnel of Syniverse and its subsidiaries resulting from the foregoing (except with respect to Syniverse’s representations in the Merger Agreement to the extent the purpose thereof is to address the consequences resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by the Merger Agreement and certain related agreements);

(f)	any hurricane, flood, tornado, earthquake or other natural disaster;

(g)	any actions expressly required to be taken or omitted pursuant to the Merger Agreement or certain Related Agreements;

(h)

the failure of Syniverse and its subsidiaries to achieve any financial projections or forecasts or revenue or earnings predictions (except that the changes or effects giving rise to such failure that are not otherwise excluded from the definition of “Syniverse Material Adverse Effect” may be taken into account in determining whether there has been a Syniverse Material Adverse Effect); and

(i)	COVID-19 or any other epidemic or pandemic.

Any change or effect referred to in clauses (a), (b), (c), (d) or (f) above may be taken into account in determining whether a Syniverse Material Adverse Effect has occurred or would reasonably be expected to occur to the extent it has a disproportionate effect (but then only to the extent of such disproportionate effect) on Syniverse and its subsidiaries relative to other companies in the industries or markets in which Syniverse and its subsidiaries operate.

Pursuant to the Merger Agreement, a material adverse effect with respect to the Company (a “Company Material Adverse Effect”) means any change, effect, event or occurrence that, individually or in the aggregate, does or would reasonably be expected to, prevent, materially impair or materially delay the Company or Merger Sub from consummating the transactions contemplated by the Merger Agreement. However, “Company Material Adverse Effect” shall not include the following, nor shall any of the following be taken into account in determining whether there has been a Company Material Adverse Effect: any adverse change, effect, event or occurrence attributable to (a) any change in the trading price of the Common Stock, warrants exercisable therefor or units thereof (except, the changes or effects giving rise to such change that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect); or (b) the taking of any action required or expressly contemplated by the Merger Agreement, including any redemptions of Class A Stock in accordance with the Company’s current certificate of incorporation.

Covenants and Agreements

Syniverse has made covenants relating to, among other things, the conduct of its business during the Interim Period, preparation and delivery of certain audited and unaudited financial statements, related party transactions, certain alternative acquisition proposals and the Twilio Investment.

The Company has made covenants relating to, among other things, employee matters, Trust Account proceeds and related available equity, listing, no solicitation of certain alternative proposals, the conduct of its business during the Interim Period, post-closing directors and officers, governing documents, indemnification and insurance, public filings, PIPE Investment subscriptions and stockholder litigation.

Syniverse and the Company have also made certain additional covenants relating to, among other things, the HSR Act and other competition laws and filings, the preparation of this proxy statement and the Special Meeting, general efforts and support of the transactions contemplated by the Merger Agreement, tax matters, debt financing and payoff of the indebtedness under Syniverse existing credit facilities and matters related to Section 16(a) of the Exchange Act.

Subject to the following sentence, all covenants and agreements of Syniverse, the Company and Merger Sub contained in the Merger Agreement which by their terms are to be performed at or prior to the effective time of the Merger shall not survive the Closing. Syniverse’s covenants and agreements with respect to the incurrence and calculation of leakage (other than permitted leakage) that has occurred after November 30, 2020 through immediately prior to the effective time of the Merger shall (to the extent such amount exceeds the amount taken into account in calculating the Aggregate Merger Consideration) survive the Closing for a period of 12 months following the Closing.

Conduct of Business by Syniverse

Syniverse has agreed that from the date of the Merger Agreement through the earlier of the Closing or valid termination of the Merger Agreement (the “Interim Period”), except (i) as required by law, (ii) pursuant to any COVID-19 measures, (iii) as expressly set forth in, or required by, the Merger Agreement or certain related agreements, (iv) as set forth in Disclosure Letter or (v) as otherwise consented to in writing by the Company, which consent (except for the matters with respect to leakage set forth below), shall not be unreasonably conditioned, withheld, delayed or denied, Syniverse shall, and shall cause its subsidiaries to (x) use commercially reasonable efforts to operate the business of Syniverse in the ordinary course of business in all material respects, (y) use commercially reasonable efforts to preserve intact Syniverse’s and its subsidiaries’ business operations and business relationships with material customers and material vendors and (z) not permit:

•	Syniverse to amend its certificate of incorporation or bylaws;

•

Syniverse or any of its subsidiaries to authorize for issuance, issue, pledge, encumber, transfer, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance, pledge, encumbrance, transfer, sale or grant of (i) any equity interests of Syniverse or any of its subsidiaries or (ii) any security convertible into or exchangeable or exercisable for any equity interests of Syniverse or any of its subsidiaries, in each case other than (A) issuances in the ordinary course of business of Syniverse Options or Syniverse RSU Awards (excluding any performance-based Syniverse RSU Awards and any performance-based Syniverse Options) to employees, officers or directors (and not including any person employed or affiliated with Carlyle and its affiliates) pursuant to Syniverse’s incentive plan or other employee stock option, employee stock purchase or similar equity-based plans approved by Twilio and Syniverse’s board of directors in accordance with the requirements set forth in the fourth last bullet below, in each case, solely to the extent such issuances are taken into account in the calculation of the Exchange Ratio or (B) issuances in the ordinary course of business of equity interests of Syniverse’s subsidiaries to Syniverse or any of its subsidiaries;

•

Syniverse or any subsidiary to redeem, repurchase or otherwise acquire any (i) equity interests of Syniverse or any of its non-wholly owned subsidiary (other than, in the ordinary course of business, customary repurchases of management equity at a price no greater than fair market value) or (ii) indebtedness for borrowed money of Syniverse or any subsidiary (other than (x) amortization payments under Syniverse’s credit agreements or repayments under Syniverse’s revolving credit facility under Syniverse’s credit agreements and (y) intercompany indebtedness among or between Syniverse and/or its subsidiaries);

•

Syniverse to appoint or change Syniverse’s independent public accountants or auditors or change any significant financial accounting policy of Syniverse (other than as required by any accounting pronouncements or interpretations under GAAP issued from and after the date of the Merger Agreement);

•	any change to Syniverse’s entity classification in effect as of the date of the Merger Agreement;

•	any material alteration to the lines of business of Syniverse and its subsidiaries or entry into any material new line of business;

•

Syniverse or any of its subsidiaries to adopt any plan of liquidation, dissolution or winding up or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt a plan of reorganization;

•

Syniverse or any of its subsidiaries to incur, create, assume, guarantee or otherwise become liable for any indebtedness (excluding any trade payables incurred in the ordinary course of business) for borrowed money in excess of $10,000,000 (in the aggregate) or other indebtedness in excess of $25,000,000 (other than (x) amounts drawn under Syniverse’s revolving credit facility under its credit agreements up to an amount equal to amounts repaid under such revolving credit facility by Syniverse and its subsidiaries after the date of the Merger Agreement and (y) intercompany indebtedness among or between Syniverse and/or its subsidiaries);

•

Syniverse or any of its subsidiaries to make, change or revoke any material election concerning taxes, adopt or change any material accounting method concerning taxes, adopt or change any tax accounting period, amend any material tax return or claim for a refund of a material amount of taxes, enter into any tax closing agreement or seek any tax ruling, settle, compromise or otherwise dispose of any material tax proceeding, fail to pay any material tax when due (including any material estimated tax payments), surrender any claim for a refund of a material amount of taxes, waive or extend the statute of limitations in respect of any material amount of taxes or material tax return or prepare or file any material tax return in a manner inconsistent in any material respect with applicable past practices;

•

Syniverse or any of its subsidiaries to enter into any contract that would restrict any equityholder of Syniverse (or any affiliate of such equityholder, other Syniverse and its subsidiaries) from entering into or continuing to operate any line of business;

•

Syniverse or any of its subsidiaries to enter into any contract with any of its respective directors, officers or employees (other than any employment, severance, bonus, indemnification and similar arrangements concerning the compensation, benefits and indemnification of directors, officers or employees in the ordinary course of business) or Carlyle or its affiliates, other than commercial agreements between Syniverse and its subsidiaries, on the one hand, and portfolio companies of Carlyle and its affiliates, on the other hand, entered into in the ordinary course of business on an arm’s-length basis (provided, that Syniverse shall reasonably promptly notify the Company of any such commercial agreements that, to the knowledge of Syniverse, fall within the foregoing exception);

•

the sale, assignment, transfer, conveyance, license, lease or other disposal of any properties, rights or assets of Syniverse or its subsidiaries to a person (other than Syniverse or any of its subsidiaries) in excess of $10,000,000, in the aggregate, in each case other than in the ordinary course of business;

•	the license of any material intellectual property owned by Syniverse and its subsidiaries, except for non-exclusive licenses granted to customers in the ordinary course of business;

•

abandonment or permission to lapse of any material intellectual property owned by Syniverse and its subsidiaries (other than (i) expiration of patents at the end of their statutory term or (ii) in the ordinary course of business patent or trademark prosecution), in each case without prior consultation with the Company;

•

the settlement or compromise of any litigation (whether or not commenced prior to the date of the Merger Agreement, but other than any litigation relating to taxes or tax matters, which are governed by the bullet with respect to taxes and tax returns above) (i) without the prior consultation with the Company, involving the payment of, or an agreement to pay over time, in cash, notes or other property, in the aggregate, an amount in excess of $5,000,000, in the aggregate (in each case, (x) exclusive of costs, interest and attorneys’ fees and (y) excluding amounts actually paid by insurance), (ii) which will require the Company to satisfy any non-de minimis obligation, (iii) which imposes any equitable or injunctive relief that, if granted, would impose material conditions on or restrict in any material manner the Company or, without prior consultation with the Company, Syniverse, (iv) without the prior consultation with the Company, alleging criminal conduct by Syniverse or any of its subsidiaries or any of their respective directors, officers or employees or (v) without the prior consultation with the Company, that would reasonably be expected to be material to Syniverse and its subsidiaries, taken as a whole;

•

Syniverse or any of its subsidiaries to acquire by merger, consolidation, acquisition of stock or assets or otherwise, or make any investment in, any assets, person (other than Syniverse’s wholly owned subsidiaries) or business or division thereof, in each case for a purchase price in excess of $10,000,000 in the aggregate;

•	the creation of any lien upon any transferred assets that would prevent the substantial consummation of certain pre-closing steps contemplated by the Framework Agreement;

•	leakage other than certain permitted leakage;

•

except as required by applicable law or the terms of any existing collective bargaining agreement or other contract with any labor union, works council or labor organization, Syniverse or any subsidiary to negotiate, modify, extend, amend or enter into any collective bargaining agreement or other contract with any labor union, works council or labor organization or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of Syniverse or its subsidiaries, in each case without prior consultation with the Company;

•

Syniverse or any subsidiary to implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act, in each case without prior consultation with the Company;

•

except as required by the existing terms of a benefit plan of Syniverse or any of its subsidiaries set forth on the Disclosure Letter in effect as of the date of the Merger Agreement, Syniverse or any of its subsidiaries to (i) accelerate or commit to accelerate the funding, payment or vesting of, or increase the compensation or benefits payable or to become payable to any employee or director (including any current or former officer, director or other member of senior management) of Syniverse and its subsidiaries, other than, for employees with an annual base salary of $350,000 or less, increases in compensation or benefits in the ordinary course of business, (ii) establish, adopt, enter into, terminate or materially amend any benefit plan of Syniverse or any of its subsidiaries or (iii) hire or terminate any employee with an annual base salary of $350,000 or more, other than terminations for “cause,” provided, however, that Syniverse shall provide the Company with prior written notice prior to hiring or terminating any employee who is a direct report of Syniverse’s Chief Executive Officer;

•

the amendment or modification in any material respect or termination (excluding terminations upon expiration of the term thereof in accordance with the terms thereof, so long as Syniverse or its applicable subsidiary does not have the unilateral right to renew or extend the term of such material contract) of any (A) contract with AT&T, T-Mobile (Sprint) or Verizon that is a material contract or carrier contract or (B) certain other material contracts or (ii) adoption or entering into a new contract that would have been (A) a contract with AT&T, T-Mobile (Sprint) or Verizon that is a material contract or carrier contract or (B) certain other material contracts, if adopted or entered into prior to the date of the Merger Agreement, except in the case of each of the foregoing clause (i) and clause (ii), in the ordinary course of business (which shall include renewals consistent with the terms thereof but shall not include certain other material contracts to the extent purporting to bind direct or indirect equityholders of Syniverse);

•

Syniverse or any of its subsidiaries to take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time; or

•	any agreement or commitment by Syniverse or any of its subsidiaries to do any of the foregoing.

Conduct of Business of the Company

During the Interim Period, except (i) as required by law, (ii) as expressly set forth in, or required by, the Merger Agreement (including in connection with the PIPE Investment and the Twilio Investment) or certain related agreements or (iii) as otherwise consented to in writing by Syniverse, which consent shall not be unreasonably conditioned, withheld, delayed or denied, the Company shall, and shall cause its subsidiaries (including Merger Sub) to, as applicable, (x) operate its business in the ordinary course and consistent with past practice and (y) not:

•

seek any approval from the Company’s stockholders to change, modify or amend the trust agreement or the governing documents of the Company or Merger Sub, except as contemplated by the stockholder proposals that are the subject of this proxy statement;

•

(A) make or declare any dividend or distribution to the shareholders of the Company or make any other distributions in respect of any of the Company’s or Merger Sub’s capital stock, share capital or equity interests, (B) split, combine, reclassify or otherwise amend any terms of any shares or series of the Company’s or Merger Sub’s capital stock or equity interests, or (C) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of the Company or Merger Sub, other than a redemptions of Class A Stock in accordance with the Company’s current certificate of incorporation;

•

take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time;

•

enter into, or permit any of the assets owned or used by it to become bound by, any contract, other than as expressly required in connection with the transactions contemplated to occur at or immediately prior to the Closing by the Merger Agreement;

•

other than as expressly required by the Sponsor Agreement and other than the entry into the PIPE Subscription Agreements entered into on the date of the Merger Agreement (and agreements and matters incidental and ancillary thereto) or otherwise in accordance with the Merger Agreement by the PIPE Investor or its affiliates, enter into, renew or amend in any material respect, any transaction or contract with an affiliate of the Company or Merger Sub (including, for the avoidance of doubt, (x) the Sponsor and (y) any person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater) or with M-III Partners, Brigade or any of their respective managed funds and accounts;

•

make, change or revoke any material election concerning taxes, adopt or change any material accounting method concerning taxes, adopt or change any tax accounting period, amend any material tax return or claim for a refund of a material amount of taxes, enter into any tax closing agreement or seek any tax ruling, settle, compromise or otherwise dispose of any material tax proceeding, fail to pay any material tax when due (including any material estimated tax payments), surrender any claim for a refund of a material amount of taxes, waive or extend the statute of limitations in respect of any material amount of taxes or material tax return or prepare or file any material tax return in a manner inconsistent in any material respect with applicable past practices;

•	make any changes with respect to its financial accounting policies or procedures, except as required by changes in law or GAAP;

•

issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company’s Subsidiaries or guaranty any debt securities of another person, or incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations, other than (A) fees and expenses incurred in support of the transactions contemplated by the Merger Agreement and (B) any indebtedness for borrowed money or guarantee incurred between the Company and Merger Sub;

•

other than with respect to the PIPE Investment or the Twilio Investment, (A) issue any securities of the Company or securities exercisable for or convertible into securities of the Company, other than the issuance of the Aggregate Merger Consideration, (B) grant any options, warrants or other equity-based awards with respect to securities of the Company not outstanding on the date of the Merger Agreement, or (C) amend, modify or waive any of the material terms or rights set forth in any Company warrants or the Company’s warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein;

•	waive, release, compromise, settle or satisfy any pending or threatened material claims (which shall include any pending or threatened action) or compromise or settle any material liability;

•

(A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its subsidiaries (other than the transactions contemplated to occur at or immediately prior to the Closing by the Merger Agreement); or

•	enter into any agreement or commitment by the Company or its subsidiaries (including Merger Sub) to do any action prohibited by the foregoing.

Covenants of the Company

Pursuant to the Merger Agreement, the Company has agreed, among other things, to:

•

prior to the closing date of the transactions contemplated by the Merger Agreement (the “Closing Date”), the board of directors of the Company shall approve and submit for approval by the Company’s stockholders the Incentive Award Plan;

•

if the Incentive Award Plan is approved by the Company’s stockholders by the requisite approval threshold, then, within two business days following the expiration of the sixty-day period after the date the Company has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, the Company shall file an effective registration statement on Form S-8 (or other applicable form as permitted to be filed at such time) with respect to the Common Stock issuable under the Incentive Award Plan, and the Company shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Award Plan remain outstanding;

•

prior to the Closing, not use or release any of the funds held in the Trust Account except (i) for the withdrawal of interest to pay any tax obligation owed by the Company as a result of assets owned by the Company, including franchise taxes and (ii) only upon the Closing, to effectuate the redemptions of Class A Stock in accordance with the Company’s current certificate of incorporation;

•

take certain actions so that the Trust Amount will released from the trust account and so that the trust account will terminate thereafter, in each case, pursuant to the terms and subject to the terms and conditions of the Trust Agreement;

•	during the Interim Period, ensure the Company remains listed as a public company on the NYSE;

•

during the Interim Period, not, and cause its subsidiaries and Sponsor not to, and instruct its and their representatives acting on its and their behalf to not, (i) make any proposal or offer of certain alternative transactions, or solicit, initiate, enter into or continue any negotiations with, or encourage or respond to any inquiries or proposals by, any person with respect to, certain alternative transactions, (ii) enter into an agreement with respect to any such alternative transactions or proposed transactions, (iii) grant any waiver, amendment or release under any confidentiality agreement, standstill agreement or the anti-takeover laws of any state, or (iv) otherwise knowingly facilitate any inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make a proposal with respect to any such alternative transaction and shall terminate all existing discussions and negotiations with respect to such alternative transactions as of the date of the Merger Agreement and promptly (and in any event within 24 hours) notify Syniverse of any offer or proposal with respect to any such alternative transactions and keep Syniverse promptly (and in any event within 24 hours) informed of any material communications relation to material changes to such proposals or offers;

•	subject to the terms of the Company’s governing documents, take all such action within its power as may be necessary or appropriate such that immediately following the effective time of the Merger:

•

the board of directors of the Company shall consist of (i) Andrew Davies, Syniverse’s Chief Executive Officer, as a director, (ii) Mohsin Meghji as a director, (iii) one individual to be designated by the Sponsor as director, which director shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE, (iv) five individuals to be designated by Syniverse as directors, at least one of such directors who shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act), and (v) four individuals to be designated by Twilio as directors, at least one of such directors who shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act);

•

the board of directors of the Company shall have at least three “independent” directors for the purposes of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act), each of whom shall serve in such capacity in accordance with the terms of the Company’s governing documents following the effective time of the Merger; and

•

the initial officers of the Company shall be the officers of Syniverse immediately prior to the effective time of the Merger, who shall serve in such capacity in accordance with the terms of the Company’s governing documents following the effective time of the Merger;

•

subject to receipt of the approval by the Company’s shareholders, prior to the effective time of the Merger, the Company shall cause its certificate of incorporation to be amended and restated in its entirety in the form of Charter Amendment Alternative A or Charter Amendment Alternative B (as further described in “Proposal No. 3—The Charter Proposal”) and the Company’s current bylaws to be amended and restated in their entirety as mutually agreed in good faith by the Company and Syniverse prior to Closing and cause to be adopted a certificate of designations in the form of the Certificate of Designations;

•	after the effective time of the Merger, indemnify and hold harmless each present and former director and officer of Syniverse and the Company and each of their respective subsidiaries (in the case of

Syniverse and its subsidiaries, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of Syniverse) against any costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any litigation, to the fullest extent that would have been permitted under applicable law and the applicable governing documents to indemnify such person;

•

maintain, and cause its subsidiaries to maintain for a period of not less than six years from the effective time of the Merger (i) provisions in their respective governing documents concerning the indemnification and exoneration of the Company’s and its subsidiaries’ former and current officers, directors and employees and agents, no less favorable than as contemplated by the applicable governing documents of Syniverse, the Company or their respective subsidiaries, as applicable, as of the date of the Merger Agreement and (ii) a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s, Syniverse’s or their respective subsidiaries’ directors’ and officers’ liability insurance policies on terms no less favorable than the terms of such current insurance coverage, except that in no event will the Company be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company or Syniverse, as applicable, for such insurance policy for the year ended December 31, 2020;

•

on the Closing Date, enter into customary indemnification agreements reasonably satisfactory to each of Syniverse and the Company with the post-Closing directors and officers of the Company, which indemnification agreements will continue to be effective following the Closing;

•

during the Interim Period, (a) keep current and timely file or furnish all reports required to be filed or furnished with the SEC and (b) otherwise comply in all material respects with its reporting obligations under applicable laws, except, in each case, to the extent any delay or noncompliance is caused by any change in applicable law or GAAP or the inability of the Company’s independent public accounting firm to comply with directed deadlines, in which case the Company will use its reasonable best efforts to take the actions contemplated by the forgoing clauses (a) and (b);

•

unless otherwise approved in writing by Syniverse (which approval shall not be unreasonably conditioned, withheld, delayed or denied), and except for any of the following actions that would not increase conditionality or impose any new obligation on Syniverse or the Company, not reduce the amount committed with respect to the PIPE Investment or the subscription amount under any PIPE Subscription Agreements or reduce or impair the rights of the Company under any PIPE Subscription Agreement, and shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the PIPE Subscription Agreements, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision) and as long as, in the case of any such assignment or transfer, the initial party to such PIPE Subscription Agreement remains bound by its obligations with respect thereto in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of shares of Common Stock and Preferred Stock contemplated thereby;

•

subject to the bullet set forth immediately above and in the event that all conditions in the PIPE Subscription Agreements have been satisfied, take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the PIPE Subscription Agreements on the terms described therein, including using its reasonable best efforts to enforce its rights under the PIPE Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) the Company the applicable purchase price under each PIPE Investor’s applicable PIPE Subscription Agreement in accordance with its terms;

•

use its reasonable best efforts, and shall instruct its representatives to, keep Syniverse and its representatives reasonably informed with respect to the PIPE Investment and the rotation of the shares of Common Stock during the Interim Period and (b) shall give Syniverse, prompt written notice: (i) of any breach or default by any party to any PIPE Subscription Agreement known to the Company; (ii) of the receipt of any written notice or other written communication from any party to any PIPE Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any PIPE Subscription Agreement or any provisions of any PIPE Subscription Agreement; and (iii) if the Company does not expect to receive all or any portion of the amount committed under the PIPE Subscription Agreements on the terms and in the manner contemplated by the PIPE Subscription Agreements; and

•

prior to the Closing, promptly notify and keep Syniverse reasonably informed of the status of any litigation brought or, to the Company’s knowledge, threatened in writing against the Company or its board of directors by any of the Company’s stockholders in connection with the Merger Agreement, certain related agreements or the transactions contemplated thereby, and will provide Syniverse with the opportunity to participate in the defense of such litigation and will not settle or agree to settle any such litigation without the prior written consent of the Company (such consent not to be unreasonably conditioned, withheld, delayed or denied).

Covenants of Syniverse

Pursuant to the Merger Agreement, Syniverse has agreed, among other things, to:

•

subject to certain exceptions set forth in the Merger Agreement, during the Interim Period, upon reasonable notice, provide to the Company, Merger Sub and their respective authorized representatives during normal business hours reasonable access to all books and records, facilities and employees of Syniverse and its subsidiaries, with any such access conducted at the Company’s expense, in accordance with applicable law (including any applicable law relating to antitrust, competition, employment or privacy issues) and any COVID-19 measures, under the supervision of Syniverse’s or its subsidiaries’ personnel and in such a manner as to maintain confidentiality and not to unreasonably interfere with the normal operations of Syniverse and its subsidiaries and their businesses;

•

use reasonable best efforts to deliver to the Company, as soon as reasonably practicable following the date of the Merger Agreement, audited financial statements (together with the auditor’s reports thereon) of Syniverse and its subsidiaries as of and for the years ended December 31, 2019 and November 30, 2020;

•

use reasonable best efforts to deliver to the Company, as soon as reasonably practicable following the date of the Merger Agreement, any additional financial or other information (including interim financial statements) reasonably requested by the Company to prepare pro forma financial statements required under federal securities laws to be included in the Company’s filings with the SEC (including, if applicable, the proxy statement);

•

use reasonable best efforts to cause its independent auditors to provide any necessary consents to the inclusion of the financial statements in the Company’s filings with the SEC in accordance with the applicable requirements of federal securities laws;

•

with reasonable promptness following receipt by Syniverse’s board of directors (or a committee thereof) or lenders, as applicable, of Syniverse’s monthly management financial reports and any other financial reporting made to its lenders, provide copies thereof to the Company;

•

at or prior to the Closing, Syniverse shall terminate or settle, or cause to be terminated or settled, without further liability to the Company, Syniverse, any of Syniverse’s subsidiaries or Twilio, all Affiliate Contracts (as defined in the Merger Agreement) (other than the Merger Agreement, certain related agreements and those set forth on the applicable section of the Disclosure Letter) and provide the Company with evidence of such termination or settlement reasonably satisfactory to the Company;

•	during the Interim Period, not, and to instruct and use reasonable best efforts to cause its representatives acting on its behalf to not, (i) solicit, initiate, enter into or continue any negotiations with, or encourage or respond to any inquiries or proposals by, any person with respect to, or provide any non-public information or data concerning Syniverse or any of Syniverse’s subsidiaries to any person relating to, or afford to any person access to the business properties, assets or personnel of Syniverse or any Syniverse’s subsidiaries in connection with, certain alternative transactions, (ii) enter into an agreement with respect to any such alternative transactions or proposed transactions, (iii) grant any waiver, amendment or release under any confidentiality agreement, standstill agreement or the anti-takeover laws of any state, or (iv) otherwise knowingly facilitate any inquiries, proposals, discussions, or negotiations or any effort or attempt by any person to make a proposal with respect to any such alternative transaction and shall cease any and all existing discussions or negotiations with respect to such alternative transactions as of the date of the Merger Agreement and promptly (and in any event within 24 hours) notify the Company of any offer or proposal with respect to any such alternative transactions and keep the Company promptly (and in any event within 24 hours) informed of any material communications relation to material changes to such proposals or offers, except that, if there is a significant likelihood (in the good faith determination of Syniverse) that the Merger will not be consummated, notwithstanding Syniverse’s compliance in all material respects with its obligations hereunder, Syniverse and its representatives may engage in discussions with its representatives and Twilio and its representatives in connection with planning for the potential implementation of the pre-closing steps contemplated by the Framework Agreement, provided that (x) neither Syniverse nor Twilio may actively pursue the alternative transaction contemplated by the Framework Agreement and (y) none of Syniverse, Twilio or any of their respective representatives may engage in discussions with respect to the financing of the alternative transaction contemplated by the Framework Agreement with any financial advisor or potential financing source;

•

unless otherwise approved in writing by the Company (which approval shall not be unreasonably conditioned, withheld, delayed or denied), not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under the Framework Agreement;

•

(a) notify the Company at least five business days prior to taking any steps to terminate the Framework Agreement, (b) not mutually agree to terminate the Framework Agreement, and (c) keep the Company reasonably informed of, and allow the Company to participate in, any discussions with respect to, any attempted termination of, or proposed modifications to, the Framework Agreement by Twilio or Syniverse (if applicable); and

•

subject to the terms and conditions of the Framework Agreement, use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Framework Agreement on the terms described therein, including, in the event that all conditions in the Framework Agreement and Twilio Subscription Agreement have been satisfied (other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, which conditions are capable of being satisfied), using its reasonable best efforts to enforce its rights under the Framework Agreement to cause Twilio to consummate the Twilio Investment in accordance with the terms thereof and the Twilio Subscription Agreement (including, for the avoidance of doubt, causing the amount of the Twilio Investment to be greater than $500,000,000 to the extent required under the terms of the Framework Agreement, including as a result of any redemptions of Class A Stock in accordance with the Company’s current certificate of incorporation). Subject to the terms and conditions of the Framework Agreement, Syniverse shall use its reasonable best efforts to not take, or fail to take, any action that could reasonably be expected to give rise to a failure of the conditions to the closing under the Framework Agreement to occur or any right of termination thereunder (an “Adverse Framework Agreement Event”) and shall notify the Company as promptly as practicable (and in any event within 48 hours) of learning of any change, effect, event or occurrence that constitutes an Adverse Framework Agreement Event.

Joint Covenants of the Company and Syniverse

In addition, each of the Company and Syniverse has agreed, among other things, to take certain actions set forth below.

•

Subject to the terms and conditions provided in the Merger Agreement, each party will, and will cause their respective affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable, and in any event prior to the End Date under the Merger Agreement, the transactions contemplated by the Merger Agreement. However, Syniverse shall not be required to, or to cause its affiliates to, take any such actions which would constitute a Substantial Detriment (as defined in the Framework Agreement) and Syniverse will have the right to comply with the provisions of the Framework Agreement as relates to regulatory approvals (including as to Twilio’s rights to direct, devise and implement strategy thereunder), and to (subject to the requirements in the Merger Agreement) direct, devise and implement the strategy for, but will consult with the Company in a reasonable manner and consider in good faith the views and comments of the Company in connection therewith, obtaining all consents of governmental authorities necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as practicable;

•

Each of the Company and Syniverse will make or cause to be made (and to the extent necessary cause its affiliates to make) (i) any filings pursuant to the HSR Act as promptly as practicable but in any event within 10 business days after the date of the Merger Agreement and (ii) all other filings (or where applicable, drafts thereof) required by applicable competition laws for the jurisdictions set forth on the applicable section of the Disclosure Letter as promptly as practicable, in each case, with respect to the transactions contemplated by the Merger Agreement;

•

Each of the Company and Syniverse will not extend any waiting period or comparable period under the HSR Act or other competition laws or enter into any agreement with any governmental authority not to consummate the transactions contemplated hereby, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably conditioned, withheld, delayed or denied);

•

Each of the Company and Syniverse will make (and to the extent necessary cause its affiliates to make) an appropriate response as promptly as practicable to any governmental authority requests for information and documentary material that may be made in connection with the Merger Agreement or the consummation of the transactions contemplated thereby;

•

Each of the Company and Syniverse will promptly notify the other of any written communication to or from any governmental authority regarding any of the transactions contemplated by the Merger Agreement, and, subject to applicable law, shall (i) permit the other to review in advance any proposed written communication to any such governmental authority, and consider in good faith and incorporate the other’s reasonable comments, (ii) not agree to participate in any substantive meeting or discussion with any such governmental authority in respect of any filing, investigation or inquiry concerning the Merger Agreement or the transactions contemplated hereby unless it consults with the other party hereto in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend, and (iii) furnish the other party with copies of all correspondence, filings and written communications (and summaries of any oral communications in which the other party does not participate) between them and their affiliates and their respective representatives on one hand and any such governmental authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated hereby. The parties shall consult with each other prior to taking any material position in discussions with or filings to be submitted to any governmental authority;

•

In the event any claim, action, suit, investigation or other proceeding by any governmental authority or other person is commenced which questions the validity or legality of the transactions contemplated by the Merger Agreement or seeks damages in connection therewith, the Company and Syniverse has agreed to cooperate and use reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by the Merger Agreement, in each case, in order to permit the consummation of the transactions contemplated hereby to occur as promptly as practicable (and in any event prior to the End Date);

•	The Company and Syniverse will jointly prepare and the Company will file with the SEC this proxy statement;

•	Each of the Company and Syniverse will use its reasonable best efforts to cause this proxy statement to comply with the rules and regulations promulgated by the SEC;

•

The Company will, (x) as promptly as practicable, (A) disseminate a proxy statement to shareholders of the Company, (B) solely with respect to the proposals set forth herein, give notice, convene and hold a general meeting, in accordance with its governing document, applicable law and NYSE rules, (C) solicit proxies from the holders of the Common Stock with respect to the proposals set forth herein, and (D) unless there has been a Modification of Recommendation (as defined below), include the recommendation of the Company, through its board of directors, to vote in favor of each of the proposals set forth herein and (y) provide its shareholders, prior to the approval of the proposals set forth herein by the Company’s shareholders, with the opportunity to elect to effect a redemption in accordance with the Company’s current certificate of incorporation;

•

The Company’s board of directors shall not withdraw, amend, qualify or modify its recommendation to the shareholders of the Company that they vote in favor of the proposals set forth herein (a “Modification in Recommendation”), subject to certain exceptions in the event that the board of directors of the Company determines in good faith, after consultation with its outside legal counsel and, if and to the extent advisable depending on the circumstances, financial advisors, that failure to effect a Modification in Recommendation would be a breach of the fiduciary duties owed by the directors of the Company to the stockholders of the Company under applicable law;

•

As promptly as practicable following the execution and delivery of the Merger Agreement, Syniverse shall prepare and distribute to Syniverse’s equityholders who as of the delivery of the Syniverse Stockholders Consent, had not executed and delivered the Syniverse Stockholders Consent, a notice of action by written consent and appraisal rights as required by Sections 228 and 262 of the DGCL, as well as any additional information required by applicable law or the governing documents of Syniverse (the “Stockholder Notice”);

•

The Company will be provided with a reasonable opportunity to review and comment on the Stockholder Notice and will cooperate with Syniverse in the preparation of the Stockholder Notice and promptly provide all reasonable information regarding the Company and Merger Sub reasonably requested by Syniverse;

•

The Company and Syniverse will each, and will each cause their respective subsidiaries to use reasonable best efforts to obtain all non-competition law material consents and approvals of third parties that any of the Company, Syniverse, or their respective affiliates are required to obtain in order to consummate the Merger;

•	All transfer taxes incurred in connection with the Merger Agreement will constitute transaction expenses of Syniverse;

•

Syniverse will use reasonable best efforts to obtain the financing (the “Financing”) contemplated by the Debt Commitment Letter and to consummate the Refinancing of all indebtedness outstanding under its existing credit facilities. Prior to the Closing Date, Syniverse shall not, without the prior written consent of the Company, replace, amend, restate, supplement, modify, assign or waive any provision of the Debt Commitment Letter to the extent that such replacement, amendment, restatement, supplement, modification, assignment or waiver would result in a reduction in the aggregate amount of proceeds therefrom such that Syniverse and its subsidiaries would not have sufficient cash proceeds to consummate the Refinancing, would adversely affect the ability of Syniverse or certain of its subsidiaries to enforce rights under the Debt Commitment Letter or would reasonably be expected to prevent, delay or hinder the Closing. If any portion of the Financing becomes unavailable, Syniverse shall use reasonable best efforts to obtain alternative debt financing in an amount sufficient to consummate the Refinancing and pay certain fees and expenses in connection therewith and in connection with the other transactions contemplated by the Merger Agreement. The Company shall, and shall use its reasonable best efforts to cause its subsidiaries and any of their respective officers, employees and advisors (including legal and accounting representatives) to, use reasonable best efforts to provide customary cooperation in connection with the arrangement of the Financing upon the reasonable request of Syniverse;

•

Syniverse will use its reasonable best efforts to obtain and deliver to the Company, at least one business day prior to the Closing Date, a form, agreed among the parties thereto, of (a) a customary payoff letter with respect to Syniverse’s existing credit facilities and (b) other customary documents relating to the release of any liens securing and guarantees relating to Syniverse’s existing credit facilities; and

•

Each of Syniverse and the Company will, prior to the Closing, take all such steps as may be required (to the extent permitted under applicable law) to cause any dispositions of shares of Syniverse common stock or acquisitions of shares of the Company’s common stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated by the Merger Agreement by each individual who is or may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated thereby to be exempt under Rule 16B-3 promulgated under the Exchange Act.

Closing Conditions

The consummation of the transactions contemplated by the Merger Agreement are conditioned upon the satisfaction or waiver by the applicable parties to the Merger Agreement of the conditions set forth below. Therefore, unless these conditions are satisfied or waived by the applicable parties to the Merger Agreement, such transactions may not be consummated. There can be no assurance that the parties to the Merger Agreement would waive any such conditions.

Minimum Cash Condition

The Merger Agreement provides that the obligations of Syniverse to consummate the transactions contemplated thereby are conditioned on, among other things, that as of the Closing, the amount of cash available in the Trust Account, after deducting the amount required to satisfy the Company’s obligations to its shareholders (if any) that exercise their rights to redeem their shares in accordance with the Company’s current certificate of incorporation, plus the amount actually received by the Company in the PIPE Investment, is equal to or exceeds $375,000,000. The Minimum Cash Condition is for the sole benefit of Syniverse.

Conditions to the Obligations of Each Party

The obligations of each party to the Merger Agreement to consummate, or cause to be consummated, the transactions contemplated by the Merger Agreement are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

•

the approval of the proposals set forth herein (other than Proposal No. 4, Proposal No. 6 and Proposal No. 7) by the Company’s shareholders will have been obtained (the “Company Shareholder Approval”);

•	the Twilio Investment has been consummated or will be consummated prior to the Merger;

•	the Refinancing shall have been, or substantially concurrent with the Merger shall be, consummated;

•

any applicable waiting period under the HSR Act relating to the transactions contemplated by the Merger Agreement shall have expired or been terminated and all consents, waivers, clearances and approvals required under any applicable competition laws for the jurisdictions set forth on the applicable section of the Disclosure Letter shall have been obtained;

•

there shall not be in force any order issued by a governmental authority with jurisdiction over the parties with respect to the transactions contemplated by the Merger Agreement enjoining or prohibiting the consummation of the Merger or any law that makes the consummation of the Merger illegal or otherwise prohibited;

•

the shares of Common Stock contemplated to be listed pursuant to the Merger Agreement shall have been listed on the NYSE and shall be eligible for continued listing on the NYSE immediately following the Closing (as if it were a new initial listing by an issuer that had never been listed prior to Closing); and

•

the Company shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after giving effect to the payment of the amount required to satisfy the Company’s obligations to its shareholders (if any) that exercise their rights to redeem their shares in accordance with the Company’s current certificate of incorporation.

Conditions to the Obligations of the Company and Merger Sub

The obligations of the Company and Merger Sub to consummate, or cause to be consummated, the transactions contemplated by the Merger Agreement are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company and Merger Sub:

•

each of the Syniverse Fundamental Representations shall be true and correct in all material respects as of the Closing Date, except with respect to such representations and warranties that are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of the Merger Agreement which are contemplated or expressly permitted by the Merger Agreement or certain related agreements;

•

each of the remaining representations and warranties of Syniverse contained in the Merger Agreement (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties that are made as of an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Syniverse Material Adverse Effect;

•	Syniverse shall in all material respects have performed and complied with all covenants required by the Merger Agreement to be performed or complied with by Syniverse at or prior to the Closing;

•	since the date of the Merger Agreement, no Syniverse Material Adverse Effect shall have occurred and be continuing;

•

Syniverse shall have delivered to the Company and Merger Sub a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company, stating that the conditions listed in the four bullets immediately above have been satisfied; and

•

Syniverse (or its applicable affiliates) shall have executed and delivered to the Company certain agreements related to the Merger Agreement to which Syniverse or its applicable affiliates, as applicable, will be a party.

Conditions to the Obligations of Syniverse

The obligation of Syniverse to consummate, or cause to be consummated, the transactions contemplated by the Merger Agreement is subject to the satisfaction of the following conditions any one or more of which may be waived in writing by Syniverse:

•

each of the representations and warranties of the Company and Merger Sub regarding its capitalization shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties that are made as of an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of the Merger Agreement which are contemplated or expressly permitted by the Merger Agreement or certain related agreements;

•

each of the other representations and warranties of the Company and Merger Sub contained in the Merger Agreement (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects, as of the Closing Date, except with respect to such representations and warranties that are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, except for changes after the date of Merger Agreement which are contemplated or expressly permitted by Merger Agreement or certain related agreements;

•

the Company and Merger Sub shall in all material respects have performed and complied with all covenants required by the Merger Agreement to be performed or complied with by the Company or Merger Sub at or prior to the Closing;

•	since the date of the Merger Agreement, no Company Material Adverse Effect shall have occurred and be continuing;

•

the Company shall have delivered to Syniverse a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company, stating that the conditions listed in the four bullets immediately above have been satisfied;

•	the Minimum Cash Condition. For more information, see “—Minimum Cash Condition” above;

•

the Company (or its applicable affiliates, including the Sponsor) shall have executed and delivered to Syniverse certain agreements related to the Merger Agreement to which the Company or its applicable affiliates, as applicable, will be a party; and

•

all of the directors of the Company (other than those Persons identified as the initial directors of the Company after the effective time of the Merger, in accordance with the Merger Agreement) shall have resigned or otherwise been removed effective as of or prior to the effective time of the Merger.

Termination; Effectiveness

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing:

•	by mutual written consent of Syniverse and the Company;

•

unless its material breach or violation of any covenant or obligation under the Merger Agreement is the primary cause thereof, by Synivese or the Company if the Merger shall not have been consummated on or before the close of business on the End Date;

•	by Syniverse or the Company if any governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger or if there shall be adopted any law that permanently makes consummation of the Merger illegal or otherwise prohibited;

•

by Syniverse or the Company if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting duly convened therefor or at any adjournment or postponement thereof;

•	by Syniverse if there has been a modification in recommendation of the board of directors of the Company with respect to any of the proposals set forth herein;

•

by Syniverse by written notice to the Company if there is any breach of any representation, warranty, covenant or agreement on the part of the Company or Merger Sub set forth in the Merger Agreement, such that any of the conditions to Syniverse’s or all the parties’ obligations to consummate the transactions contemplated by the Merger Agreement would not be satisfied at the Closing and this breach cannot be cured by the earlier of (i) the End Date and (ii) 30 days Syniverse’s written notice to the Company of such breach or, if curable by that date, is not cured by that date; and

•

by the Company by written notice to Syniverse if there is any breach of any representation, warranty, covenant or agreement on the part of Syniverse set forth in the Merger Agreement, such that any of the conditions to the Company’s and Merger Sub’s or all the parties’ obligations to consummate the transactions contemplated by the Merger Agreement would not be satisfied at the Closing and this breach cannot be cured by the earlier of (i) the End Date and (ii) 30 days after the Company’s written notice to Syniverse of such breach or, if curable by that date, is not cured by that date.

In the event of the termination of the Merger Agreement, the Merger Agreement will become void and have no effect, without any liability on the part of any party thereto or any (a) past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, attorney, advisor or other agent or representative of Syniverse, Twilio, the Company or Merger Sub and (b) any past, present or future director, officer, employee, incorporator, member, partner, stockholder, attorney, advisor or other agent or representative of any of the persons set forth in the foregoing clause (a), as the case may be, other than for fraud (as defined in the Merger Agreement) or any willful breach of the Merger Agreement occurring prior to such termination, other than with respect to certain exceptions contemplated by the Merger Agreement (including the terms of the confidentiality agreement by and between the Company and Syniverse) that will survive any termination of the Merger Agreement.

Modification or Amendment; Waiver

Subject to the provisions of applicable law, the Merger Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by the Company, Merger Sub and Syniverse, or in the case of a waiver, by the party against whom the waiver is to be effective. The conditions to each of the parties’ respective obligations to consummate the Merger set forth in the Merger Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law, but any such waiver will only be effective if made in writing and executed by the party against whom the waiver is to be effective.

Expenses

Except as otherwise set forth in the Merger Agreement, each party thereto shall be responsible for and pay its own expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants. However, if the Closing occurs, the Company shall pay or cause to be paid, Syniverse’s, Twilio’s and the Company’s transaction expenses. Any payments to be made (or to be caused to be made) by the Company with respect to transaction expenses will be paid upon consummation of the Merger and release of proceeds from the Company’s trust account.

Enforcement

The parties to the Merger Agreement have agreed that irreparable damage could occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached and therefore accordingly agreed that the parties to the Merger Agreement shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of the Merger Agreement and to specific enforcement of the terms and provisions of the Merger Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of the Merger Agreement, the parties to the Merger Agreement has agreed not to allege, and have waived the defense, that there is an adequate remedy at law, and to waive any requirement for the securing or posting of any bond in connection therewith.

Governing Law; Jurisdiction

The Merger Agreement, and all claims or causes of action based upon, arising out of, or related to the Merger Agreement or the transactions contemplated thereby, will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. The parties to the Merger Agreement has agreed that any action based upon, arising out of or related to the Merger Agreement or the transactions contemplated thereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware.

Related Agreements

This subsection describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Stockholders Agreement, Registration Rights Agreement and Certificate of Designations are attached hereto as Annexes F, D and C, respectively. Additionally, the Sponsor Agreement, the Sponsor Subscription Agreement, the Twilio Subscription Agreement and the Framework Agreement are attached hereto as Annexes E, H, I and K, respectively, and the Brigade Subscription Agreement and the OHA Subscription Agreement are substantially in the form attached hereto as Annex G. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Stockholders Agreement

Concurrently with the Closing, the Company, Carlyle, Twilio and the Sponsor will enter into the Stockholders Agreement, the form of which is attached hereto as Annex F. The Stockholders Agreement will provide for, among other things, certain designation rights, approval rights, information rights and transfer restrictions as described below.

Nomination Rights

Effective as of the Closing, it is anticipated that the Board will be comprised of 12 directors as follows: (i) two directors nominated by the Sponsor, (ii) five directors nominated by Carlyle, (iii) four directors nominated by Twilio and (iv) the Company’s CEO.

Subject to owning a minimum of 5% of the voting equity securities (which, in the case of Twilio, includes Class C Stock, if applicable) in the Company (on a fully diluted basis), (i) Carlyle will have an ongoing right to nominate individuals to serve on the Board equal to the lesser of (x) five and (y) the product of five and a value representing Carlyle’s ownership of voting equity securities relative to its holding of such securities as of the Closing and (ii) Twilio will have an ongoing right to nominate individuals to serve on the Board equal to the lesser of (x) four and (y) the product of four and a value representing Twilio’s ownership of voting equity securities relative to its holding of such securities as of the Closing. Twilio, at its option from time to time, may elect to replace up to two of its director nominees with non-voting Board observers.

For so long as Sponsor and its permitted affiliate transferees hold equity securities representing at least 50% or more of the shares held by them at the Closing, the Sponsor and such permitted affiliate transferees will be entitled to nominate two directors to the Board, which number will fall to one director when the Sponsor and its permitted affiliate transferees hold between 33% and 50% of the shares it held at the Closing and no director nomination rights below 33%.

Each of the Sponsor, Carlyle and Twilio has agreed to vote all equity securities in the Company beneficially owned by it to cause the directors nominated in accordance with the Stockholders Agreement to be so elected to the Board.

For so long as Carlyle (i) holds more than 5% of the voting equity securities in the Company (on a fully diluted basis) and (ii) holds more voting equity securities in the Company than Twilio, Carlyle will have the right to nominate one of its nominated directors to serve as Chairman of the Board. In addition, each of Carlyle, Twilio and the Sponsor are entitled to representation on each committee of the Board proportionate to the number of directors that they are entitled to nominate.

Approval Rights

Following the Closing, for so long as Carlyle (together with its permitted affiliate transferees) holds either (i) more than 25% of the total voting equity securities in the Company (on a fully diluted basis) or (ii) at least 75% of the equity securities Carlyle held as of immediately following the Closing, the Company will not take, and will not permit its subsidiaries to take, certain actions without the prior written approval of Carlyle. Twilio has an equivalent, and independent, consent right. The actions the Company is not permitted to take without the consent of Twilio and/or Carlyle, include (i) incurrence of indebtedness above a certain leverage threshold, (ii) subject to exceptions relating to equity incentive plans and redemptions or repurchases that would not result in indebtedness above a certain leverage threshold, redeeming or repurchasing any equity securities, (iii) acquisitions in excess of $50 million, (iv) non-ordinary course dispositions in excess of $50 million, (v) entry into agreements restricting Carlyle or Twilio’s ability to operate any line of business and (vi) entry into transactions with Carlyle or Twilio, or their respective affiliates, subject to certain exceptions (including arm’s-length commercial agreements with portfolio companies of Carlyle).

Each of the Sponsor, Carlyle and Twilio has agreed to vote all equity securities in the Company beneficially owned by it against any such action outlined above if such matter has not received the required consent of Twilio and/or Carlyle (as and if applicable).

In addition, the Company may not liquidate or wind-up, or enter into a change of control transaction, without the affirmative vote of holders of at least 66 2/3 of the outstanding Common Stock of the Company as of such time.

Other Rights

Subject to owning a minimum of 5% of the voting equity securities in the Company (on a fully diluted basis) each of Twilio, Carlyle and the Sponsor is entitled to certain financial information and access rights.

Transfer Restrictions

Carlyle, the Sponsor and Twilio are subject to certain restrictions on transfer of their equity securities in the Company. These include, with respect to each of Carlyle, the Sponsor and Twilio and subject to certain exceptions, a restriction on transfers (waivable with the consent of each of the other parties) for a period ending on the earlier to occur of (i) the 12-month anniversary of the Closing and (ii) the date on which the per share closing price for the Company’s Class A Stock has been equal to or greater than $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing. Carlyle is subject to additional restrictions (waivable by Twilio) on transfers to persons who would own more than 10% of the Company’s equity securities as a result of such transfer (other than in a privately negotiated sale) and transfers to certain activist investors and Twilio competitors.

For so long as Twilio holds 15% of the total voting equity securities in the Company (on a fully diluted basis), Twilio has a right of first offer on transfers by Carlyle in privately negotiated sales of more than 10% of the Company’s equity securities.

The foregoing summary of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholders Agreement as set forth in Annex F.

Registration Rights Agreement

At the Closing, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the Restricted Stockholders. Concurrently with the Closing and the entry into the Registration Rights Agreement, the Company anticipates that it will terminate the current registration rights agreement, which will be superseded by the Registration Rights Agreement.

Pursuant to the terms of the Registration Rights Agreement, and subject to the Lock-Up Period (as defined in the Registration Rights Agreement) applicable to certain Restricted Stockholders, the following securities of the Company will be entitled to registration rights: (i) the Private Placement Warrants (as defined in the Registration Rights Agreement) (including any shares of Class A Stock issued or issuable upon the exercise of the Private Placement Warrants), (ii) any issued and outstanding shares of Class A Stock (including any shares of Class A Stock distributed pursuant to the Merger Agreement, shares of Class A Stock issued pursuant to the PIPE Investment, shares of Class A Stock issued pursuant to the Twilio Investment and any shares of Class A Stock issued or issuable upon the exercise or conversion of any other security, including, for the avoidance of doubt, the Preferred Stock and any shares of Class A Stock issued or issuable upon the transfer of Class C Stock held by Twilio to a holder other than Twilio or its affiliates), and (iii) any shares of Class A Stock that may be issued or distributed or that may be issuable, in any such case, in respect of any securities of the Company or any subsidiary of the Company by way of conversion, exchange, exercise, dividend, stock split or other distribution, merger, consolidation, amalgamation, exchange, recapitalization or reclassification or similar transaction, in each case directly or indirectly beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by a Restricted Stockholder as of immediately following the Closing (or, in the case of the Stockholders Agreement Parties, acquired from another Stockholders Agreement Party in accordance with the Stockholders Agreement), other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities (i) when they are sold, transferred, disposed of or exchanged pursuant to an effective registration statement under the Securities Act, (ii) the earliest of such time that such holder has disposed of such securities pursuant to Rule 144, (iii) when they shall have ceased to be outstanding, or (iv) when they have been sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee of the securities.

Pursuant to the Registration Rights Agreement (as modified by the applicable PIPE Subscription Agreements), the Company has agreed that the Company will, within 30 calendar days after the Closing, file with the SEC a shelf registration statement registering the resale of the shares of Registrable Securities held by Oak Hill and Brigade and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days following the filing deadline (or 90 calendar days after the filing deadline if the SEC notifies the Company that it will “review” the registration statement) and (ii) the 10th business day after the date the Company is notified

(orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further comments from the SEC. Further, upon the written request of a Restricted Stockholder, the Company shall as promptly as practicable file a registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities on Form S-3 (or, if the Company is ineligible to use that form, Form S-1).

The Registration Rights Agreement provides that (i) Carlyle is entitled to make up to three demands for registration that the Company register shares of its Registrable Securities, (ii) Twilio is entitled to make up to two demands for registration that the Company register shares of its Registrable Securities, (iii) Oak Hill and Brigade are each entitled to make up to two demands for registration that the Company register shares of its Registrable Securities, and (iv) the Sponsor is entitled to make up to one demand for registration that the Company register shares of its Registrable Securities. The Restricted Stockholders may demand an unlimited number of underwritten shelf takedowns. In addition, the Restricted Stockholders have certain customary “piggy-back” registration rights with respect to registrations of Common Stock by the Company for its own account or registrations by other holders of Common Stock subject to customary exceptions, customary cutback provisions and other customary restrictions and applicable procedures set forth in the Registration Rights Agreement.

The registration rights granted in the Registration Rights Agreement and described above are subject to customary minimum thresholds, restrictions including Holdback Periods (as defined in the Registration Rights Agreement) and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Registrable Securities effected pursuant to the terms of the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex D.

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, the Company, the Sponsor Parties and Syniverse entered into the Sponsor Agreement, pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, the Sponsor Parties have agreed to (i) vote their Founder Shares and any shares of Common Stock the Sponsor Parties subsequently acquire to approve the transactions contemplated by the Merger Agreement and against any inconsistent proposals during the term of the Sponsor Agreement, (ii) not elect to cause the Company to redeem such shares in connection with the Business Combination, (iii) waive the anti-dilution provisions applicable to such Founder Shares under our current certificate of incorporation, which would otherwise be triggered in connection with the Business Combination, the PIPE Investment and the Twilio Investment, and (iv) not transfer their shares prior to the Closing or the vesting thereof as described below.

The Sponsor Agreement also provides that 70% of the Founder Shares will vest and be available to the Sponsor Parties at the Closing, and the remaining 30% of the Founder Shares will vest on the first trading day that the closing price of Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances described in further detail therein. The Sponsor Agreement will terminate upon the earlier of the termination of the Merger Agreement or written agreement by the parties.

The foregoing summary of the Sponsor Agreement is qualified by reference to the complete text of the Sponsor Agreement, a copy of which is attached as Annex E to this proxy statement.

Subscription Agreements

Sponsor Subscription Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Sponsor Subscription Agreement, a copy of which is attached as Annex H to this proxy statement, with the Sponsor, pursuant to which the Sponsor has agreed to purchase from the Company, at the Closing, an aggregate of 1,500,000 shares of Class A Stock for a purchase price of $10.00 per share in the PIPE Investment for aggregate proceeds of $15 million.

The Sponsor Subscription Agreement is subject to certain conditions, including (i) the Closing, (ii) that the transactions contemplated are not illegal or otherwise prohibited, (iii) the accuracy of the representations and warranties in the Sponsor Subscription Agreement, (iv) the other party’s performance, satisfaction and compliance with the covenants, agreements and conditions of the Sponsor Subscription Agreement, (v) no amendment to the Merger Agreement occurring that would reasonably be expected to materially and adversely affect the economic benefits of the Sponsor, and (vi) that, subject to certain exceptions, the Company has not entered into any other subscription agreement that offers Class A Stock at a price lower than $10.00 per share or that is substantially more favorable to any other investor.

Brigade Subscription Agreement and Oak Hill Subscription Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into (i) the Brigade Subscription Agreement, substantially in the form attached as Annex G to this proxy statement, with Brigade, pursuant to which Brigade has agreed to purchase from the Company, at the Closing, (x) 3,750,000 shares of Class A Stock for a purchase price of $10.00 per share and (y) 115,979 shares of Preferred Stock at a purchase price of $970.00 per share for aggregate proceeds of $150 million, and (ii) the Oak Hill Subscription Agreement, substantially in the form attached as Annex G to this proxy statement, with Oak Hill, pursuant to which Oak Hill has agreed to purchase from the Company, at the Closing, (x) 1,666,667 shares of Class A Stock for a purchase price of $10.00 per share and (y) 85,911 shares of Preferred Stock at a purchase price of $970.00 per share for aggregate proceeds of $100 million.

The Brigade Subscription Agreement and the Oak Hill Subscription Agreement are subject to certain conditions, including (i) the Closing, (ii) that the transactions contemplated are not illegal or otherwise prohibited, (iii) the accuracy of the representations and warranties in the applicable subscription agreement, (iv) the other party’s performance, satisfaction and compliance with the covenants, agreements and conditions of the applicable subscription agreement, (v) no amendment to the Merger Agreement occurring that would reasonably be expected to adversely affect the benefits to Brigade or Oak Hill, and (vi) that, subject to certain exceptions, the Company has not entered into any other subscription agreement that provides for the issuance of Class A Stock and Preferred Stock or terms and conditions that are economically or otherwise more favorable for the applicable other subscriber than Brigade or Oak Hill, and that the other agreements contemplated by the Merger Agreement have not been amended or modified in any respect following the date of the Brigade Subscription Agreement or Oak Subscription Agreement that would reasonably be expected to adversely affect the economic benefits that Brigade or Oak Hill would reasonably expect to receive under their respective subscription agreement, unless Brigade or Oak Hill, as applicable, has previously consented in writing to such amendment or modification.

The shares of Class A Stock, including shares of Class A Stock underlying the Preferred Stock, and Preferred Stock to be issued in connection with the PIPE Subscription Agreements have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Sponsor, Brigade and Oak Hill will enter into the Registration Rights Agreement at the Closing, which will provide such parties with certain customary registration rights with respect to their shares of Class A Stock and the shares of Class A Stock underlying the Preferred Stock on the terms and subject to the conditions described therein.

For so long as Brigade and Oak Hill hold equity securities, the Brigade Subscription Agreement and Oak Hill Subscription Agreement also provide Brigade and Oak Hill with certain information rights relating to the post-combination company as well as preemptive rights in the event that the Company proposes to sell any new shares of Class A Stock, Preferred Stock or any other equity-linked security in the proportion that Brigade or Oak Hill owns of the then-outstanding Class A Stock or Preferred Stock, as applicable. The Oak Hill Subscription Agreement further provides that Oak Hill will be entitled, at Oak Hill’s request, to designate one individual to serve as an observer on our Board post-Closing.

Each of the PIPE Investors has further agreed that, subject to limited exceptions, until the earlier of (i) the closing of the PIPE Investment or (ii) the termination of the applicable subscription agreement, none of the PIPE Investors nor any person acting on their behalf will engage in any short sales with respect to securities of the Company. The foregoing restriction is expressly agreed to preclude the PIPE Investors from engaging in any hedging or other transactions which is designed to or could reasonably be expected to lead to or result in a sale or disposition of the shares acquired by such PIPE Investors even if such acquired shares would be disposed by someone other than the PIPE Investors. Such prohibited hedging or other transactions include any purchase, sale or grant of any right (including any put or call option) with respect to any of the securities of the Company.

Each PIPE Subscription Agreement will terminate with no further force and effect (i) upon mutual written agreement of the parties to terminate the PIPE Subscription Agreement, (ii) upon the valid termination of the Merger Agreement in accordance with its terms, (iii) if the Merger has not been consummated by the End Date or (iv) if at the Closing, any conditions to the closing of the PIPE Investment have not been satisfied or otherwise validly waived.

Twilio Subscription Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Twilio Subscription Agreement with Twilio, a copy of which is attached as Annex I to this proxy statement, pursuant to which Twilio has agreed to purchase from the Company, at the Closing, shares of Class A Stock for an aggregate purchase price of up to $750 million, with the size of the Twilio Investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. Under the Twilio Subscription Agreement, the size of the Twilio Investment will be reduced below $750 million only to the extent the total transaction proceeds in our Trust Account (net of redemptions) and the PIPE Investment exceed $375 million, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500 million. The number of shares of Class A Stock, and if applicable, shares of Class C Stock, to be received by Twilio in connection with the Twilio Investment will be equal to (x) the number of shares of Class A Stock constituting the Aggregate Merger Consideration multiplied by (y) the Investment Percentage. The Twilio Subscription Agreement provides that if the shares of Class A Stock to be issued to Twilio thereunder have a right to vote in the election of directors of the Company that, as measured immediately subsequent to the closing of the subscription by Twilio (but prior to the effective time of the Merger), exceeds the Voting Cap, then the shares of the Company to be issued to Twilio will consist of (a) shares of Class A Stock which represent a right to vote in the election of directors up to, but not in excess of, the Voting Cap, and (b) in lieu of the shares of Class A Stock which would have been issued to Twilio but for the Voting Cap, an equal number of shares of Class C Stock.

The Twilio Subscription Agreement is subject to certain conditions, including (i) the Closing, (ii) that the transactions contemplated are not illegal or otherwise prohibited, (iii) the accuracy of the representations and warranties in the Twilio Subscription Agreement, (iv) the other party’s performance, satisfaction and compliance with the covenants, agreements and conditions of the Twilio Subscription Agreement, (v) that, subject to certain exceptions, the Company has not entered into any other subscription agreement that offers Class A Stock at a price lower than $10.00 per share or that is substantially more favorable to any other investor, and (vi) the satisfaction or waiver of the conditions precedent in the Framework Agreement (including the Minimum Cash Condition).

The shares of Class A Stock and, if applicable, Class C Stock, to be issued in connection with the Twilio Subscription Agreement have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Twilio will enter into the Registration Rights Agreement at the Closing, which will provide Twilio with certain registration rights with respect to its shares of Class A Stock and, if applicable, Class C Stock, on the terms and subject to the conditions described therein.

Twilio has further agreed (i) not to amend, modify or waive any provision or remedy under the Framework Agreement without the Company’s prior written consent, (ii) to notify the Company at least five business days prior to taking any steps to terminate the Framework Agreement, (iii) not to mutually agree to terminate the Framework Agreement, (iv) to keep the Company reasonably informed of, and allow the Company and its representatives to participate in, any discussions with respect to, any attempted termination of, or proposed modifications to, the Framework Agreement by Twilio or Syniverse, (v) to use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Twilio Subscription Agreement and the Framework Agreement, including, in the event that all conditions in the Twilio Subscription Agreement and the Framework Agreement have been satisfied, using its reasonable best efforts to enforce its rights under the Framework Agreement, and (vi) to use its reasonable best efforts to not take, or fail to take, any action that would reasonably be expected to give rise to a failure of the conditions to closing under the Framework Agreement to occur or any right of termination thereunder, and to notify the Company as promptly as practicable (and in any event within 48 hours) of learning of any change or event related thereto.

The Twilio Subscription Agreement will terminate with no further force and effect (i) upon mutual written agreement of the parties and Syniverse, (ii) upon the termination of the Merger Agreement, (iii) if the Merger has not been consummated by the End Date, or (iv) automatically upon termination of the Framework Agreement. For further details, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement—Twilio Subscription Agreement.”

Certificate of Designations

The material terms of the Preferred Stock, as set forth in the Certificate of Designations, are as follows:

Each share of Preferred Stock has an initial liquidation preference of $1,000 and is convertible, at the holder’s option at any time, into 86.95652 shares of Class A Stock (which is equivalent to a conversion price of approximately $11.50 per share of Class A Stock), subject to specified adjustments and limitations set forth in the Certificate of Designations. The Conversion Rate will increase upon a “fundamental change,” as described in the Certificate of Designations, which includes, without limitation, certain change-of-control transactions and a sale of substantially all of the Company’s assets.

Holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds legally available for such dividend, cumulative dividends at an initial annual rate of 7.50% of the then-current liquidation preference per share, plus the amount of any accrued and unpaid dividends on such share, accumulating on a daily basis and payable quarterly on each March 31, June 30, September 30 and December 31. The Dividend Rate will automatically increase by 1.00% on the fourth anniversary of the Closing; by an additional 1.00% on the fifth anniversary of the Closing; and by a further additional 1.00% on the sixth anniversary of the Closing. The Dividend Rate will increase by 2.00% for so long as an Event of Default (as defined in the Certificate of Designations) has occurred and is continuing. Any dividends not paid in cash will be added to the liquidation preference of the Preferred Stock, at a rate equal to the then-current Dividend Rate plus 1.00%.

Holders of Preferred Stock will also be entitled to dividends and distributions paid to holders of Common Stock to the same extent as if such holders of Preferred Stock had converted their Preferred Stock into Class A

Stock and had held such shares of Class A Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of Common Stock.

Subject to certain exceptions set forth in the Certificate of Designations, at any time after the third anniversary of the Closing, the Company may, at its option, give notice of its election to cause all, or any portion that is a whole number, of the outstanding shares of Preferred Stock to convert into shares of Class A Stock at the Conversion Rate, if the dollar volume weighted average trading price per share of Class A Stock exceeds 140% of the Conversion Price (as defined in the Certificate of Designations) for at least 20 consecutive trading days ending on, and including, the trading day immediately prior to the issuance of such notice.

At any time following the fifth anniversary of the Closing, until the seventh anniversary of the Closing, the Company will have the option to redeem any or all of the Preferred Stock for a price per share equal to 120% of (i) the then-current liquidation preference of each share of Preferred Stock plus (ii) the amount of any accrued and unpaid dividends on each such share up until the date immediately prior to the applicable redemption date for any Company redemption to the extent such dividends have not been added to the liquidation preference. At any time following the seventh anniversary of the Closing, the Company will have the option to redeem any or all of the Preferred Stock for a price per share equal to the Year 7 Redemption Price.

At any time following 91 days after the seventh anniversary of the Closing, each holder of Preferred Stock will have the option to cause the Company to redeem all, but not less than all, of the shares of Preferred Stock held by such holder, at the Year 7 Redemption Price. Each holder of Preferred Stock will also have the right to require the Company to redeem any or all of its Preferred Stock upon a fundamental change, with the redemption price to equal the price at which a redemption at the Company’s option would be calculated, as described above (with the price for redemptions prior to the fifth anniversary of the Closing subject to the same calculation as redemptions at the Company’s option following the fifth anniversary, until the seventh anniversary, as described above).

Holders of Preferred Stock will be entitled to vote together as a single class with the holders of Common Stock, with each such holder entitled to cast the number of votes equal to the number of votes such holder would have been entitled to cast if such holder were the holder of a number of shares of Class A Stock equal to the whole number of shares of Class A Stock that would be issuable upon conversion of such holder’s Preferred Stock.

While any shares of Preferred Stock are outstanding, the consent of holders of at least two-thirds of the outstanding Preferred Stock will be required for the Company to take certain material actions, including, among other things, (i) declaring dividends on the Common Stock, subject to certain exceptions, (ii) incurring indebtedness above certain levels, subject to certain exceptions, (iii) issuing any equity securities that would rank senior or pari passu with the Preferred Stock with respect to dividends or liquidation, (iv) making amendments to the Certificate of Incorporation (including the Certificate of Designations) adversely affecting the rights of the Preferred Stock and (v) entering into certain asset sales and similar transactions, unless the transaction would constitute a fundamental change.

Upon liquidation, the Preferred Stock will rank senior to the Common Stock, and will have the right to be paid, out of the assets of the Company legally available for distribution to its stockholders, an amount equal to the then-current liquidation preference per share of Preferred Stock.

The foregoing summary of the Certificate of Designations is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations as set forth in Annex C.

Framework Agreement

On February 26, 2021, Carlyle, Twilio and Syniverse entered into the Framework Agreement (as amended on August 16, 2021 concurrently with the execution of the Merger Agreement), pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, concurrently with the Closing, (i) Twilio agreed to make a $500 million to $750 million investment directly or indirectly into Syniverse and (ii) Twilio and Syniverse will enter into the Wholesale Agreement pursuant to which Syniverse will continue to provide various SMS and MMS services to Twilio. The Wholesale Agreement provides that Twilio will be the exclusive customer and reseller of certain of those services, subject to certain exceptions. The Wholesale Agreement also provides that Twilio will use its commercially reasonable efforts to route portions of certain traffic to Syniverse. In addition, as part of the Wholesale Agreement Syniverse has agreed that the transit fee charged to Twilio on a per message basis for A2P messaging in the United States and Canada will be no less favorable in the aggregate than the pricing Syniverse makes available to its other customers.

The Framework Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Framework Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Framework Agreement. The representations, warranties and covenants in the Framework Agreement are also modified in part by the disclosure letter (the “Framework Agreement disclosure letter”), which is not filed publicly and which is subject to a contractual standard of materiality different from that generally applicable to the Company’s stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Framework Agreement disclosure letter contains information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Framework Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Framework Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about Syniverse, Carlyle, Twilio or any other matter.

Twilio Investment

At the Closing, pursuant to the Twilio Subscription Agreement, Twilio will invest into the Company an amount equal to $750 million, less the amount that the total transaction proceeds in our Trust Account (net of redemptions) and the PIPE Investment exceed $375 million (but in any event the Twilio Investment shall not be less than $500 million). Subject to the terms of the Twilio Subscription Agreement, in exchange for the Twilio Investment, the Company will issue Twilio an aggregate number of shares of Class A Stock and, if applicable, Class C Stock equal to (i) the Aggregate Merger Consideration, multiplied by (ii) the Investment Percentage.

Closing

In accordance with the terms and subject to the conditions of the Framework Agreement and the Twilio Subscription Agreement, the closing of the Twilio Investment will take place substantially concurrent with the Closing, but prior to the effective time of the Merger.

Representations and Warranties

The Framework Agreement contains representations and warranties of Syniverse, Carlyle and Twilio, certain of which are qualified by “material adverse effect” (with such definition substantially consistent with the equivalent definition in the Merger Agreement) or other materiality or knowledge qualifications or both, and may be further modified and limited by the disclosure letter.

Syniverse has made representations and warranties relating to, among other things:

•	organization and power;

•	due authorization;

•	no conflicts;

•	capitalization and title to equity interests;

•	subsidiaries and other ownership of capital stock of or other voting or equity interests;

•	financial statements;

•	no undisclosed liabilities;

•	absence of changes;

•	material contracts;

•	real and tangible personal property;

•	intellectual property; IT systems; data privacy and security;

•	litigation and proceedings;

•	compliance with laws; licenses and permits;

•	environmental matters;

•	employees and labor matters;

•	employee benefits plans and related matters (including ERISA);

•	tax matters;

•	insurance matters;

•	finders’ fees;

•	related party transactions;

•	customers and vendors; and

•	sufficiency of assets with respect to potential pre-closing reorganization in the event the Business Combination is not consummated.

Carlyle has made representations and warranties relating to, among other things:

•	organization and power;

•	due authorization;

•	no conflict;

•	litigation and proceedings; and

•	finders’ fees.

Twilio has made representations and warranties relating to, among other things:

•	organization and power;

•	due authorization;

•	no conflict;

•	availability of funds;

•	purchase for investment;

•	litigation and proceedings; and

•	finders’ fees.

Except in the case of claims against a person in respect of such person’s fraud (defined as the actual and intentional misrepresentation of a material fact in respect of the representations and warranties given by Syniverse, Carlyle or Twilio under the Framework Agreement), the representations and warranties of the respective parties to the Framework Agreement will not survive the closing of the Twilio Investment.

Covenants and Agreements

Syniverse has made covenants to Twilio relating to, among other things, conduct of business, inspection, preparation and delivery of certain audited and unaudited financial statements, affiliate agreements, acquisition proposals and debt financing. To the extent applicable, such covenants are generally consistent with Syniverse’s covenants to the Company under the Meger Agreement. Subject to the terms of the Framework Agreement, without Twilio’s consent (except in certain instances, not to be unreasonably conditioned, withheld, delayed or denied), Syniverse has also agreed to not consent to, or agree to amend, modify or waive, certain matters under the Merger Agreement or certain agreements (including, without limitation, the PIPE Subscription Agreements and Twilio Subscription Agreement) contemplated thereby. Syniverse shall promptly notify Twilio (and provide Twilio copies of) of any written notifications (including to terminate the Merger Agreement) (i) received by Syniverse from the Company pursuant to the Merger Agreement or any agreement contemplated by the Merger Agreement (including, without limitation, the PIPE Subscription Agreements and the Twilio Subscription Agreement) or (ii) provided by Syniverse to the Company pursuant to the Merger Agreement or any agreement contemplated by the Merger Agreement (including, without limitation, the PIPE Subscription Agreements and the Twilio Subscription Agreement). Additionally, prior to any termination of the Merger Agreement by Syniverse, Syniverse shall consult with Twilio in good faith.

Twilio has made certain covenants to Syniverse and Carlyle, including (i) not to permit any amendment or modification to, or waiver of, any provision or remedy under the Twilio Subscription Agreement without Syniverse’s consent (not to be unreasonably conditioned, withheld, delayed or denied) and (ii) to furnish certain information with respect to Twilio and its affiliates contemplated by the Merger Agreement.

In addition, each of Syniverse and Twilio has agreed, among other things, to, and to cause their respective affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable, and in any event prior to the Framework Agreement End Date, the transactions contemplated by the Framework Agreement, provided that neither Syniverse nor Twilio shall be required to, or to cause its affiliates to, take any such actions which would constitute a Substantial Detriment (where a “Substantial Detriment” under the Framework Agreement includes any divestiture, sale, licensing, holding separate or other disposition of any asset or business, or any behavioral or conduct restriction or other alteration to the business or operations of Twilio, Syniverse, Carlyle, or any of their respective affiliates, or any agreement or commitment to effect any of the foregoing, other than: (x) restrictions on the sharing of competitively sensitive information as between employees of Syniverse and its subsidiaries and employees of Twilio and its subsidiaries; (y) a requirement for Twilio and its subsidiaries to provide, and offer to provide, certain services set forth in the Framework Agreement disclosure letter; or (z) any other actions by Twilio or its affiliates to the extent such actions, individually or in the aggregate, would not be reasonably expected to materially and adversely impact the benefit of the transactions contemplated by the Merger Agreement and Framework Agreement to Twilio and its subsidiaries, taken as a whole) and Twilio will have the right to direct, devise and implement strategy in connection with such actions.

Subject to the following sentence, all covenants and agreements of Syniverse, Carlyle and Twilio contained in the Framework Agreement which by their terms are to be performed at or prior to the Closing shall not survive the closing of the Twilio Investment. Syniverse’s covenants and agreements with respect to the incurrence and calculation of leakage (other than permitted leakage) that has occurred after November 30, 2020 through immediately prior to the effective time of the Business Combination shall (to the extent such amount exceeds the amount taken into account in calculating the Investment Percentage) survive the closing of the Twilio Investment for a period of 12 months following such closing (and Twilio shall be entitled to bring claims against Syniverse with respect thereto prior to such expiration).

Closing Conditions

The Framework Agreement is subject to certain conditions, including (i) the satisfaction of the conditions to Closing and the financing and the substantial concurrent Closing and the financing, (ii) that the transactions contemplated are not illegal or otherwise prohibited, (iii) the waiting period under the HSR Act will have expired or been terminated, (iv) the accuracy of the representations and warranties in the Framework Agreement of Carlyle and Syniverse, on the one hand, or Twilio, on the other hand, (v) Carlyle’s or Syniverse’s, on the one hand, or Twilio’s, on the other hand, performance, satisfaction and compliance with the covenants, agreements and conditions of the Framework Agreement, (vi) the absence of any material adverse effect on Syniverse and (vii) the Minimum Cash Condition.

Termination

The Framework Agreement may be terminated:

•	by mutual written consent of Syniverse, Carlyle and Twilio;

•

by Syniverse, Carlyle or Twilio if any injunction, order or decree of any governmental authority has become final and nonappealable which has the effect of making consummation of the transactions contemplated by the Framework Agreement illegal or otherwise preventing or prohibiting such transactions;

•

by written notice to Twilio from Carlyle or Syniverse in the event of certain uncured breaches on the part of Twilio or if the closing of Twilio’s investment directly or indirectly in Syniverse under the Framework Agreement has not occurred on or before the close of business on the Framework Agreement End Date, unless Syniverse or Carlyle is in material breach of the Framework Agreement;

•

by written notice to Syniverse and Carlyle from Twilio in the event of certain uncured breaches on the part of Syniverse or Carlyle or if the closing of Twilio’s investment directly or indirectly in Syniverse under the Framework Agreement has not occurred on or before the close of business on the Framework Agreement End Date, unless Twilio is in material breach of the Framework Agreement.

In the event of the termination of the Framework Agreement, the Framework Agreement will become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or stockholders, other than liability of Syniverse, Carlyle or Twilio, as the case may be, for any willful and material breach of the Framework Agreement occurring prior to such termination, other than with respect to certain exceptions contemplated by the Framework Agreement that will survive any termination of the Framework Agreement.

The foregoing summary of the Framework Agreement is qualified by reference to the complete text of the Framework Agreement, a copy of which is attached as Annex K to this proxy statement.

Background of the Business Combination

The Company is a blank check company incorporated in Delaware on December 16, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our intention was to leverage the contacts and relationships held by our management team and Board to identify attractive acquisition opportunities, and focus on targets we believed could benefit from our human and financial capital. The terms of the Business Combination were the result of extensive negotiations between representatives of the Company and representatives of Syniverse and the Syniverse Stockholders. The following is a summary description of the background of these negotiations, the Business Combination and related transactions.

Prior to the consummation of our IPO on March 8, 2021, neither the Company, nor anyone acting on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of the Company and our Sponsor were also contacted by a number of individuals and entities with respect to potential acquisition opportunities. During this search process, the Company reviewed more than 50 business combination opportunities and entered into substantive discussions with several potential target businesses, in addition to Syniverse, across a wide range of industries, including renewable energy, specialty retail, software, data center operations, entertainment, finance and transportation. The Company evaluated a number of aspects of the potential target businesses, including, but not limited to, growth prospects, competitive advantages and risks, public company readiness, and conformity to the Company’s strategy as identified in the registration statement for its initial public offering. In evaluating each opportunity, the Board also worked to identify potential conflicts of interest, including those arising from pre-existing relationships.

Prior to commencing discussions with Syniverse, the Company had entered into 20 non-disclosure agreements with potential targets pursuant to which it received access to virtual data rooms containing diligence materials and other confidential information. It also reviewed approximately 30 other potential business combination opportunities without entering into a non-disclosure agreement. Throughout this process, the Company had delivered two non-binding letters of intent to potential business combination targets.

The first of these letters of intent was submitted on April 14, 2021 to a company in the location-based entertainment industry who subsequently declined the Company’s letter of intent and elected to pursue a different alternative.

In the second instance, the Company was contacted by representatives of a specialty retail company (“Party A”) on March 17, 2021, following which the Company and Party A entered into a confidentiality agreement on April 1, 2021. The Company received a confidential information memorandum relating to Party A shortly thereafter and representatives of the Company attended a management presentation from representatives of Party A on April 2, 2021. During the few weeks following such introduction, representatives of the Company and Party A engaged in numerous calls to discuss valuation and other issues related to a potential business combination and representatives of the Company engaged in initial due diligence.

On March 10, 2021, a representative of the Company contacted a representative of Moelis & Company LLC (“Moelis”), financial advisor to Syniverse and Carlyle, to discuss Twilio’s relationship with Syniverse and to explore the possibility of a transaction with Syniverse. The Company’s consideration of a transaction with Syniverse commenced on March 22, 2021, following the initial conversation with Moelis earlier in the month. Syniverse had previously announced on March 1, 2021 that it had entered into an agreement through which Twilio would make an investment in Syniverse and expand certain business relationships. That agreement contemplated that Syniverse would pursue additional potential financing transactions, including a potential public market transaction.

On March 24, 2021, the Company entered into a non-disclosure agreement with Syniverse. As an existing lender to Syniverse through its managed funds and accounts, Brigade was familiar with Syniverse and, in light of the material non-public information likely to be received by the Company in connection with considering a potential business combination transaction, Brigade utilized barriers on information sharing between its representatives on the Company’s deal team and the remainder of Brigade’s staff throughout the evaluation of the potential Syniverse transaction. After the non-disclosure agreement was executed, Syniverse began providing preliminary confidential information to the Company and its representatives regarding Syniverse’s business operations.

Beginning on March 29, 2021, representatives of the Company, including Mohsin Y. Meghji, Chairman and Chief Executive Officer of the Company and Managing Partner of the Sponsor, William C. Gallagher, Executive Vice President of the Company and Managing Director of the Sponsor, Matthew H. Perkal, Executive Vice President of Mergers & Acquisitions of the Company and Partner of Brigade, and Charles H. F. Garner, Executive Vice President and Secretary of the Company and Managing Director and General Counsel of the

Sponsor, held telephonic conferences and virtual meetings with representatives of Syniverse to discuss commercial and legal due diligence on Syniverse’s business to assist the Company in developing an assessment of Syniverse’s financial position and business prospects. Representatives of the Company and Syniverse also discussed the terms of a potential business combination transaction between the parties, including valuation and valuation methodology, subject to further due diligence review of Syniverse and its business operations by representatives of the Company.

On April 6, 2021, the Company contacted representatives of J.P. Morgan Securities LLC (“J.P. Morgan”), the Company’s financial advisor, with respect to the Company’s consideration of the desirability of effecting a transaction with Syniverse.

On April 15, 2021, representatives of the Company and Syniverse met at Syniverse’s offices in Tampa, Florida for management meetings. The attendees discussed, among other topics, Syniverse’s business segments, strategic priorities and operating plans.

On April 16, 2021, representatives of the Company, J.P. Morgan and Moelis spoke by telephone with representatives of Twilio and its financial advisor, Centerview Partners, LLC (“Centerview”). The attendees discussed, among other topics, Twilio’s investment in Syniverse pursuant to the Framework Agreement, the strategic rationale for its investment and the historical and prospective business relationships between Twilio and Syniverse.

On April 19, 2021, the Company delivered a non-binding letter of intent to Party A with respect to a potential business combination transaction.

Also on April 19, 2021, the Company sent a non-binding letter of interest to Moelis and Centerview, indicating the Company’s interest in combining with Syniverse based upon a total enterprise value for Syniverse of $3.25 billion. The letter of interest contemplated that the business combination transaction would be funded by raising $250 million from a private investment in public equity (the “PIPE”) (of which at least $125 million would be funded by the Sponsor) and from up to approximately $400 million in IPO proceeds available to the Company (subject to redemptions). Under the letter of interest, after giving effect to the Twilio Investment (assuming a Twilio Investment of $500 million), the proposed business combination transaction would result in pro forma ownership by Carlyle and the other Syniverse Stockholders of approximately 49% of the outstanding Class A Stock post-closing, compared to 21% pro forma ownership by Twilio, 16% pro forma ownership by the Company’s existing stockholders, 4% pro forma ownership by the Sponsor and 10% ownership for the investors in the PIPE (of which the half would be for the Sponsor in addition to its 4% ownership as a result of its pre-closing equity interest in the Company). The letter of interest contemplated that post-closing matters, including governance and registration rights, would be substantially consistent with the terms set forth in the Framework Agreement. In addition, among other things, the letter of interest contemplated that the shares of stock in the Company received by Syniverse Stockholders and Twilio as part of the business combination transaction would, in addition to the shares of stock and warrants of the Company held by the Sponsor or any of its affiliates, be subject to a 12-month lock-up, subject to exceptions to be mutually agreed by the parties. Included in the letter was a request for exclusivity between Syniverse and the Company for 45 days.

On April 22, 2021, Syniverse sent a response to the Company’s letter of interest. The response included a revised version of the term sheet that had been provided with the Company’s letter of interest which contemplated, among other things, that (i) the Sponsor’s commitment for the PIPE would not be subject to reduction in the event of an oversubscribed PIPE, (ii) half of the Sponsor’s Founder Shares and Private Placement Warrants would be subject to stock price-based vesting conditions, and (iii) the shares of stock of the Company issued to the Syniverse Stockholders and Twilio in the proposed business combination transaction would be released from the lock-up if the closing price of the Company’s common stock equaled or exceeded $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the closing of the proposed business combination transaction.

Between April 23, 2021 and April 25, 2021, the Company, Syniverse and Carlyle continued to discuss the terms of the potential business combination transaction, including with respect to the PIPE and the treatment of the Sponsor’s Founder Shares and Private Placement Warrants.

On April 25, 2021, following the Company’s determination that Syniverse offered a more compelling business combination than Party A because of the strength of its market position and the Company’s views as to Syniverse’s future prospects, the Company executed a letter agreement with Syniverse setting forth the non-binding terms upon which the parties had agreed to continue to pursue a potential business combination transaction and which contained a binding 45-day exclusivity obligation on each party, subject to certain exceptions. The executed letter agreement contemplated that the Sponsor’s $125 million commitment in connection with the PIPE would be shared with Brigade and/or its managed funds and accounts (in amounts to be determined), and could be reduced by mutual agreement between Syniverse and the Company in the event that the proceeds from the PIPE (including the Sponsor’s commitment) exceeded $250 million in the aggregate. In addition, the Sponsor agreed to subject 12.5% of its Founder Shares and Private Placement Warrants to stock price-based vesting conditions.

On April 26, 2021, representatives of the Company and its advisors were given access to Syniverse’s virtual data room containing additional due diligence materials. On the same date, representatives of the Company informed Party A that the Company would not be pursuing the merger opportunity with Party A.

On April 27, 2021, the Company entered into an engagement letter, effective April 7, 2021, for J.P. Morgan to serve as its financial advisor in connection with the Company’s pursuit of the Syniverse business combination.

On April 29, 2021, the Board held a meeting via teleconference. During this meeting, the Board reviewed an update on discussions with Syniverse and the due diligence completed by the Company’s management and advisors with respect to Syniverse’s business, the proposed timeline for the proposed business combination transaction and potential PIPE process, and the terms of the proposed business combination transaction. As part of this update, the Company’s management provided the Board with details regarding Syniverse’s business segments, its product and service offerings, the industry in which it operates and its ownership structure. Representatives of Brigade also informed the Board of its ongoing relationship with Syniverse as the largest holder of Syniverse’s debt. During the period from the consummation of the Company’s IPO until this meeting, Mr. Meghji regularly spoke with members of the Board on an individual basis to keep them informed and seek their counsel on the various business combination opportunities that the Company was considering, including in connection with moving forward on the letter of interest with Syniverse.

On April 30, 2021, representatives of the Company, Syniverse, J.P. Morgan, Moelis, Wachtell, Lipton, Rosen & Katz LLP (“Wachtell Lipton”), legal counsel to the Company, and Debevoise & Plimpton LLP (“Debevoise”), legal counsel to Syniverse and Carlyle, had a telephonic meeting to facilitate further diligence by the Company, focusing on legal, regulatory and cybersecurity matters.

Thereafter, the Company continued to perform due diligence in connection with a potential business combination with Syniverse. The Company and its representatives, including Mr. Meghji, Mr. Perkal, Mr. Gallagher and Mr. Garner, held numerous virtual meetings, phone calls and diligence sessions with Syniverse and its representatives, including with, among others, Andrew Davies, Syniverse’s Chief Executive Officer and Simone Irvine, Syniverse’s Chief Financial Officer, concerning commercial, financial and legal matters. In particular, the Company focused on market trends, the competitive landscape, business strategy, technology and various financial metrics in order to develop its view of Syniverse’s business.

In late April and early May 2021, the parties and their respective legal counsel began to draft and prepare the definitive agreements governing the proposed business combination transaction. The parties, in consultation with their financial and legal advisors, also began preparing an investor presentation to be used for meetings with certain targeted investors for the PIPE on a confidential basis.

Between May 5, 2021 and May 10, 2021, representatives of the Company held several due diligence calls with representatives of Syniverse, Carlyle and their respective financial and legal advisors, including with respect to key products and technology, market trends and strategy, customer demographics, competitive landscape, personnel, financial and audit matters, and other legal and business diligence topics.

On May 10, 2021, representatives of the Company held a due diligence call with representatives of Twilio in which the parties discussed, among other topics, the business relationship between Twilio and Syniverse and Twilio’s expectations and priorities with respect to its contemplated investment in Syniverse pursuant to the Framework Agreement.

On May 11, 2021 and May 12, 2021, members of Syniverse’s management and representatives of the Company and Moelis met in person at Syniverse’s Tampa, Florida headquarters to facilitate further due diligence by the Company on matters including public company readiness and Syniverse’s strategic priorities, with representatives of J.P. Morgan attending on May 12, 2021 to discuss the PIPE market and strategies for marketing the PIPE investment.

On May 13, 2021, the Company entered into an engagement letter for J.P. Morgan to serve as lead placement agent with respect to the PIPE Investment.

On May 14, 2021, Debevoise sent Wachtell Lipton an initial draft of the Merger Agreement. The initial draft of the Merger Agreement contemplated, among other things, an enterprise value of $3.25 billion and a minimum cash condition for the benefit of Syniverse providing that Syniverse’s obligation to close the Merger was conditional upon the amount of cash available to the Company (giving effect to redemptions and the PIPE Investment) equaling or exceeding the greater of the (i) Minimum Total Cash Amount (as defined in the Framework Agreement) minus the amount of Twilio Investment and (ii) $250 million.

On May 17 and May 24, 2021, the Board held meetings via teleconference. During these meetings, the Board reviewed updates on the due diligence completed by the Company and the progress being made with respect to definitive documents for the proposed business combination transaction. J.P. Morgan also provided an overview of the current state of the market. At the May 17, 2021 meeting, representatives of Brigade further informed the members of the Board of Brigade’s ongoing relationships with Syniverse, including the status of Brigade-managed funds and accounts as the largest holder of Syniverse’s debt and that Brigade-managed funds and accounts would receive proceeds in the proposed business combination transaction upon the repayment of Syniverse’s outstanding debt. The Board also discussed that the commitment by Brigade and its managed funds and accounts to participate in the PIPE would result in an equity investment by Brigade or such managed funds and accounts.

On May 27, 2021, the Company engaged Moelis to serve as co-placement agent with respect to the PIPE.

On June 1, 2021, Wachtell Lipton sent Debevoise an initial draft of the form of subscription agreement to be entered into by the Company and participants in the PIPE. The form of subscription agreement contemplated, among other things, that each investor in the PIPE would, immediately prior to or concurrently with the closing of the Merger, subscribe for a certain number of shares of the Company’s Class A Stock for a purchase price of $10.00 per share.

Beginning on June 1, 2021, representatives of J.P. Morgan, on behalf of the Company, in consultation with representatives of Moelis (in its capacity as co-placement agent) began contacting a limited number of potential investors for the PIPE, each of whom agreed to maintain the confidentiality of the information received and to comply with restrictions on trading in the Company’s securities pursuant to customary non-disclosure arrangements, to discuss the proposed business combination transaction and the PIPE, and to determine such investors’ potential interest in participating in the PIPE. During the period between June 1, 2021 and mid-August 2021, representatives of the Company, Syniverse, Carlyle and their respective financial advisors participated in approximately 60 conference calls or virtual meetings with prospective participants in the PIPE, including Brigade and Oak Hill.

On June 2, 2021, the Board held a meeting via teleconference. During this meeting, the Board reviewed an update on the PIPE process and feedback received from potential participants in the PIPE, the due diligence and financial analysis that had been performed to date by the Company, and negotiations with respect to the definitive documents for the proposed business combination transaction. A representative of Wachtell Lipton reviewed with the Board its fiduciary duties in connection with its consideration of the contemplated transaction and the possibility of conflicts of interest that may arise in connection with the contemplated transaction, including, among others, that the members of the Company’s management leading the transaction process also held executive roles with the Sponsor, the financial incentives of the Company’s executive officers and directors in the successful completion of a business combination transaction by the Company and the financial interests of Brigade and its managed funds and accounts as a result of its debt investment in Syniverse. In a special session in which representatives of Brigade were not present, the Board further discussed the role of Brigade and its seconded employees in the transaction process, including with respect to due diligence, and its expected participation in the PIPE and as a lender in connection with the refinancing of Syniverse’s existing debt as a result of the proposed business combination transaction.

On June 3, 2021, Debevoise sent Wachtell Lipton an initial draft of the Registration Rights Agreement, containing customary shelf, demand and piggyback registration rights on terms and conditions substantially consistent with the registration rights agreement attached to the Framework Agreement.

On June 10, 2021, Wachtell Lipton sent Debevoise a revised draft of the Merger Agreement. Among other revisions, the revised draft of the Merger Agreement simplified the minimum cash condition for the benefit of Syniverse by requiring the Company to have at least $375 million in cash available at the closing of the Merger (after giving effect to redemptions and the PIPE (i.e., not including Twilio’s investment)).

In late-June 2021, based on feedback from potential participants in the PIPE and in consultation with Syniverse, Carlyle and the parties’ respective financial advisors, the Company determined to explore the possibility of including a convertible preferred security as part of the PIPE Investment.

On June 18, 2021, the Board held a meeting via teleconference. During this meeting, representatives of the Company’s management and J.P. Morgan provided an update to the Board with respect to the PIPE process, including the perceived challenges in the market for PIPE investments more generally, and the possibility that the Company may need to consider alternative sources of capital, including some amount of preferred equity. Representatives of the Company’s management also reviewed with the Board the status of negotiations with Carlyle, Syniverse and their outside counsel with respect to the definitive documents for the proposed business combination transaction.

Also on June 18, 2021, Wachtell Lipton sent Debevoise an initial draft of the Sponsor Agreement, pursuant to which, among other things, the Sponsor Parties would agree to (i) vote their Founder Shares and any shares they subsequently acquire to approve the transactions contemplated by the Merger Agreement and against any inconsistent proposals during the term of the Sponsor Agreement, (ii) not elect to cause the Company to redeem their Founder Shares and (iii) waive the anti-dilution provisions applicable to their Founder Shares under the Company’s current certificate of incorporation. The initial draft of the Sponsor Agreement provided that 80% of the Founder Shares would vest and be available to the Sponsor Parties at the closing, and the remaining 20% would vest on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the closing, subject to earlier vesting in certain circumstances.

On July 1, 2021, Debevoise sent Wachtell Lipton an initial draft of the Stockholders’ Agreement, containing terms substantially consistent with the form of stockholders’ agreement attached to the Framework Agreement.

In particular, the initial draft of the Stockholders’ Agreement provided, among other things, that (i) the Sponsor, Carlyle and Twilio would be subject to certain restrictions on their ability to transfer equity of the Company, including during the one-year period following the closing of the Merger (with such one-year restriction subject to early release on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the closing), subject to certain exceptions; (ii) Carlyle would be entitled to appoint directors (initially five, but subject to downward adjustment depending on its continuing percentage ownership relative to its initial ownership) to the Board so long as it holds at least 5% of the outstanding common stock, Twilio would be entitled to appoint directors (initially four, but subject to downward adjustment depending on its continuing percentage ownership relative to its initial ownership) to the Board so long as it holds at least 5% of the outstanding common stock, and the Sponsor would be entitled to appoint two directors to the Board (with one of the initial designees being Mr. Meghji) so long as it continues to hold 50% of the shares of Class A Stock it held at the closing (and one director so long as it holds 33.33% of such shares); and (iii) Carlyle and Twilio would be entitled to certain consent rights so long as they continue to hold at least 25% of the Company’s outstanding shares or at least 75% of the shares they held at the closing.

From July 1, 2021 through mid-August 2021, the parties and their advisors negotiated the terms of, and exchanged several drafts of, the definitive agreements for the proposed business combination transaction, including the Merger Agreement, the Certificate of Designations, the Stockholders’ Agreement, the Sponsor Agreement, the Registration Rights Agreement and the subscription agreements related to the PIPE. In addition, during this same period, representatives of the Company, Syniverse, Carlyle, J.P. Morgan, Moelis, Debevoise and Wachtell Lipton conducted various telephonic conferences to discuss and resolve the open issues related to the proposed business combination and to discuss marketing strategy in connection with the PIPE and the potential structure of the PIPE.

Significant areas of discussion and negotiation included: (i) the valuation of Syniverse and calculation of the Merger Consideration, (ii) the limits applicable to Syniverse with respect to its ability to pursue any other transactions, including the alternative transaction contemplated by the Framework Agreement, and (iii) the scope of the representations and warranties and covenants of the parties. In connection with the PIPE, the parties discussed the potential terms and structure of the convertible preferred security that would be offered to potential PIPE participants, as well as the implications for the pro forma ownership and capital structure of the Company.

During the course of discussions with potential participants in the PIPE in late July and early August, certain of such potential participants communicated to representatives of the Company and Syniverse that they would be willing to participate in the PIPE only if the valuation of the Company was reduced.

On July 26, 2021, Oak Hill submitted to representatives of the Company and J.P. Morgan a proposal for an investment by Oak Hill providing for a PIPE of $250 million, of which Oak Hill would fund at least $75 million through a combination of convertible preferred stock and common stock of the Company and Brigade-managed funds and accounts would be the other lead investor in the PIPE.

During the period between July 26, 2021 and August 16, 2021, the terms of the Certificate of Designations and the structure of the PIPE Investment were finalized among Oak Hill, Syniverse, Carlyle, Brigade, and their respective financial and legal advisors. Under the contemplated structure, (i) Brigade-managed funds and accounts would subscribe, pursuant to a subscription agreement between the Company and Brigade, for an aggregate of $37.5 million in shares of Class A Stock for a purchase price of $10.00 per share and $112.5 million in shares of preferred stock at a purchase price of $970.00 per share; (ii) Oak Hill would subscribe, pursuant to a subscription agreement between the Company and Oak Hill, for an aggregate of $16,666,667 in shares of Class A Stock for a purchase price of $10.00 per share and $83,333,333 in shares of preferred stock at a purchase price of $970.00 per share; and (iii) the Sponsor would subscribe, pursuant to a subscription agreement between the

Company and the Sponsor, for an aggregate of $15 million in shares of Class A Stock for a purchase price of $10.00 per share.

On August 9, 2021, Debevoise sent Wachtell Lipton a revised draft of the Sponsor Agreement. Among other revisions, the revised Sponsor Agreement provided that 70% of the Founder Shares would vest and be available to the Sponsor Parties at the closing, and the remaining 30% would vest upon achievement of the stock price performance target described above, compared with 80% and 20%, respectively, in the initial draft of the Sponsor Agreement.

On August 10, 2021, Wachtell Lipton sent Debevoise a revised draft of the Stockholders’ Agreement. Among other revisions, the revised Stockholders’ Agreement contained certain exceptions to the transfer restrictions applicable to the Sponsor to permit it to make distributions to its members and other affiliates, among other limited exceptions, subject to the terms and conditions set forth therein.

On August 11, 2021, Debevoise sent Wachtell Lipton a revised draft of the Merger Agreement. Under the revised draft of the Merger Agreement, among other things, the total enterprise value assigned to Syniverse was reduced to $2.85 billion in accordance with the parties’ prior discussions.

On August 13, 2021, representatives of the Company, Syniverse and Moelis held a telephonic conference call to discuss quarter-to-date and year-to-date financial results with Syniverse management and expectations for Syniverse’s performance for the full quarter.

On August 13, 2021, the Board held a meeting via video teleconference to discuss the near-final proposed transaction terms and evaluate the proposed business combination transaction. Representatives of Wachtell Lipton and J.P. Morgan were also in attendance by invitation of the Board. During the meeting, representatives of J.P. Morgan provided an update regarding the status of the transaction and the fundraising process, and representatives of Wachtell Lipton provided an update regarding the definitive transaction documentation, including, among other things, the structure and terms of the Merger Agreement, the PIPE Subscription Agreements, the Certificate of Designations, the Sponsor Agreement and the Registration Rights Agreement. Representatives of Wachtell Lipton again reviewed with the Board the conflicts of interest involved in the potential transaction, including, among others, that the members of the Company’s management leading the transaction process also held executive roles with the Sponsor, the financial incentives of the Company’s executive officers and directors in the successful completion of a business combination transaction by the Company and the financial interests of Brigade and its managed funds and accounts as a result of its debt investment in Syniverse. The representatives of Brigade then departed from the meeting, and the Board again considered and discussed Brigade’s potential conflicts of interest with respect to the proposed business combination transaction.

On August 14, 2021, Debevoise sent Wachtell Lipton an initial draft of the Twilio Subscription Agreement, providing for, among other things, the purchase by Twilio, at the closing of the Merger, of shares of Class A Stock and, if applicable, shares of Class C Stock, for an aggregate purchase price of up to $750 million, with the size of Twilio’s investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. The Twilio Subscription Agreement provides that the size of Twilio’s investment will be reduced below $750 million only to the extent the total proceeds available to the Company (after giving effect to redemptions and the PIPE (i.e., not including Twilio’s investment)) exceed $375 million, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500 million.

Between August 14, 2021 and August 16, 2021, representatives of the Company, Syniverse, Carlyle, Twilio and their respective legal and financial advisors held several conference calls to discuss the remaining open points and finalize the terms of the definitive documents for the proposed business combination transaction.

On August 15, 2021, the Board held a meeting via video teleconference to discuss the proposed final transaction terms and evaluate the transaction. Representatives of Wachtell Lipton and J.P. Morgan were also in attendance by invitation of the Board. At the meeting, the senior management of the Company provided an overview of the proposed business combination transaction with Syniverse (including the rationale for the selection of Syniverse as the Company’s business combination target) and described both the diligence process undertaken to evaluate Syniverse and the final negotiations of the terms of the transaction. Representatives of Wachtell Lipton reviewed the terms of the proposed business combination transaction, including the Merger Agreement and the other definitive agreements, copies of which were provided to the Board in advance of the meeting. Thereafter, representatives of J.P. Morgan reviewed with the Board certain financial terms of the Merger and the PIPE Investment. Each member of the Board was present at the meeting, and, with the assistance of Wachtell Lipton and senior management of the Company, discussed and reviewed the proposed business combination transaction, the terms and conditions of the Merger Agreement and the other definitive agreements, the potential benefits of and risks relating to the proposed business combination transaction and the proposed timeline for finalizing the definitive transaction agreements and announcing the proposed business combination. The Board also reviewed and discussed its fiduciary duties in connection with transaction, including with respect to the potential conflicts of interest involved in the proposed business combination, as discussed by the Board during prior meetings. Following these discussions, each member of the Board determined that, based upon the financial and legal terms of the Business Combination, the Business Combination was advisable and in the best interests of the Company and its stockholders. Upon motions duly made and seconded, each member of the Board resolved that the following be approved: (i) the Merger Agreement, each of the related agreements and the Business Combination; (ii) the PIPE Investment; (iii) the issuance of shares of the Company’s common stock in connection with the Business Combination, the PIPE Investment and the Twilio Investment; and (iv) the Twilio Investment. Although Mr. Vincent, as a representative from Brigade, had offered to recuse himself from voting on such resolutions, it was determined after discussion that such recusal was unnecessary in view of the fulsome prior disclosure and discussions of Brigade’s interests in the transaction.

On August 16, 2021, the parties executed the Merger Agreement, the subscription agreements with Brigade, Oak Hill, the Sponsor and Twilio, the Sponsor Agreement and other documentation related thereto.

In the evening of August 16, 2021, following the close of trading on the NYSE for the day, the Company and Syniverse announced the execution of the Merger Agreement and the Business Combination.

Independent Director Oversight

Our Board is composed of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the Business Combination, our independent directors, Messrs. Gerard, Garrison, Roehm and Yeary, took an active role in evaluating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates that could arise with regard to the proposed terms of the: (i) Merger Agreement; (ii) Sponsor Subscription Agreement; (iii) Brigade Subscription Agreement; (iv) Sponsor Agreement; (v) Stockholders Agreement; (vi) Registration Rights Agreement; and (vii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors also own shares of Common Stock, the value of which may be affected by the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Although Mr. Vincent qualifies as an independent director under the applicable NYSE rules, he recused himself from certain discussions concerning the Business Combination on account of his relationship with Brigade.

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders approve the transactions contemplated by the Merger Agreement, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

Before reaching its decision, the Board reviewed and discussed the results of management’s due diligence, which included:

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extensive meetings and calls with Syniverse’s management team and representatives (including meetings at Syniverse’s Tampa headquarters) regarding operations, cybersecurity, regulatory compliance, key products, customer demographics, financial and audit matters and public company readiness, among other customary due diligence matters;

•	research on industry and market trends, revenue projections and other industry factors, including analyses from industry experts;

•	review of Syniverse’s material business contracts and certain other legal and commercial diligence; and

•	financial and accounting diligence.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

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Growth Prospects. The Board expects that Syniverse’s deep customer relationships, foundational technology and global connectivity will provide Syniverse with competitive advantages and multiple levers for growth. As an innovation leader in the dynamic communications solutions market and a trusted intermediary facilitating mobile telecom and data connectivity across a global network, Syniverse has significant growth potential from a wide and diverse base of customers and revenues across products, industries and geographies. In addition, given its critical role in the global mobile ecosystem, Syniverse is well-positioned to benefit from growth in mobile bandwidth and messaging demand, as well as growth in next-generation mobile technologies, including 5G, private networks, Internet of Things and blockchain. The Board also considered the effect that the easing of the COVID-19 pandemic travel restrictions would have on Syniverse’s growth, but did not attempt to project the timing for such easing.

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Valuation and Financial Profile. Although the Board was not able to identify a single company that is a close comparable to Syniverse, it did consider the financial performance, valuation and other factors applicable to a range of other companies that share similar attributes to Syniverse in the transaction processing and communication technology sectors and concluded that the Aggregate Merger Consideration reflects an attractive valuation relative to such companies based on valuation metrics typically used in those sectors. It also considered the valuation of Syniverse implied by the Twilio Investment, which represented a premium to the valuation implied by the PIPE Investment. The Board also considered the fact that Syniverse had obtained committed debt financing for a new $1 billion term loan and a $165 million revolving credit facility to be completed at the closing of the Business Combination, at which time Syniverse’s existing debt will be repaid in full. The Board expects that Syniverse’s enhanced capital structure (including significantly reduced leverage) following the Business Combination will improve Syniverse’s ability to invest in key strategic and growth initiatives. Considering the combination of Syniverse’s attractive pro forma financial profile, cash flow generation, profitability and opportunity to capitalize on new revenue streams from the next wave of digitization by enterprises and carriers, the Board concluded that the Business Combination represented an attractive acquisition opportunity for the Company’s stockholders from a financial point of view. In evaluating the financial aspects of the Business Combination, the Board reviewed and considered, among other things, the transaction documents, historical financial results of the business and projections prepared by Syniverse’s management.

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Twilio Investment and Strategic Partnership. The Board believed that the Twilio Investment and Twilio’s proposed strategic partnership with Syniverse would create a catalyst for accelerated revenue and earnings growth for Syniverse. The Twilio Investment will provide equity capital with which to further substantially deleverage Syniverse’s balance sheet and provide investment flexibility to embrace new opportunities and drive growth. The Board also believed that the Twilio Investment would align Twilio’s interests with the success and growth of Syniverse and provide a substantial likelihood that the strategic partnership will drive an increase in volume on Syniverse’s network, including in international traffic. In addition to providing increased financial flexibility and balance sheet capacity for Syniverse, the Board believed that the Twilio Investment represents a validation of Syniverse’s position as a trusted neutral intermediary in the global mobile ecosystem. The Board further expected that the strategic partnership between Twilio and Syniverse would improve Syniverse’s connectivity to major U.S. carriers for A2P messaging and provide additional volumes and options to connect to carriers worldwide. For these reasons, the Board believed that the combination of deleveraging from the investment and the potential for increased traffic from the strategic partnership would have a material benefit to Syniverse’s business.

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Due Diligence. The Company conducted a robust due diligence review of Syniverse and its business, including review of relevant documentation and discussions with Syniverse’s management, representatives of Carlyle and Twilio, and the Company’s and the other parties’ respective financial, legal and other advisors. Through the Company’s detailed due diligence investigation, the Board and the Company’s management had obtained knowledge of, and had become familiar with, Syniverse’s business and financial condition, including its historical financial results, financial plan, outstanding indebtedness and growth prospects.

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Other Alternatives. Having thoroughly reviewed the other potential business combination opportunities available to the Company, the Board believes that the Business Combination presents the most attractive business combination opportunity based on the process it utilizes to evaluate potential business combination opportunities and the belief that such process has not yielded more attractive alternatives, taking into account the potential risks, rewards and uncertainties associated with potential alternatives.

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Investor Commitment. The Board considered the commitment of Carlyle, as the existing controlling shareholder of Syniverse, to retain its full ownership interest and not to itself realize any proceeds in the Business Combination and the transactions contemplated thereby. The Board believed that this continuing commitment suggested a high level of confidence by Carlyle in the future performance of Syniverse and its ability to achieve its projected results.

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Negotiated Transaction. The financial and other terms and conditions of the Merger Agreement and the transactions contemplated thereby, including each party’s representations, warranties and covenants, the conditions to each party’s obligations and the termination provisions, were the product of arm’s length negotiations between the Company and Syniverse, and the Board believes that such terms are reasonable and fair to the Company’s stockholders.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

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Benefits Not Achieved. The risk that the potential benefits of the Business Combination or anticipated performance of Syniverse may not be fully achieved, or may not be achieved within the expected timeframe and that the results of operations of the combined company’s business will differ materially from the projections prepared by Syniverse and reviewed by the Company and the Company’s general expectations.

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Liquidation of the Company. The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by March 8, 2023 and force the Company to liquidate and the warrants to expire worthless.

•	Stockholder Vote. The risk that the Company’s stockholders may fail to provide the votes necessary to effect the Business Combination.

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Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control, including the condition that the Company have available at the closing of the Business Combination an amount of cash of at least $375 million in the aggregate, including funds from the Trust Account and proceeds from the PIPE Investment (but excluding the Twilio Investment) (see “Proposal No. 1—The Business Combination Proposal—Closing Conditions”).

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Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•	Other Risks. Various other risks associated with the Business Combination, the business of the Company, the business of Syniverse and Syniverse’s indebtedness described under “Risk Factors.”

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Interests of Certain Persons. The Sponsor, Brigade, certain of the Sponsor’s other affiliates and their respective officers, directors and employees, and certain officers and directors of the Company, may have interests in the Business Combination and the related transactions that are in addition to, and that may be different from, the interests of the Company’s stockholders, including the fact that all of our directors other than Mr. Roehm hold membership interests in our Sponsor, and on March 3, 2021, our Sponsor transferred 25,000 Founder Shares to Mr. Roehm (see “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination, the PIPE Investment and the Twilio Investment.

The Board concluded that the Business Combination offered the Company and its stockholders an attractive opportunity to realize value from the projected growth of Syniverse and that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potential negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

It is a requirement under our current certificate of incorporation and the NYSE listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. As of August 16, 2021, the date of the execution of the Merger Agreement, the balance of the Trust Account was approximately $400,020,665 (excluding $14,000,000 of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $320,016,532. Our Board has determined that the Business Combination meets the 80% test.

Certain Syniverse Projected Financial Information

Syniverse does not as a matter of course make public projections as to future revenues, earnings or other results. However, in connection with its consideration of the potential business combination, the Board was provided with prospective financial information prepared by management of Syniverse not for public disclosure (collectively, the “Projections”).

A summary of the Projections is included in this proxy statement solely to provide the Company’s stockholders access to information made available in connection with the Board’s consideration of the Business Combination. The Projections should not be viewed as public guidance and were not intended for third-party use, including by potential investors or existing stockholders. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were presented to the Board, which was May 21, 2021, and speak only as of such date. Nonetheless, a summary of the projections is provided in this proxy statement only because the projections were made available to the Board in connection with its review of the proposed Business Combination.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with GAAP or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Neither the independent registered public accounting firms of Syniverse or the Company, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent registered public accounting firms of the Company and Syniverse assume no responsibility for, and disclaim any association with, the Projections. The post-combination company will not refer to these Projections in its future periodic reports filed under the Exchange Act.

The Projections were prepared in good faith and on a reasonable basis, and in the view of Syniverse’s management team, reflected the best currently available estimates and judgments of Syniverse and presented, to the best of their knowledge and belief, the expected future financial performance of Syniverse.

The Projections are subjective in many respects. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly different than estimated. Since the Projections cover multiple years, that information by its nature becomes less predictive and reliable with each successive year.

While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of Syniverse, all of which are difficult to predict and many of which are beyond Syniverse’s or the Company’s control including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

In preparing the Projections, Syniverse management relied on a number of factors, including the executive team’s experience in the industry, historical business performance and trends, and certain industry assumptions. Syniverse deemed the assumptions used to derive the Projections as reasonable as of the date finalized and that such assumptions reflected the best then available estimates and judgments. The Projections considered various material assumptions, including, but not limited to, the following:

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Revenue projections leverage our foundational understanding of our markets, position, trends, and products; considered the commercial relationship with Twilio in Enterprise messaging; and considered market projections for strong growth in 5G, mobile traffic and speed, wireless devices, and CPaaS;

•	The forecast included assumptions and trends related to the continuing impact of COVID-19 with an estimated return to pre-COVID-19 levels by 2023;

•	Direct margins were based on historical and expected trends considering product mix and drivers within each segment;

•	Expenses grow to facilitate revenue growth considering leveraged scalability (Enterprise growth) and ongoing business transformation programs; and

•	Investment is focus on ongoing development of our key growth products (CPaaS, 5G, private networks, RCS) and evolving platforms.

The Projections were prepared for internal use to assist the Board in its evaluation of Syniverse and the business combination. Syniverse has not warranted the accuracy, reliability, appropriateness or completeness of the projections to any person, including the Company and its representatives. Neither Syniverse’s management nor its representatives has made or makes any representations to any person, including the Company and its representatives, regarding the ultimate performance of Syniverse relative to the Projections. The Projections are not fact, nor a guarantee of actual future performance. The future financial results of Syniverse may differ materially from those expressed in the Projections due to factors beyond Syniverse’s ability to control or predict.

A summary of the Projections is not being included in this proxy statement in order to induce any stockholders to vote in favor of any of the proposals at the special meeting but rather to give the voting stockholders access to nonpublic information what was considered by the Board for purposes of considering and evaluating the business combination. The inclusion of a summary of the Projections in this proxy statement should not be regarded as an indication that the Company or the Board considered, or now considers, such Projections to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal (or any other proposal described in this proxy statement).

Syniverse uses certain financial measures in the Projections that are not prepared in accordance with GAAP as supplemental measures to evaluate operational performance. While Syniverse believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in the Projections provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, no reconciliation of the financial measures included in the Projections were prepared, and therefore none have been provided in this proxy statement.

In light of the foregoing factors and considering that the Special Meeting will be held several months after the Projections were prepared, as well as the uncertainties inherent in the Projections, we caution you not to place undue, if any, reliance on the Projections presented in this proxy statement. We encourage you to review the financial statements of Syniverse included in this proxy statement, as well as the financial information in the sections entitled “Syniverse’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement and to not rely on any single financial measure.

Neither the Company nor Syniverse nor any of their respective affiliates intends to, and each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

Below is a summary of the Projections.

Enterprise and Carrier Revenue

	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E
($ millions)
Enterprise Revenue	$241	$321	$433	$542	$679
Direct Margin(1)	32%	29%	30%	31%	32%
Carrier Revenue	437	459	484	515	558
Direct Margin(1)	84%	84%	85%	86%	86%

Note: Fiscal year ends November 30.

(1)	Direct Margin calculated as revenue less directly variable product specific costs including message termination fees, revenue share and variable data processing costs.

Summary Profit and Loss Statement

	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E	CAGR FY20A – FY25E
($ millions)
Enterprise	241	321	433	542	679	27%
Carrier	437	459	484	515	558	5%

Total Revenue	678	780	917	1,056	1,237	14%
% Growth	5%	15%	18%	15%	17%
Variable Direct Costs	(234)	(299)	(375)	(446)	(540)	22%

Direct Margin(1)	444	480	542	610	697	10%
% of Revenue	65%	62%	59%	58%	56%
Fixed Direct Costs	(119)	(119)	(121)	(124)	(126)	1%

Gross Profit	325	361	421	486	571	12%
% of Revenue	48%	46%	46%	46%	46%
Operating Expenses
Sales & Marketing	(59)	(65)	(72)	(79)	(87)	10%
General & Administrative	(56)	(60)	(63)	(66)	(68)	3%

Total Operating Expenses	(115)	(125)	(135)	(145)	(154)	7%

Adjusted EBITDA	210	236	286	342	416	15%
% of Revenue	31%	30%	31%	32%	34%
Capital Expenditures	50	59	61	69	79	10%
% of Revenue	7%	8%	7%	6%	6%
Adjusted EBITDA Less Capital Expenditures	160	177	226	273	338	16%
% of Revenue	24%	23%	25%	26%	27%

Note: Fiscal year ends November 30; numbers may not sum due to rounding.

(1)	Direct Margin calculated as revenue less directly variable product specific costs including message termination fees, revenue share and variable data processing costs.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF INTERNAL FINANCIAL PROJECTIONS, NONE OF THE COMPANY, SYNIVERSE OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR AFFILIATES UNDERTAKES ANY OBLIGATION TO, AND EACH EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO, UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS AND THEIR PRESENTATION TO THE BOARD, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. In addition, Mr. Vincent recused himself from certain discussions concerning the Business Combination on account of his relationship with Brigade. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

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the fact that our Sponsor paid an aggregate of $25,000 for 9,975,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $99,750,000 assuming a per share value of $10.00, but, given the restrictions on such shares (including the lock-up and vesting terms described elsewhere in this proxy statement), we believe such shares have less value;

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the fact that 70% of our Sponsor’s Founder Shares will vest at the Closing and the remaining 30% of such Founder Shares will vest on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances as described therein;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

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the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by March 8, 2023;

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the fact that our Sponsor paid an aggregate of approximately $11,250,000 for its 7,500,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by March 8, 2023;

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the fact that our Sponsor has entered into the Sponsor Subscription Agreement pursuant to which, at the Closing, Sponsor will purchase 1,500,000 shares of Class A Stock at a price of $10.00 per share in the PIPE Investment;

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the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that all of our directors, other than Mr. Roehm, hold membership interests in our Sponsor, and Mr. Roehm holds 25,000 Founder Shares directly;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated by March 8, 2023;

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the fact that our Sponsor, officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Investment. As of the date of this proxy statement, such reimbursement is estimated to be approximately $[                ] in the aggregate. However, if the Company fails to consummate a business combination within the completion window, they will not have any claim against the Trust Account for reimbursement. Accordingly, the Company may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the completion window;

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the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

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the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments provides that certain transactions are not “corporate opportunities” and that our Sponsor, its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity;

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the fact that, at the Closing, we will enter into the Stockholders Agreement, which entitles the Sponsor to appoint two directors to the Board following the Closing, subject to certain minimum ownership requirements and, as such, in the future such directors will receive any cash fees, stock options or stock awards that the post-combination company’s Board determines to pay to its nonexecutive directors;

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the fact that, at the Closing, we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•	the fact that we were organized by executives from each of M-III Partners and Brigade, which is a participant in the PIPE Investment;

•	the fact that one of our directors, Mr. Vincent, is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade;

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the fact that certain employees of Brigade were seconded to us to, among other things, provide (i) introductions to key management of companies and investors with which Brigade has relationships and other potential sources of business combination targets, (ii) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and

(iii) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process, and that such employees of Brigade played an important role in conducting due diligence with respect to Syniverse, securing the funds from the PIPE Investors and facilitating the entry into the Merger Agreement;

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the fact that Brigade is a participant in the PIPE Investment and will, at the Closing, purchase shares of both Class A Stock and Preferred Stock, which ranks senior to our other capital stock, including the Class A Stock, and will provide Brigade with certain benefits not available to our public stockholders;

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the fact that Brigade is a significant lender to Syniverse and will receive proceeds in the transaction from the refinancing of Syniverse’s outstanding indebtedness upon consummation of the Business Combination; and

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the fact that Brigade will be entitled to certain rights pursuant to the Brigade Subscription Agreement and the Registration Rights Agreement that are not available to our public stockholders, including certain information rights with respect to the post-combination company as well as certain preemptive and registration rights.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Total Company Shares to Be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination and assuming no redemption of shares of Class A Stock by our public stockholders: (i) the Company’s public stockholders (other than the PIPE Investors and Twilio) will retain an ownership interest of approximately 20.9% in the post-combination company; (ii) Brigade and Oak Hill (two of the PIPE Investors) will own approximately 7.2% and 4.8%, respectively, of the post-combination company (including Class A Stock and Preferred Stock on an as-converted basis); (iii) Twilio will own approximately 23.6% of the post-combination company; (iv) Carlyle will own approximately 36.7% of the post-combination company; (v) our Sponsor will own approximately 6.0% of the post-combination company (inclusive of the shares of Class A Stock acquired by our Sponsor as part of the PIPE Investment); and (vi) the Syniverse Stockholders (other than Carlyle) will own approximately 0.8% of the post-combination company. Additionally, following the Closing, and subject to the approval of the Incentive Award Plan by the Company’s public stockholders and the approval of the applicable award agreements by the Board of the post-combination company, pursuant to the Incentive Award Plan the Company expects to grant awards under the Incentive Award Plan. The awards (or associated benefits or amounts) that will be made to particular individuals or groups of individuals are not currently determinable.

For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Selected Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—The Incentive Award Plan Proposal.”

Sources and Uses for the Business Combination

The following tables summarize the estimated sources and uses for funding the Business Combination (all numbers in millions):

($ in millions)	No Redemption	Maximum Redemption
Sources
MBAC Funds in Trust	$400	$110
Cash from Balance Sheet	53	53
PIPE Investment	265	265
Twilio Investment	500	750
New Term Loan	1,000	1,000
New Revolving Credit Facility(1)	—	—
Syniverse Stockholders Rollover Equity	732	733

Total	$2,949	$2,910
Uses
Cash to Balance Sheet	$119	$79
Debt Repayment	1,968	1,968
New Revolving Credit Facility(1)	—	—
Syniverse Stockholders Rollover Equity	732	733
Estimated Expenses	130	130

Total	$2,949	$2,910

Note: Numbers may not sum due to rounding.

(1)	The New Revolving Credit Facility is anticipated to have availability of $165 million, which is expected to be undrawn upon the Closing.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, 12 directors will be elected to serve on the Board for a term ending on the date of the next annual stockholder meeting, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. James Attwood, Kevin Beebe, Orisa Cherenfant, Andrew Davies, Tony Holcombe, Greg Kleiner, Dan Mead, Mohsin Meghji, Lauren Nemeth, Matthew Perkal, Raymond Ranelli and [                ], have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 5—The Director Election Proposal” and “Management After the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Our current certificate of incorporation will be amended prior to the effective time of the Merger to reflect the Charter Proposal. Please see the sections entitled “Summary of the Proxy Statement—The Charter Proposal” and “Proposal No.3—The Charter Poposal” for the details of the proposed amended certificate of incorporation. Additionally, our current bylaws will be amended prior to the effective time of the Merger in the form of the Amended and Restated Bylaws.

Name; Headquarters

The name of the post-combination company after the Business Combination will be Syniverse Technologies Corporation and our headquarters will be located at 8125 Highwoods Palm Way, Tampa, FL 33647.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001. As of [                ], 2021, the record date for the Special Meeting, the redemption price would have been approximately $[                ] per share. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of him or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Stock included in the public units sold in our IPO.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of $[                ] as of [                ], 2021, the record date for the Special Meeting. The Merger Agreement provides that Syniverse’s obligation to consummate the Business Combination is conditioned on the Minimum Cash Condition. The conditions to Closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then Syniverse may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001.

Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

For accounting purposes, we expect the Business Combination to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MBAC will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Syniverse issuing stock for the net assets of MBAC, accompanied by a recapitalization. The net assets of MBAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The determination of Syniverse as the accounting acquirer considered various factors, including that Syniverse’s existing stockholders are expected to have the greatest voting interest in the post-combination company, Syniverse’s existing stockholders are expected to designate the greatest number of directors of the post-combination company, Syniverse will comprise the ongoing operations of the post-combination company, Syniverse’s relevant measures, such as assets, revenues, cash flows and earnings, are higher than MBAC’s, and Syniverse’s existing senior management will be the senior management of the post-combination company. Subsequent to the completion of these series of transactions, Syniverse will be the reporting entity with its historical and future financial information being the financial information of the public registrant.

Material U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of certain material U.S. federal income tax considerations for U.S. holders and Non-U.S. holders (each as defined below) that elect to have their shares of Class A Stock redeemed for cash if the Business Combination is completed. This discussion applies only to U.S. holders and Non-U.S. holders that hold shares of Class A Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to holders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:

•	banks and other financial institutions;

•	mutual funds;

•	insurance companies;

•	brokers or dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting;

•	regulated investment companies and real estate investment trusts;

•	retirement plans, individual retirement accounts and other deferred accounts;

•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

•	persons holding shares of Class A Stock as part of a “straddle,” hedge, constructive sale, or other integrated or conversion transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•

Partnerships, other entities or arrangements classified as partnerships for U.S. federal income tax purposes, “S corporations,” or other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the Code;

•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•	persons subject to the alternative minimum tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	holders owning or treated as owning 5% or more of Class A Stock (by vote or value);

•	grantor trusts;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	any holder of Founder Shares; and

•	any person that holds, directly, indirectly or constructively, any capital stock of Syniverse.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax considerations) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax, or any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of Class A Stock, the U.S. federal income tax treatment of the partners in the partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, partners in partnerships holding shares of Class A Stock should consult their tax advisors as to the particular tax consequences to them of the redemption of shares of Class A Stock.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU OF A REDEMPTION OF YOUR SHARES OF CLASS A STOCK IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

U.S. Federal Income Tax Consequences of a Redemption of Class A Stock

In the event that a holder’s shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Proposal No. 1—The Business Combination Proposal—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, the material U.S. federal income tax consequences to a U.S. holder (as defined below) generally will be as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock,” and the material U.S. federal income tax consequences to a Non-U.S. holder (as defined below) generally will be as described under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.” If the redemption does not qualify as a sale of shares of Class A Stock under Section 302 of the Code, a holder generally will be treated as receiving a corporate distribution with the material U.S. federal income tax consequences to a U.S. holder generally as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Distribution,” and the material U.S. federal income tax consequences to a Non-U.S. holder generally as described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Distribution.”

Whether a redemption of a holder’s shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held, directly, indirectly or constructively, by such redeemed holder before and after the redemption (including any stock treated as held by such holder under applicable constructive ownership rules, including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination or the PIPE Investment) relative to all of our shares outstanding both before and after the redemption. The redemption of a holder’s shares of Class A Stock generally will be treated as a sale of Class A Stock by such holder (rather than as a corporate distribution) under Section 302 of the Code if the redemption: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by the holder under certain attribution rules set forth in the Code. Among other things, a holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire pursuant to the exercise of an option, which would generally include Class A Stock that could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination or the PIPE Investment should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of such holder’s shares of Class A Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Stock and the Class A Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of a holder’s shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the material U.S. federal income tax consequences of the redemption to such holder that is a U.S. holder generally will be as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Distribution,” and the material U.S. federal income tax consequences of the redemption to such holder that is a Non-U.S. holder generally will be as described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder of Class A Stock should consult its tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to “U.S. holders.” For purposes of this discussion, a “U.S. holder” means a beneficial owner of shares of Class A Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Redemption Treated as a Distribution. If the redemption of a U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax Consequences of a Redemption of Class A Stock,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be first applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Class A Stock. Any remaining excess will be treated as gain recognized on the sale or other taxable disposition of the Class A Stock and will be treated as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.”

Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Taxation of Redemption Treated as a Sale of Class A Stock. If the redemption of a U.S. holder’s shares of Class A Stock is treated as a sale, as discussed above under the section entitled “U.S. Federal Income Tax Consequences of a Redemption of Class A Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A Stock (shares of Class A Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to “Non-U.S. holders.” For purposes of this discussion, a “Non-U.S. holder” means a beneficial owner of shares of Class A Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Taxation of Redemption Treated as a Distribution. If the redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax

Consequences of a Redemption of Class A Stock,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Unless such dividend is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), the gross amount of such dividend will generally be subject to withholding tax at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be first applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Class A Stock. Any remaining excess will be treated as gain recognized on the sale or other taxable disposition of the Class A Stock and will be treated as described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.”

The withholding tax described above does not apply to dividends paid to a Non-U.S. holder that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), provided that the holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI and satisfies all applicable certification requirements. Instead, such dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.

Taxation of Redemption Treated as a Sale of Class A Stock. If the redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a sale, as discussed above under the section entitled “U.S. Federal Income Tax Consequences of a Redemption of Class A Stock,” subject to the discussion regarding backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held our Class A Stock, and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of our Class A Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which generally may be offset by U.S.

source capital losses of the Non-U.S. holder, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Class A Stock is regularly traded on an established securities market within the meaning of applicable Treasury Regulations, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market. However, we believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed, but there can be no assurance in this regard. Holders should consult their tax advisor regarding the tax consequences to them if we are treated as a U.S. real property holding corporation.

It is possible that because an applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Class A Stock, such applicable withholding agent might treat the redemption as a distribution subject to withholding tax.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. holders or Non-U.S. holders in connection with a redemption of shares of Class A Stock.

Backup withholding of tax (currently at a rate of 24%) generally will apply to cash payments to which a U.S. holder is entitled in connection with a redemption of shares of Class A Stock, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with the redemption of shares of Class A Stock, unless the Non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. holder’s status as non-U.S. person and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES NOR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF A REDEMPTION OF THEIR CLASS A STOCK TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Certain Engagements in Connection with the Business Combination and Related Transactions

The Company has engaged J.P. Morgan and Moelis to act as co-placement agents on its PIPE Investment. In addition, J.P. Morgan was engaged to act as financial advisor to the Company in connection with the Business

Combination, and Moelis was engaged to act as financial advisor to Syniverse in connection with the Business Combination.

Each of J.P. Morgan and Moelis (together with their respective affiliates) is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investing, hedging, market making, brokerage and other financial and non-financial activities and services. Each of J.P. Morgan and Moelis and their respective affiliates may provide investment banking and other commercial dealings to the Company, Syniverse and their respective affiliates in the future, for which they would expect to receive customary compensation.

In addition, in the ordinary course of its business activities, each of J.P. Morgan and Moelis and their respective affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or Syniverse, or their respective affiliates. Each of J.P. Morgan and Moelis and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Vote Required for Approval

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal at the Special Meeting. This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

As of the date of this proxy statement, the Sponsor Parties have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—THE NYSE PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, the Aggregate Merger Consideration to be paid to the Syniverse Stockholders in connection with the Business Combination will consist of approximately 72,624,026 shares of Class A Stock, as set forth in and pursuant to the terms of the Merger Agreement.

Additionally, in connection with the Business Combination, the Company entered into the PIPE Subscription Agreements as described in further detail in the sections entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreements—Sponsor Subscription Agreement” and “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreements—Brigade Subscription Agreement and Oak Hill Subscription Agreement,” pursuant to which the Company intends to issue approximately 6,916,667 shares of Class A Stock in the aggregate at a price of $10.00 per share and approximately 201,890 shares of Preferred Stock in the aggregate at a price of $970.00 per share (subject to customary terms and conditions, including the Closing) in a transaction not involving a public offering effected in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, for gross proceeds to the Company of $265 million. For a description of the terms of the Preferred Stock, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Certificate of Designations.”

In addition, the Company entered into the Twilio Subscription Agreement as described in further detail in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreements—Twilio Subscription Agreement,” pursuant to which Twilio has agreed to purchase shares of Class A Stock and, if applicable, shares of Class C Stock, for an aggregate purchase price of up to $750 million, with the size of the Twilio Investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. Each of the Restricted Stockholders will enter into the Registration Rights Agreement at the Closing, which will provide such parties with certain registration rights with respect to their shares of Class A Stock, the shares of Class A Stock underlying the Preferred Stock and, if applicable, the shares of Class C Stock, on the terms and subject to the conditions described therein.

It is anticipated that, upon completion of the Business Combination and assuming no redemption of shares of Class A Stock by our public stockholders: (i) the Company’s public stockholders (other than the PIPE Investors and Twilio) will retain an ownership interest of approximately 20.9% in the post-combination company; (ii) Brigade and Oak Hill (two of the PIPE Investors) will own approximately 7.2% and 4.8%, respectively, of the post-combination company (including Class A Stock and Preferred Stock on an as-converted basis); (iii) Twilio will own approximately 23.6% of the post-combination company; (iv) Carlyle will own approximately 36.7% of the post-combination company; (v) our Sponsor will own approximately 6.0% of the post-combination company (inclusive of the shares of Class A Stock acquired by our Sponsor as part of the PIPE Investment); and (vi) the Syniverse Stockholders (other than Carlyle) will own approximately 0.8% of the post-combination company. Additionally, as contemplated by the Incentive Award Plan Proposal, we intend to reserve a maximum of 33.8 million shares for grants of awards, based on the expected initial capitalization of the post-combination company, under the Incentive Award Plan. For more information on the Incentive Award Plan Proposal, please see the section entitled “Proposal No. 6—The Incentive Award Plan Proposal.”

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Section 312.03 of the NYSE’s Listed Company Manual in connection with the issuance of shares of Class A Stock, Preferred Stock and, if applicable, Class C Stock described above.

Under Section 312.03 of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of shares of common stock, or securities convertible into or exercisable for common stock, in certain circumstances, including if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (iii) if the issuance of more than 20% of the number of shares of common stock outstanding before issuance is issued to a single holder (which may constitute a change of control under the NYSE’s Listed Company Manual). In connection with the consummation of the Business Combination, we will issue a number of shares of Common Stock equal to or in excess of 20% of the number of shares of Common Stock outstanding before such issuance, and more than 20% of the number of shares of Common Stock outstanding before such issuance will be issued to a single holder.

Additionally, under Section 312.03 of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, if such issuance is to a Related Party (as defined in Section 312.03 of the NYSE’s Listed Company Manual) and the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds one percent of the number of shares of common stock outstanding before the issuance. As of the date of this proxy statement, our Sponsor beneficially owns 9,975,000 Founder Shares, which represents approximately 20% of our issued and outstanding Common Stock. Due to such ownership, our Sponsor may be considered a Related Party (as defined in Section 312.03 of the NYSE’s Listed Company Manual) of the Company. In connection with the PIPE Investment, our Sponsor has agreed to purchase 1,500,000 shares of Class A Stock, which shares represent more than one percent of the shares of Class A Stock outstanding before such issuance. Accordingly, in connection with the consummation of the Business Combination, we may issue to a Related Party a number of shares of Common Stock that will exceed one percent of the shares of Class A Stock outstanding before such issuance.

For the reasons described above, we are seeking the approval of our stockholders for the issuance of shares of our Common Stock pursuant to the Business Combination.

Effect of Proposal on Current Stockholders

If the NYSE Proposal is adopted, and assuming the Business Combination Proposal, the Charter Proposal and the Director Election Proposal are also approved, approximately (i) 6,916,667 shares of Class A Stock and 201,890 shares of Preferred Stock will be issued in connection with the PIPE Investment, (ii) 45,343,372 shares of Class A Stock and, if applicable, Class C Stock, will be issued in connection with the Twilio Investment and (iii) 72,624,026 shares of Class A Stock will be issued as Merger Consideration pursuant to the terms of the Merger Agreement. In addition, 33.8 million shares of Class A Stock will be reserved for grants of awards under the Incentive Award Plan. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the NYSE Proposal requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, if a valid quorum is established, failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the NYSE Proposal.

Consummation of the Business Combination is conditioned on the approval of each of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal. It is

important for you to note that in the event that the Business Combination Proposal, the NYSE Proposal, the Charter Proposal or the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

As of the date of this proxy statement, the Sponsor Parties have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NYSE PROPOSAL.

PROPOSAL NO. 3—THE CHARTER PROPOSAL

Overview

In connection with the Business Combination, we are asking our stockholders to approve the adoption of two separate proposed charters, Charter Amendment Alternative A, substantially in the form attached to this proxy statement as Annex B-1, and Charter Amendment Alternative B, substantially in the form attached to this proxy statement as Annex B-2. As described further in the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreements—Twilio Subscription Agreement,” under the terms of the Twilio Subscription Agreement, we may under certain circumstances be required to issue shares of Class C Stock to Twilio. Upon receiving stockholder approval of the Charter Amendments, the Board will have the authority to, without further action on the part of the stockholders:

•

if we are not required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement, file an amendment to our current certificate of incorporation in the form of Charter Amendment Alternative A in substantially the form set forth on Annex B-1 with the Secretary of State of the State of Delaware; and

•

if we are required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement, file an amendment to our current certificate of incorporation in the form of Charter Amendment Alternative B in substantially the form set forth on Annex B-2 with the Secretary of State of the State of Delaware;

in each case to be effective prior to the consummation of the Business Combination.

The following are summaries of the key changes effected by each of the Charter Amendments, but these summaries are qualified in their entirety by reference to the full text of the Charter Amendments, copies of which are included as Annex B-1 and Annex B-2, respectively.

Key Changes in Charter Amendment Alternative A

•	Change the Company’s name to Syniverse Technologies Corporation.

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Increase our total number of authorized shares of all classes of Common Stock from 500,000,000 shares to 1,100,000,000 shares, which would consist of (i) increasing the authorized Class A Stock from 450,000,000 shares to 1,100,000,000 shares and (ii) decreasing the authorized Class B Stock from 50,000,000 shares to zero shares.

•	Cause the conversion of our outstanding shares of Class B Stock into Class A Stock and make certain conforming changes.

•	Increase our total number of authorized shares of preferred stock from 1,000,000 shares to 110,000,000 shares.

•	Provide that certain provisions are subject to the terms of the Stockholders Agreement.

•	Declassify the Board.

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Provide that for as long as any director nominated by Twilio and its affiliates pursuant to the Stockholders Agreement is on the Board, at least one Twilio nominee will be required to be present for a quorum to exist and for as long as any director nominated by Carlyle and its affiliates pursuant to the Stockholders Agreement is on the Board, at least one Carlyle nominee will be required to be present for a quorum to exist. However, in the event that a meeting of the Board is duly called and no Twilio nominee or no Carlyle nominee is in attendance, then a Twilio nominee or a Carlyle nominee, as the case may be, shall not be required to constitute a quorum at the next meeting of the Board duly called with notice provided to the Twilio nominees and the Carlyle nominees as long as at least five days’

notice of such meeting is given and the matters to be considered at the successive duly called meeting are limited to those set forth in the notice for the original Board meeting.

•	Provide that:

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To the extent the number of Carlyle nominees present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors Carlyle is entitled to nominate at such time pursuant to the Stockholders Agreement, each Carlyle nominee present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors Carlyle is entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Carlyle nominees present at the meeting at such time.

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To the extent the number of Twilio nominees present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors Twilio is entitled to nominate at such time pursuant to the Stockholders Agreement, each Twilio nominee present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors Twilio is entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Twilio nominees present at the meeting at such time.

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Provide that special meetings can only be called by the Board (or an officer of the Company at the direction of the Board) and no longer individually by the Company’s Chief Executive Officer or the Chairman of the Board.

•	Expand the limitation of director liability to the fullest extent permitted under the DGCL, as amended from time to time.

•	Delete the provisions relating to our status as a blank check company.

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Update the provisions regarding corporate opportunities to, among other things, expressly exempt Carlyle Investment Management L.L.C. (an affiliate of Carlyle), Twilio and the Sponsor and their respective direct or indirect stockholders, members, managers, partners officers, directors, employees or agents or any of their respective affiliates, including any non-employee director of the Company, from the doctrine of corporate opportunity with respect to certain transactions.

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Provide that the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal any part of the amendment provision and the super majority vote provision described below.

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Add a super majority vote provision requiring that the prior affirmative vote of holders of at least sixty-six and two-thirds percent of the voting power of the outstanding shares of Common Stock, voting as a single class will be required before the Company:

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adopts or enters into, or otherwise approves or effects, any plan of liquidation, dissolution or winding-up of the Company or files any voluntary petition for bankruptcy, receivership or similar proceeding or adopts or enters into, or otherwise approves or effects, a plan of reorganization; or

•	enters into, agrees to, adopts or otherwise effects any transaction or series of related transactions that would result in a change of control of the Company.

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Make certain changes to the provisions that are substantially similar to Section 203 of the DGCL (the Company has previously opted out of Section 203 of the DGCL and the Company will remain opted out as a result of the proposed amendment to the current certificate of incorporation) to, among other things, add Carlyle and Twilio and their respective affiliates as “Exempted Persons” and expand the definition of “business combination” to include any receipt of the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of certain loans, advances, guarantees, pledges, or other financial benefits provided by or through the Company or any direct or indirect majority-owned subsidiary.

Key Changes in Charter Amendment Alternative B

The key changes for Charter Amendment Alternative B are the same as those for Charter Amendment Alternative A, described above, subject to the below.

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Instead of the changes to our capital structure set forth in the second bullet in the list of key changes relating Charter Amendment Alternative A above, Charter Amendment Alternative B will increase our total number of authorized shares of all classes of Common Stock from 500,000,000 shares to 1,137,000,000 shares, which would consist of (i) increasing the authorized Class A Stock from 450,000,000 shares to 1,100,000,000 shares and (ii) decreasing the authorized Class B Stock from 50,000,000 shares to zero shares and (iii) creating a new class of Common Stock designated as Class C Common Stock of which 37,000,000 shares would be authorized.

•	The following additional changes would be made:

•

Provide that the Class A Stock will have the exclusive right to vote for the election and removal of directors and the Class C Stock shall have no right to vote for the election or removal of directors, but that the Class A Stock and Class C Stock will otherwise vote together as a single class;

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Provide that upon the transfer of shares of Class C Stock by Twilio and its affiliates to a non-affiliate of Twilio, those shares of Class C Stock will automatically be converted on a share-for-share basis to shares of Class A Stock, and the shares of Class C Stock so converted will be retired and will not be subject to reissue;

•	Add certain anti-dilution protections providing that shares of Class A Stock and shares of Class C Stock shall be treated equally and identically, subject to certain specified exceptions; and

•	Make certain conforming changes to reflect the dual-class Common Stock capital structure.

In addition, the Charter Amendments reflect that the certificate of incorporation of the Company as a result of their respective filing will be the Second Amended and Restated Certificate of Incorporation.

Reasons for the Amendments

The Charter Amendments were negotiated as part of the Business Combination and in the judgement of the Board, the proposed changes to the current certificate of incorporation are necessary and advisable to facilitate the Business Combination and the needs of the post-combination company. The Board’s reasons for proposing these changes to the current certificate of incorporation are set forth below.

Reasons for Charter Amendment Alternative A

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The Board believes that name of the post-combination company should more closely align with the name of the operating business of the post-combination company and therefore has proposed the name change.

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The Charter Amendments provide for the automatic conversion of the issued and outstanding Class B Stock and the elimination of the authorized Class B Stock, which changes are consistent with the Sponsor Agreement, pursuant to which, among other things, our Sponsor has agreed that its shares of Class B Stock be converted into an equal number of shares of Class A Stock, and will also continue to provide for adequate authorized capital to provide flexibility for future issuances of Common Stock if determined by the Board to be in the best interests of the Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance, including in connection with future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans.

•

The increase in the number of authorized shares of preferred stock provides capacity to complete the issuance of the Preferred Stock as contemplated as part of the PIPE Investment and provides further flexibility for future issuances of preferred stock if determined by the Board to be in the best interests of the Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance, including in connection with future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans.

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Deleting the provisions relating to our status as a blank check company is desirable because they will serve no purpose following the Closing in light of the business of the post-combination company. For example, by removing the requirement to dissolve the post-combination company, the Charter Amendments allow the post-combination company to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations and we believe it is the most appropriate period for the post-combination company following with the Business Combination.

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Declassifying the Board will align our board election practices with what is generally viewed as preferred by institutional investors, and will permit our stockholders to vote on the election of all of our then-current directors at each annual meeting of stockholders.

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Making certain provisions subject to the terms of the Stockholders Agreement, the specific rights regarding quorum and voting power for Carlyle nominees and Twilio nominees and the super majority vote requirements were terms required by Carlyle and Twilio as part of the negotiations of the terms of the Business Combination and accordingly these are terms that the Board has determined are in the best interest of the Company to accept in order to consummate the Business Combination, including in light of the totality of all the terms and conditions negotiated with Carlyle and Twilio, among others, in connection with the entry into definitive documentation with respect to the Business Combination.

•

The Board believes that the changes with respect to the provisions regarding corporate opportunities are appropriate because Carlyle and Twilio would be unwilling or unable to enter into the Business Combination without such assurances, due to their activities as investors in a wide range of companies, and accordingly these are terms that the Board has determined are in the best interest of the Company to accept in order to consummate the Business Combination, including in light of the totality of all the terms and conditions negotiated with Carlyle and Twilio, among others, in connection with the entry into definitive documentation with respect to the Business Combination.

•

The changes with respect to the provisions that are substantially similar to Section 203 of the DGCL were also required by Carlyle and Twilio as part of the negotiations of the terms of the Business Combination, and accordingly these are terms that the Board has determined are in the best interest of the Company to accept in order to consummate the Business Combination, including in light of the totality of all the terms and conditions negotiated with Carlyle and Twilio, among others, in connection with the entry into definitive documentation with respect to the Business Combination.

•

Expanding the limitation on director liability to the fullest extent permitted under the DGCL, as amended from time to time, will allow the Company to continue to attract the best possible people to serve on its Board by reducing the likelihood that anyone declines an offer to serve on the Board due to the potential of incurring personal liability.

•

Providing that special meetings can only be called by the Board (or an officer of the Company at the direction of the Board) assures that the Company will not have to spend the potential time and expense incident to holding a special meeting unless the Board has agreed that doing so would be in the best interest of the Company.

Reasons for Charter Amendment Alternative B

All of the reasons for Charter Amendment Alternative A are applicable as well to Charter Amendment Alternative B, but Charter Amendment Alternative B also allows the Company to comply with the requirements of the Twilio Subscription Agreement and issue the Class C Stock to Twilio and thereby consummate the Business Combination if the issuance of Class C Stock of Twilio becomes required. Giving the Class A Stock the exclusive right to vote for the election and removal of directors and the Class C Stock no right to vote for the election or removal of directors (but have Class A Stock and Class C Stock otherwise vote together as a single class), will have an accretive impact on the voting power with respect to the election and removal of directors for the Company’s stockholders other than Twilio (and will be dilutive with respect to Twilio) until such shares of Class C Stock are converted into shares of Class A Stock upon the transfer to a non-affiliate of Twilio.

Vote Required for Approval

The approval of this Proposal No. 3 requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to this Proposal No. 3 will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Consummation of the Business Combination is conditioned on the approval of each of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal. It is important for you to note that in the event that the Business Combination Proposal, the NYSE Proposal, the Charter Proposal or the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

As of the date of this proxy statement, the Sponsor Parties have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE CHARTER PROPOSAL

PROPOSAL NO. 4—THE GOVERNANCE PROPOSAL

Overview

Our stockholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the Charter Amendments, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. In the judgment of our Board, these provisions are necessary to adequately address the needs of the Company. Accordingly, assuming adoption of Proposal No. 3, regardless of the outcome of the non-binding advisory vote on these proposals, the Company intends to:

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if we are not required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement, file an amendment to our current certificate of incorporation in the form of Charter Amendment Alternative A in substantially the form set forth on Annex B-1 with the Secretary of State of the State of Delaware; and

•

if we are required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement, file an amendment to our current certificate of incorporation in the form of Charter Amendment Alternative B in substantially the form set forth on Annex B-2 with the Secretary of State of the State of Delaware;

in each case to be effective prior to the consummation of the Business Combination.

Proposal No. 4A: Super Majority Vote Requirements

Description of Amendment

The Charter Amendments add a super majority vote provision requiring that the prior affirmative vote of holders of at least sixty-six and two-thirds percent of the voting power of the outstanding shares of Common Stock, voting as a single class will be required before the Company:

•

adopts or enters into, or otherwise approves or effects, any plan of liquidation, dissolution or winding-up of the Company or files any voluntary petition for bankruptcy, receivership or similar proceeding or adopts or enters into, or otherwise approves or effect, a plan of reorganization; or

•	enters into, agrees to, adopts or otherwise effects any transaction or series of related transactions that would result in a change of control of the Company.

The Charter Amendments also add that the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal any part of the amendment provision and the super majority vote provision described above.

Reasons for the Amendment

Adding the super majority vote requirements were terms required by Carlyle and Twilio as part of the negotiations of the terms of the Business Combination and accordingly these are terms that the Board has determined are in the best interest of the Company to accept in order to consummate the Business Combination, including in light of the totality of all the terms and conditions negotiated with Carlyle and Twilio, among others, in connection with the entry into definitive documentation with respect to the Business Combination.

Proposal No. 4B: Change in Authorized Shares

Description of Amendment

Charter Amendment Alternative A will increase our total number of authorized shares of all classes of Common Stock from 500,000,000 shares to 1,100,000,000 shares, which would consist of (i) increasing the authorized Class A Stock from 450,000,000 shares to 1,100,000,000 shares and (ii) decreasing the authorized Class B Stock from 50,000,000 shares to zero shares and will also increase our total number of authorized shares of preferred stock from 1,000,000 shares to 110,000,000 shares.

Charter Amendment Alternative B will increase our total number of authorized shares of all classes of Common Stock from 500,000,000 shares to 1,137,000,000 shares, which would consist of (i) increasing the authorized Class A Stock from 450,000,000 shares to 1,100,000,000 shares, (ii) decreasing the authorized Class B Stock from 50,000,000 shares to zero shares and (iii) creating a new class of Common Stock designated as Class C Common Stock of which 37,000,000 shares will be authorized, and will also increase our total number of authorized shares of preferred stock from 1,000,000 shares to 110,000,000 shares.

Reasons for the Amendment

The Charter Amendments provide for the automatic conversion of the issued and outstanding Class B Stock and the elimination of the authorized Class B Stock, which changes are consistent with the Sponsor Agreement, pursuant to which, among other things, our Sponsor has agreed that its shares of Class B Stock be converted into an equal number of shares of Class A Stock, and will also continue to provide for adequate authorized capital to provide flexibility for future issuances of Common Stock if determined by the Board to be in the best interests of the Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance, including in connection with future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans. Charter Amendment Alternative B also allows the Company to comply with the requirements of the Twilio Subscription Agreement and issue the Class C Stock to Twilio and thereby consummate the Business Combination if the issuance of Class C Stock of Twilio becomes required. The increase in the number of authorized shares of preferred stock provides capacity to complete the issuance of the Preferred Stock as contemplated as part of the PIPE Investment and provides further flexibility for future issuances of preferred stock if determined by the Board to be in the best interests of the Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Proposal No. 4C: Corporate Opportunity

Description of Amendment

The Charter Amendments update the provisions regarding corporate opportunities to, among other things, expressly exempt Carlyle Investment Management L.L.C. (an affiliate of Carlyle), Twilio and the Sponsor and their respective direct or indirect stockholders, members, managers, partners officers, directors, employees or agents or any of their respective affiliates, including any non-employee director of the Company, from the doctrine of corporate opportunity with respect to certain transactions.

Reasons for Amendment

The Board believes that the changes with respect to the provisions regarding corporate opportunities are appropriate because Carlyle and Twilio would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies, and accordingly these are terms that the Board has determined are in the best interest of the Company to accept in order to consummate the Business Combination, including in light of the totality of all the terms and conditions negotiated with Carlyle and Twilio, among others, in connection with the entry into definitive documentation with respect to the Business Combination.

Proposal No. 4D: Declassification of Board

Description of Amendment

The Charter Amendments will declassify our Board.

Reasons for Amendment

Declassifying the Board will align our board election practices with what is generally viewed as preferred by institutional investors.

Proposal No. 4E: Special Quorum Requirement and Director Voting Rights Related to Carlyle and Twilio

Description of Amendment

The Charter Amendments will make certain of the terms of the Second Amended and Restated Certificate of Incorporation subject to the terms of the Stockholders Agreement and also provide that:

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For as long as any director nominated by Twilio and its affiliates pursuant to the Stockholders Agreement is on the Board, at least one Twilio nominee will be required to be present for a quorum to exist and for as long as any director nominated by Carlyle and its affiliates pursuant to the Stockholders Agreement is on the Board, at least one Carlyle nominee will be required to be present for a quorum to exist. However, in the event that a meeting of the Board is duly called and no Twilio nominee or no Carlyle nominee is in attendance, then a Twilio nominee or a Carlyle nominee, as the case may be, shall not be required to constitute a quorum at the next meeting of the Board duly called with notice provided to the Twilio nominees and the Carlyle nominees as long as at least five days’ notice of such meeting is given and the matters to be considered at the successive duly called meeting are limited to those set forth in the notice for the original Board meeting;

•

To the extent the number of Carlyle nominees present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors Carlyle is entitled to nominate at such time pursuant to the Stockholders Agreement, each Carlyle nominee present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors Carlyle is entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Carlyle nominees present at the meeting at such time; and

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To the extent the number of Twilio nominees present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors Twilio is entitled to nominate at such time pursuant to the Stockholders Agreement, each Twilio nominee present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors Twilio is entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Twilio nominees present at the meeting at such time.

Reasons for Amendment

Making certain provisions subject to the terms of the Stockholders Agreement as well as the specific rights regarding quorum and voting power for Carlyle nominees and Twilio nominees were terms required by Carlyle and Twilio as part of the negotiations of the terms of the Business Combination and accordingly these are terms that the Board has determined are in the best interest of the Company to accept in order to consummate the Business Combination, including in light of the totality of all the terms and conditions negotiated with Carlyle and Twilio, among others, in connection with the entry into definitive documentation with respect to the Business Combination.

Proposal No. 4F: Ability to Call a Special Meeting

Description of Amendment

The Charter Amendments provide that special meetings can only be called by the Board (or an officer of the Company at the direction of the Board) and no longer individually by the Company’s Chief Executive Officer or the Chairman of the Board.

Reasons for Amendment

Providing that special meetings can only be called by the Board (or an officer of the Company at the direction of the Board) assures that the Company will not have to spend the potential time and expense incident to holding a special meeting unless the Board has agreed that doing so would be in the best interest of the Company.

Proposal No. 4G: Class A Stock to Have Exclusive Right to Vote for the Election and Removal of Directors

Description of Amendment

Charter Amendment Alternative B will give the Class A Stock the exclusive right to vote for the election and removal of directors and the Class C Stock will have no right to vote for the election or removal of directors. The Class A Stock and Class C Stock will otherwise vote together as a single class. Upon the transfer of shares of Class C Stock by Twilio and its affiliates to a non-affiliate of Twilio, those shares of Class C Stock will automatically be converted on a share-for-share basis to shares of Class A Stock, and the shares of Class C Stock so converted will be retired and will not be subject to reissue.

Reasons for Amendment

This was a requirement from Twilio as part of the negotiations of the Business Combination and will have an accretive impact on the voting power with respect to the election and removal of directors for the Company’s stockholders other than Twilio (and will be dilutive with respect to Twilio) until such shares of Class C Stock are converted into shares of Class A Stock upon the transfer to a non-affiliate of Twilio.

Vote Required for Approval

The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to this Governance Proposal will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on this Governance Proposal.

As discussed above, a vote to approve Governance Proposal is an advisory vote, and, therefore, is not binding on the Company. Accordingly, assuming adoption of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal at the Special Meeting, regardless of the outcome of the non-binding advisory vote on the Governance Proposal, the Company intends to:

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if we are not required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement, file an amendment to our current certificate of incorporation in the form of Charter Amendment Alternative A in substantially the form set forth on Annex B-1 with the Secretary of State of the State of Delaware; and

•

if we are required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement, file an amendment to our current certificate of incorporation in the form of Charter Amendment Alternative B in substantially the form set forth on Annex B-2 with the Secretary of State of the State of Delaware;

in each case to be effective prior to the consummation of the Business Combination.

As of the date of this proxy statement, the Sponsor Parties have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE GOVERNANCE PROPOSAL

PROPOSAL NO. 5—THE DIRECTOR ELECTION PROPOSAL

Overview

Assuming the Business Combination Proposal, the NYSE Proposal and the Charter Proposal are approved at the Special Meeting, our stockholders are being asked to elect 12 directors to our Board, effective upon the Closing, with each director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022, or in each case until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. The election of these directors is contingent upon approval of the Business Combination and the NYSE Proposal.

The following sets forth information regarding each nominee.

James A. Attwood, Jr., Chairman. Mr. Attwood has served as the Chairman of the Board of Syniverse since January 2011. He is a managing director of The Carlyle Group, a global investment firm he joined in 2000 and is the former head of Carlyle’s Telecommunications, Media and Technology group. Prior to joining Carlyle, Mr. Attwood served as Executive Vice President for Strategy, Development and Planning at Verizon Communications, Inc., a telecommunications services company, from 1996 to 2000. At Verizon (and GTE prior to that) Mr. Attwood was responsible for the oversight of all strategic planning, alliances, ventures, corporate strategy, development and M&A activities. Prior to joining GTE, Mr. Attwood served as an investment banker at Goldman, Sachs & Co. for 11 years, working in both the New York and Tokyo offices. Mr. Attwood graduated summa cum laude from Yale University in 1980 with a bachelor’s degree in applied mathematics and a master’s degree in statistics. In 1985, he received both a juris doctor degree and a master’s degree in business administration from Harvard University. Mr. Attwood has been a member of the board of directors of Nielsen Holdings, PLC, an information, data and market measurement firm, since 2006 and was elected to serve as its Chairperson in January 2016 and served as Executive Chairman from July 2018 to November 2019. We believe Mr. Attwood’s previous experiences in the telecommunications industry and his current responsibilities at Carlyle, our largest shareholder, qualifies him to serve on our Board of Directors.

Kevin L. Beebe, Director. Mr. Beebe has served as a director of Syniverse since January 2011. In 2007, Mr. Beebe became the President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to private equity investors and management, and in 2014 Mr. Beebe became a founding partner of Astra Capital Management, a private equity firm in Washington, D.C. From 1998 to 2007, Mr. Beebe was Group President of Operations at Alltel Corporation, a telecommunications services company. Prior to joining Alltel, Mr. Beebe served as Executive Vice President of Operations at 360° Communications Co., a wireless communications company, from 1996 to 1998. Mr. Beebe also held numerous positions of increasing responsibility at Sprint Corporation, a telecommunications service company, including Vice President of Operations, from 1984 to 1995. Mr. Beebe graduated with honors from Kutztown University in 1981 with a bachelor’s degree in economics and received a master’s degree in economics from Bowling Green University in 1982. Mr. Beebe currently serves as a member of the board of directors of SBA Communications Corporation, a wireless infrastructure company, Skyworks Solutions, Inc., a provider of semiconductors, Frontier Communications Corporation, a telecommunications provider; and Altimar Acquisition Corporation II, a special purpose acquisition company. Until 2019, Mr. Beebe served on the board of directors of NII Holdings, Inc, a telecommunications company. We believe Mr. Beebe’s previous experience in and knowledge of the mobile telecommunications industry, including his experience as a senior officer of several of Syniverse’s largest customers, qualifies him to serve on our Board of Directors.

Orisa Cherenfant, Director. Ms. Cherenfant has served as finance executive for a number of General Electric financial and industrial businesses from January 2010 to August 2018, CFO of Baker Hughes GE Digital from September 2018 to May 2019 and VP Finance for Twilio R&D from June 2019 to August 2021. Ms. Cherenfant brings over a decade of financial leadership experience across multiple industries including financial services, industrials and technology. With a recent pivot in focus from finance to business operations, Ms. Cherenfant has served as Vice President of Product Strategy and Operations at Twilio since September 2021, the leading cloud communications provider. In this capacity, Ms. Cherenfant partners with Twilio’s product and business leaders to drive daily operations, as well as broader business strategy enabling growth and optimization across the communication platform portfolio. Ms. Cherenfant has a dual bachelor’s degree in Finance and Marketing from Boston College. We believe Ms. Cherenfant’s industry experience and experience at Twilio qualifies her to serve on our Board of Directors.

Andrew M. Davies, Director, Chief Executive Officer and President. Mr. Davies was elected to be a director and named Chief Executive Officer and President of Syniverse in March 2021, having previously served as its Chief Financial and Administrative Officer from June 2020 to March 2021. Prior to joining Syniverse, Mr. Davies served as Chief Financial Officer of Sprint Corporation, a telecommunications services company, from July 2018 until the closing of its merger with T-Mobile USA in Spring of 2020. Before joining Sprint, Mr. Davies served as Group Chief Financial Officer for VEON, a multi-national telecommunications services company, from November 2013 to November 2017. Prior to joining VEON, Mr. Davies held various financial leadership positions for Vodafone Group, a multi-national telecommunications company, from September 2003 to October 2013, including being named Chief Financial Officer of Verizon Wireless from September 2010 to June 2013, which at the time was a joint venture between Vodafone and Verizon Communications, a telecommunications services company. Mr. Davies started his career with KPMG in Wales and served in senior financial roles with GE, Honeywell and the Caudwell Group in both the United Kingdom and the United States. Mr. Davies graduated with an honors degree in mathematics from London’s Imperial College of Science, Technology and Medicine, is an Associate of the Royal College of Science, and is a Fellow of the Institute of Chartered Accountants in England and Wales. We believe Mr. Davies’ previous experience in and knowledge of the mobile telecommunications industry, including his experience as a senior officer of Syniverse, qualifies him to serve on our Board of Directors.

Tony G. Holcombe, Director. Mr. Holcombe has served as a director of Syniverse since 2003 and served as its President and Chief Executive Officer from January 2006 until his retirement in July 2011. From December 2003 to November 2005, Mr. Holcombe served in various executive positions at WebMD, an online publisher of healthcare news and information, including as President of its Emdeon Business Services segment (formerly known as WebMD Business Services) and as President of WebMD. From 2002 to 2003, Mr. Holcombe was Chief Executive Officer of Valutec Card Solutions, a company specializing in on-line gift cards. From 1997 to 2002, Mr. Holcombe served in various executive positions at Ceridian Corporation, a provider of human capital management technology, and its subsidiaries, including Executive Vice President of Ceridian Corporation. Prior to joining Ceridian Corporation, from 1994 to 1997, Mr. Holcombe was President and Chief Executive Officer of National Processing, Inc., a payment processing company. Mr. Holcombe received a bachelor’s degree from Georgia State University. Mr. Holcombe previously served on the board of directors of the Numerex Corporation, a provider of enterprise solutions enabling the Internet of Things, until it was acquired by Sierra Wireless in 2017. We believe Mr. Holcombe’s previous experience as Chief Executive Officer of the Company and his knowledge of the mobile telecommunications industry qualifies him to serve on the Board of Directors.

Greg Kleiner, Director. Mr. Kleiner has served in a number of roles since joining Twilio in July of 2015 and has spent more than 20 years in the software industry in a variety of financial, operational, and communications roles. Mr. Kleiner has served as the Vice President of Corporate Development for Twilio since January 2021. Mr. Kleiner has previous held roles as the Vice President of GTM Finance from January 2019 to December 2020, Treasurer from June 2017 to September 2019, and Head of Investor Relations from July 2015 to June 2019. Prior to Twilio, Mr. Kleiner advised leading technology companies in investor relations matters as a Senior Vice President, Software at ICR Inc from February 2012 to July 2015. Prior to ICR, Mr. Kleiner worked in Corporate Development at BEA Systems, as a strategic advisor to several software companies, and held several roles in the investment research industry. Mr. Kleiner holds a Bachelor of Science in Finance and Marketing from Syracuse University and an MBA, Financial Management from MIT’s Sloan School of Management.

Daniel S. Mead, Director. Mr. Mead has served as a director of Syniverse since November 2016. From October 2010 to July 2016, Mr. Mead served as Chief Executive Officer and President of Verizon Wireless, a

wireless communications company. From October 2009 to October 2010, Mr. Mead served as the Chief Operating Officer and Executive Vice President of Verizon Wireless. Mr. Mead was one of the founding senior executives of Verizon Wireless in July 2000 and during his 37-year career at Verizon and its predecessor companies, he held leadership roles in various telecommunications functions. Since 2015, Mr. Mead has served on the board of directors of Terrestar, a Canadian based telecommunications provider, and since 2018, Mr. Mead has served on the board of directors of Casa-Systems, Inc., a company that enables communications service providers to offer high bandwidth data services to their subscribers. Previously, Mr. Mead served as the Chairman of CTIA—The Wireless Association, and as a member of the board of directors of Cellular Telecommunications & Internet Association and Vodafone Omnitel. Mr. Mead has a bachelor’s degree in quantitative business analysis and finance and a master’s degree in business administration from Pennsylvania State University. Mr. Mead formerly served on the Board of Trustee at Pennsylvania State University and as Chairman of its Financial and Capital Planning Committee. We believe Mr. Mead’s vast experience in the telecommunications industry qualifies him to serve on the Board of Directors.

Mohsin Meghji, Director. Mr. Meghji has served as the Chairman and Chief Executive Officer of MBAC since December 2020 and has been the Managing Partner of M-III Partners, LP (or its predecessor, M-III Partners, LLC) since February 2014. Mr. Meghji has also served as Executive Chairman of the Board of Directors of M3-Brigade Acquisition III Corp. and as Executive Chairman of the Board of Directors of M3-Brigade Acquisition IV Corp., each since April 2021. Mr. Meghji has previously served as Chairman and Chief Executive Officer of M III Acquisition Corp. (NASDAQ:MIII) from its inception in August 2015 through the consummation of its initial business combination in March 2018 to create Infrastructure and Energy Alternatives, Inc. and served as Chairman of the Board of Directors of that company (NASDAQ:IEA) from the consummation of such initial business combination through January 2020. Mr. Meghji’s most recent corporate role was as Executive Vice President and Head of Strategy at Springleaf, as well as Chief Executive Officer of its captive insurance companies, from January 2012 to February 2014. Prior to Springleaf, Mr. Meghji served as a Senior Managing Director at C-III Capital Partners, LLC, a real-estate focused merchant banking firm, during 2011. Mr. Meghji co-founded Loughlin Meghji + Company, a privately-held financial advisory firm which became one of the leading restructuring boutiques in the U.S. Mr. Meghji was a Principal and Managing Director of Loughlin Meghji + Company from February 2002 to October 2011. Earlier in his career, Mr. Meghji was with Arthur Andersen & Co. from 1987 to 2002 in the firm’s London, Toronto and New York offices, including as a Partner in the Global Corporate Finance group from 2001 to 2002. Mr. Meghji is a graduate of the Schulich School of Business, York University, Canada and has taken executive courses at the INSEAD School of Business in France. He has previously qualified as a U.K. and Canadian Chartered Accountant. We believe Mr. Meghji is well-qualified to serve on our Board due to his extensive experience in business, finance and operations.

Lauren Nemeth, Director. Mrs. Nemeth has served as the Vice President and General Manager of Twilio’s Messaging Exchange since September 2020. In her role, Mrs. Nemeth leads the Messaging Exchange Sales, Operations and Carrier Relations functions globally. Mrs. Nemeth brings over 15 years of experience building advertising exchanges and leading GTM functions for companies such as Google from 2007 to 2010 and Singtel from 2016 to 2018. Mrs. Nemeth served as the Chief Revenue Officer at Nextdoor from 2018 to 2020 where she built their global advertising, commerce and local business marketplaces. Lauren earned her bachelor’s degree from the University of California, Los Angeles. We believe Ms. Nemeth’s industry experience and experience at Twilio qualifies her to serve on our Board of Directors.

Matthew Perkal, Director. Mr. Perkal has led Brigade’s industry coverage for various sectors since 2010, including retail, consumer, gaming and lodging, and has structured and led many of the firm’s successful deals in the private credit space including Barney’s and Sears. Mr. Perkal has also served on Guitar Center Inc.’s board of directors since December 2020 and on The One Love Foundation’s New York Board since August 2018. Mr. Perkal has also served as Executive Vice President—Mergers and Acquisitions for MBAC since December 2020, as Chief Executive Officer of M3-Brigade Acquisition III Corp. since April 2021 and as Chief Executive Officer of M3-Brigade Acquisition IV Corp. since April 2021. Prior to joining Brigade, Mr. Perkal worked at Deutsche Bank as an Analyst in the Leveraged Finance Group from 2008 to 2010. In that capacity, Mr. Perkal also spent time on the Leveraged Debt Capital Markets Desk, selling both bank and bond deals. Mr. Perkal received a BS in Economics with a concentration in Finance and Accounting from the University of Pennsylvania’s Wharton School of Business. We believe Mr. Perkal’s experience in business, finance and prior service on boards of other companies qualifies him to serve on the Board of Directors.

Raymond A. Ranelli, Director. Mr. Ranelli has served as a director of Syniverse since January 2011. From 1981 to his retirement in 2003, Mr. Ranelli was a partner at PricewaterhouseCoopers, a global network of firms delivering audit, assurance, tax and consulting services, where he held several positions including Audit Partner, Transaction Services Partner, Managing Partner of the Washington D.C. Regional Offices and Vice Chairman and Global Leader of the Financial Advisory Services practice with operations in 20 countries. Mr. Ranelli has served as a member of the board of directors of fifteen public and private companies, including K2M Group Holdings, Inc. until 2018. Mr. Ranelli holds a bachelor’s degree in accounting from Virginia Commonwealth University. Mr. Ranelli has also held executive positions in several charitable and community organizations and received lifetime achievement awards from the Leukemia and National Kidney Associations. We believe Mr. Ranelli’s expertise in accounting and prior service on boards of directors and audit committees qualifies him to serve on our Board of Directors.

Vote Required For Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person (which would include presence via the virtual meeting platform) or by proxy. This means that the 12 director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Accordingly, if a valid quorum is established, failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the Special Meeting, abstentions and broker non-votes will have no effect on the Director Election Proposal.

Consummation of the Business Combination is conditioned on the approval of each of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal. It is important for you to note that in the event that the Business Combination Proposal, the NYSE Proposal, the Charter Proposal or the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

As of the date of this proxy statement, the Sponsor Parties have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL NO. 6—THE INCENTIVE AWARD PLAN PROPOSAL

In connection with the Business Combination, our Board recommends that stockholders approve the Incentive Award Plan. Our Board expects to adopt and approve the Incentive Award Plan, subject to stockholder approval. If approved by our stockholders, the Incentive Award Plan will become effective upon the Closing and will be used by the post-combination company following the Closing to grant long-term equity incentives to key service providers. As described further below, based on the expected initial capitalization of the post-combination company, the maximum number of shares reserved for issuance under the Incentive Award Plan will be 33.8 million. The Board believes that awards of long-term equity incentives are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to the post-combination company’s success. Following its adoption, the Incentive Award Plan will replace the Syniverse Corporation 2011 Equity Incentive Plan (“2011 Plan”), and no further grants shall be made under the 2011 Plan, but the Incentive Award Plan will have no effect on outstanding awards granted under the 2011 Plan.

Overview

The purposes of the Incentive Award Plan are:

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To further the growth, development and financial success of the post-combination company and its subsidiaries, by providing additional incentives to employees, consultants and directors of the post-combination company and its subsidiaries by assisting them to become owners of post-combination company common stock, thereby benefiting directly from the growth, development and financial success of the post-combination company and its subsidiaries; and

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To enable the post-combination company (and its subsidiaries) to obtain and retain the services of the type of professional and managerial employees, consultants and directors considered essential to the long-term success of the post-combination company (and its subsidiaries) by providing and offering them an opportunity to become owners of post-combination company common stock pursuant to the awards granted hereunder.

Under the Incentive Award Plan, the post-combination company may grant:

•	nonqualified stock options;

•	incentive stock options (within the meaning of Section 422 of the Code) (collectively, with nonqualified stock options, “Options”);

•	stock appreciation rights (“SARs”), in the form of free-standing SARs or SARs granted in tandem with an Option (“Tandem SARs”);

•	stock awards in the form of restricted stock, restricted stock units, or other stock awards (“Stock Awards”);

•	deferred share units;

•	dividend equivalents; and

•	cash-based or stock-based performance awards.

The Incentive Award Plan also permits the post-combination company to make cash awards to the non-employee directors of the post-combination company for their services in such capacity to the post-combination company in that capacity.

Description of the Incentive Award Plan

A description of the material provisions of the Incentive Award Plan is set forth below. The statements made in this Proposal No. 6 concerning terms and provisions of the Incentive Award Plan are summaries and do not purport to be a complete recitation of the Incentive Award Plan provisions. These statements are qualified in their entirety by express reference to the full text of the plan document, a copy of which is attached to this proxy statement as Annex J and incorporated herein by reference.

Administration

The Incentive Award Plan will be administered by a committee (the “Committee”) designated by the Board, or a subcommittee of such committee, constituted to apply with applicable laws under Section 16 of the Exchange Act and the listing requirements of the NYSE. It is currently anticipated that the post-combination company’s compensation committee will administer the Incentive Award Plan for all grants.

Subject to the terms of the Incentive Award Plan, the Committee will have the authority, among other things, to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Committee will also have authority to establish rules and regulations for administering the Incentive Award Plan and to decide questions of interpretation or application of any provision of the Incentive Award Plan.

The Committee may delegate some or all of its power and authority under the Incentive Award Plan to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the post-combination company as the Committee deems appropriate, except that it may not delegate its power and authority to the Chief Executive Officer or any other executive officer with regard to the selection for participation in this Incentive Award Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Available Shares

Based on the expected initial capitalization of the post-combination company, the maximum number of shares reserved for issuance under the Incentive Award Plan will be 33.8 million. Shares of common stock subject to an outstanding Option, free-standing SAR, Stock Award, or performance award granted under the Incentive Award Plan that are not issued or delivered after the effective date of the Incentive Award Plan by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, will again be available under the Incentive Award Plan. In addition, shares of common stock subject to an award under the Incentive Award Plan (a) that were subject to an Option or SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR or (b) that were delivered to or withheld by the post-combination company to pay the purchase price or withholding taxes relating to an Option, SAR or Stock Awards will again be made available under the Incentive Award Plan. Shares repurchased by the post-combination company on the open market with the proceeds of an Option exercise and shares of common stock subject to an award granted under the 2011 Plan will not again be available for issuance under the Incentive Award Plan.

Non-Employee Director Award Limit

The aggregate value of cash compensation and the grant date fair value of shares of common stock that may be granted during any fiscal year of the post-combination company to any non-employee director will not exceed $500,000.

Change of Control

Unless otherwise expressly provided in an award agreement, in the event of a change of control pursuant to which the outstanding awards are not replaced with replacement awards, the following will occur upon such change of control with respect to any such awards outstanding as of such change in control:

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each outstanding Option and SAR held by such holder will be cancelled in exchange for a payment equal to the excess, if any, of the price paid to shareholders in the change in control over the applicable option price;

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the restriction period applicable to each outstanding Stock Award held by such holder will lapse, all such awards shall vest and become nonforfeitable and be cancelled in exchange for a payment equal to the price paid to shareholders in the change in control;

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performance awards (unless otherwise expressly provided in the applicable award agreement) will be (i) prorated based on the elapsed time between grant date and the date of change in control and (ii) modified to remove any performance goals, and, instead, the performance awards will continue to vest based on the participant’s continued service through the date that the performance goals would have been measured had there not been a change in control; and

•	the Board may require that the awards be settled in cash or shares.

Under the terms of the Incentive Award Plan, a change of control is generally defined as: (i) any person is or becomes the beneficial owner of more than 30% of the then outstanding voting shares of the post-combination company; (ii) the merger, consolidation or other similar transaction involving the post-combination company, as a result of which any persons who were holders of voting securities of the post-combination company immediately prior to such merger, consolidation or similar transaction do not immediately thereafter beneficially own in substantially the same relative proportions as immediately prior to such transaction more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (iii) an unapproved change in the majority composition of the Board within a 24-month period; (iv) the shareholders of the post-combination company approve a plan of complete liquidation or dissolution of the post-combination company; or (v) the sale or disposition by the post-combination company of all or substantially all of the post-combination company’s assets.

Effective Date, Termination and Amendment

If approved by our stockholders, the Incentive Award Plan will become effective immediately as of the Closing, and will terminate as of the 10th anniversary of the earlier of the Incentive Award Plan being approved by the Board or our stockholders, unless earlier terminated by the Board. The Board may amend the Incentive Award Plan as it deems advisable, subject to stockholder approval if (i) required by applicable law, rule or regulation, or rule of the NYSE or (ii) the Board seeks to modify the Option and SAR repricing or discounting provisions in the Incentive Award Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Prohibition of Dividends and Dividend Equivalent on Unvested Awards

In no event shall dividends or dividend equivalents be paid with respect to Options or SARs, and any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that the Stock award is outstanding shall provide that such dividends or dividend equivalents either (i) shall not be paid or credited with respect to such award prior to the vesting thereof or (ii) shall be credited and shall accumulate during the period that the related award is unvested but shall not be payable unless the related award (or portion thereof) vests and shall be forfeited to the extent that the related award (or portion thereof) is forfeited.

Non-Transferability

The Incentive Award Plan restricts the ability of an award holder from transferring awards granted under the Incentive Award Plan other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the post-combination company or, to the extent expressly permitted in the award agreement, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration.

Types of Awards Available for Grant under the Plan

Options and SARs

The Incentive Award Plan provides for the grant of nonqualified stock options, incentive stock options and SARs. The Committee will determine the conditions to the exercisability of each Option and SAR.

Each Option will be exercisable for no more than 10 years after its date of grant (unless a longer period is set forth in an award agreement), unless the Option is an incentive stock option and the optionee owns at the time of grant greater than 10% of the voting power of all shares of capital stock of the post-combination company, in which case the Option will be exercisable for no more than five years after its date of grant.

Each SAR will be exercisable for no more than 10 years after its date of grant (unless a longer period is set forth in an award agreement), except that no Tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option. The Committee may, in its discretion, establish performance measures which may be satisfied or met, in each case as a condition to the grant or exercisability of a SAR. Except in the case of substitute awards granted in connection with the post-combination company’s acquisition of or combination with another entity, the base price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of a Tandem SAR will be the purchase price of the related Option. The Committee will determine in an award agreement whether a SAR will be stock or cash-settled. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. Prior to the exercise of a stock-settled SAR, the holder of the SAR will have no rights as a stockholder of the post-combination company with respect to the shares of common stock subject to the SAR.

Subject to the adjustment provisions set forth in the Incentive Award Plan, neither the Board nor the Committee may, without the approval of the post-combination company’s stockholders, (i) reduce the purchase price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase price or base price or (iii) cancel any previously granted Option or SAR in exchange for cash or another award if the purchase price of such Option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, other than in connection with a change of control or the adjustment provisions of the Incentive Award Plan.

Stock Awards

The Incentive Award Plan provides for the grant of Stock Awards. The Committee may grant a Stock Award either as a restricted stock award, restricted stock unit award or other stock award.

The Committee will determine the number of shares of common stock subject to a restricted stock unit award or a restricted stock award and the restriction period, performance period and performance measures applicable to such award (if any). The agreement relating to a restricted stock award or a restricted stock unit award will provide, in a manner determined by the Committee, in its discretion and subject to the provisions of the Incentive Award Plan, for the vesting of shares of common stock subject to such restricted stock award or the vesting of such restricted stock unit award, (i) if the holder of such award remains continuously in the employment or service of the post-combination company during the specified restriction period; and (ii) if specified performance measures (if any) are satisfied or met during a specified performance period, and for the forfeiture of the shares of common stock subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the post-combination company during the specified restriction period or (y) if specified performance measures are not satisfied or met during a specified performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the post-combination company, including the voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of shares of common stock. Notwithstanding the foregoing, distributions or dividends with respect to shares of common stock, including a regular cash dividend, will be held by the post-combination company and subject to the same restrictions as the shares of common stock with respect to which such distribution or dividend was made.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock or cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents. Any dividend equivalents with respect to restricted stock units will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit award, the holder of a restricted stock unit will have no rights as a stockholder of the post-combination company.

The Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, including without limitation shares of common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of common stock issued in lieu of obligations of the post-combination company to pay cash under any compensatory plan or arrangement, subject to such terms as will be determined by the Committee. The Committee will determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any dividend equivalents with respect to an award will be subject to the same vesting conditions as the underlying award.

Performance Awards

The Incentive Award Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Committee, for the vesting of such performance award, if the specified performance measures are satisfied or met during the specified performance period, and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. An award agreement will specify whether the holder will be entitled to dividends or dividend equivalents, provided that dividends and dividend equivalents will be deposited with the post-combination company and subject to the same restrictions as the shares subject to the performance award with respect to which such distribution was made. Prior to the settlement of a performance award in common stock (including restricted stock); the holder of such award will have no rights as a stockholder of the post-combination company with respect to such shares.

Performance Goals

Under the Incentive Award Plan, the grant, vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance goals. At the discretion of the Committee, the performance goals may consist of or be based upon (alone or in combination) any performance measure selected by the Committee, including without limitation: (a) net or operating income (before or after taxes); (b) any earnings measure, including without limitation earnings before taxes, interest, depreciation and/or amortization (“EBITDA”); (c) any measure based on net income or net loss; (d) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (e) sales (including, but not limited to, total sales, net sales and revenue growth); (f) net operating profit; (g) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales and revenue); (h) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (i) productivity ratios (including but not limited to measuring liquidity, profitability and leverage); (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense/cost management targets; (l) margins (including, but not limited to, operating margin, net income margin, cash margin, gross, net or operating profit margins or margins based on EBITDA whether or not adjusted); (m) operating efficiency; (n) market share or market penetration; (o) customer targets (including, but not limited to, customer growth and customer satisfaction); (p) working capital targets or improvements; (q) economic value added; (r) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle and ratio of debt to equity or to earnings or EBITDA); (s) workforce targets (including, but not limited to, diversity goals, employee engagement or satisfaction, employee retention and workplace health and safety goals); (t) implementation, completion or attainment of measurable objectives with respect to research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; or (u) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria. Performance goals may be established on a post-combination company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative to (i) current internal targets or budgets, (ii) the past performance of the post-combination company (including the performance of one or more Subsidiaries, divisions or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering a peer group of companies or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Committee may provide for a threshold level of performance below which no shares or compensation will be granted or paid in respect of performance shares or performance units, and a maximum level of performance above which no additional shares or compensation will be granted or paid in respect of performance shares or performance units, and it may provide for differing amounts of shares or compensation to be granted or paid in respect of performance shares or performance units for different levels of performance.

Performance goals that are financial metrics may be determined in accordance with U.S. GAAP or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. Without limiting the generality of the immediately preceding sentence, the determination of performance pursuant to such performance goals may include or exclude (i) items that are unusual in nature and items that are infrequently occurring, as determined by the post-combination company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, and (iii) other material extraordinary events such as restructurings; discontinued operations; asset write-downs; significant litigation or claims, judgments or settlements; acquisitions or divestitures; reorganizations or changes in the corporate structure or capital structure of the post-combination company; foreign exchange gains and losses; change in the fiscal year of the post-combination company; business interruption events; unbudgeted capital expenditures; unrealized investment gains and losses; and impairments; or (iv) such other factors as the Committee may determine. The Committee may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the post-combination company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

Clawback of Awards; Hedging

Awards granted under the Incentive Award Plan and any cash payment or shares of common stock delivered pursuant to an award are subject to forfeiture, recovery by the post-combination company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the post-combination company may adopt from time to time, including any such policy as may be required by the Dodd-Frank Act and implementing rules and regulations thereunder, and as otherwise required by applicable law. Awards and the shares received upon exercise or settlement of those awards are also subject to the post-combination company’s policies regarding hedging of post-combination company securities.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Incentive Award Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Incentive Award Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Incentive Award Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Options

A participant will not recognize taxable income at the time an Option is granted and the post-combination company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the post-combination company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the Option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the post-combination company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the post-combination company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the post-combination company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the post-combination company. This amount is deductible by the post-combination company.

Stock Awards

A participant will not recognize taxable income at the time stock subject to a substantial risk of forfeiture (“restricted stock”) is granted and the post-combination company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the post-combination company.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the post-combination company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the post-combination company. The amount of ordinary income recognized is deductible by the post-combination company.

The tax treatment, including the timing of taxation, of any other type of stock award will depend on the terms of such award at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance award grants are made and the post-combination company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the post-combination company. This amount is deductible by the post-combination company.

Limits to Deductibility of Awards

Notwithstanding the foregoing, in certain circumstances, and with respect to certain individuals, the extent to which awards may be deductible for federal income tax purposes may be limited under Sections 162(m) and 280G of the Code. Thus, while these amounts are generally deductible for federal income tax purposes, the actual amount of the available deduction will need to be determined in each particular case, and may vary.

Form S-8

Following the Closing, when permitted by SEC rules, the post-combination company intends to file with the SEC a registration statement on Form S-8 covering the shares of common stock issuable under the Incentive Award Plan.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, that the Syniverse Technologies Corporation 2021 Omnibus Incentive Plan be approved and adopted in all respects.”

Vote Required for Approval

The approval of the Incentive Award Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Incentive Award Plan Proposal, will have no effect on the Incentive Award Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive Award Plan Proposal.

As of the date of this proxy statement, the Sponsor Parties have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE INCENTIVE AWARD PLAN PROPOSAL.

PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal.

In no event will the Company solicit proxies to adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its current certificate of incorporation and Delaware law. The purpose of the Adjournment Proposal is to provide more time for the Sponsor, the Company and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal and to meet the requirements that are necessary to consummate the Business Combination. In addition, the Company’s current bylaws permit the chairman of the Special Meeting to adjourn the Special Meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the Special Meeting. See the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

In addition to an adjournment of the Special Meeting upon approval of an adjournment proposal, the Board is empowered under Delaware law to postpone the meeting at any time prior to the Special Meeting being called to order. In such event, the Company will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person (which would include presence via the virtual meeting platform) or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person (which would include presence via the virtual meeting platform) at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Adjournment Proposal, will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

As of the date of this proxy statement, the Sponsor Parties have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, the Sponsor Parties own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General

We are a blank check company incorporated on December 16, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination.” Prior to our entering into the Merger Agreement, our acquisition and value creation strategy was to identify, acquire and, after an initial business combination, to build a company in an industry or sector that complements the experience of our management team and can benefit from our operational expertise and financial resources. Our acquisition selection process has leveraged our team’s network of potential transaction sources, ranging from owners and directors of private and public companies, private equity funds, investment bankers, lenders, attorneys, accountants and other trusted advisors across various sectors. We have neither engaged in any operations nor generated any revenue from inception to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting solely of cash and/or cash equivalents.

We were organized by key executives from each of M-III Partners (such executives, the “M-III Team”) and Brigade (such executives, the “Brigade Team”). M-III Partners is a financial advisory firm which provides operational, strategic and financial advisory solutions to support complex businesses at inflection points in their growth trajectory. Brigade is an approximately $30 billion diversified global investment management firm specializing in credit investment strategies.

The leaders of the M-III Team previously organized M III Acquisition Corp. and managed it through an initial business combination in March 2018 to create Infrastructure and Energy Alternatives, Inc. (NASDAQ:IEA) (“IEA”). Following the consummation of such initial business combination, our Chairman and Chief Executive Officer served as Chairman of the Board of IEA until January 2020 and one of our Executive Vice Presidents continues to serve as a Director of IEA.

The M-III Team has extensive experience and an established track record of success in identifying and maximizing value in a range of industries through investment, financial restructuring, performance improvement and similar initiatives. Through the M-III Team, we are able to benefit from the resources of M-III Partners, which has played an integral role in maximizing value in some of the most significant financial restructurings in recent years. Mohsin Y. Meghji, the Founder and Managing Partner of M-III Partners and our Executive Chairman, leads a team of approximately 50 professionals with expertise in investment analysis, capital structure analysis, business operations, diligence, law, accounting and finance across a wide range of industries.

The Brigade Team has extensive experience and a track record of success in investing in companies facing challenges, as well as companies in high growth sectors. Through the Brigade Team, we can draw upon the resources of Brigade, which brings a 14+ year track record of deep fundamental credit research driven by a disciplined investment process that has been proven over numerous market cycles.

Donald E. Morgan III, Brigade’s Founder, Managing Partner and Chief Investment Officer, leads a global team of 117 employees, including 49 investment professionals that are highly skilled in evaluating, structuring and executing investments and bring deep, specialized industry knowledge. Portfolios managed by Brigade are invested in over 380 investments across a wide variety of industries, including telecommunications, healthcare, industrials, leisure & gaming, and technology, among others.

In addition to leveraging the contacts and relationships held by our combined team to identify attractive acquisition opportunities, we have benefited from the long-standing relationships held by the management, directors, and advisors of each of M-III Partners and Brigade with owners of private and public companies, private equity funds, investment bankers, attorneys, and accountants. Each of M-III Partners and Brigade receives a regular stream of investment opportunities in the ordinary course of its business and each has utilized its relationships to provide a stream of potential business combination opportunities to us. Each also has provided assistance with diligence of potential business combination targets, the negotiation of the Business Combination, and our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process.

Sponsor Ownership

On December 31, 2020, our Sponsor purchased 7,187,500 Founder Shares, for an aggregate purchase price of $25,000 or approximately $0.003 per share. On February 11, 2021, the Company effected a stock split, by means of issuing an additional 1,437,500 Founder Shares, paid out of the Company’s share premium account and accordingly credited as fully paid, to our Sponsor, resulting in 8,625,000 Founder Shares issued and outstanding. On February 19, 2021, the Company effected a further stock split, by means of issuing an additional 2,875,000 Founder Shares, paid out of the Company’s share premium account and accordingly credited as fully paid, to our Sponsor, resulting in 11,500,000 Founder Shares issued and outstanding. In addition, our Sponsor agreed to forfeit up to 1,500,000 Founder Shares to the extent that the over-allotment option in the IPO was not exercised in full by the underwriters. On March 3, 2021, our Sponsor transferred 25,000 Founder Shares to Mr. Roehm, one of our directors, which shares were not subject to forfeiture in the event the underwriter’s over-allotment option was not exercised. On April 17, 2021, the underwriter’s option expired unexercised, and our Sponsor forfeited 1,500,000 of its Founder Shares. As of the date of this proxy statement, our Sponsor owns 9,975,000 Founder Shares and Mr. Roehm owns 25,000 Founder Shares. Additionally, all of our directors, other than Mr. Roehm, hold membership interests in our Sponsor.

Initial Public Offering and Simultaneous Private Placement

On the IPO Closing Date, we consummated our IPO of 40,000,000 public units of the Company. Each public unit consists of one share of Class A Stock, and one-third of one public warrant of the Company, each whole public warrant entitling the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock. The public units were sold at a price of $10.00 per share, generating gross proceeds to us of $400,000,000. The underwriters had a 45-day option from the effectiveness date of the IPO (March 3, 2021) to purchase up to an additional 6,000,000 units to cover over-allotments, if any. On April 17, 2021, the underwriters’ over-allotment option expired unexercised.

Simultaneously with the IPO Closing Date, we completed the private sale of an aggregate of 7,500,000 Private Placement Warrants to our Sponsor at a price of $1.50 per Private Placement Warrant, with each exercisable to purchase one share of Class A Stock at $11.50 per share, generating gross proceeds to us of $11,250,000. The Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the public units in the IPO, except that the Private Placement Warrants may be exercised on a cashless basis and are not redeemable so long as they are held by the Sponsor or its permitted transferees. The sale of the Private Placement Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Transaction costs of the IPO amounted to $22,690,704 consisting of $8,000,000 of underwriting discount, $14,000,000 of deferred underwriting discount, and $690,704 of other offering costs. Following the IPO Closing Date, $400,000,000 of the net proceeds from the IPO and the sale of the Private Placement Warrants was deposited in the Trust Account and has been invested in U.S. government treasury bills with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions under Rule 2a-7 under the Investment Company Act, at the election of the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations and up to $100,000 of interest to pay dissolution expenses, funds will not be released from the Trust Account until the earliest of (i) the completion of an initial business combination; (ii) the redemption of 100% of the shares of Class A Stock included in the public units sold in the IPO if we are unable to complete a business combination within 24 months of the IPO Closing Date; and (iii) the redemption of any of the shares of Class A Stock included in the public units sold in the IPO in connection with a vote seeking to amend our current certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Class A Stock included in the public units sold in the IPO if the Company does not complete an initial business combination within 24 months from the IPO Closing Date or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.

On April 23, 2021, we announced that the holders of our public units may elect to separately trade the Class A Stock and public warrants included in the public units commencing on April 26, 2021 on the NYSE under the symbols “MBAC” and “MBAC.WS,” respectively. Those public units not separated continue to trade on the NYSE under the symbol “MBAC.U.”

Fair Market Value of Target Business

NYSE rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the Closing, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of [                ], 2021, the record date for the Special Meeting, the redemption price would have been approximately $[                ] per share. The Sponsor Parties have agreed to waive their redemption rights with respect to its shares of Common Stock in connection with the consummation of the Business Combination.

Submission of Our Initial Business Combination to a Stockholder Vote

Under our current certificate of incorporation, in connection with the Business Combination, we must seek stockholder approval of such Business Combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the Business Combination, subject to the limitations described in the prospectus for our IPO. Accordingly, in connection with the Business Combination, the public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement.

Limitations on Redemption Rights

Notwithstanding the foregoing, our current certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemptions with respect to more than an aggregate of 15% of the shares of Class A Stock included in the public units sold in our IPO. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Business Combination Proposal, our Sponsor, officers and directors have agreed to vote the Founder Shares as well as any shares of Common Stock acquired in the market in favor of such proposed business combination.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the Sponsor, Syniverse and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of our Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the Business Combination be approved where it appears that such requirements would otherwise not be met. All shares repurchased by the Company’s affiliates pursuant to such arrangements would be voted in favor of the Business Combination.

Liquidation if No Business Combination

Under the Company’s current certificate of incorporation, if the Company does not complete a business combination by March 8, 2023, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem our public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding shares of Class A Stock, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in the cases of clauses (ii) and (iii), to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the warrants will expire. Holders of warrants will receive nothing upon a liquidation with respect to such rights and the warrants will be worthless.

Our Sponsor, directors and officers have each agreed to waive their rights to participate in any distribution from the Trust Account or other assets with respect to the Founder Shares. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period. There will be no distribution from the Trust Account with respect to the Company’s warrants, which will expire worthless if the Company is liquidated.

The proceeds deposited in the Trust Account could, however, become subject to the claims of the Company’s creditors which would be prior to the claims of the Company’s public stockholders. Although the Company has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses the Company has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, and although the Company will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. Accordingly, the actual per share redemption price could be less than approximately $10.00, plus interest, due to claims of creditors.

Additionally, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in the Company’s bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the Company cannot assure you it will be able to return to the public stockholders at least approximately $10.00 per share. The Company’s public stockholders are entitled to receive funds from the Trust Account only in the event of its failure to complete a business combination by March 8, 2023 or if the stockholders properly seek to have the Company redeem their respective shares for cash upon a business combination which is actually completed by the Company. In no other circumstances does a stockholder have any right or interest of any kind to or in the Trust Account. Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of the Trust Account distributed to the public stockholders upon the redemption of 100% of its outstanding public shares in the event the Company does not complete its initial business combination by March 8, 2023 may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, if a business combination does not occur, it is the Company’s intention to redeem its public shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, the Company does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of the Company’s stockholders’ liability with respect to liquidating distributions as described above. As such, the Company’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of the Company’s stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the portion of Trust Account distributed to the public stockholders upon the redemption of 100% of the Company’s public shares in the event the Company does not complete its initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. Because the Company will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires the Company to adopt a plan, based on facts known to it at such time that provides for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because the Company is a blank check company, rather than an operating company, and the Company’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. The Company will pay the costs of any subsequent liquidation from its remaining assets outside of the Trust Account.

Employees

We currently have five executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to our business, and the amount of time that the members of our management will devote in any time period will vary based on the current stage of the business combination process. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Management

Directors and Officers

Our current directors and executive officers are as follows:

Name	Age	Title
Mohsin Meghji	56	Chairman of the Board of Directors and Chief Executive Officer
William Gallagher	63	Executive Vice President
Charles Garner	58	Executive Vice President and Secretary
Brian Griffith	47	Chief Financial Officer
Matthew Perkal	35	Executive Vice President – Mergers & Acquisitions
Dale R. Gerard	51	Director
Frank M. Garrison, Jr.	66	Director
John Paul Roehm	46	Director
Steven Vincent	64	Director
Aaron Yeary	45	Director

Mohsin Meghji, our Chairman and Chief Executive Officer since December 2020, has also been the Managing Partner of M-III Partners, LP (or its predecessor, M-III Partners, LLC) since February 2014. Mr. Meghji has also served as Executive Chairman of the Board of Directors of M3-Brigade Acquisition III Corp. and as Executive Chairman of the Board of Directors of M3-Brigade Acquisition IV Corp., each since in April 2021. Mr. Meghji has previously served as Chairman and Chief Executive Officer of M III Acquisition Corp. (NASDAQ:MIII) from its inception in August 2015 through the consummation of its initial business combination in March 2018 to create Infrastructure and Energy Alternatives, Inc. and served as Chairman of the Board of Directors of that company (NASDAQ:IEA) from the consummation of such initial business combination through January 2020. His career of more than 30 years has focused primarily identifying the financial, operational and strategic changes needed to maximize value in companies at inflection points in their growth trajectories and working with the relevant constituencies to implement those changes. He has accomplished this through management and advisory roles in partnership with some of the world’s leading financial institutions, private equity funds and hedge funds. Mr. Meghji’s most recent corporate role was as Executive Vice President and Head of Strategy at Springleaf, as well as Chief Executive Officer of its captive insurance companies, from January 2012 to February 2014. Springleaf was listed on the NYSE in late 2013. Prior to Springleaf, Mr. Meghji served as a Senior Managing Director at C-III Capital Partners, LLC, a real-estate focused merchant banking firm, during 2011. Mr. Meghji co-founded Loughlin Meghji + Company, a privately-held financial advisory firm which became one of the leading restructuring boutiques in the U.S. Mr. Meghji was a Principal and Managing Director of Loughlin Meghji + Company from February 2002 to October 2011. Earlier in his career, Mr. Meghji was with Arthur Andersen & Co. from 1987 to 2002 in the firm’s London, Toronto and New York offices, including as a Partner in the Global Corporate Finance group from 2001 to 2002. Mr. Meghji is a graduate of the Schulich School of Business, York University, Canada and has taken executive courses at the INSEAD School of Business in France. He has previously qualified as a U.K. and Canadian Chartered Accountant as well as a U.S. Certified Turnaround Professional. Mr. Meghji is well-qualified to serve on our Board due to his extensive experience in business, finance and operations.

William Gallagher, our Executive Vice President since December 2020, is a Managing Director of M-III Partners, LP. Mr. Gallagher has also served as Executive Vice President of M3-Brigade Acquisition III Corp. and as Executive Vice President of M3-Brigade Acquisition IV Corp., each since April 2021. Mr. Gallagher has more than 35 years of experience in finance, investment and financial restructurings. He brings deep expertise in credit analysis and has long-term management experience in the financial services industry. Prior to joining M-III in October 2018, Mr. Gallagher was the Chief Executive Officer at WMIH Corp (NASDAQ:WMIH), a public acquisition corporation which was the successor to Washington Mutual, Inc., from May 2015 to July 2018. He was recruited to WMIH to oversee its acquisition strategy and manage its day-to-day affairs and his responsibilities included reviewing, vetting and analyzing a large number of potential target companies from a variety of different sectors and industry groups. Ultimately, WMIH acquired Nationstar Mortgage Holdings (NYSE:NSM) to form Mr. Cooper Group (NASDAQ:COOP). Mr. Gallagher departed from WMIH upon the closing of the acquisition of Nationstar as his job at WMIH was completed. Prior to WMIH, Mr. Gallagher was CEO and Chief Risk Officer at Capmark Financial Group, formerly known as GMAC Commercial Mortgage, from March 2009 to May 2015. Mr. Gallagher was retained by Capmark to manage its financial restructuring following the global economic crisis. Capmark was a highly successful restructuring as Mr. Gallagher and his colleagues significantly increased the recovery value to Capmark’s creditors. Before joining Capmark, he was the Chief Credit Officer of RBS Greenwich Capital from 1989 to 2009, the US fixed income investment banking business of the Royal Bank of Scotland, where he was responsible for all aspects of credit risk management. While at RBS Greenwich, Mr. Gallagher was responsible for a wide variety of US corporations and buy-side companies, including corporate borrowers and debt issuers, financial institutions, industrial companies with captive finance businesses, and a variety of US corporations who traded various securities with or through RBS Greenwich. Earlier in his career, Mr. Gallagher was a Vice President at First Boston Corporation in that firm’s credit risk management department from 1985 to 1989. He began his career at Chemical Bank, where he completed the bank’s credit training program and then worked as a loan officer in the middle market division and a credit officer in the financial institutions division from 1981 to 1984. Mr. Gallagher has a B.S. in Business Administration from Syracuse University and an MBA from New York University.

Charles Garner, our Executive Vice President and Secretary since December 2020, is Managing Director and General Counsel of M-III Partners, LP. Mr. Garner has also served as Executive Vice President and Secretary of M3-Brigade Acquisition III Corp. and as Executive Vice President and Secretary of M3-Brigade Acquisition IV Corp., each since April 2021. Mr. Garner has over 30 years of legal and management experience across a range of industries. Prior to joining M-III Partners in May 2015, Mr. Garner served as Managing Member of Long Mountain Advisors LLC, a privately-held financial advisory firm since April 2014 and also was Of Counsel to Duval & Stachenfeld, a boutique real estate-focused law firm, from May 2011 to May 2014. Mr. Garner began his career in 1987 at Simpson Thacher & Bartlett, a premier international law firm, where he rose to be a Partner in the corporate/banking department. From 2000 to 2002, Mr. Garner served as an executive at IDT Corporation, a publicly-traded telecommunications company (NYSE:IDT), where he held a series of roles of increasing responsibility culminating with his appointment as Executive Vice President of IDT Corporation and Chief Executive Officer of its IDT Ventures division. He also served as Interim Chief Executive Officer of Winstar Communications following its purchase by IDT out of bankruptcy in 2001. Mr. Garner served as Executive Managing Director of Island Capital Group LLC, a privately-held real estate-focused merchant banking firm, from 2004 to 2010, where he also served as President of Island Global Yachting, a controlled affiliate of Island Capital which is one of the leading developers, owners and operators of luxury and megayacht marinas, from 2007 to 2010. Mr. Garner has also served as an advisor to, and held interim executive management roles with, Ferranti Computer Systems, a Belgian industrial software company, and Citynet Telecommunications, a telecom infrastructure provider. Mr. Garner has served as a director of Infrastructure & Energy Alternatives, Inc., a leading engineering, procurement and construction company with a focus on renewable energy, from September 2019 to the present. Mr. Garner earned a J.D. from New York University School of Law and a B.A. in Urban Studies and Political Science from the University of Pennsylvania.

Brian Griffith, our Chief Financial Officer since December 2020, is also a Managing Director of M-III Partners, LP. Mr. Griffith has more than 20 years of financial, operational and advisory experience in both growth and distressed situations. Over the course of his career, Mr. Griffith served as Chief Restructuring Officer and interim VP of Finance for various clients in the finance, energy and technology sectors. His experience covers a number of industries including financial services, real estate, healthcare services, energy, consumer products, manufacturing, retail and food services. Prior to joining M-III Partners in August 2014, Mr. Griffith spent two years as an independent advisor to companies in transition, including roles as the Chief Restructuring Officer of Yoostar Entertainment Group from April 2014 to October 2014 and as an advisor to Springleaf Holdings, LLC (NYSE: LEAF) from May 2013 to October 2014. Mr. Griffith was previously a Managing Director at Loughlin Meghji + Company, a privately-held financial advisory firm, from February 2008 to January 2013. At Loughlin Meghji + Company, he was involved with numerous transactions, including the restructuring of Capmark Financial Group, Inc., where he was responsible for the development and execution of cost rationalization initiatives. Mr. Griffith also advised Berkadia Commercial Mortgage on process improvement and cost reduction initiatives. Other roles included advising an institutional investor on a merger integration of two healthcare companies. Prior to Loughlin Meghji + Company, Mr. Griffith worked for CCV Restructuring from 2002 to 2008, FTI Consulting from 2001 to 2002 and Ernst & Young, LLP from 1996 to 1997 advising stakeholders in turnarounds, as well as providing transaction advisory services. Mr. Griffith earned an M.B.A from Fordham University and received a B.S. in Business Administration from Villanova University. He is a member of the Turnaround Management Association.

Matthew Perkal, our Executive Vice President – Mergers & Acquisitions since February 2021, has led Brigade’s industry coverage for various sectors including retail, consumer, gaming and lodging. Mr. Perkal has also served as Chief Executive Officer of M3-Brigade Acquisition III Corp. and as Chief Executive Officer of M3-Brigade Acquisition IV Corp., each since April 2021. Mr. Perkal has structured and led many of the firm’s successful deals in the private credit space including Barney’s and Sears. Mr. Perkal currently serves on Guitar Center Inc.’s board of directors. Prior to joining Brigade, Mr. Perkal worked at Deutsche Bank as an Analyst in the Leveraged Finance Group. In that capacity, Mr. Perkal also spent time on the Leveraged Debt Capital Markets Desk, selling both bank and bond deals. Mr. Perkal received a BS in Economics with a concentration in Finance and Accounting from the University of Pennsylvania’s Wharton School. Additionally, Mr. Perkal serves on The One Love Foundation’s New York Board.

Dale R. Gerard, one of our Directors as of March 2021, has been employed by Vivint Smart Home, Inc. (NYSE:VVNT) or its predecessor in positions of increasing responsibility since 2010, including serving as Chief Financial Officer since October 2019. Before this, Mr. Gerard served as the Assistant Treasurer and Director of Finance for American Commercial Lines Inc. from 2007 to 2010. Prior to that, Mr. Gerard served as a Senior Financial Analyst at Wabash National Corporation from 2003 to 2007 and a Financial Analyst at Chemtura from 2000 to 2003. Prior to Chemtura, Mr. Gerard served as Director of Revenue Accounting at Schilli Transportation Services from 1998 to 2000, as Recovery/Late Stage Collection Supervisor at PNC National Bank (NYSE:PNC) from 1997 to 1998, and as Branch Manager for Mercury Finance Company. Mr. Gerard holds a B.S. in Accounting and an MBA from Purdue University. We believe Mr. Gerard’s significant investment experience makes him well qualified to serve as a member of our Board.

Frank M. Garrison, Jr., one of our Directors as of March 2021. Mr. Garrison has over 40 years of legal and management experience in both private and public companies in the financial and business service sectors. He currently serves as a Senior Advisor to C-III Capital Partners, LLC (“C-III”) and Island Global Yachting Ltd (“IGY”). Until December 2018, Mr. Garrison served as the President of C-III and Vice Chairman of IGY but stepped down from those positions in December 2018 in order to devote more time to personal business and matters of public interest. Mr. Garrison also was a former principal/owner of Island Capital Group LLC (“Island”), a New York based merchant bank from November 2010, where he served as Executive Managing Director and was a key partner involved in all of the company’s activities, including serving as a director of many of its subsidiaries and becoming an equity owner shortly after joining the group. Mr. Garrison relinquished such roles at Island and its subsidiaries upon stepping down as President of C-III in December 2018. During his tenure, C-III acquired and operated complementary related real estate and finance service businesses through either de novo startup or acquisition, including mortgage origination and securitization, investment management, the leading on-line transaction management platform (Real Capital Markets), property management, a global network of independent commercial property service providers under the brand NAI Global, and the market leading property zoning report business doing business as PZR. Prior to joining Island, Mr. Garrison served from 2005 to 2007 as President of Courage Capital Management, a registered investment advisory firm, specializing in special situation investing in public debt and equity with offices in Nashville, Los Angeles and Mumbai. Prior to that, Mr. Garrison held various executive positions at Insignia Financial Group (NYSE:IFS) from 1991 through 2003, including the Office of the Chairman and President of Insignia Financial Services, Insignia’s financial services and investment banking subsidiary. He also served as an executive officer of two Nashville based real estate investment management firms primarily focused on multi-family real estate in the Southeast from 1982 through their sale to Insignia in 1990. Mr. Garrison began his commercial law career in 1979 with Farris Warfield and Kanaday in Nashville, TN concentrating on securities and creditor’s rights, among other corporate matters. Mr. Garrison has also served on the Board of Trustees of the Frist Art Museum (formerly Frist Center for the Virtual Arts) since February 2004, the Frist Art Museum Foundation since January 2008, the Society for Society Law and Art in South Africa since 2014 and the American Friends Musee d’Orsay since 2013. Mr. Garrison obtained a double major in Business and Economics in 1976 after three years at Vanderbilt University. He received his J. D. from Vanderbilt University School of Law in 1979. In 2014 he was named Distinguished Alumnus of the Vanderbilt School of Law and serves on the Law School’s Board of Advisors. We believe Mr. Garrison’s significant investment experience makes him well qualified to serve as a member of our Board.

John Paul Roehm, one of our Directors as of March 2021, has served as a director, and Chief Executive Officer and President of Infrastructure and Energy Alternatives, Inc. (NASDA:IEA), since March 2018. IEA is a leading infrastructure services company focused on renewable energy and transportation infrastructure with operations across the United States. Mr. Roehm served as President and Chief Executive Officer of IEA from February 2015 through March 2018. Mr. Roehm has over 20 years of heavy civil and energy engineering and construction experience ranging from Project Superintendent, Project Engineer, Estimator, Project Manager, and VP of Business Development. He was employed for over 20 years at White Construction, Inc., an entity that IEA acquired in 2011. During the period of 2011 through early 2015, he guided IEA’s Business Development and corporate growth strategy and also served on IEA’s previous mergers and acquisitions team developing targets, performing due diligence and participating in negotiations. He pioneered IEA’s expansion into renewables, which resulted in a substantial growth of IEA. In his tenure as President and Chief Executive Officer of IEA, IEA performed at record levels of revenue and EBITDA and attained a leading market share of the wind EPC market while producing safety performance superior to IEA’s industry peers and competitors. Mr. Roehm holds a B.S. in Civil Engineering from the Rose-Hulman Institute of Technology. Mr. Roehm is qualified to serve as a member of the Board due to his prior long-term, senior level experience with renewable energy, and his experience in developing and implementing successful corporate growth strategies in the renewable sector.

Steven Vincent, one of our Directors as of March 2021. Mr. Vincent is currently a Director of M3-Brigade Acquisition III Corp., a Director of M3-Brigade Acquisition IV Corp. and Partner, Chief Operating Officer and Chief Legal Officer of Brigade. Mr. Vincent has been at Brigade since February 2008. Prior to Brigade, Mr. Vincent served as the Associate Director of Litigation and Regulatory Proceedings at Goldman Sachs from May 2002 to September 2008. Mr. Vincent also served as Senior Vice President and Senior Attorney at Lehman Brothers from October 1993 to April 2002. Mr. Vincent’s private practice experience includes having worked at Jones Day from September 1990 to September 1993; Anderson Kill P.C. from December 1984 to August 1990; and Windels Marx from September 1983 to November 1984. Mr. Vincent earned a B.A., magna cum laude, in Political Science from Boston College and a J.D. from Fordham University School of Law. Mr. Vincent has been a member of the Boston College Wall Street Executive Committee since 2009; is a former Trustee of the Gregorian University Foundation (2013—2020); is a former Trustee of Sacred Heart Academy (2011—2016); and is a former Trustee of Xavier High School from 1992—2001 (Chair 1998—2001). Mr. Vincent also served as a Director of the Jefferson Insurance Company (subsidiary of the Allianz Group) from 1999—2001. We believe Mr. Vincent’s significant investment experience makes him well qualified to serve as a member of our Board.

Aaron Yeary, one of our Directors as of March 2021. Mr. Yeary is the founder of Dorado Group Holdings, whose affiliates provide housing solutions to the workforce segment in south Florida. He has managed this effort since February 2019. Mr. Yeary is also a Senior Advisor to Blueshift Asset Management, a quantitative investment firm in Red Bank, New Jersey, since March 2020. Mr. Yeary was the President of Pine River Capital Management, a diversified investment firm with offices in the US, Europe, and Asia. He joined Pine River at its inception and worked with its management group, at Pine River and EBF & Associates, for 21 years, from March 1998 to January 2019. Mr. Yeary holds a BA in Economics from the University of Chicago. Mr. Yeary was a member of the Board of Trustees of The Buckley School from September 2015 to November 2020, has been a member of the Board of Trustees of The Lost Tree Chapel from February 2019 to the present and has been a member of the Community Advisory Council of the Palm Beach North Athletic Foundation from January 2020 to the present. We believe Mr. Yeary’s significant investment experience makes him well qualified to serve as a member of our Board.

Number and Terms of Office of Officers and Directors

Our Board consists of six directors and is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Roehm and Yeary, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Garrison and Gerard, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Meghji and Vincent, will expire at the third annual meeting of stockholders. We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial business combination.

Prior to the completion of an initial business combination, any vacancy on the Board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director, and any director so chosen will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In addition, prior to the completion of an initial business combination, any or all of our directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our officers are elected by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our current bylaws as it deems appropriate. Our current bylaws provide that our officers may consist of a Chief Executive Officer, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

The NYSE listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Messrs. Gerard, Garrison, Roehm, Vincent and Yeary are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Although Mr. Vincent constitutes an independent director for purposes of the NYSE listing standards, he elected to recuse himself from certain discussions concerning the Business Combination on account of his relationship with Brigade.

Executive Officer and Director Compensation

None of our executive officers, directors or director nominees has received any cash compensation for services rendered to us. Our Sponsor, executive officers and directors (and any of their respective affiliates) will be reimbursed for any out-of-pocket expenses incurred in connection with transaction-related activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates. Mr. Roehm has received 25,000 shares of Class B Stock from our Sponsor.

After the completion of the Business Combination, directors or members of our combined team who remain with us may be paid consulting, management or other fees from the post-combination company, although no such fees currently are proposed to be paid. The amount of such compensation to be paid, if any, is not known at the time of filing of this proxy statement because the directors of the post-combination company will be responsible for determining such compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that members of our combined team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. Although the existence or terms of any such employment or consulting arrangements to retain their positions with us could influence our management’s motivation in identifying or selecting a target business, we do not believe that the ability of our management to remain with us after the consummation of our initial business combination has been a determining factor in our decision to proceed with the Business Combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our Board has three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of the NYSE require that the compensation and nominating and corporate governance committees of a listed company be comprised solely of independent directors. The charter of each committee is available on our website.

Audit Committee

We have established an audit committee of the Board, which currently consists of Messrs. Gerard, Garrison and Yeary. Our Board has determined that Messrs. Gerard, Garrison and Yeary meet the independent director standard under the NYSE’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Gerard serves as chairman of the audit committee. Each member of the audit committee is financially literate and our Board has determined that Mr. Gerard qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board (“FASB”), the SEC or other regulatory authorities.

Compensation Committee

Our Board has established a compensation committee. The members of our compensation committee are Messrs. Meghji, Vincent, Roehm and Garrison. Mr. Meghji serves as chairman of the compensation committee. Our Board has determined that each of Messrs. Vincent, Roehm and Garrison is independent.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

•	reviewing and approving the compensation of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating Committee

Our Board has established a nominating committee. The members of our nominating committee are Messrs. Roehm, Yeary and Gerard, with Mr. Roehm serving as chairman of the nominating committee. Our Board has determined that each of Messrs. Roehm, Yeary and Gerard is independent.

We have adopted a nominating committee charter, which details the principal functions of the nominating committee, including:

•	identify and assess persons qualified to become Board members, consistent with the qualification standards and criteria approved by the Board;

•	recommend to the Board a slate of director nominees for election or reelection at the annual meeting of stockholders;

•	recommend to the Board the structure and membership of Board committees;

•	recommend to the Board persons to fill Board and committee vacancies;

•	oversee annual evaluations of the Board and committees of the Board;

•	review periodically the Company’s Corporate Governance Guidelines and any amendments thereto; and

•	make other recommendations to the Board relative to corporate governance issues.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees to our Board, which are specified in our nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees, which is available on our website. A copy of the Code of Ethics will be provided without charge upon request to us and may be found on our website. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the Board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on our website.

Conflicts of Interest

Certain of our executive officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, including to other blank check companies which they may become officers and directors of, pursuant to which such officers or directors are required to present a business combination opportunity to such entity. Our executive officers, directors and director nominees may become involved with subsequent blank check companies similar to our company.

Potential investors should also be aware of the following other potential conflicts of interest:

•

the fact that our Sponsor paid an aggregate of $25,000 for 9,975,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $99,750,000 assuming a per share value of $10.00, but, given the restrictions on such shares (including the lock-up and vesting terms described elsewhere in this proxy statement), we believe such shares have less value;

•

the fact that 70% of our Sponsor’s Founder Shares will vest at the Closing and the remaining 30% of such Founder Shares will vest on the first trading day that the closing price of the Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances as described therein;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination;

•

the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by March 8, 2023;

•

the fact that our Sponsor paid an aggregate of approximately $11,250,000 for its 7,500,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor has entered into the Sponsor Subscription Agreement pursuant to which, at the Closing, Sponsor will purchase 1,500,000 shares of Class A Stock at a price of $10.00 per share in the PIPE Investment;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the fact that the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•	the fact that all of our directors, other than Mr. Roehm, hold membership interests in our Sponsor, and Mr. Roehm holds 25,000 Founder Shares directly;

•	the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated by March 8, 2023;

•

the fact that our Sponsor, officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations and with respect to the PIPE Investment. As of the date of this proxy statement, such reimbursement is estimated to be approximately $[                ] in the aggregate. However, if the Company fails to consummate a business combination within the completion window, they will not have any claim against the Trust Account for reimbursement. Accordingly, the Company may not be able to reimburse these expenses if the Business Combination or another business combination is not completed within the completion window;

•

the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

the fact that, as described in the Charter Proposal and reflected in Annexes B-1 and B-2, each of our proposed Charter Amendments provides that certain transactions are not “corporate opportunities” and that our Sponsor, its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity;

•

the fact that, at the Closing, we will enter into the Stockholders Agreement, which entitles the Sponsor to appoint two directors to the Board following the Closing, subject to certain minimum ownership requirements and, as such, in the future such directors will receive any cash fees, stock options or stock awards that the post-combination company’s board of directors determines to pay to its nonexecutive directors;

•

the fact that, at the Closing, we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees;

•	the fact that we were organized by executives from each of M-III Partners and Brigade, which is a participant in the PIPE Investment;

•	the fact that one of our directors, Mr. Vincent, is currently a Partner, Chief Operating Officer and Chief Legal Officer of Brigade;

•

the fact that certain employees of Brigade were seconded to us to, among other things, provide (i) introductions to key management of companies and investors with which Brigade has relationships and other potential sources of business combination targets, (ii) assistance with diligence of potential business combination targets and the negotiation of a business combination transaction, and (iii) support for our efforts to obtain replacement capital for tendering stockholders in the de-SPAC process, and that such employees of Brigade played an important role in conducting due diligence with respect to Syniverse, securing the funds from the PIPE Investors and facilitating the entry into the Merger Agreement;

•

the fact that Brigade is a participant in the PIPE Investment and will, at the Closing, purchase shares of both Class A Stock and Preferred Stock, which ranks senior to our other capital stock, including the Class A Stock, and will provide Brigade with certain benefits not available to our public stockholders;

•

the fact that Brigade is a significant lender to Syniverse and will receive proceeds in the transaction from the refinancing of Syniverse’s outstanding indebtedness upon consummation of the Business Combination; and

•

the fact that Brigade will be entitled to certain rights pursuant to the Brigade Subscription Agreement and the Registration Rights Agreement that are not available to our public stockholders, including certain information rights with respect to the post-combination company as well as certain preemptive and registration rights.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our current certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation	Nature of Conflict
Mohsin Y. Meghji	M-III Partners, LP	Financial Advisory Services	Managing Partner	Mr. Meghji owes a fiduciary duty to M-III Partners, LP as Managing Partner and an officer thereof. M-III Partners, LP has agreed that it will present to us any investment opportunity available to it prior to review of such opportunity by it and that it will not pursue any such opportunity unless we have elected not to pursue it.

	M3-Brigade Acquisition III Corp.	Blank Check Company	Executive Chairman of the Board of Directors	Mr. Meghji owes a fiduciary duty to M3-Brigade Acquisition III Corp. as an officer and director thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Executive Chairman of the Board of Directors	Mr. Meghji owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer and director thereof.

William Gallagher	M-III Partners, LP	Financial Advisory Services	Managing Director	Mr. Gallagher owes a fiduciary duty to M-III Partners, LP as an officer thereof. M-III Partners, LP has agreed that it will present to us any investment opportunity available to it prior to review of such opportunity by it and that it will not pursue any such opportunity unless we have elected not to pursue it.

Individual	Entity	Entity’s Business	Affiliation	Nature of Conflict
	M3-Brigade Acquisition III Corp.	Blank Check Company	Executive Vice President	Mr. Gallagher owes a fiduciary duty to M3-Brigade Acquisition III Corp. as an officer thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Executive Vice President	Mr. Gallagher owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer thereof.

Charles H. F. Garner	M-III Partners, LP	Financial Advisory Services	Managing Director & General Counsel	Mr. Garner owes a fiduciary duty to M-III Partners, LP as an officer thereof. M-III Partners, LP has agreed that it will present to us any investment opportunity available to it prior to review of such opportunity by it and that it will not pursue any such opportunity unless we have elected not to pursue it.

	M3-Brigade Acquisition III Corp.	Blank Check Company	Executive Vice President and Secretary	Mr. Garner owes a fiduciary duty to M3-Brigade Acquisition III Corp. as an officer thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Executive Vice President and Secretary	Mr. Garner owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer thereof.

Brian Griffith	M-III Partners, LP	Financial Advisory Services	Managing Director	Mr. Griffith owes a fiduciary duty to M-III Partners, LP as an officer thereof. M-III Partners, LP has agreed that it will present to us any investment opportunity available to it prior to review of such opportunity by it and that it will not pursue any such opportunity unless we have elected not to pursue it.

Frank M. Garrison, Jr.	C-III Capital Partners, LLC	Real Estate Investing	Principal Advisor	Mr. Garrison owes a fiduciary duty to C-III Capital Partners, LLC and its affiliate, Island Capital Group, LLC, with respect to any potential business combination that directly competes with their businesses.

Matthew Perkal	Brigade Capital Management, LP	Investments	Senior Portfolio Manager- Private Credit and Restructuring	Mr. Perkal owes a fiduciary duty to Brigade Capital Management, LP as an officer thereof.

	M3-Brigade Acquisition III Corp.	Blank Check Company	Chief Executive Officer	Mr. Perkal owes a fiduciary duty to M3-Brigade Acquisition III Corp. as an officer thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Chief Executive Officer	Mr. Meghji owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as an officer thereof.

Dale R. Gerard	Vivint Smart Home Inc.	Smart Home Products	Chief Financial Officer	Ms. Gerard owes a fiduciary duty to Vivint Smart Home Inc. as an officer thereof.

Individual	Entity	Entity’s Business	Affiliation	Nature of Conflict
John Paul Roehm	Infrastructure and Energy Alternatives, Inc.	Engineering, Procurement and Construction	Chief Executive Officer	Mr. Roehm owes a fiduciary duty to Infrastructure and Energy Alternatives, Inc. as an officer thereof.

Steven Vincent	Brigade Capital Management, LP	Investments	Partner & Chief Operating Officer	Mr. Vincent owes a fiduciary duty to Brigade Capital Management, LP as an officer thereof.

	M3-Brigade Acquisition III Corp.	Blank Check Company	Director	Mr. Vincent owes a fiduciary duty to M3-Brigade Acquisition III Corp. as a director thereof.

	M3-Brigade Acquisition IV Corp.	Blank Check Company	Director	Mr. Vincent owes a fiduciary duty to M3-Brigade Acquisition IV Corp. as a director thereof.

Aaron Yeary	Dorado Group Holdings	Housing Solutions	Founder	Mr. Yeary owes a fiduciary duty to Dorado Group Holdings as an officer thereof.

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our business combination. Our independent directors will not be obligated to present any business combination opportunities to us. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that such an initial business combination is fair to our Company from a financial point of view.

Our initial stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the IPO in favor of our initial business combination. As a result, we would need only 15,000,001 of the 40,000,000 public shares, or approximately 37.5%, sold in the IPO to be voted in favor of our initial business combination in order to have such transaction approved.

Limitation on Liability and Indemnification of Officers and Directors

Our current certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current certificate of incorporation. Our current bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors and we will purchase additional insurance to protect our directors against such liabilities for six years following the consummation of the Business Combination.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in the sections of this proxy statement entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated as a Delaware corporation on December 16, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to consummate the Business Combination using cash from the proceeds of our IPO, which closed on March 8, 2021, the sale of the Private Placement Warrants, the PIPE Investment, the Twilio Investment and the Refinancing.

Results of Operations

We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. For the six months ended June 30, 2021, we incurred a loss from operations of $242,325, including professional fees of $25,587, insurance expenses of $136,916 and other general operation expenses totaled $79,822. In addition to the loss from operations, we incurred other net expenses of $2,129,465 consisting of IPO costs of $1,182,124, excess fair value of the Private Placement Warrants of $529,653, offset by a gain on the fair value of the warrants of $3,820,577 and interest income of $20,665.

Through June 30, 2021, our efforts have been limited to organizational activities, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. We have not generated any revenues, other than interest income earned on the proceeds held in the Trust Account. As of June 30, 2021, $400,020,665 was held in the Trust Account. We had cash outside of trust of $1,511,407 and $20,759 of accounts payable and accrued expenses as of June 30, 2021.

Except for the withdrawal of interest to pay our taxes and up to $100,000 to pay dissolution expenses, if any, our current certificate of incorporation provides that none of the funds held in trust will be released from the Trust Account until the earliest of (i) the completion of an initial business combination; (ii) the redemption of 100% of the shares of Class A Stock included in the public units sold in the IPO if we are unable to complete a business combination within 24 months of the IPO Closing Date; and (iii) the redemption of any of the shares of Class A Stock included in the public units sold in the IPO in connection with a vote seeking to amend our current certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Class A Stock included in the public units sold in the IPO if the Company does not complete an initial business combination within 24 months from the IPO Closing Date or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.

Through June 30, 2021, we have not withdrawn any funds from interest earned on the Trust Account proceeds. Other than the deferred underwriting discounts and commissions, no amounts are payable to the underwriters of the IPO in the event of a business combination.

Liquidity and Capital Resources

On March 8, 2021, we completed the sale of 40,000,000 public units at $10.00 per unit, generating gross proceeds of $400,000,000. Simultaneous with the closing of the IPO, we completed the sale of 7,500,000 Private

Placement Warrants at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $11,250,000. In connection with the IPO, the underwriters were granted a 45-day option from the effectiveness date of our IPO (March 3, 2021) to purchase up to 6,000,000 additional units to cover over-allotments, if any. In April, the underwriters’ option expired unexercised.

Following our IPO and the sale of the Private Placement Warrants, a total of $400,000,000 ($10.00 per unit) was placed in the Trust Account. We incurred $22,690,704 in IPO-related costs, including $8,000,000 of underwriting fees, $14,000,000 of deferred underwriting discount and $690,704 of other costs.

As of June 30, 2021, we had cash outside our Trust Account of $1,511,407, available for working capital needs. We have used and, in the event that the Business Combination is not consummated, will continue to use the funds held outside the Trust Account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

As of June 30, 2021, we had marketable securities held in the Trust Account of $400,020,665 (including approximately $20,665 of income) consisting of money market mutual funds which meet certain conditions under Rule 2a-7 under the Investment Company Act. Income on the balance in the Trust Account may be used to pay taxes. Through June 30, 2021, we had not withdrawn any interest earned on the Trust Account to pay our taxes.

For the six months ended June 30, 2021, cash used in operating activities was $1,047,889. Net income of $1,887,140 was primarily offset by IPO costs of $1,182,124 and a non-cash charge to earnings related to the excess fair value of our warrants of $529,653 offset by a non-cash gain in earnings of $3,820,577 related to the change in fair value of our warrants and interest income of $20,665 from our Trust Account. Payments for working capital items used $805,564.

We intend to use substantially all of the funds held in the Trust Account to complete the Business Combination. To the extent that our equity or debt is used, in whole or in part, as consideration to complete the Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Further, our Sponsor, officers and directors or their respective affiliates may, but are not obligated to, loan us funds as may be required (the “Working Capital Loans”). If we complete a business combination, we would repay the Working Capital Loans. In the event that a business combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, converted upon consummation of a business combination into additional Private Placement Warrants at a price of $1.50 per Private Placement Warrant. As of June 30, 2021, no Working Capital Loans have been issued.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination (including, without limitation, the Business Combination or any subsequent initial business combination that may occur) are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, in addition to the access to the Working Capital Loans, we may need to obtain other financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of June 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

The underwriters are entitled to a deferred fee of $0.35 per public unit, or $14,000,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Warrant Liabilities

The Company’s public warrants and Private Placement Warrants meet the definition of a derivative and are recorded as derivative liabilities on the Company’s balance sheet and measured at fair value. At each reporting date, changes in the fair value are recognized in the statement of operations in the period of change.

Redeemable Shares of Class A Stock

All of the 40,000,000 shares of Class A Stock included in the public units sold as part of the IPO contain a redemption feature as described in the prospectus for the IPO. In accordance with the FASB Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity,” redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Our current certificate of incorporation provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares will be affected by charges against additional paid-in capital.

Net Loss per Common Stock

Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for each of the periods. The calculation of diluted income (loss) per common stock does not consider the effect of the warrants issued in connection with the (i) IPO and (ii) Private Placement Warrants since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations include a presentation of income (loss) per share for Class A Stock subject to possible redemption in a manner similar to the two-class method of income (loss) per common stock. Net income per share of common stock, basic and diluted, for redeemable Class A Stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable shares of Class A Stock outstanding since original issuance. Net loss per share of common stock, basic and diluted, for non-redeemable Class A Stock and Class B Stock is calculated by dividing the net income (loss), adjusted for income attributable to shares of Class A Stock subject to possible redemption, by the weighted average number of non-redeemable shares of Class A Stock and Class B Stock outstanding for the period. Non-redeemable Class B Stock includes the Founder Shares, as these common stocks do not have any redemption features and do not participate in the income earned on the Trust Account.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our condensed financial statements.

INFORMATION ABOUT SYNIVERSE

Overview

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities and network assets have allowed Syniverse to address the changing needs of the mobile ecosystem for over 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Syniverse serves two distinct groups of customers, carriers and enterprises. Syniverse’s carrier customers consist of mobile network operators, mobile virtual network operators, multiple-system operators and other communications service providers. Syniverse’s enterprise customers primarily consist of enterprises across multiple industry verticals, OTTs, social media companies and technology platform companies. Syniverse’s solutions are organized around these groups. Syniverse is a trusted neutral intermediary to approximately 800 carrier customers and 450 enterprises and technology providers.

Carrier Solutions

Syniverse serves nearly every MNO in the world and its solutions help carriers provide their customers with secure global connectivity and messaging. Syniverse’s carrier product groups consist of Global Network Services, Outsourced Carrier Solutions, and Messaging Solutions.

Global Network Services’ foundation is an interoperability and signaling network that connects to over 800 carriers and transfers over 3.3 exabits of data annually between carrier networks. This network is the backbone for many carrier services today, such as activation, authentication, and authorization of end-user mobile activities; global data transport; and real-time policy management. Syniverse also believes it will play a critical role in providing interoperability for IoT and 5G related services, and a foundation for seamless mobility between public and private networks.

Outsourced Carrier Solutions provides end-to-end solutions for clearing and settling transactions between carriers. Historically, Syniverse has enabled carriers to clear and settle roaming transactions by clearing GSMA TAP records among carriers. Syniverse has enhanced its solution to support the next-generation GSMA BCE standard to allow it to clear and settle any transaction or record between carriers, including records of IoT and 5G transactions. This solution is built on blockchain technology and capable of clearing transactions between any two entities, not just carriers. Outsourced Carrier Solutions also provides a solution that enables carriers to better monetize their A2P messaging traffic including the clearing, settlement, and invoicing of application-to-person messages. Phone number portability between carriers is another solution provided by Outsourced Carrier Solutions, allowing end users to transfer their phone number between MNOs.

Messaging Solutions delivers P2P messages between carriers. Syniverse operates its own messaging hub that enables carriers to reach almost every other carrier in the world through one connection into the Syniverse messaging hub. Syniverse also creates and manages stand-alone messaging hubs for carriers that allow them to control their own messaging connections and message routing. Syniverse processes over 1 trillion messages through these hubs annually. Syniverse believes these messaging solutions will provide a critical role in the evolution to 5G messaging and RCS messaging together with the necessary interoperability.

Enterprise Solutions

Syniverse serves approximately 450 enterprises and technology providers with solutions that address their cloud communications and omni-channel mobile engagement needs, connecting them to the mobile ecosystem and allowing seamless interaction to their customers through mobile devices and applications. Syniverse’s enterprise product groups include Global Messaging Services and CPaaS Solutions.

Global Messaging Services enable enterprises to send A2P, SMS, and MMS messages directly to their customers and employees. For example, Syniverse enables several financial services companies to send new passcodes directly to their customers through a text message, and airlines and hospitality companies to send updates regarding a customer’s travel itinerary. Syniverse’s A2P messaging network reaches approximately 800 carriers, globally maximizing customer reach for its enterprise customers. Syniverse’s Global Messaging Services also include an IP messaging gateway that allows OTTs or their end users to use IP applications to send SMS messages directly to an end user mobile device. Syniverse’s Global Messaging Services also provide connectivity to the 10DLC A2P messaging services currently being introduced by the North American carriers.

CPaaS Solutions is an omni-channel mobile engagement service that enables enterprises to optimize and differentiate their mobile interactions with various audiences. These interactions can take the form of mobile marketing, alert services, or other types of communications with customers or employees. The enterprise customer can reach their customer not only through A2P messaging, but also social channels, email, and voice. Orchestration capabilities allow communications to be integrated with other third-party platforms, such as marketing platforms. Syniverse believes the modular architecture of its CPaaS Solutions will allow it to continue to add features and functionality as the market and customers require.

Business Information

Syniverse provides mission-critical technology and business services that enable a seamless, interoperable mobile experience to end-users regardless of network, device, or application. Syniverse’s comprehensive suite of carrier and enterprise solutions are described below.

Carrier

With the emergence of new technologies and market entrants within the mobile ecosystem, it remains critical to connect disparate networks and partners to deliver seamless and ubiquitous services to end-users. In order for an end-user to complete a call, initiate a data session, send a message, or perform numerous other functions using their mobile device, carriers must connect with each other and exchange information. These connections and exchanges vary in complexity depending upon geography, technology, application, and device. Syniverse’s core strength is solving that complexity, bridging parties together to deliver seamless service to end-users. Syniverse connects approximately 800 carriers and processes over 2.2 trillion billable transactions, carrying over 3.3 exabits of data annually between and among these carriers. The transaction processing facilitates clearing of transaction records, settlement of transaction fees, authentication and activation of subscribers, and advanced data transport services, among other mission-critical services. Any time information passes from one network to another, Syniverse can provide the connection and process the transaction that enables the exchange. Syniverse offers three groups of solutions to carriers: Global Network Services, Outsourced Carrier Services, and Messaging Solutions.

Global Network Services

Activate, Authenticate, and Authorize End-User Mobile Activities

Syniverse provides signaling solutions that deliver over 1.3 trillion records annually while operating with 99.999% availability. These records authenticate the identity of end-users while roaming and authorize the appropriate level of service in the visited network. Syniverse’s signaling solutions and ability to interact with specialized carrier databases are used by carriers to communicate with one another regarding the activities taking place outside their home 2G, 3G, 4G, or 5G networks. Syniverse’s 4G diameter signaling service currently delivers over 370 billion annual transactions. Diameter signaling services enable carriers to better manage mobile data and signaling traffic growth across 4G and IMS networks. Syniverse’s ability to provide signaling interoperability between the mobile generations will play a critical role in the growth of 5G services and a foundation for seamless mobility between public and private networks.

Provide Data Transport Services over Syniverse’s Global IP Data Network Regardless of Technology Protocol

Syniverse operates the largest independent global IPX network, with almost 500 direct carrier connections and over 30 network access points through which it provides both interconnectivity and roaming services between carriers. Syniverse launched its IPX network in 2009 with a broad range of services, including a comprehensive 4G portfolio. 4G roaming services have been available since January 2012, with more than 170 live 4G roaming customers across more than 6,600 4G roaming routes. IPX networks also connect carrier 5G networks for roaming. IP networks are used by carriers and IoT providers for the transport of end-user data and content. With the explosive growth of high speed data networks, mobile devices and applications, Syniverse’s customers have increased their reliance on IP networks to meet the insatiable demand for bandwidth. Carriers rely on private secure IPX gateways to provide connectivity between their internal IP networks for the secure exchange of end-user content. IoT and MVNO providers often use IPX networks to manage all internet access for their end-users.

When end-users roam outside of their home network, all of their data traffic is routed back through their home carrier to control access and ensure a consistent end-user experience, regardless of location. This data traffic is exchanged between the home and visited carriers via an IPX gateway. Additionally, 4G and 5G standards define IPX gateways as the platform to securely exchange data between end-users on different home networks. VoLTE will migrate traditional voice transport to IPX networks. IPX gateways allow a differentiated class of service based on applications such as dynamic bandwidth provisioning and traffic prioritization. This creates opportunities for carriers to deliver new services designed to optimize the end-user experience, including VoLTE, video, and other advanced services. Syniverse believes its global reach establishes it as the provider of choice for carriers as they continue to grow their 4G networks and deploy their 5G networks.

Provide Intelligent Policy and Charging Tools That Enable Syniverse’s Customers to Use Real-Time Data for Improved End-User Experience

Syniverse provides dynamic policy management solutions that allow carriers to proactively monitor and evaluate an end-user or mobile device’s profile, and offer incremental services or resolve network issues in real-time. For example, when a subscriber is roaming in a foreign country without a proper roaming plan, Syniverse’s solution allows a subscriber to select a suitable plan and provisions that plan in real-time.

Provide Solutions to Enable Carriers to Measure and Manage the Subscriber Experience across Networks

Syniverse collects, correlates, and analyzes billions of end-user data records to provide carriers with unique insights into their subscriber behavior that allow them to identify new revenue opportunities and potential service issues in real-time. Syniverse’s data analysis can identify network failures or individual subscriber conditions causing service disruptions and enable the carriers to resolve the issue with minimal end-user impact. Additionally, Syniverse’s platform identifies long-term trends and issues in network performance that assist with network planning and partnership negotiations.

Enable Cellular IoT Connectivity Across Multiple Cellular Networks Globally

Syniverse offers global cellular connectivity to almost 600 carriers across approximately 200 countries. Syniverse’s solution allows enterprise customers to adopt IoT as part of a broader and more mature digital transformation process through improved efficiency and productivity, greater network speeds, increased data throughput processing, lower latency requirements, and most significantly, enhanced security, by nature of being shielded from the public internet. It also provides companies transitioning to cloud environments the ability to move data and services, including that from the deployment of IoT devices, discreetly over a secure network, making it easier to draw insights from intelligent data analysis, or integrate communications between remote locations. The Syniverse solution can function across both public and private cellular networks.

Outsourced Carrier Solutions

Clear, Process and Exchange Inter-operator Billing Records

Syniverse is a leading global clearinghouse, providing transaction processing services to over 700 carriers globally to validate, clear, process, and exchange inter-operator billing records. Several times per day its customers send Syniverse billing detail records related to all of the roaming end-users to whom they are providing service. Syniverse’s clearinghouse service verifies the accuracy and rates on these records, and routes the records to the related operator. Since Syniverse supports both GSMA TAP and GSMA BCE, Syniverse ensures for its customers that any change in technology is seamless, moving from 2G to 3G, 4G and 5G, as well as any future network evolutions.

Carriers rely on a multitude of wholesale roaming agreements among one another to provide their end-users with a seamless experience outside their end-users’ home coverage area. These agreements define the terms and wholesale rates that a visited carrier charges to the home carrier in exchange for providing service to roaming end-users. When carriers offer nationwide and international coverage plans, they extend the service of their home network through wholesale roaming agreements with other carriers. Carriers use clearinghouses to manage the complex exchange of wholesale end-user billing records and monthly settlement of fees. Syniverse’s GSMA BCE platform is built on blockchain technology, and architected to support the complexity of not only the carrier ecosystem but other commercial ecosystems as well.

Process and Settle Roaming Payments between Participants in the Mobile Ecosystem

Syniverse is a leading wholesale provider of financial settlement services to the mobile industry, providing these services to carriers and settling billions of dollars annually between them. On a monthly basis, Syniverse determines the wholesale fees owed between and among its carrier customers and their roaming partners and perform the reconciliation, generate the invoicing, and settle the payment of these wholesale roaming fees.

Classify Messaging Traffic and Process and Settle Messaging Payments between Messaging Aggregators and Carriers

Syniverse provides a service to carriers that allows visibility into all of the messaging traffic terminating onto their network by either A2P short code or long code delivery. On behalf of the carrier, it collects aggregated A2P messaging records, classifies the message type, validates the source, applies a rate based on message type, and generates invoices to the originating company. Syniverse also facilitates the payments between messaging partners.

Provide Number Portability Services in Multiple Countries Around the World

Syniverse’s number portability services, active in several countries, allow end-users to seamlessly move their phone numbers and services from one carrier to another. This is offered as a managed service to carriers, decreasing the need for large capital investment and providing local support staff. As carriers continue to leverage their networks to introduce new services, Syniverse works with its customers to develop and manage new signaling solutions to activate, authenticate, and authorize these new services between carriers.

Provide Risk Management Tools to Prevent Fraudulent Activity

Syniverse’s risk management capabilities extend to a variety of revenue assurance, fraud prevention, and other mobile security services. These include the real-time exchange and analysis of roaming activity records and end-user subscription information for the development of fraud profiles to identify and prevent fraudulent activity, messaging spam, and unauthorized access to carrier networks. These services enable carriers to minimize disruption to their networks, mitigate financial losses, and optimize the quality of the end-user experience.

Messaging Solutions

Manage the Worldwide Routing and Delivery of P2P SMS, MMS, and Next Generation RCS Messaging

Syniverse operates a worldwide inter-carrier P2P messaging platform that handles over 1 trillion messages annually and includes the most extensive direct connections to carriers in the Americas and Asia. Carriers rely on messaging gateways to provide the reach necessary to exchange messages between end-users on any network or service globally. As one of the largest messaging gateways globally, Syniverse’s platform verifies routing of messages to the proper destination, translates between protocols to handle incompatibility, analyzes the traffic to identify and eliminate potential fraud and spam, and manages traffic volumes to accommodate each customer’s messaging platform volume limitations.

Create and Manage Outsourced Messaging Hubs

Syniverse develops and operates messaging hubs for carriers. These messaging hubs allow the carriers to manage P2P and A2P messaging between their own international networks and also connects them with other operators and A2P messaging aggregators, increasing their reach for A2P services.

Enterprise

As mobile becomes the preferred real-time communications medium for enterprises, end-users now demand seamless and ubiquitous access to these services. Enterprises need an experienced partner who can provide them with global access to their customers across disparate mobile networks, each with unique attributes and specifications. Syniverse provides the tools to manage a standardized and seamless roll-out of end-user engagement strategies and best practices to efficiently and effectively integrate their platform into the mobile ecosystem.

Global Messaging Services

Connect Enterprises to the Mobile Ecosystem for Enhanced Customer and Employee Engagement Through A2P Messaging

Syniverse provides enterprises, such as banks, retailers, airlines and hotels, with the ability to reliably reach and interact with all of their customers and employees via mobile devices regardless of geography, network, device or application. Syniverse’s high-volume processing capabilities currently support almost 90 billion messages annually being sent by Syniverse’s enterprise customers to end-users daily.

Bridge Technology Platform Companies to the Mobile Ecosystem Allowing OTT End-Users to Interact with Traditional Mobile End-Users and Devices

Syniverse’s IP messaging gateway bridges OTT messaging applications with carriers allowing OTT end-users to seamlessly interact with traditional mobile messaging. For example, the service allows an end user of a Voice over Internet Protocol service to send and receive messages from multiple platforms (smartphone app, tablet, PC, etc.) and appear as if the messages were originating or terminating to a mobile phone number. By connecting these technology platform companies and OTTs to the larger mobile ecosystem, Syniverse effectively removes barriers between end-users and expand the addressable messaging market. Syniverse’s IP messaging gateway also enables North American 10DLC A2P messaging allowing technology platform companies, OTTs, and enterprises to use a ten-digit telephone number to send their A2P message.

CPaaS Solutions

Enable Enterprises to Rapidly Execute and Optimize Their Mobile Initiatives

Syniverse provides omni-channel mobile engagement services that enable enterprises to optimize and differentiate their mobile interactions with various audiences. These interactions can take the form of mobile marketing or alert services or other types of communications with customers or employees. The enterprises Syniverse serves interact with a large number of customers and employees on a regular, and sometimes daily, basis. These services are “opted-in” by the end-user and the solutions provide Syniverse’s enterprise customers with the ability to outsource the end-user permission process. Many of these end-users are most effectively reached in a targeted and customized fashion that accounts for their individual preferences and priorities. As a result, it has become increasingly important for enterprises to structure their mobile outreach initiatives to allow for targeting of specific audiences. By analyzing and processing end-user information, Syniverse’s services allow enterprises to intelligently segment their different constituents and selectively schedule and deliver relevant and customized offers and information to end-users. Syniverse’s service allows for the rapid deployment of mobile campaigns, real-time processing of end-user communications, and, ultimately, serve to reinforce Syniverse’s customer’s brand with its end-users.

Enable Carriers to Provide Secure IP-Based Messaging Services to Enterprises

Syniverse offers carriers a white-labeled, carrier-branded enterprise messaging solution, allowing them to create a new high-value service with their enterprise customers. The solution encrypts the message end-to-end. It provides the carrier’s enterprise customer control over the message and can be delivered to a smartphone or tablet app, or through a computer app with fallback to SMS. The solution supports multiple use cases across a variety of industries including financial services, government, healthcare, utilities, transportation, and education.

Industry Overview and Trends

Syniverse operates at the center of the global mobile ecosystem, which continues to grow rapidly as evidenced by the increasing number of mobile connections, devices and traffic. Concurrent with this growth, mobile has become the preferred medium for communication and other daily activities. For example, enterprises send text messages to their customers for high-priority communications like one-time passwords; emails are often accessed on mobile devices rather than desktop computers; and users access their social-media accounts, view content, and shop online using their mobile devices and use mobile wearables, such as watches and health monitors to monitor daily activities.

The introduction of new and diverse technologies, services and market participants has increased the complexity of providing a seamless and ubiquitous end-user experience. Key contributors to this increasing complexity include the continued deployment of evolving 4G and new 5G networks, the proliferation, increasing sophistication and diversity of mobile devices and their underlying operating systems and technologies and the emergence of new technology platform companies, OTTs, and enterprises, and their rapid introduction of innovative applications and services to the mobile ecosystem.

The introduction of 5G networks to the mobile ecosystem is not only requiring the deployment of new network infrastructure but also changes to the commercial infrastructure. The GSMA has developed the new Billing and Charging Evolution (“BCE”) charging standard to increase the flexibility of charging models as IoT use cases proliferate and the mobile ecosystem grows beyond carrier-to-carrier charging models with 5G.

The increased complexity of the mobile ecosystem has created a growing demand for intelligence and analytical solutions. Business intelligence solutions derived from the processing of end-user transaction data have become a key element in delivering superior business performance across a wide range of industries. The deployment of 5G and growth of mobile IoT use cases is accelerating the need for these solutions across the mobile ecosystem. Carriers need visibility of their end customers’ devices regardless of which network they are on to provide the promised customer experience. Enterprises need visibility to their IoT devices and the ability to interact with those devices and make decisions with the data from them.

The continued growth of IoT devices and applications is bringing new challenges to the mobile ecosystem in terms of security, orchestration, quality, and network performance. For IoT to prove out its value and continue to grow, these areas must be addressed. Data flowing from an IoT device back to its application in the cloud or enterprise network is open to attack if it is flowing over the public internet. Alternately, there are options for this device and its data to go over a private network to reduce the threat. As IoT applications become more sophisticated, the quality and performance of the network become more important to minimize latency and have the ability to handle the spikes in bandwidth. New 5G devices and networks are designed specifically to deliver these capabilities.

Enterprises have begun to deploy private 4G and 5G networks as regulators in the United States and other countries have made spectrum available for their use. Many private network use cases require mobility with the mobile device needing to connect to different networks. Seamless handoff between a public carrier network and an enterprise private network becomes crucial for the value to be realized.

The CPaaS market and associated A2P messaging is growing rapidly as enterprises leverage CPaaS for their digital transformation and omni-channel customer experience initiatives. CPaaS use cases are evolving from one-way text messaging to customers to two-way rich text ongoing business to consumer (“B2C”) communications. Messaging is becoming the always on channel of communication preferred by consumers.

Syniverse’s customers continually face new and technical challenges as the mobile ecosystem rapidly grows in size, complexity, and end-user expectations. As a result, there is a significant and growing need for a trusted intermediary that can connect participants to provide end-users with a seamless mobile experience.

Competitive Strengths

Syniverse addresses the need of mobile ecosystem participants for a neutral and trusted intermediary. For over 30 years Syniverse has simplified the complexity of the mobile ecosystem by leveraging economies of scale to efficiently enable the secure, real-time processing of the billions of transactions required each day to enable a ubiquitous and seamless mobile experience. Every mobile ecosystem participant to which Syniverse connects increases the value of its services for all of its customers. Syniverse has the following key strengths:

•	Trusted Neutral Intermediary with Global Scale and Reach

•	Operational Excellence Supported by Proprietary and Secure Technology Platforms

•	Broad and Differentiated Portfolio of Services for Carriers and Enterprises

•	Real-Time Data Analytics and Intelligence Capabilities

•	Uniquely Positioned to Drive Innovation in the Mobile Ecosystem with a Proven Track Record

•	Longstanding Customer Relationships and Diverse Customer Base

•	High and Continually Improving Customer Satisfaction

•	Experienced Management Team

Syniverse believes these strengths provide competitive advantages that position it well to enhance its position at the center of the mobile ecosystem and allow it to capitalize on the growth trends in its industry.

Trusted Neutral Intermediary with Global Scale and Reach

Syniverse is the leading global provider of transaction processing and intelligence solutions across the mobile ecosystem. Syniverse is a primary connection point and a trusted neutral intermediary to approximately

1,250 carriers, OTTs, and enterprises, creating significant value for its customers and, ultimately, their end-users. Syniverse believes its geographic footprint, scope of operations, and established relationships with blue-chip customers make its business model and global scale difficult, time-intensive and costly to replicate. Syniverse operates the largest independent global IPX network with almost 500 direct carrier connections and its global A2P messaging network reaches approximately 800 carriers globally. Its technology platforms are highly scalable, processes over 2.2 trillion billable transactions annually, and can easily support new services, new customers and transaction volume growth without incurring significant additional costs.

Operational Excellence Supported by Proprietary and Secure Technology Platforms

Syniverse’s network operates with over 99.999% availability and all of its platforms have high reliability as a result of Syniverse’s investment in its technology infrastructure and platforms, system redundancy and automated recovery, security and the expertise of its highly skilled workforce. Syniverse’s mission-critical services directly impact its customers’ operational and financial performance and, as a result, Syniverse believes that the operational reliability of its technology platform is a critical competitive differentiator. Its proprietary and secure technology platforms located across thirteen countries on four continents, are situated in 15 data centers and 23 network access points, supporting its global IP backbone. Syniverse’s state-of-the-art network and application monitoring centers ensure global connectivity and respond to service degradation notifications and other alarms, enhancing and maintaining its customers’ ability to provide a seamless and ubiquitous end-user experience.

To increase the flexibility of Syniverse’s network and platforms to meet the current and future requirements of its customers, Syniverse has deployed a Hybrid Cloud strategy. Syniverse applications operate both on its managed internal private cloud network within leased colocation facilities as well as in the public cloud or public cloud hosted solutions.

Broad and Differentiated Portfolio of Services for Carriers and Enterprises

Syniverse provides a complete portfolio of mission-critical services that enable seamless mobile usage across disparate networks and technologies, enable enterprises to access their customers and employees, manage business-to-business transaction processing between and among its customers and their partners, and provide data analytics and intelligence. Syniverse’s cloud-based solutions allow its customers to bring new services to market quickly with a low cost of service. Syniverse’s comprehensive portfolio allows it to function as a one-stop shop for its customers and to offer customized solution suites that are unique in the marketplace.

Real-Time Data Analytics and Intelligence Capabilities

Syniverse’s unique position at the center of the mobile ecosystem provides it with access to a unique portfolio of real-time data derived from the processing of end-user transaction information. With insight derived from end-users’ information, behavior and locations, which Syniverse refers to as mobile context, carriers can optimize the subscriber experience and OTTs and enterprises can enhance their end-user relationships with the deployment of new and personalized engagement capabilities. Carriers use Syniverse’s business intelligence tools to proactively resolve performance issues and utilize real-time subscriber information to provide customized service to their end-users. Syniverse believes that its unique position at the center of the mobile ecosystem as well as the substantial amount of real-time data it processes on behalf of its customers enables it to develop innovative business intelligence solutions, including identity and security services, to address the needs of its customers as they seek to provide seamless and personalized experiences for their end-users.

Uniquely Positioned to Drive Innovation in the Mobile Ecosystem with a Proven Track Record

Syniverse believes that its expertise and experience in the mobile ecosystem, long-standing customer relationships and integrated position with carriers positions it to provide innovative and relevant new services to a variety of customers in response to changing technologies, the needs of new and non-traditional market entrants, and the ever-changing preferences of end-users. Syniverse has a 30-year history of investing in and developing new services that anticipate and respond to its customers’ needs as new technologies, standards, entrants, and business models are introduced into the mobile ecosystem. Over the last six years, Syniverse has invested over $330 million in the development of new services and new features for its portfolio of existing services. Syniverse often develops services in collaboration with its customers, enabling it to mitigate the financial risk associated with its investments. Syniverse believes its culture of innovation positions it well to capitalize on future growth opportunities. To support this effort, Syniverse has a talented workforce of product developers and engineers who participate in, and often lead, industry groups responsible for developing new mobile technology standards in organizations such as GSMA and 3GPP.

Longstanding Customer Relationships and Diverse Customer Base

Syniverse has provided services to its top 10 customers for an average of nineteen years. The mission-critical nature and superior quality of its services have allowed it to maintain a customer contract renewal rate of 93% or higher over the past 10 years. Syniverse has a diverse set of approximately 1,250 customers in nearly 200 countries. Its customers include 95 of the top 100 mobile carriers globally, including AT&T Mobility, Verizon Wireless, T-Mobile USA, América Móvil, Vodafone, Telefónica, China Mobile and Airtel; customer engagement providers including Twilio and OTTs, including three of the five largest social networking sites in the U.S. and one of the largest social networking sites in China; and blue-chip enterprise customers, including the top three credit card networks worldwide, four of the five top U.S. banks, and leading travel and hospitality brands. Syniverse’s firm-wide Net Promoter Score improved from 36 to 42 in 2020, with respondents favorably citing its service quality and timely support, cooperation, innovation, and reliability.

Experienced Management Team

The Syniverse executive management team has extensive customer and industry expertise, significant experience with emerging technologies, and a proven track record of driving growth with an average of over 20 years of industry experience, and Syniverse continuously seeks to augment its experienced leadership team with exceptional management talent. Syniverse’s CEO brings almost a decade and a half of leadership experience as an executive of multiple, publicly traded MNOs. The team has fostered a strong culture focused on delivering superior value to its customers and shareholders, as demonstrated by its diverse customer base and expanded geographical diversity.

Business Strategy

Syniverse is executing on the following strategies:

Grow Syniverse’s Business Globally

Syniverse leverages its existing technology and globally scaled infrastructure, its portfolio of services and its market leading position and reputation to capitalize on robust mobile growth in all the markets it serves. In support of its growth initiatives, Syniverse builds upon its global reach, extensive access to and ability to process transaction data at high volumes, mobile ecosystem expertise and deep, trusted relationships with its existing customers to increase the number of solutions sold to them. Syniverse develops relationships with new customers utilizing a solution selling approach based on its strong product portfolio and capitalizing on its globally recognized reputation for customer service, reliability and innovation. Partnering with its enterprise customers to expand their businesses globally, Syniverse utilizes its industry leading global messaging and connectivity reach. Co-creating new CPaaS use cases with its enterprise customers to execute on their digital transformation strategies is a focus of its enterprise sales playbook.

Continue to Develop Innovative Services

Understanding the needs of its customers, competitor strategies and market trends, Syniverse invests substantial resources in designing and delivering new services to the mobile ecosystem and exceeding its customers’ expectations. For example, Syniverse has developed an IoT connectivity platform that allows enterprises to keep their devices, applications and data secure and off the public internet. Similarly, Syniverse has developed a simplified interface for enterprise application developers that allows enterprises to easily integrate their services with its mobile communications infrastructure, such as its messaging platform, to accelerate the deployment of their services to mobile end-users. Syniverse develops new, innovative services individually and through partnerships and joint initiatives with its customers, especially in the areas of 5G, IoT, private networks, and CPaaS. Syniverse focuses on meeting its carrier and enterprise customers’ growing needs for diverse intelligence and analytic solutions, leveraging its unique position at the center of the mobile ecosystem and the substantial amount of data it has access to and processes on behalf of its customers.

Continue to Support New Entrants to the Mobile Ecosystem

Syniverse’s deep industry and technical knowledge, leading market position, and role as a centralized platform lead it to be a provider of choice for new and non-traditional entrants. With the continued growth of 4G connections and increasing deployments of 5G networks, the mobile market is undergoing significant business model innovation and evolution, as shown by the continued emergence of non-traditional service providers such as multi-service operators, MVNO and IoT service providers, and technology platform and cloud providers requiring integration into the mobile ecosystem. In addition, OTTs and enterprises view mobile as central to their strategies and demand the ability to communicate and interact with their customers and employees on their mobile devices anywhere in the world. Syniverse provides and develops services that meet the unique needs of these new entrants.

Pursue Strategic Partnerships

Syniverse follows a disciplined strategy of pursuing strategic partnerships focused on companies with compatible business models that it believes will be accretive. Syniverse has historically used and expects to continue to use partnerships to expand its solution offerings, increase its presence in certain geographic markets, expand its network reach, accelerate go-to-market strategies and gain scale. In March 2021, Syniverse announced a strategic partnership with Twilio, a leading customer engagement platform. It believes that this strategic partnership will enable it to further enhance its end-to-end enterprise solutions.

Continue to Focus on Operational Excellence and Efficiency

Syniverse maintains its high quality of service and reputation for reliability while continuing to focus on opportunities to optimize its operating efficiency and lower its cost structure through automation and cost management initiatives. Recent operational efficiency initiatives have included automation efforts designed to ensure higher customer satisfaction, improved resource management and refined product development processes. Syniverse’s continued focus on operational excellence drives efficiency, effectiveness and quality of service for its customers’ end-users.

In August 2019, Syniverse launched a transformation program (the “Transformation Program”) with the objective of implementing a future operating model and optimizing its cost base to that model. In connection with the Transformation Program, Syniverse’s board of directors approved the plan in June 2020 to optimize its labor force through reducing the cost of management, offshoring or outsourcing activities and eliminating or automating tasks. The Transformation Program will focus on optimizing the customer experience, the employee experience and shareholder value.

Employees

As of May 31, 2021, Syniverse had 1,455 full-time equivalent employees, with approximately 67% located outside the United States. Certain employees in various countries outside the United States are subject to laws providing representation rights to employees under collective bargaining agreements and/or on workers’ councils. Syniverse believes that employee relations are positive.

Sales and Marketing

As of May 31, 2021, Syniverse’s sales and marketing organizations included 182 people. This group performs the sales, customer support, product management, and marketing functions of Syniverse.

Customer Operations

As of May 31, 2021, Syniverse had 598 employees dedicated to managing internal operations, customer support, network provisioning, monitoring and support functions. Key functions of this group include: customer service, documentation and training, operator business process outsourcing, internal operations support, network operations center and network services.

Technology

As of May 31, 2021, Syniverse’s technology group was comprised of 395 professionals. This group performs all functions associated with the design, development, testing, implementation and operational support of its services. The primary functions of the technology group include product development and lifecycle management, corporate and network security, operational support services, and information technology services.

General and Administrative

As of May 31, 2021, Syniverse’s general and administrative organization included 280 employees. This group performs the general and administrative corporate functions including financial planning & business support, accounting, tax, treasury, investor relations, audit, billing & collections, transformation, legal, human resources, strategy, sourcing, and facilities.

Competition

Syniverse believes that the breadth of its services, global scale, and customer relationships will enable it to continue to be a market leader. Syniverse faces competition from several companies that provide similar offerings to some of its services in certain geographic markets. For Syniverse’s carrier focused services, its competitors include regional providers of specific services, wholesale service divisions of incumbent network providers and, in limited cases, carriers that create in-house solutions. For Syniverse’s enterprise focuses services, its competitors include A2P messaging aggregators, CPaaS platform providers, enterprise database and application companies, specialized application integration consultants and, in some cases, carriers.

While Syniverse maintains a leading position in most of the markets in which it operates, its future success will depend on its ability to enhance and expand its suite of services, provide reliable connectivity and services, strengthen and expand its geographic footprint and drive innovation that anticipates and responds to emerging customer needs and the growth and evolution of the mobile ecosystem.

Customers

Syniverse has a diverse set of approximately 1,250 customers in nearly 200 countries. Its customers include 95 of the top 100 mobile carriers globally, including AT&T Mobility, Verizon Wireless, T-Mobile USA,

América Móvil, Vodafone, Telefónica, China Mobile and Airtel; customer engagement providers including Twilio, OTTs, including three of the five largest social networking sites in the U.S. and one of the largest social networking sites in China; and blue-chip enterprise customers, including the top three credit card networks worldwide, four of the five top U.S. banks, and leading travel and hospitality brands.

Syniverse’s customer base has remained stable over time, as it has been providing services to its top 10 customers for an average of 19 years. Syniverse believes these longstanding relationships, and the mission-critical nature and superior quality of its services, have allowed it to maintain a customer contract renewal rate of 93% or higher over the past 10 years.

Syniverse’s largest customer, AT&T Mobility, generated 13.3% of total revenues for the year ended November 30, 2020. No other customer generated more than 10% of total revenues for the year ended November 30, 2020.

Litigation

Syniverse is not currently a party to any legal proceedings that would, either individually or in the aggregate, have a material adverse effect on its business, financial condition or cash flows. Syniverse may, from time to time, be involved in legal proceedings arising in the normal course of business. The outcome of legal proceedings is unpredictable and may have an adverse impact on its business or financial condition.

Government Regulations

The majority of Syniverse’s services are not heavily regulated. In the United States, it does not offer services that are deemed to be common carrier telecommunications services. However, certain services it offers in the United States are subject to limited regulation by the FCC. In particular, end-user revenues from selected services are used to determine its contribution to the FCC’s Universal Service Fund. In addition, certain services it offers outside of the United States are also subject to regulation. Some of its financial clearing services require that it maintains a license as a money service business in the United Kingdom and follow certain “know your customer” and anti-money laundering regulations in the provision of these services. Finally, its number portability businesses in India and Singapore are provided under government issued licenses with specific terms and conditions. For example, in India, its number portability license sets the price it can charge for Syniverse’s services. If Syniverse violates the terms of its licenses in India or Singapore, it is subject to fine and could lose its ability to continue to offer these services.

Intellectual Property

Syniverse currently maintains approximately 223 registrations and sixteen pending applications covering its service and trademarks in the United States and foreign countries; approximately 124 issued patents and 28 pending patent applications in the United States and foreign countries; and 60 U.S. copyright registrations. Syniverse also relies on trade secret and copyright laws in the United States and globally as well as contractual arrangements to protect its trade secrets and copyrightable works.

SYNIVERSE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help the reader understand Syniverse’s business, financial condition, results of operations, liquidity and capital resources and business developments for the periods. It should be read in conjunction with “Selected Historical Consolidated Financial Information of Syniverse,” and the consolidated financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements about Syniverse’s business and operations. Actual results may differ materially from those management currently anticipates as a result of many factors, including those described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Due to rounding, the numbers and percentages reported below may not sum to totals or quarterly amounts.

Business

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities, and network assets, have allowed Syniverse to address the changing needs of the mobile ecosystem for over thirty years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Syniverse serves two distinct groups of customers, carriers and enterprises. Syniverse’s solutions are organized around these groups. Syniverse is a trusted neutral intermediary to approximately 800 carrier customers and 450 enterprises and technology providers.

Syniverse serves nearly every mobile network operator in the world and its solutions help carriers provide their customers with secure, global connectivity and messaging. Syniverse’s carrier product groups consist of Global Network Services, Outsourced Carrier Solutions, and Messaging Solutions.

Global Network Services’ foundation is an interoperability and signaling network that connects to over 800 carriers and transfers over 3.3 exabits of data annually between carrier networks. This network is the backbone for many carrier services today such as activation, authentication and authorization of end-user mobile activities; global data transport; and real-time policy management. Syniverse also believes it will play a critical role for providing interoperability for IoT and 5G related services, and a foundation for seamless mobility between public and private networks.

Outsourced Carrier Solutions provides end-to-end solutions for clearing and settling transactions between carriers. Historically, Syniverse has enabled carriers to clear and settle roaming transactions by clearing GSMA TAP records among carriers. Syniverse has enhanced its solution to support the next-generation GSMA BCE standard to allow it to clear and settle any transaction or record between carriers, including records of IoT and 5G transactions. This solution is built on blockchain technology and capable of clearing transactions between any two entities, not just carriers. Outsourced Carrier Solutions also provides a solution that enables carriers to better monetize their A2P messaging traffic including the clearing, settlement and invoicing of application-to-person messages. Phone number portability between carriers is another solution provided by Outsourced Carrier Solutions allowing end users to transfer their phone number between mobile operators.

Messaging Solutions delivers P2P messages between carriers. Syniverse operates its own messaging hub that enables carriers to reach almost every other carrier in the world through one connection into the Syniverse messaging hub. Syniverse also creates and manages stand-alone messaging hubs for carriers that allow carriers to control their own messaging connections and message routing. Syniverse processes over a trillion messages over these hubs annually. Syniverse believes these messaging solutions will provide a critical role in the evolution to 5G messaging and RCS messaging together with the necessary interoperability.

Syniverse serves approximately 450 enterprises and technology providers with solutions that address their cloud communications and omni-channel mobile engagement needs connecting them to the mobile ecosystem allowing seamless interaction to their customers through mobile devices and applications. Syniverse’s enterprise product groups include Global Messaging Services and CPaaS Solutions.

Global Messaging Services enable enterprises to send A2P SMS and MMS messages directly to their customers and employees. For example, Syniverse enables several financial services companies to send new passcodes directly to their customers through a text message and airlines and hospitality companies to send updates regarding a customer’s travel itinerary. Syniverse’s A2P messaging network reaches approximately 800 carriers globally maximizing customer reach for its enterprise customers. Global Messaging Services also include an IP messaging gateway that allows OTTs or their end users to use IP applications to send SMS messages directly to an end user mobile device. Global Messaging Services also provides connectivity to the 10 DLC A2P messaging services currently being introduced by the North American carriers.

CPaaS Solutions is an omni-channel mobile engagement service that enable enterprises to optimize and differentiate their mobile interactions with various audiences. These interactions can take the form of mobile marketing or alert services or other types of communications with customers or employees. The enterprise customer can reach their customer not only through A2P messaging, but also social channels, e-mail, and voice. Orchestration capabilities allow the communications to be integrated with other 3rd party platforms such as marketing platforms. Syniverse believes the modular architecture of its CPaaS Solutions will also allow it to continue to add features and functionality as the market and customers require.

Developments

Impact of COVID-19 Pandemic

COVID-19 was identified in China in late 2019 and has since spread throughout the world. The impact of COVID-19 has been wide-ranging, including, but not limited to, the temporary closures of many businesses and schools, “shelter in place” orders, travel restrictions, social distancing guidelines and other governmental, business and individual actions taken globally in response to the pandemic. In response to the COVID-19 pandemic, Syniverse has taken a number of steps to preserve cash and maximize its financial flexibility, including the reduction of discretionary spending, operating expenses and headcount, along with borrowings under its revolving credit facility.

Syniverse experienced a decline in roaming volumes that management believes was caused by the effects of COVID-19 and measures taken to prevent its spread or mitigate its effects, such as government-mandated travel restrictions. The decline in revenues attributable to roaming volume declines was estimated to be $11.4 million and $28.7 million for the six months ended May 31, 2021 and the eleven months ended November 30, 2020, respectively. The estimated impact of COVID-19 on revenues was determined from volume declines on Syniverse’s variable revenue services, relative to prior trends and expectations, which occurred after lockdowns were announced. The estimated impact excludes other harder to quantify foregone revenues from the impacts on pricing, project deferrals and implementation or contract execution delays. Syniverse has also experienced a decline in direct cost of operations for message termination fees that would have been incurred absent COVID-19 along with the corresponding revenues. Management has estimated that cost of operations would have been higher by $0.7 million and $5.1 million for the six months ended May 31, 2021 and the eleven months ended November 30, 2020, respectively. In addition, Syniverse has experienced a reduction in travel and sales and marketing expenses that were avoided due to travel restrictions and postponement or virtualization of trade shows. The total reduction in travel and sales and marketing expenses associated with such events due to COVID-19 was $4.3 million and $9.2 million for the six months ended May 31, 2021 and the eleven months ended November 30, 2020, respectively. The reduction was attributable to the effects of COVID-19 and cost savings actions associated with Syniverse’s Transformation Program. A bifurcation of the cost reduction into these two categories is impracticable.

During 2020 and 2021, the COVID-19 pandemic peaked, subsided and has seen a resurgence, leading to continuing or renewed containment measures. The introduction and expanding availability of vaccines in 2021 in the U.S. and other nations appears to be leading to a lessening of travel restrictions and containment measures, however, there are also many nations that are experiencing a surge that is leading to enhanced restrictions, including many locations in which Syniverse operates. Management estimates that the COVID-19 impact on revenues for the year ending November 30, 2021 could range from $15 million to $20 million. The continuing impact of COVID-19 will depend significantly on the duration and potential cyclicality of the pandemic and the related public policy actions, the length and severity of the global economic slowdown and the impacts to Syniverse’s customers over the longer term. For a description of risks related to COVID-19, refer to “Risk Factors—COVID-19 could continue to negatively impact Syniverse’s financial performance.”

Organizational Changes

On March 16, 2021, Syniverse announced that Andrew Davies was appointed as Chief Executive Officer. Syniverse also announced that Chief Transformation Officer Simeon Irvine was appointed as Chief Financial Officer. As the result of a new organizational structure as well as the appointment of a new Chief Executive Officer who is Syniverse’s CODM, management determined that Syniverse is comprised of two reportable segments: Carrier services and Enterprise services.

Change in Year End

In the fourth quarter of 2020, Syniverse changed its fiscal year end from a calendar year basis to a fiscal year basis ending on November 30. The presentation for fiscal 2020 consists of the eleven month transition period from January 1, 2020 through November 30, 2020. Financial statements for 2019 continue to be presented for the 12 month period ended December 31, 2019.

Seventh Amendment to the First Lien Credit Facility

On May 10, 2021, Syniverse Holdings entered into an amendment (the “Seventh Amendment”) to the First Lien Credit Facility (as amended, amended and restated, supplemented or otherwise modified from time to time), among Syniverse Holdings, as borrower, Buccaneer, Barclays Bank PLC, as administrative agent, swing line lender and letter of credit issuer, and the lenders and financial institutions from time to time party thereto in order to make certain modifications to the financial maintenance covenant if and for so long as certain financial maintenance covenant conditions are satisfied. For a discussion of Syniverse’s indebtedness and the Refinancing, please see the section entitled “Description of Certain Indebtedness of Syniverse and the Refinancing.”

Factors and Trends Affecting Syniverse’s Results of Operations

Syniverse’s management believes that Syniverse’s results of operations have been, or are expected to be, affected by the following factors, which may cause its future results of operations to differ from its historical results of operations discussed under the “Results of Operations” in the following section:

•

rapid technological change in the industries Syniverse serves, including the increasing demand for seamless and ubiquitous connectivity, personalized mobile services and the proliferation of new and increasingly complex mobile devices, could lead to growth in Syniverse’s potential customer base, increased opportunities to provide new services to its customers and increased transaction volumes. Syniverse may also increase investment in its business in order to develop new technologies and services to effectively serve its customers in light of these developments. Significant technological changes or changes in the needs of Syniverse’s customers have in the past, and are likely to continue to in the future, make certain of Syniverse’s services obsolete, such as its CDMA and Legacy services in the Carrier segment. In addition, Syniverse’s failure or inability to respond to these developments through the provision of new or updated services or otherwise could have a negative effect on its ability to grow or retain its customer base and on its transaction volumes. This has resulted in a significant reduction in CDMA and Legacy Carrier services revenues, decreasing from $166.6 million for the year ended December 31, 2017 to $42.8 million for the eleven months ended November 30, 2020 and $16.6 million for the six months ended May 31, 2021. Syniverse management does not anticipate rapid technological change that will result in obsolescence in Syniverse’s other Carrier or Enterprise services for the next several years;

•

the COVID-19 pandemic continues to impact roaming volumes due to reduced demand in Syniverse’s customers’ business operations, and Syniverse expects that COVID-19 may continue to impact its business. Syniverse believes the decrease in its customers’ business operations in some cases was caused by a decrease in travel due to government-mandated or voluntary closures, as well as initiatives to reduce costs or preserve cash including project delays, thereby decreasing demand for Syniverse mobile services. The continued impact of COVID-19 will depend significantly on the duration and potential cyclicality of the health crisis and the related public policy actions, the length and severity of the global economic slowdown and the impacts to Syniverse’s customers over the longer term;

•

downward pressure on the prices Syniverse charges for its services from its existing customers as it enters into contract renewals, expand its scope of services and increase its proportion of fixed monthly recurring pricing, all of which could have a negative or positive impact on its revenues and direct margin dollars;

•	Syniverse’s ability to execute on currently pending and future cost savings initiatives, including efficient resource allocation, management realignment and other activities;

•

the introduction of 5G networks to the mobile ecosystem requires the deployment of new network infrastructure and changes to the commercial infrastructure. This will affect revenue from solutions that support previous generations of networks, but will also bring new revenue opportunities in helping carriers transition to 5G and with new 5G enabled services;

•

the continued growth of IoT devices and applications is bringing new challenges to the mobile ecosystem in terms of security, orchestration, quality and network performance. These areas must be addressed to realize the benefits of the advanced IoT use cases coming to market. Helping the mobile ecosystem with these challenges should have a positive effect on revenue as will the increased IoT traffic across Syniverse’s network;

•

enterprises have begun to deploy private 4G and 5G networks as regulators in the U.S. and other countries have made spectrum available for their use. Many private network use cases require mobility with the mobile device needing to connect to different networks. This could increase the need for Syniverse’s interoperability and connectivity solutions; and

•

the CPaaS market, and associated A2P messaging, is growing rapidly as enterprises leverage CPaaS for their digital transformation and omni-channel customer experience initiatives. CPaaS use cases are evolving from one-way text messaging to customers to two-way rich text ongoing B2C communications. Syniverse believes this will result in an increase in revenue and direct margin dollars with increased A2P traffic across its network and new solutions enabled by its CPaaS platform. Syniverse realizes a lower direct margin as a percentage of revenues from its Enterprise segment than its Carrier segment.

Components of Results of Operations

Revenues

Syniverse’s contracts with its customers generally contain one or more performance obligations to stand-ready to process transactions as and when they are presented. Revenue is recognized as a service over time as the customer simultaneously receives and consumes the benefits provided by Syniverse.

Syniverse generally enters into multi-year contracts with its customers, which are non-cancelable by both parties. The transaction price of each contract includes the amount to which Syniverse expects to be entitled, which may be comprised of fixed consideration, variable consideration or a combination of both. For services performed under contracts with exclusively fixed monthly recurring fees, Syniverse generally records revenue on a straight-line basis over the contractual term. Less commonly, Syniverse enters into contracts with monthly recurring fees which are fixed over the course of each year under the contract, but may change at the completion of each twelve month period of the contract. In such cases, management applies judgment to determine whether a time-based measure or another output-based measure, such as volume, is the most appropriate measure of the pattern of performance to satisfy the performance obligation. For contracts with significant up-front customization and development activities at the inception of a contract, revenues and the associated direct costs, if any, are deferred and recognized on a straight-line basis over the contractual term.

For contracts that include variable consideration, transaction-based fees are invoiced each month according to the volume delivered each month, including the number of records or transactions processed, the size of data records processed or both, and may include a fixed price per unit, a tier-based price per unit or fee, or a fixed amount plus additional fees for volume overages above a contractual threshold. For services with transaction-based fees, variable consideration is allocated to each distinct month in which the service is performed as the variable consideration relates specifically to the transfer of each distinct monthly service during that period. The variability is driven by the number of transactions presented by the customer or end-user for Syniverse to process. The uncertainty related to the variable consideration is resolved on a monthly basis as Syniverse satisfies its obligation to perform services each month.

Costs and Expenses

Syniverse’s costs and expenses consist of cost of operations, general and administrative, sales and marketing, depreciation and amortization, employee termination benefits, and restructuring expense.

•

Cost of operations includes variable costs, which is composed of message termination fees, revenue share fees and data processing costs; headcount costs associated with service implementation, training and customer care and off-network database query charges; facility hosting and support costs, which is composed of software and hardware maintenance and support and SaaS costs; and network costs. Variable costs are paid to third-party providers and are direct costs that fluctuate either as a percentage of revenue or by the number of transactions processed;

•

General and administrative expenses include headcount costs for executive, finance, legal, human resources and other administrative departments, and professional service fees and support and maintenance relating to those functions; research and development expenses; and a portion of the expenses associated with Syniverse’s office facilities;

•	Sales and marketing includes headcount costs, trade show costs and other related marketing and promotional costs;

•

Depreciation and amortization relate primarily to Syniverse’s property and equipment, capitalized software and identifiable intangible assets, including its customer relationships and technology assets;

•	Employee termination benefits represent costs related to severance and other employee related costs that are unrelated to a restructuring plan; and

•	Restructuring represents costs related to certain exit activities such as involuntary termination costs and contract termination costs related to facilities associated with a restructuring plan.

Financial Highlights

Revenues increased $6.7 million, or 2.1%, to $332.1 million for the six months ended May 31, 2021 from $325.4 million for the same period in 2020. Net loss decreased $5.3 million, or 8.4%, to $57.6 million for the six months ended May 31, 2021 from $62.9 million for the same period in 2020. Adjusted EBITDA decreased $7.1 million, or 6.9%, to $95.6 million for the six months ended May 31, 2021 from $102.7 million for the same period in 2020. Refer to the “Non-GAAP Financial Measures” below for the definition of Adjusted EBITDA and other non-GAAP measures Syniverse tracks as well as a reconciliation of Net loss to Adjusted EBITDA.

Revenues decreased $154.3 million, or 20.7%, to $589.6 million for the eleven months ended November 30, 2020, from $743.8 million for the twelve months ended December 31, 2019. . Net loss increased $43.7 million, or 43.9%, to $143.4 million for the eleven months ended November 30, 2020 from $99.6 million for the twelve months ended December 31, 2019. Adjusted EBITDA decreased $66.9 million, or 26.9%, to $182.0 million for the eleven months ended November 30, 2020 from $248.9 million for the twelve months ended December 31, 2019.

Results of Operations—Six Months Ended May 31, 2021 and 2020

The following table presents an overview of Syniverse’s results of operations for the six months ended May 31, 2021 and 2020:

(in thousands)	Six Months Ended% of May 31, 2021	% of Revenues	Six Months Ended% of May 31, 2020	% of Revenues	2021 compared to 2020
					$ change	% change
Revenues:
Carrier	$212,753	64.1%	$225,378	69.3%	$(12,625)	(5.6)%
Enterprise	119,350	35.9%	100,018	30.7%	19,332	19.3%

Revenues	332,103	100.0%	325,396	100.0%	6,707	2.1%
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	184,540	55.6%	162,076	49.8%	22,464	13.9%
Sales and marketing	25,158	7.6%	31,967	9.8%	(6,809)	(21.3)%
General and administrative	46,829	14.1%	45,231	13.9%	1,598	3.5%
Depreciation and amortization	42,490	12.8%	55,203	17.0%	(12,713)	(23.0)%
Restructuring expense	2,358	0.7%	2,684	0.8%	(326)	(12.1)%

	301,375	90.7%	297,161	91.3%	4,214	1.4%

Operating income	30,728	9.3%	28,235	8.7%	2,493	8.8%
Other (expense) income, net:
Interest expense	(80,935)	(24.4)%	(85,996)	(26.4)%	5,061	5.9%
Equity loss in investees	(1,192)	(0.4)%	(384)	(0.1)%	(808)	NM
Other, net	(3,669)	(1.1)%	1,618	0.5%	(5,287)	NM

	(85,796)	(25.8)%	(84,762)	(26.0)%	(1,034)	(1.2)%

Loss before provision for income taxes	(55,068)	(16.6)%	(56,527)	(17.4)%	1,459	2.6%
Provision for income taxes	2,581	0.8%	6,415	2.0%	(3,834)	(59.8)%

Net loss	$(57,649)	(17.4)%	$(62,942)	(19.3)%	$5,293	8.4%

NM = Not Meaningful

Revenues

Revenues increased $6.7 million, or 2.1%, to $332.1 million for the six months ended May 31, 2021 from $325.4 million for the same period in 2020. Syniverse management estimates that reductions in volumes attributable to COVID-19 resulted in a decrease in revenues of $11.4 million and $9.9 million for the six months ended May 31, 2021 and 2020, respectively, which were mostly experienced in clearing and settlement, signaling and policy services. The changes in revenues described below are inclusive of the estimated COVID-19 impact.

Revenues from Carrier services decreased $12.6 million, or 5.6%, to $212.8 million for the six months ended May 31, 2021 from $225.4 million for the same period in 2020. CDMA and Legacy Carrier services revenues totaling $16.6 million for the six months ended May 31, 2021 contributed $8.8 million to the revenue decrease over the prior year period. Excluding CDMA and Legacy Carrier services revenues, the decrease in Carrier revenues was $3.8 million as further described below.

Revenues for Global Network Services, which is primarily composed of signaling services, policy and charging and mobile intelligence solutions, decreased by $14.2 million, or 16.4%, from the six months ended May 31, 2020 primarily as a result of IPX pricing declines in the APAC region and bandwidth reductions, volume and pricing declines in GSM signaling and volume declines in policy and charging services. Outsourced Carrier Solutions revenues, which is primarily composed of clearing and settlement and number portability services, decreased by $4.5 million, or 7.3%, from the six months ended May 31, 2020 as a result of volume declines in GSM clearing and settlement services, partially offset by an increase in number portability services. Revenues from Messaging Solutions services increased by $14.9 million, or 29.3%, from the six months ended May 31, 2020 as a result of new carrier routes, primarily in the APAC region, partially offset by pricing declines in the U.S.

Revenues from Enterprise services increased $19.3 million, or 19.3%, to $119.4 million for the six months ended May 31, 2021 from $100.0 million for the same period in 2020. Revenues for Global Messaging Services, which is composed of A2P and 10 DLC, increased by $14.7 million, or 16.0%, primarily from 10 DLC and A2P volume expansion. Revenues for CPaaS Solutions, which is composed of CPaaS and MaaP services, increased by $4.6 million, or 54.9%, primarily due to volume expansion of CPaaS services as Syniverse relaunched its CPaaS platform in fiscal year 2020.

Costs and Expenses

Costs and expenses increased $4.2 million to $301.4 million for the six months ended May 31, 2021 from $297.2 million for the same period in 2020.

Cost of operations increased $22.5 million to $184.5 million for the six months ended May 31, 2021 from $162.1 million for the same period in 2020. Cost of operations as a percentage of revenue was 55.6% and 49.8% for the six months ended May 31, 2021 and 2020, respectively.

The following table summarizes cost of operations by category:

(in thousands)	Six Months Ended May 31, 2021	% of Revenues	Six Months Ended May 31, 2020	% of Revenues	2021 compared to 2020
					$ change	% change
Cost of operations:
Variable costs	$129,188	38.9%	$100,431	30.9%	$28,757	28.6%
Headcount and related costs	22,263	6.7%	23,950	7.4%	(1,687)	(7.0)%
Hosting and support costs	14,326	4.3%	17,823	5.5%	(3,497)	(19.6)%
Network costs	16,198	4.9%	16,377	5.0%	(179)	(1.1)%
Other operating related costs	2,565	0.8%	3,495	1.1%	(930)	(26.6)%

Cost of operations	$184,540	55.6%	$162,076	49.8%	$22,464	13.9%

Variable costs, which include message termination, revenue share and data processing expenses, increased $28.8 million to $129.2 million for the six months ended May 31, 2021 from $100.4 million for the same period in 2020, primarily as a result of an increase in message termination costs driven by Enterprise and Carrier messaging volume growth.

Headcount and related costs decreased $1.7 million to $22.3 million for the six months ended May 31, 2021 from $24.0 million for the same period in 2020. The decrease resulted from $4.2 million of lower headcount costs related to the Transformation Program, which was partially offset by the decrease in performance compensation expense in December 2019 that wholly offset the previously accrued performance compensation expense for the 2019 calendar year.

Hosting and support costs decreased $3.5 million for the six months ended May 31, 2021 to $14.3 million from $17.8 million for the same period in 2020. The decrease was primarily attributable to software maintenance costs related to vendor negotiations and lower support requirements.

Network costs decreased $0.2 million to $16.2 million for the six months ended May 31, 2021 from $16.4 million for the same period in 2020.

Other operating related costs decreased $0.9 million to $2.6 million for the six months ended May 31, 2021 from $3.5 million for the same period in 2020 as a result of a decrease in product-related professional services and travel expenses due to the Transformation Program and COVID-19 related travel restrictions.

Sales and marketing expense decreased $6.8 million to $25.2 million for the six months ended May 31, 2021 from $32.0 million for the same period in 2020. The decrease was driven by $6.0 million of lower headcount and sales incentive compensation related to the Transformation Program as well as a decrease in travel and sales and marketing expenses substantially associated with trade shows. These decreases were partially offset by the decrease in performance compensation expense in December 2019 that wholly offset the previously accrued performance compensation expense for the 2019 calendar year. As a percentage of revenues, sales and marketing expense was 7.6% and 9.8% for the six months ended May 31, 2021 and 2020, respectively.

General and administrative expense increased $1.6 million to $46.8 million for the six months ended May 31, 2021 from $45.2 million for the same period in 2020. Professional services increased by $3.7 million as Syniverse incurred approximately $10.0 million related to strategic initiatives during the six months ended May 31, 2021, which was partially offset by a reduction in Transformation Program and other professional service fees. In addition, the six months ended May 31, 2020 benefited from the decrease in performance compensation expense in December 2019 that wholly offset the previously accrued performance compensation expense for the 2019 calendar year. These increases were partially offset by a $2.9 million decrease in headcount costs and non-cash stock-based compensation costs as well as a decrease in facility costs as a result of the Transformation Program and a decrease in travel and sales and marketing expense attributable to the Transformation Program and COVID-19 related travel restrictions. As a percentage of revenues, general and administrative expense was 14.1% and 13.9% for the six months ended May 31, 2021 and 2020, respectively.

Depreciation and amortization expense decreased $12.7 million to $42.5 million for the six months ended May 31, 2021 from $55.2 million for the same period in 2020. The decrease was primarily driven by lower amortization of customer related intangible assets of $8.1 million resulting from the pattern of consumption amortization method and certain of the customer related intangible assets becoming fully amortized. Syniverse also experienced a decrease in depreciation of property and equipment, net and amortization of capitalized software, net due primarily to lower capital expenditures in recent periods.

Restructuring expense decreased $0.3 million to $2.4 million for the six months ended May 31, 2021 as compared to $2.7 million for the same period in 2020. The change in restructuring expense was primarily driven by higher severance costs associated with the 2020 Plan during the six months ended May 31, 2020, almost wholly offset by an increase in facility costs during the six months ended May 31, 2021 as a result of facility exits that have taken place subsequent to May 31, 2020.

Other (Expense) Income, Net

Interest expense decreased $5.1 million to $80.9 million for the six months ended May 31, 2021 from $86.0 million for the same period in 2020. The decrease was mainly driven by lower interest rates on the Tranche C Term Loans and Second Lien Term Loans, partially offset by a higher interest expense related to the interest rate swap derivative instruments and a higher average outstanding balance on the Revolving Credit Facility.

Equity loss in investees increased $0.8 million to a loss of $1.2 million for the six months ended May 31, 2021 from $0.4 million for the same period in 2020 related to the results of operations of Vibes, Syniverse’s equity method investee.

Other, net was a $3.7 million loss for the six months ended May 31, 2021 compared to a $1.6 million gain for the same period in 2020. The loss in 2021 was primarily driven by the strengthening of the Euro to the U.S. dollar and the pound sterling value to both the U.S. dollar and the Euro related to Syniverse’s intercompany transactions. The gain in 2020 was primarily attributable to the weakening of the pound sterling to the U.S. dollar and Euro on Syniverse’s intercompany transactions.

Provision for Income Taxes

Syniverse recorded an income tax provision of $2.6 million for the six months ended May 31, 2021, compared to $6.4 million for the six months ended May 31, 2020. During the six months ended May 31, 2021 and 2020, the effective tax rate was a provision of 4.7% and 11.3%, respectively. The change in the effective tax rate was chiefly attributable to changes in actual and expected earnings and losses across jurisdictions and entities, release of valuation allowance on certain deferred tax assets, and income tax benefits due to both refined analysis regarding payments subject to U.S. Base Erosion and Anti-Abuse Tax.

On March 27, 2020, the CARES Act was enacted and signed into U.S. law to provide economic relief to businesses in response to the COVID-19 pandemic. Syniverse has evaluated the various tax provisions included within this legislation and does not believe there to be a material impact on Syniverse’s effective tax rate and results of operations. Syniverse will continue to monitor ongoing government guidance related to COVID-19 and the CARES Act.

Segment Results

The operating performance of Syniverse’s segments is assessed using revenues and direct margin. See the “—Revenues” section for discussion of segment revenues. Direct margin is defined as segment revenues, less direct variable costs of segment operations. Direct variable costs of segment operations are comprised of certain third party costs recorded in Cost of operations, including message termination fees, revenue share fees, variable data processing costs, and off-network database query charges. These costs vary directly with the volume of transactions processed or as a percentage of revenue. Direct margin excludes amounts recorded in Costs of operations that do not fluctuate with volumes or revenue, including personnel costs associated with service implementation, training and customer care; facility hosting and support costs, which is composed of software and hardware maintenance and support and SaaS costs; and network and other operating costs.

	Six Months Ended May 31,		2021 compared to 2020
(in thousands)	2021	2020	$ change	% change
Carrier direct margin	$164,300	$193,130	$(28,830)	(14.9)%
Enterprise direct margin	38,615	31,835	6,780	21.3%

Total direct margin	$202,915	$224,965	$(22,050)	(9.8)%

Carrier direct margin for the six months ended May 31, 2021 decreased $28.8 million, or 14.9%, to $164.3 million compared to $193.1 million for the same period in 2020. The decrease was attributable to product mix related to the decline in higher margin Outsourced Carrier Solutions and Global Network Services revenues, which was partially offset by growth in lower margin Messaging Services revenues.

Enterprise direct margin for the six months ended May 31, 2021 increased $6.8 million, or 21.3%, to $38.6 million compared to $31.8 million for the same period in 2020. The increase was attributable to revenue growth in Global Messaging services and higher margin CPaaS solutions.

Eleven Months Ended November 30, 2020 Compared to the Twelve Months Ended December 31, 2019 and the Eleven Months Ended November 30, 2019

In the fourth quarter of 2020, Syniverse changed its fiscal year end from a calendar year basis to a fiscal year basis ending on November 30. The presentation for fiscal 2020 consists of the eleven month transition period from January 1, 2020 through November 30, 2020. Financial statements for 2019 continue to be presented for the twelve month period ended December 31, 2019.

The following table presents an overview of Syniverse’s results of operations for the eleven months ended November 30, 2020 and twelve months ended December 31, 2019:

(in thousands)	Eleven Months Ended November 30, 2020	% of Revenues	Twelve Months Ended December 31, 2019	% of Revenues	2020 compared to 2019
					$ change	% change
Revenues:
Carrier	$401,870	68.2%	$540,442	72.7%	$(138,572)	(25.6)%
Enterprise	187,711	31.8%	203,405	27.3%	(15,694)	(7.7)%

Revenues	589,581	100.0%	743,847	100.0%	(154,266)	(20.7)%

Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	299,150	50.7%	352,643	47.4%	(53,493)	(15.2)%
Sales and marketing	55,950	9.5%	71,475	9.6%	(15,525)	(21.7)%
General and administrative	86,938	14.7%	96,356	13.0%	(9,418)	(9.8)%
Depreciation and amortization	98,964	16.8%	127,223	17.1%	(28,259)	(22.2)%
Employee termination benefits	—	0.0%	(189)	0.0%	189	(100.0)%
Restructuring	23,686	4.0%	8,704	1.2%	14,982	NM

	564,688	95.8%	656,212	88.2%	(91,524)	(13.9)%

Operating income	24,893	4.2%	87,635	11.8%	(62,742)	(71.6)%
Other expense, net:
Interest expense	(154,516)	(26.2)%	(167,361)	(22.5)%	12,845	(7.7)%
Equity loss in investees	(1,633)	(0.3)%	(1,813)	(0.2)%	180	(9.9)%
Other, net	(3,464)	(0.6)%	(1,989)	(0.3)%	(1,475)	74.2%

	(159,613)	(27.1)%	(171,163)	(23.0)%	11,550	(6.7)%
Loss before provision for income taxes	(134,720)	(22.9)%	(83,528)	(11.2)%	(51,192)	61.3%
Provision for income taxes	8,633	1.5%	16,086	2.2%	(7,453)	(46.3)%

Net loss	$(143,353)	(24.3)%	$(99,614)	(13.4)%	$(43,739)	43.9%

NM = Not Meaningful

The following table presents an overview of Syniverse’s results of operations for the eleven months ended November 30, 2020 and 2019:

(in thousands)	Eleven Months Ended November 30, 2020	% of Revenues	Eleven Months Ended November 30, 2019	% of Revenues	2020 compared to 2019
					$ Change	% Change
Revenues:
Carrier	$401,870	68.2%	$499,280	73.3%	$(97,410)	(19.5)%
Enterprise	187,711	31.8%	181,935	26.7%	5,776	3.2%

Revenues	589,581	100.0%	681,215	100.0%	(91,634)	(13.5)%

Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	299,150	50.7%	321,510	47.2%	(22,360)	(7.0)%
Sales and marketing	55,950	9.5%	70,075	10.3%	(14,125)	(20.2)%
General and administrative	86,938	14.7%	90,953	13.4%	(4,015)	(4.4)%
Depreciation and amortization	98,964	16.8%	115,474	17.0%	(16,510)	(14.3)%
Employee termination benefits	—	0.0%	(189)	0.0%	189	(100.0)%
Restructuring expense	23,686	4.0%	2,755	0.4%	20,931	NM

	564,688	95.8%	600,578	88.2%	(35,890)	(6.0)%

Operating income	24,893	4.2%	80,637	11.8%	(55,744)	(69.1)%
Other expense, net:
Interest expense	(154,516)	(26.2)%	(152,704)	(22.4)%	(1,812)	1.2%
Equity loss in investees	(1,633)	(0.3)%	(1,752)	(0.3)%	119	(6.8)%
Other, net	(3,464)	(0.6)%	(927)	(0.1)%	(2,537)	273.7%

	(159,613)	(27.1)%	(155,383)	(22.8)%	(4,230)	2.7%

Loss before provision for income taxes	(134,720)	(22.9)%	(74,746)	(11.0)%	(59,974)	80.2%
Provision for income taxes	8,633	1.5%	15,341	2.3%	(6,708)	(43.7)%

Net loss	$(143,353)	(24.3)%	$(90,087)	(13.2)%	$(53,266)	59.1%

NM = Not Meaningful

Revenues

Revenues decreased $154.3 million, or 20.7%, to $589.6 million for the eleven months ended November 30, 2020 from $743.8 million for the twelve months ended December 31, 2019. Revenues decreased $91.6 million, or 13.5%, to $589.6 million during the eleven months ended November 30, 2020 from $681.2 million for the eleven months ended November 30, 2019.

Revenues from Carrier services decreased $138.6 million, or 25.6%, to $401.9 million for the eleven months ended November 30, 2020 from $540.4 million for the twelve months ended December 31, 2019 which was partially due to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. Carrier revenues decreased $97.4 million, or 19.5%, during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019. CDMA and Legacy Carrier services revenues totaling $42.8 million for the eleven months ended November 30, 2020 contributed $28.5 million to the revenue decrease over the prior year. Management estimates that reductions in roaming volume attributable to COVID-19 contributed a $21.1 million decrease in Carrier revenues, which were mostly experienced in clearing and settlement, number porting, signaling and policy services. Excluding CDMA and Legacy Carrier services revenues and management’s estimate of the reduction in roaming volumes attributable to COVID-19, the decrease in Carrier revenues was $47.8 million as further described below.

Outsourced Carrier Solutions revenues decreased by $18.9 million, or 15.0%, from the eleven months ended November 30, 2019 as a result of pricing reductions in GSM clearing and settlement services. Also contributing to the decline was a judicial action associated with number porting services in India, which benefited the prior year, as well as higher pricing on these services in the prior year. This was partially offset by growth in clearing and settlement for messaging services. Revenues for Global Network Services decreased by $30.9 million, or 16.7%, from the eleven months ended November 30, 2019 primarily as a result of IPX pricing declines in the APAC region and bandwidth capacity reductions unrelated to COVID-19, volume declines in GSM signaling and policy and charging services, as well as project delays in policy and charging services. Also contributing was a decline in legacy mobile intelligence solutions. Revenues from Messaging Solutions services increased by $2.0 million, or 2.0%, from the eleven months ended November 30, 2019 primarily as a result of new routes in the APAC region and an expansion of mobile text messaging usage, partially offset by pricing declines in the U.S.

Revenues from Enterprise services decreased $15.7 million, or 7.7%, to $187.7 million for the eleven months ended November 30, 2020 from $203.4 million for the twelve months ended December 31, 2019 which was primarily due to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. Enterprise revenues increased $5.8 million, or 3.2%, during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019. Revenues for Global Messaging Services increased by $1.5 million as a result of a $23.3 million increase from 10 DLC volume expansion, partially offset by a decline in A2P revenues of $21.4 million. The decline in A2P revenues was driven by lower volumes from a customer whose messages terminated in one country and two large, lower margin OTT customers totaling $30.0 million, a decrease resulting from COVID-19 and related travel restrictions, as well as marketing messages in general totaling $7.6 million, partially offset by $16.2 million in volume growth from other customers. Revenues for CPaaS Solutions increased by $4.3 million due to volume expansion of CPaaS services as Syniverse relaunched its CPaaS platform in fiscal year 2020.

Costs and Expenses

Costs and expenses decreased $91.5 million, or 13.9%, to $564.7 million for the eleven months ended November 30, 2020 from $656.2 million for the twelve months ended December 31, 2019. Costs and expenses decreased $35.9 million, or 6.0%, to $564.7 million during the eleven months ended November 30, 2020 from $600.6 million for the eleven months ended November 30, 2019.

Cost of operations decreased $53.5 million, or 15.2%, to $299.2 million for the eleven months ended November 30, 2020 from $352.6 million for the twelve months ended December 31, 2019. Costs of operations decreased $22.4 million, or 7.0%, to $299.2 million during the eleven months ended November 30, 2020 from $321.5 million for the eleven months ended November 30, 2019. Cost of operations as a percentage of revenue was 50.7% and 47.2% for the eleven months ended November 30, 2020 and 2019, respectively, and 47.4% for the twelve months ended December 31, 2019, respectively.

The tables below summarize Syniverse’s cost of operations by category:

(in thousands)	Eleven Months Ended November 30, 2020	% of Revenues	Twelve Months Ended December 31, 2019	% of Revenues	2020 compared to 2019
					$ change	% change
Cost of operations:
Variable costs	$186,908	31.7%	$212,917	28.6%	$(26,009)	(12.2)%
Headcount and related costs	46,743	7.9%	57,907	7.8%	(11,164)	(19.3)%
Hosting and support costs	29,722	5.0%	37,176	5.0%	(7,454)	(20.1)%
Network costs	30,235	5.1%	36,225	4.9%	(5,990)	(16.5)%
Other operating related costs	5,542	0.9%	8,418	1.1%	(2,876)	(34.2)%

Cost of operations	$299,150	50.7%	$352,643	47.4%	$(53,493)	(15.2)%

(in thousands)	Eleven Months Ended November 30, 2020	% of Revenues	Eleven Months Ended November 30, 2019	% of Revenues	2020 compared to 2019
					$ change	% change
Cost of operations:
Variable costs	$186,908	31.7%	$189,647	27.8%	$(2,739)	(1.4)%
Headcount and related costs	46,743	7.9%	56,266	8.3%	(9,523)	(16.9)%
Hosting and support costs	29,722	5.0%	34,091	5.0%	(4,369)	(12.8)%
Network costs	30,235	5.1%	33,899	5.0%	(3,664)	(10.8)%
Other operating related costs	5,542	0.9%	7,607	1.1%	(2,065)	(27.1)%

Cost of operations	$299,150	50.7%	$321,510	47.2%	$(22,360)	(7.0)%

Variable costs, which includes message termination, revenue share and data processing expenses, decreased $26.0 million for the eleven months ended November 30, 2020 compared to the twelve months ended December 31, 2019, which was primarily due to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. Variable costs decreased $2.7 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019 as a result of a $3.7 million decrease in data processing expenses associated with certain lower margin non-strategic services and outsourced roaming services, a $2.8 million decrease in revenue share expenses, which declined commensurate with lower U.S.-based number porting services revenue and a portion of Syniverse’s Carrier messaging revenues; partially offset by a $3.8 million increase in message termination costs driven by Enterprise and Carrier messaging volume growth.

Headcount and related costs decreased $11.2 million to $46.7 million for the eleven months ended November 30, 2020 from $57.9 million for the twelve months ended December 31, 2019 and decreased by $9.5 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019. The decrease was primarily due to lower headcount costs and variable compensation related to Syniverse’s Transformation Program.

Hosting and support costs for the eleven months ended November 30, 2020 decreased $7.5 million compared to the twelve months ended December 31, 2019. These costs decreased $4.4 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019, which was attributed to a decrease in support and software maintenance costs associated with the Transformation Program.

Network costs for the eleven months ended November 30, 2020 decreased $6.0 million compared to the twelve months ended December 31, 2019, which was partially due to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. Network costs decreased $3.7 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019 due to declines in pricing and circuit disconnections associated with Syniverse’s network optimization activities.

Other operating costs for the eleven months ended November 30, 2020 decreased $2.9 million compared to the twelve months ended December 31, 2019, which was partially due to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. Other operating costs decreased $2.1 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019 due to declines in professional services and travel costs.

Sales and marketing expense decreased $15.5 million to $56.0 million for the eleven months ended November 30, 2020 from $71.5 million for the twelve months ended December 31, 2019. The decrease was partially attributable to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. Sales and Marketing expense decreased $14.1 million, or 20.2%, during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019, which was primarily due to lower discretionary costs, namely travel, trade show and promotional costs related to the Transformation Program and the COVID-19 pandemic. In addition, there was lower variable compensation and non-cash stock-based compensation costs related to the Transformation Program and the exit of former executives. As a percentage of revenues, sales and marketing expense was 9.5% and 9.6% for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively.

General and administrative expense decreased $9.4 million to $86.9 million for the eleven months ended November 30, 2020 from $96.4 million for the twelve months ended December 31, 2019. The decrease in general and administrative expense was partially attributable to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. General and administrative expense decreased $4.0 million, or 4.4% during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019. The decrease was primarily due to an $8.7 million decline in headcount and related costs, a $3.8 million decline in office facility costs and lower travel costs of $2.2 million related to the Transformation Program and travel restrictions from COVID. This was partially offset by a $11.0 million increase in professional services in conjunction with the Transformation Program and strategic initiatives. As a percentage of revenues, general and administrative expense was 14.7% and 13.0% for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively.

Depreciation and amortization expense decreased $28.3 million to $99.0 million for the eleven months ended November 30, 2020 from $127.2 million for the twelve months ended December 31, 2019. The decrease was partially due to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. Depreciation and amortization expense decreased $16.5 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019, which was primarily driven by $10.2 million of lower amortization of customer related intangible assets resulting from the pattern of consumption amortization method and certain of the customer related intangible assets becoming fully amortized, as well as $5.0 million of lower amortization of developed technology assets that originated from an acquisition in 2013 that became fully amortized in 2019.

Restructuring expense increased $15.0 million to $23.7 million for the eleven months ended November 30, 2020 from $8.7 million for the twelve months ended December 31, 2019. Restructuring expense increased $20.9 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019. The increase in restructuring expense was primarily driven by severance costs associated with the adoption of the 2020 Plan.

Other Expense, net

Interest expense decreased $12.8 million to $154.5 million for the eleven months ended November 30, 2020 from $167.4 million for the twelve months ended December 31, 2019. The decrease is primarily attributed to a comparison of the eleven month period in fiscal 2020 with the twelve month period in 2019. Interest expense increased $1.8 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019 as a result of a higher outstanding balance on the Revolving Credit Facility in 2020 as compared to 2019.

Other, net was a $3.5 million loss for the eleven months ended November 30, 2020 compared to a $2.0 million loss for the twelve months ended December 31, 2019 and a $0.9 million loss for the eleven months ended November 30, 2019. The loss in 2020 was primarily driven by the strengthening of the Euro on U.S. dollar denominated monetary assets held in Syniverse’s European based entities and its intercompany transactions. The losses in the 2019 periods were primarily attributable to the decline of the pound sterling and the Euro to the U.S. dollar on Syniverse’s intercompany transactions.

Provision for Income Taxes

Syniverse recorded an income tax provision of $8.6 million for the eleven months ended November 30, 2020 compared $16.1 million for the twelve months ended December 31, 2019. During the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, the effective tax rate was a provision of 6.4% and 19.3%, respectively. The change in Syniverse’s effective tax rate was chiefly attributable to the reduction in U.S. BEAT, and the total and relative mix of earnings and losses across jurisdictions and entities, some of which have valuation allowances.

Segment results

The operating performance of Syniverse’s segments is assessed using revenues and direct margin. See the “—Revenues” section for discussion of segment revenues. Direct margin is defined as segment revenues less direct variable costs of segment operations.

The following tables summarize direct margin by segment:

(in thousands)	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019	2020 compared to 2019
			$ change	% change
Carrier direct margin	$337,910	$467,478	$(129,568)	(27.7)%
Enterprise direct margin	64,763	63,452	1,311	2.1%

Total direct margin	$402,673	$530,930	$(128,257)	(24.2)%

(in thousands)	Eleven Months Ended November 30, 2020	Eleven Months Ended November 30, 2019	2020 compared to 2019
			$ change	% change
Carrier direct margin	$337,910	$432,175	$(94,265)	(21.8)%
Enterprise direct margin	64,763	59,393	5,370	9.0%

Total direct margin	$402,673	$491,568	$(88,895)	(18.1)%

Carrier direct margin for the eleven months ended November 30, 2020 decreased $129.6 million, or 27.7%, to $337.9 million compared to $467.5 million for the twelve months ended December 31, 2019. Carrier direct margin decreased $94.3 million during the eleven months ended November 30, 2020 as compared to the eleven months ended November 30, 2019 as a result of changes in product mix related to the decrease in Global Network Services revenues, partially offset by an increase in Messaging Services revenues.

Enterprise direct margin for the eleven months ended November 30, 2020 increased $1.3 million, or 2.1%, to $64.8 million compared to $63.5 million for the twelve months ended December 31, 2019. Enterprise direct margin increased $5.4 million during the eleven months ended November 30, 2020 compared to the eleven months ended November 30, 2019 as a result of growth and higher margins related to Global Messaging revenues.

Liquidity and Capital Resources

Syniverse’s operations are conducted almost entirely through its subsidiaries and its ability to generate cash to meet its working capital needs, capital expenditures and debt service obligations is dependent on the earnings and the receipt of funds from its subsidiaries via dividends or intercompany loans. Syniverse’s primary sources of liquidity are expected to be cash flow from operations as well as access to funds provided under the New Revolving Credit Facility.

During the eleven months ended November 30, 2020, Syniverse had drawn $85.6 million under the Existing Revolving Credit Facility, all of which was outstanding as of May 31, 2021. Syniverse drew down the full amount available under the Existing Revolving Credit Facility in order to increase its cash position and preserve financial flexibility, in part due to the uncertainty caused by the COVID-19 pandemic. Syniverse believes that it has sufficient liquidity to meet its currently anticipated business needs, including planned capital expenditures and working capital requirements due to cash on hand, expected cash flows from operations and availability under the New Revolving Credit Facility. In addition, Syniverse believes that its liquidity is sufficient to fund its debt repayment obligations following the consummation of the Merger and the Refinancing Transactions. Syniverse’s ability to make payments on its indebtedness will depend on its ability to generate sufficient cash flows from operations in the future. The New Revolving Credit Facility is expected to include a financial covenant set at a maximum first lien leverage ratio of 6.90:1.00, which is expected to apply if the outstanding borrowings under the New Revolving Credit Facility (other than specified borrowings and letters of credit) exceed a specified threshold at the end of any fiscal quarter, commencing with the second full fiscal quarter after the Closing. Syniverse’s indebtedness will require it to dedicate a substantial portion of its cash flow from operations to debt service, thereby reducing the availability of its cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes. For a description of indebtedness expected following the consummation of the Merger and the Refinancing Transactions, please see the section entitled “Description of Certain Indebtedness of Syniverse and the Refinancing.”

Syniverse may from time to time seek to prepay, repurchase or otherwise retire or extend its debt, or take other steps to reduce its debt or otherwise improve its financial position. These actions may include open market debt repurchases, privately negotiated repurchases, other retirements of outstanding debt, and/or opportunistic refinancing of debt. The amount of debt that may be repurchased or otherwise retired or refinanced, if any, will depend on market conditions and prices, Syniverse’s cash position, contractual restrictions, including compliance with debt covenants and other considerations. Syniverse’s affiliates may also purchase its debt from time to time, through open market purchases or other transactions. In such cases, Syniverse’s debt may not be retired, in which case it would continue to pay interest in accordance with the terms of the debt, and Syniverse would continue to reflect the debt as outstanding in its consolidated financial statements.

To the extent Syniverse requires supplemental funding for its operating activities, it may need access to the debt and equity markets; however, there can be no assurances that such funding will be available on acceptable terms or at all. See “Risk Factors—Risks Related to Syniverse’s Indebtedness and the Refinancing.”

Cash Flow

Cash, cash equivalents and restricted cash were $91.2 million at May 31, 2021 as compared to $90.6 million at May 31, 2020 and $89.5 million at November 30, 2020 as compared to $49.9 million at December 31, 2019.

The following table summarizes the sources and uses of cash for the six months ended May 31, 2021 and May 31, 2020 and the eleven months ended November 30, 2020 and twelve months ended December 31, 2019.

(in thousands)	Six Months Ended May 31,		Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
	2021	2020
	(Unaudited)
Net cash provided by operating activities	$28,356	$26,748	$24,499	$80,006
Net cash used in investing activities	(15,212)	(30,443)	(42,667)	(41,156)
Net cash (used in) provided by financing activities	(12,415)	47,444	60,254	(73,403)
Effect of exchange rate changes on cash	931	(1,758)	(2,442)	(1,273)

Net increase (decrease) in cash, cash equivalents and restricted cash	$1,660	$41,991	$39,644	$(35,826)

Operating Activities

Net cash provided by operating activities increased by $1.6 million to $28.4 million for the six months ended May 31, 2021 from $26.7 million for the same period in 2020. The increase was primarily driven by working capital management in accounts payable as well as accrued professional fees associated with strategic initiatives. This was substantially offset by a $6.3 million increase in cash interest payments due to timing as only five months of cash interest were paid on the Senior Credit Facility in the prior year period, which was partially offset by lower interest rates in 2021, as well as working capital usage in accounts receivable associated with Syniverse’s revenue growth in the three months ended May 31, 2021.

Net cash provided by operating activities was $24.5 million for the eleven months ended November 30, 2020 as compared to $80.0 million for the twelve months ended December 31, 2019. The decrease of $55.5 million was primarily driven by the compression of fiscal year 2020 to eleven months compared to twelve months in 2019 and a decline in Syniverse’s operating results, which was substantially impacted by COVID-19, partially offset by working capital improvements associated with the timing of accounts payable, lower severance payments and cash taxes, as well as continued strength in its accounts receivable collections.

Investing Activities

Net cash used in investing activities decreased $15.2 million to $15.2 million for the six months ended May 31, 2021, as compared to $30.4 million for the same period in 2020. The decrease was primarily due to delays of hardware and software purchases, as well as savings in capitalized labor, due to tighter cost control measures and phasing of capital expenditure purchases.

Net cash used in investing activities was $42.7 million for the eleven months ended November 30, 2020 as compared to $41.2 million for the twelve months ended December 31, 2019. Syniverse continues to make investments in new products mainly related to its blockchain-based BCE platform, CPaaS, next-generation global messaging platform, private LTE, global IoT platform, RCS services, and 5G as well as its data center consolidation.

Financing Activities

Net cash (used in) provided by financing activities decreased $59.9 million to a $12.4 million use of cash for the six months ended May 31, 2021 as compared to a $47.4 million source of cash for the same period in 2020. The decrease was primarily due to $60.6 million of net proceeds received from the New Extended Revolving Credit Facility for the six months ended May 31, 2020.

Net cash provided by (used in) financing activities was $60.3 million for the eleven months ended November 30, 2020 as compared to $(73.4) million for the twelve months ended December 31, 2019. The increase of $133.7 million was primarily due to drawdowns on the Existing Revolving Credit Facility, as defined below, totaling $85.6 million during the eleven months ended November 30, 2020. In addition, Syniverse made principal payments on its long-term debt of $41.7 million related to the final maturity of its outstanding senior notes in January 2019.

Existing Senior Credit Facilities

As of May 31, 2021, pursuant to Syniverse’s existing credit agreements (as amended, the “Existing Credit Agreements”) by and among Buccaneer Holdings, LLC, Syniverse Holdings, LLC, as parent guarantor, Barclays Bank PLC, as administrative agent, swing line lender and letters of credit issuer, and the other financial institutions and lenders from time to time party thereto, Syniverse had indebtedness of (i) a $1,650.9 million term loan facility (the “Existing First Lien Term Loans”); (ii) $220.0 million of incremental term loans (the “Existing Second Lien Term Loans”); and (iii) an $85.6 million revolving credit facility (the “Existing Revolving Credit Facility” and, together with the Existing First Lien Term Loans and Existing Second Lien Term Loans, the “Existing Credit Facilities”), including a letter of credit sublimit of $40.0 million, for the drawing of revolving loans, swing line loans and issuance of letters of credit. As of May 31, 2021, Syniverse had fully drawn the $85.6 million under the Existing Revolving Credit Facility and was in compliance with all of the covenants contained in the Credit Agreements. For additional information on the Existing Credit Facilities, refer to Note 9 – “Debt and Credit Facilities” in the Notes to the Consolidated Financial Statements.

In connection with the consummation of the Merger, Syniverse expects to enter into the Refinancing transactions and repay all amounts outstanding under the Existing Credit Facilities with the proceeds of the New Credit Facilities, the Twilio Investment and the PIPE Investment. For a description of Syniverse indebtedness expected following the consummation of the Merger and the Refinancing Transactions, including the New Senior Credit Facilities, please refer to the section entitled “Description of Certain Indebtedness of Syniverse and the Refinancing.”

Quantitative and Qualitative Disclosures about Market Risk

Syniverse’s business and financial results are affected by fluctuations in global financial markets, including interest rates and foreign currency exchange rates. Syniverse manages these risks through normal operating and financing activities and, when deemed appropriate, through the use of derivative financial instruments. Syniverse has policies governing its use of derivative instruments, and it does not enter into financial instruments for trading or speculative purposes.

Interest rate risk

Syniverse’s indebtedness has historically been at variable rates and Syniverse expects to have variable rate debt following the Closing. Changes in interest rates on Syniverse’s variable rate indebtedness could impact Syniverse’s future earnings and cash flows. For a description of indebtedness following the consummation of the Merger and the Refinancing Transactions, please refer to the section entitled “Description of Certain Indebtedness of Syniverse and the Refinancing.”

Foreign exchange rate risk

Syniverse has operations and subsidiaries in Europe (primarily the United Kingdom, Germany and Luxembourg), India, the APAC region and Latin America, each of whose functional currency is their local currency. Gains and losses on transactions denominated in currencies other than the relevant functional currencies are included in Other, net in the accompanying consolidated statements of operations.

The assets and liabilities of subsidiaries whose functional currency is other than the U.S. dollar are translated at the period-end rate of exchange. The resulting translation adjustment is recorded as a component of Accumulated other comprehensive loss and is included in Stockholders’ equity in the accompanying consolidated balance sheets. Transaction gains and losses on intercompany balances which are deemed to be of a long-term investment nature are also recorded as a component of Accumulated other comprehensive loss. Revenues and expenses within the consolidated statements of operations are translated at the average rates prevailing during the period.

Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow are not presentations made in accordance with U.S. GAAP. Adjusted EBITDA and Free Cash Flow should not be considered as alternatives to net loss, operating income, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or operating cash flows or liquidity. Syniverse believes that Adjusted EBITDA and Free Cash Flow are measures commonly used by investors to evaluate its performance and that of its competitors. Syniverse further believes that the disclosure of Adjusted EBITDA and Free Cash Flow is useful to investors, as these non-GAAP measures form the basis of how its executive team and Board of Directors evaluate its performance. By disclosing these non-GAAP measures, Syniverse believes that it creates for investors a greater understanding of, and an enhanced level of transparency into, some of the means by which its management team operates and evaluates its Company and facilitates comparisons of the current period’s results with those of prior periods.

In addition, these non-GAAP measures may not be comparable to other similarly titled measures of other companies in Syniverse’s industry or otherwise. Because of these limitations, Adjusted EBITDA and Free Cash Flow should not be considered as measures of discretionary cash available to Syniverse to invest in the growth of Syniverse’s business. Syniverse attempts to compensate for these limitations by relying primarily upon its U.S. GAAP results and using Adjusted EBITDA and Free Cash Flow as supplemental information only.

Adjusted EBITDA and Free Cash Flow have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Syniverse’s results as reported under U.S. GAAP. For example, some of the limitations of Adjusted EBITDA are as follows:

•	excludes certain tax payments or the cash requirements necessary to service interest or principal payments on Syniverse’s debt that may represent a reduction in cash available to it;

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	does not reflect cash outlays for future contractual commitments;

•	does not reflect changes in, or cash requirements for, Syniverse’s working capital needs; and

•	does not reflect the significant interest expense on Syniverse’s debt.

Adjusted EBITDA is determined by adding the following items to net loss: other expense, net; provision for income taxes (benefit); depreciation and amortization; employee termination benefits; restructuring expense; non-cash stock-based compensation, other expenses; and the Carlyle annual consulting fee including related expenses.

Syniverse believes that Adjusted EBITDA is a useful financial metric to assess its operating performance from period to period by excluding certain items that it believes are not representative of its core business. Syniverse relies on Adjusted EBITDA as a primary measure to review and assess the operating performance of its management team in connection with its executive compensation and bonus plans. Syniverse also reviews Adjusted EBITDA to compare its current operating results with prior periods and with the operating results of other companies in its industry. In addition, Syniverse utilizes Adjusted EBITDA as an assessment of its overall liquidity and its ability to meet its debt service obligations. Adjusted EBITDA is also a measure calculated in accordance with its Credit Agreement; however, the credit agreement governing the New Credit Facilities permits Syniverse to make certain additional adjustments, such as projected cost savings, unusual or non-recurring charges, and pro forma EBITDA and anticipated synergies from acquisitions, which are not reflected in the Adjusted EBITDA data presented herein.

Reconciliation of Non-GAAP Measures to GAAP

A reconciliation of Syniverse’s Net loss, the closest GAAP measure, to Adjusted EBITDA is presented in the following table:

	Six Months Ended May 31,
(in thousands)	2021	2020
Reconciliation to Adjusted EBITDA
Net loss	$(57,649)	$(62,942)
Other expense, net	85,796	84,762
Provision for (benefit from) income taxes	2,581	6,415
Depreciation and amortization	42,490	55,203
Restructuring expense(a)	2,358	2,684
Non-cash stock-based compensation(b)	4,396	5,350
Other expenses(c)	14,125	9,659
Consulting fee and related expenses(d)	1,514	1,578

Adjusted EBITDA	$95,611	$102,709

(in thousands)	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
Reconciliation to Adjusted EBITDA
Net loss	$(143,353)	$(99,614)
Other expense, net	159,613	171,163
Provision for income taxes	8,633	16,086
Depreciation and amortization	98,964	127,223
Employee termination benefits(e)	—	(189)
Restructuring expense(a)	23,686	8,704
Non-cash stock-based compensation(b)	12,975	14,670
Other expenses(c)	18,711	7,760
Consulting fee and related expenses(d)	2,790	3,138

Adjusted EBITDA	$182,019	$248,941

(a)

Reflects restructuring expense which represents costs related to certain exit activities such as severance costs, facility exit costs and contract termination costs associated with a restructuring plan.

(b)	Reflects non-cash expenses related to equity compensation awards.
(c)	Reflects items associated with certain advisory and professional services related to strategic initiatives and otherwise, employee costs and data center migration costs.
(d)	Reflects management fees paid to Carlyle and related expenses pursuant to a consulting agreement with Carlyle, which will be terminated upon consummation of the merger.
(e)	Reflects employee termination benefits expense which represents severance and other employee related costs that are unrelated to a restructuring plan.

Free Cash Flow is determined by the difference between net cash provided by operating activities less capital expenditures.

We believe that Free Cash Flow is a useful financial metric to assess Syniverse’s ability to pursue opportunities to enhance its growth. Syniverse also uses Free Cash Flow as a measure to review and evaluate the operating performance of its management team in connection with its executive compensation and bonus plans. Additionally, Syniverse believes this is a useful metric for investors to assess its ability to repay debt.

A reconciliation of Syniverse’s net cash provided by operating activities, the closest GAAP measure, to Free Cash Flow is presented in the following table:

(in thousands)	Six Months Ended May 31,		Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
	2021	2020
Reconciliation to Free Cash Flow
Net cash provided by operating activities	$28,356	$26,748	$24,499	$80,006
Capital expenditures	(15,212)	(30,443)	(42,667)	(41,156)

Free Cash Flow	$13,144	$(3,695)	$(18,168)	$38,850

Critical Accounting Policies

The preparation of Syniverse’s consolidated financial statements and related disclosures in conformity with U.S. GAAP requires it to make estimates and judgments that affect its reported amounts of assets, liabilities, revenues and expenses. Syniverse considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made and changes in the estimate or different estimates that could have been selected could have a material impact on Syniverse’s results of operations or financial condition. On an ongoing basis, Syniverse evaluate its estimates and assumptions based upon historical experience and various other factors and circumstances. Syniverse believes that its estimates and assumptions are reasonable under the circumstances; however, actual results may vary from these estimates and assumptions under different future circumstances.

The post-combination company expects to qualify as an emerging growth company under the JOBS Act following the consummation of the merger. As a result, it will be permitted to, and intends to, rely on exemptions from certain disclosure and other requirements. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act and can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The post-combination company is expected to elect to take advantage of the benefits of this extended transition period. As such, Syniverse Technologies Corporation’s financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

Syniverse Technologies Corporation will remain an emerging growth company for up to five years from the date of MBAC’s Initial Public Offering, or until the earliest of (i) the last day of the first fiscal year in which Syniverse’s total annual gross revenues exceed $1 billion, (ii) the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or (iii) the date on which Syniverse has issued more than $1 billion in non-convertible debt during the preceding three year period.

During the eleven months ended November 30, 2020 and the six months ended May 31, 2021, Syniverse did not adopt or change the application of any critical accounting policies at December 31, 2019 and November 30, 2020, respectively, that have had a material impact on its financial statements with the exception that it had two reportable segments beginning on the fiscal quarter ended May 31, 2021. For a complete discussion of Syniverse’s accounting policies, refer to Note 2—“Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements.

Goodwill

Goodwill represents the excess purchase price of acquired businesses over the fair value of the net assets acquired. Goodwill is tested for impairment at least annually, or more frequently, if indicators of impairment arise. The impairment evaluation of goodwill is a critical accounting estimate because goodwill represented 82% of Syniverse’s total assets at May 31, 2021, the evaluation requires the use of significant estimates and assumptions and considerable management judgment, and an impairment charge could be material to Syniverse’s financial condition and its results of operations.

Goodwill is tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below an operating segment, referred to as a component. Prior to Syniverse’s fiscal quarter ended May 31, 2021, management evaluated Syniverse’s portfolio of service offerings, and the financial information reviewed by the CODM for purposes of making resource allocation decisions and evaluating performance, and determined that Syniverse operated as a single operating segment. The CODM reviewed financial information on the basis of its consolidated financial results for purposes of making resource allocation decisions. Management did not identify any components within its single operating segment for the period prior to Syniverse’s fiscal quarter ended May 31, 2021; hence, it had a single reporting unit for purposes of its goodwill impairment analysis.

Syniverse performed a quantitative analysis of its fair value as of its October 1 assessment date using a combination of the income approach and market approach, and concluded that goodwill was not impaired. The key judgments and estimates used in determining fair value are described in the Common Stock Valuation section of Critical Accounting Policies below. Although goodwill was not at significant risk of impairment, these estimates and assumptions could be materially different from actual results. If actual market conditions are less favorable than those projected, or if events occur or circumstances change that would reduce the fair values below the respective carrying values, Syniverse may be required to recognize impairment charges, which may be material, in future periods.

During the three months ended February 28, 2021, management elected to modify the date of its annual impairment assessment of goodwill and indefinite lived intangible assets from October 1 to September 1. Syniverse changed its fiscal year end from a calendar year to a fiscal year end basis ending on November 30 during the year ended November 30, 2020. The change to the date of the annual impairment test allows Syniverse to continue to perform the test on the first day of the fourth quarter which changed to September 1 as a result of the change in fiscal year end. The change in the assessment date provides a reasonable period of time to estimate fair value prior to the annual reporting deadline. Management believes the change in the annual goodwill impairment date does not result in a material change in the method of applying the accounting principle. Management has determined that it is impracticable to objectively determine projected cash flows and related valuation estimates that would have been used as of each September 1 of prior reporting periods without the use of hindsight. As such, Syniverse will prospectively apply the change in the annual impairment assessment dates beginning on September 1, 2021. Syniverse did not have an impairment charge on its most recently performed assessments on October 1, 2020 or 2019, and this change in the assessment date does not delay, accelerate or avoid a potential impairment charge.

Beginning in Syniverse’s fiscal quarter ended May 31, 2021, as the result of a new organizational structure as well as the appointment of a new Chief Executive Officer who is Syniverse’s CODM, management determined that Syniverse is comprised of two reportable segments: Carrier services and Enterprise services. Syniverse’s reportable segments are organized by the type of service provided, which is generally, but not always, consistent with the type of customer to which the services are provided. Syniverse’s reportable segments were determined based on how the CODM assesses the operating performance and allocates the resources of Syniverse. Management has not identified any components within those operating segments and, hence, have two reporting units for purposes of Syniverse’s goodwill impairment analysis.

As a result of management’s conclusion that Syniverse was comprised of two reporting units, Syniverse assessed qualitative factors to determine whether the existence of events or circumstances indicated that it was more likely than not that the fair values of the reporting units were less than its carrying amounts, both as a single reporting unit and as separate Carrier and Enterprise reporting units. Syniverse management determined that it was not more likely than not that the fair values of the reporting units were less than the carrying values at May 31, 2021. The factors considered by management in the analysis include macroeconomic conditions, industry and market considerations, cost factors such as variable and fixed costs of operations, and other costs that could have a negative effect on earnings and cash flows and other relevant entity-specific events and information, including enterprise value of Syniverse as a result of the Merger Agreement.

Income Taxes

Syniverse is subject to income taxes in the United States as well as in several foreign jurisdictions. The determination of Syniverse’s provision for income taxes requires management’s judgment in the use of estimates and the interpretation and application of complex tax laws. Judgment is also required in assessing the timing and amounts of deductible and taxable items. Management believes Syniverse’s tax return positions are fully supportable; however, Syniverse has established liabilities for material tax exposures relating to deductions, transactions and other matters involving some uncertainty as to the proper tax treatment of the item. Issues raised by a tax authority may be finally resolved at an amount different than the related liability. When facts and circumstances change (including a resolution of an issue or statute of limitations expiration), these liabilities are adjusted through the provision for income taxes in the period of change.

Judgment is required to determine whether or not some portion or all of Syniverse’s deferred tax assets will not be realized. To the extent management determines that the benefit of some or all of Syniverse’s deferred tax assets will not be realized, these deferred tax assets will be adjusted through the provision for income taxes in the period in which this determination is made. A valuation allowance is recorded to reduce the deferred tax assets to the net amount that management believes is more-likely-than-not to be realized. Management considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income, and ongoing tax planning strategies in assessing the need for a valuation allowance.

Syniverse applies the provisions of ASC 740-10, which clarifies the accounting for uncertain tax positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold is measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management has reflected liabilities for unrecognized tax benefits that fail to meet the more likely than not recognition threshold.

The Tax Cuts and Jobs Act enacted on December 22, 2017 subjects a United States shareholder to tax on its Global Intangible Low-Taxed Income (“GILTI”) earned by certain of their foreign subsidiaries, and the FASB issued guidance stating that an entity can make an accounting policy election to either recognize deferred taxes for temporary basis differences expected to reverse as GILTI in future years or to provide for the tax expense related to GILTI in the year the tax is incurred as a period expense only. Syniverse management has elected to account for GILTI as a period expense in the accompanying consolidated statements of operations.

Stock-Based Compensation

Stock-based compensation is measured using the grant-date fair value of the award of equity instruments, including stock options and restricted stock units. Syniverse recognizes stock-based compensation expense, net of estimated forfeitures, for awards with service-based vesting on a straight-line basis over the requisite service period of the award. For awards with vesting conditions that are based on performance conditions, stock-based compensation expense is recorded net of estimated forfeitures under the accelerated attribution method assuming probable satisfaction of the performance condition. Management estimates forfeitures based on an average historical experience, both including and excluding periods of high turnover which may not be representative of future activity. To the extent the actual forfeiture rate is different from the estimate, stock-based compensation expense is adjusted accordingly.

The fair value of the stock options granted with service and/or performance-based vesting conditions to employees is estimated on the grant date using the Black-Scholes valuation model. This valuation model requires management to make assumptions and judgments, including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the expected volatility in the fair market value of Syniverse’s common stock, a risk-free interest rate and expected dividends. As Syniverse is not publicly traded for the periods included in the accompanying financial statements, it uses the simplified method to determine the expected term for all of Syniverse’s stock options using the average of the contractual term of 10 years and the respective vesting term. Syniverse used the calculated value method to determine its expected volatility assumptions using an average of the historical volatilities of similar entities whose share prices are publicly available for a historical period that covers the expected term assumption. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. Management does not anticipate paying cash dividends in the foreseeable future.

Common Stock Valuation

In the absence of a public trading market, the Compensation Committee of the Board of Directors, with input from management, determined a reasonable estimate of the then-current fair value of Syniverse Corporation’s common stock for purposes of determining fair value of restricted stock units and stock options on the date of grant. Syniverse management’s approach considers contemporaneous common stock valuations prepared by a 3rd party specialist in determining the equity value of Syniverse Corporation using a weighted combination of various methodologies, each of which can be categorized under either of the following two valuation approaches: the income approach and the market approach. In addition, management exercised judgment in evaluating and assessing the foregoing based on several factors including: (i) the nature and history of the business; (ii) current and historical operating performance; (iii) expected future operating performance; (iv) financial condition at the grant date; (v) the lack of marketability of its common stock; (vi) the value of peer companies based on a number of factors, including, but not limited to, similarity to Syniverse with respect to industry, business model, stage of growth, intangible value, company size, geographic diversification, profitability, financial risk and other factors; (vii) the likelihood of achieving a liquidity event, such as an IPO or a merger or acquisition of Syniverse given prevailing market conditions; (viii) industry information such as market size and growth; and (ix) macroeconomic conditions. These estimates will not be necessary to determine the fair value of new awards once the underlying shares begin trading in the public market.

Income approach

The income approach estimates the value of Syniverse based on expected future cash flows discounted to a present value rate of return commensurate with the risks associated with the cash flows. The cash flows utilized in the DCF method are based on Syniverse’s most recent long-range forecast. The discount rate is intended to reflect the risks inherent in the future cash flows of Syniverse. Because the cash flows are projected over a discrete number of years, it is also necessary under the income approach to compute a terminal value as of the last period for which discrete cash flows are projected. This terminal value capitalizes the future cash flows beyond the projection period and is determined by taking the projected results for the final year of the projection and capitalizing earnings into perpetuity using the calculated discount rate and a selected long-term growth rate. This amount is then discounted to its present value using a discount rate to arrive at the present value of the terminal value. The discounted projected cash flows and terminal value are totaled to arrive at an indicated aggregate enterprise value under the income approach. In applying the income approach, Syniverse derived the discount rate from an analysis of the cost of capital of comparable industry peer companies as of each valuation date and adjusted it to reflect the risks inherent in the estimated cash flows. The discount rates used in the valuations for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 ranged from 10.75% to 12.5%.

Market approach

The market approach incorporates various methodologies to estimate the equity value of a company and includes the GPC method which utilizes market multiples of comparable companies that are publicly traded and the GMAC method which utilizes multiples achieved in comparable industry mergers and acquisition transactions, if such transactions are relevant to Syniverse’s industry and timely relative to its valuation dates. During the eleven months ended November 30, 2020, management performed valuations of Syniverse’s common stock and did not use the GMAC approach due to a lack of sufficiently comparable market transactions with publicly available market multiple information.

When considering which companies to include as comparable industry peer companies, management mainly focused on U.S.-based publicly traded companies in the industry in which Syniverse operates and selected comparable industry peer companies on the basis of operational and economic similarity to its business at the time of the valuation. The selection of comparable industry peer companies requires management to make judgments as to the comparability of these companies to Syniverse. Factors considered include the business in which the peer company is engaged, business size, market share, revenue model, development stage and historical operating results. Management then analyzed the business and financial profiles of the peer companies for relative similarities and, based on this assessment, selected its comparable industry peer companies. The selection of Syniverse’s comparable peer companies has not significantly changed over time as management continues evaluating whether the selected companies remain comparable to Syniverse and considering recent initial public offerings and sale transactions. Based on these considerations, management believes the comparable peer companies are a representative group for purposes of selecting revenue and EBITDA multiples in the performance of contemporaneous valuations.

For the valuations during the year ended December 31, 2019, management equally weighted the income and market approaches. Management determined an equal weighting of the two methods was appropriate as it utilized both management’s expectations of future results and an estimate of the market’s valuation of companies similar to Syniverse. For the valuations during the eleven months ended November 30, 2020, due to the ongoing market uncertainty related to COVID-19, management weighted the income approach 75% and the market approach 25%. Determining fair value requires the exercise of significant judgment, including judgment about appropriate discount rates, the amount and timing of expected future cash flows, as well as the relevant comparable company revenue and EBITDA multiples for the market approach.

Once the enterprise value was determined, it was allocated between the fair value of debt, including capital lease obligations, and common stock at the valuation date. The equity value is then ascribed to Syniverse’s issued common stock in order to arrive at a per share value.

New Accounting Pronouncements

Refer to Note 2—“Summary of Significant Accounting Policies” in the Notes to the Consolidated Financial Statements for a full description of recent accounting pronouncements including the expected dates of adoption and effects on results of operations and financial condition.

EXECUTIVE COMPENSATION

Named Executive Officers

This section discusses the material components of the executive compensation program for Syniverse’s executive officers who are named in the “2020 Summary Compensation Table” (the “named executive officers”). As an emerging growth company, Syniverse complies with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. In 2020, Syniverse changed its fiscal year so that it ends on November 30 of each year. Therefore, Syniverse’s fiscal reporting period in 2020 is the eleven-month period beginning January 1, 2020 and ending on November 30, 2020 (the “2020 Period”). Syniverse’s named executive officers for the 2020 Period were:

•	Andrew M. Davies—Current Chief Executive Officer (served as Chief Financial and Administrative Officer from July 13, 2020 through the end of the 2020 Period)

•	John T. McRae, II—President of Carrier

•	Dean C.J. Douglas—Former Chief Executive Officer (retired June 26, 2020)

•	James A. Attwood, Jr.—Current Chairman of the Board (from June 26, 2020 through the end of the 2020 Period served as Executive Chairman of the Board and PEO as defined in Item 402 of Regulation S-K)

Mr. Davies commenced employment with Syniverse on July 13, 2020 and Mr. Douglas retired from employment on June 26, 2020. From Mr. Douglas’ departure until the end of the 2020 Period, Syniverse’s current Chairman, Mr. Attwood, assumed similar responsibilities to the Chief Executive Officer but was not paid any compensation by Syniverse. In March 2021, Mr. Davies formally assumed responsibilities as Syniverse’s Chief Executive Officer. Mr. McRae became Syniverse’s President of Carrier in June of 2020. Prior to that he was Senior Vice President and General Manager of EMEA and Asia.

2020 Summary Compensation Table

The following table sets forth information concerning the compensation of Syniverse’s named executive officers for the 2020 Period.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Andrew M. Davies	2020	212,538	4,550,000	1,718,893	200,000	6,680,431
Current Chief Executive Officer (former Chief Financial and Administrative Officer during the 2020 Period)
John T. McRae, II(1)	2020	388,385	1,625,000	929,489	20,624	2,963,498
President of Carrier
Dean C.J.Douglas	2020	450,000	—	—	1,314,242	1,764,242
Former Chief Executive Officer
James A. Attwood, Jr.	2020	—	—	—	—	—
Current Chairman of the Board former acting PEO (as defined in Item 402 of Regulation S-K during the 2020 Period)

(1)	Mr. McRae became Syniverse’s President of Carrier in June of 2020. Prior to that he was Senior Vice President and General Manager of EMEA and Asia.
(2)

Reflects the grant date fair value of restricted stock unit and option awards granted in the 2020 Period, determined in accordance with the accounting guidance for share-based compensation under ASC Topic

718. The assumptions used in the calculation of the grant date fair values of the restricted stock unit and option awards are included in Note 11 to Syniverse’s consolidated financial statements included in this proxy statement.
(3)	Reflects the incremental fair value associated with a repricing of option exercise prices in August 2020 as described in Note 11 to Syniverse’s consolidated financial statements.
(4)

For Mr. Davies, includes $200,000 to reimburse him for expenses incurred in connection with his relocation to Tampa, Florida pursuant to the prior Davies employment agreement (as defined below). For Mr. McRae, includes $14,380 to pay his taxes on the reimbursement of his relocation expenses in connection with his relocation to Tampa, Florida, $152 used to pay his taxes on a service anniversary award and employer 401(k) matching contributions totaling $6,092. For Mr. Douglas, includes $1,277,315 in severance payments payable under his separation agreement and release, including $900,000 representing the annual bonus portion of his severance, and $28,619 of aggregate incremental cost for commuter use of Syniverse’s fractional ownership aircraft. The aggregate aircraft cost is calculated based on estimated variable operating costs, which include fuel, maintenance, landing fees, trip related hangar, parking costs and other smaller variable costs. For Mr. Douglas, also includes employer 401(k) matching contributions totaling $8,308.

Narrative to the Summary Compensation Table

Elements of Compensation

Base Salary

Syniverse provides a base salary to attract and retain executive officers and provide them with a fixed and predictable income stream that compensates them for their services during the year. The base salary amounts shown in the “—2020 Summary Compensation Table” above reflect the actual amounts earned in the eleven-month 2020 Period. The annual base salary of each named executive officer (other than Mr. Attwood, who was not paid a base salary by Syniverse) during the 2020 Period, as well as for the current fiscal year, is set forth in the table below. For Mr. McRae, the amount shown reflects his annual base salary after it was increased from $396,000 to $450,000 on July 27, 2020 in connection with his promotion to President of Carrier. In March 2021, Mr. Davies was promoted to Chief Executive Officer of Syniverse and his annual base salary was increased to $700,000.

Name	Annual Base Salary for 2020 Period	Fiscal 2021 Annual Base Salary
Andrew M. Davies	$550,000	$700,000
John T. McRae	$450,000	$450,000
Dean Douglas	$900,000	N/A

Annual Incentive Compensation

Syniverse has historically provided annual bonuses to its executives, including its named executive officers other than Mr. Attwood, based on weighted corporate financial measures and the attainment of certain performance goals. However, due to the uncertainty of the impact of COVID-19 on Syniverse’s financial performance for the 2020 Period, Syniverse’s compensation committee did not determine financial measures, weightings or performance goals for annual incentive compensation for the 2020 Period. Therefore, none of the named executive officers received an annual bonus under the annual incentive plan for the 2020 Period. Mr. Douglas received a $900,000 cash payment, representing the annual bonus portion of his severance under his separation agreement and release, which is described in the section titled “—Agreements with the Named Executive Officers of Syniverse—Separation Agreement with Mr. Douglas” below.

Long-Term Equity Incentive Compensation

To further focus Syniverse’s named executive officers (other than Mr. Attwood) on long-term performance, Syniverse has historically granted equity compensation in the form of stock options and restricted stock units pursuant to the 2011 Plan.

In July 2020, in connection with Mr. Davies joining Syniverse, the compensation committee granted Mr. Davies 750,000 stock options and 700,000 restricted stock units. In August 2020, in connection with Mr. McRae’s change in role, the compensation committee granted Mr. McRae 250,000 stock options and 250,000 restricted stock units. All stock options granted to Messrs. Davies and McRae in 2020 had an exercise price of $6.50 and vest ratably over a four-year period based on continuous service of the employee. The restricted stock units granted to Mr. Davies vest ratably in three equal installments over a three-year period and the restricted stock units granted to Mr. McRae vest ratably in two equal installments over a three-year period (i.e., every 18 months), in each case based on continuous service of the executive.

In August 2020, Syniverse’s board of directors approved the amendment of all then-outstanding stock options granted under the 2011 Plan to extend the expiration date of each such option from the tenth anniversary of the date of grant of such option to September 1, 2030 and to adjust the exercise price per share associated with each such option to $6.50. Holders of such options, including Mr. McRae, vest into 50% of such reduced price options on December 31, 2020 and the remaining portion of such reduced price options on December 30, 2021, in each case, subject to the holder’s continued employment with Syniverse through the applicable date. All outstanding options with an exercise price per share of $6.50 will be underwater at the effective time of the Merger based on the value of the merger consideration.

The consummation of the Merger will not constitute a “change in control” for the purposes of the 2011 Plan or for any other purposes of this “Executive Compensation” section of this proxy statement. In the event of a “change in control” (as defined in the 2011 Plan) following the consummation of the Merger, the outstanding stock options and restricted stock units shall be treated as set forth in the applicable award agreements, which generally includes accelerated vesting and exercisability for stock options and accelerated vesting for restricted stock units, in each case in the event of a termination without “cause” within 12 months following the “change in control”. Certain of the stock options and restricted stock units granted to executives in 2019 for which the performance period has not already expired are subject to single-trigger vesting, up to 80%, in the case of the applicable stock options, and up to 100%, in the case of the applicable restricted stock units, in each case in the event of a “change in control” prior to December 31, 2021.

Other Compensation

Retirement Plan

Syniverse maintains a 401(k) plan for its employees, including the named executive officers other than Mr. Attwood, who are eligible to participate in the plan on the same terms as other full-time employees. Participants in the 401(k) plan received a 100% employer match of the first 2% contribution and a 50% employer match of the next 6% contribution, not to exceed 5%, for the period from January 2020 to May 2020, after which date, the employer match was suspended and remained suspended through the end of the 2020 Period. In July of 2021, Syniverse reinstated a 50% employer match on the first 8% of contributions under its 401(k) plan.

Other Benefits

During employment, the named executive officers other than Mr. Attwood are eligible to participate in Syniverse’s employee benefit plans and programs, including medical, dental and insurance benefits, to the same extent as other full-time employees, subject to the terms and eligibility requirements of those plans. In addition, while employed during the 2020 Period, Messrs. Davies, McRae and Douglas also received enhanced long-term disability insurance benefits in the amount of 66.67% of monthly covered earnings up to a maximum of $25,000 per month, which are generally payable until age 65 or for specified shorter periods after age 65.

Current and Go-Forward Compensation

We expect that Syniverse’s executive compensation program will evolve to reflect its status as a newly publicly-traded company while continuing to motivate and retain executives and focus them on key performance goals in support of both the post-combination company’s annual business plan and long-term success. Since the end of the 2020 Period, in addition to the changes to the base salaries of certain named executive officers as set forth under the Section “—Narrative to the Summary Compensation Table—Base Salary” above, Mr. Davies’ annual bonus target was changed to 125% of his base salary in connection with his entry into the new Davies employment agreement (as defined below) and Mr. McRae’s annual bonus target was changed to 80% of his base salary in connection with his promotion to President of Carrier. To further motivate Mr. Davies in connection with his promotion, he was granted 1.25 million stock options on April 7, 2021 that vest in three equal tranches on the later of each of the first three anniversaries of the grant date or the date that certain performance criteria with respect to the price of Syniverse common stock (or following the Merger, Class A Stock) are met.

Additionally, in 2021, Messrs. Davies and McRae were awarded the following compensation that is contingent upon the Closing. In April 2021, the Syniverse compensation committee decided to award discretionary bonuses to certain bonus-eligible Syniverse employees, including Messrs. Davies and McRae, based on 2020 actual financial results, individual executive performance, the continuing impact of COVID-19, the proposed 2021 budget and the success of the Merger. Accordingly, Messrs. Davies and McRae are eligible to receive a discretionary bonus of $775,000 and $225,000, respectively, on the Closing if each remains continuously employed through the Closing. Mr. McRae is also eligible to receive a one-time cash transaction bonus of $562,500 on the Closing if he remains continuously employed through the Closing or is terminated without cause or due to death or disability prior thereto.

Agreements with the Named Executive Officers of Syniverse

Syniverse has entered into individual arrangements with each of the named executive officers other than Mr. Attwood.

Separation Agreement with Mr. Douglas

Prior to June 26, 2020, Syniverse was a party to an employment agreement with Mr. Douglas. On June 26, 2020, upon Mr. Douglas’ retirement, Syniverse entered into a separation agreement and release with Mr. Douglas, pursuant to which Syniverse agreed to pay Mr. Douglas, in addition to accrued compensation and expense reimbursement, (i) a cash severance payment of $900,000 payable in regular installments in accordance with Syniverse’s payroll practices over the 12 months following the date of termination; (ii) an additional lump sum cash payment of $900,000 to be paid on the normal date in 2021 when annual bonuses are or would be paid to other senior executives; and (iii) payment of the employee-portion of any COBRA premiums for 12 months following the date of termination. In addition, the separation agreement and release (i) vested 375,000 of Mr. Douglas’s 750,000 unvested $10.00 options granted in 2018 and provided that the remaining 375,000 of Mr. Douglas’s 750,000 unvested $10.00 options would be forfeited on December 24, 2020 if there had not prior thereto been a change of control of Syniverse; (ii) vested 250,000 of his 500,000 unvested $20.00 options granted in 2018 and provided that the remaining 250,000 of Mr. Douglas’s 500,000 unvested $20.00 options would be forfeited on December 24, 2020 if there had not prior thereto been a change of control of Syniverse and (iii) vested all unvested restricted stock units, which were settled into shares of common stock. Mr. Douglas did not exercise and therefore forfeited his vested $10.00 and $20.00 options on August 26, 2020 and forfeited the remainder of his unvested $10.00 options and $20.00 options on December 24, 2020.

Employment Agreement with Mr. Davies

On May 19, 2020, Syniverse entered into an employment agreement with Mr. Davies (the “prior Davies employment agreement”), which provided that he would serve as Syniverse’s Chief Financial and Administrative

Officer. Under the terms of the prior Davies employment agreement, Mr. Davies was entitled to a base salary of $550,000, annual incentive compensation, severance and financial assistance in connection with his relocation to Tampa, Florida. The prior Davies employment agreement also provided for the grant of stock options and restricted stock units as set forth under the heading titled “—Narrative to the Summary Compensation Table—Long-Term Equity Incentive Compensation” above. With respect to these grants of stock options and restricted stock units, the prior Davies employment agreement provided that such equity awards would become immediately vested upon a “change in control” (as defined in the 2011 Plan) if Mr. Davies remained employed by Syniverse on the date of the change in control.

Mr. Davies’ entitlements, including severance benefits, under the prior Davies employment agreement have been superseded by a new employment agreement that he entered into with Syniverse effective March 16, 2021 (the “new Davies employment agreement”). The new Davies employment agreement increases Mr. Davies’ base salary to $700,000, updates his target annual incentive compensation to 125% of his base salary, provides for the grant of a 2021 equity award in respect of 1.25 million stock options, provides single-trigger vesting for certain outstanding equity awards on a change in control, and provides severance benefits if (i) Mr. Davies’ employment is terminated by Syniverse without “cause”, (ii) he resigns for “good reason”, (iii) his employment terminates by reason of non-renewal of the agreement, or (iv) his employment is terminated purportedly for “cause” but without following the specified procedures for such a termination in the agreement. In the case of each such termination, Mr. Davies is entitled to the following benefits, subject to his execution of a release agreement that includes certain non-competition and non-solicitation covenants: (i) a severance payment equal to his then-current base salary, payable in accordance with Syniverse’s general payroll practices over one year; (ii) an amount equal to his target annual incentive award opportunity for the then-current fiscal year regardless of company performance, payable at such time as the bonus would have been paid absent the executive’s termination of employment; (iii) payment of the employer-portion of any COBRA premiums for the shorter of 12 months and the period that Mr. Davies is eligible for COBRA continuation coverage; and (iv) accelerated vesting of any stock options and restricted stock units granted to Mr. Davies on July 13, 2020 that would have become vested if he had remained continuously employed through the vesting date next following the date of termination.

Letter Agreement with Mr. McRae. Mr. McRae’s offer letter, dated as of January 17, 2011, provides for base salary and annual incentive compensation. On July 27, 2020, in connection with Mr. McRae’s promotion to President of Carrier, his base salary was increased from $396,000 to $450,000 and his target bonus under the annual incentive plan was increased from 70% to 80% of base salary.

Mr. McRae’s offer letter provides that in the event he is terminated without “cause,” subject to his execution of a release agreement that includes certain non-competition and non-solicitation covenants, he will be entitled to severance equal to one year of his base salary. In addition, pursuant to the terms of the stock option agreements and restricted stock unit award agreements entered into with Mr. McRae, all stock options and RSUs granted to him (other than those granted in 2019) will become fully vested and exercisable if his employment is terminated without cause within the 12-month period immediately following a “change in control” (as defined in the 2011 Plan).

Outstanding Equity Awards at 2020 Fiscal Year End

		Option Awards								Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)		Option expiration date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(9)
Andrew M. Davies	7/13/2020	—	750,000	(1)	—		6.50		7/13/2030	700,000	(7)	4,550,000
John T. McRae, II	8/26/2020	—	250,000	(2)	—		6.50		9/1/2030	250,000	(8)	1,625,000
	11/6/2019	—			125,000	(4)	10.00	(6)	9/1/2030	125,000	(9)	812,500
	8/14/2017	15,000	5,000	(3)			10.00	(6)	9/1/2030	—		—
	5/20/2015	30,000	—		—		11.25	(6)	9/1/2030	—		—
	10/28/2013	50,000	—		—		14.50	(6)	9/1/2030	—		—
	4/6/2011	113,333					10.00	(6)	9/1/2030	—		—
Dean C.J. Douglas	2/7/2018	—	375,000	(5)	—		10.00		12/24/2020	—		—
	2/7/2018	—	250,000	(5)	—		20.00		12/24/2020	—		—
James A. Attwood, Jr.

(1)	187,500 options vest on each of July 13, 2021, July 13, 2022, July 13, 2023 and July 13, 2024 provided the executive remains continuously employed through such date.
(2)	62,500 options vest on each of August 26, 2021, August 26, 2022, August 26, 2023 and August 26, 2024 provided the executive remains continuously employed through such date.
(3)	5,000 options vest on August 14, 2021 provided the executive remains continuously employed through such date.
(4)

On December 31, 2019, December 31, 2020 and December 31, 2021, provided the executive remains continuously employed through such date, the number of shares subject to the option that become vested each year equals the product of (A) the Annual Vesting Percentage (as defined in the applicable award agreement) for the applicable year; and (B) 33% of the shares covered by the option for the years ending December 31, 2019 and 2020 and 34% for the year ended December 31, 2021. The Annual Vesting Percentage is, with respect to each year, (A) 100% if the EBITDA for that year equals or exceeds 110% of the EBITDA target for such year; (B) 88% if the EBITDA for that year equals 105% of the EBITDA target for such year; (C) 60% if the EBITDA for that year equals 100% of the EBITDA target for such year; and (D) 0% if the EBITDA for that year is less than 100% of the EBITDA target for such year. If EBITDA for any year is between the EBITDA target percentages set forth above, the Annual Vesting Percentage for such year will be pro-rated on a linear basis. In addition, if in any year, the Cumulative Vesting Percentage (as defined in the applicable award agreement) exceeds the Annual Vesting Percentage with respect to such year, the portion of the 2019 option that has not vested in respect of EBITDA performance for such year but would have otherwise vested to the extent the Cumulative Vesting Percentage applied in lieu of the applicable Annual Vesting Percentage will become vested on the date that the compensation committee determines whether the EBITA target or the Cumulative EBITDA (as defined in the applicable award agreement) target has been met for the year ending December 31, 2021. Syniverse did not meet the EBITDA target for the years ended December 31, 2019 or December 31, 2020 and so no options subject to the grant vested.

(5)	Unvested options held by Mr. Douglas were forfeited pursuant to the terms of his separation agreement and release following the end of the 2020 Period on December 24, 2020.
(6)

In August 2020, Syniverse’s board of directors approved the amendment of all then-outstanding stock options granted under the 2011 Plan to extend the expiration date of each such option from the tenth anniversary of the date of grant of such option to September 1, 2030 and to adjust the exercise price per share associated with each such option to $6.50. Holders of such options, including Mr. McRae, vest into 50% of such reduced price options on December 31, 2020 and the remaining portion of such reduced price options on December 30, 2021, in each case, subject to the holder’s continued employment with Syniverse through the applicable date. As of the end of the 2020 Period, Mr. McRae had not yet vested into his repriced options.

(7)	233,333 shares vest on July 13, 2021 and July 13, 2022 and 233,334 shares vest on July 13, 2024 provided the executive remains continuously employed through such date.

(8)	125,000 shares vest on February 26, 2022 and August 26, 2023, provided the executive remains continuously employed through such date.
(9)

On December 31, 2019, December 31, 2020 and December 31, 2021, provided the executive remains continuously employed through such date, the RSUs granted in 2019 vest in three cumulative installments of 33%, 33% and 34% on December 31, 2019, December 31, 2020 and December 31, 2021. The number of shares to be delivered to the employee each year is subject to a performance condition and equals the Annual Settlement Amount (as defined in the applicable award agreement) with respect to the RSUs that vested. The Annual Settlement Amount for each year equals the product of (A) the Annual Settlement Percentage (as defined in the applicable award agreement) for such year and (B) the number of RSUs that vested in that year. The Annual Settlement Percentage is, with respect to each year, (A) 125% if the EBITDA for that year equals or exceeds 110% of the EBITDA target for such year; (B) 110% if the EBITDA for that year equals 105% of the EBITDA target for such year; (C) 75% if the EBITDA for that year equals 100% of the EBITDA target for such year; and (D) 0% if the EBITDA for that year is less than 100% of the EBITDA target for such year. If EBITDA for any year is between the EBITDA target percentages set forth above, the Annual Settlement Percentage for such year will be pro-rated on a linear basis. In addition, as soon as practicable after the year ending December 31, 2021, the employee shall receive a number of shares equal to the Cumulative Settlement Amount (as defined in the applicable award agreement). The Cumulative Settlement Amount equals the aggregate number of shares, if any, eligible to be received in respect of RSUs for any year that were not received in respect of EBITDA performance for such year but would have otherwise been received to the extent the Cumulative Settlement Percentage (as defined in the applicable award agreement) applied in lieu of the applicable Annual Settlement Percentage. The Cumulative Settlement Percentage means (A) 125% if Cumulative EBITDA (as defined in the applicable award agreement) equals or exceeds 100% of the Cumulative EBITDA target; (B) 110% if the Cumulative EBITDA equals 105% of the Cumulative EBITDA target; (C) 75% if the Cumulative EBITDA equals 100% of the Cumulative EBITDA; and (D) 0% if the Cumulative EBITDA is less than 100% of the EBITDA target. Cumulative EBITDA means the sum of the EBITDA for all three years ending December 31, 2021. If Cumulative EBITDA is between the Cumulative EBITDA target percentages set forth above, the Cumulative Settlement Percentage for such year will be pro-rated on a linear basis. Syniverse did not meet the EBITDA target for the years ended December 31, 2019 or December 31, 2020.

(10)	Based on the fair market value of Syniverse common stock of $6.50 as of November 30, 2020.

Director Compensation

In the 2020 Period, each director not employed by The Carlyle Group or Syniverse on January 1, 2020, received an annual retainer of $75,000. The Chairman of the Syniverse Audit Committee and the Chairman of the Syniverse Nominating and Corporate Governance Committee received an additional $25,000 and $15,000, respectively. Each non-Chair member of the Syniverse Audit Committee, the Syniverse Compensation Committee and the Syniverse Nominating and Corporate Governance Committee received an additional $7,500. In the 2020 Period, each director not employed by The Carlyle Group or Syniverse received a one-time grant of 15,000 restricted stock units. The director compensation philosophy of the post-combination company following the completion of the Business Combination has not been determined at the time of filing of this proxy statement because the directors of the post-combination business will be responsible for determining director compensation.

2020 Director Compensation Table

The following table provides information about the compensation earned by members of the Syniverse board of directors during the 2020 Period:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James A. Attwood, Jr.	—	—	—
Tony G. Holcombe	82,500	150,000	232,500
Kevin L. Beebe	97,500	150,000	247,500
Laura Desmond	82,500	150,000	232,500
Julius Genachowski	—	—	—
Raymond Ranelli	100,000	150,000	250,000
Daniel S. Mead	90,000	150,000	240,000

(1)

Reflects the grant date fair value of restricted stock unit awards granted in 2020, determined in accordance with the accounting guidance for share-based compensation under ASC Topic 718. The assumptions used in the calculation of the grant date fair values of the restricted stock unit awards are included in Note 11 to the Syniverse consolidated financial statements included in this proxy statement.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers

Upon the consummation of the Business Combination, it is anticipated that the executive officers of Syniverse will become the executive officers of the post-combination company. The following table sets forth certain information regarding Syniverse’s executive officers as of September 15, 2021.

Name	Age	Position(s) Held
Andrew M. Davies	55	Director, Chief Executive Officer and President
Simeon T. Irvine	54	Chief Financial Officer
Laura E. Binion	64	General Counsel
Sara N. DeBella	47	Chief Human Resources Officer
John T. McRae, II	52	President, Carrier Business
Leigh Ann Polverelli	53	Chief Customer Operations Officer
Chris R. Rivera	52	President, Enterprise Business
John P. Wick, Jr.	55	Chief Technology Officer

The following is a brief biography of each of these executive officers.

Andrew M. Davies, Director, Chief Executive Officer and President. Mr. Davies was elected to be a director and named Chief Executive Officer and President of Syniverse in March 2021, having previously served as its Chief Financial and Administrative Officer from June 2020 to March 2021. Prior to joining Syniverse, Mr. Davies served as Chief Financial Officer of Sprint Corporation, a telecommunications services company, from July 2018 until the closing of its merger with T-Mobile USA in Spring of 2020. Before joining Sprint, Mr. Davies served as Group Chief Financial Officer for VEON, a multi-national telecommunications services company, from November 2013 to November 2017. Prior to joining VEON, Mr. Davies held various financial leadership positions for Vodafone Group, a multi-national telecommunications company, from September 2003 to October 2013, including being named Chief Financial Officer of Verizon Wireless from September 2010 to June 2013, which at the time was a joint venture between Vodafone and Verizon Communications, a telecommunications services company. Mr. Davies started his career with KPMG in Wales and served in senior financial roles with GE, Honeywell and the Caudwell Group in both the United Kingdom and the United States. Mr. Davies graduated with an honors degree in mathematics from London’s Imperial College of Science, Technology and Medicine, is an Associate of the Royal College of Science, and is a Fellow of the Institute of Chartered Accountants in England and Wales. We believe Mr. Davies’ previous experience in and knowledge of the mobile telecommunications industry, including his experience as a senior officer of Syniverse, qualifies him to serve on our Board of Directors.

Simeon T. Irvine, Chief Financial Officer. Mr. Irvine was named Chief Financial Officer of Syniverse in March 2021, having previously served as its Chief Transformation Officer from April 2019 to March 2021. Prior to joining Syniverse, Mr. Irvine served as Chief Financial Officer, Global Sales & Strategic Sales Engagement for Atos, a multinational information technology service and consulting company, from July 2018 to April 2019, and as Chief Financial Officer of the Unify division of Atos from February 2016 to July 2018. Mr. Irvine started his career at Ernst & Young and has held various senior executive positions at Cable & Wireless Communications, including serving as CEO of the Wholesale Solutions business, T-Mobile and Rolls Royce. Mr. Irvine graduated with an honors degree in molecular biology and biochemistry from Durham University and is a Fellow of the Institute of Chartered Accountants in England and Wales.

Laura E. Binion, General Counsel. Ms. Binion joined Syniverse as its General Counsel in June 2008. Prior to joining Syniverse, Ms. Binion served as Executive Vice President and General Counsel of CheckFree Corporation, a financial electronic commerce software and services company, a position she held from 2001 to 2007, when CheckFree was acquired by Fiserv Corporation. From 1986 to 2001, Ms. Binion held various positions in the legal departments of Verizon Wireless (or its predecessor companies-Contel Corporation, Contel Cellular, GTE Corporation and GTE Wireless), including General Counsel of Contel Cellular from 1991 to 1995 and Vice President and General Counsel of GTE Wireless from 1997 to 2000. Prior to joining Contel Corporation in 1986, Ms. Binion was an associate at the law firms of Parker, Hudson, Rainer, Dobbs & Kelly and Kutak, Rock & Huie. Ms. Binion holds both a bachelor’s degree in political science and a juris doctor degree from the University of Georgia.

Sara N. DeBella, Chief Human Resource Officer. Ms. DeBella joined Syniverse in 2009 and was named its Chief Human Resource Officer in April 2021. Prior to being named Chief Human Resource Officer, Ms. DeBella served as Vice President, Human Resources starting in December 2019 and as a Senior Human Resource Director from November 2017 to November 2019. Prior to joining Syniverse, Ms. DeBella held numerous human resource positions working in the public sector for Pinellas County and the City of Pinellas. Ms. DeBella received both her bachelor’s degree and her master’s degree in business administration from the University of South Florida.

John T. McRae, II, President, Carrier Business. Mr. McRae joined Syniverse in January 2011 and currently serves as President, Carrier Business, a role he assumed in June 2020. Prior to being named President, Carrier Business, Mr. McRae served as Senior Group Vice President and General Manager of Operations for EMEA and Asia (from July 2018 to June 2020), Group Vice President and General Manager Portfolio Management (from January 2016 to May 2018), Chief Technology and Information Officer (from January 2016 to July 2016), Chief Information Officer (from 2014 to January 2016), Senior Vice President and General Manager of Enterprise & Intelligence Solutions (from October 2013 to July 2014) and Senior Vice President of Global Customer Operations (from January 2011 to October 2013). Prior to joining Syniverse, Mr. McRae was the Chief Executive Officer of Nationwide Credit Inc, a global provider of customer relationship and accounts receivable management services. Mr. McRae has also held senior operations and consulting positions at several other companies including Emdeon, National Processing and Deloitte Consulting. Mr. McRae holds a bachelor’s degree in finance and accounting from the University of Michigan, Dearborn, and a master’s degree in business administration in operation management and global finance from Weatherhead Business School, Case Western Reserve University.

Leigh Ann Polverelli, Chief Customer Operations Officer. Ms. Polverelli joined Syniverse in September 2004 when it purchased Electronic Data Systems, a company Ms. Polverelli joined in 1993, and was named Chief Customer Operations Officer in April 2021. Prior to being named Chief Customer Operations Officer, Ms. Polverelli served as Senior Vice President, Global Customer Service & Operations, a role she assumed in June 2020; President, Global Services (from August 2018 to June 2020), Senior Vice President, Global Customer Service & Operations (from October 2014 to July 2018); Vice President Global & Enterprise Services (from March 2014 to October 2014) and Vice President (from January 2011 to March 2014). Ms. Polverelli received her bachelor’s degree in business administration from the University of Lowell and her master’s degree in business administration from Simmons College.

Chris R. Rivera, President, Enterprise Business. Mr. Rivera joined Syniverse in July 2016 and currently serves as President, Enterprise Business, a role he assumed in June 2020. Prior to being named President, Enterprise Group, Mr. Rivera served as Group Vice President and Chief Technology Officer from July 2016 to June 2020. Prior to joining Syniverse, from November 1999 to June 2016, Mr. Rivera served in a variety of senior roles at Cisco Systems, a multinational technology conglomerate, including Managing Director, Chief Technology Officer, Americas Mobile and Web Providers; Senior Director, Product Line Management, Routing Technology Group; and Director, Product Line Management, Optical Networking. Prior to his employment with Cisco Systems, from July 1999 to November 1999, Mr. Rivera was a Product Manager at Cerent Corporation (acquired by Cisco Systems in November 1999) and a Marketing Manager at DSC Communications (acquired by Alcatel in 1998) from April 1997 to July 1999. Mr. Rivera began his career as an Operations and Electronic Systems Officer in the U.S. Navy, for which he served from May 1992 to April 1997 and last held the rank of Lieutenant. Mr. Rivera has a bachelor’s degree from the U.S. Naval Academy and completed coursework at the University of California at San Diego.

John P. Wick, Jr., Chief Technology Officer. Mr. Wick joined Syniverse in 1995 and was named its Chief Technology Officer in April 2021. Prior to being named Chief Technology Officer, Mr. Wick served as its Senior Vice President – Network (from June 2020 to April 2021); Senior Vice President and General Manager, Mobile Transaction Services (from March 2014 to June 2020); and Senior Vice President, Network (from October 2010 to May 2014). Before joining Syniverse, Mr. Wick worked at Contel Federal Systems, GTE Government Systems and GTE Wireless. Mr. Wick holds a bachelor’s degree in business administration and a master’s degree in business administration from Nova Southeastern University.

Board of Directors

Under our current certificate of incorporation, our Board consists of six directors and is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Upon consummation of the Business Combination, it is anticipated that the Board will be comprised of 12 directors as follows: (i) two directors nominated by the Sponsor, (ii) five directors nominated by Carlyle, (iii) four directors nominated by Twilio and (iv) the Company’s CEO. Each director will have a term ending on the date of the next annual stockholder meeting or until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Each director nominee will be voted on by our stockholders at the Special Meeting. Please see the section of this proxy statement entitled “Proposal No. 5—The Director Election Proposal.”

Subject to owning a minimum of 5% of the voting equity securities in the Company (on a fully diluted basis), (i) Carlyle will have an ongoing right to nominate individuals to serve on the Board equal to the lesser of (x) five and (y) the product of five and a value representing Carlyle’s ownership of voting equity securities relative to its holding of such securities as of the Closing and (ii) Twilio will have an ongoing right to nominate individuals to serve on the Board equal to the lesser of (x) four and (y) the product of four and a value representing Twilio’s ownership of voting equity securities relative to its holding of such securities as of the Closing. Twilio, at its option from time to time, may elect to replace up to two of its director nominees with non-voting Board observers. We have also granted Oak Hill a Board observer right pursuant to the PIPE Investment Subscription Agreement. For so long as Sponsor and its permitted affiliate transferees hold equity securities representing at least 50% or more of the shares held by them at the Closing, the Sponsor and such permitted affiliate transferees will be entitled to nominate two directors to the Board, which number will fall to one director when the Sponsor and its permitted affiliate transferees hold between 33% and 50% of the shares it held at the Closing and no director nomination rights below 33%. Each of the Sponsor, Carlyle and Twilio has agreed to vote all equity securities in the Company beneficially owned by it to cause the directors nominated in accordance with the Stockholders Agreement to be so elected to the Board. For so long as Carlyle (i) holds more than 5% of the voting equity securities in the Company (on a fully diluted basis) and (ii) holds more voting equity securities in the Company than Twilio, Carlyle will have the right to nominate one of its nominated directors to serve as Chairman of the Board. In addition, subject to the rules and requirements of the SEC and NYSE, each of Carlyle, Twilio and the Sponsor are entitled to representation on each committee of the Board proportionate to the number of directors that they are entitled to nominate. Please see the section of this proxy statement entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Stockholders Agreement.”

Upon the consummation of the Business Combination, the following persons are anticipated to be the directors of the post-combination company:

Name	Age	Position(s) Held
James A. Attwood, Jr.(1)	63	Chairman of the Board of Directors, Director
Kevin Beebe(1)	62	Director
Orisa Cherenfant(2)	34	Director
Andrew Davies(4)	55	Director
Tony G. Holcombe(1)	65	Director
Greg Kleiner(2)	51	Director
Dan Mead(1)	67	Director
Mohsin Y. Meghji(3)	56	Director
Lauren Nemeth(2)	38	Director
Matthew Perkal(3)	35	Director
Raymond Ranelli(1)	73	Director
[ ](2)	[ ]	Director

(1)	Designated by Carlyle
(2)	Designated by Twilio
(3)	Designated by the Company
(4)	Chief Executive Officer of Syniverse

Non-Employee Directors

James A. Attwood, Jr., Chairman. Mr. Attwood has served as the Chairman of the Board of Syniverse since January 2011. He is a managing director of The Carlyle Group, a global investment firm he joined in 2000 and is the former head of Carlyle’s Telecommunications, Media and Technology group. Prior to joining Carlyle, Mr. Attwood served as Executive Vice President for Strategy, Development and Planning at Verizon Communications, Inc., a telecommunications services company, from 1996 to 2000. At Verizon (and GTE prior to that) Mr. Attwood was responsible for the oversight of all strategic planning, alliances, ventures, corporate strategy, development and M&A activities. Prior to joining GTE, Mr. Attwood served as an investment banker at Goldman, Sachs & Co. for 11 years, working in both the New York and Tokyo offices. Mr. Attwood graduated summa cum laude from Yale University in 1980 with a bachelor’s degree in applied mathematics and a master’s degree in statistics. In 1985, he received both a juris doctor degree and a master’s degree in business administration from Harvard University. Mr. Attwood has been a member of the board of directors of Nielsen Holdings, PLC, an information, data and market measurement firm, since 2006 and was elected to serve as its Chairperson in January 2016 and served as Executive Chairman from July 2018 to November 2019. We believe Mr. Attwood’s previous experiences in the telecommunications industry and his current responsibilities at Carlyle, our largest shareholder, qualifies him to serve on our Board of Directors.

Kevin L. Beebe, Director. Mr. Beebe has served as a director of Syniverse since January 2011. In 2007, Mr. Beebe became the President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to private equity investors and management, and in 2014 Mr. Beebe became a founding partner of Astra Capital Management, a private equity firm in Washington, D.C. From 1998 to 2007, Mr. Beebe was Group President of Operations at Alltel Corporation, a telecommunications services company. Prior to joining Alltel, Mr. Beebe served as Executive Vice President of Operations at 360° Communications Co., a wireless communications company, from 1996 to 1998. Mr. Beebe also held numerous positions of increasing responsibility at Sprint Corporation, a telecommunications service company, including Vice President of Operations, from 1984 to 1995. Mr. Beebe graduated with honors from Kutztown University in 1981 with a bachelor’s degree in economics and received a master’s degree in economics from Bowling Green University in 1982. Mr. Beebe currently serves as a member of the board of directors of SBA Communications Corporation, a wireless infrastructure company, Skyworks Solutions, Inc., a provider of semiconductors, Frontier

Communications Corporation, a telecommunications provider; and Altimar Acquisition Corporation II, a special purpose acquisition company. Until 2019, Mr. Beebe served on the board of directors of NII Holdings, Inc, a telecommunications company. We believe Mr. Beebe’s previous experience in and knowledge of the mobile telecommunications industry, including his experience as a senior officer of several of Syniverse’s largest customers, qualifies him to serve on our Board of Directors.

Orisa Cherenfant, Director.    Ms. Cherenfant has served as finance executive for a number of General Electric financial and industrial businesses from January 2010 to August 2018, CFO of Baker Hughes GE Digital from September 2018 to May 2019 and VP Finance for Twilio R&D from June 2019 to August 2021. Ms. Cherenfant brings over a decade of financial leadership experience across multiple industries including financial services, industrials and technology. With a recent pivot in focus from finance to business operations, Ms. Cherenfant has served as Vice President of Product Strategy and Operations at Twilio since September 2021, the leading cloud communications provider. In this capacity, Ms. Cherenfant partners with Twilio’s product and business leaders to drive daily operations, as well as broader business strategy enabling growth and optimization across the communication platform portfolio. Ms. Cherenfant has a dual bachelor’s degree in Finance and Marketing from Boston College. We believe Ms. Cherenfant’s industry experience and experience at Twilio qualifies her to serve on our Board of Directors.

Tony G. Holcombe, Director. Mr. Holcombe has served as a director of Syniverse since 2003 and served as its President and Chief Executive Officer from January 2006 until his retirement in July 2011. From December 2003 to November 2005, Mr. Holcombe served in various executive positions at WebMD, an online publisher of healthcare news and information, including as President of its Emdeon Business Services segment (formerly known as WebMD Business Services) and as President of WebMD. From 2002 to 2003, Mr. Holcombe was Chief Executive Officer of Valutec Card Solutions, a company specializing in on-line gift cards. From 1997 to 2002, Mr. Holcombe served in various executive positions at Ceridian Corporation, a provider of human capital management technology, and its subsidiaries, including Executive Vice President of Ceridian Corporation. Prior to joining Ceridian Corporation, from 1994 to 1997, Mr. Holcombe was President and Chief Executive Officer of National Processing, Inc., a payment processing company. Mr. Holcombe received a bachelor’s degree from Georgia State University. Mr. Holcombe previously served on the board of directors of the Numerex Corporation, a provider of enterprise solutions enabling the Internet of Things, until it was acquired by Sierra Wireless in 2017. We believe Mr. Holcombe’s previous experience as Chief Executive Officer of the Company and his knowledge of the mobile telecommunications industry qualifies him to serve on the Board of Directors.

Greg Kleiner, Director. Mr. Kleiner has served in a number of roles since joining Twilio in July of 2015 and has spent more than 20 years in the software industry in a variety of financial, operational, and communications roles. Mr. Kleiner has served as the Vice President of Corporate Development for Twilio since January 2021. Mr. Kleiner has previous held roles as the Vice President of GTM Finance from January 2019 to December 2020, Treasurer from June 2017 to September 2019, and Head of Investor Relations from July 2015 to June 2019. Prior to Twilio, Mr. Kleiner advised leading technology companies in investor relations matters as a Senior Vice President, Software at ICR Inc from February 2012 to July 2015. Prior to ICR, Mr. Kleiner worked in Corporate Development at BEA Systems, as a strategic advisor to several software companies, and held several roles in the investment research industry. Mr. Kleiner holds a Bachelor of Science in Finance and Marketing from Syracuse University and an MBA, Financial Management from MIT’s Sloan School of Management.

Daniel S. Mead, Director. Mr. Mead has served as a director of Syniverse since November 2016. From October 2010 to July 2016, Mr. Mead served as Chief Executive Officer and President of Verizon Wireless, a wireless communications company. From October 2009 to October 2010, Mr. Mead served as the Chief Operating Officer and Executive Vice President of Verizon Wireless. Mr. Mead was one of the founding senior executives of Verizon Wireless in July 2000 and during his 37-year career at Verizon and its predecessor companies, he held leadership roles in various telecommunications functions. Since 2015, Mr. Mead has served on the board of directors of Terrestar, a Canadian based telecommunications provider, and since 2018, Mr. Mead has served on the board of directors of Casa-Systems, Inc., a company that enables communications service providers to offer high bandwidth data services to their subscribers. Previously, Mr. Mead served as the Chairman of CTIA—The Wireless Association, and as a member of the board of directors of Cellular Telecommunications & Internet Association and Vodafone Omnitel. Mr. Mead has a bachelor’s degree in quantitative business analysis and finance and a master’s degree in business administration from Pennsylvania State University. Mr. Mead formerly served on the Board of Trustee at Pennsylvania State University and as Chairman of its Financial and Capital Planning Committee. We believe Mr. Mead’s vast experience in the telecommunications industry qualifies him to serve on the Board of Directors.

Mohsin Meghji, Director. Mr. Meghji has served as the Chairman and Chief Executive Officer of MBAC since December 2020 and has been the Managing Partner of M-III Partners, LP (or its predecessor, M-III Partners, LLC) since February 2014. Mr. Meghji has also served as Executive Chairman of the Board of Directors of M3-Brigade Acquisition III Corp. and as Executive Chairman of the Board of Directors of M3-Brigade Acquisition IV Corp., each since April 2021. Mr. Meghji has previously served as Chairman and Chief Executive Officer of M III Acquisition Corp. (NASDAQ:MIII) from its inception in August 2015 through the consummation of its initial business combination in March 2018 to create Infrastructure and Energy Alternatives, Inc. and served as Chairman of the Board of Directors of that company (NASDAQ:IEA) from the consummation of such initial business combination through January 2020. Mr. Meghji’s most recent corporate role was as Executive Vice President and Head of Strategy at Springleaf, as well as Chief Executive Officer of its captive insurance companies, from January 2012 to February 2014. Prior to Springleaf, Mr. Meghji served as a Senior Managing Director at C-III Capital Partners, LLC, a real-estate focused merchant banking firm, during 2011. Mr. Meghji co-founded Loughlin Meghji + Company, a privately-held financial advisory firm which became one of the leading restructuring boutiques in the U.S. Mr. Meghji was a Principal and Managing Director of Loughlin Meghji + Company from February 2002 to October 2011. Earlier in his career, Mr. Meghji was with Arthur Andersen & Co. from 1987 to 2002 in the firm’s London, Toronto and New York offices, including as a Partner in the Global Corporate Finance group from 2001 to 2002. Mr. Meghji is a graduate of the Schulich School of Business, York University, Canada and has taken executive courses at the INSEAD School of Business in France. He has previously qualified as a U.K. and Canadian Chartered Accountant. We believe Mr. Meghji is well-qualified to serve on our Board due to his extensive experience in business, finance and operations.

Lauren Nemeth, Director. Mrs. Nemeth has served as the Vice President and General Manager of Twilio’s Messaging Exchange since September 2020. In her role, Mrs. Nemeth leads the Messaging Exchange Sales, Operations and Carrier Relations functions globally. Mrs. Nemeth brings over 15 years of experience building advertising exchanges and leading GTM functions for companies such as Google from 2007 to 2010 and Singtel from 2016 to 2018. Mrs. Nemeth served as the Chief Revenue Officer at Nextdoor from 2018 to 2020 where she built their global advertising, commerce and local business marketplaces. Lauren earned her bachelor’s degree from the University of California, Los Angeles. We believe Ms. Nemeth’s industry experience and experience at Twilio qualifies her to serve on our Board of Directors.

Matthew Perkal, Director. Mr. Perkal has led Brigade’s industry coverage for various sectors since 2010, including retail, consumer, gaming and lodging, and has structured and led many of the firm’s successful deals in the private credit space including Barney’s and Sears. Mr. Perkal has also served on Guitar Center Inc.’s board of directors since December 2020 and on The One Love Foundation’s New York Board since August 2018. Mr. Perkal has also served as Executive Vice President – Mergers and Acquisitions for MBAC since December 2020, as Chief Executive Officer of M3-Brigade Acquisition III Corp. since April 2021 and as Chief Executive Officer of M3-Brigade Acquisition IV Corp. since April 2021. Prior to joining Brigade, Mr. Perkal worked at Deutsche Bank as an Analyst in the Leveraged Finance Group from 2008 to 2010. In that capacity, Mr. Perkal also spent time on the Leveraged Debt Capital Markets Desk, selling both bank and bond deals. Mr. Perkal received a BS in Economics with a concentration in Finance and Accounting from the University of Pennsylvania’s Wharton School of Business. We believe Mr. Perkal’s experience in business, finance and prior service on boards of other companies qualifies him to serve on the Board of Directors.

Raymond A. Ranelli, Director. Mr. Ranelli has served as a director of Syniverse since January 2011. From 1981 to his retirement in 2003, Mr. Ranelli was a partner at PricewaterhouseCoopers, a global network of firms delivering audit, assurance, tax and consulting services, where he held several positions including Audit Partner, Transaction Services Partner, Managing Partner of the Washington D.C. Regional Offices and Vice Chairman and Global Leader of the Financial Advisory Services practice with operations in 20 countries. Mr. Ranelli has served as a member of the board of directors of fifteen public and private companies, including K2M Group Holdings, Inc. until 2018. Mr. Ranelli holds a bachelor’s degree in accounting from Virginia Commonwealth University. Mr. Ranelli has also held executive positions in several charitable and community organizations and received lifetime achievement awards from the Leukemia and National Kidney Associations. We believe Mr. Ranelli’s expertise in accounting and prior service on boards of directors and audit committees qualifies him to serve on our Board of Directors.

Controlled Company Exemption

Upon the consummation of the Business Combination, Carlyle, Twilio and the Sponsor will enter into the Stockholders Agreement and will collectively control a majority of the voting power of our outstanding common stock. Accordingly, we expect to qualify as a “controlled company” within the meaning of NYSE corporate governance standards. Under NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance standards, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•	the requirement that the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

Following the Business Combination, we intend to utilize many of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance rules and requirements. The “controlled company” exception does not modify audit committee independence requirements of Rule 10A-3 under the Exchange Act and NYSE rules.

Independence of Directors

NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, Syniverse will be largely exempt from such requirements. Upon the consummation of the Business Combination, the Board is expected to determine that [                ] of its directors are independent directors as defined in Rule 10A-3 of the Exchange Act and the listing rules of the NYSE. We anticipate that [Messrs.                and                 and Ms.                 ] will be independent directors.

Committees of the Board of Directors

Upon consummation of the Business Combination, it is anticipated that the standing committees of the Board will consist of an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Upon consummation of the Business Combination, it is anticipated that the audit committee of the Board of the post-combination company will consist of [3/4] members—Mr. [                ], Mr. [                ], Ms. [                ] and Ms. [                ]. Mr. [                ] is expected to serve as the chairman of the audit

committee. All members of the audit committee are expected to be independent directors within the meaning of the NYSE rules and Rule 10A-3 of the Exchange Act. Each of the members of the audit committee is financially literate and the Board has determined that Mr. [                ] qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•

Appointing, replacing, compensating and overseeing the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) and the engagement of any other accounting firm;

•	Pre-approving all audit and non-audit services to be provided by the independent auditors or any other accounting firm engaged by the post-combination company;

•

Reviewing and discussing with management and the independent auditor: (1) accounting policies and financial reporting issues and judgments that may be viewed as critical; (2) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (3) any significant changes in the accounting and auditing policies; (4) any accounting and financial reporting proposals that may have a significant impact on the financial reports; and (5) any major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies;

•

Reviewing and discussing with management and the independent auditor the annual audited financial statements and recommending to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K required to be filed with the SEC;

•

Reviewing and discussing with management and the independent auditor the earnings release and quarterly financial statements, including the results of the independent auditor’s reviews of the quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Form 10-Q with the SEC;

•

Reviewing and discussing with management of the post-combination company disclosure controls and procedures and reviewing periodically management’s conclusions about the efficacy of such disclosure controls and procedures;

•

Reviewing and discussing with management and the independent auditor any material financial or non-financial arrangements of the post-combination company which do not appear on the financial statements, and any transactions or courses of dealing with parties related to the post-combination company;

•	Discussing with management and the independent auditor the effect of regulatory and accounting initiatives;

•

Reviewing with management and the independent auditor the nature and effect of any off-balance sheet financings, special purpose financings and trading vehicles, derivatives and other complex transactions;

•	Meeting periodically with management to discuss major financial risk exposures and the steps management is taking to monitor and control such exposures; and

•

Reviewing with the general counsel legal matters or other contingent liabilities that might have an impact on the financial statements, any significant reports or inquiries received from regulators or governmental agencies and any “whistle-blower” letters or communications which allege fraud, wrongdoing, or financial mismanagement.

Compensation Committee

Upon consummation of the Business Combination, it is anticipated that the compensation committee of the Board of the post-combination company will consist of [3/4] members—Mr. [                ], Mr. [                ],

Ms. [                ] and Ms. [                ]. Mr. [                ] is expected to serve as the chairman of the compensation committee.

In light of our status as a “controlled company” within the meaning of the corporate governance standards of the NYSE following the Business Combination, we will be exempt from the requirement that our compensation committee be composed entirely of independent directors under listing standards applicable to membership on the compensation committee, with a written charter addressing the committee’s purpose and responsibilities and the requirement that there be an annual performance evaluation of the compensation committee. We intend to utilize one or more of these exemptions.

The compensation committee has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•	Reviewing and approving the corporate goals and objectives relevant to the compensation of the executive officers of the post-combination company;

•

Reviewing and approving the compensation plan for directors and executive officers of the post-combination company, in each case consistent with the corporation goals and objectives, including salaries, benefits and annual and long-term incentive plan;

•	Reviewing the performance of the executive officers of the post-combination company against the established corporate goals and objectives;

•	Reviewing and approving employment agreements or arrangements for executive officers of the post-combination company;

•	Overseeing the post-combination company’s human capital and making recommendations to the board with respect thereto;

•	Reviewing and approving severance agreements or arrangements for executive officers of the post-combination company;

•	Reviewing, approving and administering the equity incentive plans of the post-combination company;

•

Reviewing and approving, and overseeing the administration of, any annual bonus plan, and any transactional or other special bonus to executive officers and employees of the post-combination company; and

•	Reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating and Corporate Governance Committee

Upon consummation of the Business Combination, it is anticipated that the nominating and corporate governance committee of the Board of the post-combination company will consist of [3/4] members—Mr. [                ], Mr. [                ], Ms. [                ] and Ms. [                ]. Mr. [                ] is expected to serve as the chairman of the nominating and corporate governance committee.

In light of our status as a “controlled company” within the meaning of the corporate governance standards of the NYSE following the Business Combination, we will be exempt from the requirement that our nominating and corporate governance committee be composed entirely of independent directors under listing standards applicable to membership on the nominating and corporate governance committee, with a written charter addressing the committee’s purpose and responsibilities and the requirement that there be an annual performance evaluation of the nominating and corporate governance committee. We intend to utilize one or more of these exemptions.

The nominating and corporate governance committee has adopted a nominating and corporate governance committee charter, which details the principal functions of the nominating and corporate governance committee, including:

•	Recommending to the Board appropriate criteria for the selection of new directors;

•

Identifying and recommending to the Board candidates the committee believes are qualified and suitable to become members of the Board consistent with the criteria for selection of new directors adopted by the Board;

•

Recommending to the Board the nominees to stand for election as directors at each annual meeting of shareholders; and in the case of a vacancy in the office of a director, recommending to the Board an individual to fill such vacancy through appointment by a majority of the post-combination company’s directors;

•	Recommending to the Board that it appoint identified members of the Board to the respective committees;

•	Making recommendations to the Board as to changes in the size of the Board;

•	Overseeing the post-combination company’s environmental, social and corporate governance and making recommendations to the board with respect thereto;

•

Overseeing a system of corporate governance of the post-combination company including: (1) developing and recommending to the Board a set of corporate governance principles for the post-combination company; (2) reviewing and reassessing the adequacy of the principles at least annually; and (3) recommending to the Board for approval any such changes to the principles as the committee believes are appropriate; and

•	Establishing procedures for the committee to exercise oversight of the evaluation of the Board, including coordinating and overseeing the annual self-evaluation of the Board.

Code of Ethics

Effective upon the consummation of the Business Combination, the post-combination company will adopt a code of ethics that applies to all of its employees, officers and directors, including the chief executive officer, chief financial officer and other senior executive and financial officers. A copy of such code of ethics will be available free of charge after the consummation of the Business Combination on the post-combination company’s website www.syniverse.com. We expect that, to the extent required by law, any amendments to the code or any waivers of its requirements, will be disclosed on the post-combination company’s website.

Compensation Committee Interlocks and Insider Participation

None of Syniverse’s officers currently serves or in the past year has served (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on Syniverse’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on Syniverse’s board of directors.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of each of Charter Amendment Alternative A and Charter Amendment Alternative B is attached as Annex B-1 and Annex B-2 to this proxy statement, respectively. We urge you to read each of our Charter Amendments in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Charter Amendments authorize the issuance of (i) in the case of Charter Amendment Alternative A, (x) 1,100,000,000 shares of Common Stock, consisting of 1,100,000,000 shares of Class A Stock, $0.0001 par value per share, and (y) 110,000,000 shares of preferred stock, par value $0.0001 per share (including shares of Preferred Stock, as described in the Certificate of Designations), and (ii) in the case of Charter Amendment Alternative B, (x) 1,137,000,000 shares of Common Stock, consisting of 1,100,000,000 shares of Class A Stock, $0.0001 par value per share, and 37,000,000 shares of Class C Stock, $0.0001 par value per share, and (y) 110,000,000 shares of preferred stock, par value $0.0001 per share (including shares of Preferred Stock, as described in the Certificate of Designations).

The outstanding shares of our Class A Stock are, and the shares of Class A Stock, Class C Stock (if applicable) and Preferred Stock issuable in connection with the Business Combination pursuant to the Merger Agreement, the PIPE Investment and the Twilio Investment will be, duly authorized, validly issued, fully paid and non-assessable. As of [                ], 2021, the record date for the Special Meeting, there were [                ] shares of Class A Stock outstanding, held of record by approximately [                ] holders of Class A Stock, no shares of Class C Stock or preferred stock outstanding and [                ] public warrants outstanding held of record by approximately [                ] holders of public warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Stock

Each of the Charter Amendments provides that the Class A Stock will have identical rights, powers, preferences and privileges to current Class A Stock, other than as described in the section entitled “Proposal No. 3—The Charter Proposal.”

Class B Stock

Each of the Charter Amendments provides that each share of Class B Stock outstanding immediately prior to the filing of the Second Amended and Restated Certificate of Incorporation will automatically convert into one share of Class A Stock and, concurrently with such conversion, the number of authorized shares of Class B Stock will be reduced to zero.

Class C Stock

Charter Amendment Alternative B, which authorizes the issuance of Class C Stock, will only be implemented by the Board in the event that we are required to issue shares of Class C Stock to Twilio pursuant to the Twilio Subscription Agreement. The Twilio Subscription Agreement provides that if the shares of Class A Stock to be issued to Twilio thereunder have a right to vote in the election of directors of the Company that, as measured immediately subsequent to the closing of the subscription by Twilio (but prior to the effective time of the Merger), exceeds the Voting Cap, then the shares of the Company to be issued to Twilio will consist of

(i) shares of Class A Stock which represent a right to vote in the election of directors up to, but not in excess of, the Voting Cap, and (ii) in lieu of the shares of Class A Stock which would have been issued to Twilio but for the Voting Cap, an equal number of shares of Class C Stock. The Class C Stock, if authorized and issued, will have identical rights to the Class A Stock except that holders of the Class C Stock will not be entitled to vote for the election of directors. Shares of Class C Stock will be automatically converted into shares of Class A Stock on a share for share basis upon transfer of such Class C Stock by Twilio to a holder other than Twilio or its affiliates.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the current certificate of incorporation, the Charter Amendments and the Certificate of Designations, the holders of Class A Stock and Preferred Stock possess or will possess, as applicable, all voting power for the election of our directors and the holders of Class A Stock, Preferred Stock and Class C Stock (if applicable) possess or will possess, as applicable, all voting power over other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of Class A Stock, Class C Stock and Preferred Stock shall at all times vote, to the extent they are entitled to vote on a particular matter, together as one class on all matters submitted to a vote of the holders of Common Stock under both the current certificate of incorporation (to the extent applicable) and each of the Charter Amendments.

Dividends

Subject to the rights of the holders of the Preferred Stock or any other outstanding shares of preferred stock, under both the current certificate of incorporation, each of the Charter Amendments and the Certificate of Designations, holders of Class A Stock and Class C Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the post-combination company under both the current certificate of incorporation and each of the Charter Amendments, the holders of Common Stock will be entitled to receive all the remaining assets of the post-combination company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, subject to any restrictions set forth in the Certificate of Designations and in the debt agreements.

Preemptive or Other Rights

Under the current certificate of incorporation and each of the Charter Amendments, our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Under the PIPE Investment Subscription Agreements, we have agreed to grant certain of the PIPE Investors with preemptive rights from and after the Closing for so long as such PIPE Investor holds equity securities of the Company. The preemptive rights apply to new issuances of Class A Stock, Preferred Stock or any other equity or equity-linked security in the proportion that such PIPE Investor owns of the then-outstanding Class A Stock or Preferred Stock, as applicable.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the Class I directors will expire at our first annual meeting of stockholders. The term of office of the Class II directors will expire at the second annual meeting of stockholders. The term of office of the Class III directors will expire at the third annual meeting of stockholders. However, if the Business Combination Proposal, the NYSE Proposal, the Charter Proposal and the Director Election Proposal are approved at the Special Meeting, this structure will change. Under the terms of each of the Charter Amendments, upon the effectiveness thereof, the Board will cease to be classified and the term of each director will expire at the first annual meeting of the stockholders of the post-combination company following the effectiveness of the applicable Charter Amendment. Pursuant to the Stockholders Agreement, effective as of the Closing, it is anticipated that the Board will be comprised of 12 directors as follows: (i) two directors nominated by the Sponsor, (ii) five directors nominated by Carlyle, (iii) four directors nominated by Twilio and (iv) the Company’s CEO.

Subject to owning a minimum of 5% of the voting equity securities in the Company (on a fully diluted basis), (i) Carlyle will have an ongoing right to nominate individuals to serve on the Board equal to the lesser of (x) five and (y) the product of five and a value representing Carlyle’s ownership of voting equity securities relative to its holding of such securities as of the Closing and (ii) Twilio will have an ongoing right to nominate individuals to serve on the Board equal to the lesser of (x) four and (y) the product of four and a value representing Twilio’s ownership of voting equity securities relative to its holding of such securities as of the Closing. Twilio, at its option from time to time, may elect to replace up to two of its director nominees with non-voting Board observers. For so long as Sponsor and its permitted affiliate transferees hold equity securities representing at least 50% or more of the shares held by them at the Closing, the Sponsor and such permitted affiliate transferees will be entitled to nominate two directors to the Board, which number will fall to one director when the Sponsor and its permitted affiliate transferees hold between 33% and 50% of the shares it held at the Closing and no director nomination rights below 33%. We have also granted Oak Hill a Board observer right pursuant to the Oak Hill Subscription Agreement.

Under the current certificate of incorporation and each of the Charter Amendments, there is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Common Stock.

Preferred Stock

The material terms of the Preferred Stock, as set forth in the Certificate of Designations, are as follows:

Each share of Preferred Stock has an initial liquidation preference of $1,000 and is convertible, at the holder’s option at any time, into 86.95652 shares of Class A Stock (which is equivalent to a conversion price of approximately $11.50 per share of Class A Stock), subject to specified adjustments and limitations set forth in the Certificate of Designations. The Conversion Rate will increase upon a “fundamental change,” as described in the Certificate of Designations, which includes, without limitation, certain change-of-control transactions and a sale of substantially all of the Company’s assets.

Holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds legally available for such dividend, cumulative dividends at an initial annual rate of 7.50% of the then-current liquidation preference per share, plus the amount of any accrued and unpaid dividends on such share, accumulating on a daily basis and payable quarterly on each March 31, June 30, September 30 and December 31. The Dividend Rate will automatically increase by 1.00% on the fourth anniversary of the Closing; by an additional 1.00% on the fifth anniversary of the Closing; and by a further additional 1.00% on the sixth anniversary of the Closing. The Dividend Rate will increase by 2.00% for so long as an Event of Default (as defined in the Certificate of Designations) has occurred and is continuing. Any dividends not paid in cash will be added to the liquidation preference of the Preferred Stock, at a rate equal to the then-current Dividend Rate plus 1.00%.

Holders of Preferred Stock will also be entitled to dividends and distributions paid to holders of Common Stock to the same extent as if such holders of Preferred Stock had converted their Preferred Stock into Class A Stock and had held such shares of Class A Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of Common Stock.

Subject to certain exceptions set forth in the Certificate of Designations, at any time after the third anniversary of the Closing, the Company may, at its option, give notice of its election to cause all, or any portion that is a whole number, of the outstanding shares of Preferred Stock to convert into shares of Class A Stock at the Conversion Rate, if the dollar volume weighted average trading price per share of Class A Stock exceeds 140% of the Conversion Price (as defined in the Certificate of Designations) for at least 20 consecutive trading days ending on, and including, the trading day immediately prior to the issuance of such notice.

At any time following the fifth anniversary of the Closing, until the seventh anniversary of the Closing, the Company will have the option to redeem any or all of the Preferred Stock for a price per share equal to 120% of (i) the then-current liquidation preference of each share of Preferred Stock plus (ii) the amount of any accrued and unpaid dividends on each such share up until the date immediately prior to the applicable redemption date for any Company redemption to the extent such dividends have not been added to the liquidation preference. At any time following the seventh anniversary of the Closing, the Company will have the option to redeem any or all of the Preferred Stock for a price per share equal to the Year 7 Redemption Price.

At any time following 91 days after the seventh anniversary of the Closing, each holder of Preferred Stock will have the option to cause the Company to redeem all, but not less than all, of the shares of Preferred Stock held by such holder, at the Year 7 Redemption Price. Each holder of Preferred Stock will also have the right to require the Company to redeem any or all of its Preferred Stock upon a fundamental change, with the redemption price to equal the price at which a redemption at the Company’s option would be calculated, as described above (with the price for redemptions prior to the fifth anniversary of the Closing subject to the same calculation as redemptions at the Company’s option following the fifth anniversary, until the seventh anniversary, as described above).

Holders of Preferred Stock will be entitled to vote together as a single class with the holders of Common Stock, with each such holder entitled to cast the number of votes equal to the number of votes such holder would have been entitled to cast if such holder were the holder of a number of shares of Class A Stock equal to the whole number of shares of Class A Stock that would be issuable upon conversion of such holder’s Preferred Stock.

While any shares of Preferred Stock are outstanding, the consent of holders of at least two-thirds of the outstanding Preferred Stock will be required for the Company to take certain material actions, including, among other things, (i) declaring dividends on the Common Stock, subject to certain exceptions, (ii) incurring indebtedness above certain levels, subject to certain exceptions, (iii) issuing any equity securities that would rank senior or pari passu with the Preferred Stock with respect to dividends or liquidation, (iv) making amendments to the Certificate of Incorporation (including the Certificate of Designations) adversely affecting the rights of the Preferred Stock and (v) entering into certain asset sales and similar transactions, unless the transaction would constitute a fundamental change.

Upon liquidation, the Preferred Stock will rank senior to the Common Stock, and will have the right to be paid, out of the assets of the Company legally available for distribution to its stockholders, an amount equal to the then-current liquidation preference per share of Preferred Stock.

The foregoing summary of the Certificate of Designations is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations as set forth in Annex C.

Exclusive Forum

Each of our Charter Amendments requires, unless the Company consents in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or, in the event that the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or its stockholders, (iii) any action, suit or proceeding asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Amended and Restated Bylaws or the applicable Charter Amendment or (iv) any action, suit or proceeding asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.

In addition, each of our Charter Amendments requires, unless the Company consents in writing to the selection of an alternative forum, that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Each of our Charter Amendments provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Capital Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem all or a portion of their public shares of Class A Stock upon the consummation of the Business Combination at a per share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the Closing, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The Sponsor Parties have agreed to waive any redemption rights they may have with respect to their shares of Common Stock in connection with the consummation of the Business Combination.

We will only consummate the Business Combination if a majority of our outstanding shares of Common Stock entitled to vote and actually cast thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting. However, the participation of our Sponsor, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination. The Sponsor Parties have agreed to vote their shares of Common Stock in favor of the Business Combination. Public stockholders may elect to redeem their shares whether or not they vote at the Special Meeting, and regardless of how they may vote.

Pursuant to our current certificate of incorporation, if we are unable to consummate a business combination by March 8, 2023, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter subject to lawfully available funds therefor, redeem our public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor Parties and our officers and directors have agreed to waive their redemption rights with respect to the Founder Shares: (a) in connection with the consummation of a business combination; (b) if we fail to consummate our initial business combination by March 8, 2023; (c) in connection with a tender offer; and (d) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to March 8, 2023. However, if our Sponsor or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company prior to our initial business combination, holders of our Class A Stock and Class B Stock are entitled to share ratably in proportion to the number of shares of Class A Stock (on an as-converted basis with respect to the Class B Stock) in all assets remaining available for distribution to them after payment of the debts and other liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Class A Stock or Class B Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the Closing, including any amounts representing interest earned on the Trust Account, less any interest released to us released to pay its franchise and income taxes. In addition, under the PIPE Investment Subscription Agreements, we have agreed to grant certain of the PIPE Investors with preemptive rights from and after the Closing for so long as such PIPE Investor holds equity securities of the Company. The preemptive rights apply to new issuances of Class A Stock, Preferred Stock or any other equity or equity-linked security in the proportion that such PIPE Investor owns of the then-outstanding Class A Stock or Preferred Stock, as applicable.

Founder Shares

The Founder Shares are identical to the shares of Class A Stock, and holders of Founder Shares have the same stockholder rights as public stockholders, except that: (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below; and (ii) the Sponsor Parties have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their shares of Common Stock in connection with the completion of our business combination and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our business combination by March 8, 2023, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our business combination within such time period; (iii) the Founder Shares are shares of our Class B Stock that will automatically convert into shares of our Class A Stock at the time of our initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights; and (iv) they are subject to registration rights. Our Sponsor, officers and directors have agreed to vote their shares of Common Stock in favor of our business combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until one year after the completion of our initial business combination.

Warrants

Public Warrants

Each whole public warrant entitles the registered holder to purchase one whole share of Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination.

Pursuant to the warrant agreement, a warrant holder may exercise its public warrants only for a whole number of shares of Class A Stock. This means that only a whole public warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the IPO, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable and the Company will not be obligated to issue shares of Class A Stock upon exercise of a warrant unless Class A Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 30 days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the public warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A Stock issuable upon exercise of the public warrants is not effective within 90 days after the closing of our initial business combination, warrant holders may, under the circumstances specified in the warrant agreement and until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise public warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after our initial business combination. If we call our public warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all public warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends of which are dividends up to $0.50 per share per year, (c) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Class Stock by the Company if the proposed initial business combination is presented to the stockholders of the Company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event. No other adjustments will be required to be made including for issuing Class A Stock at below market price and/or exercise price.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of Class A Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A Stock during the 20-trading-day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Class A Stock by the Company if a proposed initial business combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the public warrant.

The public warrants are issues in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement filed by the Company and effective as of March 3, 2021, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the public warrants and the warrant agreement set forth in this proxy statement, or to correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. A change affecting the terms of the Private Placement Warrants will require the approval of holders of at least 50% of the Private Placement Warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The public warrant holders do not have the rights or privileges of holders of Class A Stock and any voting rights until they exercise their warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public warrants may be exercised only for a whole number of shares of Class A Stock. No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Stock to be issued to the public warrant holder. As a result, public warrant holders not purchasing an even number of warrants must sell any odd number of public warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants

Our Sponsor purchased 7,500,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of $11,000,000 in a private placement that occurred on the IPO Closing Date. The Private Placement Warrants (including the Class A Stock issuable thereof) are not transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor) and they are not redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by the holders on the same basis as the Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it was not known at the time of issuance whether they would be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material nonpublic information. Accordingly, unlike public stockholders who could exercise their Warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, any indebtedness incurred by the Company will contain restrictive covenants which may further limit its ability to declare dividends.

Transfer Agent and Warrant Agent

The Transfer Agent for our Class A Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the DGCL, our current certificate of incorporation and current bylaws, as well as provisions of each the Charter Amendments and the Amended and Restated Bylaws could make it more difficult to acquire the post-combination company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-combination company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

We have opted out of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. However, our current certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock except that our current certificate of incorporation expressly exempts our Sponsor, Brigade and certain of its affiliates and M-III Partners and their respective affiliates or indirect transferees from being an “interested stockholder.”

Pursuant to each of the Charter Amendments, we will continue not to be subject to Section 203 upon the effectiveness of the Charter Proposal. Instead, we would continue to “opt out” of Section 203 and each of the Charter Amendments provides that our certificate of incorporation following the Closing will continue to include provisions similar to Section 203 in substantially the same form as our current certificate of incorporation but with Carlyle and Twilio and their respective affliates also being expressly exempt from being an “interested stockholder.”

Assuming the approval of the Charter Proposal, our certificate of incorporation will require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to certain key provisions of the post-combination company certificate of incorporation or bylaws.

Our current certificate of incorporation provides for a classified board of directors with directors only being removable for cause. Pursuant to each of the Charter Amendments, our Board will be de-classified and following the Closing our directors will be removable with or without cause.

In addition, our current certificate of incorporation and each of the Charter Amendments provide for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors;

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and

•

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF CERTAIN INDEBTEDNESS OF SYNIVERSE AND THE REFINANCING

Existing Indebtedness of Syniverse

As of May 31, 2021, pursuant to Syniverse’s Existing Credit Agreements, Syniverse had indebtedness consisting of: (i) a $1,651.0 million first lien term loan facility; (ii) a $220.0 million second lien term loan facility; and (iii) an $85.6 million first lien cash flow-based revolving credit facility. As of May 31, 2021, Syniverse had fully drawn the $85.6 million under the Existing Revolving Credit Facility and was in compliance with all of the covenants contained in the Existing Credit Agreements.

In connection with the consummation of the Business Combination, Syniverse expects to repay all amounts outstanding under the Existing Credit Facilities with the proceeds of the PIPE Investment, Twilio Investment, and the New Credit Facilities, and terminate the Existing Credit Agreements. We refer to such repayment as the Refinancing.

New Credit Facilities of the Post-Combination Company

In connection with the Business Combination, Syniverse Holdings, Inc. (the “Borrower”) and Buccaneer Holdings, LLC (“Buccaneer” and, together with its restricted subsidiaries, the “Group”), as parent guarantor, are expected to enter into the New Credit Agreement, which is expected to provide for (i) a first lien term loan facility (the “First Lien Term Loan Facility”) in an original aggregate principal amount of $1,000.0 million and (ii) a first lien cash flow-based multi-currency revolving credit facility (the “New Revolving Credit Facility” and together with the First Lien Term Loan Facility, the “New Credit Facilities”) of up to $165.0 million. The First Lien Term Loan Facility is expected to amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount thereof, with the remaining balance payable upon final maturity of the First Lien Term Loan Facility on the seven year anniversary of the Closing. No amortization payments are expected under the New Revolving Credit Facility.

All borrowings under the New Revolving Credit Facility are expected to mature on the five year anniversary of the Closing.

The First Lien Term Loan Facility is expected to bear annual interest at a floating rate measured by reference to, at the Borrower’s option, either (i) an adjusted LIBOR rate (subject to a floor of 0.00%) plus an applicable margin ranging from 4.25% to 4.50% per annum depending on the Group’s specified first lien leverage ratio or (ii) an alternate base rate, which is expected to be the highest of (x) the prime commercial lending rate published by the Wall Street Journal as the “prime rate,” (y) the federal funds effective rate plus 0.50% and (z) the one-month adjusted LIBOR rate plus 1.00% (“alternate base rate”), plus, in each case, an applicable margin ranging from 3.25% to 3.50% per annum depending on the Group’s specified first lien leverage ratio.

Loans under the New Revolving Credit Facility are expected to bear annual interest at a floating rate measured by reference to, at the Borrower’s option, (A) in the case of borrowings denominated in U.S. Dollars, either (i) an adjusted LIBOR rate (subject to a floor of 0.00%) plus an applicable margin ranging from 4.00% to 4.50% per annum depending on the Group’s specified first lien leverage ratio or (ii) an alternate base rate plus an applicable margin ranging from 3.00% to 3.50% per annum depending on the Group’s specified first lien leverage ratio, (B) in the case of borrowings denominated in Euros, an adjusted EURIBOR rate (subject to a floor of 0.00%) plus an applicable margin ranging from 4.00% to 4.50% per annum depending on the Group’s specified first lien leverage ratio and (C) in the case of borrowings denominated in Sterling, SONIA (subject to a floor of 0.00%) plus an applicable margin ranging from 4.00% to 4.50% per annum depending on the Group’s specified first lien leverage ratio. Additionally, unused commitments under the New Revolving Credit Facility are expected to be subject to a fee ranging from 0.25% to 0.50% per annum depending on the Group’s specified first lien leverage ratio.

The First Lien Term Loan Facility is expected to allow prepayments at the Borrower’s option at any time, subject to minimum principal amount requirements, without premium or penalty (other than customary breakage costs). The New Revolving Credit Facility is expected to allow prepayments at the Borrower’s option at any time without premium or penalty (other than customary breakage costs), subject to minimum principal amount requirements.

Subject to certain exceptions, the First Lien Term Loan Facility is expected to be subject to mandatory prepayments in an amount equal to:

•	the net cash proceeds of (1) certain asset sales, (2) certain debt issuances and (3) certain insurance recovery and condemnation events; and

•

50% of annual excess cash flow (to be defined in the New Credit Agreement), subject to reduction to 25% and 0% if specified first lien leverage ratio targets are met to the extent that the amount of such excess cash flow exceeds the greater of $36.0 million and 15% of pro-forma consolidated EBITDA as of the most recently ended four fiscal quarters for which financial statements are available. The annual excess cash flow assessment is expected to begin with the Borrower’s first full fiscal year ending after the Closing.

The obligations under the New Credit Agreement are expected to be guaranteed by Buccaneer, the Borrower, and each direct and indirect wholly owned U.S. restricted subsidiary of the Borrower, subject to certain exceptions, and are expected to be secured by a perfected pledge of the equity securities of the Borrower and each subsidiary guarantor and a perfected security interest in substantially all tangible and intangible assets of the Borrower and each subsidiary guarantor, including the capital stock of each direct material wholly owned U.S. restricted subsidiary owned by the Borrower and each subsidiary guarantor and 65% of the capital stock of any non-U.S. subsidiary held by the Borrower or any subsidiary guarantor, subject to certain exceptions.

The New Revolving Credit Facility is expected to include a financial covenant set at a maximum first lien leverage ratio of 6.90:1.00, which is expected to apply if the outstanding borrowings under the New Revolving Credit Facility (other than specified borrowings and letters of credit) exceed a specified threshold at the end of any fiscal quarter, commencing with the second full fiscal quarter after the Closing.

The New Credit Agreement is expected to contain a number of covenants that, among other things, limit or restrict the ability of the Borrower and its restricted subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into agreements; make certain accounting changes; change the nature of the business; and enter into certain transactions with affiliates. See the section entitled “Risk Factors—Risks Related to Syniverse’s Indebtedness and the Refinancing.”

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Stock or warrants of the post-combination company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted capital or warrants of the post-combination company for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of the post-combination company Common Stock then outstanding; or

•	the average weekly reported trading volume of the post-combination company Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor will be able to sell its Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed the Business Combination.

Following the Closing, we will no longer be a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

As of the date of this proxy statement, we had 50,000,000 shares of Common Stock outstanding (including Class A Stock and Class B Stock). Of these shares, 40,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 9,975,000 Founder Shares owned by our Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our Common Stock we issue to the PIPE Investors pursuant to the Subscription Agreements will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 20,833,333 warrants of the Company outstanding, consisting of 13,333,333 public warrants originally sold as part of the units issued in the Company’s IPO and 7,500,000

Private Placement Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company’s IPO. Each warrant is exercisable for one share of our Class A Stock, in accordance with the terms of the warrant agreement governing the warrants. Of these warrants, 13,333,333 are public warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we have agreed that as soon as practicable, but in no event later than 20 business days after the consummation of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement under the Securities Act covering the 13,333,333 shares of our Class A Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Registration Rights

At the Closing, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the Restricted Stockholders. Concurrently with the Closing and the entry into the Registration Rights Agreement, the Company anticipates that it will terminate the current registration rights agreement, which will be superseded by the Registration Rights Agreement.

Pursuant to the terms of the Registration Rights Agreement, and subject to the Lock-Up Period (as defined in the Registration Rights Agreement) applicable to certain Restricted Stockholders, the following securities of the Company will be entitled to registration rights: (i) the Private Placement Warrants (as defined in the Registration Rights Agreement) (including any shares of Class A Stock issued or issuable upon the exercise of the Private Placement Warrants), (ii) any issued and outstanding shares of Class A Stock (including any shares of Class A Stock distributed pursuant to the Merger Agreement, shares of Class A Stock issued pursuant to the PIPE Investment, shares of Class A Stock issued pursuant to the Twilio Investment and any shares of Class A Stock issued or issuable upon the exercise or conversion of any other security, including, for the avoidance of doubt, the Preferred Stock and any shares of Class A Stock issued or issuable upon the transfer of Class C Stock held by Twilio to a holder other than Twilio or its affiliates), and (iii) any shares of Class A Stock that may be issued or distributed or that may be issuable, in any such case, in respect of any securities of the Company or any subsidiary of the Company by way of conversion, exchange, exercise, dividend, stock split or other distribution, merger, consolidation, amalgamation, exchange, recapitalization or reclassification or similar transaction, in each case directly or indirectly beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by a Restricted Stockholder as of immediately following the Closing (or, in the case of the Stockholders Agreement Parties, acquired from another Stockholders Agreement Party in accordance with the Stockholders Agreement), other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities (i) when they are sold, transferred, disposed of or exchanged pursuant to an effective registration statement under the Securities Act, (ii) the earliest of such time that such holder has disposed of such securities pursuant to Rule 144, (iii) when they shall have ceased to be outstanding, or (iv) when they have been sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee of the securities.

Pursuant to the Registration Rights Agreement (as modified by the applicable PIPE Subscription Agreements), the Company has agreed that the Company will, within 30 calendar days after the Closing, file with the SEC a shelf registration statement registering the resale of the shares of Registrable Securities held by Oak Hill and Brigade and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days following the filing deadline (or 90 calendar days after the filing deadline if the SEC notifies the Company that it will “review” the registration statement) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further comments from the SEC. Further, upon the written request of a Restricted

Stockholder, the Company shall as promptly as practicable file a registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities on Form S-3 (or, if the Company is ineligible to use that form, Form S-1).

The Registration Rights Agreement provides that (i) Carlyle is entitled to make up to three demands for registration that the Company register shares of its Registrable Securities, (ii) Twilio is entitled to make up to two demands for registration that the Company register shares of its Registrable Securities, (iii) Oak Hill and Brigade are each entitled to make up to two demands for registration that the Company register shares of its Registrable Securities, and (iv) the Sponsor is entitled to make up to one demand for registration that the Company register shares of its Registrable Securities. The Restricted Stockholders may demand an unlimited number of underwritten shelf takedowns. In addition, the Restricted Stockholders have certain customary “piggy-back” registration rights with respect to registrations of Common Stock by the Company for its own account or registrations by other holders of Common Stock subject to customary exceptions, customary cutback provisions and other customary restrictions and applicable procedures set forth in the Registration Rights Agreement.

The registration rights granted in the Registration Rights Agreement and described above are subject to customary minimum thresholds, restrictions including Holdback Periods (as defined in the Registration Rights Agreement) and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Registrable Securities effected pursuant to the terms of the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex D.

Stockholders Agreement

Carlyle, the Sponsor and Twilio are subject to certain restrictions on transfer of their equity securities in the Company. These include, with respect to each of Carlyle, the Sponsor and Twilio and subject to certain exceptions, a restriction on transfers (waivable with the consent of each of the other parties) for a period ending on the earlier to occur of (i) the 12-month anniversary of the Closing and (ii) the date on which the per share closing price for the Company’s Class A Stock has been equal to or greater than $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing. Carlyle is subject to additional restrictions (waivable by Twilio) on transfers to persons who would own more than 10% of the Company’s equity securities as a result of such transfer (other than in a privately negotiated sale) and transfers to certain activist investors and Twilio competitors.

For so long as Twilio holds 15% of the total voting equity securities in the Company (on a fully diluted basis), Twilio has a right of first offer on transfers by Carlyle in privately negotiated sales of more than 10% of the Company’s equity securities.

The foregoing summary of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholders Agreement as set forth in Annex F.

Listing of Securities

We intend to apply to continue the listing of our Class A Stock and public warrants on NYSE under the symbols “SYNV” and “SYNV.WS,” respectively, upon the Closing.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of each class of our Common Stock;

•	each of our current officers and directors;

•	each person who will become an executive officer or director of the post-combination company; and

•	all officers and directors of the Company, as a group, and of the post-combination company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our Common Stock pre-Business Combination is based on 50,000,000 shares of Common Stock (including Founder Shares) issued and outstanding as of September 21, 2021.

The following table has been prepared assuming two alternative levels of redemption of the Class A Stock into cash:

•	Assuming No Redemptions. This presentation assumes that no public stockholders exercise their right to have their Class A Stock converted into their pro rata share of the Trust Account.

•

Assuming Maximum Redemptions. This presentation assumes (i) an additional $250.0 million cash investment from Twilio and (ii) that 29,002,067 shares of Class A Stock are redeemed for an aggregate payment of $290.0 million, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of $10.00 per share based on the Trust Account balance as of June 30, 2021 and still satisfy the Minimum Cash Condition required to consummate the Business Combination, after giving effect to the PIPE Investment, but before giving effect to the Twilio Investment of $750.0 million, the Refinancing and estimated transaction costs incurred in connection with the Business Combination.

	Before the Business Combination		After the Business Combination
			No Redemptions		Maximum Redemptions Scenario
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%	Number of Shares	%
Directors and Executive Officers Pre-Business Combination:
Mohsin Meghji(2)(3)	9,975,000	20.0	11,475,000	6.0	11,475,000	6.1
William Gallagher(4)	—	—	—	—	—	—
Charles Garner(4)	—	—	—	—	—	—
Brian Griffith(4)	—	—	—	—	—	—
Matthew Perkal(4)	—	—	—	—	—	—
Dale R. Gerard(4)	—	—	—	—	—	—

	Before the Business Combination		After the Business Combination
			No Redemptions		Maximum Redemptions Scenario
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%	Number of Shares	%
Frank M. Garrison, Jr.(4)	—	—	—	—	—	—
John Paul Roehm(4)	25,000	*	25,000	*	25,000	*
Steven Vincent(4)	—	—	—	—	—	—
Aaron Yeary(4)	—	—	—	—	—	—
All executive officers and directors as a group (10 individuals)(pre-Business Combination)	10,000,000	20.0	11,500,000	6.0	11,500,000	6.1
Five Percent Holders Pre-Business Combination:
M3-Brigade Sponsor II LP(2)(3)	9,975,000	20.0	11,475,000	6.0	11,475,000	6.1
Directors and Executive Officers Post-Business Combination:
Andrew M. Davies(5)	—	—	192,869	*	192,869	*
Simeon T. Irvine(6)	—	—	38,631	*	38,631	*
Laura E. Binion(7)	—	—	174,116	*	174,116	*
Sara N. DeBella(8)	—	—	13,331	*	13,331	*
John T. McRae, II(9)	—	—	225,922	*	225,922	*
Leigh Ann Polverelli(10)	—	—	157,367	*	157,367	*
Chris R. Rivera(11)	—	—	199,731	*	199,731	*
John P. Wick, Jr.(12)	—	—	189,160	*	189,160	*
James A. Attwood, Jr.(13)	—	—	—	—	—	—
Kevin Beebe(14)	—	—	120,171	*	120,171	*
Orisa Cherenfant	—	—	—	—	—	—
Tony G. Holcombe(15)	—	—	93,821	*	93,821	*
Greg Kleiner	—	—	—	—	—	—
Dan Mead(16)	—	—	33,120	*	33,120	*
Mohsin Y. Meghji(2)(3)	9,975,000	20.0	11,475,000	6.0	11,475,000	6.1
Lauren Nemeth	—	—	—	—	—	—
Matthew Perkal	—	—	—	—	—	—
Raymond A. Ranelli(17)	—	—	63,842	*	63,842	*
[ ]	—	—	—	—	—	—
All executive officers and directors as a group (16 individuals)(post-Business Combination)	10,000,000	20.0	12,859,469	6.7%	12,859,469	6.8
Five Percent Holders Post-Business Combination:
Carlyle Partners V Holdings, L.P.	—	—	70,340,332	36.7	70,431,804	37.5
Twilio Inc.(18)	—	—	45,288,908	23.6	45,288,735	24.1
M3-Brigade Sponsor II LP(2)(3)	9,975,000	20.0	11,475,000	6.0	11,475,000	6.1
Brigade Capital Management, LP(19)	—	—	13,835,130	7.2	13,835,130	7.4

*	Less than one percent.
(1)

Unless otherwise noted, the business address of each of the following entities or individuals listed under the headings “Directors and Executive Officers Pre-Business Combination” and “Five Percent Holders Pre-Business Combination” is c/o M3-Brigade Acquisition II Corp., 1700 Broadway, 19th Floor, New York, NY 10019. Unless otherwise noted, the business address for each of the following entities or individuals listed under the headings “Directors and Executive Officers Post-Business Combination” and “Five Percent Holders Post-Business Combination” is c/o Syniverse Corporation, 8125 Highwoods Palm Way, Tampa, FL 33647.

(2)

Our Sponsor is the record holder of the shares reported herein. The general partner of our Sponsor is M3-Brigade Acquisition Partners II Corp. Mohsin Meghji is the sole director and Chief Executive Officer of

M3-Brigade Acquisition Partners II Corp. Mr. Meghji may be deemed to have beneficial ownership of the common stock held directly by our Sponsor.
(3)

Pre-Business Combination, consists of 9,975,000 Founder Shares held by our Sponsor. Post-Business Combination, consists of (i) 9,975,000 Founder Shares held by our Sponsor and (ii) 1,500,000 shares of Class A Stock that our Sponsor is purchasing pursuant to the Sponsor Subscription Agreement. Each Founder Share will be converted at the Closing into one share of Class A Stock. The Founder Shares include 3,000,000 shares of Class A Stock that will not vest at the Closing and will be subject to certain vesting requirements as described section entitled “Proposal No. 1—Business Combination Proposal—Related Agreements—Sponsor Agreement.”

(4)	Does not include any shares owned by this individual as a result of his membership interest in our Sponsor.
(5)

Includes 187,500 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes (i) 1,812,500 Syniverse Options which will not vest prior to October 31, 2021, but which will convert into unvested options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement and (ii) 466,667 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(6)

Includes 50,000 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes (i) 350,000 Syniverse Options which will not vest prior to October 31, 2021, but which will convert into unvested options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement and (ii) 220,000 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(7)

Includes 195,833 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes (i) 139,167 Syniverse Options which will not vest prior to October 31, 2021, but which will convert into unvested options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement and (ii) 175,000 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(8)

Includes 17,500 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes (i) 52,500 Syniverse Options which will not vest prior to October 31, 2021, but which will convert into unvested options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement and (ii) 52,500 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(9)

Includes 275,833 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes (i) 312,500 Syniverse Options which will not vest prior to October 31, 2021, but which will convert into unvested options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement and (ii) 375,000 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(10)

Includes 200,833 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing at, in accordance with the terms of the Merger Agreement. Excludes (i) 216,667 Syniverse Options which will not vest prior to October 31, 2021, but which will convert into unvested options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement and (ii) 225,000 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(11)

Includes 250,000 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes (i) 125,000 Syniverse Options which will not vest prior to October 31, 2021, but which will convert into unvested options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement and (ii) 125,000 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(12)

Includes 225,000 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes (i) 200,000 Syniverse Options which will not vest prior to October 31, 2021, but which will convert into unvested options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement and (ii) 230,000 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(13)

Does not include shares of common stock held by The Carlyle Group managed funds. Mr. Attwood is a managing director of The Carlyle Group. Mr. Attwood expressly disclaims beneficial ownership of the shares held by The Carlyle Group managed funds. The address of Mr. Attwood is c/o The Carlyle Group, 1001 Pennsylvania Avenue NW, Washington, DC 20004.

(14)

Includes 30,000 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes 23,077 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(15)

Includes 50,000 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes 23,077 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(16)

Excludes 23,077 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(17)

Includes 30,000 Syniverse Options that have vested but are unexercised and will convert into options to purchase Class A Stock (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement. Excludes 23,077 Syniverse RSU Awards which will not vest prior to October 31, 2021, but which will convert into unvested Company RSU Awards (at the Exchange Ratio) upon Closing, in accordance with the terms of the Merger Agreement.

(18)

A portion of Twilio’s Class A Stock will be replaced by Class C Stock in the maximum redemptions scenario in accordance with the Framework Agreement and the Twilio Subscription Agreement. Twilio’s combined number of shares of Class A Stock and Class C Stock, if applicable, will increase in the maximum redemptions scenario in accordance with the Framework Agreement and the Twilio Subscription Agreement. For additional detail on the terms of the Class C Stock, the Twilio Subscription Agreement and the Framework Agreement, see “Proposal No. 1—The Business Combination Proposal—Related Agreements—Framework Agreement” and “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreement—Twilio Subscription Agreement.”

(19)

Represents Brigade’s portion of the PIPE Investment. Pursuant to the Brigade Subscription Agreements, Brigade has agreed to purchase an aggregate of (i) 3,750,000 shares of MBAC Class A Stock for $10.00 per share and (ii) 115,979 shares of MBAC Preferred Stock (shown on as-converted into Class A Stock basis) for $970.00 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

On December 31, 2020, our Sponsor purchased 7,187,500 Founder Shares, for an aggregate purchase price of $25,000 or approximately $0.003 per share. On February 11, 2021, the Company effected a stock split, by means of issuing an additional 1,437,500 Founder Shares, paid out of the Company’s share premium account and accordingly credited as fully paid, to our Sponsor, resulting in 8,625,000 Founder Shares issued and outstanding. On February 19, 2021, the Company effected a further stock split, by means of issuing an additional 2,875,000 Founder Shares, paid out of the Company’s share premium account and accordingly credited as fully paid, to our Sponsor, resulting in 11,500,000 Founder Shares issued and outstanding. On March 3, 2021, our Sponsor transferred 25,000 Founder Shares to Mr. Roehm, one of our directors, which shares were not subject to forfeiture in the event the underwriter’s over-allotment option was not exercised. In addition, our Sponsor agreed to forfeit up to 1,500,000 Founder Shares to the extent that the over-allotment option in the IPO was not exercised in full by the underwriters. On April 17, 2021, the underwriter’s option expired unexercised, and our Sponsor forfeited 1,500,000 of its Founder Shares.

The Founder Shares are identical to the Class A Stock, except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Each Founder Share is automatically convertible to a share of Class A Stock on a one-for-one basis at the time of the Company’s initial business combination.

The Sponsor agreed to forfeit up to 1,500,000 Founder Shares to the extent that the over-allotment option in the IPO was not exercised in full by the underwriters. Because the underwriter did not exercise its option, the forfeiture was enacted in the quarter ended June 30, 2021.

Private Placement Warrants

On the IPO Closing Date, our Sponsor purchased 7,500,000 Private Placement Warrants at a price of $1.50 per warrant, or $11,250,000. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial business combination. Each warrant entitles the holder to purchase one share of Class A Stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. The purchase price of the Private Placement Warrants was added to the proceeds from the IPO to be held in the Trust Account pending completion of the Company’s initial business combination.

The Private Placement Warrants are not be transferable, assignable or salable until 30 days after the completion of the initial business combination and the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the public units sold in the IPO. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the public units in the IPO and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Registration Rights

At the Closing, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the Restricted Stockholders. The Company anticipates that its current registration rights agreement will terminate concurrently with the Closing. Pursuant to the Registration

Rights Agreement, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights, subject to minimum thresholds, customary restrictions, customary cutback provisions and other customary restrictions and applicable procedures set forth in the Registration Rights Agreement. These holders will also have certain demand and “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements, subject to certain exceptions. For more information about the Registration Rights Agreement, please see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Registration Rights Agreement.”

Stockholders Agreement

Concurrently with the Closing, the Company, Carlyle, Twilio and the Sponsor will enter into the Stockholders Agreement, the form of which is attached hereto as Annex F. The Stockholders Agreement will provide for, among other things, certain designation rights and approval rights, subject, in certain cases, to the continued ownership by the Sponsor of a minimum amount of the Company’s equity securities and the other conditions set forth therein. Among other things, pursuant to the Stockholders Agreement, for so long as the Sponsor and its permitted affiliate transferees hold equity securities representing at least 50% or more of the shares held by them at the Closing, the Sponsor and such permitted affiliate transferees will be entitled to nominate two directors to the Board, which number will fall to one director when the Sponsor and its permitted affiliate transferees hold between 33% and 50% of the shares it held at the Closing and no director nomination rights below 33%.    Subject to owning a minimum of 5% of the voting equity securities in the Company (on a fully diluted basis) the Sponsor is also entitled to certain financial information and access rights.

In addition, the Sponsor is subject to certain restrictions on transfer of its equity securities in the Company following the Closing. These include, subject to certain exceptions, a restriction on transfers (waivable with the consent of each of the other parties) for a period ending on the earlier to occur of (i) the 12-month anniversary of the Closing and (ii) the date on which the per share closing price for the Company’s Class A Stock has been equal to or greater than $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing.

The foregoing summary of the Stockholders Agreement is qualified by reference to the complete text of the Stockholders Agreement. See the section of this proxy statement entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Stockholders Agreement.”

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, the Company, the Sponsor Parties and Syniverse entered into the Sponsor Agreement, pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, the Sponsor Parties have agreed to (i) vote their Founder Shares and any shares of Common Stock the Sponsor Parties subsequently acquire to approve the transactions contemplated by the Merger Agreement and against any inconsistent proposals during the term of the Sponsor Agreement, (ii) not elect to cause the Company to redeem such shares in connection with the Business Combination, (iii) waive the anti-dilution provisions applicable to such Founder Shares under our current certificate of incorporation, which would otherwise be triggered in connection with the Business Combination, the PIPE Investment and the Twilio Investment, and (iv) not transfer their shares prior to the Closing or the vesting thereof as described below.

The Sponsor Agreement also provides that 70% of the Founder Shares will vest and be available to the Sponsor Parties at the Closing, and the remaining 30% of the Founder Shares will vest on the first trading day that the closing price of Class A Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading-day period following the Closing, subject to earlier vesting in certain circumstances described in further detail therein. The Sponsor Agreement will terminate upon the earlier of the termination of the Merger Agreement or written agreement by the parties.

The foregoing summary of the Sponsor Agreement is qualified by reference to the complete text of the Sponsor Agreement, a copy of which is attached as Annex E to this proxy statement. See the section of this proxy statement entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Sponsor Agreement.”

Sponsor Subscription Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into the Sponsor Subscription Agreement, a copy of which is attached as Annex H to this proxy statement, with the Sponsor, pursuant to which the Sponsor has agreed to purchase from the Company, at the Closing, an aggregate of 1,500,000 shares of Class A Stock for a purchase price of $10.00 per share in the PIPE Investment for aggregate proceeds of $15,000,000.

The Sponsor Subscription Agreement is subject to certain conditions, including (i) the Closing, (ii) that the transactions contemplated are not illegal or otherwise prohibited, (iii) the accuracy of the representations and warranties in the Sponsor Subscription Agreement, (iv) the other party’s performance, satisfaction and compliance with the covenants, agreements and conditions of the Sponsor Subscription Agreement, (v) no amendment to the Merger Agreement occurring that would reasonably be expected to materially and adversely affect the economic benefits of the Sponsor, and (vi) that, subject to certain exceptions, the Company has not entered into any other subscription agreement that offers Class A Stock at a price lower than $10.00 per share or that is substantially more favorable to any other investor. See the section of this proxy statement entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Subscription Agreements—Sponsor Subscription Agreement.”

Relationship with Sponsor, Officers and Directors

Our Sponsor is controlled indirectly by Mr. Meghji, our Chairman and Chief Executive Officer. Through his control of our Sponsor, Mr. Meghji may be deemed to beneficially own 9,975,000 Founder Shares and ultimately exercises voting and dispositive power of securities held by our Sponsor. Voting and disposition decisions with respect to such securities are made by Mr. Saunders. Mr. Saunders disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

As more fully discussed in the section of this proxy statement entitled “Information About the Company—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to finance transaction costs in connection with our initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. As of June 30, 2021, no such loans were outstanding.

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the post-combination company. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management After the Business Combination.”

Policies and Procedures for Related Party Transactions

The audit committee charter of the Company provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction and the benefits of the transaction to the Company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

Syniverse Related Party Transactions

Procedures for Review, Approval or Ratification of Related Party Transactions

Syniverse maintains a related person transactions policy pursuant to which Syniverse’s Audit Committee or any designated member of its Audit Committee must review, approve and/or ratify “related party transactions,” which are those transactions which would be required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC. Any request for Syniverse to enter into or materially modify or amend such a related party transaction is required to be presented to its Audit Committee for review, consideration and approval.

Syniverse asks its officers and directors to complete a questionnaire each year that is designed to determine, among other things, whether the officer or director is involved in any related party transactions with Syniverse or any of its affiliates. In addition, as part of its overall controls process, Syniverse requires each officer of Syniverse to complete a questionnaire each quarter which specifically asks the officers if they are aware of any related party transactions.

The post-combination company will implement policies and procedures with respect to the approval of related party transactions in connection with the Closing.

Consulting Agreement with Carlyle

Carlyle is currently Syniverse’s largest shareholder, owning approximately 97.8% of Syniverse’s outstanding common stock as of May 31, 2021. On January 13, 2011, Syniverse entered into a 10-year consulting agreement with Carlyle under which Syniverse pays Carlyle a fee for consulting services Carlyle provides to Syniverse and its subsidiaries. This consulting agreement was amended and restated in February 2021, with an effective date of January 1, 2021, to extend the agreement for so long as (i) Carlyle and its affiliates own, directly or indirectly, at least ten percent of the outstanding voting securities of Syniverse, its successor, any parent entity of Syniverse or such successor; and (ii) an officer, director, employee, associate or representative of Carlyle or any of its affiliates serves as a member of the board of directors of Syniverse, its successor, any parent entity of Syniverse or such successor or any subsidiary of Syniverse or its successors. Syniverse recorded $2.8 million and $3.1 million associated with the consulting fee and the reimbursement of out-of-pocket expenses during the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively. Upon the Closing, the consulting agreement with Carlyle will be terminated pursuant to the Merger Agreement.

From time to time, and in the ordinary course of business, Syniverse may engage other Carlyle portfolio companies as service providers and other Carlyle portfolio companies may engage Syniverse as a service provider. Revenues and expenses associated with these related parties were not material during the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019.

Agreements with Twilio

As described elsewhere in this proxy statement, the Company and Twilio entered into the Twilio Subscription Agreement on August 16, 2021, pursuant to which Twilio has agreed to purchase shares of Class A Stock and, if applicable, shares of Class C Stock, for an aggregate purchase price of up to $750,000,000, with the size of the Twilio Investment and the number of shares issued to Twilio determined based on the terms of the Twilio Subscription Agreement. As a result, Twilio will be a significant stockholder of the post-combination company.

On May 10, 2013, Syniverse entered into a Master Services Agreement with Twilio pursuant to which Syniverse provides numerous messaging services to Twilio, including SMS-IP, MMS-IP, and A2P SMS messaging (the “Twilio MSA”). Under the Twilio MSA, Twilio paid Syniverse $21.5 million and $11.2 million during the eleven months ended November 30, 2020 and the 12 months ended December 31, 2019, respectively.

As described elsewhere in this proxy statement, on February 26, 2021, Syniverse and Twilio entered into the Framework Agreement, pursuant to which Twilio agreed to invest in Syniverse, including as contemplated by the Twilio Subscription Agreement. The Framework Agreement also contemplates that, in connection with the Closing, Syniverse will enter into a Wholesale Agreement with Twilio pursuant to which Syniverse will continue to provide various SMS and MMS services to Twilio. The Wholesale Agreement provides that Twilio will be the exclusive customer and reseller of certain of those services, subject to certain exceptions. The Wholesale Agreement also provides that Twilio will use its commercially reasonable efforts to route portions of certain traffic to Syniverse. In addition, as part of the Wholesale Agreement Syniverse has agreed that the transit fee charged to Twilio on a per message basis for A2P messaging in the United States and Canada will be no less favorable in the aggregate than the pricing Syniverse makes available to its other customers.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company’s Securities

Our public units, each of which consists of one share of our Class A Stock, par value $0.0001 per share, and one-third of one public warrant, each whole public warrant entitling the holder thereof to purchase one share of our Class A Stock, began trading on the NYSE under the symbol “MBAC.U” on March 3, 2021. On April 23, 2021, we announced that holders of our public units could elect to separately trade the Class A Stock and the public warrants included in the public units, or to continue to trade the public units without separating them. On April 26, 2021, the Class A Stock and public warrants began trading on the NYSE under the symbols “MBAC” and “MBAC.WS,” respectively. Each public warrant entitles the holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustments as described in our final prospectus dated March 3, 2021, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Stock and will become exercisable 30 days after the completion of an initial business combination. Our public warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation as described in our prospectus.

On August 16, 2021, the last full trading date before the public announcement of the Business Combination (which occurred following market close on August 16, 2021), the Company’s public units, Class A Stock and public warrants closed at $10.05, $9.73 and $0.98, respectively. Holders of the Company’s public units, Class A Stock and public warrants should obtain current market quotations for their securities. The market price of the Company’s securities could vary at any time before the Business Combination.

Dividend Policy of the Company

The Company has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, the any indebtedness incurred by the Company will contain restrictive covenants which may further limit its ability to declare dividends.

Syniverse

Historical market price information regarding Syniverse is not provided because there is no public market for its securities. For information about distributions paid by Syniverse to its equityholders, please see the section entitled “Syniverse’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Flow—Financing Activities.”

APPRAISAL RIGHTS

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to the holders of Common Stock or warrant holders in connection with the Business Combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at M3-Brigade Acquisition II Corp., 1700 Broadway, 19th Floor, New York, NY 10019 or by telephone at (212) 202-2200, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our current bylaws. Such proposals must be received by the Company at its executive offices at M3-Brigade Acquisition II Corp., 1700 Broadway, 19th Floor, New York, NY 10019 a reasonable time before we begin to print and mail our proxy materials for the 2022 annual meeting.

In addition, our current bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Nominations and proposals also must satisfy other requirements set forth in our current bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

SERVICE MARKS, TRADEMARKS AND TRADE NAMES

Syniverse holds various service marks, trademarks and trade names, such as Syniverse, its logo design, The World’s Most Connected Company, We Make Mobile Work and We Make Mobile Work Better, that it deems particularly important to the marketing activities conducted by each of its businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks and trade names. This proxy statement also contains trademarks, service marks and trade names of other companies which are the property of their respective holders. We do not intend our use or display of such names or marks to imply relationships with, or endorsements of us by, any other company.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

M3-Brigade Acquisition II Corp.

1700 Broadway

19th Floor

New York, NY 10019

(212) 202-2200

Attention: Charles Garner

Email: proxyinfo@m3-partners.com

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitor at the following address and telephone number:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Stockholders may call toll free: (877) 800-5182

Banks and Brokers may call collect: (212) 750-5833

If you are a stockholder of the Company and would like to request documents, please do so by [                ], in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Syniverse has been supplied by Syniverse. Information provided by either the Company or Syniverse does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Syniverse that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

M3-Brigade Acquisition II Corp.

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current Assets:
Cash	$1,511,407	$—
Prepaid expenses	853,573	—

Total current assets	2,364,980	—
Cash and marketable securities held in Trust Account	400,020,665	—
Deferred offering costs	—	25,000

Total Assets	$402,385,645	$25,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$20,759	—
Taxes payable	2,250	—

Total current liabilities	23,009	—
Warrant liability	28,513,040	—
Deferred underwriters’ discount	14,000,000	—

Total liabilities	42,536,049	—

Commitments
Class A Common Stock subject to possible redemption, 35,484,597 and 0 shares at redemption value, respectively	354,849,594	—
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 450,000,000 shares authorized; 4,515,403 and 0 issued and outstanding (excluding 35,484,597 and 0 shares subject to possible redemption), respectively	451	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 10,000,000 and 11,150,000 shares issued and outstanding, respectively(1)	1,000	1,150
Additional paid-in capital	3,111,411	23,850
Retained earnings	1,887,140	—

Total stockholders’ equity	5,000,002	25,000

Total Liabilities and stockholders’ equity	$402,385,645	$25,000

(1)

This number includes up to 1,500,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 5). Such shares were forfeited in the quarter ended June 30, 2021.

See accompanying notes to financial statements.

M3-Brigade Acquisition II Corp.

CONDENSED STATEMENTS OF OPERATIONS

For the three and six months ended June 30, 2021

(Unaudited)

	Six months ended June 30, 2021	Three months ended June 30, 2021
Formation and operating costs	$242,325	180,557

Loss from operations	(242,325)	(180,557)

Other income/(expense)
Change in fair value of derivative liability	3,820,577	3,221,432
Excess fair value of private placement warrants over consideration paid	(529,653)	—
Transaction costs	(1,182,124)	—
Interest income	20,665	14,298

Total other income/(expense)	2,129,465	3,235,730

Net Income	$1,887,140	3,055,173

Earnings per share:
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	22,156,990	35,179,080

Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.00	$0.00

Basic and diluted weighted average shares outstanding, non-redeemable common stock (1)	13,964,557	15,183,557

Basic and diluted net income per share, non-redeemable common stock	$0.14	$0.20

(1)

Excludes up to 1,500,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 5). Such shares were forfeited in the quarter ended June 30, 2021.

See accompanying notes to financial statements.

M3-Brigade Acquisition II Corp.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares(1)	Amount
Balance - December 31, 2020	—	$—	11,500,000	$1,150	$23,850	$—	$25,000

Sale of 40,000,000 Units on March 8, 2021 net of warrant fair value	40,000,000	4,000	—	—	379,442,036	—	379,446,036
Offering costs	—	—	—	—	(21,508,580)	—	(21,508,580)
Net loss – three months ended March 31, 2021	—	—	—	—	—	(1,168,033)	(1,168,033)
Class A common stock subject to possible redemption at March 8, 2021	(35,127,708)	(3,513)	—	—	(351,273,567)	—	(351,277,080)
Change in Class A common stock subject to possible redemption	(51,372)	(5)	—	—	(517,336)	—	(517,341)

Balance as of March 31, 2021 (Unaudited)	4,820,920	482	11,500,000	1,150	6,166,403	(1,168,033)	5,000,002
Forfeiture of Class B Shares			(1,500,000)	(150)	150
Change in Class A common stock subject to possible redemption	(305,517)	(31)			(3,055,142)		(3,055,173
Net income – three months ended June 30, 2021						3,055,173	3,055,173

Balance as of June 30, 2021 (Unaudited)	4,515,403	$451	10,000,000	$1,000	$3,111,411	$1,887,140	$5,000,002

(1)

Includes up to 1,500,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 6). Such shares were forfeited in the quarter ended June 30, 2021.

See accompanying notes to financial statements.

M3-Brigade Acquisition II Corp.

CONDENSED STATEMENT OF CASH FLOWS

For the six months ended June 30, 2021

Cash Flows from Operating Activities:
Net income	$1,887,140
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on cash held in Trust Account	(20,665)
Excess fair value of private placement warrants over consideration paid	529,653
Change in fair value of warrant liabilities	(3,820,577)
Transaction costs allocable to warrant liabilities	1,182,124
Changes in operating assets and liabilities
Prepaid expenses and other assets	(853,573)
Accounts payable and accrued expenses	23,009

Net cash used in operating activities	(1,072,889)

Cash flows from investing activities:
Investments and marketable securities held in Trust	(400,000,000)

Net cash used in investing activities	(400,000,000)

Cash flows from financing activities:
Proceeds from related party advances	128,629
Repayment of related party advances	(128,629)
Proceeds from sale of Units, net of offering costs	399,334,296
Proceeds from sale of Private Placement Warrants	11,250,000
Payment of underwriters discount	(8,000,000)

Net cash provided by financing activities	402,584,296

Net Change in Cash	1,511,407
Cash, beginning of the period	—

Cash, end of period	$1,511,407

Supplemental Disclosure of Non-cash Financing Activities:
Initial classification of Class A common stock subject to possible redemption	$351,277,080
Change in value of Class A common stock subject to possible redemption	3,572,478
Deferred underwriters’ discount payable charged to additional paid in capital	14,000,000

See accompanying notes to financial statements.

M3-BRIGADE ACQUISITION II CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

M3-Brigade Acquisition II Corp. (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on December 16, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). On August 16, 2021, the Company entered into an Agreement and Plan of Merger with Syniverse Corporation — See Note 9.

The Company has selected December 31 as its fiscal year end.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from December 16, 2020 (inception) through June 30, 2021 relates to the Company’s formation and the initial public offering (“IPO”), which is described below. The Company believes it will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO and unrealized gains and losses on the change in fair value of its warrants.

The Company’s sponsor is M3-Brigade Sponsor II LP, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on March 3, 2021 (the “Effective Date”). On March 8, 2021, the Company consummated the IPO of 40,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $400,000,000, which is discussed in Note 4 and Note 8.

The underwriters had a 45-day option from the effectiveness date of the IPO (March 3, 2021) to purchase up to an additional 6,000,000 units to cover over-allotments, if any. On April 17, 2021 the underwriters’ over-allotment option expired unexercised (see Note 9).

Simultaneously with the closing of the IPO, the Company consummated the sale of 7,500,000 Private Placement Warrants (the “Private Warrants”) to the Sponsor at a price of $1.50 per Private Warrants, generating total gross proceeds of $11,250,000.

Transaction costs of the IPO amounted to $22,690,704 consisting of $8,000,000 of underwriting discount, $14,000,000 of deferred underwriting discount, and $690,704 of other offering costs. Of the offering costs, $1,182,124 is included in transaction costs on the Statement of Operations and $21,508,580 is included in equity.

Following the closing of the IPO on March 8, 2021, $400,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Warrants was placed in a Trust Account and was invested in U.S. government securities, within the meaning set forth in Section 2(a) (16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations and up to $100,000 of interest to pay dissolution expenses, the proceeds from the IPO and the sale of the Private Warrants will not be released from the trust account until the earlier of (i) the completion of the Company’s initial business combination and (ii) the redemption of 100% of the Company’s public shares if the Company is unable to complete the Company’s initial business combination within 24 months from the closing of the IPO (March 8, 2023). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds of the IPO are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with the Company’s initial business combination. Furthermore, there is no assurance that the Company will be able to successfully consummate a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by stock exchange rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the IPO, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.”

The Company will only have 24 months from the closing date of the IPO (March 8, 2023) to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation.

The initial stockholders have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the IPO, they will be entitled to a pro rata share of the Trust Account with respect to such acquired shares of Class A common stock upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the IPO.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes and working capital, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Company’s Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Company’s Sponsor has sufficient funds to satisfy its indemnity obligations and the Company’s Sponsor may not be able to satisfy those obligations. The Company has not asked the Company’s Sponsor to reserve for such eventuality. The Company believes the likelihood of the Company’s Sponsor having to indemnify the trust account is limited because the Company will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Capital Resources

As of June 30, 2021, the Company had approximately $1.5 million in its operating bank account, and working capital of approximately ($2.3 million), including the deferred underwriting commission and warrant liability.

The Company’s liquidity needs prior to the IPO had been satisfied through a payment from the Sponsor of $25,000 for the Founder Shares (see Note 6). Additionally, related parties paid $128,629 in offering costs and taxes. As of June 30, 2021, the outstanding balance of amounts due to related parties was $0.

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide Working Capital Loans to the Company (see Note 6). As of June 30, 2021, there were no amounts outstanding under any Working Capital Loans.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 — Revision of Financial Statements

On April 12, 2021, the Staff of the Securities and Exchange Commission issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a Business Combination, which terms are similar to those contained in the warrant agreement, dated as of March 3, 2021, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 13,333,333 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 7,500,000 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”, which are discussed in Note 4, Note 5 and Note 8). The Company previously accounted for the Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging; Contracts in Entity’s Own Equity, the Company concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Consolidated Statement of Operations in the period of change. In the Company’s 8-K dated March 8, 2021 the Company reported the value of the warrants in equity.

After consultation with the Company’s independent registered public accounting firm, the Company’s management and the audit committee of the Company’s Board of Directors concluded that it was appropriate to revise the Company’s financial statements as of March 8, 2021. The revised classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

The following tables summarize the effect if the financial statements had been revised on each financial statement line item as of the date indicated:

	As Previously Reported	Adjustment	As revised
Balance Sheet at March 8, 2021 (audited)
Warrant Liability	$—	$32,333,617	$32,333,617
Total liabilities	15,604,218	32,333,617	47,937,835
Class A common stock subject to possible redemption	383,610,690	(32,333,610)	351,277,080
Class A common stock	164	323	487
Additional paid-in capital	5,014,642	1,708,280	6,722,922
Accumulated deficit	(15,948)	(1,708,610)	(1,724,558)
Total Stockholders’ Equity	5,000,008	(7)	5,000,001

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Prospectus for its IPO as filed with the SEC on March 5, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company may elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements.

Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had approximately $1.5 million in cash as of June 30, 2021 and none at December 31, 2020. The Company had no cash equivalents (other than assets held in the Trust Account) at June 30, 2021 or December 31, 2020.

Marketable Securities Held in Trust Account

At June 30, 2021, the assets held in the Trust Account were substantially held in mutual funds that invest primarily in U.S. government securities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At June 30, 2021 and December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Income Per Common Stock

Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for each of the periods. The calculation of diluted income (loss) per common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering or (ii) Private Placement Warrants because the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable to purchase 20,833,333 shares of Class A common stock in the aggregate.

The Company’s statements of operations include a presentation of income (loss) per share for Class A Common Stock subject to possible redemption in a manner similar to the two-class method of income (loss) per common stock. Net income per common stock, basic and diluted, for redeemable Class A Common Stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of shares of redeemable Class A Common Stock outstanding since original issuance. Net loss per common stock, basic and diluted, for non-redeemable Class A and Class B Common Stock is calculated by dividing the net income (loss), adjusted for income attributable to Class A common stock subject to possible redemption, by the weighted average number of shares of non-redeemable Class A and Class B Common Stock outstanding for the period. Non-redeemable Class B Common Stock include the Founder Shares as these common stock shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The underwriters had a 45-day option from the effectiveness date of the IPO (March 3, 2021) to purchase up to an additional 6,000,000 units to cover over-allotments, if any. That option expired without being exercised on April 17, 2021.

Below is a reconciliation of the net income per common stock:

	For the six months ended June 30, 2021	For the three months ended June 30, 2021
Common stock subject to possible redemption
Numerator: Net income allocable to Class A common stock subject to possible redemption
Accretion of interest income on marketable securities held in trust	$20,665	$14,298
Less: reserved for liquidation costs	(20,665)	(14,298)

Net income allocable to Class A common stock subject to possible redemption	0	$0
Denominator: Weighted Average Redeemable Class A common stock
Redeemable Class A Common Stock, Basic and Diluted	22,156,990	35,179,080
Basic and Diluted net income per share, Redeemable Class A Common Stock	$0.00	$0.00

Non-Redeemable Common Stock
Numerator: Net loss minus Redeemable Net Earnings
Net Income	1,887,140	3,055,173
Redeemable Net Earnings from above	0	0

Non-Redeemable Net Income	1,887,140	3,055,173
Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding, common stock	13,964,557	15,183,557
Basic and diluted net income per share, common stock	$0.14	$0.20

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A—“Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. Offering costs are charged to stockholders’ equity or the Statement of Operations based on the residual method of the Public and Private Warrants to the proceeds received from the Units sold upon the completion of the IPO. Accordingly, as of March 31, 2021, offering costs totaling $22,690,704 (consisting of $8,000,000 of underwriting discount, $14,000,000 of deferred underwriting discount, and $690,704 of other offering costs) were recognized with

$1,182,124 which was allocated to the Public Warrants and Private Warrants, included in the Statement of Operations as a component of Loss from Operations and $21,508,580 included in stockholders’ equity.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. The fair value of the warrant liabilities are discussed below.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then to the Class A common stock.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of

June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recently Adopted Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020- 06 did not have an impact on the Company’s financial statements.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

On March 8, 2021, the Company consummated the IPO of 40,000,000 units (the “Units”), at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-third warrant to purchase one share of Class A common stock. Each warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial business combination or 12 months from the closing of the IPO and will expire five years after the completion of the initial business combination, or earlier upon redemption or liquidation. (see Note 7).

The underwriters were granted a 45-day option from the effective date of the IPO (March 3, 2021) to purchase up to an additional 6,000,000 units to cover over-allotments. The option expired unexercised.

Warrants

Each whole warrant entitles the registered holder to purchase one whole share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the IPO or 30 days after the completion of the Company’s initial business combination.

Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying the Company’s obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

The Company has agreed that as soon as practicable, but in no event later than thirty (30) days, after the closing of the Company’s initial business combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within 90 days after the closing of the Company’s initial business combination, warrant holders may, under the circumstances specified in the warrant agreement and until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise the Company’s redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued without affecting the right of the Company to consummate such redemption.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the Company’s warrants. If the Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to the Company if the Company does not need the cash from the exercise of the warrants after the Company’s initial business combination. If the Company calls the Company’s warrants for redemption and the Company’s management does not take advantage of this option, the Company’s sponsor and its permitted transferees would still be entitled to exercise their private placement warrants contained in the private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of the Company’s capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends of which are dividends up to

$0.50 per share per year, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Class A common stock by the company if the proposed initial business combination is presented to the stockholders of the Company for approval, or (e) in connection with the redemption of the Company’s public shares upon the Company’s failure to complete the Company’s initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event. No other adjustments will be required to be made including for issuing Class A common stock at below market price and/or exercise price.

If the number of outstanding shares of the Company’s Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the Company’s initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial business combination on the date of the consummation of the Company’s initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Company’s initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or any that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is are the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Company’s Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or to correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. A change affecting the terms of the private placement warrants will require the approval of holders of at least 50% of the private placement warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Company’s initial business combination (except, among other limited exceptions as described under “Principal Stockholders— Transfers of Founder Shares and Private Placement Warrants,” to the Company’s officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by the Company so long as they are held by the sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that the Company has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Company’s sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with the Company following a business combination. If they remain affiliated with the Company, their ability to sell the Company’s securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling the Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, The Company believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, the Company’s sponsor or an affiliate of the Company’s sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the Company’s initial business combination, the Company would repay such loaned amounts out of the proceeds of the trust account released to the Company. In the event that the Company’s initial business combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the Company’s trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor and the Representatives purchased an aggregate of 7,500,000 Private Warrants at a purchase price of $1.50 per Private Unit, generating gross proceeds to the Company of $11,250,000. Except to the extent described in Note 4 above, the Private Warrants (and the underlying securities) are identical to the Warrants sold as part of the Units in the IPO. At the issuance date of March 8, 2021 the fair value of the Private Warrants was determined to be $11,779,653; $529,653 in excess of the $11,250,000 received by the Company. This excess fair value of $529,653 is recognized as an expense in the statement of operations.

Note 6 — Related Party Transactions

Founder Shares

On December 31, 2020, the Sponsor purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.003 per share. On February 11, 2021, the Company effected a stock split, by means of issuing an additional 1,437,500 founder shares, paid out of the Company’s share premium account and accordingly credited as fully paid, to the Company’s sponsor, resulting in 8,625,000 founder shares issued and outstanding. On February 19, 2021, the Company effected a further stock split, by means of issuing an additional 2,875,000 founder shares, paid out of the Company’s share premium account and accordingly credited as fully paid, to the Company’s sponsor, resulting in 11,500,000 founder shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock splits (see Note 8). The Founder Shares are identical to the Class A common stock included in the Units sold in the IPO except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Each Founder Share is automatically convertible to a share of Class A common stock on a one-for-one basis at the time of the Company’s initial business combination. The Sponsor had agreed to forfeit up to 1,500,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. Because the underwriter did not exercise its option, the forfeiture was enacted in the quarter ended June 30, 2021.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

Due to Related Party

The amount due to related parties prior to the closing of the IPO of $128,628 for the payment of certain offering costs and taxes was repaid on March 16, 2021.

As of June 30, 2021, the amount due to related parties was $0.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant agreement per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. At June 30, 2021 and December 31, 2020, no Working Capital Loans were outstanding.

Note 7 — Commitments and Contingencies

Registration Rights

The holders of the founder shares and private placement warrants and any warrants that may be issued upon conversion of working capital loans (and any Class A common stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of the IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the Company’s initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

On March 8, 2021, the underwriters were paid a cash underwriting discount of 2% of the gross proceeds of the IPO, or $8,000,000. The underwriters are entitled to a deferred fee of $0.35 per Unit, or $14,000,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriters had a 45-day option from the date of the IPO to purchase up to an additional 6,000,000 units to cover over-allotments, which expired unexercised.

The Company has entered into agreements with certain advisors and professionals who will receive payments under contingent fee arrangements upon completion of the transactions contemplated by the Merger Agreement (see Note 9). The ultimate amount of such payments will be quantified at or near the time of closing.

Note 8 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At June 30, 2021 and December 31, 2020, there were no preferred shares issued or outstanding.

Class A common stock — The Company is authorized to issue a total of 450,000,000 shares of Class A common stock at par value of $0.0001 each. As of June 30, 2021 and December 31, 2020, there were 4,515,403 and 0 shares of Class A common stock issued and outstanding, excluding 35,484,597 and 0 shares of Class A common stock subject to possible redemption, respectively.

Class B common stock — The Company is authorized to issue a total of 50,000,000 shares of Class B common stock at par value of $0.0001 each. On December 31, 2020, the Sponsor purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.003 per share. On February 11, 2021, the Company effected a stock split, by means of issuing an additional 1,437,500 founder shares, paid out of the Company’s share premium account and accordingly credited as fully paid, to the Company’s sponsor, resulting in 8,625,000 founder shares issued and outstanding. On February 19, 2021, the Company effected a further stock split, by means of issuing an additional 2,875,000 founder shares, paid out of the Company’s share premium account and accordingly credited as fully paid, to the Company’s sponsor, resulting in 11,500,000 founder shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock splits (see Note 6). This number includes 1,500,000 shares of Class B common stock which were forfeited because the over-allotment option was not exercised by the underwriters (See Note 6). At June 30, 2021 and December 31, 2020 there were 10,000,000 and 11,500,000 shares issued and outstanding, respectively.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of the business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination.

With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Note 8 — Recurring Fair Value Measurements

Investment Held in Trust Account

As of June 30, 2021, investment securities in the Company’s Trust Account consisted of a mutual funds that invest primarily in U.S. government securities in the amount of $400,020,665. Since all of the Company’s permitted investments consist of treasury securities, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

Warrant Liability

At June 30, 2021, the Company’s warrants liability were valued at $28,513,040. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Recurring Fair Value Measurements

The Company’s investments consist of mutual funds that invest primarily in U.S. government securities. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Warrant liability is classified within Level 3 of the fair value hierarchy. The Public Warrants were transferred to Level 1 for the period ending June 30, 2021.

The following table presents fair value information as of June 30, 2021 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	Carrying Value	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	400,020,665	$400,020,665	$—	$—
Liabilities:
Private Placement Warrants	13,113,040			13,113,040
Public Warrants	15,400,000	15,400,000

Measurement

The Company established the initial fair value for the Warrants as of March 8, 2021, which was the date of the consummation of the Company’s IPO, and on March 31, 2021. On June 30, 2021 the fair value was remeasured. For the initial periods, neither the Public Warrants nor the Private Warrants were separately traded on an open market, but the Public Warrants did commence separate trading as of April 26, 2021. As such, the Company used a Monte Carlo simulation model to value the Warrants for the initial periods and valued the Public Warrants based upon market values for the June 30, 2021 remeasurement. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A common stock and one-third of one Public Warrant), (ii) the sale of Private Warrants, and (iii) the issuance of Class B common stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption (temporary equity), Class A common stock (permanent equity) and Class B common stock (permanent equity) based on their relative fair values at the initial measurement date. The Warrants were classified within Level 3 of the fair value hierarchy at the initial measurement dates due to the use of unobservable inputs. The aggregate fair value of the Public Warrants, which amounted to $20,553,963 at the closing date of the IPO, was transferred to Level 1 following the detachment of the warrants for separate trading and at which time quoted prices existed in active markets. The key inputs into the Monte Carlo simulation model for the Warrants were as follows at initial measurement and at June 30, 2021 for the private warrants:

Input	March 8, 2021 (Initial Measurement)	June 30, 2021
Risk-free interest rate	1.00%	0.97%
Expected term (years)	5.7	5.57
Expected volatility	24.2%	26.0%
Exercise price	$11.50	$11.50
Probability of completing a business combination	90%	90%
Dividend yield	0.0%	0.0%

The change in the fair value of the warrant liabilities for the period ended June 30, 2021 is summarized as follows:

	Public Warrants	Private Warrants	Total Warrants
Fair value at issuance March 8 2021	$20,553,964	$11,779,653	$32,333,617
Change in fair value	(5,153,964)	1,333,387	(3,820,577)

Fair Value at June 30, 2021	$15,400,00	$13,113,040	$28,513,040

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Proposed Business Combination and Related Agreements

On August 16, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Syniverse Corporation, a Delaware corporation (“Syniverse”), and Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Syniverse, with Syniverse surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

Subject to the terms of the Merger Agreement, the aggregate purchase price to be paid by the Company to Syniverse’s stockholders at the closing of the Merger (the “Closing”) is expected to be approximately $704,440,000, subject to adjustments for, among other things, the Twilio Investment (defined below) and Leakage (as defined in the Merger Agreement) that has occurred from November 30, 2020 through immediately prior to the effective time of the Merger, and will be paid entirely in shares of the Company’s Class A common stock, at a value of $10.00 per share (the “Aggregate Merger Consideration”). For purposes of the following paragraph, the “Exchange Ratio” means the Aggregate Merger Consideration divided by the aggregate fully diluted number of shares of common stock of Syniverse (the “Syniverse Shares”).

At the effective time of the Merger, each Syniverse Share that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration equal to (a) the Exchange Ratio multiplied by (b) the number of Syniverse Shares held by the applicable holder as of immediately prior to the effective time of the Merger, rounded to the nearest whole share. At the effective time of the Merger, all share incentive plan or similar equity-based compensation plans maintained for employees of Syniverse, all outstanding options to purchase Syniverse Shares and each restricted stock unit award with respect to Syniverse Shares will be assumed by the Company, in each case on the terms and subject to the conditions in the Merger Agreement.

Private Placement

Concurrently with the execution of the Merger Agreement, the Company entered into (a) a subscription agreement with the Sponsor pursuant to which the Sponsor has agreed to purchase an aggregate of 1,500,000 shares of Class A common stock, at a purchase price of $10.00 per share, for an aggregate purchase price of $15,000,000 and (b) subscription agreements with certain other investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase shares of Class A common stock, at a purchase price of $10.00 per share, and shares of newly issued Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Convertible Preferred Stock”), at a purchase price of $970.00 per share, for an aggregate purchase price of $250,000,000 (the transactions in clauses (a) and (b) together, the “Private Placement”). The proceeds from the Private Placement will be used to refinance the outstanding indebtedness and other obligations of Syniverse and its subsidiaries at the Closing.

Twilio Investment

Concurrently with the execution of the Merger Agreement, the Company entered into a subscription agreement with Twilio Inc., a Delaware corporation (“Twilio”), pursuant to which Twilio has agreed to purchase Class A common stock and, if applicable, shares of newly issued Class C common stock, par value $0.0001 per share, of the Company, at the Closing for an aggregate purchase price of up to $750,000,000, with the size of Twilio’s investment and the number of shares issued to Twilio determined based on the terms of its pre-existing framework agreement with Syniverse, dated as of February 26, 2021, as amended on August 16, 2021 (the

“Framework Agreement” and, such investment, the “Twilio Investment”). Under the Framework Agreement, the size of the Twilio Investment will be reduced below $750,000,000 only to the extent the total transaction proceeds from the Company’s trust account (net of redemptions) and the Private Placement exceed $375,000,000, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500,000,000.

Stockholders Agreement

The Merger Agreement contemplates that, at the Closing, the Company, Carlyle Partners V Holdings, L.P., a Delaware limited partnership and Syniverse’s majority stockholder (“Carlyle”), Twilio and the Sponsor will enter into a stockholders agreement (the “Stockholders Agreement”), pursuant to which, among other things, (a) Carlyle will be entitled to appoint directors (initially five, but subject to downward adjustment depending on its continuing percentage ownership relative to its initial ownership) to the Company’s board of directors so long as Carlyle holds at least 5% of the outstanding common stock; (b) Twilio will be entitled to appoint directors (initially four, but subject to downward adjustment depending on its continuing percentage ownership relative to its initial ownership) to the Company’s board of directors so long as Twilio holds at least 5% of the outstanding common stock; and (c) the Sponsor will be entitled to appoint two directors to the Company’s board of directors so long as the Sponsor continues to hold 50% of the shares of Class A common stock it held at the Closing (and one director so long as it holds 33.33% of such shares).

The Stockholders Agreement contains certain restrictions on transfer with respect to shares of common stock held by Carlyle, Twilio and the Sponsor immediately following the Closing (the “Locked-Up Shares”). Such restrictions include, among others, a prohibition on transfers of Locked-Up Shares, subject to limited exceptions, until the earlier to occur of (a) the 12-month anniversary of the Closing and (b) the date on which the per share closing price for the Class A common stock has been equal to or greater than $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the Closing.

In addition, the Stockholders Agreement will provide (a) consent rights to Carlyle and Twilio in respect of certain significant transactions by the Company following the Closing, subject to specified ownership thresholds, and (b) a right of first offer to Twilio, subject to certain exceptions, with respect to any privately negotiated sale by Carlyle (or its affiliates) of more than 10% of the Company’s outstanding shares, for so long as Twilio’s percentage ownership (together with its affiliates) exceeds 15%.

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, the Company, the Sponsor, an individual (together with the Sponsor, the “Sponsor Parties”) and Syniverse entered into a sponsor support agreement (the “Sponsor Agreement”), pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, the Sponsor Parties have agreed to vote their shares of Class B common stock and any shares of common stock the Sponsor Parties subsequently acquire to approve the transactions contemplated by the Merger Agreement and against any inconsistent proposals during the term of the Sponsor Agreement and to not redeem such shares.

The Sponsor Agreement also provides that 70% of such shares of Class B common stock will vest and be available to the Sponsor Parties at the Closing, and the remaining 30% of such shares will vest on the first trading day that the closing price of Class A common stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the Closing, subject to earlier vesting in certain circumstances as described therein.

Registration Rights Agreement

At the Closing, the Company, the Sponsor, Carlyle, Twilio and the PIPE Investors will enter into a registration rights agreement, pursuant to which the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock, including Class A common stock underlying the Convertible Preferred Stock, and other equity securities of the Company that are held by the foregoing parties from time to time.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of

M3-Brigade Acquisition II Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of M3-Brigade Acquisition II Corp. (formerly known as M3 Acquisition II Corp.) (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 16, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from December 16, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company had a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

January 14, 2021, except for the second paragraph of Note 6 as to which the date is February 12, 2021 and February 19, 2021

M3-Brigade Acquisition II Corp.

(formerly known as M3 Acquisition II Corp.)

Balance Sheet

As of December 31, 2020
Assets
Cash	$—
Deferred offering costs	25,000

Total Assets	$25,000

Liabilities and Stockholder’s Equity
Commitments & Contingencies
Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 0 shares issued and outstanding	—
Class B common stock, $0.0001 par value, 50,000,000 shares authorized; 11,500,000 shares issued and outstanding(1)(2)	1,150
Additional Paid-in Capital	23,850
Accumulated Deficit	—

Total Equity	25,000

Total Liabilities & Stockholder’s Equity	$25,000

(1)	Includes an aggregate of up to 1,500,000 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
(2)

On February 11, 2021, the Company effected a stock split resulting in the Sponsor holding 8,625,000 shares of Class B common stock. On February 19, 2021, the Company effected a further stock split resulting in the Sponsor holding 11,500,000 shares of Class B common stock. All shares and associated amounts have been retroactively restated to reflect the stock splits (see Notes 4, 5 and 6).

The accompanying notes are an integral part of these financial statements.

M3-Brigade Acquisition II Corp.

(formerly known as M3 Acquisition II Corp.)

Statement of Operations

For the Period from December 16, 2020 (inception) through December 31, 2020
Formation and operating costs	$—

Net loss	—

Weighted average number of common shares outstanding—basic and diluted(1)	10,000,000
Net loss per common share—basic and diluted	$0.00

(1)	Excludes an aggregate of up to 1,500,000 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
(2)

On February 11, 2021, the Company effected a stock split resulting in the Sponsor holding 8,625,000 shares of Class B common stock. On February 19, 2021, the Company effected a further stock split resulting in the Sponsor holding 11,500,000 shares of Class B common stock. All shares and associated amounts have been retroactively restated to reflect the stock splits (see Notes 4, 5 and 6).

The accompanying notes are an integral part of these financial statements.

M3-Brigade Acquisition II Corp.

(formerly known as M3 Acquisition II Corp.)

Statement of Changes in Stockholder’s Equity

For the Period from December 16, 2020 (inception) through December 31, 2020

	Class B Shares(1)(2)	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
Balance at December 16, 2020 (inception)	—	$—	$—	$—	$—
Sale of Class B common stock issued to initial stockholder	11,500,000	1,150	23,850	—	25,000
Net loss	—	—	—		—

Balance at December 31, 2020	11,500,000	$1,150	$23,850	$—	$25,000

(1)	Includes an aggregate of up to 1,500,000 shares of our Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
(2)

On February 11, 2021, the Company effected a stock split resulting in the Sponsor holding 8,625,000 shares of Class B common stock. On February 19, 2021, the Company effected a further stock split resulting in the Sponsor holding 11,500,000 shares of Class B common stock. All shares and associated amounts have been retroactively restated to reflect the stock splits (see Notes 4, 5 and 6).

The accompanying notes are an integral part of these financial statements.

M3-Brigade Acquisition II Corp.

(formerly known as M3 Acquisition II Corp.)

Statement of Cash Flows

For the Period from December 16, 2020 (inception) through December 31, 2020
Cash flows from operating activities:
Net loss	$—

Net cash provided by operating activities	—

Cash flows from financing activities
Notes Payable	—
Proceeds from issuance of common stock to initial stockholder	25,000
Payment of deferred offering costs	(25,000)

Net cash from financing activities	—

Net increase in cash	—
Cash at beginning of the period	—

Cash at the end of the period	$—

The accompanying notes are an integral part of these financial statements.

M3-Brigade Acquisition II Corp.

(formerly known as M3 Acquisition II Corp.)

Notes to Financial Statements

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

M3-Brigade Acquisition II Corp. (formerly known as M3 Acquisition II Corp.) (the “Company”) was incorporated in Delaware on December 16, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2020, the Company had not commenced any operations. All activity for the period from December 16, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”) described below. The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Offering. The Company has selected December 31st as its fiscal year end. All dollar amounts are rounded to the nearest whole dollar (except per share amounts).

Sponsor and Proposed Financing:

The Company’s sponsor is M3-Brigade Sponsor LP, a Delaware limited partnership (the “Sponsor”). The Company intends to finance a Business Combination with proceeds from a $400,000,000 public offering (the “Proposed Offering”—Note 3) and an $11,250,000 private placement (Note 4). Upon the closing of the Proposed Offering and the private placement, $400,000,000 (or $460,000,000 if the underwriter’s over-allotment option is exercised in full—Note 3) will be held in the Trust Account (discussed below).

The Trust Account:

The Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation will provide that, other than the withdrawal of interest to pay taxes or working capital expenses, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the shares of Class A common stock included in the Units being sold in the Proposed Offering if the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Offering (subject to the requirements of law).

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with the Company’s initial business combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Proposed Offering, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.00 per public common share ($400,000,000 held in the Trust Account divided by 40,000,000 public common shares).

The Company will only have 24 months from the closing date of the Proposed Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Loss Per Common Share:

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. Weighted average shares were reduced for the effect of an aggregate of 1,500,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 6). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs:

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—“Expenses of Offering”. Deferred offering costs as of December 31, 2020 of approximately $25,000 consist principally of cost incurred in connection with formation and preparation for the Proposed Offering. These costs, together with the underwriter discount, will be charged to capital upon completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements:

The Company complies with the reporting requirements of Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce date maintenance and, for those entities subject to audit, audit costs by eliminating the requirements for development stage entities to present inception-to-date information in the statements of income, cash flows, and stockholders’ equity. Early application of each of the amendments is permitted for any annual reporting periods or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 provides guidance on management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year form the date the financial statements are issued. The amendments in ASU 2014-15 are effective for annual reporting periods ending after December 15, 2016 and for annual and interim periods thereafter. Early adoption is permitted. The Company has adopted the methodologies prescribed by ASU 2014-15, and does not anticipate that the adoption of ASU 2014-15 will have a material effect on its financial position or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3—PUBLIC OFFERING

Pursuant to the Proposed Offering, the Company intends to offer for sale up to 40,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable common stock purchase warrant (the “Warrants”). Under the terms of a proposed warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. Three warrants entitle the holder to purchase one share of Class A common stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Proposed Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants issued in connection with the 40,000,000 public units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Company expects to grant the underwriters a 45-day option to purchase up to 6,000,000 additional Units to cover any over-allotment, at the initial public offering price less the underwriting discounts and commissions. The warrants that would be issued in connection with 6,000,000 over-allotment units are identical to the public warrants and have no net cash settlement provisions.

The Company expects to pay an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds payable upon the Company’s completion of a Business Combination. If the underwriters’ over-allotment option is exercised, then no additional underwriting commissions will be payable at the time of such exercise and 5.5% of the gross proceeds from the over-allotment (up to $3,300,000 relating to the over-allotment, or $17,300,000 in the aggregate) will be deposited in the trust account as Deferred Discount. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

NOTE 4—RELATED PARTY TRANSACTIONS

Founder Shares

On December 31, 2020, the Sponsor purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for $25,000, or approximately $0.003 per share. On February 11, 2021, we effected a stock split, by means of issuing an additional 1,437,500 founder shares, paid out of our share premium account and accordingly credited as fully paid, to our sponsor, resulting in 8,625,000 founder shares issued and outstanding. On February 19, 2021, we effected a further stock split, by means of issuing an additional 2,875,000 founder shares, paid out of our share premium account and accordingly credited as fully paid, to our sponsor, resulting in 11,500,000 founder shares issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the stock splits (see Notes 5 and 6). The Founder Shares are identical to the Class A common stock included in the Units being sold in the Proposed Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. Each Founder Share is automatically convertible to a share of Class A common stock on a one-for-one basis at the time of the Company’s initial business combination. The Sponsor has agreed to forfeit up to 1,500,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the initial stockholders will own 20% of the Company’s issued and outstanding shares after the Proposed Offering. If the Company increases or decreases the size of the offering pursuant to Rule 462(b) under the Securities Act, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Offering in such amount as to maintain the ownership of the Company’s stockholders prior to the Proposed Offering at 20% of the Company’s issued and outstanding shares of the Company’s common stock upon the consummation of the Proposed Offering.

The Company’s initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).

Private Placement Warrants

The Sponsor has agreed to purchase from the Company an aggregate of 7,500,000 private placement warrants (at a price of $1.50 per warrant (a purchase price of $11,250,000), in a private placement that will occur simultaneously with the completion of the Proposed Offering (the “Private Placement Warrant”). Under the terms of a proposed warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. Each warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. No fractional shares will be issued upon exercise of the warrants. The purchase price of the Private Placement Warrants will be added to the proceeds from the Proposed Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Proposed Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Proposed Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Registration Rights

The Company’s initial stockholders and holders of the Private Placement Warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The Company’s initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not provide for any penalties associated with delays in registering the securities.

Related Party Loans

As of December 31, 2020, the Company’s Sponsor has agreed to loan the Company an aggregate of $250,000 against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Proposed Offering. This loan is non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Proposed Offering. Nothing was outstanding under this agreement at December 31, 2020.

NOTE 5—STOCKHOLDER’S EQUITY

Common Stock

The authorized common stock of the Company includes up to 500,000,000 Class A shares and 50,000,000 Class B shares. Upon completion of the Proposed Offering, the Company may (depending on the terms of the Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Business Combination to the extent the Company seeks stockholder approval in connection with its Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. After giving retroactive effect to the stock splits described in Note 6, at December 31, 2020, there were 11,500,000 shares of Class B common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2020, there were no shares of preferred stock issued and outstanding.

NOTE 6—SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 14, 2021, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than as described below.

On February 11, 2021, the Company (i) changed its name from M3 Acquisition II Corp. to M3-Brigade Acquisition II Corp. and (ii) effected a stock split resulting in the Sponsor holding 8,625,000 Founder Shares. On February 19, 2021, the Company effected a further stock split resulting in the Sponsor holding 11,500,000 Founder Shares. All shares and associated amounts have been retroactively restated to reflect the stock splits (see Notes 4 and 5).

SYNIVERSE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	May 31, 2021	November 30, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$90,273	$88,493
Accounts receivable, net of allowances of $5,989 and $10,584, respectively	114,982	124,219
Income taxes receivable	4,942	6,376
Prepaid and other current assets	27,953	21,039

Total current assets	238,150	240,127
Property and equipment, net	40,030	47,459
Capitalized software, net	70,541	83,512
Goodwill	2,316,913	2,310,145
Identifiable intangibles, net	116,204	125,004
Deferred tax assets	2,116	2,108
Investment in unconsolidated subsidiaries	34,146	35,338
Other assets	8,639	10,701

Total assets	$2,826,739	$2,854,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,200	$44,835
Accrued liabilities	129,318	119,545
Income taxes payable	1,728	3,435
Current portion of long-term debt, net of original issue discount and deferred financing costs	16,868	16,830
Deferred revenues	6,147	5,739

Total current liabilities	215,261	190,384
Long-term debt, net of original issue discount and deferred financing costs	1,921,321	1,925,463
Deferred tax liabilities	83,133	81,379
Other long-term liabilities	61,520	78,314

Total liabilities	2,281,235	2,275,540

Commitments and contingencies (Note 10)
Stockholders’ equity:
Common stock $0.01 par value; 250,000,000 shares authorized; 125,870,083 and 125,726,204 shares issued and 122,687,880 and 122,608,263 shares outstanding as of May 31, 2021 and November 30, 2020, respectively	1,258	1,257
Additional paid-in capital	1,334,869	1,330,474
Treasury stock at cost, 3,182,203 and 3,117,941 shares held at May 31, 2021 and November 30, 2020, respectively	(28,239)	(27,821)
Accumulated deficit	(678,342)	(620,143)
Accumulated other comprehensive loss	(93,671)	(113,846)

Total Syniverse Corporation stockholders’ equity	535,875	569,921
Noncontrolling interest	9,629	8,933

Total stockholders’ equity	545,504	578,854

Total liabilities and stockholders’ equity	$2,826,739	$2,854,394

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended May 31,		Six Months Ended May 31,
	2021	2020	2021	2020
Revenues	$171,913	$155,599	$332,103	$325,396
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	97,931	76,946	184,540	162,076
Sales and marketing	12,718	15,493	25,158	31,967
General and administrative	22,132	23,248	46,829	45,231
Depreciation and amortization	20,183	25,932	42,490	55,203
Restructuring expense	1,292	2,594	2,358	2,684

	154,256	144,213	301,375	297,161

Operating income	17,657	11,386	30,728	28,235
Other (expense) income, net:
Interest expense	(40,805)	(44,161)	(80,935)	(85,996)
Equity loss in investees	(655)	(774)	(1,192)	(384)
Other, net	(1,718)	1,075	(3,669)	1,618

	(43,178)	(43,860)	(85,796)	(84,762)

Loss before (benefit from) provision for income taxes	(25,521)	(32,474)	(55,068)	(56,527)
Provision for (benefit from) income taxes	2,660	(14,683)	2,581	6,415

Net loss	(28,181)	(17,791)	(57,649)	(62,942)
Net income (loss) attributable to noncontrolling interest	219	(252)	550	(55)

Net loss attributable to Syniverse Corporation	$(28,400)	$(17,539)	$(58,199)	$(62,887)

Net loss per share attributable to Syniverse Corporation, basic and diluted	$(0.23)	$(0.14)	$(0.47)	$(0.51)
Weighted average shares outstanding, basic and diluted	122,703	122,871	122,657	122,660

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(IN THOUSANDS)

	Three Months Ended May 31,		Six Months Ended May 31,
	2021	2020	2021	2020
Net loss	$(28,181)	$(17,791)	$(57,649)	$(62,942)
Other comprehensive income (loss), net of tax (1):
Foreign currency translation adjustments	5,449	(430)	9,948	(2,133)
Changes related to cash flow derivative hedges	5,331	(766)	10,310	(8,404)
Changes in unrecognized pension cost	32	25	63	(4,901)

Total Other comprehensive income (loss)	10,812	(1,171)	20,321	(15,438)

Total Comprehensive loss	(17,369)	(18,962)	(37,328)	(78,380)
Less: comprehensive income (loss) attributable to noncontrolling interest	363	(421)	696	(250)

Comprehensive loss attributable to Syniverse Corporation	$(17,732)	$(18,541)	$(38,024)	$(78,130)

(1)

There was no income tax provision or benefit on the components of other comprehensive income (loss) for the three and six months ended May 31, 2021 and 2020 as a result of income tax valuation allowances.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Six Months Ended May 31,
	2021	2020
Cash flows from operating activities
Net loss	$(57,649)	$(62,942)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,490	55,203
Amortization of original issue discount and deferred financing costs	4,407	4,105
Allowance for credit memos and uncollectible accounts	908	1,818
Deferred income tax expense	1,199	2,785
Stock-based compensation	4,396	5,350
Unrealized foreign currency transaction loss	2,361	(914)
Other, net	6,534	3,687
Changes in operating assets and liabilities:
Accounts receivable	9,149	20,611
Income tax receivable or payable	(185)	(717)
Prepaid and other current assets	(10,786)	(4,651)
Accounts payable	16,165	8,901
Accrued liabilities and deferred revenues	11,147	(6,043)
Other assets and other long-term liabilities	(1,780)	(445)

Net cash provided by operating activities	28,356	26,748

Cash flows from investing activities
Capital expenditures	(15,212)	(30,443)

Net cash used in investing activities	(15,212)	(30,443)

Cash flows from financing activities
Proceeds from Revolving Credit Facility	—	85,600
Principal payments on Revolving Credit Facility	—	(25,000)
Principal payments on long-term debt	(8,510)	(8,510)
Payments on capital lease obligations and software financing arrangements	(3,487)	(3,423)
Purchases of treasury stock	(418)	(1,223)

Net cash (used in) provided by financing activities	(12,415)	47,444

Effect of exchange rate changes on cash	931	(1,758)

Net increase in cash, cash equivalents and restricted cash	1,660	41,991
Cash, cash equivalents and restricted cash at beginning of period	89,500	48,647

Cash, cash equivalents and restricted cash at end of period	$91,160	$90,638

Supplemental Disclosure of Cash Flow Information
Non-Cash Financing and Investing Transactions:
Assets acquired under capital leases and software financing arrangements	$1,188	$12,870
Cash paid in the period for:
Interest	$74,578	$68,248
Income taxes	$1,490	$4,356

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(IN THOUSANDS)

	Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest
	Shares	Amount		Shares	Amount				Total
Balance, November 30, 2020	125,726	$1,257	$1,330,474	(3,118)	$(27,821)	$(620,143)	$(113,846)	$8,933	$578,854
Net (loss) income	—	—	—	—	—	(29,799)	—	331	(29,468)
Foreign currency translation adjustments	—	—	—	—	—	—	4,497	2	4,499
Change related to cash flow derivative hedges	—	—	—	—	—	—	4,979	—	4,979
Changes in unrecognized pension cost	—	—	—	—	—	—	31	—	31
Stock-based compensation	—	—	1,556	—	—	—	—	—	1,556
Shares issued upon vesting of restricted stock	59	1	(1)	—	—	—	—	—	—
Purchases of treasury stock	—	—	—	(18)	(117)	—	—	—	(117)

Balance, February 28, 2021	125,785	1,258	1,332,029	(3,136)	(27,938)	(649,942)	(104,339)	9,266	560,334
Net (loss) income	—	—	—	—	—	(28,400)	—	219	(28,181)
Foreign currency translation adjustments	—	—	—	—	—	—	5,305	144	5,449
Change related to cash flow derivative hedges	—	—	—	—	—	—	5,331	—	5,331
Changes in unrecognized pension cost	—	—	—	—	—	—	32	—	32
Stock-based compensation	—	—	2,840	—	—	—	—	—	2,840
Shares issued upon vesting of restricted stock	85	—	—	—	—	—	—	—	—
Purchases of treasury stock	—	—	—	(46)	(301)	—	—	—	(301)

Balance, May 31, 2021	125,870	$1,258	$1,334,869	(3,182)	$(28,239)	$(678,342)	$(93,671)	$9,629	$545,504

	Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest
	Shares	Amount		Shares	Amount				Total
Balance, November 30, 2019	124,546	$1,245	$1,316,466	(2,260)	$(23,512)	$(467,517)	$(138,693)	$9,310	$697,299
Net (loss) income	—	—	—	—	—	(45,348)	—	197	(45,151)
Foreign currency translation adjustments	—	—	—	—	—	—	(1,677)	(26)	(1,703)
Changes related to cash flow derivative hedges	—	—	—	—	—	—	(7,638)	—	(7,638)
Changes in unrecognized pension cost	—	—	—	—	—	—	(4,926)	—	(4,926)
Stock-based compensation	—	—	3,041	—	—	—	—	—	3,041
Shares issued upon vesting of restricted stock	693	7	(7)	—	—	—	—	—	—
Purchases of treasury stock	—	—	—	(89)	(891)	—	—	—	(891)

Balance, February 29, 2020	125,239	1,252	1,319,500	(2,349)	(24,403)	(512,865)	(152,934)	9,481	640,031
Net loss	—	—	—	—	—	(17,539)	—	(252)	(17,791)
Foreign currency translation adjustments	—	—	—	—	—	—	(261)	(169)	(430)
Changes related to cash flow derivative hedges	—	—	—	—	—	—	(766)	—	(766)
Changes in unrecognized pension cost	—	—	—	—	—	—	25	—	25
Stock-based compensation	—	—	2,309	—	—	—	—	—	2,309
Shares issued upon vesting of restricted stock	14	—	—	—	—	—	—	—	—
Purchases of treasury stock	—	—	—	(42)	(332)	—	—	—	(332)

Balance, May 31, 2020	125,253	$1,252	$1,321,809	(2,391)	$(24,735)	$(530,404)	$(153,936)	$9,060	$623,046

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SYNIVERSE CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

Syniverse Corporation (“Syniverse”) is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities, and network assets, have allowed Syniverse to address the changing needs of the mobile ecosystem for over thirty years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Syniverse serves two distinct groups of customers, carriers and enterprises. Syniverse’s solutions are organized around these groups. Syniverse is a trusted neutral intermediary to approximately 800 carrier customers and 450 enterprises and technology providers.

Syniverse serves nearly every mobile network operator in the world and its solutions help carriers provide their customers with secure, global connectivity and messaging. Syniverse’s carrier product groups consist of Global Network Services, Outsourced Carrier Solutions, and Messaging Solutions.

Global Network Services’ foundation is an interoperability and signaling network that connects to over 800 carriers and transfers over 3.3 exabits of data annually between carrier networks. This network is the backbone for many carrier services today such as activation, authentication and authorization of end-user mobile activities; global data transport; and real-time policy management. Syniverse also believes it will play a critical role for providing interoperability for IoT and 5G related services, and a foundation for seamless mobility between public and private networks.

Outsourced Carrier Solutions provides end-to-end solutions for clearing and settling transactions between carriers. Historically, Syniverse has enabled carriers to clear and settle roaming transactions by clearing GSMA TAP records among carriers. Syniverse has enhanced its solution to support the next-generation GSMA BCE standard to allow it to clear and settle any transaction or record between carriers, including records of IoT and 5G transactions. This solution is built on blockchain technology and capable of clearing transactions between any two entities, not just carriers. Outsourced Carrier Solutions also provides a solution that enables carriers to better monetize their A2P messaging traffic including the clearing, settlement and invoicing of application-to-person messages. Phone number portability between carriers is another solution provided by Outsourced Carrier Solutions allowing end users to transfer their phone number between mobile operators.

Messaging Solutions delivers P2P messages between carriers. Syniverse operates its own messaging hub that enables carriers to reach almost every other carrier in the world through one connection into the Syniverse messaging hub. Syniverse also creates and manages stand-alone messaging hubs for carriers that allow carriers to control their own messaging connections and message routing. Syniverse processes over a trillion messages over these hubs annually. Syniverse believes these messaging solutions will provide a critical role in the evolution to 5G messaging and RCS messaging together with the necessary interoperability.

Syniverse serves approximately 450 enterprises and technology providers with solutions that address their cloud communications and omni-channel mobile engagement needs connecting them to the mobile ecosystem allowing seamless interaction to their customers through mobile devices and applications. Syniverse’s enterprise product groups include Global Messaging Services and CPaaS Solutions.

Global Messaging Services enable enterprises to send A2P SMS and MMS messages directly to their customers and employees. For example, Syniverse enables several financial services companies to send new passcodes directly to their customers through a text message and airlines and hospitality companies to send updates regarding a customer’s travel itinerary. Syniverse’s A2P messaging network reaches approximately 800 carriers globally maximizing customer reach for its enterprise customers. Global Messaging Services also include an IP messaging gateway that allows OTTs or their end users to use IP applications to send SMS messages directly to an end user mobile device. Global Messaging Services also provides connectivity to the 10 DLC A2P messaging services currently being introduced by the North American carriers.

CPaaS Solutions is an omni-channel mobile engagement service that enable enterprises to optimize and differentiate their mobile interactions with various audiences. These interactions can take the form of mobile marketing or alert services or other types of communications with customers or employees. Enterprises can reach their customers not only through A2P messaging, but also social channels, e-mail, and voice. Orchestration capabilities allow the communications to be integrated with other 3rd party platforms such as marketing platforms. Syniverse believes the modular architecture of its CPaaS Solutions will also it to continue to add features and functionality as the market and customers require.

2. Summary of Significant Accounting Policies

Unless otherwise noted below, there have been no material changes to the accounting policies presented in Note 2—“Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements for the year ended November 30, 2020.

Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in conformity with U.S. GAAP.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Syniverse Corporation, and all of its wholly-owned subsidiaries and a VIE in India for which Syniverse is deemed to be the primary beneficiary. References to “Syniverse”, the “Company”, “us”, or “we” include all of the consolidated companies. The results of operations attributable to the noncontrolling interest is included in Syniverse’s unaudited condensed consolidated statements of operations, and the noncontrolling interest is reported as a separate component of equity. All intercompany balances and transactions have been eliminated. These unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary for a fair presentation.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management regularly makes estimates and assumptions that are inherent in the preparation of the consolidated financial statements including, but not limited to, stock-based compensation, asset impairments, allowance for uncollectible accounts and credit memos, loss contingencies and income taxes. Actual results could differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

All highly liquid investments with original maturities of three months or less are considered to be cash and cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

Amounts included in restricted cash represent certificates of deposits and time deposits with original maturities greater than three months and cash that is restricted as to withdrawal or usage. These amounts are classified in prepaid and other current assets and other assets in the accompanying unaudited condensed consolidated balance sheets.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the accompanying unaudited condensed consolidated balance sheets that sum to the total cash, cash equivalents and restricted cash in the unaudited condensed consolidated statements of cash flows:

(in thousands)	May 31, 2021	November 30, 2020
Cash and cash equivalents	$90,273	$88,493
Restricted cash included in prepaid and other current assets	209	263
Restricted cash included in other assets	678	744

Total cash, cash equivalents and restricted cash	$91,160	$89,500

Reportable Segments

Effective March 16, 2021, as the result of a new organizational structure as well as the appointment of a new Chief Executive Officer who is Syniverse’s CODM, Syniverse is comprised of two reportable segments: Carrier services and Enterprise services. The principal activities of these segments are described in detail in Note 1. Syniverse’s reportable segments are generally organized by the type of service provided, which is generally, but not always, consistent with the type of customer to which services are provided. Syniverse’s reportable segments were determined based on how the CODM assesses the operating performance and allocates the resources of Syniverse. Segment information for Syniverse’s two reportable segments has been disclosed for all periods presented.

The CODM evaluates the operating performance of Syniverse’s segments using revenues and direct margin. Revenues for each reportable segment are attributed to the segment in which the service is performed, and there are no intersegment revenues. Direct margin is defined as segment revenues less direct variable costs of segment operations. Direct variable costs of operations are comprised of certain third party costs recorded in Cost of operations in the accompanying statements of operations including message termination fees, revenue share fees, variable data processing costs and off-network database query charges. These costs vary directly with volume of transactions processed or as a percentage of revenue. Direct margin excludes amounts recorded in Costs of operations in the accompanying statements of operations that do not fluctuate with volumes or revenue, including personnel costs associated with service implementation, training and customer care; facility hosting and support costs, which is composed of software and hardware maintenance and support and SaaS costs; and network and other operating costs.

Syniverse does not allocate sales and marketing, general and administrative, depreciation and amortization, restructuring expenses, employee termination benefits, or other expense or income to its segments because the CODM does not consider this information in assessing the performance of the operating segments. Additionally, the CODM does not review disaggregated assets or capital expenditures on a segment basis, therefore asset information by reportable segment is not presented.

Goodwill and Indefinite-Lived Intangible Assets

During the three months ended February 28, 2021, management elected to modify the date of its annual impairment assessment of goodwill and indefinite lived intangible assets from October 1 to September 1. Syniverse changed its fiscal year end from a calendar year to a fiscal year end basis ending on November 30 during the year ended November 30, 2020. The change to the date of the annual impairment test allows Syniverse to continue to perform the test on the first day of the fourth quarter which changed to September 1 as a result of the change in fiscal year end. The change in the assessment date provides a reasonable period of time to estimate fair value prior to the annual reporting deadline. Management believes the change in the annual goodwill impairment date does not result in a material change in the method of applying the accounting principle. Management has determined that it is impracticable to objectively determine projected cash flows and related valuation estimates that would have been used as of each September 1 of prior reporting periods without the use of hindsight. As such, Syniverse will prospectively apply the change in the annual impairment assessment dates beginning on September 1, 2021. Syniverse did not have an impairment charge on its most recently performed assessments on October 1, 2020 or 2019, and this change in the assessment date does not delay, accelerate or avoid a potential impairment charge.

As a result of announcing a new organizational structure and the appointment of a new Chief Executive Officer, beginning in the quarter ended May 31, 2021, management determined that Syniverse is comprised of two operating segments. Management has not identified any components within those operating segments and, hence, have two reporting units for purposes of Syniverse’s goodwill impairment analysis.

Joint Venture Interests

In May 2016, Syniverse acquired a 48.1% noncontrolling interest in Vibes, which is a VIE. Syniverse’s noncontrolling interest in Vibes is accounted for as an equity method investment. Under the equity method, the carrying amount of the investment is recorded at cost and adjusted for Syniverse’s proportionate share of earnings or losses. The carrying amount of the investment in the equity method investee as of May 31, 2021 and November 30, 2020 was $34.1 million and $35.3 million, respectively, and is included in Investment in unconsolidated subsidiaries in the accompanying unaudited condensed consolidated balance sheets. In addition to its investment in Vibes, Syniverse and Vibes have partnered to distribute Vibes’ cloud-based mobile marketing software platform. Expenses incurred from commercial transactions with Vibes, which is a related party to Syniverse, were $4.4 million and $8.6 million for the three and six months ended May 31, 2021, respectively. Expenses incurred from commercial transactions with Vibes were $3.9 million and $7.6 million for the three and six months ended May 31, 2020, respectively. These expenses with Vibes are recorded in Cost of operations in the accompanying unaudited condensed consolidated statements of operations.

New Accounting Pronouncements

Accounting Standards Adopted

In December 2019, the FASB issued authoritative guidance, which simplifies the accounting for income taxes by removing certain exceptions to the general principles for income taxes. The standard is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. Syniverse elected to early adopt this standard effective December 1, 2020. The adoption of this guidance did not have a material impact on Syniverse’s consolidated financial statements.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued authoritative guidance regarding the accounting for leases and has since issued subsequent updates to the initial guidance. The guidance is intended to improve transparency and comparability of lease accounting among organizations. For leases with a term greater than 12 months, the amendments require the lease rights and obligations arising from the leasing arrangements, including operating leases, to be recognized as assets and liabilities on the balance sheet. However, the effect on the statement of operations and the statement of cash flows is largely unchanged. The amendments also expand the required disclosures surrounding leasing arrangements. The guidance is effective for Syniverse for annual periods beginning after December 15, 2021. Early adoption is permitted. Syniverse’s lease portfolio is primarily comprised of office facilities, data center facilities and equipment. Management plans to adopt the standard using the modified retrospective approach with a cumulative-effect adjustment, if any, to the opening balance of retained earnings on December 1, 2021. Management expects to apply the package of practical expedients that allows companies not to reassess whether any expired or expiring contracts are or contain leases, lease classification for any expired or expiring leases and initial direct costs for any expired or expiring leases. Management also expects to make an accounting policy election to exclude leases with a term of 12 months or less from the balance sheet. Although management has not completed the evaluation, or quantified its impact, the adoption of this guidance is expected to have a significant impact on the consolidated balance sheet due to the recognition of the right of use asset and liability related to operating leases.

In June 2016, the FASB issued authoritative guidance on accounting for credit losses on financial instruments, including trade receivables, and has since issued subsequent updates to the initial guidance. The amended guidance requires the application of a current expected credit loss model, which measures credit losses based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts. The guidance requires adoption using a modified retrospective approach and is effective for Syniverse for annual periods beginning after December 15, 2022. Management plans to adopt this standard effective December 1, 2021 and is currently evaluating the potential impact on the consolidated financial statements and related disclosures.

3. Revenues

Revenues by geographic region, based on the “bill to” location on the invoice, were as follows:

	Three Months Ended May 31,		Six Months Ended May 31,
(in thousands)	2021	2020	2021	2020
North America	$99,727	$100,333	$196,474	$202,747
Asia Pacific	37,606	22,220	66,209	48,643
Europe, Middle East and Africa	23,036	21,979	46,099	50,154
Caribbean and Latin America	11,544	11,067	23,321	23,852

Revenues	$171,913	$155,599	$332,103	$325,396

For the three months ended May 31, 2021 and 2020, Syniverse derived 51.7% and 60.0%, respectively, revenues from customers in the United States. For the six months ended May 31, 2021 and 2020, Syniverse derived 53.6% and 57.6%, respectively, revenues from customers in the United States.

Syniverse records deferred revenues when cash payment is received or when it has an unconditional right to payment in advance of revenue recognition. Revenues are recognized as the performance obligations are satisfied.

The following table provides the activity for deferred revenue for the three and six months ended May 31, 2021 and 2020:

(in thousands)	Beginning Balance	Additions	Revenue Recognized	Ending Balance
Three Months Ended May 31, 2021
Deferred revenue	$5,345	$3,122	$(2,260)	$6,207
Three Months Ended May 31, 2020
Deferred revenue	$5,724	$2,557	$(1,641)	$6,640

(in thousands)	Beginning Balance	Additions	Revenue Recognized	Ending Balance
Six Months Ended May 31, 2021
Deferred revenue	$5,799	$5,072	$(4,664)	$6,207
Six Months Ended May 31, 2020
Deferred revenue	$6,636	$3,781	$(3,777)	$6,640

During the six months ended May 31, 2021 and 2020, Syniverse recognized revenue of $2.1 million and $2.2 million related to deferred revenue at November 30, 2020 and November 30, 2019, respectively.

Syniverse generally enters into multi-year non-cancelable contracts with its customers. The transaction price of each contract includes the amount to which it expects to be entitled, which is comprised of fixed consideration, variable consideration or a combination of both. As of May 31, 2021, there was an aggregate amount of $262.6 million of consideration for the non-cancelable, fixed portion of Syniverse’s contracts to which it will be entitled upon providing services in the future. Management expects to recognize revenues for these contracts as Syniverse’s performance obligations are satisfied in the amounts of $113.9 million, $111.1 million, $29.8 million and $7.8 million for the years ending November 30, 2021, 2022, 2023 and 2024, respectively. These amounts do not include variable consideration, which has historically been a significant portion of Syniverse’s revenues, and any fixed consideration subsequent to contract renewals.

Please see Note 14 for revenues by reportable segment.

4. Accrued Liabilities

Accrued liabilities consisted of the following:

(in thousands)	May 31, 2021	November 30, 2020
Accrued message termination fees, network and data processing expenses	$27,938	$25,560
Interest rate swaps—short term	21,847	21,776
Accrued professional fees	20,238	7,099
Accrued payroll and related benefits	18,822	23,347
Accrued interest	17,130	17,169
Software financing arrangements—short term	8,656	9,757
Accrued revenue share expenses	3,471	3,629
Other accrued liabilities	11,216	11,208

Total Accrued liabilities	$129,318	$119,545

The increase in accrued professional fees at May 31, 2021 is primarily related to strategic initiatives.

5. Debt and Credit Facilities

The following table presents the components of outstanding debt:

(in thousands)	May 31, 2021	November 30, 2020
Credit Facilities:
Tranche C Term Loans, due March 2023	$1,650,940	$1,659,450
Original issue discount	(7,695)	(9,689)
Deferred financing costs	(7,066)	(8,872)
Second Lien Term Loans, due March 2024	220,000	220,000
Original issue discount	(1,976)	(2,274)
Deferred financing costs	(1,249)	(1,437)
Revolving Credit Facility, due December 2022	85,600	85,600
Deferred financing costs	(365)	(485)

Total Debt and Credit Facilities	1,938,189	1,942,293
Less: Current portion
Long-term debt, current portion	(17,020)	(17,020)
Original issue discount, current portion	79	99
Deferred financing costs, current portion	73	91

Current portion of long-term debt, net of original issue discount and deferred financing costs	(16,868)	(16,830)

Long-term debt, net of original issue discount and deferred financing costs	$1,921,321	$1,925,463

Amortization of original issue discount and deferred financing fees for the six months ended May 31, 2021 and 2020 was $4.4 million and $4.1 million, respectively, which was recorded in Interest expense in the accompanying unaudited condensed consolidated statements of operations.

On May 10, 2021, Syniverse Holdings, Inc. (“Syniverse Holdings”) entered into an amendment (the “Seventh Amendment”) to the First Lien Credit Facility (as amended, amended and restated, supplemented or otherwise modified from time to time), among Syniverse Holdings, as borrower, Buccaneer, Barclays Bank PLC, as administrative agent, swing line lender and letter of credit issuer, and the lenders and financial institutions from time to time party thereto in order to make certain modifications to the financial maintenance covenant if and for so long as certain financial maintenance covenant conditions are satisfied.

The financial maintenance covenant, as amended by the Seventh Amendment, continues to be tested only for the benefit of the revolving credit lenders and is required to be tested only when, at the end of any fiscal quarter, any revolving credit loans, any swing line loans or any letter of credit obligations (excluding undrawn letter of credit not in excess of $10 million in the aggregate and any letters of credit which are cash collateralized to at least 105% of their maximum stated amount) are outstanding. If the financial maintenance covenant is then required to be tested and the applicable financial maintenance covenant conditions are then satisfied, Syniverse must maintain a consolidated first lien indebtedness to consolidated EBITDA ratio of no greater than (i) 7.75:1.00 as of the end of the fiscal quarter ended on May 31, 2021 and (ii) 8.50:1.00 as of the end of each applicable fiscal quarter ended thereafter. The aforesaid financial maintenance covenant levels will decrease at the time and as set forth in the Seventh Amendment following the earliest of (i) the closing of the transactions contemplated by the Framework Agreement, (ii) the expiration or earlier termination of the Framework Agreement, (iii) June 30, 2022 or (iv) the failure to meet certain liquidity requirement at the times and as specified in the Seventh Amendment.

6. Stock-based Compensation

Effective April 6, 2011, Syniverse Corporation established the 2011 Plan for the employees, consultants and directors of Syniverse Corporation and its subsidiaries. The 2011 Plan provides incentive compensation through grants of incentive or non-qualified stock options, stock purchase rights, restricted stock awards, restricted stock units, or any combination of the foregoing. Syniverse Corporation will issue shares of its common stock to satisfy equity based compensation instruments.

The fair values of stock options as of May 31, 2021 and November 30, 2020 were estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

	May 31, 2021	November 30, 2020
Risk-free interest rate	1.0%	0.4%
Volatility factor	38.6%	35.7%
Dividend yield	—%	—%
Weighted-average expected life of options (in years)	6.25	6.25

During the three months ended May 31, 2021, the Compensation Committee granted 1,250,000 stock options that grade vest annually over three years of continued employment and requires the Syniverse’s stock price to trade at or above a specified target price for 30 consecutive trading days. Both conditions must be met for the options to be exercisable. Syniverse utilized a Monte Carlo simulation to estimate the fair value of the options as of the grant date using multiple simulations to evaluate the probability of achieving various stock price levels and to determine the derived service period. The fair value of the options as of the grant date was $2.29 and is expensed using the accelerated attribution method over the longer of the actual vesting period or the derived service period for each tranche.

The following table summarizes Syniverse Corporation’s stock option activity for the six months ended May 31, 2021:

	Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at November 30, 2020	6,693,585	$9.76		$—
Granted	1,675,000	$6.50
Exercised	—	$—		$—
Forfeited or expired	(703,500)	$13.79

Outstanding at May 31, 2021	7,665,085	$7.98	9.00	$—

Vested and Expected to Vest at May 31, 2021	6,553,468	$6.69	8.98	$—
Exercisable at May 31, 2021	2,993,834	$6.91	8.37	$—

As of May 31, 2021, there was $8.8 million of total unrecognized compensation cost related to stock options. The weighted-average recognition period for the remaining unrecognized stock-based compensation expense is approximately 2.5 years.

Restricted stock units of Syniverse Corporation are issued and measured at fair value of Syniverse’s common stock on the date of grant. The following table summarizes Syniverse Corporation’s restricted stock activity under the 2011 Plan for the six months ended May 31, 2021:

	Restricted Stock Units	Weighted- Average Grant-Date Fair Value
Outstanding at November 30, 2020	2,613,629	$7.87
Granted	460,385	$6.50
Vested	(143,879)	$10.00
Forfeited	(23,500)	$7.62

Outstanding at May 31, 2021	2,906,635	$7.55

As of May 31, 2021, there was $11.1 million of total unrecognized compensation cost related to restricted stock awards. The weighted-average recognition period for the remaining unrecognized stock-based compensation expense is 2.2 years.

Stock-based compensation in the unaudited condensed consolidated statements of operations under the 2011 Plan was as follows:

	Three Months Ended May 31,		Six Months Ended May 31,
(in thousands)	2021	2020	2021	2020
Cost of operations	$124	$(4)	$234	$60
Sales and marketing	895	690	1,468	1,512
General and administrative	1,821	1,623	2,694	3,778

Total Stock-based compensation expense	$2,840	$2,309	$4,396	$5,350

7. Restructuring

The following table summarizes the activity in the restructuring accrual for the six months ended May 31, 2021 and 2020:

	November 30, 2020 Balance	Additions	Payments	Adjustments	May 31, 2021 Balance
2020 Plan	$11,973	$921	$(5,640)	$(32)	7,222
2018 Plan	670	(24)	(620)	7	33
Facility exits	2,593	1,461	(1,565)	(39)	2,450

Total	$15,236	$2,358	$(7,825)	$(64)	$9,705

	November 30, 2019 Balance	Additions	Payments	Adjustments	May 31, 2020 Balance
2018 Plan	$3,462	$3,277	$(2,129)	$20	$4,630
Facility exits	4,964	(593)	(1,375)	188	3,184

Total	$8,426	$2,684	$(3,504)	$208	$7,814

Total restructuring expense was $2.4 million and $2.7 million for the six months ended May 31, 2021 and 2020, respectively, which was recorded in Restructuring expense in the accompanying unaudited condensed consolidated statements of operations. The liabilities accrued in connection with restructuring initiatives are presented in accrued liabilities and other long-term liabilities in the accompanying unaudited condensed consolidated balance sheets.

In August 2019, Syniverse launched its Transformation Program with the objective of implementing a future operating model and optimizing its cost base to that model. In connection with the Transformation Program, the Board of Directors approved the 2020 Plan to optimize its labor force through reducing the cost of management, offshoring or outsourcing activities and eliminating or automating tasks. For the six months ended May 31, 2021, Syniverse incurred severance expense of $0.9 million associated with the 2020 Plan. Syniverse has incurred total severance expense of approximately $23.4 million related to the 2020 Plan as of May 31, 2021. Management expects to incur total severance expense of approximately the same amount related to the 2020 Plan and expects to complete the actions in fiscal year 2021.

During the six months ended May 31, 2021, Syniverse exited offices, or a portion thereof, in Moscow, Russia; Bonn, Germany; Contern, Luxembourg; Seoul, Korea; and Singapore, and incurred facility exit costs of $1.5 million. As of May 31, 2021, Syniverse has incurred total facility exit costs of approximately $7.7 million associated with the Transformation Program. Management expects to incur total facility exit costs of approximately $16.8 million associated with the Transformation Program, which excludes any potential sublease income.

8. Income Taxes

During the three months ended May 31, 2021 and 2020, the effective tax rate was a provision of 10.4% and benefit of 45.2%, respectively. During the six months ended May 31, 2021 and 2020, the effective tax rate was a provision of 4.7% and 11.3%, respectively. The change in the effective tax rate was chiefly attributable to changes in actual and expected earnings and losses across jurisdictions and entities, release of valuation allowance on certain deferred tax assets, and income tax benefits due to refined analysis regarding payments subject to U.S. Base Erosion and Anti-Abuse Tax.

9. Concentration of Business

Financial instruments that subject Syniverse to concentrations of credit risk are limited to trade accounts receivables from major customers and cash. No customer represented more than 10% of accounts receivable as of May 31, 2021 and November 30, 2020. Syniverse’s cash is placed with high credit quality financial institutions.

Syniverse’s largest customer, AT&T Mobility, generated 11.4% and 13.5% of total revenues for the six months ended May 31, 2021 and 2020, respectively. No other customer represented more than 10% of revenues for the periods presented, although a significant amount of the remaining revenues were generated from services provided to a small number of customers.

10. Commitments and Contingencies

Syniverse is involved in legal proceedings, claims and administrative matters that arise in the ordinary course of business. Management has made accruals with respect to certain of these matters, where appropriate, that are reflected in the consolidated financial statements but are not, individually or in the aggregate, considered material. For other matters for which an accrual has not been made, management has not determined that a loss is probable or the amount of loss cannot be reasonably estimated. While the ultimate outcome of the matters cannot be determined, management does not currently expect that these proceedings and claims, individually or in the aggregate, will have a material effect on Syniverse’s financial position, results of operations or cash flows. The outcome of any litigation is inherently uncertain, however, and if decided adversely against Syniverse, or if management determines that settlement of particular litigation is appropriate, it may be subject to a liability that could have a material adverse effect on its financial position, results of operations or cash flows.

11. Fair Value Measurements

Syniverse’s long-term debt is measured at the carrying value as of balance sheet dates. The carrying value and fair value of Syniverse’s long-term debt is as follows:

	May 31, 2021		November 30, 2020
(in thousands)	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
Tranche C Term Loans	$1,650,940	$1,632,367	$1,659,450	$1,439,573
Second Lien Term Loans	$220,000	$216,590	$220,000	$123,200

(1)	The fair value of long-term debt is based upon quoted market prices in inactive markets for similar instruments, which are considered to be Level 2 inputs.

The following table presents the line item captions and information about Syniverse’s derivative instruments recorded at fair value on a recurring basis:

	Fair Value Measurements Level 2 (1)
(in thousands)	Balance Sheet Location	May 31, 2021	November 30, 2020
Liabilities:
Interest Rate Swaps—short term	Accrued liabilities	$21,847	$21,776
Interest Rate Swaps—long term	Other long-term liabilities	5,377	15,758

		$27,224	$37,534

(1)

The fair value of the derivative instruments are derived using valuation models that take into account the contract terms, such as maturity, as well as other inputs, such as interest rate yield curves, which are considered to be Level 2 inputs. In addition, the derivative instrument fair values take into account the creditworthiness of the counterparty and Syniverse. Refer to Note 12—“Derivative Instruments and Hedging Activity” in the Notes to the Unaudited Condensed Consolidated Financial Statements, included in this report for a complete discussion of Syniverse’s derivative instruments.

There were no transfers between levels during the six months ended May 31, 2021 and 2020.

12. Derivative Instruments and Hedging Activity

Syniverse is exposed to interest rate risk as a result of borrowings under its long-term debt, and the potential increase in interest payments resulting from an increase in floating rates. Management uses interest rate swap derivative instruments as a risk management tool to mitigate the potential impact of rising interest rates on the variable rate debt.

As of May 31, 2021, Syniverse maintained interest rate swap agreements with the following terms:

Hedged Item	Swap Notional (1)	Swap Maturity	Long-Term Debt Floating Rate	Swap Fixed Rate
Tranche C Term Loans	$1,200,000,000	August 2022	1-Month LIBOR (1.0% Floor)	2.83%

(1)	On August 28, 2018, Syniverse entered into three interest rate swaps with a total notional amount of $1.2 billion to manage our exposure to variable rates on our Tranche C Term Loans.

The following table sets forth the activity in the accumulated derivative instrument loss:

	Six Months Ended May 31,
(in thousands)	2021	2020
Accumulated derivative instrument loss, beginning of period	$37,534	$40,437
Net change associated with current period hedging transactions	810	16,707
Net reclassification into earnings	(11,120)	(8,303)

Accumulated derivative instrument loss, end of period	$27,224	$48,841

Net reclassification into earnings includes the settlement of monthly interest transactions associated with the derivative instruments, which is recorded as Interest expense and Accumulated other comprehensive income in the accompanying consolidated financial statements.

13. Net Loss Per Share Attributable to Syniverse Corporation

The following table sets forth reconciliations of the numerator and denominator used to compute basic and diluted net loss per share of Syniverse:

	Three Months Ended May 31,		Six Months Ended May 31,
(in thousands, except per share amounts)	2021	2020	2021	2020
Net loss	$(28,181)	$(17,791)	$(57,649)	$(62,942)
Less: Net income (loss) attributable to noncontrolling interest	219	(252)	550	(55)

Net loss attributable to Syniverse Corporation	$(28,400)	$(17,539)	$(58,199)	$(62,887)

Weighted average shares outstanding, basic and diluted	122,703	122,871	122,657	122,660

Net loss per share attributable to Syniverse Corporation, basic and diluted	$(0.23)	$(0.14)	$(0.47)	$(0.51)

At May 31, 2021 and 2020, Syniverse excluded 10.6 million and 13.2 million restricted stock units and stock options, respectively, from the calculation of the diluted net loss per share attributable to Syniverse Corporation as their effect would have been anti-dilutive.

14. Reportable Segments

For the three and six months ended May 31, 2021 and 2020, Syniverse has reported revenues and direct margin information on a segment basis.

The following table presents revenues by segment:

	Three Months Ended May 31,		Six Months Ended May 31,
(in thousands)	2021	2020	2021	2020
Carrier revenues	$109,254	$108,230	$212,753	$225,378
Enterprise revenues	62,659	47,369	119,350	100,018

Total Revenues	$171,913	$155,599	$332,103	$325,396

The following table presents direct margin by segment:

	Three Months Ended May 31,		Six Months Ended May 31,
(in thousands)	2021	2020	2021	2020
Carrier direct margin	$82,218	$93,121	$164,300	$193,130
Enterprise direct margin	19,025	16,156	38,615	31,835

Total direct margin	$101,243	$109,277	$202,915	$224,965

The following table provides a reconciliation of total direct margin to loss before provision for (benefit from) income taxes:

	Three Months Ended May 31,		Six Months Ended May 31,
(in thousands)	2021	2020	2021	2020
Revenues	$171,913	$155,599	$332,103	$325,396
Variable costs of operations	70,670	46,322	129,188	100,431

Direct margin	101,243	109,277	202,915	224,965
Fixed costs of operations	27,261	30,624	55,352	61,645
Sales and marketing	12,718	15,493	25,158	31,967
General and administrative	22,132	23,248	46,829	45,231
Depreciation and amortization	20,183	25,932	42,490	55,203
Restructuring expense	1,292	2,594	2,358	2,684

Operating income	17,657	11,386	30,728	28,235
Other expense, net	(43,178)	(43,860)	(85,796)	(84,762)

Loss before provision for (benefit from) income taxes	$(25,521)	$(32,474)	$(55,068)	$(56,527)

15. Related Party Transactions

On January 13, 2011, Syniverse entered into a ten-year consulting agreement with Carlyle, Syniverse’s majority shareholder, in which it pays Carlyle a fee for consulting services provided to Syniverse. During the three months ended February 28, 2021, Syniverse entered into the Amended Agreement effective January 1, 2021, to extend the term for another ten years on the same terms. The Amended Agreement requires an annual consulting fee of $3.0 million and out-of-pocket expenses for consulting services provided by Carlyle. For each of the three months ended May 31, 2021 and 2020, Syniverse recorded $0.8 million of expenses associated with the consulting fee and the reimbursement of out-of-pocket expenses. For the six months ended May 31, 2021 and 2020, Syniverse recorded $1.5 million and $1.6 million, respectively, of expenses associated with the consulting fee and the reimbursement of out-of-pocket expenses.

Carlyle, from time to time, participates as a debt holder within the syndicate under the Tranche C and Second Lien Term Loans. As of May 31, 2021 and November 30, 2020, Carlyle held $68.9 million and $62.4 million of the Tranche C Term Loans, respectively.

From time to time, and in the ordinary course of business, Syniverse may engage other Carlyle portfolio companies as service providers and other Carlyle portfolio companies may engage Syniverse as a service provider. Revenues and expenses associated with these related parties were not material during the three and six months ended May 31, 2021 and 2020.

16. Subsequent events

On February 26, 2021, Syniverse and Carlyle entered into a framework agreement with Twilio, pursuant to which, among other matters, Twilio would make a direct or indirect investment in Syniverse Corporation of up to $750 million in cash. In connection with the closing of the investment, Syniverse and Twilio would enter into a wholesale agreement pursuant to which Syniverse will process and route A2P messages originating and/or terminating between Twilio customers and MNOs in North America.

On August 16, 2021, Syniverse announced that it entered into a definitive merger agreement with MBAC, a publicly traded special purpose acquisition company, (the “Merger Agreement”) which is designed to result in Syniverse becoming a publicly traded company. Upon closing of the transaction, the publicly traded company will be named Syniverse Technologies Corporation and its common stock will be listed on the New York Stock Exchange under ticker “SYNV.”

The Merger Agreement is expected to generate up to $1.165 billion in cash proceeds to Syniverse, comprised of $265 million from PIPE, up to $400 million from MBAC, and a minimum commitment of $500 million from Twilio, up to a maximum investment of $750 million. The proceeds will be used to substantially reduce Syniverse’s debt and settle transaction-related costs.

In connection with entering into the Merger Agreement, Syniverse, Twilio, and Carlyle amended the Framework Agreement dated February 26, 2021. The transactions contemplated by the Merger Agreement and the Framework Agreement are expected to result in Twilio holding a significant noncontrolling equity ownership position in Syniverse Technologies Corporation. Carlyle will retain all of its current investment in Syniverse and is expected to be the largest shareholder of the new publicly traded company.

The closing is subject to customary closing conditions, and will occur substantially concurrently with the consummation of all Syniverse equity and debt financing and refinancing transactions (collectively, the additional financing transactions). The Merger Agreement, together with the other documents contemplated thereby (including the Framework Agreement), contains customary representations, warranties, and covenants by the applicable parties to such agreements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Syniverse Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Syniverse Corporation (the Company) as of November 30, 2020 and December 31, 2019, the related consolidated statements of operations, comprehensive operations, changes in stockholders’ equity and cash flows for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, and the related notes and schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at November 30, 2020 and December 31, 2019, and the results of its operations and its cash flows for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2000.

Tampa, Florida

September 27, 2021

SYNIVERSE CORPORATION

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	November 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$88,493	$48,787
Accounts receivable, net of allowances of $10,584 and $12,821, respectively	124,219	142,890
Income taxes receivable	6,376	6,580
Prepaid and other current assets	21,039	23,018

Total current assets	240,127	221,275
Property and equipment, net	47,459	57,222
Capitalized software, net	83,512	86,709
Goodwill	2,310,145	2,291,273
Identifiable intangibles, net	125,004	155,739
Deferred tax assets	2,108	3,260
Investment in unconsolidated subsidiaries	35,338	36,971
Other assets	10,701	13,019

Total assets	$2,854,394	$2,865,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,835	$34,692
Accrued liabilities	119,427	108,335
Income taxes payable	3,435	5,135
Current portion of long-term debt, net of original issue discount and deferred financing costs	16,830	16,763
Current portion of capital lease obligations	118	700
Deferred revenues	5,739	6,050

Total current liabilities	190,384	171,675
Long-term debt, net of original issue discount and deferred financing costs	1,925,463	1,845,648
Deferred tax liabilities	81,379	80,280
Deferred revenues	60	398
Other long-term liabilities	78,254	75,210

Total liabilities	2,275,540	2,173,211

Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock $0.01 par value; 250,000,000 shares authorized; 125,726,204 and 124,545,787 shares issued and 122,608,263 and 122,215,550 shares outstanding as of November 30, 2020 and December 31, 2019, respectively	1,257	1,245
Additional paid-in capital	1,330,474	1,317,511
Treasury stock at cost, 3,117,941 and 2,330,237 shares held at November 30, 2020 and December 31, 2019, respectively	(27,821)	(24,215)
Accumulated deficit	(620,143)	(475,809)
Accumulated other comprehensive loss	(113,846)	(134,599)

Total Syniverse Corporation stockholders’ equity	569,921	684,133

Noncontrolling interest	8,933	8,124

Total stockholders’ equity	578,854	692,257

Total liabilities and stockholders’ equity	$2,854,394	$2,865,468

The accompanying notes are an integral part of these consolidated financial statements.

SYNIVERSE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Eleven Months Ended	Twelve Months Ended
	November 30, 2020	December 31, 2019
Revenues	$589,581	$743,847
Costs and expenses:
Cost of operations (excluding depreciation and amortization shown separately below)	299,150	352,643
Sales and marketing	55,950	71,475
General and administrative	86,938	96,356
Depreciation and amortization	98,964	127,223
Employee termination benefits	—	(189)
Restructuring expense	23,686	8,704

	564,688	656,212

Operating income	24,893	87,635
Other expense, net:
Interest expense	(154,516)	(167,361)
Equity loss in investees	(1,633)	(1,813)
Other, net	(3,464)	(1,989)

	(159,613)	(171,163)

Loss before provision for income taxes	(134,720)	(83,528)
Provision for income taxes	8,633	16,086

Net loss	(143,353)	(99,614)
Net income attributable to noncontrolling interest	981	2,700

Net loss attributable to Syniverse Corporation	$(144,334)	$(102,314)

Net loss per share attributable to Syniverse Corporation, basic and diluted	$(1.18)	$(0.84)
Weighted average shares outstanding, basic and diluted	122,767	122,120

The accompanying notes are an integral part of these consolidated financial statements.

SYNIVERSE CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(IN THOUSANDS)

	Eleven Months Ended	Twelve Months Ended
	November 30, 2020	December 31, 2019
Net loss	$(143,353)	$(99,614)
Other comprehensive income (loss), net of tax (1):
Foreign currency translation adjustments	21,184	(7,536)
Changes related to cash flow derivative hedges	(25)	(24,234)
Changes in unrecognized pension cost	(578)	(4,943)

Total Other comprehensive income (loss)	20,581	(36,713)

Total Comprehensive loss	(122,772)	(136,327)
Less: comprehensive income attributable to noncontrolling interest	809	2,532

Comprehensive loss attributable to Syniverse Corporation	$(123,581)	$(138,859)

(1)

There was no income tax provision or benefit on the components of other comprehensive income (loss) for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 as a result of income tax valuation allowances.

The accompanying notes are an integral part of these consolidated financial statements.

SYNIVERSE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Eleven Months Ended	Twelve Months Ended
	November 30, 2020	December 31, 2019
Cash flows from operating activities
Net loss	$(143,353)	$(99,614)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	98,964	127,223
Amortization of original issue discount and deferred financing costs	7,750	7,895
Allowance for credit memos and uncollectible accounts	4,924	6,288
Deferred income tax expense	4,639	4,742
Stock-based compensation	12,975	14,670
Unrealized foreign currency transaction loss	4,778	2,742
Other, net	8,013	9,213
Changes in operating assets and liabilities:
Accounts receivable	14,904	13,009
Income tax receivable or payable	(1,589)	(573)
Prepaid and other current assets	(1,825)	(1,476)
Accounts payable	9,901	(7,053)
Accrued liabilities and deferred revenues	3,756	(1,586)
Other assets and other long-term liabilities	662	4,526

Net cash provided by operating activities	24,499	80,006

Cash flows from investing activities
Capital expenditures	(42,667)	(41,156)

Net cash used in investing activities	(42,667)	(41,156)

Cash flows from financing activities
Proceeds from Revolving Credit Facility	85,600	25,000
Principal payments on Revolving Credit Facility	—	(25,000)
Principal payments on long-term debt	(12,765)	(58,747)
Payments on capital lease obligations and software financing arrangements	(6,467)	(9,070)
Purchases of treasury stock	(3,606)	(5,586)
Other	(2,508)	—

Net cash provided by (used in) financing activities	60,254	(73,403)

Effect of exchange rate changes on cash	(2,442)	(1,273)

Net change in cash, cash equivalents and restricted cash	39,644	(35,826)
Cash, cash equivalents and restricted cash at beginning of period	49,856	85,682

Cash, cash equivalents and restricted cash at end of period	$89,500	$49,856

Supplemental Disclosure of Cash Flow Information
Non-Cash Financing and Investing Transactions:
Assets acquired under capital leases and software financing arrangements	$11,360	$19,980
Cash paid in the period for:
Interest paid	$146,068	$148,077
Income taxes paid	$5,711	$11,918

The accompanying notes are an integral part of these consolidated financial statements.

SYNIVERSE CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(IN THOUSANDS)

	Stockholders of Syniverse Corporation							Noncontrolling Interest	Total
	Common Stock		Additional Paid-In Capital	Treasury Stock		Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income
	Shares	Amount		Shares	Amount
Balance, December 31, 2018	123,612	1,236	1,305,308	(1,772)	(18,629)	(373,495)	(98,054)	5,592	821,958
Net (loss) income	—	—	—	—	—	(102,314)	—	2,700	(99,614)
Foreign currency translation adjustments	—	—	—	—	—	—	(7,368)	(168)	(7,536)
Changes related to cash flow derivative hedges	—	—	—	—	—	—	(24,234)		(24,234)
Changes in unrecognized pension cost	—	—	—	—	—	—	(4,943)	—	(4,943)
Stock-based compensation	—	—	14,670	—	—	—	—	—	14,670
Shares issued upon exercise of stock options and vesting of restricted stock	934	9	(9)	—	—	—	—	—	—
Purchases of treasury stock	—	—	—	(558)	(5,586)	—	—	—	(5,586)
Other	—	—	(2,458)	—	—	—	—	—	(2,458)

Balance, December 31, 2019	124,546	1,245	1,317,511	(2,330)	(24,215)	(475,809)	(134,599)	8,124	692,257
Net (loss) income	—	—	—	—	—	(144,334)	—	981	(143,353)
Foreign currency translation adjustments	—	—	—	—	—	—	21,356	(172)	21,184
Changes related to cash flow derivative hedges	—	—	—	—	—	—	(25)	—	(25)
Changes in unrecognized pension cost	—	—	—	—	—	—	(578)	—	(578)
Stock-based compensation	—	—	12,975	—	—	—	—	—	12,975
Shares issued upon vesting of restricted stock	1,180	12	(12)	—	—	—	—	—	—
Purchases of treasury stock	—	—	—	(788)	(3,606)	—	—	—	(3,606)

Balance, November 30, 2020	125,726	$1,257	$1,330,474	(3,118)	$(27,821)	$(620,143)	$(113,846)	$8,933	$578,854

The accompanying notes are an integral part of these consolidated financial statements.

SYNIVERSE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business

Syniverse Corporation (“Syniverse”) is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities, and network assets, have allowed Syniverse to address the changing needs of the mobile ecosystem for over thirty years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Syniverse serves two distinct groups of customers, carriers and enterprises. Syniverse’s solutions are organized around these groups. Syniverse is a trusted neutral intermediary to approximately 800 carrier customers and 450 enterprises and technology providers.

Syniverse serves nearly every mobile network operator in the world and its solutions help carriers provide their customers with secure, global connectivity and messaging. Syniverse’s carrier product groups consist of Global Network Services, Outsourced Carrier Solutions, and Messaging Solutions.

Global Network Services’ foundation is an interoperability and signaling network that connects to over 800 carriers and transfers over 3.3 exabits of data annually between carrier networks. This network is the backbone for many carrier services today such as activation, authentication and authorization of end-user mobile activities; global data transport; and real-time policy management. Syniverse also believes it will play a critical role for providing interoperability for IoT and 5G related services, and a foundation for seamless mobility between public and private networks.

Outsourced Carrier Solutions provides end-to-end solutions for clearing and settling transactions between carriers. Historically Syniverse has enabled carriers to clear and settle roaming transactions by clearing GSMA TAP records among carriers. Syniverse has enhanced its solution to support the next-generation GSMA BCE standard to allow it to clear and settle any transaction or record between carriers, including records of IoT and 5G transactions. This solution is built on blockchain technology and capable of clearing transactions between any two entities, not just carriers. Outsourced Carrier Solutions also provides a solution that enables carriers to better monetize their A2P messaging traffic including the clearing, settlement and invoicing of application-to-person messages. Phone number portability between carriers is another solution provided by Outsourced Carrier Solutions allowing end users to transfer their phone number between mobile operators.

Messaging Solutions delivers P2P messages between carriers. Syniverse operates its own messaging hub that enables carriers to reach almost every other carrier in the world through one connection into the Syniverse messaging hub. Syniverse also creates and manages stand-alone messaging hubs for carriers that allow carriers to control their own messaging connections and message routing. Syniverse processes over trillion messages over these hubs annually. Syniverse believes these messaging solutions will provide a critical role in the evolution to 5G messaging and RCS messaging together with the necessary interoperability.

Syniverse serves approximately 450 enterprises and technology providers with solutions that address their cloud communications and omni-channel mobile engagement needs connecting them to the mobile ecosystem allowing seamless interaction to their customers through mobile devices and applications. Syniverse’s enterprise product groups include Global Messaging Services and CPaaS Solutions.

Global Messaging Services enable enterprises to send A2P SMS and MMS messages directly to their customers and employees. For example, Syniverse enables several financial services companies to send new passcodes directly to their customers through a text message and airlines and hospitality companies to send updates regarding a customer’s travel itinerary. A2P messaging network reaches approximately 800 carriers globally maximizing customer reach for its enterprise customers. Global Messaging Services also include an IP messaging gateway that allows OTTs or their end users to use IP applications to send SMS messages directly to an end user mobile device. Global Messaging Services also provides connectivity to the 10 DLC A2P messaging services currently being introduced by the North American carriers.

CPaaS Solutions is an omni-channel mobile engagement service that enable enterprises to optimize and differentiate their mobile interactions with various audiences. These interactions can take the form of mobile marketing or alert services or other types of communications with customers or employees. Enterprises customer can reach their customer not only through A2P messaging, but also social channels, e-mail, and voice. Orchestration capabilities allow the communications to be integrated with other 3rd party platforms such as marketing platforms. Syniverse believes the modular architecture of its CPaaS Solutions will also it to continue to add features and functionality as the market and customers require.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with U.S. GAAP.

Principles of Consolidation

The consolidated financial statements include the accounts of Syniverse Corporation, and all of its wholly-owned subsidiaries and a VIE in India for which Syniverse is deemed to be the primary beneficiary. References to “Syniverse”, the “Company”, “us”, or “we” include all of the consolidated companies. The results of operations attributable to the noncontrolling interest is included in Syniverse’s consolidated statements of operations, and the noncontrolling interest is reported as a separate component of equity. All intercompany balances and transactions have been eliminated. These consolidated financial statements reflect all normal and recurring adjustments considered necessary for a fair presentation.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management regularly makes estimates and assumptions that are inherent in the preparation of the consolidated financial statements including, but not limited to, stock-based compensation, asset impairments, allowance for uncollectible accounts and credit memos, loss contingencies and income taxes. Actual results could differ from those estimates.

Revenue Recognition

Revenues are generated through the sale of Carrier and Enterprise Services to carriers and enterprise customers throughout the world. Revenues are recognized when control of the promised services is transferred to its customers in an amount that reflects the consideration Syniverse expects to be entitled to in exchange for those services. Revenues are recorded net of any taxes collected from customers and remitted to governmental authorities.

Syniverse’s contracts with its customers generally contain one or more performance obligations to stand-ready to process transactions as and when they are presented. Revenue is recognized as a service over time as the customer simultaneously receives and consumes the benefits provided by Syniverse. Syniverse considers its performance obligations to be a series of distinct services that are substantially the same and have the same pattern of transfer to the customer.

Syniverse generally enters into multi-year contracts with its customers, which are non-cancelable by both parties. The transaction price of each contract includes the amount to which Syniverse expects to be entitled, which may be comprised of fixed consideration, variable consideration or a combination of both.

For services performed under contracts with exclusively fixed monthly recurring fees, Syniverse generally records revenue on a straight-line basis over the contractual term. Less commonly, Syniverse enters into contracts with monthly recurring fees which are fixed over the course of each year under the contract, but may change at the completion of each twelve month period of the contract. In such cases, management applies judgment to determine whether a time-based measure or another output-based measure, such as volume, is the most appropriate measure of the pattern of performance to satisfy the performance obligation.

For contracts with significant up-front customization and development activities at inception of a contract, revenues and the associated direct costs, if any, are deferred and recognized on a straight-line basis over the contractual term.

The transaction price of each contract includes the amount to which Syniverse expects to be entitled, which may be comprised of fixed consideration, variable consideration or a combination of both. For contracts that include variable consideration, transaction-based fees are invoiced each month according to the volume delivered each month, including the number of records or transactions processed, the size of data records processed or both, and may include a fixed price per unit, a tier-based price per unit or fee, or a fixed amount plus additional fees for volume overages above a contractual threshold. For services with transaction-based fees, variable consideration is allocated to each distinct month in which the service is performed as the variable consideration relates specifically to the transfer of each distinct monthly service during that period. The variability is driven by the number of transactions presented by the customer or end-user for Syniverse to process. The uncertainty related to the variable consideration is resolved on a monthly basis as Syniverse satisfies its obligation to perform services each month.

Syniverse maintains an allowance for credit memos based on customer-specific events and general historical activity. The allowance is recorded primarily as the result of price concessions, service level penalties, billing and service disputes and other customer specific matters. If billing disputes are not resolved satisfactorily, increases to the allowance may be required. As of November 30, 2020 and December 31, 2019, the allowance for credit memos was $5.4 million and $7.4 million, respectively.

Payment Terms

Syniverse’s payment terms vary by the type and location of its customers and the products or services offered. The term between invoicing and payment due date is not significant.

Contract Balances

Syniverse records accounts receivable when the right to consideration becomes unconditional and services have been performed. Other than the trade accounts receivable balance, there are no other material contract assets as of November 30, 2020 and December 31, 2019.

Syniverse records a contract liability when consideration is received from a customer prior to satisfying the performance obligations services to the customer, or there is an unconditional right to payment in advance of revenue recognition. The contract liability is recognized as revenue after Syniverse has transferred control to the customer. Contract liabilities are recorded within Deferred revenue if expected to be recognized in less than one year and Other long-term liabilities, if over one year, in the accompanying consolidated balance sheets.

Cost of operations

Cost of operations includes variable costs, which is composed of message termination fees, revenue share fees and data processing costs; headcount costs associated with service implementation, training and customer care and off-network database query charges; facility hosting and support costs, which is composed of software and hardware maintenance and support and SaaS costs; and network costs.

Research and Development

Research and development costs are charged to expense as incurred. For the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, research and development expense was $2.2 million and $5.5 million, respectively, which are recorded in General and administrative expenses in the consolidated statements of operations.

Stock-Based Compensation

Stock-based compensation is measured using the grant-date fair value of the award of equity instruments, including stock options and restricted stock units. Syniverse recognizes stock-based compensation expense, net of estimated forfeitures, for awards with service-based vesting on a straight-line basis over the requisite service period of the award. For awards with vesting conditions that are based on performance conditions, stock-based compensation expense is recorded net of estimated forfeitures under the accelerated attribution method assuming probable satisfaction of the performance condition. Management estimates forfeitures based on an average historical experience, both including and excluding periods of high turnover which may not be representative of future activity. To the extent the actual forfeiture rate is different from the estimate, stock-based compensation expense is adjusted accordingly.

The fair value of the stock options granted with service and/or performance-based vesting conditions to employees is estimated on the grant date using the Black-Scholes valuation model. This valuation model requires management to make assumptions and judgments, including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the expected volatility in the fair market value of Syniverse’s common stock, a risk-free interest rate and expected dividends. As Syniverse is not publicly traded for the periods included in the accompanying financial statements, it uses the simplified method to determine the expected term for all of Syniverse’s stock options using the average of the contractual term of 10 years and the respective vesting term. Syniverse used the calculated value method to determine its expected volatility assumptions using an average of the historical volatilities of similar entities whose share prices are publicly available for a historical period that covers the expected term assumption. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. Management does not anticipate paying cash dividends in the foreseeable future.

Common Stock Valuation

In the absence of a public trading market, the Compensation Committee of the Board of Directors, with input from management, determined a reasonable estimate of the then-current fair value of Syniverse Corporation’s common stock for purposes of determining fair value of restricted stock units and stock options on the date of grant. Management’s approach considers contemporaneous common stock valuations prepared by a 3rd party specialist in determining the equity value of Syniverse Corporation using a weighted combination of various methodologies, each of which can be categorized under either of the following two valuation approaches: the income approach and the market approach. In addition, management exercised judgment in evaluating and assessing the foregoing based on several factors including: (i) the nature and history of the business; (ii) current and historical operating performance; (iii) expected future operating performance; (iv) financial condition at the grant date; (v) the lack of marketability of its common stock; (vi) the value of peer companies based on a number of factors, including, but not limited to, similarity to Syniverse with respect to industry, business model, stage of growth, intangible value, company size, geographic diversification, profitability, financial risk and other factors; (vii) the likelihood of achieving a liquidity event, such as an IPO or a merger or acquisition of Syniverse given prevailing market conditions; (viii) industry information such as market size and growth; and (ix) macroeconomic conditions.

Income approach

The income approach estimates the value of Syniverse based on expected future cash flows discounted to a present value rate of return commensurate with the risks associated with the cash flows. The cash flows utilized in the DCF method are based on Syniverse’s most recent long-range forecast. The discount rate is intended to reflect the risks inherent in the future cash flows of Syniverse. Because the cash flows are projected over a discrete number of years, it is also necessary under the income approach to compute a terminal value as of the last period for which discrete cash flows are projected. This terminal value capitalizes the future cash flows beyond the projection period and is determined by taking the projected results for the final year of the projection and capitalizing earnings into perpetuity using the calculated discount rate and a selected long-term growth rate. This amount is then discounted to its present value using a discount rate to arrive at the present value of the terminal value. The discounted projected cash flows and terminal value are totaled to arrive at an indicated aggregate enterprise value under the income approach. In applying the income approach, Syniverse derived the discount rate from an analysis of the cost of capital of comparable industry peer companies as of each valuation date and adjusted it to reflect the risks inherent in the estimated cash flows. The discount rates used in the valuations for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 ranged from 10.75% to 12.5%.

Market approach

The market approach incorporates various methodologies to estimate the equity value of a company and includes the GPC method which utilizes market multiples of comparable companies that are publicly traded and the GMAC method which utilizes multiples achieved in comparable industry mergers and acquisition transactions, if such transactions are relevant to Syniverse’s industry and timely relative to its valuation dates. During the eleven months ended November 30, 2020, management performed valuations of Syniverse’s common stock and did not use the GMAC approach due to a lack of sufficiently comparable market transactions with publicly available market multiple information.

When considering which companies to include as comparable industry peer companies, management mainly focused on U.S.-based publicly traded companies in the industry in which Syniverse operates and selected comparable industry peer companies on the basis of operational and economic similarity to its business at the time of the valuation. The selection of comparable industry peer companies requires management to make judgments as to the comparability of these companies to Syniverse. Factors considered include the business in which the peer company is engaged, business size, market share, revenue model, development stage and historical operating results. Management then analyzed the business and financial profiles of the peer companies for relative similarities and, based on this assessment, selected its comparable industry peer companies. The selection of Syniverse’s comparable peer companies has not significantly changed over time as management continues evaluating whether the selected companies remain comparable to Syniverse and considering recent initial public offerings and sale transactions. Based on these considerations, management believes the comparable peer companies are a representative group for purposes of selecting revenue and EBITDA multiples in the performance of contemporaneous valuations.

For the valuations during the year ended December 31, 2019, management equally weighted the income and market approaches. Management determined an equal weighting of the two methods was appropriate as it utilized both management’s expectations of future results and an estimate of the market’s valuation of companies similar to Syniverse. For the valuations during the eleven months ended November 30, 2020, due to the ongoing market uncertainty related to COVID-19, management weighted the income approach 75% and the market approach 25%. Determining fair value requires the exercise of significant judgment, including judgment about appropriate discount rates, the amount and timing of expected future cash flows, as well as the relevant comparable company revenue and EBITDA multiples for the market approach.

Once the enterprise value was determined, it was allocated between the fair value of debt, including capital lease obligations, and common stock at the valuation date. The equity value is then ascribed to Syniverse’s issued common stock in order to arrive at a per share value.

Reportable Segments

Effective March 16, 2021, as the result of a new organizational structure as well as the appointment of a new Chief Executive Officer who is Syniverse’s CODM, Syniverse is comprised of two reportable segments: Carrier services and Enterprise services. The principal activities of these segments are described in detail in Note 1. Syniverse’s reportable segments are generally organized by the type of service provided, which is generally, but not always, consistent with the type of customer to which services are provided, and were determined based on how the CODM assesses the operating performance and allocates the resources of Syniverse. Segment information for Syniverse’s two reportable segments has been disclosed for all periods presented.

The CODM evaluates the operating performance of Syniverse’s segments using revenues and direct margin. Revenues for each reportable segment are attributed to the segment in which the service is performed, and there are no intersegment revenues. Direct margin is defined as segment revenues less direct variable costs of segment operations. Direct variable costs of operations are comprised of certain third party costs recorded in Cost of operations in the accompanying statements of operations including message termination fees, revenue share fees, variable data processing costs and off-network database query charges. These costs vary directly with volume of transactions processed or as a percentage of revenue. Direct margin excludes amounts recorded in Costs of operations in the accompanying statements of operations that do not fluctuate with volumes or revenue, including personnel costs associated with service implementation, training and customer care; facility hosting and support costs, which is composed of software and hardware maintenance and support and SaaS costs; and network and other operating costs.

Syniverse does not allocate sales and marketing, general and administrative, depreciation and amortization, restructuring expenses, employee termination benefits, or other expense or income to its segments because the CODM does not consider this information in assessing the performance of the operating segments. Additionally, the CODM does not review disaggregated assets or capital expenditures on a segment basis, therefore asset information by reportable segment is not presented.

Cash, Cash Equivalents and Restricted Cash

All highly liquid investments with original maturities of three months or less are considered to be cash and cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

Amounts included in restricted cash represent certificates of deposits and time deposits with original maturities greater than three months and cash that is restricted as to withdrawal or usage. These amounts are classified in prepaid and other current assets and other assets in the accompanying consolidated balance sheets.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the accompanying consolidated balance sheets that sum to the total cash, cash equivalents and restricted cash in the consolidated statements of cash flows:

(in thousands)	November 30, 2020	December 31, 2019
Cash and cash equivalents	$88,493	$48,787
Restricted cash included in prepaid and other current assets	263	176
Restricted cash included in other assets	744	893

Total cash, cash equivalents and restricted cash	$89,500	$49,856

Accounts Receivable, Net

Accounts receivable are recorded net of the allowance for uncollectible accounts and allowance for credit memos. Management determines the allowance for uncollectible accounts based on factors including past write-offs and delinquency trends, as well as for specific receivables from customers with known collection problems due to circumstances such as liquidity or bankruptcy. Accounts are written off when management determines that collection is unlikely. Deposits or other collateral are not required from Syniverse’s customers. If customer creditworthiness were to deteriorate to an extent not expected by Syniverse, additional allowances may be required. As of November 30, 2020 and December 31, 2019, the allowance for uncollectible accounts was $5.2 million and $5.4 million, respectively. Bad debt expense was $1.1 million and $1.3 million for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively, and is included in General and administrative expense in the accompanying consolidated statements of operations.

Property and Equipment, Net

Property and equipment consists primarily of computer hardware and network equipment, leasehold improvements and furniture and fixtures, which are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are depreciated over the shorter of the term of the lease or life of the asset.

The useful lives of property and equipment are as follows:

Average Lives (In Years)
Computers and equipment	3 - 5
Furniture and fixtures	6
Leasehold improvements	2 - 15

When depreciable assets are replaced, retired or otherwise disposed of, the related cost and accumulated depreciation are deducted from the respective accounts and any gains or losses on disposition are recognized in the consolidated statement of operations. Repairs and maintenance costs are expensed as incurred.

Long-lived assets, which consist of property and equipment, net and capitalized software, net, by geographic location were as follows:

(in thousands)	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
North America	$105,361	$117,443
Europe, Middle East and Africa	15,765	18,327
Asia Pacific	9,720	7,950
Caribbean and Latin America	125	211

Long-lived assets, net	$130,971	$143,931

For the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, 80.4% and 81.6%, respectively, of Syniverse’s long-lived assets were located in the United States.

Capitalized Software Costs

The cost of externally purchased software, internal-use software and developed technology that has a useful life in excess of one year are capitalized. Subsequent additions, modifications or upgrades to internal-use software are capitalized only to the extent that they enable the software to perform a task it previously was unable to perform. Software maintenance and training costs are expensed in the period in which they are incurred. Capitalized software and developed technology are amortized using the straight-line method over a period of 1 to 5 years and 6 to 8 years, respectively.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill represents the excess purchase price of acquired businesses over the fair value of the net assets acquired. Goodwill is tested for impairment at the reporting unit level at least annually on October 1, or more frequently, if indicators of impairment arise. A reporting unit is an operating segment or one level below an operating segment, referred to as a component. Management has evaluated Syniverse’s portfolio of service offerings and the financial information reviewed by the CODM for purposes of making resource allocation decisions and evaluating performance, and determined that on October 1, 2020 and 2019 Syniverse operated as a single operating segment. The CODM reviewed financial information on the basis of its consolidated financial results for purposes of making resource allocation decisions. Management did not identify any components within its single operating segment; hence, it had a single reporting unit for purposes of its goodwill impairment analysis.

When evaluating goodwill for impairment, Syniverse may first perform an assessment of qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount. This qualitative assessment is commonly referred to as a “step zero” approach. If, based on the review of the qualitative factors, Syniverse determines it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value, Syniverse performs a quantitative impairment test. If based on this assessment an impairment exists, an impairment loss is recorded for the excess of the reporting unit’s carrying amount over its fair value in the consolidated statement of operations.

Indefinite-lived intangible assets are comprised of tradenames and trademarks. Indefinite-lived intangible assets are not amortized, but instead are tested for impairment, at least annually on October 1, or more frequently if indicators of impairment arise. When evaluating indefinite-lived identifiable intangible assets for impairment, Syniverse may first perform an assessment of qualitative factors to determine whether it is more likely than not that the asset is impaired. If, based on the review of the qualitative factors, Syniverse determines it is more-likely-than-not that the identifiable intangible asset is impaired, Syniverse performs an impairment test.

Finite-Lived Identifiable Intangible Assets

Syniverse’s finite-lived identifiable intangible assets include customer-related intangible assets such as customer relationships and customer contracts as well as a non-solicitation agreement associated with its acquisitions. Customer relationships are amortized using the pattern of consumption method. The pattern of consumption is determined primarily based on forecasted cash flows, which includes estimates for revenues, expenses and customer attrition.

Impairment of Long-Lived Assets and Equity Method Investments

Syniverse evaluates its long-lived assets, including property and equipment, capitalized software and intangible assets, with finite lives for impairment when events occur that indicate the carrying value of such assets may not be recoverable. Management also evaluates the useful life of its assets each reporting period and modify its annual depreciation and/or amortization expense if it is determined that the useful life of an asset or group of assets is different than originally estimated.

If an impairment indicator exists, Syniverse performs a comparison of the carrying amount of the assets to the estimated undiscounted future cash flows for the asset or group of assets. If the undiscounted cash flows are less than the long-lived asset’s carrying amount, it recognizes an impairment loss based on the excess of the carrying amount of the long-lived asset over its fair value. Expected future cash flows are based on management’s best estimate, utilizing reasonable and supportable assumptions and projections. If actual market conditions are less favorable than those projected by management, asset impairment charges may be required. Management continues to evaluate overall industry and Company-specific circumstances and conditions to identify indicators of impairment. Assets to be sold are stated at the lower of the assets’ carrying amount or fair value and depreciation is no longer recognized.

In addition, Syniverse evaluates its equity method investments whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. An impairment loss is recognized in the event that an other-than-temporary decline in the fair value of the investment occurs. Management evaluates all factors to determine whether the carrying value is recoverable, including operating performance of the investee, industry-specific factors and Company-specific transactions. Syniverse’s equity method investment does not have a quoted market price.

Syniverse did not record any impairment losses on long-lived assets or equity method investments for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019.

Income Taxes

Syniverse provides for federal, state and foreign income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

Syniverse, and its eligible subsidiaries, file a consolidated U.S. federal income tax return. All subsidiaries incorporated outside of the U.S. are consolidated for financial reporting purposes; however, they are not eligible to be included in Syniverse’s consolidated U.S. federal income tax return. Separate provisions for income taxes have been recorded for these entities. Syniverse intends to reinvest substantially all of the unremitted earnings of its non-U.S. subsidiaries and postpone their remittance indefinitely. Accordingly, no provision for U.S. income taxes for these non-U.S. subsidiaries was recorded in the accompanying consolidated statements of operations.

The Tax Cuts and Jobs Act enacted on December 22, 2017 subjects a United States shareholder to tax on its GILTI earned by certain of their foreign subsidiaries, and the FASB issued guidance stating that an entity can make an accounting policy election to either recognize deferred taxes for temporary basis differences expected to reverse as GILTI in future years or to provide for the tax expense related to GILTI in the year the tax is incurred as a period expense only. Management has elected to account for GILTI as a period expense.

Joint Venture Interests

In February 2009, Syniverse entered into a joint venture agreement to implement number portability services in India. The economic interest in this joint venture, which is a VIE, is 37.5%. The operations of this joint venture are consolidated, as Syniverse is the primary beneficiary and holds the contractual power to direct the activities of this entity, which most significantly and directly impact its economic performance. The VIE is licensed to provide India’s telecommunications operators with number portability clearing house and centralized database solutions until March 19, 2029. The activity of this joint venture is not material to Syniverse’s overall operations. The assets of this joint venture are restricted from the standpoint of Syniverse, in that they are not available for general business use outside the context of the joint venture. The holders of the liabilities of the joint venture have no recourse to Syniverse.

In May 2016, Syniverse acquired a 48.1% noncontrolling interest in Vibes, which is a VIE. Syniverse’s noncontrolling interest in Vibes is accounted for as an equity method investment. Under the equity method, the carrying amount of the investment is recorded at cost and adjusted for Syniverse’s proportionate share of earnings or losses. The carrying amount of the investment in the equity method investee as of November 30, 2020 and December 31, 2019 was $35.3 million and $37.0 million, respectively, and is included in Investment in unconsolidated subsidiaries in the accompanying consolidated balance sheets. In addition to its investment in Vibes, Syniverse and Vibes have partnered to distribute Vibes’ cloud-based mobile marketing software platform. Expenses incurred from commercial transactions with Vibes, which is a related party to Syniverse, were $14.2 million during the eleven months ended November 30, 2020 and $13.5 million during the twelve months ended December 31, 2019.

Derivative Instruments

Syniverse’s interest rate swap derivative instruments have been designated as cash flow hedges and are recorded at fair value on the consolidated balance sheets. At inception, management assessed whether the derivatives used in hedging transactions were “highly effective” in offsetting changes in the cash flow of the hedged items. Management assessed hedge effectiveness using a regression analysis over an observation period of three years for each hedge relationship under its interest rate swap program. High effectiveness is achieved when a statistically valid relationship reflects a high degree of offset and correlation between the changes in the fair values of the derivative instrument and the hedged item. Cash flows from derivative instruments that are designated as cash flow hedges are classified as interest paid in Net cash flows provided by operating activities in the accompanying consolidated statements of cash flows, which is the same category as the cash flows from the underlying hedged items.

Syniverse has master ISDA agreements in place with its derivative instrument counterparties. These ISDA agreements provide for final close out netting with its counterparties for all positions in the case of default or termination of the ISDA agreement and provide it with rights of offset on the fair value of derivative instruments in a gain position and those in a loss position with the same counterparty. Management has elected the policy not to offset such derivative instrument fair values in the accompanying consolidated balance sheets.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy uses a framework which requires categorizing assets and liabilities into one of three levels based on the inputs used in valuing the asset or liability.

•	Level 1 inputs are unadjusted, quoted market prices in active markets for identical assets or liabilities.

•

Level 2 inputs are observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in inactive markets.

•	Level 3 inputs include unobservable inputs that are supported by little, infrequent or no market activity and reflect management’s own assumptions about inputs used in pricing the asset or liability.

Level 1 provides the most reliable measure of fair value, while Level 3 generally requires significant management judgment. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying values of cash and cash equivalents, accounts receivable, other current assets and accounts payable and accrued liabilities approximate fair value because of the short-term nature of these instruments. Certain assets, in specific circumstances, are measured at fair value on a non-recurring basis utilizing Level 3 inputs such as goodwill and identifiable intangible assets, other long-lived assets and the equity method investments. For these assets, measurement at fair value in periods subsequent to their initial recognition would be applicable if one or more of these assets were determined to be impaired.

Foreign Currencies

Syniverse has operations in subsidiaries in Europe (primarily the United Kingdom, Germany and Luxembourg), India, the APAC region and Latin America, each of whose functional currency is their local currency. Gains and losses on transactions denominated in currencies, other than the relevant functional currencies, are included in Other, net in the consolidated statements of operations.

The assets and liabilities of subsidiaries whose functional currency is other than the U.S. dollar are translated at the period-end rate of exchange. The resulting translation adjustment is recorded as a component of Accumulated other comprehensive loss and is included in stockholders’ equity in the consolidated financial statements. Transaction gains and losses on intercompany balances, which are deemed to be of a long-term investment nature, are also recorded as a component of Accumulated other comprehensive loss. Revenues and expenses within the consolidated statements of operations are translated at the average rates prevailing during the period. For the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, Syniverse recorded a foreign currency transaction loss of $3.4 million and $2.0 million, respectively.

Treasury Stock

Syniverse purchases treasury shares of Syniverse Corporation from its former employees at Syniverse’s option. It also pays withholding taxes to taxing authorities and withholds shares from employee awards in connection with restricted stock unit vesting and stock option exercises. Treasury shares are accounted for under the cost method and reported as a reduction of stockholders’ equity in the accompanying consolidated financial statements. The amounts paid by Syniverse to purchase treasury shares are reflected as a financing activity in the accompany statements of cash flows.

Net Loss per Share Attributable to Syniverse Corporation

Basic earnings per share is computed as Net loss attributable to Syniverse Corporation divided by the weighted average number of common shares outstanding during the period. Weighted average shares outstanding excludes restricted stock units and stock options. Diluted earnings per share is computed as Net loss attributable to Syniverse Corporation divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes the dilutive effect of unvested shares of restricted stock and stock options using the treasury stock method, except where the effect of including potential common shares would be anti-dilutive.

Impact of COVID-19

In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic. The extent to which the COVID-19 pandemic impacts Syniverse’s operations and those of its customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and the direct and indirect economic effects of the pandemic, among others. The COVID-19 pandemic could have material and adverse effects on Syniverse’s financial condition, results of operations and cash flows in the future.

New Accounting Pronouncements

Accounting Standards Adopted

In March 2020, the FASB issued authoritative guidance, which provides optional expedients and exceptions for applying U.S. GAAP to contract modifications, hedging relationships and other transactions that reference LIBOR and are affected by reference rate reform if certain criteria are met. Entities may adopt the provisions of the new standard as of the beginning of the reporting period when the election is made between March 12, 2020 through December 31, 2022. Syniverse adopted this optional standard effective January 1, 2020 using the prospective method, which did not have a material impact on the consolidated financial statements, and utilized the optional expedients for cash flow hedges to assume the probability of the hedged interest payments regardless of any expected modification in contractual terms related to reference rate reform and that the reference rate on the hypothetical derivative matches the reference rate on the hedging instrument.

In August 2018, the FASB issued authoritative guidance regarding customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract. These amendments align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The guidance is effective for fiscal periods beginning after December 15, 2020, with early adoption permitted, using retrospective application or prospective application to all implementation costs incurred after the date of adoption. Syniverse early adopted this standard using the prospective method effective January 1, 2020, which did not have a material impact on the consolidated financial statements.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued authoritative guidance regarding the accounting for leases and has since issued subsequent updates to the initial guidance. The guidance is intended to improve transparency and comparability of lease accounting among organizations. For leases with a term greater than 12 months, the amendments require the lease rights and obligations arising from the leasing arrangements, including operating leases, to be recognized as assets and liabilities on the balance sheet. However, the effect on the statement of operations and the statement of cash flows is largely unchanged. The amendments also expand the required disclosures surrounding leasing arrangements. The guidance is effective for Syniverse for annual periods beginning after December 15, 2021. Early adoption is permitted. Syniverse’s lease portfolio is primarily comprised of office facilities, data center facilities and equipment. Management plans to adopt the standard using the modified retrospective approach with a cumulative-effect adjustment, if any, to the opening balance of retained earnings on December 1, 2021. Management expects to apply the package of practical expedients that allows companies not to reassess whether any expired or expiring contracts are or contain leases, lease classification for any expired or expiring leases and initial direct costs for any expired or expiring leases. Management also expects to make an accounting policy election to exclude leases with a term of 12 months or less from the balance sheet. Although management has not completed the evaluation, or quantified its impact, the adoption of this guidance is expected to have a significant impact on the consolidated balance sheet due to the recognition of the right of use asset and liability related to operating leases.

In June 2016, the FASB issued authoritative guidance on accounting for credit losses on financial instruments, including trade receivables, and has since issued subsequent updates to the initial guidance. The amended guidance requires the application of a current expected credit loss model, which measures credit losses based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts. The guidance requires adoption using a modified retrospective approach and is effective for Syniverse for annual periods beginning after December 15, 2022. Management plans to adopt this standard effective December 1, 2021 and is currently evaluating the potential impact on the consolidated financial statements and related disclosures.

In December 2019, the FASB issued authoritative guidance, which simplifies the accounting for income taxes by removing certain exceptions to the general principles for income taxes. The standard is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. Syniverse early adopted this standard effective December 1, 2020, which did not have a material impact on the consolidated financial statements.

3. Change in Year End

In the fourth quarter of 2020, Syniverse changed its fiscal year end from a calendar year basis to a fiscal year basis ending on November 30. The presentation for fiscal 2020 consists of the eleven month transition period from January 1, 2020 through November 30, 2020. Financial statements for 2019 continue to be presented for the twelve month period ended December 31, 2019.

The following is selected financial data for the eleven month transition period ending November 30, 2020, and the comparable prior year period.

	Eleven Months Ended November 30,
(in thousands)	2020	2019 (Unaudited)
Revenues	$589,581	$681,215
Costs and expenses	564,688	600,578

Operating income	24,893	80,637

Other expense, net	(159,613)	(155,383)

Loss before provision for income taxes	(134,720)	(74,746)
Provision for income taxes	8,633	15,341

Net loss	(143,353)	(90,087)
Net income attributable to noncontrolling interest	981	2,841

Net loss attributable to Syniverse Corporation	$(144,334)	$(92,928)

4. Revenues

Revenues by geographic region, based on the “bill to” location on the invoice, were as follows:

(in thousands)	Eleven Months November 30,	Twelve Months December 31,
North America	$369,053	$442,676
Europe, Middle East and Africa	87,182	115,954
Asia Pacific	91,960	135,584
Caribbean and Latin America	41,386	49,633

Revenues	$589,581	$743,847

For the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, Syniverse derived 57.7% and 55.0%, respectively, of revenues from customers in the United States.

Syniverse records deferred revenues when cash payment is received or when it has an unconditional right to payment in advance of revenue recognition. Revenues are recognized as the performance obligations are satisfied.

The following table provides the activity for deferred revenue for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019:

(in thousands)	Beginning Balance	Additions	Revenue Recognized	Ending Balance
Eleven Months Ended November 30, 2020
Deferred revenue	$6,448	$5,691	$(6,340)	$5,799
Twelve Months Ended December 31, 2019
Deferred revenue	$8,182	$14,196	$(15,930)	$6,448

During the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, Syniverse recognized revenue of $2.9 million and $6.8 million related to deferred revenue at December 31, 2019 and December 31, 2018, respectively.

Syniverse generally enters into multi-year non-cancelable contracts with its customers. The transaction price of each contract includes the amount to which it expects to be entitled, which is comprised of fixed consideration, variable consideration or a combination of both. As of November 30, 2020, there was an aggregate amount of $393.5 million of consideration for the non-cancelable, fixed portion of Syniverse’s contracts to which it will be entitled upon providing services in the future. Management expects to recognize revenues for these contracts as Syniverse’s performance obligations are satisfied in the amounts of $241.3 million, $119.0 million, $26.7 million, $6.1 million and $0.4 million for the years ending November 30, 2021, 2022, 2023, 2024 and thereafter, respectively. These amounts do not include variable consideration, which has historically been a significant portion of Syniverse’s revenues, and any fixed consideration subsequent to contract renewals.

5. Property and Equipment

Property and equipment, net, consisted of the following:

(in thousands)	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
Computers and equipment	$145,891	$281,560
Computers and equipment under capital lease	27,476	34,787
Furniture and fixtures	7,435	7,730
Leasehold improvements	24,115	23,856

Total property and equipment	204,917	347,933
Accumulated depreciation	(132,531)	(260,566)
Accumulated depreciation of computers and equipment under capital lease	(24,927)	(30,145)

Property and equipment, net	$47,459	$57,222

Depreciation expense related to property and equipment for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 was $22.3 million and $30.9 million, respectively.

6. Capitalized Software

Capitalized software, net, consisted of the following:

(in thousands)	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
Capitalized software	$667,626	$624,936
Capitalized software licenses under capital leases	47,617	47,617

	715,243	672,553
Accumulated amortization	(584,285)	(538,624)
Accumulated amortization of capitalized software under capital lease	(47,446)	(47,220)

Capitalized software, net	$83,512	$86,709

Amortization expense related to capitalized software for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 was $45.2 million and $50.8 million, respectively.

7. Goodwill and Identifiable Intangible Assets

Goodwill

The following table summarizes the changes in the carrying amount of goodwill for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019:

(in thousands)
Balance at December 31, 2018	$2,298,008
Effect of foreign currency translation	(6,735)

Balance at December 31, 2019	2,291,273
Effect of foreign currency translation	18,872

Balance at November 30, 2020	$2,310,145

The carrying amount of goodwill had no accumulated impairments as of November 30, 2020 and December 31, 2019.

Identifiable Intangible Assets

Identifiable intangible assets, net consisted of the following:

	November 30, 2020			December 31, 2019
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Finite-lived intangible assets:
Customer relationships	$846,814	$(802,110)	$44,704	$838,933	$(765,594)	$73,339
Non-solicitation agreement	281	(281)	—	281	(281)	—

	847,095	(802,391)	44,704	839,214	(765,875)	73,339
Indefinite-lived intangible assets:
Tradename and trademarks	82,400	(2,100)	80,300	82,400	—	82,400

Identifiable intangible assets, net	$929,495	$(804,491)	$125,004	$921,614	$(765,875)	$155,739

Customer relationships are amortized using the pattern of consumption method. The pattern of consumption is determined primarily based on forecasted cash flows, which includes estimates for revenues, expenses and customer attrition. The weighted-average amortization period for customer relationships is 10 years.

During the eleven months ended November 30, 2020, Syniverse recognized an impairment charge of $2.1 million related to its Tradename intangible assets, which was recorded in Depreciation and amortization in the consolidated statement of operations. The impairment occurred as a result of a reduction in forecasted revenues and the related uncertainties associated with COVID-19 shortly after the World Health Organization designated COVID-19 as a pandemic during the three months ended June 30, 2020. The fair value of the Tradename intangible assets was determined using the relief from royalty method. The impairment was not material to the consolidated results of operations and did not affect cash flows.

Amortization expense of identifiable intangible assets, which is included in Depreciation and amortization in the consolidated statements of operations, for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 was $31.5 million and $45.5 million, respectively.

The following table sets forth estimated amortization expense of intangible assets over the next five years and thereafter:

(in thousands)
Years ended November 30,
2021	$16,443
2022	13,643
2023	8,931
2024	5,687
2025	—
Thereafter	—

Amortization Expense	$44,704

The decrease in amortization expense during the eleven months ended November 30, 2020 and the estimated amortization expense over the next five years relates to the use of pattern of consumption amortization method, which front-loads amortization expense in the earlier periods, as well as certain intangible assets becoming fully amortized during the eleven months ended November 30, 2020 and the twelve months ended twelve months ended December 31, 2019.

8. Accrued Liabilities

Accrued liabilities consisted of the following:

(in thousands)	November 30, 2020	December 31, 2019
Accrued message termination fees, network and data processing expenses	$25,560	$27,031
Accrued payroll and related benefits	23,347	16,925
Interest rate swaps - short term	21,776	14,540
Accrued interest	17,169	18,443
Software financing arrangements - short term	9,757	8,307
Accrued revenue share expenses	3,629	3,188
Other accrued liabilities	18,189	19,901

Accrued liabilities	$119,427	$108,335

The increase in accrued payroll and related benefits at November 30, 2020 was primarily related to an increase in accrued severance costs as a result of the 2020 Restructuring Plan as further described in Note 12 - “Restructuring” in the Notes to the Consolidated Financial Statements included in this report.

9. Debt and Credit Facilities

The following table presents the components of outstanding debt:

(in thousands)	November 30, 2020	December 31, 2019
Credit Facilities:
Tranche C Term Loans, due March 2023	$1,659,450	$1,672,215
Original issue discount	(9,689)	(13,212)
Deferred financing costs	(8,872)	(12,054)
Second Lien Term Loans, due March 2024	220,000	220,000
Original issue discount	(2,274)	(2,781)
Deferred financing costs	(1,437)	(1,757)
Revolving Credit Facility, due December 2022	85,600	—
Deferred financing costs	(485)	—

Total Debt and Credit Facilities	1,942,293	1,862,411
Less: Current portion
Long-term debt, current portion	(17,020)	(17,020)
Original issue discount, current portion	99	134
Deferred financing costs, current portion	91	123

Current portion of long-term debt, net of original issue discount and deferred financing costs	(16,830)	(16,763)

Long-term debt, net of original issue discount and deferred financing costs	$1,925,463	$1,845,648

As of November 30, 2020, the principal maturities of long-term debt for each of the next five years and thereafter were as follows:

(in thousands)
Years ended November 30,
2021	$17,020
2022	17,020
2023	1,711,010
2024	220,000
2025	—

$1,965,050

Amortization of original issue discount and deferred financing fees for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 was $7.8 million and $7.9 million, respectively, which was recorded in Interest expense in the consolidated statements of operations.

First Lien Credit Facility

On March 9, 2018, Syniverse Holdings, Inc. (“Syniverse Holdings”) completed a refinancing of its old first lien credit facility (the “Old First Lien Credit Facility”) with the Fifth Amendment to the Credit Agreement. The new first lien credit facility (the “First Lien Credit Facility”), among other things, (i) extended the scheduled maturity date of the revolving credit facility (the “Revolving Credit Facility”), by converting the Revolving Credit Facility into a new tranche of revolving credit commitments, (ii) provided for a new tranche of term loans “C” in an aggregate principal amount of $1,702 million (the “Tranche C Term Loans”), (iii) amended the Old First Lien Credit Facility to, among other things, permit incurrence of the Tranche C Term Loans and the Second Lien Term Loans (as defined below) and (iv) further amended certain terms and conditions of the Old First Lien Credit Facility and the security agreement and guarantees entered into in connection therewith. The Revolving Credit Facility matures on December 9, 2022 and the Tranche C Term Loans mature on March 9, 2023. Syniverse Holdings’ obligations under the First Lien Credit Facility are (1) guaranteed by Buccaneer Holdings, LLC (“Buccaneer”) and each of Syniverse Holdings’ current and future direct and indirect wholly owned domestic subsidiaries (the “Subsidiary Guarantors”) (other than (i) subsidiaries designated as unrestricted, (ii) immaterial subsidiaries, (iii) any subsidiary that is prohibited by applicable law, rule, regulation or certain contractual obligations from guaranteeing Syniverse’s First Lien Credit Facility or which would require governmental approval to provide a guarantee, (iv) certain holding companies of foreign subsidiaries, (v) not-for-profit subsidiaries, if any, (vi) any subsidiary which Syniverse Holdings and the administrative agent reasonably agree that the burden, cost or other consequences of providing a guarantee will be excessive in view of the benefits obtained by the lenders therefrom and (vii) any subsidiary whose guaranteeing of the Senior Credit Facility would result in a material adverse tax consequence) and (2) are secured by a first lien on substantially all of Syniverse’s, Buccaneer’s and the Subsidiary Guarantors’ assets, including capital stock of subsidiaries (subject to certain exceptions).

Compliance with the financial covenant, on a pro forma basis as of the last day of the most recently ended four full fiscal quarters for which internal financial statements are available, is also a condition to borrowings under the Revolving Credit Facility in the form of the making of a revolving loan or a swing line loan or the issuance of a letter of credit (regardless of whether Syniverse Holdings is otherwise required to comply with the financial covenant at such time).

The Tranche C Term Loans amortize in equal quarterly installments in an amount equal to 0.25% per quarter of the original principal amount thereof, with the remaining balance due at final maturity.

Drawdowns under the Revolving Credit Facility and the Tranche C Term Loans bear interest at a floating rate which can be, at Syniverse Holdings’ option, either (i) a Eurodollar borrowing rate for a specified interest period plus an applicable margin or, (ii) an alternative base rate plus an applicable margin, subject to, a base rate floor of 0.00%, and in the case of the Tranche C Term Loans, a Eurodollar rate floor of 1.00%. The applicable margin for borrowings under the Revolving Credit Facility ranges from 4.50% to 5.00% per annum for Eurodollar loans and from 3.50% to 4.00% per annum for base rate loans and is determined by reference to a pricing grid based on Syniverse Holdings’ consolidated net first lien leverage ratio. The applicable margin for the Tranche C Term Loans is 5.00% per annum for Eurodollar loans and 4.00% per annum for base rate loans.

The First Lien Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are subject to customary exceptions and limited to the following: limitations on the incurrence of additional debt, the incurrence of additional liens, fundamental changes, subsidiary distributions, transactions with affiliates, further negative pledge, asset sales, restricted equity and debt payments, investments and acquisitions, repayment of certain debt in the event of a change of control, amendments of certain debt documents and the activities of Buccaneer.

The First Lien Credit Facility contains a springing financial covenant in effect when, at the end of any fiscal quarter, any revolving loans, any swing line loans or any letter of credit obligations (excluding undrawn letters of credit not in excess of $10 million in the aggregate and any letters of credit which are cash collateralized to at least 105.0% of their maximum stated amount) are outstanding. To the extent in effect, the springing financial covenant prohibits Syniverse Holdings from exceeding a maximum consolidated first lien leverage ratio (based on the ratio of total indebtedness secured by a lien (less unrestricted cash) to EBITDA) as of the last day of each applicable fiscal quarter. To the extent that the springing financial covenant is in effect, the first lien debt cannot exceed a ratio of 6.25:1.00. Failure to comply with the springing financial covenant shall not constitute an event of default for the Tranche C Term Loans, unless the majority of the lenders shall have terminated their revolving credit commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable. As of November 30, 2020, Syniverse Holdings had fully drawn $85.6 million under the Revolving Credit Facility and was in compliance with all of the covenants contained in the First Lien Credit Facility.

In connection with the 2018 Refinancing, Syniverse recorded $23.2 million of original issue discount and $21.2 million of deferred financing costs to be amortized through interest expense over the life of the New Credit Facilities using the effective interest method.

Second Lien Credit Facility

On March 9, 2018, Syniverse Holdings also entered into a second lien credit agreement (the “Second Lien Credit Agreement”). The Second Lien Credit Agreement established the second lien credit facility (the “Second Lien Credit Facility”) in an aggregate principal amount of $220 million. Proceeds of the term loans under the Second Lien Credit Facility (the “Second Lien Term Loans”), together with proceeds of the Tranche C Term Loans and cash on hand, were used to fund the 2018 Refinancing. The Second Lien Term Loans mature on March 11, 2024 and have no scheduled amortization prior to maturity. Syniverse Holdings’ obligations under the Second Lien Credit Facility are guaranteed by the same guarantors, and secured on a second lien basis by the same assets that secure the First Lien Credit Facility.

Borrowings under the Second Lien Term Loans bear interest at a floating rate which can be, at Syniverse Holdings’ option, either (i) a Eurodollar borrowing rate for a specified interest period plus an applicable margin or, (ii) an alternative base rate plus an applicable margin, subject to a Eurodollar rate floor of 1.00% or a base rate floor of 0.00%, as applicable. The applicable margin for the Second Lien Term Loans is 9.00% per annum for Eurodollar loans and 8.00% per annum for base rate loans.

The Second Lien Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants are subject to customary exceptions and limited to the following: limitations on the incurrence of additional debt, the incurrence of additional liens, fundamental changes, subsidiary distributions, transactions with affiliates, further negative pledge, asset sales, restricted equity and debt payments, investments and acquisitions, repayment of certain debt in the event of a change of control, amendments of certain debt documents and the activities of Buccaneer.

There are no financial covenants included in the Second Lien Credit Facility.

Syniverse Holdings must prepay the term loans under the First Lien Credit Facility and the Second Lien Credit Facility (collectively, the “Term Loans”) with the net cash proceeds of asset sales, casualty and condemnation events, the incurrence or issuance of indebtedness (other than indebtedness permitted to be incurred under the First Lien Credit Agreement and the Second Lien Credit Agreement) and excess cash flow (as defined by the credit agreements). Syniverse Holdings does not have an excess cash flow payment obligation for the year ended December 31, 2020.

In addition, Syniverse Holdings may voluntarily prepay the Term Loans, in whole or in part, subject to minimum amounts, with prior notice but without premium or penalty.

10. Employee Benefits

Defined Contribution Benefit Plans

Syniverse has a 401(k) plan covering all U.S. employees subject to certain eligibility requirements. Under this plan, a certain percentage of contributions are matched. Contributions made to the 401(k) plan were $1.0 million and $3.1 million for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively. Syniverse paused the employer match contributions shortly after the start of the COVID-19 pandemic.

Syniverse has defined contribution plans in certain foreign subsidiaries set up in accordance with the local statutory requirements. Contributions made to these plans were $0.8 million and $0.8 million for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively.

11. Stock-Based Compensation

2011 Equity Incentive Plan

Effective April 6, 2011, Syniverse Corporation established the 2011 Plan for the employees, consultants and directors of Syniverse Corporation and its subsidiaries. The 2011 Plan provides incentive compensation through grants of incentive or non-qualified stock options, stock purchase rights, restricted stock awards, restricted stock units, or any combination of the foregoing. Syniverse Corporation will issue shares of its common stock to satisfy equity based compensation instruments. On May 20, 2015, the Compensation Committee of the Board of Directors (the “Committee”) approved an amendment to the 2011 Plan to increase the plan shares available by 2,000,000 shares to 14,291,667 shares. On February 8, 2018, the Committee approved an amendment to the 2011 Plan to increase the plan shares available by 3,500,000 shares to 17,791,667 shares. On November 6, 2019, the Committee approved an amendment to the 2011 Plan to increase the plan shares available by 6,000,000 shares to 23,791,667 shares.

The number of shares and exercise price per share is determined by the Committee for those awards granted. However, the exercise price of any option may not be less than 100% of the fair market value of a share of common stock of Syniverse Corporation on the date of grant and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of Syniverse Corporation’s voting power may not be less than 110% of the fair market value on the date of grant. The exercise price of the option is set at the time of grant. Those eligible to participate in the 2011 Plan are limited to employees, consultants and directors (including non-employee directors) of Syniverse Corporation and its subsidiaries selected by the Committee, including participants located outside the United States. Determinations made by the Committee under the 2011 Plan need not be uniform and may be made selectively among eligible participants.

In accordance with the 2011 Plan, each option has a contractual life of no more than 10 years from the date of grant for both non-qualified and incentive stock options. For employee stock options granted prior to 2015, vesting was dependent on both the service of the employee and performance of Syniverse. The service based portion, based on continued employment, was 75% of each option grant which vests ratably over a five year period on each December 31. The remaining 25% of the option grant vested upon achievement of certain annual and cumulative earnings-based targets. For employee stock options granted after 2014, vesting is dependent on the continued service of the employee and vests ratably over a four year period on the grant date anniversary. These options vest 25% each year on the grant anniversary date. Director stock option vesting is dependent on active service of the Board member. For employee restricted stock units, vesting is dependent on the service of the employee and grade vests over a three year period on the grant date anniversary. Director restricted stock units vesting is dependent on active service for one year from the grant date. Performance based options and performance based restricted units, granted in November 2019, vest upon the achievement of annual and cumulative adjusted EBITDA targets over a three year period ending December 31, 2021 and continued employment. As of November 30, 2020, these awards were not expected to vest.

The fair values of stock options as of November 30, 2020 and December 31, 2019 were estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

	November 30, 2020	December 31, 2019
Risk-free interest rate	0.4%	2.2%
Volatility factor	35.7%	29.8%
Dividend yield	—%	—%
Weighted-average expected life of options (in years)	6.25	6.15

In August 2020, the Committee approved a modification of stock options held by 43 employees to extend the contractual maturity by ten years and reduce the exercise price associated with the vested portion of the options from the original exercise price to $6.50 upon continued employment. The total incremental stock-based compensation expense associated with the modification was $4.3 million, which excludes performance based options as these options were not probable of vesting as of November 30, 2020.

The following table summarizes Syniverse Corporation’s stock option activity for the eleven months ended November 30, 2020:

	Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term in Years	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2019	11,526,345	$11.47		$—
Granted	1,677,250	$6.50
Exercised	—	$—		$—
Forfeited or expired	(6,510,010)	$11.26

Outstanding at November 30, 2020	6,693,585	$9.76	8.3	$—

Vested and expected to vest at November 30, 2020	4,861,876	$6.83	9.11	$—
Exercisable at November 30, 2020	2,852,586	$7.06	8.71	$—

As of November 30, 2020, there was $6.4 million of total unrecognized compensation cost related to stock options. The weighted-average recognition period for the remaining unrecognized stock-based compensation expense is approximately 2.9 years.

During the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019:

•	the weighted-average fair value per share of stock options granted to employees was $2.29 and $3.44, respectively; and

•	the total fair value of stock options that vested during the period was $7.5 million and $7.1 million, respectively.

Restricted stock units of Syniverse Corporation are issued and measured at fair value of Syniverse’s common stock on the date of grant. The following table summarizes Syniverse Corporation’s restricted stock activity under the 2011 Plan for the eleven months ended November 30, 2020:

	Restricted Stock Units	Weighted- Average Grant-Date Fair Value
Outstanding at December 31, 2019	3,869,425	$10.00
Granted	1,677,250	$6.66
Vested	(1,171,667)	$10.00
Forfeited	(1,761,379)	$10.00

Outstanding at November 30, 2020	2,613,629	$7.87

As of November 30, 2020, there was $10.8 million of total unrecognized compensation cost related to restricted stock awards. The weighted-average recognition period for the remaining unrecognized stock-based compensation expense is 2.5 years.

During the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019:

•	the weighted-average fair value per share of restricted stock units granted to employees was $6.66 and $10.00, respectively; and

•	the total fair value of restricted stock units that vested during the period was $10.1 million and $9.3 million, respectively.

Stock-based compensation in the consolidated statements of operations under the 2011 Plan for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019 was as follows:

(in thousands)	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
Cost of operations	$522	$386
Sales and marketing	2,704	4,361
General and administrative	9,749	9,923

Stock-based compensation	$12,975	$14,670

There was no stock-based compensation cost capitalized into assets for the periods ended November 30, 2020 and December 31, 2019.

12. Restructuring

The following table summarizes the activity in the restructuring accrual for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019:

(in thousands)	December 31, 2019 Balance	Additions	Payments	Adjustments	November 30, 2020 Balance
2020 Plan	$—	$22,478	$(7,558)	$(2,947)	11,973
2018 Plan	3,506	497	(3,497)	164	670
Facility exits	4,786	711	(2,768)	(136)	2,593

Total	$8,292	$23,686	$(13,823)	$(2,919)	$15,236

(in thousands)	December 31, 2018 Balance	Additions	Payments	Adjustments	December 31, 2019 Balance
2018 Plan	$19,269	$3,183	$(18,657)	$(289)	$3,506
Facility exits	—	5,521	(735)	—	4,786

Total	$19,269	$8,704	$(19,392)	$(289)	$8,292

Total restructuring expense was $23.7 million and $8.7 million for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively, which was recorded in Restructuring expense in the accompany consolidated statements of operations. The liabilities accrued in connection with restructuring initiatives are presented in accrued liabilities and other long-term liabilities in the accompanying consolidated balance sheets.

In August 2019, Syniverse launched its Transformation Program with the objective of implementing a future operating model and optimizing its cost base to that model. In connection with the Transformation Program, the Board of Directors approved the 2020 Plan to optimize its labor force through reducing the cost of management, offshoring or outsourcing activities and eliminating or automating tasks. For the eleven months ended November 30, 2020, Syniverse incurred total severance expense of $22.5 million associated with the 2020 Plan. Management expects to incur total severance expense of approximately the same amount related to the 2020 Plan and expect to complete the actions in fiscal year 2021.

In 2019, Syniverse exited offices, or a portion thereof, in Tampa and Lake Mary, Florida; Campbell, California and Bangalore, India. In 2020, Syniverse exited an office in Tampa, Florida. As of November 30, 2020, Syniverse incurred total facility exit costs of approximately $6.2 million associated with the Transformation Program. Management expects to incur total facility exit costs of approximately $16.7 million associated with the Transformation Program, which excludes any potential sublease income.

In 2018, Syniverse recorded severance costs related to the 2018 Plan to realign costs and expenses with revenue trends across its portfolio and to close the office in Russelsheim, Germany. The plan allowed Syniverse to better align operations directly with the needs of its customers to meet market shifts and evolving customer demands around the globe as they undergo digital transformation.

13. Income Taxes

The following table presents domestic and foreign components of loss before provision for income taxes for the periods presented:

(in thousands)	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
United States	$(121,835)	$(112,954)
Foreign	(12,885)	29,426

Total Loss before provision for income taxes	$(134,720)	$(83,528)

The provision for income taxes consists of the following:

(in thousands)	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
Current tax expense:
Federal	$1,114	$5,055
Foreign	2,243	5,681
State and local	637	608

Total Current tax expense	$3,994	$11,344

Deferred tax expense:
Federal	$3,032	$5,664
Foreign	1,514	(945)
State and local	93	23

Total Deferred tax expense	$4,639	$4,742

Total Provision for income taxes	$8,633	$16,086

The following table presents a reconciliation of the U.S. statutory federal income tax rate and Syniverse’s effective tax rate:

	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
State and local income tax, net of federal tax benefit	2.1	2.4
Impact of foreign tax rates	(1.2)	14.6
Foreign withholding and audit	(0.2)	(3.2)
Changes to unrecognized tax benefits	(2.5)	(3.3)
Provision to return adjustments	1.1	(0.2)
U.S. base erosion and anti-abuse tax	(0.8)	(6.0)
Changes in measurement of deferred tax liabilities and other	(0.2)	(7.9)
Change in valuation allowance	(23.1)	(33.9)
Nondeductible stock-based compensation	(2.5)	(2.7)
Other, net	(0.1)	(0.1)

Effective tax rate	(6.4)%	(19.3)%

During the year ended December 31, 2019, the impact of foreign rates also includes losses incurred on the redemption of certain foreign instruments, the accrual of yield on foreign instruments and statutory accounting impairments.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents the significant components of Syniverse’s deferred tax assets and liabilities:

	Eleven Months Ended	Twelve Months Ended
(in thousands)	November 30, 2020	December 31, 2019
Deferred tax assets:
Interest	$87,238	$65,759
Employee benefit accruals	10,254	10,145
Accrued expenses	1,534	3,153
Deferrals	3,331	2,109
NOL carryforwards	190,517	198,318
Other, net	18,022	16,751

Deferred tax Assets	310,896	296,235
Less: Valuation allowance	(286,595)	(261,120)

Deferred tax assets, net	$24,301	$35,115

Deferred tax liabilities:
Intangible assets, net	(88,875)	(94,646)
Property and equipment, net	(6,366)	(6,587)
Capitalized software, net	(6,678)	(7,575)
Other, net	(1,653)	(3,327)

Deferred tax liabilities	$(103,572)	$(112,135)

The activity in deferred tax assets includes the deferred tax impact of actuarial gains associated with Syniverse’s defined benefit pension plan and losses associated with the interest rate swaps totaling $0.2 million to increase the deferred tax asset and $7.8 million to increase the deferred tax asset on accumulated other comprehensive income (loss) for the year ended November 30, 2020 and December 31, 2019, respectively. These amounts were wholly offset by Syniverse’s income tax valuation allowances.

Deferred tax assets include net accumulated foreign net operating loss carryforwards of $294.5 million, net accumulated federal NOLs of $16.8 million and net accumulated state NOLs of $16.2 million at November 30, 2020. The foreign NOLs remain available indefinitely to offset future taxable income in specific jurisdictions subject to applicable tax laws and regulations. U.S. federal and state NOLs in specific jurisdictions will expire if not utilized between tax years 2027 and 2039. The deferred tax assets also include federal and state tax credit carry forwards of $3.3 million and $1.1 million, respectively, at November 30, 2020. The federal credits will expire if not utilized between tax years 2022 and 2039. The majority of the state credits have an indefinite carryforward period.

Syniverse continues to maintain a valuation allowance for deferred tax assets primarily associated with certain domestic and foreign NOLs. Management determined that it is more likely than not that Syniverse will realize the benefit of net deferred tax assets for which it has not established a valuation allowance. The total amount of valuation allowance related to deferred tax assets was $286.6 million and $261.1 million at November 30, 2020 and December 31, 2019, respectively. The change is primarily related to losses in jurisdictions with existing valuation allowances and the establishment of full valuation allowances on net deferred tax assets in certain jurisdictions.

The following table presents a reconciliation of the beginning and ending balance of unrecognized tax benefits:

	Eleven Months Ended	Twelve Months Ended
(in thousands)	November 30, 2020	December 31, 2019
Balance, beginning of period	$141,953	$115,360
Additions based on tax positions related to the current year	3,221	29,597
Additions for tax positions of prior years	8,668	—
Reductions for tax positions of prior years	—	(889)
Reductions for lapse of statute of limitations	(65)	(2,115)

Balance, end of period	$153,777	$141,953

The ending amount of unrecognized tax benefits was $153.8 million and $142.0 million at November 30, 2020 and December 31, 2019, respectively. The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate, was $18.0 million and $14.5 million at November 30, 2020 and December 31, 2019, respectively. The remaining amount would be offset by the reversal of related deferred tax assets which are subject to a full valuation allowance. Syniverse does not anticipate any significant changes within twelve months of November 30, 2020, in its unrecognized tax benefits that would be material to the consolidated financial statements taken as a whole because nearly all of the unrecognized tax benefit, if and when recognized would be subject to a valuation allowance. Unrecognized tax benefits are included in Other long-term liabilities on the accompanying consolidated balance sheets.

Syniverse recognized accrued interest and penalties related to unrecognized tax benefits as a component of the Provision for income taxes. Accrued interest and penalties was $1.3 million and $1.1 million at November 30, 2020 and December 31, 2019, respectively, in the accompanying consolidated balance sheets. Expense for interest and penalties was $0.1 million and $0.0 million for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively.

Syniverse conducts business globally and file income tax returns in the United States federal jurisdiction and various state and foreign jurisdictions. In the normal course of business, Syniverse is subject to examination by taxing authorities throughout the world, including such major jurisdictions as the United States. Tax years 2016 through 2020 are subject to examination by the federal taxing authorities. Tax years 2009 through 2020 are subject to examination by the state taxing authorities. In Syniverse’s international tax jurisdictions, tax years 2007 or later remain open in all of its major international tax jurisdictions.

Syniverse’s non-U.S. subsidiaries had $138.6 million in cumulative undistributed earnings as of November 30, 2020. The earnings from its non-U.S. subsidiaries are considered to be indefinitely reinvested. No provision for tax has been made in the accompanying consolidated financial statements and a determination of the unrecognized deferred tax liability is not practicable.

Syniverse was granted a tax holiday in Costa Rica with an expiration date of July 31, 2021, that may be extended if certain additional requirements are satisfied. Syniverse expects to renew this tax holiday, but there is no assurance from the respective foreign government that it will either renew the holiday on the same or similar terms, or that the law and regulations relating to the holiday will remain the same. This could potentially result in future adverse tax consequences in the local jurisdiction, the impact of which is not practicable to estimate due to the inherent complexity of estimating critical variables such as long-term future profitability, tax regulations and rates in the multi-jurisdictional tax environment in which Syniverse operates. The tax holidays decreased the

Provision for income taxes by $0.2 million and $0.2 million for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively.

14. Concentration of Business

Financial instruments that subject Syniverse to concentrations of credit risk are limited to trade accounts receivables from major customers and cash. No customer represented more than 10% of accounts receivable as of November 30, 2020 and December 31, 2019. Syniverse’s cash is placed with high credit quality financial institutions.

For the eleven months ended November 30, 2020, Syniverse’s largest customer, AT&T Mobility, generated 13.3% of total revenues, of which 10.5% is recorded in the Carrier segment and 2.8% is recorded in the Enterprise segment. For the twelve months ended December 31, 2019, AT&T Mobility generated 11.5% of total revenues, of which 9.5% is recorded in the Carrier segment and 2.0% is recorded in the Enterprise segment. No other customer represented more than 10% of revenues for the periods presented, although a significant amount of the remaining revenues were generated from services provided to a small number of customers.

15. Commitments and Contingencies

Leasing Arrangements

Syniverse leases office facilities, data center facilities, computers and equipment for use in its operations. Operating leases are recorded on a straight-line basis over the term of the lease after taking into consideration rent holidays, rent escalations and leasehold incentives. Total rent expense under operating leases was $16.8 million and $20.7 million for the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, respectively. These leases contain various renewal options that could extend the terms of the leases beyond fiscal year 2025 at Syniverse’s option. A majority of Syniverse’s data center facilities are less than one year and contain renewal options.

As of November 30, 2020, the aggregate future minimum lease commitments under non-cancelable leases were as follows:

(in thousands)
Years ended November 30,
2021	$14,596
2022	9,791
2023	8,677
2024	5,897
2025	4,749
Thereafter	—

Total future minimum lease payments	$43,710

Contingencies

Syniverse is involved in legal proceedings, claims and administrative matters that arise in the ordinary course of business. Management has made accruals with respect to certain of these matters, where appropriate, that are reflected in the consolidated financial statements but are not, individually or in the aggregate, considered material. For other matters for which an accrual has not been made, management has not determined that a loss is probable or the amount of loss cannot be reasonably estimated. While the ultimate outcome of the matters cannot be determined, management does not currently expect that these proceedings and claims, individually or in the aggregate, will have a material effect on Syniverse’s financial position, results of operations or cash flows. The outcome of any litigation is inherently uncertain, however, and if decided adversely against Syniverse, or if management determines that settlement of particular litigation is appropriate, it may be subject to a liability that could have a material adverse effect on its financial position, results of operations or cash flows.

16. Fair Value Measurements

Syniverse’s long-term debt is measured at the carrying value as of balance sheet dates. The carrying value and fair value of Syniverse’s long-term debt is as follows:

	November 30, 2020		December 31, 2019
	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
Tranche C Term Loans	$1,659,450	$1,439,573	$1,672,215	$1,568,747
Second Lien Term Loans	$220,000	$123,200	$220,000	$165,688

(1)	The fair value of long-term debt is based upon quoted market prices in inactive markets for similar instruments, which are considered to be Level 2 inputs.

The following table presents the line item captions and information about Syniverse’s derivative instruments recorded at fair value on a recurring basis:

	Fair Value Measurements Level 2(1)
(in thousands)	Location	November 30, 2020	December 31, 2019
Liabilities:
Interest Rate Swaps—short term	Accrued liabilities	$21,776	$14,540
Interest Rate Swaps—long term	Other long-term liabilities	15,758	22,969

		$37,534	$37,509

(1)

The fair value of the derivative instruments are derived using valuation models that take into account the contract terms, such as maturity, as well as other inputs, such as interest rate yield curves, which are considered to be Level 2 inputs. In addition, the derivative instrument fair values take into account the creditworthiness of the counterparty and Syniverse. Refer to Note 17—“Derivative Instruments and Hedging Activity” in the Notes to the Consolidated Financial Statements, included in this report for a complete discussion of Syniverse’s derivative instruments.

There were no transfers between levels during the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019.

17. Derivative Instruments and Hedging Activity

Syniverse is exposed to interest rate risk as a result of borrowings under its long-term debt, and the potential increase in interest payments resulting from an increase in floating rates. Management uses interest rate swap derivative instruments as a risk management tool to mitigate the potential impact of rising interest rates on the variable rate debt.

The credit risk associated with counterparty nonperformance for the derivative instruments is not considered significant as Syniverse primarily conducts business with large, well-established financial institutions. Management does not anticipate nonperformance by any of the counterparties.

Interest Rate Risk

The risk associated with the exposure to changes in interest rates relates to Syniverse’s long-term debt obligations and the potential increase in interest payments resulting from an increase in floating rates. Syniverse uses interest rate swap agreements to reduce its exposure to interest rate movements by effectively converting a portion of the floating-rate debt to a fixed-rate. As of November 30, 2020, interest on approximately 61.1% of its long-term debt was effectively capped. The financial impact of these hedging instruments is primarily offset by corresponding changes in the underlying exposures being hedged. This is achieved by closely matching the notional amount, term and conditions of the derivative instruments with the underlying risk being hedged.

As of November 30, 2020, Syniverse maintained interest rate swap agreements with the following terms:

Hedged Item	Swap Notional(1)	Swap Maturity	Long-Term Debt Floating Rate	Swap Fixed Rate
Tranche C Term Loans	$1,200,000,000	August 2022	1-Month LIBOR (1.0% Floor)	2.83%

(1)

On August 28, 2018, Syniverse entered into three interest rate swap agreements with notional amounts of $600 million, $400 million and $200 million for a total notional of $1.2 billion to manage the exposure to variable rates on the Tranche C Term Loans.

The following table sets forth the activity in the accumulated derivative instrument loss:

	Eleven Months Ended	Twelve Months Ended
(in thousands)	November 30, 2020	December 31, 2019
Accumulated derivative instrument loss, beginning of period	$37,509	$13,275
Net change associated with current period hedging transactions	18,452	31,158
Net reclassification into earnings	(18,427)	(6,924)

Accumulated derivative instrument loss, end of period	$37,534	$37,509

Net reclassification into earnings includes the settlement of monthly interest transactions associated with the derivative instruments, which is recorded as Interest expense and Accumulated other comprehensive income in the accompanying consolidated financial statements.

Credit Related Contingent Features

Syniverse has agreements with each of the derivative counterparties that contain provisions where a failure by any of the parties to comply with or perform any of the obligations to be complied with or performed in accordance with the master agreements, if such failure is continuing after any applicable grace period has elapsed, then the party could be declared in default on its derivative obligations. Syniverse’s interest rate swaps do not require posting of collateral.

18. Net Loss Per Share Attributable to Syniverse Corporation

The following table sets forth reconciliations of the numerator and denominator used to compute basic and diluted net loss per share of Syniverse:

	Eleven Months Ended	Twelve Months Ended
(in thousands, except per share amounts)	November 30, 2020	December 31, 2019
Net loss	$(143,353)	$(99,614)
Less: Net income attributable to noncontrolling interest	981	2,700

Net loss attributable to Syniverse Corporation	$(144,334)	$(102,314)

Weighted average shares outstanding, basic and diluted	122,767	122,120

Net loss per share attributable to Syniverse Corporation, basic and diluted	$(1.18)	$(0.84)

At November 30, 2020 and December 31, 2019, Syniverse excluded 9.3 million and 15.4 million shares of restricted stock units and stock options, respectively, from the calculation of the diluted net loss per share attributable to Syniverse Corporation as their effect would have been anti-dilutive.

19. Reportable Segments

The following table presents revenues by segment:

	Eleven Months Ended	Twelve Months Ended
(in thousands)	November 30, 2020	December 31, 2019
Carrier	$401,870	$540,442
Enterprise	187,711	203,405

Revenues	$589,581	$743,847

The following table presents direct margin by segment:

	Eleven Months Ended	Twelve Months Ended
(in thousands)	November 30, 2020	December 31, 2019
Carrier direct margin	$337,910	$467,478
Enterprise direct margin	64,763	63,452

Total direct margin	$402,673	$530,930

The following table provides a reconciliation of total direct margin to loss before provision for income taxes:

	Eleven Months Ended	Twelve Months Ended
(in thousands)	November 30, 2020	December 31, 2019
Revenues	$589,581	$743,847
Variable costs of operations	186,908	212,917

Direct margin	402,673	530,930
Fixed costs of operations	112,242	139,726
General and administrative	86,938	96,356
Depreciation and amortization	98,964	127,223
Employee termination benefits	—	(189)
Restructuring expense	23,686	8,704

Operating income	24,893	87,635
Other expense, net	(159,613)	(171,163)

Loss before provision for income taxes	$(134,720)	$(83,528)

20. Related Party Transactions

On January 13, 2011, Syniverse entered into a ten-year consulting agreement with Carlyle, Syniverse’s majority shareholder, in which it pays Carlyle a fee for consulting services provided to Syniverse. Syniverse entered into the Amended and Restated Consulting Services Agreement (“Amended Agreement”) effective January 1, 2021, to extend the term for another ten years on the same terms. The Amended Agreement requires an annual consulting fee of $3.0 million and out-of-pocket expenses for consulting services provided by Carlyle. During the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019, Syniverse recorded $2.8 million and $3.1 million, respectively, of expenses associated with the consulting fee and the reimbursement of out-of-pocket expenses.

Carlyle, from time to time, participates as a debt holder within the syndicate under the Tranche C and Second Lien Term Loans. As of November 30, 2020 and December 31, 2019, Carlyle held $62.4 million and $55.6 million of the Tranche C Term Loans, respectively.

From time to time, and in the ordinary course of business, Syniverse may engage other Carlyle portfolio companies as service providers and other Carlyle portfolio companies may engage Syniverse as a service provider. Revenues and expenses associated with these related parties were not material during the eleven months ended November 30, 2020 and the twelve months ended December 31, 2019.

21. Subsequent Events

Twilio Framework Agreement and Merger Agreement

On February 26, 2021, Syniverse and Carlyle entered into a framework agreement with Twilio, pursuant to which, among other matters, Twilio would make a direct or indirect investment in Syniverse Corporation of up to $750 million in cash. In connection with the closing of the investment, Syniverse and Twilio would enter into a wholesale agreement pursuant to which Syniverse will process and route A2P messages originating and/or terminating between Twilio customers and MNOs in North America.

On August 16, 2021, Syniverse announced that it entered into a definitive merger agreement with MBAC, a publicly traded special purpose acquisition company, (the “Merger Agreement”) which is designed to result in Syniverse becoming a publicly traded company. Upon closing of the transaction, the publicly traded company will be named Syniverse Technologies Corporation and its common stock will be listed on the New York Stock Exchange under ticker “SYNV.”

The Merger Agreement is expected to generate up to $1.165 billion in cash proceeds to Syniverse, comprised of $265 million from PIPE, up to $400 million from MBAC, and a minimum commitment of $500 million from Twilio, up to a maximum investment of $750 million. The proceeds will be used to substantially reduce Syniverse’s debt and settle transaction-related costs.

In connection with entering into the Merger Agreement, Syniverse, Twilio, and Carlyle amended the Framework Agreement dated February 26, 2021. The transactions contemplated by the Merger Agreement and the Framework Agreement are expected to result in Twilio holding a significant noncontrolling equity ownership position in Syniverse Technologies Corporation. Carlyle will retain all of its current investment in Syniverse and is expected to be the largest shareholder of the new publicly traded company.

The closing is subject to customary closing conditions, and will occur substantially concurrently with the consummation of all Syniverse equity and debt financing and refinancing transactions (collectively, the additional financing transactions). The Merger Agreement, together with the other documents contemplated thereby (including the Framework Agreement), contains customary representations, warranties, and covenants by the applicable parties to such agreements.

Seventh Amendment to the First Lien Credit Facility

On May 10, 2021, Syniverse Holdings entered into an amendment (the “Seventh Amendment”) to the First Lien Credit Facility (as amended, amended and restated, supplemented or otherwise modified from time to time), among Syniverse Holdings, as borrower, Buccaneer, Barclays Bank PLC, as administrative agent, swing line lender and letter of credit issuer, and the lenders and financial institutions from time to time party thereto in order to make certain modifications to the financial maintenance covenant if and for so long as certain financial maintenance covenant conditions are satisfied.

The financial maintenance covenant, as amended by the Seventh Amendment, continues to be tested only for the benefit of the revolving credit lenders and is required to be tested only when, at the end of any fiscal quarter, any revolving credit loans, any swing line loans or any letter of credit obligations (excluding undrawn letter of credit not in excess of $10 million in the aggregate and any letters of credit which are cash collateralized to at least 105% of their maximum stated amount) are outstanding. If the financial maintenance covenant is then required to be tested and the applicable financial maintenance covenant conditions are then satisfied, Syniverse Holdings must maintain a consolidated first lien indebtedness to consolidated EBITDA ratio of no greater than (i) 7.75:1.00 as of the end of the fiscal quarter ended on May 31, 2021 and (ii) 8.50:1.00 as of the end of each applicable fiscal quarter ended thereafter. The aforesaid financial maintenance covenant levels will decrease at the time and as set forth in the Seventh Amendment following the earliest of (i) the closing of the transactions contemplated by the Framework Agreement, (ii) the expiration or earlier termination of the Framework Agreement, (iii) June 30, 2022 or (iv) the failure to meet certain liquidity requirement at the times and as specified in the Seventh Amendment.

SYNIVERSE CORPORATION (PARENT COMPANY ONLY)

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

CONDENSED BALANCE SHEETS

(IN THOUSANDS)

	November 30, 2020	December 31, 2019
ASSETS
Investment in subsidiaries	$569,921	$684,133

Total assets	$569,921	$684,133

STOCKHOLDERS’ EQUITY
Stockholders’ equity:
Common stock $0.01 par value; 250,000,000 shares authorized; 125,726,204 and 124,545,787 shares issued and 122,608,263 and 122,215,550 shares outstanding as of November 30, 2020 and December 31, 2019, respectively	$1,257	$1,245
Additional paid-in capital	1,330,474	1,317,511
Treasury stock at cost, 3,117,941 and 2,330,237 shares held at November 30, 2020 and December 31, 2019, respectively	(27,821)	(24,215)
Accumulated deficit	(620,143)	(475,809)
Accumulated other comprehensive loss	$(113,846)	$(134,599)

Total stockholders’ equity	$569,921	$684,133

Refer to the notes to the condensed financial information.

SYNIVERSE CORPORATION (PARENT COMPANY ONLY)

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

CONDENSED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE OPERATIONS

(IN THOUSANDS)

	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
Equity in undistributed losses of subsidiaries	$(144,334)	$(102,314)
Other comprehensive income (loss):
Equity in undistributed other comprehensive income (loss) of subsidiaries	20,753	(36,545)

Total other comprehensive income (loss)	20,753	(36,545)

Total comprehensive loss	$(123,581)	$(138,859)

Refer to the notes to the condensed financial information.

SYNIVERSE CORPORATION (PARENT COMPANY ONLY)

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

CONDENSED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Eleven Months Ended November 30, 2020	Twelve Months Ended December 31, 2019
Cash flows from operating activities
Net cash provided by operating activities	$—	$—

Cash flows from investing activities
Return of capital from subsidiary	6,114	5,586

Net cash provided by investing activities	6,114	5,586

Cash flows from financing activities
Purchases of treasury stock	(3,606)	(5,586)
Other	(2,508)	—

Net cash used in financing activities	(6,114)	(5,586)

Net change in cash, cash equivalents and restricted cash	—	—
Cash, cash equivalents and restricted cash at beginning of period	—	—

Cash, cash equivalents and restricted cash at end of period	$—	$—

Refer to the notes to the condensed financial information.

SYNIVERSE CORPORATION (PARENT COMPANY ONLY)

SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

NOTES TO CONDENSED FINANCIAL INFORMATION

1.	Basis of Presentation

Syniverse Corporation conducts substantially all of its activities through its direct and indirect wholly-owned subsidiaries. In the parent company only financial statements, Syniverse Corporation’s investment in subsidiaries is stated at cost plus equity in undistributed earnings (losses) of subsidiaries less dividends received in excess of subsidiaries’ retained profits since the date of inception. The parent company only financial statements should be read in conjunction with Syniverse Corporation’s consolidated financial statements.

SYNIVERSE CORPORATION

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

SUPPLEMENTAL SCHEDULE

(IN THOUSANDS)

Column A	Column B	Column C		Column D	Column E
Description	Balance at Beginning of Period	Additions		Deductions - Write-offs	Balance at End of Period
		Charged to Costs and Expenses	Charged to Other Accounts
Allowance for uncollectible accounts
Eleven months ended November 30, 2020	$5,373	1,149	32	(1,319)	$5,234
Twelve months ended December 31,2019	$6,044	1,297	(4)	(1,963)	$5,373

Description	Balance at Beginning of Period	Additions		Deductions - Credit Memos Issued	Balance at End of Period
		Charged to Costs and Expenses	Charged to Revenues
Allowance for credit memos
Eleven months ended November 30, 2020	$7,448	—	3,775	(5,873)	$5,350
Twelve months ended December 31,2019	$6,398	—	4,991	(3,941)	$7,448

Description	Balance at Beginning of Period	Additions		Deductions	Balance at End of Period
		Charged to Provision for Income Taxes	Charged to Other Accounts - Foreign Currency Translation
Valuation allowance for deferred tax assets
Eleven months ended November 30, 2020	$261,120	22,765	2,710	—	$286,595
Twelve months ended December 31,2019	$137,880	126,792	(3,552)	—	$261,120

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

M3-BRIGADE ACQUISITION II CORP.,

BLUE STEEL MERGER SUB INC.,

and

SYNIVERSE CORPORATION

dated as of August 16, 2021

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1	Definitions	A-3
Section 1.2	Construction	A-17

ARTICLE II

THE MERGER; CLOSING

ARTICLE III

EFFECTS OF THE MERGER ON THE COMPANY COMMON STOCK AND EQUITY AWARDS

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A-i

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

ARTICLE VI

COVENANTS OF THE COMPANY

A-ii

ARTICLE VII

COVENANTS OF ACQUIROR

ARTICLE VIII

JOINT COVENANTS

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.1	Conditions to Obligations of Acquiror, Merger Sub and the Company	A-68
Section 9.2	Conditions to Obligations of Acquiror and Merger Sub	A-69
Section 9.3	Conditions to the Obligations of the Company	A-70

ARTICLE X

TERMINATION/EFFECTIVENESS

Section 10.1	Termination	A-70
Section 10.2	Effect of Termination	A-71

ARTICLE XI

MISCELLANEOUS

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of August 16, 2021 (this “Agreement”), is made and entered into by and among M3-Brigade Acquisition II Corp., a Delaware corporation (“Acquiror”), Blue Steel Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), and Syniverse Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, on February 26, 2021, the Company, Carlyle Partners V Holdings, L.P., a Delaware limited partnership (the “Carlyle Holder”), and Twilio Inc., a Delaware corporation (“Investor”), entered into that certain Framework Agreement (as amended by the letter agreement of even date herewith by and among the Company, Carlyle and the Investor, the “Framework Agreement”), pursuant to which, among other matters, the parties thereto agreed to (a) pursue a merger of the Company with a publicly traded blank check company formed for the purpose of effecting a business combination with one or more businesses and (b) a direct or indirect investment in the Company by Investor in connection with such merger;

WHEREAS, Acquiror is a blank check company incorporated as a Delaware corporation and incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of Acquiror, and was formed for the sole purpose of consummating the Merger;

WHEREAS, prior to the Effective Time, Acquiror shall file an amended and restated certificate of incorporation and a certificate of designations with the Secretary of State of Delaware and adopt an amended and restated bylaws (in accordance with Section 7.7);

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), (a) Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of Acquiror (the “Merger”), and (b) Acquiror will change its name to “Syniverse Technologies Corporation”;

WHEREAS, upon the Effective Time, all shares of the Company Common Stock will be converted into the right to receive shares of Acquiror Common Stock (as defined below) as set forth in this Agreement;

WHEREAS, upon the Effective Time, each Company Option (as defined below) that is then outstanding will be converted into the right to receive an Acquiror Option (as defined below), subject to certain exceptions and conditions as set forth in this Agreement;

WHEREAS, upon the Effective Time, each Company RSU Award (as defined below) that is then outstanding will be converted into the right to receive an Acquiror RSU Award (as defined below), subject to certain exceptions and conditions as set forth in this Agreement;

WHEREAS, each of the parties intends that, for United States federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations, to which each of Acquiror, Merger Sub and the Company are to be parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations;

WHEREAS, the board of directors of the Company has approved this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, declared it advisable for the Company to enter into this Agreement and the other documents contemplated hereby and recommended the approval of this Agreement by the Company’s equityholders;

WHEREAS, promptly following the execution and delivery of this Agreement (and in any event within 24 hours thereof) the Carlyle Holder will execute and deliver to the Company an irrevocable written consent, pursuant to which, among other things, the Carlyle Holder will adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby (including the Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit B) (the “Restated Certificate,” and such written consent, the “Written Consent”);

WHEREAS, each of the Boards of Directors of Acquiror and Merger Sub has (a) determined that it is advisable for Acquiror and Merger Sub, as applicable, to enter into this Agreement and the documents contemplated hereby, (b) approved the execution and delivery of this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby, and (c) recommended the adoption and approval of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby by the Acquiror Shareholders and sole shareholder of Merger Sub, as applicable;

WHEREAS, Acquiror, as sole shareholder of Merger Sub, has approved and adopted this Agreement and the documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, in furtherance of the Merger and in accordance with the terms hereof, Acquiror shall provide an opportunity to its shareholders to have their outstanding shares of Acquiror Common Stock redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s Governing Documents (as defined below) in connection with obtaining the Acquiror Shareholder Approval (as defined below);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Company, the Acquiror, Sponsor and the other Class B Holder have executed a Sponsor Agreement (the “Sponsor Agreement”), pursuant to which the Sponsor and the other Class B Holder have agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, on or prior to the date hereof, Acquiror entered into Subscription Agreements (as defined below) with PIPE Investors (as defined below) pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors agreed to purchase from Acquiror shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock (as defined below) for an aggregate purchase price of at least the Committed PIPE Investment Amount (as defined below), such purchases to be consummated prior to the Closing;

WHEREAS, on or prior to the date hereof, Acquiror entered into the Investor Subscription Agreement with Investor pursuant to which, and on the terms and subject to the conditions of which, Investor agreed to purchase from Acquiror shares of Acquiror Class A Common Stock and, if issued pursuant to the Investor Subscription Agreement, Acquiror Class C Common Stock (each as defined below) for an aggregate purchase price of the Investor Investment Amount (as defined below), such purchase to be consummated prior to the Closing;

WHEREAS, at the Closing, Acquiror, Sponsor, the Carlyle Holder and Investor shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form attached hereto as Exhibit C (with such changes as may be agreed in writing by Acquiror and the Company), which shall be effective as of the Closing;

WHEREAS, at the Closing, Acquiror, Sponsor, the Carlyle Holder and Investor shall enter into a Stockholders Agreement (the “Stockholders Agreement”) in substantially the form attached hereto as Exhibit D

(with such changes as may be agreed in writing by Acquiror and the Company), which shall be effective as of the Closing; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as set forth herein:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Acquiror” has the meaning specified in the Preamble hereto.

“Acquiror Bylaws” has the meaning specified in Section 2.5(b).

“Acquiror Certificate of Designations” has the meaning specified in Section 2.5(b).

“Acquiror Certificate of Incorporation” has the meaning specified in Section 2.5(b).

“Acquiror Class A Common Stock” means Class A ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means Class B ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Class C Common Stock” means Class C common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Common Stock” means Acquiror Class A Common Stock and Acquiror Class B Common Stock.

“Acquiror Common Warrant” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars and fifty cents ($11.50) that was included in the units sold as part of Acquiror’s initial public offering.

“Acquiror Convertible Preferred Stock” means Series A Convertible Preferred Stock, par value $0.0001 per share, of Acquiror.

“Acquiror Financial Statements” has the meaning specified in Section 5.8(d).

“Acquiror Group” has the meaning specified in Section 11.11(a).

“Acquiror Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, does or would reasonably be expected to, prevent, materially impair or materially delay Acquiror or Merger Sub from consummating the Transactions (including the Merger); provided, however, that “Acquiror Material Adverse Effect” shall not include the following, nor shall any of the following be taken into account in determining whether there has been a Acquiror Material Adverse Effect: any adverse change, effect, event or occurrence attributable to (a) any change in the trading price of Acquiror Common Stock, warrants exercisable therefor or units thereof (it being understood that, for purposes of this clause (a), the changes or effects giving rise to such change that are not otherwise excluded from the definition of “Acquiror Material Adverse Effect” may be taken into account in determining whether there has been an Acquiror Material Adverse Effect) or (b) the taking of any action required or expressly contemplated by this Agreement, including any redemptions of Acquiror Common Stock pursuant to the Acquiror Share Redemption.

“Acquiror Option” has the meaning specified in Section 3.3(a).

“Acquiror Preferred Stock” means shares of preferred stock, par value $0.0001 per share, of Acquiror.

“Acquiror Private Placement Warrant” means a warrant to purchase one (1) share of Acquiror Class A Common Stock at an exercise price of eleven Dollars and fifty cents ($11.50) issued to the Sponsor.

“Acquiror RSU” means a restricted stock unit constituting the right to be issued a share of Acquiror Common Stock upon vesting.

“Acquiror RSU Award” means an award of Acquiror RSUs.

“Acquiror SEC Filings” has the meaning specified in Section 5.5.

“Acquiror Securities” has the meaning specified in Section 5.6(a).

“Acquiror Share Redemption” means the election prior to the Acquiror Shareholder Approval of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Class A Common Stock to redeem upon the closing of the Merger all or a portion of the shares of Acquiror Class A Common Stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.

“Acquiror Share Redemption Amount” means the aggregate amount payable with respect to all Acquiror Share Redemptions.

“Acquiror Shareholder Approval” means the approval of those Transaction Proposals identified in clauses (A), (B), (C), (D), (E), (F), (G) and (H) of Section 8.2(b)(ii), in each case, by the requisite number of holders of the requisite number of outstanding Acquiror Common Stock entitled to vote thereon, whether in person or by proxy at the Acquiror Shareholders’ Meeting (or any adjournment or postponement thereof), in accordance with Acquiror’s Governing Documents and applicable Law.

“Acquiror Shareholders” means the shareholders of Acquiror as of immediately prior to the Effective Time.

“Acquiror Shareholders’ Meeting” has the meaning specified in Section 8.2(b)(i).

“Acquiror Transaction Expenses” means all out-of-pocket fees and expenses paid or payable by Acquiror or its Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby (including (a) all of the filing fees incurred in connection with making any filings under Section 8.1; (b) all fees and expenses incurred in connection with preparing and filing the Proxy Statement under Section 8.2 and obtaining approval of the NYSE under Section 7.3 and (c) repayment of any Working Capital Loans); provided that “Acquiror Transaction Expenses” shall not include any fees and expenses of Acquiror’s stockholders (other than Working Capital Loans).

“Acquiror Warrant Agreement” means the Warrant Agreement, dated as of March 3, 2021, between Acquiror and Continental Stock Transfer & Trust Company, as warrant agent.

“Acquiror Warrants” means the Acquiror Common Warrants and the Acquiror Private Placement Warrants.

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation, inquiry, proceeding or investigation, by or before any Governmental Authority.

“Adverse Framework Agreement Event” has the meaning set forth in Section 6.6.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Notwithstanding the foregoing, for purposes of this Agreement, (a) neither Investor nor the Carlyle Holder nor any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed Affiliates of the Company and its Subsidiaries, (b) neither the Company nor any of its Subsidiaries shall be deemed Affiliates of Investor or the Carlyle Holder and (c) neither M-III Partners, LP nor Brigade Capital Management, LP or its managed funds and accounts, shall be deemed Affiliates of Acquiror.

“Affiliate Contract” has the meaning set forth in Section 4.23.

“Aggregate Fully Diluted Company Common Shares” means, without duplication, the aggregate number of shares of Company Common Stock that, as of the Effective Time, are (a) issued and outstanding immediately prior to the Effective Time, (b) issuable upon, or subject to, the exercise of Company In-the-Money Options (whether or not then vested or exercisable) that are outstanding immediately prior to the Effective Time, or (c) subject to Company RSU Awards (whether or not then vested) that are outstanding immediately prior to the Effective Time (but not including, for this purpose, any performance-based Company RSU Awards).

“Aggregate Merger Consideration” means the number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (a) the Transaction Purchase Price by (b) $10.00.

“Agreement” has the meaning specified in the Preamble hereto.

“Ancillary Agreements” has the meaning specified in Section 11.10.

“Anticorruption Laws” has the meaning set forth in Section 4.11(c).

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition Law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authorities relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so-called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Antitrust Authority or any subpoena, interrogatory or deposition.

“Audited Financial Statements” has the meaning set forth in Section 4.7(a).

“Balance Sheet Date” has the meaning set forth in Section 4.7(a).

“Barclays” has the meaning specified in the definition of Credit Facilities.

“Base Purchase Price” means $704,440,000.00.

“Borrower” has the meaning specified in the definition of Credit Facilities.

“Business Combination” has the meaning set forth in Article II of Acquiror’s amended and restated certificate of incorporation as in effect on the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Carlyle Holder” has the meaning specified in the Recitals.

“CBA” means any collective bargaining agreement or other contract with any labor union, works council or labor organization.

“Class B Holders” means holders of shares of Acquiror Class B Common Stock.

“Closing” has the meaning specified in Section 2.3(a).

“Closing Date” has the meaning specified in Section 2.3(a).

“Closing Date Leakage” means the amount of any Leakage that has occurred after November 30, 2020 and through immediately prior to the Effective Time.

“Closing Statement” has the meaning specified in Section 2.7.

“Code” has the meaning specified in the Recitals hereto.

“Committed PIPE Investment Amount” has the meaning specified in Section 5.6(e).

“Company” has the meaning specified in the Preamble hereto.

“Company Award” means a Company Option or a Company RSU Award.

“Company Benefit Plan” means each benefit or compensation plan, scheme, program, policy, arrangement and contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and any bonus, deferred compensation, stock bonus, stock ownership, stock purchase, restricted stock, stock option, phantom stock or other equity or equity-based arrangement, and any employment, termination, retention, incentive, bonus, change in control or severance plan, program, policy, arrangement or contract that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former officer, employee or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could reasonably expect to have any Liability (including on account of an ERISA Affiliate), but shall exclude any such plan, program, policy, agreement or other arrangement required by applicable Law that is sponsored or maintained by a Governmental Authority or that is a Multiemployer Plan.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Debt Financing Subsidiary” has the meaning set forth in Section 4.24(a).

“Company Disclosure Letter” has the meaning specified in the introduction to Article IV.

“Company Equityholder Approval” means the approval of this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, by the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote.

“Company Equity Interests” has the meaning set forth in Section 4.5(b).

“Company Fundamental Representations” means the representations and warranties made pursuant to the first and second sentence of Section 4.1 (Company Organization and Power), Section 4.2 (Due Authorization), Section 4.5 (Capitalization of the Company), Section 4.6(a) (Subsidiaries; Ownership Interests) and Section 4.16 (Finders’ Fees).

“Company In-the-Money Option” means any Company Option (other than any performance-based Company Option, unless any such performance-based Company Option becomes vested pursuant to its terms at the Effective Time) that has an exercise price equal to or less than the Per Share Valuation Amount; provided that, with respect to any Company Option that has an exercise price of $6.50 that will take effect on December 31, 2021, the exercise price of such Company Option for purposes of this determination shall be deemed to be $6.50.

“Company Indemnified Parties” has the meaning specified in Section 7.8(a).

“Company Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on, the assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that any such change, effect, event or occurrence resulting from any of the following shall not be considered when determining whether a Company Material Adverse Effect has occurred: (a) conditions generally affecting the economy or credit, capital and financial markets in the United States or elsewhere in the world, including changes in interest or exchange rates, (b) any general change in or general effect on the industry or in the geographies in which the Company and its Subsidiaries operate, (c) any change in Laws, GAAP, or the enforcement or interpretation thereof, (d) political conditions, including hostilities, acts of war (whether declared or undeclared), cyber-attacks, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (e) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, including any such change relating to the identity of, or facts and circumstances relating to, Acquiror or Sponsor and including any actions taken by any customers, suppliers or personnel of the Company and its Subsidiaries resulting from the foregoing (provided that this clause (e) shall not apply to any representation or warranty in Section 4.3 to the extent that the purpose of such representation or warranty is to address the consequences resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by this Agreement or the Ancillary Agreements), (f) any hurricane, flood, tornado, earthquake or other natural disaster, (g) any actions expressly required to be taken or omitted pursuant to this Agreement, the Ancillary Agreements, the Framework Agreement or the Framework Agreement Ancillary Agreements, (h) the failure of the Company and its Subsidiaries to achieve any financial projections or forecasts or revenue or earnings predictions (it being understood that, for purposes of this clause (h), the changes or effects giving rise to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect) or (i) COVID-19 or any other epidemic or pandemic; provided, however, that any change or effect referred to in clause (a), (b), (c), (d) or (f) immediately above may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such change, effect, event or occurrence has a disproportionate effect (but then only to the extent of such disproportionate effect) on the Company and its Subsidiaries relative to other companies in the industries or markets in which the Company and its Subsidiaries operate.

“Company Option” means an option to purchase shares of Company Common Stock granted under the Incentive Plan.

“Company Related Party” has the meaning set forth in Section 4.23.

“Company RSU” means a restricted stock unit constituting the right to be issued a share of Company Common Stock upon vesting.

“Company RSU Award” means an award of Company RSUs granted under the Incentive Plan.

“Company Transaction Expenses” means all out-of-pocket fees and expenses paid or payable by the Company, the Carlyle Holder or any of their respective Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby (including in connection with the negotiation, documentation and consummation of the Framework Agreement, the Investor Investment and the Debt Financing).

“Competing Transaction” means (a) with respect to the Company and its Subsidiaries, other than (x) the transactions contemplated hereby, (y) the Investment (as defined in the Framework Agreement) and (z) the acquisition or disposition of equipment or other tangible personal property in the Ordinary Course of Business, (i) any offer or proposal relating to: (A) any acquisition or purchase, direct or indirect, of (1) 15% or more of the consolidated assets of the Company and its Subsidiaries or (2) 15% or more of any class of equity or voting securities of (x) the Company or (y) one or more Subsidiaries of the Company holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and its Subsidiaries; (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity or voting securities of (1) the Company or (2) one or more Subsidiaries of the Company holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and its Subsidiaries; or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the sale or disposition of (1) the Company or (2) one or more Subsidiaries of the Company holding assets constituting, individually or in the aggregate, 15% or more of the consolidated assets of the Company and its Subsidiaries, or (ii) any election pursuant to Section 5.7(a) of the Framework Agreement to consummate the Alternative Transaction (as defined in the Framework Agreement), and (b) with respect to Acquiror, any offer, inquiry, proposal or indication of interest (whether written or oral, binding or non-binding), relating to a Business Combination or similar transaction with any third party (other than with the Company or its Affiliates).

“Competition Laws” means the HSR Act (and any similar Law regarding pre-acquisition notifications for the purpose of competition reviews), the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

“Confidentiality Agreement” has the meaning specified in Section 11.10.

“Constituent Corporations” has the meaning specified in Section 2.1(a).

“Contracts” means any legally binding contracts, agreements, subcontracts, leases and purchase orders.

“Covered Person” means any (a) past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, attorney, advisor or other agent or representative of the Company, Investor, Acquiror or Merger Sub and (b) any past, present or future director, officer, employee, incorporator, member, partner, stockholder, attorney, advisor or other agent or representative of any of the Persons set forth in the foregoing clause (a).

“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease, or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means, in response to COVID-19, any workforce reduction or the compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut-down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with, related to or in response to COVID-19, including the CARES Act and Families First Act or any disaster plan of such Person or any change in applicable Laws related to, in connection with or in response to COVID-19.

“Credit Facilities” means (a) the Credit Agreement, dated as of April 23, 2012, as amended by the Incremental Commitment Amendment, dated as of June 28, 2013, as further amended by the Second Amendment, dated as of September 23, 2013, as further amended by the Third Amendment, dated as of March 6, 2015, as further amended by the Fourth Amendment, dated as of April 10, 2017, as further amended by the Fifth Amendment, dated as of March 9, 2018, as further amended by the Sixth Amendment, dated as of December 8, 2020, as further amended by the Seventh Amendment, dated as of May 10, 2021, and as further amended, amended and restated, supplemented or otherwise modified from time to time, by and among Syniverse Holdings, Inc. (the “Borrower”), Buccaneer Holdings, LLC (“Holdings”), the lenders from time to time party thereto and Barclays Bank PLC (“Barclays”), as administrative agent (the “First Lien Credit Agreement”), and (b) the Second Lien Credit Agreement, dated as of March 9, 2018, as amended by the First Amendment, dated as of December 8, 2020 and as further amended, amended and restated, supplemented or otherwise modified from time to time, by and among the Borrower, Holdings, the lenders from time to time party thereto and Barclays as administrative agent.

“Data Security Requirements” means, collectively, all of the following to the extent relating to data treatment or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company or any of its Subsidiaries or to any of the IT Systems or any business data of the Company and its Subsidiaries: (a) the Company’s and its Subsidiaries’ own rules, policies, and procedures; (b) all applicable laws, rules and regulations (including, as applicable, the General Data Protection Regulation (GDPR) (EU) 2016/679); (c) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (d) contracts into which the Company and its Subsidiaries have entered or by which are otherwise bound.

“Debevoise” has the meaning specified in Section 11.11(b).

“Debevoise Privileged Communications” has the meaning specified in Section 11.11(b).

“Debt Commitment Letter” has the meaning set forth in Section 4.24(a).

“Debt Financing” has the meaning set forth in Section 4.24(a).

“Debt Financing Agreements” has the meaning set forth in Section 8.5(a).

“Debt Financing Parties” has the meaning specified in the definition of Debt Financing Sources.

“Debt Financing Sources” means the Persons that have committed to provide the Debt Financing in connection with the transactions contemplated hereby pursuant to the Debt Commitment Letter, and any joinder agreements entered into pursuant thereto or relating thereto (the “Debt Financing Parties”), together with their respective Affiliates and their, and their respective Affiliates’, partners, members, directors, managers, officers, employees, agents, attorneys, consultants, advisors and other representatives.

“D&O Indemnified Parties” has the meaning specified in Section 7.8(a).

“DGCL” has the meaning specified in the Recitals hereto.

“Dissenting Shares” has the meaning specified in Section 3.5.

“Dollars” or “$” means lawful money of the United States.

“Effective Time” has the meaning specified in Section 2.3(b).

“End Date” has the meaning specified in Section 10.1(b).

“Environmental Law” means all Laws in effect as of the Closing Date concerning pollution or protection of the environment, natural resources or human health as it relates to exposure to Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person that could be treated at a relevant time as a single employer with the Company or any of its Subsidiaries (including any Transferred Entity) pursuant to Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.2(a).

“Exchange Ratio” means the quotient obtained by dividing (a) the Aggregate Merger Consideration, by (b) the Aggregate Fully Diluted Company Common Shares.

“Fee Letter” has the meaning set forth in Section 4.24(a).

“Financial Statements” has the meaning specified in Section 4.7(a).

“Financing Amounts” has the meaning specified in Section 4.24(b).

“First Lien Credit Agreement” has the meaning specified in the definition of Credit Facilities.

“Foreign Plan” has the meaning specified in Section 4.13(e).

“Framework Agreement” has the meaning specified in the Recitals hereto.

“Framework Agreement Ancillary Agreements” means the Ancillary Agreements (as defined in the Framework Agreement) to the Framework Agreement.

“Fraud” means an actual and intentional misrepresentation of a material fact with respect to the making of the representations and warranties (and, for the avoidance of doubt, not constructive fraud, equitable fraud or negligent misrepresentation or omission) (i) in the case of the Company, in Article IV and (ii) in the case of Acquiror and Merger Sub, in Article V.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Governmental Authority” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public or private arbitral tribunal.

“Governmental Authorization” has the meaning specified in Section 4.4.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Substance” means any substance or material that is listed, classified or regulated as a “toxic substance,” “hazardous substance,” “hazardous waste” or words of similar meaning or effect under any Environmental Law, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum by-products.

“Holdings” has the meaning specified in the definition of Credit Facilities.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Incentive Plan” means the Company’s 2011 Equity Incentive Plan, as it may be amended from time to time as approved by the Company’s board of directors.

“Indebtedness” means “Indebtedness”, as such term is defined in the First Lien Credit Agreement.

“Initial End Date” has the meaning specified in Section 10.1(b).

“Intellectual Property” means all intellectual property and proprietary rights throughout the world, including: all rights in patents and patent applications (including any continuations, divisionals, continuations-in-part, provisional applications, renewals, reissues and re-examinations); trademarks and service marks, domain names and all other identifiers of source or origin (including all goodwill associated therewith and all registrations and applications therefor) (“Trademarks”); works of authorship; copyrights (and all registrations and applications therefor); rights of privacy and publicity; moral rights; Software and all rights therein; and trade secrets, industrial designs, data, confidential or proprietary information.

“Interim Period” has the meaning specified in Section 6.1.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Percentage” has the meaning set forth in the Framework Agreement.

“Investor” has the meaning specified in the Recitals.

“Investor Investment” means the purchase of shares of Acquiror Class A Common Stock and, if issued pursuant to the Investor Subscription Agreement, Acquiror Class C Common Stock pursuant to the Investor Subscription Agreement.

“Investor Investment Amount” means the amount actually received by Acquiror pursuant to the Investor Subscription Agreement at or prior to the Closing for the shares in the Investor Investment, which amount, for the avoidance of doubt, shall be at least $500,000,000, and may, on the terms and subject to the conditions of the Framework Agreement, be at most $750,000,000.

“Investor Subscription Agreement” means the subscription agreement pursuant to which, among other matters set forth therein, the Investor Investment will be consummated.

“Investor Transaction Expenses” means all out-of-pocket fees and expenses paid or payable by Investor or any of its Subsidiaries (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the transactions contemplated hereby (including in connection with the negotiation, documentation and consummation of the Framework Agreement, the Investor Investment and the Debt Financing).

“IRS” means the Internal Revenue Service.

“IT Systems” means the hardware, software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment, owned or leased by or licensed to the Company or its Subsidiaries.

“JOBS Act” has the meaning specified in Section 5.8(a).

“Knowledge of the Company” means, as of the date of this agreement, the actual knowledge, without independent investigation (and shall in no event encompass constructively imputed or similar concepts of knowledge) of the individuals set forth on Section 1.1 of the Company Disclosure Letter.

“Law” means a law, act, code, statute, order, ordinance, rule, ruling, regulation, judgment, injunction, award, writ, order or decree.

“Leakage” means, other than as constitutes Permitted Leakage, the aggregate value, without duplication, of any (a) cash or noncash payment, dividend or distribution declared, paid or made in respect of (i) any Subsidiary Equity Interests to a Company Related Party or (ii) any Company Equity Interest, (b) cash or noncash payment made or agreed to be made by the Company for the purchase, redemption, repurchase, repayment or acquisition of (i) any Subsidiary Equity Interests to a Company Related Party or (ii) any Company Equity Interest (in each case other than redemptions or repurchases of Company Common Stock that are (A) issuable upon, or subject to, the exercise of Company In-the-Money Options (whether or not then vested or exercisable) or (B) issuable upon the settlement of Company RSU Awards (whether or not then vested), in each case, in the Ordinary Course of Business), (c) transfer, sale, lease or exclusive license of assets, properties or rights of the Company or its Subsidiaries to, or for the benefit of, any Company Related Party (in each case other than commercial agreements between the Company and its Subsidiaries, on the one hand, and portfolio companies of the Carlyle Holder and its Affiliates, on the other hand, entered into in the Ordinary Course of Business on an arms’ length basis), (d) any loan, advance or capital contribution to or investment in or for the benefit of any Company Related Party (in each case (x) to the extent not repaid prior to the Effective Time and (y) other than advances to employees or officers for expenses or to customers in the Ordinary Course of Business and on arms’ length terms), (e) any liabilities or obligations assumed, indemnified or incurred for the benefit of any Company Related Party and any guarantees entered into for the benefit of any Company Related Party, in each case other than (x) pursuant to existing agreements or arrangements in place as of February 26, 2021 and set forth in Section 4.23 of the Company Disclosure Letter or (y) any indemnities provided to customers on arms’ length terms or customary director and officer (including employees) indemnification agreements or arrangements, in each case of clause (y), entered into in the Ordinary Course of Business following the date hereof, (f) any payment (or, without duplication, any agreement or commitment to pay, but excluding any grants of Company RSU Awards) by the Company or any of its Subsidiaries of transaction bonuses or similar payments to employees in connection with the Closing or otherwise in connection with the transactions contemplated hereby, including the Transaction Bonuses (as defined in the Company Disclosure Letter), (g) any payment (or, without duplication, any agreement or commitment to pay, but excluding any grants of Company RSU Awards) by the Company or any of its Subsidiaries of discretionary bonuses to employees of the Company and its Subsidiaries in respect of 2020 performance, including any such payments, agreements or commitments made under the Syniverse Discretionary

Bonus (as defined in the Company Disclosure Letter), or (h) fees, costs, Tax or other amount paid or agreed or required to be paid by the Company or its Subsidiaries as a result of any of the matters referred to in clauses (a) through (g) of this definition.

“Lenders” has the meaning set forth in Section 4.24(a).

“Letter of Transmittal” has the meaning specified in Section 3.2(b).

“Liability” means any direct or indirect liability, indebtedness, claim, loss, Tax, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, lease or encumbrance.

“Litigation” means any action, claim, charge, complaint, audit, investigation, cease-and-desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Management Agreement” means that certain Amended and Restated Consulting Services Agreement, dated as of February 22, 2021 and effective as of January 1, 2021, by and among Syniverse Holdings, Inc., TC Group V, L.L.C. and Carlyle Investment Management L.L.C.

“Material Contracts” has the meaning set forth in Section 4.12(a).

“Material Customer” has the meaning set forth in Section 4.22.

“Material Vendor” has the meaning set forth in Section 4.22.

“Merger” has the meaning specified in the Recitals hereto.

“Merger Certificate” has the meaning specified in Section 2.1(a).

“Merger Sub” has the meaning specified in the Preamble hereto.

“Merger Sub Capital Stock” means the shares of the common stock, par value $0.0001 per share, of Merger Sub.

“Modification in Recommendation” has the meaning specified in Section 8.2(b)(ii).

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

“NYSE” has the meaning specified in Section 5.8(c).

“Offer Documents” has the meaning specified in Section 8.2(a)(i).

“Open Source Software” means open source, free software, copyleft or community source code license (including any library or code licensed under the GNU General Public License, GNU Lesser General Public License, GNU Affero GPL (AGPL), Apache Software License, or any other public source code license arrangement).

“Option Exercise Amount” means the aggregate exercise price of the Company In-the-Money Options that are outstanding immediately prior to the Effective Time; provided that, with respect to any Company Option that has an exercise price of $6.50 that will take effect on December 31, 2021, the exercise price of such Company Option for purposes of the Option Exercise Amount calculation shall be deemed to be $6.50.

“Ordinary Course of Business” means, with respect to any Person, in the ordinary course of business of such Person, subject to any COVID-19 Measures impacting or taken by the relevant Person.

“Owned Intellectual Property” means the Intellectual Property owned by the Company and its Subsidiaries.

“Owned Real Property” means all real property owned in fee simple by the Company or any of its Subsidiaries.

“Per Share Valuation Amount” means an amount equal to (a) the Transaction Purchase Price, divided by (b) the Aggregate Fully Diluted Company Common Shares.

“Permits” has the meaning set forth in Section 4.11.

“Permitted Leakage” means, notwithstanding the definition of Leakage, (a) any payments or benefits (including any applicable Tax thereon) expressly contemplated by this Agreement or the Framework Agreement, (b) any payments or benefits between the Company and one or more of the Company’s Subsidiaries, (c) fees and reimbursable expenses due and payable under the Management Agreement, (d) payments or benefits pursuant to any employment, severance, bonus, indemnification or similar arrangements concerning the compensation or indemnification of employees, officers or directors made in the Ordinary Course of Business, (e) the fees payable to Affiliates of the Carlyle Holder contemplated by Section 4.16 of the Company Disclosure Letter and (f) any payments approved in writing by Acquiror. Notwithstanding the foregoing, for the avoidance of doubt, any Leakage covered by clauses (f) and (g) of the definition thereof shall not be Permitted Leakage (regardless whether such Leakage is contemplated by or set forth on the Company Disclosure Letter).

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and, in each such case, for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and other Liens arising or incurred in the Ordinary Course of Business or in connection with construction contracts for amounts that are not yet delinquent or are being contested in good faith, (c) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Real Property, (d) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above the Real Property, (e) title exceptions disclosed by any title insurance commitment or title insurance policy for any such Real Property issued by a title company and delivered or otherwise made available to Acquiror prior to the date hereof, (f) other encumbrances, defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, rights of way, flowage rights, restrictions, leases, licenses, covenants, sidetrack agreements and oil, gas, mineral and mining reservations, rights, licenses and leases, which, in each case, do not materially impair the present use or occupancy of the Real Property, (g) statutory Liens in favor of lessors arising in connection with any property leased to the Company or any of its Subsidiaries, (h) Liens securing the obligations under the Credit Facilities (or any replacement to the Credit Facilities incurred in a transaction permitted by this Agreement, including Liens granted to any lender at the Closing in connection with the Debt Financing), and (i) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business in connection with the sale or marketing of products or services of the Company or its Subsidiaries.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means any information that identifies a particular individual and, when referring to a Law concerning the privacy or security of Personal Information, has the same meaning as the similar or equivalent term defined under such Law.

“PIPE Investment” means the purchase of shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock pursuant to the Subscription Agreements.

“PIPE Investment Amount” means the aggregate gross purchase price received by Acquiror prior to Closing for the shares in the PIPE Investment.

“PIPE Investors” means those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements.

“Prospectus” has the meaning specified in Section 11.1.

“Proxy Statement” has the meaning specified in Section 8.2(a)(i).

“Real Property” means any owned real property and any leased real property of the Company or any of its Subsidiaries.

“Real Property Lease” has the meaning set forth in Section 4.18(b).

“Refinancing” means the repayment, repurchase or discharge in full of all outstanding indebtedness and all other obligations of the Company and its Subsidiaries incurred under the Credit Facilities (other than, for the avoidance of doubt, (a) contingent obligations that survive the termination of the Credit Facilities for which no claim has been asserted and (b) in the case of the First Lien Credit Agreement, letters of credit which have been cash collateralized or otherwise provided for as set forth in the First Lien Credit Agreement) and the termination and release of all related guaranties and security interests.

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Restricted Debt Financing Changes” has the meaning specified in Section 8.5(b).

“Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Control Laws, including: (a) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the OFAC List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (b) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any national of a Sanctioned Country.

“Sanctions Laws” has the meaning specified in Section 4.11(d).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Second End Date” has the meaning set forth in Section 10.1(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means M3-Brigade Sponsor II LP, a Delaware limited partnership.

“Sponsor Agreement” has the meaning specified in the Recitals hereto.

“Sponsor PIPE Investor” means the PIPE Investor identified to the Company as the “Sponsor PIPE Investor” prior to the entry into this Agreement or an Affiliate of such PIPE Investor to whom the Subscription Agreement with such PIPE Investor is assigned in accordance with its terms after the date of this Agreement.

“Stockholder Notice” has the meaning specified in Section 8.2(c).

“Subscription Agreements” means the subscription agreements (excluding the Investor Subscription Agreement) pursuant to which the PIPE Investment will be consummated.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Equity Interests” has the meaning specified in Section 4.6(b).

“Substantial Detriment” has the meaning specified in the Framework Agreement.

“Super 8-K” has the meaning specified in Section 8.2(a)(i).

“Surviving Corporation” has the meaning specified in Section 2.1(b).

“Syniverse Group” has the meaning specified in Section 11.11(b).

“Tax” means (a) any federal, state, local or non-U.S. income, alternative, minimum (including Taxes under Section 59A of the Code), accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, escheat and unclaimed property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other tax, duty, fee, assessment or other governmental charge or deficiencies thereof of any kind whatsoever in the nature of a tax (including all interest and penalties thereon (or in lieu thereof) and any additions thereto), whether disputed or not and (b) any liability for any of the foregoing arising as a result of Section 1.1502-6 of the Treasury Regulations or similar or analogous provision of state, local or non-U.S. Law, indemnification obligations, or as a successor, by Contract, by Law or otherwise.

“Tax Return” means any federal, state, local or non-U.S. tax return, declaration, statement, report, schedule, election, form or information return or any attachments thereto or amendment to any of the foregoing relating to Taxes.

“Terminating Acquiror Breach” has the meaning specified in Section 10.1(h).

“Terminating Company Breach” has the meaning specified in Section 10.1(e).

“Trade Control Laws” has the meaning specified in Section 4.11(d).

“Trademarks” has the meaning specified in Section 1.1.

“Transaction Proposals” has the meaning specified in Section 8.2(b)(ii).

“Transaction Purchase Price” means an amount equal to (a) the sum of (i) the Base Purchase Price, minus (ii) the Closing Date Leakage, plus (iii) the Investor Investment Amount, plus (iv) the Option Exercise Amount, multiplied by (b) an amount equal to (i) one, minus (ii) the Investment Percentage.

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Merger.

“Transfer Taxes” has the meaning specified in Section 8.4.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Treasury Share” has the meaning specified in Section 3.1(a).

“Trust Account” has the meaning specified in Section 11.1.

“Trust Agreement” has the meaning specified in Section 5.7.

“Trustee” has the meaning specified in Section 5.7.

“Unaudited Financial Statements” has the meaning specified in Section 4.7(a).

“Wachtell” has the meaning specified in Section 11.11(a).

“Wachtell Privileged Communications” has the meaning specified in Section 11.11(a).

“Working Capital Loans” means any loan made to Acquiror by any of the Sponsor, an Affiliate of the Sponsor, or any of Acquiror’s officers or directors, and evidenced by a promissory note, for the purpose of financing costs incurred in connection with a Business Combination.

“Written Consent” has the meaning specified in the Recitals hereto.

Section 1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) the word “or” shall be disjunctive but not exclusive; and (vii) “$” or “US$” means United States Dollars.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

(f) Exhibits attached to, or referenced in this Agreement are incorporated herein as if set forth in full herein.

(g) Unless the context of this Agreement otherwise requires, (i) references to any Law shall be deemed to refer to such Law as consolidated, replaced, revised, amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder, (ii) references herein to any Contract (including this Agreement) shall be deemed to refer to such Contract as amended, restated, supplemented or otherwise modified from time to time, and (iii) references herein to any Person shall be deemed to include such Person’s successors and assigns.

ARTICLE II

THE MERGER; CLOSING

Section 2.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, Acquiror and the Company (Merger Sub and the Company sometimes being referred to herein as the “Constituent Corporations”) shall cause Merger Sub to, and Merger Sub shall, be merged with and into the Company, with the Company being the surviving corporation in the Merger. The Merger shall be consummated in accordance with this Agreement and the DGCL and shall be evidenced by a certificate of merger with respect to the Merger (as so filed, the “Merger Certificate”), executed by the Constituent Corporations in accordance with the relevant provisions of the DGCL, such Merger to be effective as of the Effective Time.

(b) Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease and the Company, as the surviving corporation of the Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Corporation”), shall continue its corporate existence under the DGCL, as a wholly owned Subsidiary of Acquiror. The Merger shall have the effects provided in this Agreement and as specified in the DGCL.

Section 2.2 Effects of the Merger. At and after the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as a private nature, of the Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each Constituent Corporation, and all property, real, personal and mixed, and all debts due to each such Constituent Corporation, on whatever account, shall become vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Corporation as they are of the Constituent Corporations; and the title to any real property vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Corporations shall not revert or become in any way impaired by reason of the Merger; but all Liens upon any property of a Constituent Corporation shall thereafter attach to the Surviving Corporation and shall be enforceable against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the DGCL.

Section 2.3 Closing; Effective Time.

(a) In accordance with the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. (New York time) on the date which is three (3) Business Days after the first date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, the Company shall file the Merger Certificate with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The Merger shall become effective at the time when the Merger Certificate has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Merger Certificate (the “Effective Time”).

Section 2.4 Closing Deliverables.

(a) At the Closing, the Company will deliver or cause to be delivered:

(i) to Acquiror, a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.2(a), Section 9.2(b) and Section 9.2(c) have been fulfilled;

(ii) to Acquiror, the written resignations of all of the directors of the Company (other than any such Persons identified as initial directors of the Surviving Corporation, in accordance with Section 2.6(a)), effective as of the Effective Time;

(iii) to Acquiror, the Registration Rights Agreement, duly executed by the Carlyle Holder and Investor;

(iv) to Acquiror, the Stockholders Agreement, duly executed by the Carlyle Holder and Investor;

(v) to Acquiror, a copy of the Restated Certificate duly adopted pursuant to the Written Consent and filed with the Delaware Secretary of State; and

(vi) to Acquiror, a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that the Company is not, and was not during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder and no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(b) At the Closing, Acquiror will deliver or cause to be delivered:

(i) to the Exchange Agent, the portion of the Aggregate Merger Consideration to be paid in shares of Acquiror Common Stock for further distribution to the Company’s equityholders pursuant to Section 3.2;

(ii) to the Company, a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.3(c) have been fulfilled;

(iii) to the Company, the Registration Rights Agreement, duly executed by duly authorized representatives of Acquiror and Sponsor;

(iv) to the Company, the Stockholders Agreement, duly executed by duly authorized representatives of Acquiror and Sponsor; and

(v) to the Company, the written resignations of all of the directors and officers of Acquiror and Merger Sub (other than those Persons identified as the initial directors and officers, respectively, of Acquiror after the Effective Time, in accordance with the provisions of Section 2.6(b) and Section 7.6), effective as of the Effective Time.

(c) On the Closing Date, concurrently with the Effective Time, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds, (i) all Acquiror Transaction Expenses as set forth on a written statement to be delivered to the Company and Investor not less than three (3) Business Days prior to the Closing Date, (ii) all Company Transaction Expenses as set forth on a written statement to be delivered to Acquiror and Investor by or on behalf of the Company not less than three (3) Business Days prior to the Closing Date, and (iii) all Investor Transaction Expenses as set forth on a written statement to be delivered to Acquiror and the Company by or on behalf of Investor not less than three (3) Business Days prior to the Closing Date and (iv) outstanding indebtedness of the Company and its Subsidiaries incurred under the Credit Facilities (including accrued but unpaid interest) to the extent such amount is greater than cash proceeds from the Debt Financing actually received by, or on behalf of, the Company or any of its Subsidiaries and, in any event, in an aggregate amount not to exceed the sum of (A) the amount of cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount, plus (B) the PIPE Investment Amount actually received by Acquiror prior to the Closing, plus (C) the Investor Investment Amount, minus (D) the sum of the amounts contemplated by clauses (i), (ii) and (iii) above, and as set forth on a written statement to be delivered to Acquiror and Investor by or on behalf of the Company not less than three (3) Business Days prior to the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof (if applicable), together with corresponding invoices for the foregoing; provided that any Company Transaction Expenses due to current or former employees, independent contractors, officers, or directors of the Company or any of its Subsidiaries shall be paid to the Company for further payment to such employee, independent contractor, officer or director through the Company’s payroll.

Section 2.5 Governing Documents.

(a) On the Closing Date, concurrently with the Effective Time, the certificate of incorporation of the Company in effect prior to the Effective Time shall be amended and restated to read in its entirety as set forth Exhibit B, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the DGCL. At the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that references to Merger Sub’s name shall be replaced by references to the name set forth in the Restated Certificate, until thereafter amended as provided therein and under the DGCL.

(b) The certificate of incorporation (which shall be in the form attached as Exhibit A, with such changes as may be agreed in writing by Acquiror and the Company, the “Acquiror Certificate of Incorporation”), the certificate of designations (which shall be in the form attached as Exhibit E, with such changes as may be agreed in writing by Acquiror and the Company, the “Acquiror Certificate of Designations”) and bylaws of Acquiror (which shall be in the form mutually agreed in good faith by Acquiror and the Company prior to Closing, the “Acquiror Bylaws”) as of immediately prior to the Effective Time, shall be the certificate of incorporation, certificate of designations and bylaws of Acquiror from and after the Effective Time, until thereafter amended as provided therein and under the DGCL.

Section 2.6 Directors and Officers.

(a) (i) The officers of the Company as of immediately prior to the Effective Time, shall be the officers of the Surviving Corporation from and after the Effective Time, and (ii) the Persons set forth on Section 2.6(a) of the Company Disclosure Letter shall be the directors of the Surviving Corporation from and after the Effective Time, in each case, each to hold office in accordance with the Governing Documents of the Surviving Corporation.

(b) The parties shall take all actions necessary to ensure that, from and after the Effective Time, the Persons identified as the initial post-Closing directors and officers of Acquiror in accordance with the provisions of Section 7.6 shall be the directors and officers (and in the case of such officers, holding such positions as such officers hold at the Company immediately prior to the Effective Time), respectively, of Acquiror, each to hold office in accordance with the Governing Documents of Acquiror.

Section 2.7 Closing Statement. No later than five (5) Business Days prior to the Closing Date, the Company shall provide to Acquiror and Investor a statement substantially in the form attached hereto as Annex I (the “Closing Statement”) setting forth the Company’s good faith calculation of the Exchange Ratio, Aggregate Merger Consideration, Aggregate Fully Diluted Company Common Shares, Transaction Purchase Price, Per Share Valuation Amount, the Investment Percentage, Closing Date Leakage and the Option Exercise Amount, delivered with reasonable supporting detail with respect to the calculation of such amounts. The Company shall provide Acquiror and its representatives reasonable access to information, personnel, books and records of the Company or its Subsidiaries that Acquiror reasonably requests relating to the Closing Statement and the Company’s preparation thereof, and shall cause the personnel of the Company and its Subsidiaries to cooperate reasonably with Acquiror and its representatives in connection with Acquiror’s review of the Closing Statement. The Company shall consider in good faith any changes Acquiror proposes or requests to the Closing Statement and revise such statement if, based on its good faith assessment, such changes are warranted; provided that in no event shall such obligation require the contemplated Closing Date to be postponed or otherwise delayed (it being understood and agreed that, notwithstanding the foregoing if Acquiror proposes a change to the Closing Statement and the Company agrees that such a change is warranted, then, to the extent required and unless waived by the Acquiror in accordance with Section 11.2, the contemplated Closing Date shall be postponed or otherwise delayed to the extent necessary but in any event by no more than three (3) Business Days in order to implement such revision).

Section 2.8 Tax-Free Reorganization Matters. The parties intend that, for United States federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations to which each of Acquiror, Merger Sub and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations, and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). The Merger shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by Law or a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The parties shall cooperate with each other and their respective counsel to document and support the Tax treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, including providing factual support letters.

ARTICLE III

EFFECTS OF THE MERGER ON THE COMPANY COMMON STOCK AND EQUITY AWARDS

Section 3.1 Conversion of Securities.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock, each share of Company Common Stock, in each case, that is issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Company Common Stock subject to Company Awards (which shall be subject to Section 3.3), (ii) any shares of Company Common Stock held in the treasury of the Company, which treasury shares shall be canceled as part of the Merger and shall not constitute “Company Common Stock” hereunder (each such share, a “Treasury Share”), and (iii) any Dissenting Shares), shall be canceled and converted into the right to receive the applicable portion of the Aggregate Merger Consideration as determined pursuant to Section 3.1(c).

(b) At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror or Merger Sub, each share of Merger Sub Capital Stock, shall be converted into a share of common stock, par value $0.0001 of the Surviving Corporation.

(c) Each holder of shares of Company Common Stock as of immediately prior to the Effective Time (other than in respect of (x) Treasury Shares, (y) Dissenting Shares, and (z) any shares of Company Common Stock subject to Company Awards (which shall be subject to Section 3.3)) shall be entitled to receive a portion of the Aggregate Merger Consideration equal to (i) the Exchange Ratio, multiplied by (ii) the number of shares of Company Common Stock held by such holder as of immediately prior to the Effective Time, with fractional shares rounded up or down to the nearest whole share (with 0.5 of a share or greater rounded up), as applicable.

(d) Notwithstanding anything in this Agreement to the contrary, no fractional shares of Acquiror Common Stock shall be issued in the Merger.

Section 3.2 Exchange Procedures.

(a) Prior to the Closing, and in any event no later than five (5) Business Days prior to the Closing Date, Acquiror shall appoint an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Aggregate Merger Consideration to the Company’s equityholders. At or before the Effective Time, Acquiror shall deposit with the Exchange Agent the number of shares of Acquiror Common Stock equal to the portion of the Aggregate Merger Consideration to be paid in shares of Acquiror Common Stock.

(b) Reasonably promptly after the Effective Time, Acquiror shall send or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock as of immediately prior to the Effective Time, whose shares of Company Common Stock were converted pursuant to Section 3.1(a) into the right to receive a portion of the Aggregate Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and the risk of loss and title shall pass, only upon proper transfer of each share to the Exchange Agent, and which letter of transmittal will be in a form mutually agreed in good faith among the Exchange Agent, Acquiror and the Company prior to Closing, for use in such exchange (each, a “Letter of Transmittal”).

(c) Each holder of shares of Company Common Stock that have been converted into the right to receive a portion of the Aggregate Merger Consideration, pursuant to Section 3.1(a), shall be entitled to receive such portion of the Aggregate Merger Consideration upon receipt by the Exchange Agent of an “agent’s message” (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) or a duly completed and validly executed Letter of Transmittal, as applicable, and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the transfer of any share.

(d) If payment of the Aggregate Merger Consideration is to be made to a Person other than the record holder of any Company Common Stock, it shall be a condition of payment that the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Aggregate Merger Consideration to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of Acquiror that such Taxes either have been paid or are not applicable.

(e) Promptly following the date that is one (1) year after the Effective Time, Acquiror shall instruct the Exchange Agent to deliver to Acquiror all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Aggregate Merger Consideration that remains unclaimed shall be returned to Acquiror, and any Person that was a holder of shares of Company Common Stock as of immediately prior to the Effective Time that has not exchanged such shares of Company Common Stock for an applicable portion of the Aggregate Merger Consideration in accordance with this Section 3.2 prior to the date that is one (1) year after the Effective Time, may transfer such shares of Company Common Stock to Acquiror and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and Acquiror shall promptly deliver, such applicable portion of the Aggregate Merger Consideration without any interest thereupon. None of Acquiror, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any of the Aggregate Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any such shares shall not have not been transferred immediately prior to such date on which any amounts payable pursuant to this Article III would otherwise escheat to or become the property of any Governmental Authority, any such amounts shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

Section 3.3 Treatment of Company Awards.

(a) As of the Effective Time, each Company Option (whether vested or unvested) that is then outstanding shall be converted into an option to purchase shares of Acquiror Common Stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (each, an “Acquiror Option”), except that (i) such Acquiror Option shall provide the right to purchase that whole number of shares of Acquiror Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such Acquiror Option shall be equal to the exercise price per share of such Company Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent); provided, however, that the conversion of the Company Options will be made in a manner consistent with Treasury Regulation Sections 1.424-1, such that such conversion will not constitute a “modification” of such Company Options for purposes of Section 409A or Section 424 of the Code.

(b) As of the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time shall be converted into an Acquiror RSU Award with substantially the same terms and conditions as were applicable to such Company RSU Award immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Acquiror RSU Award shall be comprised of that number of Acquiror RSUs as is equal to the product of (i) the number of Company RSUs subject to such Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional restricted stock units rounded to the nearest whole restricted stock unit (with 0.5 of a restricted stock unit or greater rounded up).

(c) The Company shall take all necessary actions to effect the treatment of Company Awards pursuant to this Section 3.3 in accordance with the Incentive Plan and the applicable award agreements thereunder and Acquiror shall ensure that no Acquiror Option or Acquiror RSU may be exercised or settled, as applicable, prior to the effective date of an applicable Form S-8 (or other applicable form, including Form S-1 but excluding Form S-3) of Acquiror. The board of directors of the Company shall amend the Incentive Plan and take all other necessary actions, effective as of immediately prior to the Closing, in order to provide that no new Company Awards will be granted under the Incentive Plan.

Section 3.4 Withholding. Notwithstanding any other provision to this Agreement, Acquiror, Merger Sub, the Company and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes that are required to be deducted and withheld from such amounts under the Code or any other applicable Law; provided that except with respect to (x) payments in the nature of compensation to be made to employees or former employees of the Company and (y) any deduction or withholding required as a result of the applicable withholding agent not having timely received the documentation described in Section 2.4(a)(vi) or a properly completed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate IRS Form W-8, as applicable, Acquiror shall use commercially reasonable efforts to provide the Company with at least ten (10) days prior written notice of the intent to withhold in connection with the payment of the Aggregate Merger Consideration and will reasonably cooperate with the Company to reduce or eliminate any applicable withholding. To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (i) timely remitted to the appropriate Governmental Authority and (ii) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.5 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Aggregate Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Aggregate Merger Consideration in accordance with Section 3.1 without interest thereon, upon transfer of such shares. The Company shall provide Acquiror prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Acquiror shall be consulted with respect to all material negotiations and proceedings with respect to such demands (and promptly notified of all other negotiations and proceedings with respect to such demands). Except with the prior written consent of Acquiror (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered to Acquiror and Merger Sub by the Company on the date of this Agreement (the “Company Disclosure Letter”) (each section of which, subject to Section 11.9, qualifies the correspondingly numbered and lettered representations in this Article IV), the Company represents and warrants to Acquiror and Merger Sub as of the date of this Agreement and as of the Closing as follows:

Section 4.1 Company Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted. Each of the Company’s Subsidiaries is an entity duly organized, validly existing and in good standing (or the equivalent thereof, where such concept is recognized) under the laws of its jurisdiction of organization and has all requisite corporate, limited liability company or other entity power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (or the equivalent thereof, where such concept is recognized) in the jurisdictions in which the property and assets owned, leased or operated by the Company or such Subsidiary, or the nature of the business conducted by the Company or such Subsidiary, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements. The Company has made available to Acquiror true, correct and complete copies of the Governing Documents of the Company. The Company Common Stock (a) has been duly authorized and validly issued, (b) is fully paid and non-assessable and (c) was issued free and clear of any Liens (other than under those applicable securities Laws or created or imposed by Acquiror or Merger Sub) and in compliance with all applicable Laws and the Company’s Governing Documents.

Section 4.2 Due Authorization.

(a) The Company and its Subsidiaries have all requisite corporate, limited liability company or other entity power and authority to execute and deliver this Agreement and the other documents contemplated hereby to which the Company or any of its Subsidiaries is a party, as applicable, and to consummate the transactions contemplated hereby and thereby. The execution, performance and delivery of this Agreement and the other documents to which the Company or any of its Subsidiaries is (or will be) a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby by the Company or any of its Subsidiaries, as applicable, have been duly authorized by all requisite corporate, limited liability company or other entity power action of the Company and/or any of its applicable Subsidiaries. This Agreement has been, and on or prior to the Closing, the other documents to which the Company or any of its Subsidiaries is a party contemplated hereby will be, duly executed and delivered by the Company or any of its applicable Subsidiaries and constitutes, and on or prior to the Closing, the other documents to which the Company or any of its Subsidiaries is a party contemplated hereby constitutes, a valid, legal and binding obligation of the Company (and in the case of such other documents contemplated hereby, the Company or any of its Subsidiaries party thereto) (assuming that this Agreement has been, and the other such documents to which the Company or any of its Subsidiaries is a party will be, duly and validly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company (and in the case of the other such documents contemplated hereby, the Company or any of its Subsidiaries party thereto) in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b) On or prior to the date of this Agreement, the board of directors of the Company has duly adopted resolutions (i) determining that this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby (including the Restated Certificate) are advisable and fair to, and in the best interests of, the Company and its stockholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby (including the Restated Certificate). No other corporate action is required on the part of the Company or any of its stockholders to enter into this Agreement or the documents to which the Company is a party contemplated hereby or to approve the transactions contemplated hereby and thereby or the Restated Certificate other than the Company Equityholder Approval. Promptly following the execution and delivery of this Agreement (and in any event within 24 hours thereof), the Company Equityholder Approval will be duly and validly obtained in accordance with applicable Law (including the DGCL) and the Governing Documents of the Company upon the execution and delivery of the Written Consent, and the Written Consent will constitute the irrevocable Company Equityholder Approval.

Section 4.3 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.4 and except as set forth on Section 4.3 of the Company Disclosure Letter, the execution and delivery by the Company or any of its Subsidiaries of this Agreement and the documents to which the Company or any of its Subsidiaries is (or will be) a party and the performance of the Company’s or such of its Subsidiaries’ obligations hereunder and thereunder (including the consummation of the transactions contemplated hereunder and thereunder) do not (a) conflict with or result in any breach of any provision of the Governing Documents of the Company or any of its applicable Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.4, violate any applicable Law of any Governmental Authority having jurisdiction over the Company or any of its applicable Subsidiaries, (c) require any consent of or other action by any Person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any Material Contract, (d) result in a violation or revocation of any material Permit or (e) except as contemplated by this Agreement, result in the creation or imposition of any Lien other than Permitted Liens on any assets of the

Company or its Subsidiaries, except, in the case of clauses (b), (c), (d) and (e), as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.4 Governmental Authorities; Consents. Assuming the truth and accuracy of the representations and warranties of Acquiror and Merger Sub contained in Section 5.4, no notices to, filings with or authorizations, registrations, declarations, consents or approvals of any Governmental Authority (each, a “Governmental Authorization”) is required on the part of the Company or its Subsidiaries with respect to the Company’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) compliance with and filings under the HSR Act and any other applicable Competition Laws set forth on Section 8.1 of the Company Disclosure Letter; (ii) those the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, and (iii) the filing of the Merger Certificate in accordance with the DGCL.

Section 4.5 Capitalization of the Company.

(a) As of the date hereof, the authorized capital stock of the Company consists solely of 250,000,000 shares of common stock, with a par value of $0.01 per share. Section 4.5(a) of the Company Disclosure Letter sets forth as of the date hereof (i) the holders of the outstanding Company Common Stock (with the names of non-US employees of the Company and its Subsidiaries redacted) and (ii) the total number of Company Common Stock held by each such holder. As of the date hereof, the Company has reserved 23,791,667 Company Common Stock for issuance (upon grant, exercise or settlement of equity awards) under the Incentive Plan. Section 4.5(a) of the Company Disclosure Letter sets forth as of the date hereof (A) for the outstanding Company Options and Company RSU Awards, (1) the aggregate number of Company Common Stock represented by outstanding unvested Company Options or Company RSU Awards and (2) the aggregate number of Company Common Stock represented by outstanding vested Company Options and (B) with respect to each tranche of outstanding Company Options, the exercise price and expiration date of such Company Options.

(b) Other than those described in Section 4.5(a) or as contemplated by this Agreement and the Framework Agreement, there are no outstanding (i) equity securities of the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for, or measured by reference to, equity securities of the Company, (iii) options, warrants, calls or other rights to acquire from the Company or obligations of the Company to issue, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of the Company, or (iv) restricted equity, equity appreciation, phantom equity, appreciation rights, contingent value rights, profit participation or similar rights with respect to any equity securities of the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the “Company Equity Interests”).

(c) Other than as contemplated by this Agreement and the Framework Agreement, no Person is party to any right of first refusal, right of first offer, proxy, voting agreement, registration rights agreement, equityholders agreement or any other contract with respect to the sale, issuance, repurchase, redemption, transfer or voting of the Company Equity Interests.

Section 4.6 Subsidiaries; Ownership Interests.

(a) Section 4.6(a) of the Company Disclosure Letter sets forth the Company’s direct or indirect ownership interest in each of its Subsidiaries.

(b) Other than those described in Section 4.6(a) or as contemplated by this Agreement, there are no outstanding (i) equity securities of the Company’s Subsidiaries, (ii) securities of the Company’s Subsidiaries convertible into or exchangeable or exercisable for, or measured by reference to, equity securities of the Company’s Subsidiaries, (iii) options, warrants, calls or other rights to acquire from any of the Company’s Subsidiaries or obligations of the Company’s Subsidiaries to issue, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of any of the Company’s Subsidiaries, or (iv) restricted equity, equity appreciation, phantom equity, profit participation or similar rights with respect to any equity securities of the Company’s Subsidiaries (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the “Subsidiary Equity Interests”).

(c) Neither the Company nor any of its Subsidiaries is party to any right of first refusal, right of first offer, proxy, voting agreement, registration rights agreement, equityholders agreement or any other contract with respect to the sale, issuance, repurchase, redemption, transfer or voting of the Subsidiary Equity Interests.

(d) Section 4.6(d) of the Company Disclosure Letter lists all shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) any other Person (other than the Company or any of its Subsidiaries) that are owned by the Company or any of its Subsidiaries.

Section 4.7 Financial Statements.

(a) The Company has delivered to Acquiror true and complete copies of (i) the audited consolidated balance sheet of the Company and its Subsidiaries, taken as a whole, as of December 31, 2019 and November 30, 2020 and the related audited consolidated statements of operations, equity and cash flows for the years ended December 31, 2019 and November 30, 2020 (collectively, the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of Syniverse Holdings, Inc. and its Subsidiaries as of May 31, 2021 (the “Balance Sheet Date”) and the related unaudited consolidated statement of operations for the period starting on December 1, 2020 and ending on May 31, 2021 (collectively, the “Unaudited Financial Statements”).

(b) The Audited Financial Statements and the Unaudited Financial Statements (i) have been prepared in accordance with GAAP on a consistent basis (except as may be indicated in the notes thereto) and (ii) fairly present, in all material respects, the financial position and the results of operations and consolidated cash flows at and for the periods then ended (clauses (i) and (ii) subject, in the case of the Unaudited Financial Statements, to the absence of any disclosures normally made in footnotes to audited financial statements and normal year-end audit adjustments that will not be material in effect or amount).

(c) Since January 1, 2018, the Company and its Subsidiaries have maintained internal control over financial reporting sufficient to provide reasonable assurance regarding (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP in all material respects, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made in accordance with authorizations of the relevant management and director in all material respects and (iii) prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on its financial statements.

(d) The financial information set forth on Section 4.7(d) of the Company Disclosure Letter fairly presents, in all material respects, the financial position and the results of operations of the Company and its Subsidiaries at and for the periods then ended (except as may be indicated in the notes thereto and subject to the absence of any disclosures normally made in footnotes to audited financial statements and normal year-end audit adjustments that will not be material in effect or amount).

Section 4.8 No Undisclosed Liabilities. There are no Liabilities of the Company and its Subsidiaries that would be required under GAAP to be disclosed on a consolidated balance sheet of the Company and its Subsidiaries, except (i) Liabilities disclosed in the Audited Financial Statements or the Unaudited Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date, (iii) executory obligations under Material Contracts that are not the result of any breach thereunder, and (iv) other Liabilities that would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

Section 4.9 Absence of Changes. From the Balance Sheet Date through the date of this Agreement, (a) there has not been any change, effect, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (b) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business, and (c) neither the Company nor any of its Subsidiaries has taken any action that, had such action occurred on or after the Balance Sheet Date, would have required Acquiror’s consent pursuant to Section 6.1, except, in each case, as disclosed in Section 4.9 of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement.

Section 4.10 Litigation and Proceedings. Within the last three (3) years through the date hereof, (a) there is and has been no Litigation pending or, to the Knowledge of the Company, threatened by or against the Company or its Subsidiaries, (b) there is or has been no outstanding order, writ, judgment, injunction, decision, ruling, award or decree issued against the Company or its Subsidiaries, and (c) to the Knowledge of the Company, there is no investigation by a Governmental Authority that relates to the Company or any of its Subsidiaries, except, in each case of clauses (a), (b) and (c), as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.11 Compliance with Laws; Licenses and Permits.

(a) The Company and its Subsidiaries are, and have been since January 1, 2018, operating in all material respects in compliance with applicable Law, except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

(b) The Company and its Subsidiaries hold all licenses, franchises, permits, certificates, consents, approvals or other similar authorizations issued by applicable Governmental Authorities necessary for the lawful conduct of the business of the Company and its Subsidiaries (the “Permits”), except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Subsidiaries from consummating the transactions contemplated by this Agreement. The Permits are valid and in full force and effect, neither the Company nor any of its applicable Subsidiaries is in default under any condition or provision of any of the Permits and no suspension, revocation, cancellation or material modification of any condition or provision of any Permit is pending or, to the Knowledge of the Company, has been threatened and none of the Permits will be terminated or modified as a result of the transactions contemplated hereby, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or prevent, materially impair or materially delay the Company and its applicable Subsidiaries from consummating the transactions contemplated by this Agreement.

(c) Since January 1, 2018, neither of the Company, nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor, to the Knowledge of the Company, any agent or representative of the Company or its applicable Subsidiaries has, in connection with or acting on behalf of the Company or its applicable Subsidiaries, (i) received, made or offered any unlawful payment, or offered or promised to make or receive any unlawful payment, or provided or offered or promised to provide or receive anything of value (whether in the form of property or services or in any other form), to or from any foreign or domestic government official or employee, or to any finder, agent, or other party acting on behalf of or under the auspices of any Governmental Authority, for the purpose of (A) influencing any act or decision of a government official in his or her official capacity, (B) inducing a government official to do or omit to do any act in violation of his or her lawful duties or (C) inducing a government official to influence or affect any act or decision of any Governmental Authority, (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (iii) taken any other action or made any omission, in each case, in violation of any Law applicable to the Company or its Subsidiaries governing corrupt practices, money laundering, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials, including, if applicable, the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd 1, et seq., the UK Bribery Act 2010 and any Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (all such Laws, “Anticorruption Laws”). As of the date hereof and since January 1, 2018, none of the Company or its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or inquiry alleging any such material violation or conducted any internal investigation or audit with respect to any actual or alleged violation of any Anticorruption Laws.

(d) Each of the Company and its Subsidiaries is, and since January 1, 2018, has been, in compliance with all applicable Laws relating to economic or trade sanctions or embargoes, including all Laws administered and enforced by OFAC (“Sanctions Laws”), Ex-Im Laws, and U.S. anti-boycott Laws (collectively, “Trade Control Laws”). None of the Company or its Subsidiaries is party to any contract or is currently, or has been since January 1, 2018, engaged in any transaction or other business in breach of Trade Control Laws. As of the date hereof and in the last five (5) years, neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any other Person any written or, to the Knowledge of the Company, oral notice or inquiry of any violation or alleged violation of any Trade Control Laws.

(e) Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries, is currently, or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or Sanctioned Country in violation of Sanctions Laws; or (iv) otherwise in violation of Trade Control Laws.

(f) The Company and its Subsidiaries have implemented and maintain in effect written policies, procedures and internal controls that are reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws and Anti-Corruption Laws.

Section 4.12 Material Contracts.

(a) Section 4.12 of the Company Disclosure Letter lists a true and correct list of the following contracts to which the Company or any of its Subsidiaries is a party as of the date hereof (collectively, the “Material Contracts”):

(i) any agreement relating to any incurrence, assumption or guarantee of indebtedness for borrowed money in excess of $10,000,000 in the aggregate (other than intercompany indebtedness among or between the Company and/or its wholly owned Subsidiaries);

(ii) any joint venture agreement, strategic alliance agreement or partnership agreement or other similar agreements or arrangements with a third party;

(iii) any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any business, capital stock or other equity securities or assets of any other Person (whether by merger, consolidation or other business combination, sale of stock or other securities, sale of assets or otherwise) under which the Company or any Subsidiary has any material obligations;

(iv) any agreement with a Material Customer in its capacity as a customer;

(v) any agreement with a Material Vendor in its capacity as a vendor;

(vi) except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, any agreement that (A) limits, or purports to limit, the freedom of the Company or any of its affiliates (1) to compete with any Person or in any product line or line of business, (2) to operate or engage in business in any geographic area, or (3) to solicit business from any

Person, or (B) obligates, or purports to obligate, the Company or any of its affiliates, (1) to purchase or otherwise obtain any product or service exclusively from a single Person or group of affiliated Persons, (2) to sell or otherwise provide any product or service exclusively to a single Person or group of affiliated Persons, or (3) to provide “most favored nation” terms;

(vii) any (A) agreement pursuant to which the Company or its Subsidiaries receives a license from a third party to any Intellectual Property (other than licenses to commercially available software or licenses granted in connection with the purchase or lease of IT Systems or IT services) or (B) agreement material to the Company and its Subsidiaries, taken as a whole, pursuant to which Owned Intellectual Property is licensed to a third party other than non-exclusive licenses granted to customers in the Ordinary Course of Business, including in connection with the sale or licensing of products or services of the Company and its Subsidiaries, in each case of clauses (A) and (B), that involved aggregate payments by or to the Company and its Subsidiaries in excess of $500,000 during the twelve (12) month-period immediately preceding the Balance Sheet Date, or (C) agreement for the escrow of any Owned Intellectual Property material to the Company and its Subsidiaries, taken as a whole;

(viii) any agreement involving the settlement, release, compromise or waiver of any material rights, claims, obligations, duties or liabilities, other than in the Ordinary Course of Business, or that materially restricts or limits the use of any Owned Intellectual Property (including consent to use and co-existence agreements);

(ix) any agreement involving a remaining commitment by the Company or its Subsidiaries to pay capital expenditures in excess of $5,000,000, in the aggregate;

(x) any agreement to sell, assign, transfer or otherwise dispose of any assets for a purchase price in excess of $10,000,000, in the aggregate;

(xi) any material agreement relating to any interest rate, currency swap, derivatives or hedging transactions;

(xii) any CBA;

(xiii) any agreement under which the Company or any of its Subsidiaries has made, directly or indirectly, any advance, loan or extension of credit (other than extensions of credit to customers in the Ordinary Course of Business) to any Person in excess of $2,000,000, in the aggregate;

(xiv) any agreement that is for the employment or engagement of any directors, officers, employees or independent contractors providing for annual base salary or guaranteed or nondiscretionary compensation, in each case in excess of $250,000, in the aggregate; and

(xv) any material agreement with a Governmental Authority.

(b) Each Material Contract is in full force and effect and is a valid and binding obligation of the Company or its applicable Subsidiary party to such Material Contract, or to the Knowledge of the Company, any other party (except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally, (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought and (iii) any Material Contract that will terminate upon the expiration of the state term thereof prior to the Closing Date) and neither the Company nor any of its Subsidiaries that is a party thereto or, to the Knowledge of the Company and as of the date hereof, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any notice of any intention to terminate, any such Material Contract, and no event has occurred that, individually or in the aggregate, with notice or lapse of time or both, would be or would reasonably be expected to (i) constitute an event of default thereunder or result in a right of termination thereof or (ii) cause or permit the acceleration or cancellation of or other changes, amendments or alterations of or to any right or obligation or the loss of any benefit thereunder, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.13 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 4.13 of the Company Disclosure Letter lists all material Company Benefit Plans. With respect to each material Company Benefit Plan, the Company has made available to Acquiror or Merger Sub complete and correct copies (to the extent applicable) of (i) the plan and any amendments thereto and trust documents (or any other funding instruments) and the most recent summary plan description (and any summary of material modifications thereto), (ii) the most recent annual report (Form 5500 series), (iii) the most recent IRS determination letter, (iv) the most recent actuarial reports and (v) any non-routine correspondence with any Governmental Authority received in the last 3 years.

(b) No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries has any Liability (including on account of an ERISA Affiliate) with respect to, (i) a Multiemployer Plan, (ii) a plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (iii) a multiple employer plan (as described in Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any Liability to provide, retiree or post-termination health or other welfare benefits to former employees of the Company or any of its Subsidiaries or any other Person, other than health continuation coverage pursuant to Section 4980B of the Code.

(c) Each Company Benefit Plan has been established, maintained, funded and administered in all material respects in compliance with its terms, the applicable requirements of ERISA, the Code and any other applicable Law. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS and, to the Knowledge of the Company, there are no existing circumstances or events that could reasonably be expected to result in any revocation of, or a change to, such determination letter or qualified status. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably expect to incur, any material penalty or Tax (whether or not assessed) under Section 4980B, 4980D, 4980H 6721 or 6722 of the Code. With respect to each Company Benefit Plan, the Company and its Subsidiaries have timely made in all material respects all required contributions, reimbursements, premiums and other payments and have properly accrued any amounts not yet due. All options and restricted stock units listed in Section 4.5(a) of the Company Disclosure Letter have been issued under and in compliance in all material respects with the Incentive Plan and all applicable Laws. As of the date hereof, no more than 6,350,000 shares of Company Common Stock remain available for issuance under the Incentive Plan.

(d) Other than routine claims for benefits, there are no pending or, to the Knowledge of the Company, threatened actions, audits, investigations, proceedings, litigations or claims by or on behalf of any participant in any of the Company Benefit Plans, or otherwise involving any Company Benefit Plan or the assets of any Company Benefit Plan, that could reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries.

(e) Without limiting the generality of the foregoing, with respect to each Company Benefit Plan that is subject to the laws of a jurisdiction other than the United States (a “Foreign Plan”): (i) each Foreign Plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities; (ii) each Foreign Plan intended to receive favorable tax treatment under applicable tax laws has been qualified or similarly determined to satisfy the requirements of such tax laws; (iii) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA); and (iv) no Foreign Plan has any material unfunded liabilities that are not reflected or reserved against on the Audited

Financial Statements or the Unaudited Financial Statements, nor are such unfunded liabilities reasonably expected to arise in connection with the transactions contemplated by this Agreement.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would reasonably be expected to, either alone or in combination with any other event, (i) result in any payment becoming due to any employee of the Company or any of its Subsidiaries or pursuant to any Company Benefit Plan, (ii) increase any benefits under any Company Benefit Plan, (iii) result in the acceleration of the time of payment, vesting or funding or increase the amount of, any compensation or benefits due to any employee of the Company or any of its Subsidiaries or under any Company Benefit Plan, (iv) result in any forgiveness of indebtedness of any employee of the Company or any of its Subsidiaries, or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code).

(g) Neither the Company nor any of its Subsidiaries maintains any obligation to gross-up or reimburse any employee of the Company or any of its Subsidiaries for any Tax or related interest or penalties incurred by such individual, including under Section 409A or 4999 of the Code or otherwise.

(h) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

Section 4.14 Employees, Labor Matters, etc.

(a) Neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by any CBA, and there are no labor unions or other organizations or groups representing, purporting to represent or attempting to represent any employees of the Company or any of its Subsidiaries, except, in each case, as set forth on Section 4.14 of the Company Disclosure Letter. To the Knowledge of the Company, since January 1, 2018, there have been no actual, pending or threatened labor organizing activities with respect to any employee of the Company or any of its Subsidiaries. Since January 1, 2018, there has been no pending or, to the Knowledge of the Company, threatened strike, slowdown, picketing, work stoppage, lockout, handbilling, unfair labor practice charge, labor grievance, labor arbitration or other similar labor activity or material labor dispute with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any notice or consultation obligations to any labor union, labor organization or works council, which is representing any employee of the Company or any of its Subsidiaries, in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries is, and since January 1, 2018 has been, in compliance with all applicable Laws respecting labor, employment, and employment practices, including all Laws respecting terms and conditions of employment, employee and independent contractor classification, wages and hours, health and safety, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action and unemployment insurance.

(c) The Company and each of its Subsidiaries has reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which it is aware. With respect to each such allegation with potential merit, the Company and each of its Subsidiaries (as applicable) has taken prompt corrective action that is reasonably calculated to prevent further improper action.

(d) To the Knowledge of the Company, no current or former employee or independent contractor of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement or any fiduciary duty or restrictive covenant or obligation owed to the Company or its Subsidiaries.

(e) The performance goals with respect to the performance-based Company Options and the performance-based Company RSUs set forth on Attachment #1 to Section 4.5(a) of the Company Disclosure Letter are unlikely to be met and such performance-based Company Options and performance-based Company RSUs are cancelled and forfeited for no consideration in accordance with their terms at the end of the applicable performance period if the applicable performance goals are not met by the end of the applicable performance period.

Section 4.15 Tax Matters.

(a) Filing and Payment. All income and other material Tax Returns required to be filed by, or with respect to, the Company and its Subsidiaries have been duly and timely filed and are complete and correct in all material respects. All income and other material Taxes required to be paid by, with respect to, or that could give rise to a Lien on the assets of, the Company and its Subsidiaries, have been duly and timely paid. All material Taxes required to be withheld or collected by the Company and its Subsidiaries, have been duly and timely withheld and collected, and such withheld and collected Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

(b) Procedure and Compliance. No agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any material Taxes of the Company and its Subsidiaries is currently in effect, and no written power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority. No material Taxes or Tax Returns of the Company and its Subsidiaries are under audit, examination or investigation by any Governmental Authority or otherwise the subject of any claim, litigation or other proceeding and no Governmental Authority has asserted or threatened in writing any deficiency, adjustment or claim with respect to material Taxes against the Company and its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open.

(c) Closing Agreements. None of the Company or its Subsidiaries has received or applied for a Tax ruling or requested, received or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any corresponding or similar provision of state, local or non-U.S. Law), in each case that would be binding upon such Person after the Closing Date.

(d) Certain Events. None of the Company or its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (ii) installment sale or open transaction disposition made on or prior to the Closing, (iii) gain recognition agreement entered into prior to Closing, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) executed on or prior to the Closing Date. None of the Company or its Subsidiaries will be required to pay any Tax after the Closing Date as a result of an election under Section 965(h) of the Code.

(e) Listed Transactions. Neither the Company nor any of its Subsidiaries that is required to file a U.S. federal income Tax Return has participated within the last five (5) years in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c) or (ii) any materially equivalent provision of any non-U.S. jurisdiction in which a material portion of the activities of the Company and its Subsidiaries, taken as a whole, is undertaken.

(f) Tax Liens. There are no Liens for material Taxes on any of the assets of the Company and its Subsidiaries, other than for Taxes not yet due and payable or that are not yet delinquent.

(g) Affiliated Group. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group as defined in Section 1504 of the Code or any affiliated, combined, consolidated, aggregate, unitary or other group under state, local or non-U.S. Law (other than such a group that the common parent of which is the Company or one of its Subsidiaries) or (ii) has any material liability for Taxes of any person (other than a member of a group the common parent of which is the Company or one of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local or non-U.S. Law) as a transferee or successor, by contract or otherwise.

(h) Taxing Authorities. No written claims have ever been made by any Governmental Authority where the Company or a Subsidiary of the Company does not file Tax Returns that such Person is or may be subject to material taxation by, or required to file material Tax Returns in, that jurisdiction which claim has not been settled, withdrawn or otherwise resolved. Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it was organized or is domiciled for tax purposes.

(i) Tax Agreements. Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements among any of the Company and the Company Subsidiaries and customary commercial agreements entered into in the ordinary course of business that are not primarily related to Taxes).

(j) VAT. To the extent that each of the Company and its Subsidiaries is required to be registered for purposes of any material Tax, including goods and services Taxes and value-added Taxes (including VAT), such Person has made and maintained such registration, and complied with all other material requirements related to such registration, in each relevant jurisdiction.

(k) CARES Act. Each of the Company and its Subsidiaries, to the extent applicable, has (i) properly complied with all legal requirements in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act (or any similar provision of state, local or non-U.S. Law), (ii) properly complied with all legal requirements and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) pursuant to or in connection with the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, or any other provision of the CARES Act.

(l) Section 355. During the two (2)-year period ending on the date of this Agreement or otherwise as part of a “plan (or series of related transactions)” (within the meaning of Section 355(e) of the Code) of which the Merger is also a part, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” (each within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to be governed by Section 355(a) of the Code.

(m) Tax Classification. Section 4.15(m) of the Company Disclosure Letter sets forth a list of the entity classification of the Company and each of its Subsidiaries for U.S. federal income Tax purposes.

(n) Tax-Free Reorganization. Each of the Company and its Subsidiaries has not taken any action, nor to the knowledge of the Company are there any facts or circumstances, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

Section 4.16 Finders’ Fees. Except for Moelis & Company LLC and Centerview Partners LLC, whose fees shall be paid by Acquiror, the Company or one of their Subsidiaries if the Closing occurs, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries may become liable.

Section 4.17 Insurance. Section 4.17 of the Company Disclosure Letter sets forth a list of all material insurance policies maintained by (or for the benefit of) the Company and its Subsidiaries as of the date hereof. Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (a) all such insurance policies are in full force and effect and (b) the Company and its Subsidiaries are in compliance with all current property and liability insurance policies covering the Company and its Subsidiaries (and all premiums due and payable thereon have been paid in full on a timely basis), and as of the date hereof no written notice of cancellation, termination or revocation has been received by the Company or its Subsidiaries.

Section 4.18 Properties.

(a) Owned Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

(b) Real Property Leases. Section 4.18(b) of the Company Disclosure Letter sets forth a list of all leases and subleases for any real property pursuant to which the Company or any of its Subsidiaries is a tenant as of the date of this Agreement (each a “Real Property Lease”). Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (i) each Real Property Lease is in full force and effect and constitutes a valid and binding agreement of the Company or each of its Subsidiaries party thereto, enforceable in accordance with its terms (subject to proper authorization and execution of such Real Property Lease by the other party thereto and to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) neither the Company nor any of its Subsidiaries that is a party thereto nor, to the Knowledge of the Company and as of the date hereof, any other party to the Real Property Lease is in breach or default under such Real Property Lease, and no event has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a right of termination thereof or would cause or permit the modification or acceleration of rent under such Real Property Lease, (iii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person (other than to the Company or any of its Subsidiaries) the right to use or occupy such Real Property Lease or any portion thereof and (iv) the Real Property Leases comprise all of the Real Property held and used by the Company and its Subsidiaries in the operation of their business.

(c) Personal Property. The Company or its Subsidiaries have good and valid title to, or otherwise have the right to use pursuant to a valid and enforceable lease or similar contractual arrangement, all of their respective tangible assets that are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case, free and clear of any Liens other than Permitted Liens. Such tangible assets are (i) reasonably maintained in the Ordinary Course of Business and (ii) are in reasonably good operating condition and repair (subject to normal wear and tear).

Section 4.19 Intellectual Property; IT Systems; Data Privacy and Security.

(a) Section 4.19(a) of the Company Disclosure Letter lists all Intellectual Property registered, issued or the subject of a pending application included in the Owned Intellectual Property. The Intellectual Property set forth in Section 4.19(a) of the Company Disclosure Letter is properly registered and in good standing with the relevant Governmental Authority with which it is registered, issued or pending and, to the Knowledge of the Company, enforceable. The Company or its Subsidiaries exclusively owns and possesses, all right, title and interest in and to, or as a valid and enforceable license to use, all Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole, that is used in the operation of the business of the Company and its Subsidiaries free and clear of all Liens except for Permitted Liens; provided that the foregoing is not a representation as to infringement, misappropriation or other violation of Intellectual Property, which is the subject of Section 4.19(b).

(b) Since January 1, 2018, neither the Company nor any of its Subsidiaries has received any notice, demand or claim (i) that the Company or any of its Subsidiaries is infringing on or has misappropriated or otherwise violated the Intellectual Property rights of any Person or (ii) challenging the Company’s or its Subsidiaries’ ownership or use of any Owned Intellectual Property. The operation of the business of the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate, or, since January 1, 2018, has infringed, misappropriated or otherwise violated, the Intellectual Property of any third Person and, to the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating, or, since January 1, 2018, has infringed, misappropriated or otherwise violated, any of the Owned Intellectual Property and none of the Company or any of its Subsidiaries has sent any claim, demand, or notice alleging the same.

(c) The Company and its Subsidiaries have entered into valid and enforceable written agreements with each of its current or former employees, contractors and consultants who have participated in the development of any material Owned Intellectual Property that (i) grants the Company, or one of its Subsidiaries, ownership of the Person’s contributions, development or conception (or the Company and its Subsidiaries otherwise owns such Owned Intellectual Property pursuant to applicable Law) and (ii) provides for the non-disclosure by such Persons of all material confidential information of the Company and its Subsidiaries.

(d) The Company and its Subsidiaries have not used Open Source Software or any modification or derivative thereof in a manner that (i) would grant or purport to grant to any Person any rights to any of the Owned Intellectual Property, or (ii) under any license requiring the Company or its Subsidiaries to disclose or distribute the source code to any Owned Intellectual Property, to license or provide the source code to any of the Owned Intellectual Property for the purpose of making derivative works, or to make available for redistribution to any Person the source code to any of the Owned Intellectual Property at no or minimal charge.

(e) The Company, and its Subsidiaries, have taken all actions reasonably necessary and all actions common in the industry to maintain and protect all of the material Owned Intellectual Property, including the confidentiality of any confidential information of the Company and its Subsidiaries and the Company and its Subsidiaries have not disclosed any confidential material Owned Intellectual Property (including the source code to any material Software included within the Owned Intellectual Property) to any third party other than pursuant to a written confidentiality agreement pursuant to which such third party agrees to protect such confidential information.

(f) The Company and its Subsidiaries own and possess all source code for all material Software included within the Owned Intellectual Property. Neither the Company nor any of its Subsidiaries has disclosed, delivered, licensed, granted any right, made available or provided to any Person, or obligated themselves to disclose, deliver or license to any Person (including any escrow agent) or allowed any Person to access or use, any source code for the material Software included within the Owned Intellectual Property, other than employees, contractors and consultants of the Company and its Subsidiaries that have confidentiality obligations to the Company or its Subsidiaries with respect to such source code and no source code has been placed in escrow.

(g) The Company and its Subsidiaries have implemented and maintained commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, all such plans and procedures have been proven effective upon testing in all material respects, and in the last twelve (12) months, there has not been any material failure with respect to any of the IT Systems. To the Knowledge of the Company, the IT Systems do not contain any virus or malware that would interfere with the conduct of the business of the Company and its Subsidiaries or present a risk of unauthorized access, disclosure, use, corruption, destruction or loss of any Personal Information.

(h) The Company and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the IT Systems and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program, and the taking and storing on-site and off-site of back-up copies of critical data.

(i) The Company and its Subsidiaries are, in all material respects, in compliance with, and have been, since January 1, 2018, in all material respects, in compliance with all Data Security Requirements. Since January 1, 2018, the IT Systems have not suffered any security breach that resulted in authorized access to, or unauthorized use of any IT Systems or the disclosure of Personal Information, nor has the Company or any of its Subsidiaries received any notices, letters, complaints or other correspondence relating to non-compliance (alleged or actual) with Data Security Requirements or other obligations concerning Personal Information or cybersecurity related to the Company.

(j) The matter set forth on Section 4.19(j) of the Company Disclosure Letter has not had, and would not reasonably be expected to have, a material impact on the Company and its Subsidiaries, taken as a whole.

Section 4.20 Environmental Matters. Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries are, and since January 1, 2018 have been, in compliance with all applicable Environmental Laws, (b) the Company and its Subsidiaries are in possession of, and in compliance with, all Permits that are required pursuant to applicable Environmental Laws, (c) neither the Company nor any of its Subsidiaries have received from any Governmental Authority any written notice of violation of any Environmental Law, and (d) as of the date hereof, no Litigation is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law.

Section 4.21 Information Supplied. None of the information relating to the Company or its Subsidiaries supplied or to be supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion in the Proxy Statement will, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Acquiror Shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.22 Customers and Vendors. Section 4.22 of the Company Disclosure Letter sets forth a true, correct and complete list of (a) the fifteen (15) largest customers (each, a “Material Customer”) of the Company and its Subsidiaries, taken as a whole, based on amounts invoiced to such customers during the twelve (12) months ended December 31, 2020 and during the twelve (12) months ended December 31, 2019, showing the approximate aggregate amount invoiced to each such Material Customer during each such period and (b) the fifteen (15) largest vendors (each, a “Material Vendor”) of the Company and its Subsidiaries, taken as a whole, based on amounts paid by or on behalf of the Company and its Subsidiaries to such vendor (excluding any offsets) during the twelve (12) months ended December 31, 2020 and during the twelve (12) months ended December 31, 2019, showing the approximate aggregate amount paid to each such Material Vendor (excluding any offsets) during each such period. As of the date hereof, since December 31, 2020, no Material Customer or Material Vendor has canceled or otherwise terminated or otherwise materially and adversely modified, or, to the Knowledge of the Company, threatened in writing to cancel or otherwise terminate or otherwise materially and adversely modify, its relationship with the Company and its Subsidiaries.

Section 4.23 Related Party Transactions. Section 4.23 of the Company Disclosure Letter lists all contracts as of the date hereof to which (a) the Company or any of its Subsidiaries, on the one hand, and (b) the Carlyle Holder or its Affiliates or any of their respective, or the Company’s or its Subsidiaries’ respective, directors, officers or employees (this clause (b), each a “Company Related Party”) (other than any employment, severance, bonus, indemnification and similar arrangements concerning the compensation, benefits and indemnification of directors, officers or employees in the Ordinary Course of Business), on the other hand, are parties or are otherwise bound or affected (each such contract, an “Affiliate Contract”).

Section 4.24 Debt Financing.

(a) The Company has delivered to the Acquiror a true, complete and correct copy of the executed commitment letter, dated as of August 16, 2021 (including all exhibits, schedules and annexes thereto, and as amended, restated, supplemented, modified, assigned, waived or replaced from time to time after the date hereof in compliance with Section 8.5, the “Debt Commitment Letter”), from Barclays Bank PLC, Goldman Sachs Bank USA, BofA Securities, Inc., Credit Suisse AG, Credit Suisse Loan Funding LLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Mizuho Bank, Ltd. (collectively, the “Lenders”), pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to provide to Syniverse Holdings, Inc. (the “Company Debt Financing Subsidiary”) debt financing in the amounts set forth therein (the “Debt Financing”). As of the date hereof, the Debt Commitment Letter has not been amended or modified, and the commitments contained therein have not been terminated, reduced, rescinded or withdrawn, and no such termination, reduction, rescission or withdrawal thereof is contemplated by the Company Debt Financing Subsidiary or, to the Knowledge of the Company, any other party thereto; provided that the existence or exercise of “market flex” provisions contained in the fee letter referenced in the Debt Commitment Letter (the “Fee Letter”), a redacted copy of which the Company has delivered to the Acquiror, shall not constitute an amendment, restatement, supplement, modification, assignment, waiver or replacement of the Debt Commitment Letter. As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligations of the Company Debt Financing Subsidiary and, to the Knowledge of the Company, the other parties thereto, in each case, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally. As of the date hereof, there are no written agreements, side letters, understandings, contracts or arrangements of any kind relating to the Debt Financing (other than the Debt Commitment Letter and the Fee Letter) among the parties thereto. As of the date hereof, the Debt Financing is subject to no conditions precedent or other contractual contingencies, other than those expressly set forth in the Debt Commitment Letter and the Fee Letter. As of the date hereof, to the Knowledge of the Company, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach by the Company Debt Financing Subsidiary or any other party thereto under the Debt Commitment Letter. As of the date hereof, assuming the satisfaction of all of the conditions in Article IX, the Company has no reason to believe that (i) any of the conditions to funding set forth in the Debt Commitment Letter will not be satisfied on or prior to the Closing Date or (ii) the Debt Financing will not be made available to the Company Debt Financing Subsidiary on the Closing Date in accordance with the terms of the Debt Commitment Letter. The Company or an Affiliate thereof has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date hereof.

(b) Assuming the satisfaction of the condition set forth in Section 9.3(e) and the accuracy of the estimates, as of the date hereof, of Acquiror Transaction Expenses, Company Transaction Expenses and Investor Transaction Expenses, the Debt Financing, when funded in accordance with the Debt Commitment Letter, will provide the Company at and as of the Closing Date with sufficient available funds, together with (A) cash on hand of the Company and its Subsidiaries, (B) the Investor Investment Amount, (C) the PIPE Investment Amount, (D) cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount, and (E) other cash on hand at the Acquiror or Merger Sub on the Closing Date hereunder to permit the Company and its Subsidiaries to consummate the Refinancing and pay the Acquiror Transaction Expenses, Company Transaction Expenses and Investor Transaction Expenses on the Closing Date (such payments, collectively, the “Financing Amounts”).

Section 4.25 No Additional Representations or Warranties. Except as provided in this Article IV (or, in the case of Investor, in the Investor Subscription Agreement), neither the Company nor any of its Affiliates, nor Investor nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or Merger Sub or any of their respective Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or Merger Sub or their respective Affiliates. Without limiting the foregoing, Acquiror and Merger Sub acknowledge that Acquiror and Merger Sub and their respective advisors, have made their own investigation of the Company and its Subsidiaries, and of Investor and its Affiliates, and, except as provided in this Article IV (or, in the case of Investor, in the Investor Subscription Agreement), are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries, or of Investor or its Affiliates, the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Company and its Subsidiaries, or of Investor or its Affiliates, as conducted after the Closing, as contained in any materials provided by the Company any of its Affiliates, or by Investor or any of its Affiliates, or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

Except as set forth in any Acquiror SEC Filings filed or submitted on or prior to the date hereof (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 5.6 (Capitalization of Acquiror), Section 5.7 (Trust Account) and Section 5.13 (Litigation and Proceedings)), Acquiror and Merger Sub represent and warrant to the Company as of the date of this Agreement and as of the Closing as follows:

Section 5.1 Acquiror and Merger Sub Organization. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted. Each of Acquiror and Merger Sub is duly qualified or licensed to do business and is in good standing (or the equivalent thereof, where such concept is recognized) in the jurisdictions in which the property and assets owned, leased or operated by Acquiror or Merger Sub, or the nature of the business conducted by Acquiror or Merger Sub, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect. Acquiror has made available to the Company true, correct and complete copies of the Governing Documents of the Acquiror and Merger Sub. The Acquiror Common Stock (a) has been duly authorized and validly issued, (b) is fully paid and non-assessable and (c) was issued free and clear of any Liens (other than under those applicable securities Laws) and in compliance with all applicable Laws and the Acquiror’s Governing Documents.

Section 5.2 Due Authorization.

(a) The Acquiror and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and the other documents contemplated hereby to which Acquiror or Merger Sub is a party, as applicable, and to consummate the transactions contemplated hereby and thereby. The execution, performance and delivery of this Agreement and the other documents to which Acquiror or Merger Sub is (or will be) a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Acquiror or Merger Sub, as applicable, have been duly authorized by all requisite corporate power action of Acquiror and Merger Sub. This Agreement has been, and on or prior to the Closing, the other documents to which Acquiror or Merger Sub is a party contemplated hereby will be, duly executed and delivered by Acquiror and/or Merger Sub, as applicable, and constitutes, and on or prior to the Closing, the other documents to which

Acquiror or Merger Sub is a party contemplated hereby constitutes, a valid, legal and binding obligation of Acquiror and Merger Sub (and in the case of such other documents contemplated hereby, Acquiror and/or Merger Sub to the extent party thereto) (assuming that this Agreement has been, and the other such documents to which Acquiror or Merger Sub is a party will be, duly and validly authorized, executed and delivered by the other Persons party thereto), enforceable against Acquiror and Merger Sub (and in the case of the other such documents contemplated hereby, Acquiror and/or Merger Sub to the extent party thereto) in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b) On or prior to the date of this Agreement, the board of directors of Acquiror has duly adopted resolutions (i) determining that this Agreement and the other documents to which Acquiror is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, Acquiror and its stockholders, (ii) approving the transactions contemplated by this Agreement and the other documents to which Acquiror is a party contemplated hereby as a Business Combination, (iii) determining that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof, (iv) authorizing and approving the execution, delivery and performance by Acquiror of this Agreement and the other documents to which Acquiror is a party contemplated hereby and the transactions contemplated hereby and thereby and (iv) recommending to the shareholders of Acquiror the approval of the transactions contemplated by this Agreement and the other documents to which Acquiror is a party contemplated hereby.

(c) On or prior to the date of this Agreement, (i) the board of directors of Merger Sub has duly adopted resolutions (A) determining that this Agreement and the other documents to which Merger Sub is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, Merger Sub and its sole stockholder, (B) authorizing and approving the execution, delivery and performance by Acquiror of this Agreement and the other documents to which Merger Sub is a party contemplated hereby and the transactions contemplated hereby and thereby and (C) recommending to the sole stockholder of Merger Sub the approval of the transactions contemplated by this Agreement and the other documents to which Merger Sub is a party contemplated hereby and (ii) Acquiror, as the sole stockholder of Merger Sub, has duly authorized and approved this Agreement and the transactions contemplated hereby and by the other documents to which Merger Sub is a party contemplated hereby in accordance with applicable Law (including the DGCL) and the Governing Documents of Merger Sub.

(d) The Acquiror Shareholder Approval constitutes the only votes of any of Acquiror’s share capital necessary in connection with entry into this Agreement by Acquiror and Merger Sub and the consummation of the transactions contemplated hereby, including the Closing, and no other corporate action is required on the part of Acquiror, Merger Sub or any of their respective stockholders to enter into this Agreement or the documents to which either of Acquiror or Merger Sub is a party contemplated hereby or to approve the transactions contemplated hereby and thereby.

Section 5.3 No Conflict. Subject to the receipt of the Acquiror Shareholder Approval, the execution and delivery by Acquiror and Merger Sub of this Agreement and the documents to which Acquiror or Merger Sub is (or will be) a party and the performance of the Acquiror’s and Merger Sub’s obligations hereunder and thereunder (including the consummation of the transactions contemplated hereunder and thereunder) do not (a) conflict with or result in any breach of any provision of the Governing Documents of Acquiror or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.4, violate any applicable Law of any Governmental Authority having jurisdiction over Acquiror or Merger Sub, (c) require any consent of or other action by any Person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which Acquiror or Merger Sub is a party or by which any of their respective properties or assets may be bound or affected or (d) except as contemplated by this Agreement, result in the creation or imposition of any Lien on any assets of Acquiror or Merger Sub, except, in the case of clauses (b), (c), and (d), as would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.4 Governmental Authorities; Consents. Assuming the truth and accuracy of the representations and warranties of the Company contained in Section 4.4, no Governmental Authorization is required on the part of Acquiror, Merger Sub or any of their Affiliates with respect to Acquiror’s or Merger Sub’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) compliance with and filings under the HSR Act and any other applicable Competition Laws set forth on Section 8.1 of the Company Disclosure Letter, (ii) compliance with applicable requirements of the DGCL, securities Laws and the NYSE and (iii) the filing of the Merger Certificate in accordance with the DGCL.

Section 5.5 SEC Filings. Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since February 16, 2021, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing including all exhibits thereto through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.6 Capitalization of Acquiror.

(a) As of the date of this Agreement, the authorized share capital of Acquiror is $501,000,000, consisting of (i) 450,000,000 shares of Acquiror Class A Common Stock, of which 40,000,000 shares are issued and outstanding, (ii) 50,000,000 shares of Acquiror Class B Common Stock, of which 10,000,000 shares are issued and outstanding, and (iii) 1,000,000 shares of Acquiror Preferred Stock, of which no shares are issued and outstanding, (clauses (i), (ii) and (iii) collectively, the “Acquiror Securities”). The foregoing represents all of the issued and outstanding Acquiror Securities as of the date of this Agreement. All issued and outstanding Acquiror Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) Acquiror’s Governing Documents, and (B) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound; and (iv) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as contemplated by the Sponsor Agreement.

(b) Subject to the terms of conditions of the Acquiror Warrant Agreement, the Acquiror Warrants will be exercisable on the later of (i) thirty (30) days following the Closing Date and (ii) one year following the consummation of the Acquiror’s initial public offering, for one share of Acquiror Common Stock at an exercise price of eleven Dollars and fifty cents ($11.50) per share. As of the date of this Agreement, 13,333,333 Acquiror Common Warrants and 7,500,000 Acquiror Private Placement Warrants are issued and outstanding. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) Acquiror’s Governing Documents and (B) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound. Except for the Subscription Agreements, Acquiror’s Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Securities.

(c) Except as set forth in this Section 5.6 or as contemplated by this Agreement or the other documents contemplated hereby, and other than in connection with the PIPE Investment and the Investor Investment, Acquiror has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Securities or the value of which is determined by reference to the Acquiror Securities, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Securities. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror’s shareholders may vote. Except as disclosed in the Acquiror SEC Filings, Acquiror is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to the Acquiror Securities.

(d) The Aggregate Merger Consideration and the shares of Acquiror Common Stock, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable, free and clear of any Liens, and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Acquiror’s Governing Documents, or any Contract to which Acquiror is a party or otherwise bound.

(e) On or prior to the date of this Agreement, Acquiror has entered into Subscription Agreements with PIPE Investors, true, correct and complete copies of which have been provided to the Company on or prior to the date of this Agreement, pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors have agreed, in connection with the transactions contemplated hereby, to purchase from Acquiror, shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock for a PIPE Investment Amount of at least $265,000,000 (such amount, the “Committed PIPE Investment Amount”), at least $15,000,000 of which shall be in respect of such shares to be so purchased by the Sponsor PIPE Investor. On or prior to the date of this Agreement, Acquiror has entered into the Investor Subscription Agreement with Investor, a true, correct and complete copy of which has been provided to the Company on or prior to the date of this Agreement, pursuant to which, and on the terms and subject to the conditions of which, Investor has agreed, in connection with the transactions contemplated hereby and the Framework Agreement, to purchase from Acquiror, shares of Acquiror Class A Common Stock and, if issued pursuant to the Investor Subscription Agreement, Acquiror Class C Common Stock for the Investor Investment Amount. On or prior to the date of this Agreement, Acquiror has identified to the Company each of the PIPE Investors (or has caused the identification of each such PIPE Investor to the Company). Such Subscription Agreements and the Investor Subscription Agreement are in full force and effect with respect to, and binding on, Acquiror and, to the knowledge of Acquiror, on each PIPE Investor or, as applicable, Investor, party thereto, in accordance with their terms, and has not been withdrawn or terminated, or otherwise modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. Each Subscription Agreement and the Investor Subscription Agreement is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, each PIPE Investor or, as applicable, Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement or the Investment Subscription Agreement violates any Laws. There are no other agreements, side letters, or arrangements between Acquiror and any PIPE Investor or Investor relating to any Subscription Agreement or Investor Subscription Agreement that could affect the obligation of such PIPE Investors or Investor to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such PIPE Investors or, in the case of Investor, the Investor Investment Amount, and, as of the date hereof, Acquiror does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement or Investor Subscription Agreement not being satisfied, or the PIPE Investment Amount or Investor Investment Amount not being available to Acquiror, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any material term or condition of any Subscription Agreement or the Investor Subscription Agreement and, as of the date hereof, Acquiror has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement or the Investor Subscription Agreement. The Subscription Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein. The Investor Subscription Agreement, together with the Framework Agreement, contain all of the conditions precedent to the obligations of Investor to contribute to Acquiror the Investor Investment Amount. No fees, consideration or other discounts are payable or have been agreed by Acquiror or any of its Subsidiaries (including, from and after the Closing, the Company and its Subsidiaries) to any PIPE Investor in respect of its PIPE Investment, except as set forth in the Subscription Agreements, or to Investor in respect to its Investor Investment, except as set forth in the Investor Subscription Agreement.

(f) Acquiror has no Subsidiaries apart from Merger Sub, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person, other than this Agreement.

Section 5.7 Trust Account.

(a) As of the date of this Agreement, Acquiror has at least $400 million in the Trust Account (including, if applicable, an aggregate of approximately $14,000,000 of deferred underwriting commissions and other fees being held in the Trust Account), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, pursuant to the Investment Management Trust Agreement, dated as of March 3, 2021, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than shareholders of Acquiror holding shares of Acquiror Common Stock sold in Acquiror’s initial public offering who shall have elected to redeem their shares of Acquiror Common Stock pursuant to Acquiror’s Governing Documents and the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Governing Documents shall terminate, and as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to Acquiror’s Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. To Acquiror’s knowledge, as of the date hereof, following the Effective Time, no Acquiror Shareholder shall be entitled to receive any amount from the Trust

Account except to the extent such Acquiror Shareholder is exercising an Acquiror Share Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated.

(b) As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, neither Acquiror nor Merger Sub have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror and Merger Sub on the Closing Date.

Section 5.8 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Since its incorporation, Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror Financial Statements for external purposes in accordance with GAAP.

(b) Each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since February 16, 2021, Acquiror has complied in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange (the “NYSE”). The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE. There is no Litigation pending or, to the knowledge of Acquiror, threatened against Acquiror by the NYSE or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or prohibit or terminate the listing of Acquiror Class A Common Stock on the NYSE.

(d) The Acquiror SEC Filings contain true and complete copies of the audited balance sheet as of March 8, 2021, and statement of operations, cash flow and shareholders’ equity of Acquiror for the period from December 16, 2020 (inception) through December 31, 2020, together with the auditor’s reports thereon (the “Acquiror Financial Statements”). Except as disclosed in the Acquiror SEC Filings, the Acquiror Financial Statements (i) fairly present, in all material respects, the financial position and the results of operations and consolidated cash flows at and for the periods then ended, (ii) have been prepared in accordance with GAAP on a consistent basis (except as may be in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Neither Acquiror nor Merger Sub has any material off-balance sheet arrangements that are not disclosed in the SEC Acquiror Filings.

(e) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 5.9 Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.10 Indebtedness. Neither Acquiror nor Merger Sub has any indebtedness (or any guarantees of indebtedness) other than Working Capital Loans.

Section 5.11 No Undisclosed Liabilities. There are no Liabilities of Acquiror or Merger Sub that would be required under GAAP to be disclosed on a consolidated balance sheet of Acquiror and Merger Sub, except (i) Liabilities disclosed in the financial statements or disclosed in the notes thereto included in Acquiror’s SEC Filings, (ii) Liabilities incurred in the Ordinary Course of Business since the date of the most recent balance sheet included in the Acquiror SEC Filings, (iii) executory obligations under Contracts to which Acquiror or Merger Sub is a party or by which any of their respective properties or assets may be bound or affected that are not the result of any breach thereunder, and (iv) other Liabilities that would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.12 Absence of Changes. Since Acquiror’s incorporation, (a) there has not been any change, effect, event or occurrence that has or would reasonably be expected to, individually or in the aggregate, result in an Acquiror Material Adverse Effect and (b) the business of Acquiror and Merger Sub, taken as a whole, has been conducted in the Ordinary Course of Business.

Section 5.13 Litigation and Proceedings. Since Acquiror’s incorporation through the date hereof, (a) there is and has been no Litigation pending or, to the knowledge of Acquiror, threatened by or against Acquiror or Merger Sub, (b) there is or has been no outstanding order, writ, judgment, injunction, decision, ruling, award or decree issued against Acquiror or Merger Sub, and (c) to the knowledge of Acquiror, there is no investigation by a Governmental Authority that relates to Acquiror or Merger Sub, except, in each case of clauses (a), (b) and (c), as would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect. As of the date hereof, each of Acquiror and Merger Sub is in compliance with all applicable Laws in all material respects. Since Acquiror’s incorporation, Acquiror and Merger Sub have not received any written notice of or been charged with the violation of any Laws, except where such violation has not been, individually or in the aggregate, material to Acquiror or Merger Sub.

Section 5.14 Tax Matters.

(a) Filing and Payment. All income and other material Tax Returns required to be filed by, or with respect to, Acquiror and Merger Sub have been duly and timely filed and are complete and correct in all material respects. All income and other material Taxes required to be paid by, with respect to, or that could give rise to a Lien on the assets of, Acquiror and Merger Sub, have been duly and timely paid. All material Taxes required to be withheld or collected by Acquiror and Merger Sub, have been duly and timely withheld and collected, and such withheld and collected Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

(b) Procedure and Compliance. No agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any material Taxes of Acquiror and Merger Sub is currently in effect, and no written power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority. No material Taxes or Tax Returns of Acquiror and Merger Sub are under audit, examination or investigation by any Governmental Authority or otherwise the subject of any claim, litigation or other proceeding and no Governmental Authority has asserted or threatened in writing any deficiency, adjustment or claim with respect to material Taxes against Acquiror and Merger Sub with respect to any taxable period for which the period of assessment or collection remains open.

(c) Closing Agreements. Neither Acquiror nor Merger Sub has received or applied for a Tax ruling or requested, received or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any corresponding or similar provision of state, local or non-U.S. Law), in each case that would be binding upon such Person after the Closing Date.

(d) Certain Events. Neither Acquiror nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (ii) installment sale or open transaction disposition made on or prior to the Closing, (iii) gain recognition agreement entered into prior to Closing, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) executed on or prior to the Closing Date. Neither Acquiror nor Merger Sub will be required to pay any Tax after the Closing Date as a result of an election under Section 965(h) of the Code.

(e) Listed Transactions. Neither Acquiror nor Merger Sub has participated within the last five (5) years in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c) or (ii) any materially equivalent provision of any non-U.S. jurisdiction in which a material portion of the activities of Acquiror and Merger Sub is undertaken.

(f) Tax Liens. There are no Liens for material Taxes on any of the assets of Acquiror and Merger Sub, other than for Taxes not yet due and payable or that are not yet delinquent.

(g) Affiliated Group. Neither Acquiror nor Merger Sub (i) has been a member of an affiliated group as defined in Section 1504 of the Code or any affiliated, combined, consolidated, aggregate, unitary or other group under state, local or non-U.S. Law (other than such a group that the common parent of which is Acquiror) or (ii) has any material liability for Taxes of any person (other than a member of a group the common parent of which is Acquiror) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local or non-U.S. Law) as a transferee or successor, by contract or otherwise.

(h) Taxing Authorities. No written claims have ever been made by any Governmental Authority where Acquiror or Merger Sub does not file Tax Returns that such Person is or may be subject to material taxation by, or required to file material Tax Returns in, that jurisdiction which claim has not been settled, withdrawn or otherwise resolved. Neither Acquiror nor Merger Sub has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it was organized or is domiciled for tax purposes.

(i) Tax Agreements. Neither Acquiror nor Merger Sub is a party to any material Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements among Acquiror and Merger Sub and customary commercial agreements entered into in the ordinary course of business that are not primarily related to Taxes).

(j) VAT. To the extent that Acquiror or Merger Sub is required to be registered for purposes of any material Tax, including goods and services Taxes and value-added Taxes (including VAT), such Person has made and maintained such registration, and complied with all other material requirements related to such registration, in each relevant jurisdiction.

(k) CARES Act. Each of Acquiror and Merger Sub, to the extent applicable, has (i) properly complied with all legal requirements in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act (or any similar provision of state, local or non-U.S. Law), (ii) properly complied with all legal requirements and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) pursuant to or in connection with the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, or any other provision of the CARES Act.

(l) Section 355. During the two (2)-year period ending on the date of this Agreement or otherwise as part of a “plan (or series of related transactions)” (within the meaning of Section 355(e) of the Code) of which the Merger is also a part, neither the Acquiror nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” (each within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to be governed by Section 355(a) of the Code.

(m) Tax-Free Reorganization. Acquiror and Merger Sub have not taken any action, nor to the knowledge of Acquiror are there any facts or circumstances, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

Section 5.15 Finders’ Fees. Except for J.P. Morgan Securities LLC, whose fees shall be paid by Acquiror, the Company or one of their Subsidiaries if the Closing occurs, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by Acquiror or any of its Affiliates.

Section 5.16 Business Activities.

(a) Since their respective dates of incorporation, neither Acquiror nor Merger Sub have conducted any business activities other than activities related to Acquiror’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in Acquiror’s Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or Merger Sub or to which Acquiror or Merger Sub is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or Merger Sub or any acquisition of property by Acquiror or Merger Sub or the conduct of business by Acquiror or Merger Sub as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror or Merger Sub.

(b) Except for Merger Sub and the transactions contemplated by this Agreement and the Ancillary Agreements, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination. Except for the transactions contemplated by this Agreement and the Ancillary Agreements, Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c) Merger Sub was formed solely for the purpose of effecting the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and has no, and at all times prior to the Effective Time, except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(d) As of the date hereof and except for this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith), neither Acquiror nor Merger Sub are party to any Contract with any other Person that would require payments by Acquiror or any of its Subsidiaries after the date hereof in excess of $1,000,000 in the aggregate, other than Working Capital Loans.

Section 5.17 Stock Market Quotation. The issued and outstanding units of Acquiror, each such unit comprised of one share of Acquiror Class A Common Stock and one-third of one Acquiror Warrant are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “MBAC.U”. The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the NYSE under the symbol “MBAC”. The Acquiror Common Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “MBAC.WS”. Acquiror is in compliance with the rules of the NYSE, and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by the NYSE or the SEC with respect to any intention to deregister the Acquiror Class A Common Stock or Acquiror Common Warrants or terminate the listing of Acquiror Class A Common Stock or Acquiror Common Warrants on the NYSE. None of Acquiror, Merger Sub or their respective Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Class A Common Stock or Acquiror Common Warrants under the Exchange Act. Acquiror has not received any notice from the NYSE or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Acquiror Class A Common Stock from the NYSE or the SEC.

Section 5.18 Proxy Statement. On the date the Proxy Statement is filed pursuant to Section 14A of the Exchange Act, the Proxy Statement (or any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Exchange Act. On the date of any filing pursuant to Section 14A of the Exchange Act, the date the Proxy Statement is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, the Proxy Statement (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Proxy Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company or the Investor specifically for inclusion in the Proxy Statement.

Section 5.19 No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, each of Acquiror and Merger Sub, and any of their respective directors, managers, officers, employees, equityholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

Section 5.20 Related Party Transactions. Except as described in the Acquiror SEC Filings or in connection with the PIPE Investment, there are no transactions, Contracts, side letters, arrangements or understandings between Acquiror or Merger Sub, on the one hand, and any director, officer, stockholder, warrant holder or Affiliate (including Sponsor) of Acquiror or Merger Sub or M-III Partners, LP or Brigade Capital Management, LP or their respective managed funds and accounts, on the other hand.

Section 5.21 Acquiror Shareholders. Other than Investor and the existing shareholders of the Company, to the knowledge of the Acquiror as of the date of this Agreement: (a) no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the Transactions such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, (b) no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company post-Closing as a result of the Transactions and (c) no foreign person will be accorded, as a result of the Transactions, with (i) access to any material non-public technical information (as defined in 31 C.F.R Part 800.232) in the possession of the Company and its Subsidiaries; (ii) membership or observer rights on, or the right to nominate an individual to a position on, the board of directors of the Company or Acquiror; or (iii) any involvement, other than through voting of shares, in substantive decision making (as defined in 31 C.F.R Part 800.245) of the Company or its Subsidiaries.

Section 5.22 Takeover Statutes and Charter Provisions. Each of the board of directors of Acquiror and Merger Sub has taken all action necessary so that the restrictions on a “business combination” (as such term is used in Section 203 of the DGCL) contained in Section 203 of the DGCL or any similar restrictions under any Laws will be inapplicable to this Agreement and the Merger. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover Law or similar Law applies with respect to Acquiror or Merger Sub in connection with this Agreement or the Merger. There is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which Acquiror or Merger Sub is subject, party or otherwise bound.

Section 5.23 No Additional Representation or Warranties. Except as provided in this Article V (or, in the case of Investor, in the Framework Agreement and the Investor Subscription Agreement), neither Acquiror nor Merger Sub, nor Investor, nor any of their respective Affiliates, nor any of their respective directors, managers, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates. Without limiting the foregoing, the Company acknowledges that the Company and its advisors, have made their own investigation of Acquiror, Merger Sub, Investor and their respective Subsidiaries and, except as provided in this Article V (or, in the case of Investor, in the Framework Agreement and the Investor Subscription Agreement), are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror, Merger Sub or any of their respective Subsidiaries, or Investor or any of its Affiliates, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Acquiror, Merger Sub and their respective Subsidiaries, or Investor and its Affiliates, as conducted after the Closing, as contained in any materials provided by Acquiror, Merger Sub or any of their Affiliates, or Investor or its Affiliates, or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 Conduct of Business. From the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), except (i) as required by Law, (ii) pursuant to any COVID-19 Measures, (iii) as expressly set forth in, or required by, this Agreement, the Ancillary Agreements, the Framework Agreement or the Framework Agreement Ancillary Agreements, (iv) as set forth in Section 6.1 of the Company Disclosure Letter or (v) as otherwise consented to in writing by Acquiror, which (except for the matters set forth in clause (r) of this Section 6.1), consent shall not be unreasonably conditioned, withheld, delayed or denied, the Company shall, and shall cause its Subsidiaries to, as applicable, (x) use commercially reasonable efforts to operate the business of the Company in the Ordinary Course of Business in all material respects, (y) use commercially reasonable efforts to preserve intact the Company’s and its Subsidiaries’ business operations and business relationships with Material Customers and Material Vendors and (z) not permit:

(a) the Company to amend its certificate of incorporation or bylaws;

(b) the Company or any of its Subsidiaries to authorize for issuance, issue, pledge, encumber, transfer, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance, pledge, encumbrance, transfer, sale or grant of (i) any Company Equity Interests or Subsidiary Equity Interests or (ii) any security convertible into or exchangeable or exercisable for any Company Equity Interests or Subsidiary Equity Interests, in each case other than (A) issuances in the Ordinary Course of Business of Company Options or Company RSU Awards (excluding any performance-based Company RSU Awards and any performance-based Company Options) to employees, officers or directors (and not including any Person employed or affiliated with the Carlyle Holder and its Affiliates) pursuant to the Incentive Plan or other employee stock option, employee stock purchase or similar equity-based plans approved by Investor and the Company’s board of directors in accordance with Section 6.1(u), in each case, solely to the extent such issuances are taken into account in the calculation of the Exchange Ratio or (B) issuances in the Ordinary Course of Business of Subsidiary Equity Interests to the Company or any of its Subsidiaries;

(c) the Company or any Subsidiary to redeem, repurchase or otherwise acquire any (i) Company Equity Interests or non-wholly owned Subsidiary Equity Interests (other than, in the Ordinary Course of Business, customary repurchases of management equity at a price no greater than fair market value) or (ii) indebtedness for borrowed money of the Company or any Subsidiary (other than (x) amortization payments under the Credit Facilities or repayments under the Company’s and its Subsidiaries’ revolving credit facility under its Credit Facilities and (y) intercompany indebtedness among or between the Company and/or its Subsidiaries);

(d) the Company to appoint or change the Company’s independent public accountants or auditors or change any significant financial accounting policy of the Company (other than as required by any accounting pronouncements or interpretations under GAAP issued from and after the date hereof);

(e) any change to the Company’s entity classification in effect as of the date hereof;

(f) any material alteration to the lines of business of the Company and its Subsidiaries or entry into any material new line of business;

(g) the Company or any of its Subsidiaries to adopt any plan of liquidation, dissolution or winding up or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt a plan of reorganization;

(h) the Company or any of its Subsidiaries to incur, create, assume, guarantee or otherwise become liable for any indebtedness (excluding any trade payables incurred in the Ordinary Course of Business) for borrowed money in excess of $10,000,000 (in the aggregate) or other Indebtedness in excess of $25,000,000 (other than (x) amounts drawn under the Company’s and its Subsidiaries’ revolving credit facility under its Credit Facilities up to an amount equal to amounts repaid under such revolving credit facility by the Company and its Subsidiaries after the date hereof and (y) intercompany indebtedness among or between the Company and/or its Subsidiaries);

(i) the Company or any of its Subsidiaries to make, change or revoke any material election concerning Taxes, adopt or change any material accounting method concerning Taxes, adopt or change any Tax accounting period, amend any material Tax Return or claim for a refund of a material amount of Taxes, enter into any Tax closing agreement or seek any Tax ruling, settle, compromise or otherwise dispose of any material Tax proceeding, fail to pay any material Tax when due (including any material estimated Tax payments), surrender any claim for a refund of a material amount of Taxes, waive or extend the statute of limitations in respect of any material amount of Taxes or material Tax Return or prepare or file any material Tax Return in a manner inconsistent in any material respect with applicable past practices;

(j) the Company or any of its Subsidiaries to enter into any contract that would restrict any equityholder of the Company (or any Affiliate of such equityholder, other the Company and its Subsidiaries) from entering into or continuing to operate any line of business;

(k) the Company or any of its Subsidiaries to enter into any Affiliate Contract, other than commercial agreements between the Company and its Subsidiaries, on the one hand, and portfolio companies of the Carlyle Holder and its Affiliates, on the other hand, entered into in the Ordinary Course of Business on an arms’ length basis (provided, that the Company shall reasonably promptly notify Acquiror of any such commercial agreements that, to the Knowledge of the Company, fall within the foregoing exception);

(l) the sale, assignment, transfer, conveyance, license, lease or other disposal of any properties, rights or assets of the Company or its Subsidiaries to a Person (other than the Company or any of its Subsidiaries) in excess of $10,000,000, in the aggregate, in each case other than in the Ordinary Course of Business;

(m) the license of any material Owned Intellectual Property, except for non-exclusive licenses granted to customers in the Ordinary Course of Business;

(n) abandonment or permission to lapse of any material Owned Intellectual Property (other than (i) expiration of patents at the end of their statutory term or (ii) in the Ordinary Course of Business patent or Trademark prosecution), in each case without prior consultation with Acquiror;

(o) the settlement or compromise of any Litigation (whether or not commenced prior to the date of this Agreement, but other than any Litigation relating to Taxes or Tax matters, which shall be governed by Section 6.1(i)) (i) without the prior consultation with Acquiror, involving the payment of, or an agreement to pay over time, in cash, notes or other property, in the aggregate, an amount in excess of $5,000,000, in the aggregate (in each case, (x) exclusive of costs, interest and attorneys’ fees and (y) excluding amounts actually paid by insurance), (ii) which will require Acquiror to satisfy any non-de minimis obligation, (iii) which imposes any equitable or injunctive relief that, if granted, would impose material conditions on or restrict in any material manner Acquiror or, without prior consultation with Acquiror, the Company, (iv) without the prior consultation with Acquiror, alleging criminal conduct by the Company or any of its Subsidiaries or any of their respective directors, officers or employees or (v) without the prior consultation with Acquiror, that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(p) the Company or any Subsidiary to acquire by merger, consolidation, acquisition of stock or assets or otherwise, or make any investment in, any assets, Person (other than the Company’s wholly owned

Subsidiaries) or business or division thereof, in each case for a purchase price in excess of $10,000,000 in the aggregate;

(q) the creation of any Lien upon any Transferred Assets that would prevent the substantial consummation of the Pre-Closing Steps in accordance with the terms hereof with respect to such Transferred Asset in connection with the Closing;

(r) any Leakage;

(s) except as required by applicable Law or the terms of any existing CBA, the Company or any Subsidiary to negotiate, modify, extend, amend or enter into any CBA or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries, in each case without prior consultation with Acquiror;

(t) the Company or any Subsidiary to implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act, in each case without prior consultation with Acquiror;

(u) except as required by the existing terms of a Company Benefit Plan set forth on Section 4.13 to the Company Disclosure Letter in effect as of the date hereof, the Company or any of its Subsidiaries to (i) accelerate or commit to accelerate the funding, payment or vesting of, or increase the compensation or benefits payable or to become payable to any employee or director (including any current or former officer, director or other member of senior management) of the Company and its Subsidiaries, other than, for employees with an annual base salary of $350,000 or less, increases in compensation or benefits in the Ordinary Course of Business, (ii) establish, adopt, enter into, terminate or materially amend any Company Benefit Plan or (iii) hire or terminate any employee with an annual base salary of $350,000 or more, other than terminations for “cause,” provided, however, that the Company shall provide Acquiror with prior written notice prior to hiring or terminating any employee who is a direct report of the Company’s Chief Executive Officer;

(v) (i) the amendment or modification in any material respect or termination (excluding terminations upon expiration of the term thereof in accordance with the terms thereof, so long as the Company or its applicable Subsidiary does not have the unilateral right to renew or extend the term of such Material Contract) of any (A) contract with AT&T, T-Mobile (Sprint) or Verizon that is a Material Contract or Carrier Contract or (B) Material Contract of the type set forth in Section 4.12(a)(vi), or (ii) adoption or entering into a new contract that would have been (A) a contract with AT&T, T-Mobile (Sprint) or Verizon that is a Material Contract or Carrier Contract or (B) a Material Contract of the type set forth in Section 4.12(a)(vi), if adopted or entered into prior to the date hereof, except in the case of each of the foregoing clause (i) and clause (ii), in the Ordinary Course of Business (which shall include renewals consistent with the terms thereof but shall not including Contracts of the type set forth in Section 4.12(a)(vi) to the extent purporting to bind direct or indirect equityholders of the Company);

(w) the Company or any of its Subsidiaries to take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations; or

(x) any agreement or commitment by the Company or any of its Subsidiaries to do any of the foregoing.

Section 6.2 Inspection.

(a) From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable notice, the Company shall provide to Acquiror, Merger Sub and their respective authorized representatives during normal business hours reasonable access to all books and records, facilities and employees of the Company and its Subsidiaries; provided that any such access shall be conducted at Acquiror’s expense, in accordance with applicable Law (including any applicable Law relating to antitrust, competition, employment or privacy issues) and any COVID-19 Measures, under the supervision of the Company’s or its Subsidiaries’ personnel and in such a manner as to maintain confidentiality and not to unreasonably interfere with the normal operations of the Company and its Subsidiaries and their businesses.

(b) Notwithstanding anything to the contrary in Section 6.2(a), the Company may withhold any document (or portions thereof) or information (i) that is subject to the terms of a non-disclosure agreement with a third party, (ii) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege, (iii) if the provision of access to such document (or portion thereof) or information, as reasonably determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws or (iv) to the extent predating the date of this Agreement, relating to interactions with prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby or any alternative transaction with respect to all or a portion of the Company’s assets, bids received from others in connection with such sale process or alternative transactions and information and analysis (including financial analysis) relating to such bids or alternative transactions; provided, however, that, with respect to clauses (i), (ii), and (iii), to the extent permitted by Law and reasonably practicable, the Company shall inform Acquiror of the general nature of the information being withheld and, upon Acquiror’s request, reasonably cooperate with Acquiror to provide such information in a manner that would not violate such contracts, fiduciary duty or Law or result in a loss of privilege.

(c) All information provided to Acquiror, Merger Sub or their respective representatives pursuant to this Section 6.2 shall be held by Acquiror, Merger Sub and their respective representatives as confidential under the terms of the Confidentiality Agreement and shall be subject to the Confidentiality Agreement, the applicable terms of which are incorporated herein by reference.

Section 6.3 Preparation and Delivery of Additional Company Financial Statements.

(a) The Company shall use reasonable best efforts to deliver to Acquiror, as promptly as reasonably practicable following the date of this Agreement, audited consolidated balance sheets of the Company and its Subsidiaries, taken as a whole, as of December 31, 2019 and November 30, 2020 and the related audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years ended December 31, 2019 and November 30, 2020, together with the auditor’s reports thereon, which comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Exchange Act applicable to a registrant; provided that upon delivery of such financial statements, such financial statements shall be deemed the “Audited Financial Statements” for purposes of this Agreement and the representation and warranties set forth in Section 4.7 shall be deemed to apply to such financial statements with the same force and effect as if made as of the date of this Agreement.

(b) The Company shall use its reasonable best efforts to deliver to Acquiror, as soon as reasonably practicable following the date hereof, any additional financial or other information (including interim financial statements) reasonably requested by Acquiror to prepare pro forma financial statements required under federal securities Laws to be included in Acquiror’s filings with the SEC (including, if applicable, the Proxy Statement).

(c) The Company shall use its reasonable best efforts to cause its independent auditors to provide any necessary consents to the inclusion of the financial statements set forth in Section 4.7 and this Section 6.3 in Acquiror’s filings with the SEC in accordance with the applicable requirements of federal securities Laws.

(d) The Company shall provide Acquiror with copies of its monthly management financial reports and any other financial reporting made to its lenders. All such financial information shall be made available to

Acquiror with reasonable promptness following receipt by the Company’s board of directors (or a committee thereof) or lenders, as applicable.

Section 6.4 Related Party Transactions. At or prior to the Closing, the Company shall terminate or settle, or cause to be terminated or settled, without further liability to Acquiror, the Company, any of the Company’s Subsidiaries or Investor, all Affiliate Contracts (other than this Agreement, the Ancillary Agreements, the Framework Agreement, the Framework Agreement Ancillary Agreements, the Investor Subscription Agreement and those set forth on Section 6.4 of the Company Disclosure Letter) and provide Acquiror with evidence of such termination or settlement reasonably satisfactory to Acquiror.

Section 6.5 Acquisition Proposals. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article X, the Company and its Subsidiaries shall not, and the Company shall instruct and use its reasonable best efforts to cause its representatives acting on its behalf, not to (a) solicit, initiate, enter into or continue any negotiations with, or encourage or respond to any inquiries or proposals by, any Person with respect to, or provide any non-public information or data concerning the Company or any of the Company’s Subsidiaries to any Person relating to, a Competing Transaction (other than to make such third party aware of the provisions of this Section 6.5) or afford to any Person access to the business, properties, assets or personnel of the Company or any of the Company’s Subsidiaries in connection with a Competing Transaction, (b) enter into any acquisition agreement, business combination agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Competing Transaction, (c) grant any waiver, amendment or release under any confidentiality agreement, standstill agreement or the anti-takeover laws of any state, or (d) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make a Competing Transaction. In addition, the Company shall, and shall cause its Subsidiaries and the Carlyle Holder to, and shall cause their respective representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Competing Transaction, except that, if there is a significant likelihood (in the good faith determination of the Company) that the Merger will not be consummated, notwithstanding the Company’s compliance in all material respects with its obligations hereunder, the Company and its representatives may engage in discussions with its representatives and Investor and its representatives in connection with planning for the potential implementation of the Pre-Closing Steps (as defined in the Framework Agreement), provided that (x) neither the Company nor Investor may actively pursue the Alternative Transaction and (y) none of the Company, Investor or any of their respective representatives may engage in discussions with respect to the financing of the Alternative Transaction with any financial advisor or potential financing source. Without limiting the foregoing, the Company shall (i) promptly (and in any event within twenty-four (24) hours) notify Acquiror orally and in writing of the receipt of any offer or proposal with respect to a Competing Transaction, which notice shall include a copy of such offer or proposal (or, where such offer or proposal is not submitted by such Person in writing, a reasonably detailed written description of the material terms and conditions of such offer or proposal), and (ii) keep Acquiror promptly informed (and in any event within twenty-four (24) hours) in all material respects of any material communications relating to material changes to, such proposal or offer (including any change in the price or other material terms thereof).

Section 6.6 Investor Investment. Unless otherwise approved in writing by Acquiror (which approval shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under the Framework Agreement. The Company shall (a) notify Acquiror at least five Business Days prior to take any steps to terminate the Framework Agreement, (b) not mutually agree to terminate the Framework Agreement, and (c) keep Acquiror reasonably informed of, and allow Acquiror to participate in, any discussions with respect to, any attempted termination of, or proposed modifications to, the Framework Agreement by Investor or the Company (if applicable). Subject to the terms and conditions of the Framework Agreement, the Company shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Framework Agreement on the terms described therein, including, in the event that all conditions in the Framework Agreement and Investor Subscription Agreement have been satisfied (other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, which conditions are capable of being satisfied), using its reasonable best efforts to enforce its rights under the Framework Agreement to cause the Investor to consummate the Investor Investment in accordance with the terms thereof and the Investor Subscription Agreement (including, for the avoidance of doubt, causing the Investor Investment Amount to be greater than $500,000,000 to the extent required under the terms of the Framework Agreement, including as a result of any Acquiror Share Redemptions). Subject to the terms and conditions of the Framework Agreement, the Company shall use its reasonable best efforts to not take, or fail to take, any action that could reasonably be expected to give rise to a failure of the conditions to the closing under the Framework Agreement to occur or any right of termination thereunder (an “Adverse Framework Agreement Event”). The Company shall notify Acquiror as promptly as practicable (and in any event within 48 hours) of learning of any change, effect, event or occurrence that constitutes an Adverse Framework Agreement Event.

ARTICLE VII

COVENANTS OF ACQUIROR

Section 7.1 Employee Matters.

(a) Equity Plans. Prior to the Closing Date, the board of directors of Acquiror shall approve and submit for approval by the Acquiror stockholders a customary public-company equity incentive award plan, in a form determined by Acquiror following consultation with the Company (the “Incentive Award Plan”), reserving 33.8 million shares of Acquiror Common Stock, for issuance to the Company’s service providers (as such number shall be formulaically adjusted in the event of changes in the Company’s capitalization prior to the Closing Date). If the Incentive Award Plan is approved by Acquiror’s stockholders by the requisite approval threshold, then, within two (2) Business Days following the expiration of the sixty (60)-day period following the date Acquiror has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Acquiror shall file an effective registration statement on Form S-8 (or other applicable form as permitted to be filed at such time) with respect to the Acquiror Common Stock issuable under the Incentive Award Plan, and Acquiror shall use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Award Plan remain outstanding.

(b) No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this Section 7.1 are included for the sole benefit of Acquiror and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of Acquiror, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or (other than Investor) any third-party beneficiary or other right of any kind or nature whatsoever.

Section 7.2 Trust Account Proceeds and Related Available Equity.

(a) Prior to the Closing, none of the funds held in the Trust Account may be used or released except (i) for the withdrawal of interest to pay any tax obligation owed by Acquiror as a result of assets owned by Acquiror, including franchise taxes and (ii) only upon the Closing, to effectuate the Acquiror Share Redemption.

(b) Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror (A) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (B) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Shareholders pursuant to the Acquiror Share Redemptions, and (2) pay all remaining amounts then available in the Trust Account to Acquiror for immediate use, subject to this Agreement and the Trust Agreement, and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 7.3 Listing. From the date hereof through the Effective Time, Acquiror shall ensure Acquiror remains listed as a public company on the NYSE, and shall prepare and submit to the NYSE a listing application, if required under the NYSE rules, covering the shares of Acquiror Common Stock issuable in the Merger, and shall use reasonable best efforts to obtain approval for the listing of such shares of Acquiror Common Stock and the Company shall reasonably cooperate with Acquiror with respect to such listing.

Section 7.4 No Solicitation by Acquiror. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article X, Acquiror shall not, and shall cause its Subsidiaries and Sponsor not to, and Acquiror shall instruct its and their representatives acting on its and their behalf not to, (a) make any proposal or offer that constitutes a Competing Transaction, (b) solicit, initiate, enter into or continue any negotiations with, or encourage or respond to any inquiries or proposals by, any Person with respect to a Competing Transaction, (c) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Competing Transaction, (d) grant any waiver, amendment or release under any confidentiality agreement, standstill agreement or the anti-takeover laws of any state, or (e) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make a Competing Transaction. From and after the date hereof, Acquiror shall, and shall instruct its officers and directors to, and Acquiror shall instruct and cause its representatives, its Subsidiaries, Sponsor and their respective representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Competing Transaction. Without limiting the foregoing, Acquiror shall (i) promptly (and in any event within twenty-four (24) hours) notify the Company orally and in writing of the receipt of any offer or proposal with respect to a Competing Transaction, which notice shall include a copy of such offer or proposal (or, where such offer or proposal is not submitted by such Person in writing, a reasonably detailed written description of the material terms and conditions of such offer or proposal), and (ii) keep the Company promptly informed (and in any event within twenty-four (24) hours) in all material respects of any material communications relating to material changes to, such proposal or offer (including any change in the price or other material terms thereof).

Section 7.5 Acquiror Conduct of Business.

(a) During the Interim Period, except (i) as required by Law, (ii) as expressly set forth in, or required by, this Agreement (including in connection with the PIPE Investment and the Investor Investment) or the Ancillary Agreements or (iii) as otherwise consented to in writing by the Company, which consent shall not be unreasonably conditioned, withheld, delayed or denied, Acquiror shall, and shall cause its Subsidiaries (including Merger Sub) to, as applicable, (x) operate its business in the ordinary course and consistent with past practice and (y) not:

(i) seek any approval from the Acquiror Shareholders to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror or Merger Sub, except as contemplated by the Transaction Proposals;

(ii) (A) make or declare any dividend or distribution to the shareholders of Acquiror or make any other distributions in respect of any of Acquiror’s or Merger Sub’s capital stock, share capital or equity interests, (B) split, combine, reclassify or otherwise amend any terms of any shares or series of Acquiror’s or Merger Sub’s capital stock or equity interests, or (C) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of Acquiror or Merger Sub, other than a redemption of shares of Acquiror Class A Common Stock made as part of the Acquiror Share Redemptions;

(iii) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(iv) enter into, or permit any of the assets owned or used by it to become bound by, any Contract, other than as expressly required in connection with the Transactions;

(v) other than as expressly required by the Sponsor Agreement and other than the entry into the Subscription Agreement entered into on the date hereof (and agreements and matters incidental and ancillary thereto) or otherwise in accordance with Section 7.10 by the Sponsor PIPE Investor or its Affiliates, enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Acquiror or Merger Sub (including, for the avoidance of doubt, (x) the Sponsor and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater) or with M-III Partners, LP, Brigade Capital Management, LP or any of their respective managed funds and accounts;

(vi) make, change or revoke any material election concerning Taxes, adopt or change any material accounting method concerning Taxes, adopt or change any Tax accounting period, amend any material Tax Return or claim for a refund of a material amount of Taxes, enter into any Tax closing agreement or seek any Tax ruling, settle, compromise or otherwise dispose of any material Tax proceeding, fail to pay any material Tax when due (including any material estimated Tax payments), surrender any claim for a refund of a material amount of Taxes, waive or extend the statute of limitations in respect of any material amount of Taxes or material Tax Return or prepare or file any material Tax Return in a manner inconsistent in any material respect with applicable past practices;

(vii) make any changes with respect to its financial accounting policies or procedures, except as required by changes in Law or GAAP;

(viii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of Acquiror or any of Acquiror’s Subsidiaries or guaranty any debt securities of another Person, or incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations, other than (A) fees and expenses incurred in support of the Transactions and (B) any indebtedness for borrowed money or guarantee incurred between Acquiror and Merger Sub;

(ix) other than with respect to the PIPE Investment or the Investor Investment, (A) issue any Acquiror Securities or securities exercisable for or convertible into Acquiror Securities, other than the issuance of the Aggregate Merger Consideration, (B) grant any options, warrants or other equity-based awards with respect to Acquiror Securities not outstanding on the date hereof, or (C) amend, modify or waive any of the material terms or rights set forth in any Acquiror Warrant or the Acquiror Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(x) waive, release, compromise, settle or satisfy any pending or threatened material claims (which shall include any pending or threatened Action) or compromising or settling any material liability;

(xi) (A) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror or its Subsidiaries (other than the Transactions); or

(xii) enter into any agreement or commitment by the Acquiror or its Subsidiaries (including Merger Sub) to do any action prohibited under this Section 7.5.

(b) During the Interim Period, (i) Acquiror shall, and shall cause its Subsidiaries (including Merger Sub) to comply with, and continue performing under, as applicable, Acquiror’s Governing Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party, (ii) Acquiror shall cause Merger Sub to perform when due its obligations under this Agreement and to consummate the Merger pursuant to the terms and subject to the conditions set forth in this Agreement and (iii) Acquiror shall ensure that Merger Sub prior to the Effective Time shall not conduct any business, incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement.

Section 7.6 Post-Closing Directors and Officers of Acquiror. Subject to the terms of the Acquiror’s Governing Documents, Acquiror shall take all such actions within its power as may be necessary or appropriate such that immediately following the Effective Time:

(a) the board of directors of Acquiror shall consist of (i) Andrew Davies, the Company’s Chief Executive Officer, as a director, (ii) Mohsin Meghji as a director, (iii) one (1) individual to be designated by the Sponsor as director, which director shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE, (iv) five (5) individuals to be designated by the Company as directors, at least one of such directors who shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act), and (v) four (4) individuals to be designated by Investor as directors, at least one of such directors who shall be a person who qualifies as an “independent” director for the purposes of the requirements of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act);

(b) the board of directors of Acquiror shall have at least three (3) “independent” directors for the purposes of the NYSE and the Exchange Act (including Section 10A-3 of the Exchange Act), each of whom shall serve in such capacity in accordance with the terms of the Acquiror’s Governing Documents following the Effective Time; and

(c) the initial officers of Acquiror shall be the officers of the Company immediately prior to the Effective Time, who shall serve in such capacity in accordance with the terms of Acquiror’s Governing Documents following the Effective Time.

Section 7.7 Acquiror Governing Documents. Subject to receipt of the Acquiror Shareholder Approval, prior to the Effective Time, Acquiror shall cause its certificate of incorporation and bylaws to be amended and restated in their entirety in the forms of the Acquiror Certificate of Incorporation and the Acquiror Bylaws and cause to be adopted a certificate of designations in the form of the Acquiror Certificate of Designations, including by (a) filing with the Delaware Secretary of State an Amended and Restated Certificate of Incorporation in the form of the Acquiror Certificate of Incorporation, (b) filing with the Delaware Secretary of State a Certificate of Designations in the form of the Acquiror Certificate of Designations and (c) adopting the amended and restated bylaws in the form of the Acquiror Bylaws.

Section 7.8 Indemnification and Insurance.

(a) From and after the Effective Time, Acquiror agrees that it shall indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the

Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Litigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause its Subsidiaries to (i) maintain for a period of not less than six (6) years from the Effective Time provisions in their respective Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of Acquiror’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the Company, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, each of the covenants in this Section 7.8.

(b) For a period of six (6) years from the Effective Time, Acquiror shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives) on terms no less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by Acquiror or the Company, as applicable, for such insurance policy for the year ended December 31, 2020; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 7.8 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, (i) this Section 7.8 shall survive the consummation of the Merger indefinitely, (ii) shall be binding, jointly and severally, on Acquiror and all successors and assigns of Acquiror and (iii) the provisions of this Section 7.8 are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Parties and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract, at Law or otherwise. In the event that Acquiror or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror shall ensure that proper provision shall be made so that the successors and assigns of Acquiror shall succeed to the obligations set forth in this Section 7.8.

(d) On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Closing directors and officers of Acquiror, which indemnification agreements shall continue to be effective following the Closing.

Section 7.9 Acquiror Public Filings. From the date hereof through the Effective Time, Acquiror will (a) keep current and timely file or furnish all reports required to be filed or furnished with the SEC and (b) otherwise comply in all material respects with its reporting obligations under applicable Laws, except, in each case, to the extent any delay or noncompliance is caused by any change in applicable Law or GAAP or the inability of Acquiror’s independent public accounting firm to comply with directed deadlines, in which case Acquiror will use its reasonable best efforts to take the actions contemplated by clauses (a) and (b) above.

Section 7.10 PIPE Subscriptions. Unless otherwise approved in writing by the Company (which approval shall not be unreasonably conditioned, withheld, delayed or denied), and except for any of the following actions that would not increase conditionality or impose any new obligation on the Company or Acquiror, reduce the Committed PIPE Investment Amount or the subscription amount under any Subscription Agreement or reduce or impair the rights of Acquiror under any Subscription Agreement, Acquiror shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Subscription Agreements, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision); provided that, in the case of any such assignment or transfer, the initial party to such Subscription Agreement remains bound by its obligations with respect thereto in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of shares of Acquiror Common Stock and Acquiror Convertible Preferred Stock contemplated thereby. Subject to the immediately preceding sentence and in the event that all conditions in the Subscription Agreements have been satisfied, Acquiror shall take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its reasonable best efforts to enforce its rights under the Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) Acquiror the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms. Without limiting the generality of the foregoing, Acquiror (a) shall use its reasonable best efforts, and shall instruct its representatives to, keep the Company and its representatives reasonably informed with respect to the PIPE Investment and the rotation of the shares of Acquiror Common Stock during the period from the date hereof through Closing and (b) shall give the Company, prompt written notice: (i) of any breach or default by any party to any Subscription Agreement known to Acquiror; (ii) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (iii) if Acquiror does not expect to receive all or any portion of the PIPE Investment Amount on the terms and in the manner contemplated by the Subscription Agreements.

Section 7.11 Stockholder Litigation. In the event that any litigation related to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the board of directors of Acquiror by any of Acquiror’s stockholders prior to the Closing, Acquiror shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle or agree to settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably conditioned, withheld, delayed or denied.

ARTICLE VIII

JOINT COVENANTS

Section 8.1 HSR Act; Other Competition Laws and Filings.

(a) Subject to the terms and conditions herein provided, each party shall, and shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable, and in any event prior to the End Date, the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the conditions precedent set forth in Article IX). Each party shall, and shall cause their respective Affiliates to, use reasonable best efforts to promptly obtain consents of all Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement. Each party shall make or cause to be made (and to the extent necessary cause its Affiliates to make) (i) any filings pursuant to the HSR Act as promptly as practicable but in any event within ten (10) Business Days after the date hereof and (ii) all other filings (or where applicable, drafts thereof) required by applicable Competition Laws for the jurisdictions set forth on Section 8.1 of the Company Disclosure Letter as promptly as practicable, in each case, with respect to the transactions contemplated by this Agreement. The parties shall resubmit any such filings as soon as is reasonably practicable in the event such filings are rejected for any reason whatsoever by the relevant Governmental Authority. Each party shall make (and to the extent necessary cause its Affiliates to make) an appropriate response as promptly as practicable to any Governmental Authority requests for information and documentary material that may be made in connection with this Agreement or the consummation of the transactions contemplated hereby (including, pursuant to the HSR Act, other Competition Laws or other applicable Laws). Subject to Section 8.1(d), each party and its respective Affiliates shall not extend any waiting period or comparable period under the HSR Act or other Competition Laws or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably conditioned, withheld, delayed or denied). Each party shall, and shall cause their respective Affiliates to, take and permit all actions that are necessary or reasonably advisable to (A) satisfy the conditions in Section 9.1, (B) consummate the transactions contemplated by this Agreement and (C) in the case of each of clauses (A) and (B), obtain any applicable consents from Governmental Authorities in connection therewith, in each case, as promptly as practicable and in any event before the End Date; provided that the Company shall not be required to, or to cause its Affiliates to, take any such actions which would constitute a Substantial Detriment. Each party shall, and shall cause their respective Affiliates to, not take any action that would reasonably be expected to prevent obtaining any applicable consents from Governmental Authorities in connection with the satisfaction of the conditions in Section 9.1.

(b) Each party will promptly notify the other parties hereto of any written communication to or from any Governmental Authority regarding any of the transactions contemplated hereby, and, subject to applicable Law, shall (i) permit the other parties hereto to review in advance any proposed written communication to any such Governmental Authority, and consider in good faith and incorporate the other party’s reasonable comments, (ii) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party hereto in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend, and (iii) furnish the other party with copies of all correspondence, filings and written communications (and summaries of any oral communications in which the other party does not participate) between them and their Affiliates and their respective representatives on one hand and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated hereby. The parties shall consult with each other prior to taking any material position in discussions with or filings to be submitted to any Governmental Authority. Any information that a party provides to another party pursuant to this Section 8.1(b) may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law, and may be designated as “outside antitrust counsel only.”

(c) In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby, in each case, in order to permit the consummation of the transactions contemplated hereby to occur as promptly as practicable (and in any event prior to the End Date).

(d) Without limiting in any respect the Company’s obligations under this Section 8.1, the Company shall have the right to comply with the provisions of the Framework Agreement as relates to the subject matter of this Section 8.1 (including as to Investor’s rights to direct, devise and implement strategy thereunder), and to (subject to the foregoing) direct, devise and implement the strategy for obtaining all consents of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) responding to, or delegating to Investor to respond to, any request from, or inquiry or investigation by, any Governmental Authority pursuant to any Competition Law (including directing the timing, nature and substance of all such responses), (ii) leading, or delegating to Investor to lead, all meetings and communications (including any negotiations) with any such Governmental Authority, (iii) determining when (if at all, but subject to the Company’s obligations in this Agreement, including the last two sentences of Section 8.1(a)) to discuss, offer, or agree to any divestiture, sale, licensing, holding separate or other disposition of any asset or business, or any behavioral or conduct restriction or other alteration to the business or operations of the Company or its Subsidiaries and (iv) controlling the defense and settlement of any litigation, action, suit, investigation or proceeding brought by or before any Governmental Authority pursuant to any Competition Law; provided that the Company shall consult with Acquiror in a reasonable manner and consider in good faith the views and comments of Acquiror in connection with the foregoing.

(e) Notwithstanding anything to the contrary in this Section 8.1 or elsewhere in this Agreement, in no event shall the Company be required to take any action which would constitute a Substantial Detriment.

Section 8.2 Preparation of Proxy Statement; Shareholders’ Meeting and Approvals.

(a) Proxy Statement.

(i) As promptly as practicable after the execution of this Agreement, (x) Acquiror and the Company shall jointly prepare and Acquiror shall file with the SEC, mutually acceptable materials which shall include the proxy statement to be filed with the SEC and sent to the Acquiror Shareholders relating to the Acquiror Shareholders’ Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”). Each of Acquiror and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC. Each of Acquiror and the Company agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement (the “Super 8-K”), or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or their respective Subsidiaries to any regulatory authority (including the NYSE) in connection with the Merger and the other transactions contemplated hereby (the “Offer Documents”). Acquiror will cause the Proxy Statement to be mailed to the Acquiror Shareholders after all comments of the SEC on the Proxy Statement are addressed. Acquiror shall promptly following the date of this Agreement commence a “broker-search” in accordance with Rule 14a-12 of the Exchange Act.

(ii) To the extent not prohibited by Law, Acquiror will advise the Company, reasonably promptly after Acquiror receives notice thereof, of the time when the Proxy Statement or any supplement or amendment has been filed, of the issuance of any stop order, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information. To the extent not prohibited by Law, the Company and their counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement and any Offer Document before any such document is filed with the SEC, and Acquiror shall give reasonable and good faith consideration to any comments made by the foregoing. Acquiror shall not file any such documents with the SEC without the prior consultation of the Company as described in the preceding sentence. To the extent not prohibited by Law, Acquiror shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Acquiror or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Acquiror to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC. Acquiror shall respond to any SEC comments on the Proxy Statement and any Offer Document as promptly as practicable.

(iii) Each of Acquiror and the Company shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv) If at any time prior to the Effective Time any information relating to the Company, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers, or supplied by the Company or Acquiror or on such party’s behalf for inclusion or incorporation by reference in the Proxy Statement, is discovered by the Company or Acquiror, which is required to be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders.

(b) Acquiror Shareholder Approval.

(i) Acquiror shall (x) as promptly as practicable, (A) cause the Proxy Statement to be disseminated to Acquiror Shareholders in compliance with applicable Law, (B) solely with respect to the Transaction Proposals, duly (1) give notice of and (2) convene and hold a general meeting (the “Acquiror Shareholders’ Meeting”) in accordance with Acquiror’s Governing Documents and applicable Law and NYSE rules (including NYSE rule 102.06), (C) solicit proxies from the holders of Acquiror Common Stock with respect to the Transaction Proposals and (D) unless there has been a Modification in Recommendation, include the recommendation of Acquiror, through its board of directors, to vote in favor of each of the Transaction Proposals, and (y) provide its shareholders with the opportunity to elect, prior to the Acquiror Shareholder Approval, to effect an Acquiror Share Redemption.

(ii) Acquiror shall, through its board of directors, unless there has been a Modification in Recommendation, recommend to its shareholders the (A) amendment and restatement of Acquiror’s certificate of incorporation, including any separate or unbundled proposals as are required to implement the foregoing, (B) the approval of the Transactions in accordance with the Acquiror Certificate of Incorporation, (C) approval of the issuance of shares of Acquiror capital stock in connection with the Merger, PIPE Investment (including the issuance of more than one percent (1%) of shares of Acquiror Common Stock to a “related party” pursuant to the rules of the NYSE as contemplated by the Subscription Agreements with the applicable PIPE Investors) and Investor Investment, (D) approval of the adoption by Acquiror of the Incentive Award Plan described in Section 7.1(a), (E) the election of directors effective as of the Closing as contemplated by Section 7.6, (F) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement or correspondence related thereto, (G) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby and (H) adjournment of the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses (A) through (H), together, the “Transaction Proposals”), and include such recommendations in the Proxy Statement. The board of directors of Acquiror shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Acquiror that they vote in favor of the Transaction Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the shareholders of Acquiror described in the Recitals hereto, a “Modification in Recommendation”); provided that no breach of this sentence shall be deemed to have occurred if, prior to such Modification in Recommendation and the Acquiror Shareholder Approval (1) the board of directors of Acquiror determines in good faith, after consultation with its outside legal counsel and, if and to the extent advisable depending on the circumstances, financial advisors, that failure to effect a Modification in Recommendation would be a breach of the fiduciary duties owed by the directors of Acquiror to the stockholders of Acquiror under applicable Law, (2) Acquiror shall have delivered written notice to the Company of its intention to make a Modification in Recommendation at least five (5) Business Days prior to the taking of such action by Acquiror, which notice shall include the reasons for such determination and, if and to the extent applicable, any other material documents with respect thereto, (3) during such period and prior to making a Modification in Recommendation, if requested by the Company, Acquiror and its representatives shall have negotiated in good faith with the Company and its representatives regarding any revisions or adjustments proposed by the Company to the terms and conditions of this Agreement as would enable the board of directors of Acquiror to reaffirm such board’s recommendation to the shareholders of Acquiror that they vote in favor of the Transaction Proposals and not make such Modification in Recommendation and (4) if the Company requested negotiations in accordance with clause (3), Acquiror may make a Modification in Recommendation only if the board of directors of Acquiror, after considering in good faith any revisions or adjustments to the terms and conditions of this Agreement that the Company shall have, prior to the expiration of the five (5) Business Day period, offered in writing to Acquiror, continues to determine in good faith, after consultation with its outside legal counsel and, if and to the extent advisable depending on the circumstances, financial advisors, that failure to make a Modification in Recommendation would be a breach of its fiduciary duties to Acquiror’s stockholders under applicable Law.

(iii) Acquiror agrees that, unless this Agreement is terminated in accordance with its terms, its obligation to establish a record date for, duly call, give notice of, convene and hold the Acquiror Shareholders’ Meeting for the purpose of obtaining the Acquiror Shareholder Approval shall not be affected by any Modification in Recommendation, and Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Acquiror Shareholders’ Meeting and submit for the approval of its shareholders the matters contemplated by the Proxy Statement (including the Transaction Proposals), regardless of whether or not there shall be any Modification in Recommendation. For the avoidance of doubt, a Modification in Recommendation will not limit or otherwise affect the agreements and covenants set forth in the Sponsor Agreement. Acquiror may only adjourn the Acquiror Shareholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Shareholder Approval, (ii) for the absence of a quorum or (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Acquiror Shareholders prior to the Acquiror Shareholders’ Meeting; provided that the Acquiror Shareholders’ Meeting (x) may not be adjourned to a date that is more than fifteen (15) days after the date for which the Acquiror Shareholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) shall not be held later than three (3) Business Days prior to the End Date. Acquiror agrees that it shall provide the holders of shares of Acquiror Class A Common Stock the opportunity to elect redemption of such shares of Acquiror Class A Common Stock in connection with the Acquiror Shareholders’ Meeting, as required by Acquiror’s Governing Documents. Without the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld, delayed or denied), the Transaction Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror Shareholders at the Acquiror Shareholders’ Meeting, as adjourned or postponed.

(c) Company Equityholder Approval. As promptly as practicable following the execution and delivery of the Written Consent, the Company shall prepare and distribute to the equityholders of the Company who as of the delivery of the Written Consent to Acquiror had not executed and delivered the Written Consent a notice of action by written consent and appraisal rights as required by Sections 228 and 262 of the DGCL, as well as any additional information required by applicable Law or the Governing Documents of the Company (the “Stockholder Notice”). Acquiror shall be provided with a reasonable opportunity to review and comment on the Stockholder Notice and the Acquiror shall cooperate with the Company in the preparation of the Stockholder Notice and promptly provide all reasonable information regarding Acquiror and Merger Sub reasonably requested by the Company.

Section 8.3 Support of Transaction. Without limiting any covenant contained in Article VI, or Article VII (but except with respect to Competition Laws for which the parties’ respective obligations shall be limited to those set forth in Section 8.1), Acquiror and the Company shall each, and each shall cause its Subsidiaries to, (a) use reasonable best efforts to obtain as soon as practicable all material consents and approvals of third parties (including any Governmental Authority) that any of Acquiror, or the Company or their respective Affiliates are required to obtain in order to consummate the Merger and (b) take such other action as soon as practicable as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable and in accordance with all applicable Law.

Section 8.4 Tax Matters. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with this Agreement shall constitute Company Transaction Expenses.

Section 8.5 Debt Financing.

(a) The Company shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things reasonably necessary or advisable to consummate the Refinancing. In addition, the Company shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things reasonably necessary or advisable to arrange and obtain the Debt Financing on a timely basis (but in any event substantially concurrent with the Closing) on the terms and subject only to the conditions contained in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter) or on other terms and conditions not less favorable to the Company in any material respect than those described in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter), including using reasonable best efforts to (i) maintain in effect the Debt Commitment Letter (subject to the Company’s and its Subsidiaries’ right to replace, amend, restate, supplement, modify, assign, or waive the Debt Commitment Letter in accordance herewith and subject to the Restricted Debt Financing Changes), (ii) negotiate and enter into definitive agreements with respect to the Debt Commitment Letter (such definitive agreements being referred to as the “Debt Financing Agreements”) on the terms and subject only to the conditions contained in the Debt Commitment Letter and the Fee Letter (including any such “market flex” provisions contained in the Fee Letter) or on other terms and conditions not less favorable to the Company in any material respect than those described in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter), (iii) satisfy on a timely basis (but in any event substantially concurrent with the Closing) or obtain the waiver of all conditions applicable to the Company or its Subsidiaries contained in the Debt Commitment Letter (or any Debt Financing Agreements), (iv) consummate the Debt Financing contemplated by the Debt Commitment Letter and the Fee Letter substantially concurrent with the Closing and (v) enforce its rights under the Debt Commitment Letter and the Debt Financing Agreements. The Company shall keep the Acquiror informed upon request on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. The Company shall give the Acquiror prompt written notice upon having Knowledge of any default or breach by any party to the Debt Commitment Letter or any termination of the Debt Commitment Letter.

(b) Other than as set forth in this Section 8.5(b), prior to the Closing, the Company or the Company Debt Financing Subsidiary shall not, without the prior written consent of the Acquiror (not to be unreasonably conditioned, withheld, delayed or denied), replace, amend, restate, supplement, modify, assign or waive any provision of the Debt Commitment Letter, the Fee Letter or the Debt Financing Agreements (it being understood that the exercise of any “market flex” provisions contained in the Fee Letter shall not be deemed a replacement, amendment, restatement, supplement, modification, assignment or waiver) to the extent such replacement, amendment, restatement, supplement, modification, assignment or waiver would (i) reduce the aggregate amount of the Debt Financing such that the Company and its Subsidiaries would not have sufficient cash proceeds, together with (A) cash on hand of the Company and its Subsidiaries, (B) the Investor Investment Amount, (C) the PIPE Investment Amount, (D) cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount, and (E) other cash on hand at the Acquiror or Merger Sub on the Closing Date hereunder, to permit the Company and its Subsidiaries to consummate the Refinancing and pay the Financing Amounts on the Closing Date, (ii) adversely affect the ability of the Company or the Company Debt Financing Subsidiary, as applicable, to enforce its rights against the other parties to the Debt Commitment Letter or the Debt Financing Agreements or (iii) would reasonably be expected to prevent, delay or hinder the Closing, including by imposing additional conditions, or otherwise amending, restating, supplementing, modifying, assigning or waiving any of the existing conditions to the availability of the Debt Financing (items under clauses (i) through (iii) above, collectively, the “Restricted Debt Financing Changes”); provided that, for the avoidance of doubt, the Company or the Company Debt Financing Subsidiary may replace, amend, restate, supplement, modify, assign or waive the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities) that have not executed the Debt Commitment Letter as of the date of this Agreement, subject to the Restricted Debt Financing Changes (it being understood that the aggregate commitments of the lenders party to the Debt Commitment Letter prior to such replacement, amendment, restatement, supplement, modification, assignment or waiver may be reduced in the amount of such additional party’s commitments); provided, further, that the Company shall notify the Acquiror in writing of any such replacement, amendment, restatement, supplement, modification, assignment of, or waiver of any of its rights under, the Debt Commitment Letter not otherwise prohibited by the foregoing clauses (i) through (iv) reasonably promptly after the time such replacement, amendment, restatement, supplement, modification, assignment or waiver is agreed. The Company shall promptly deliver to the Acquiror copies of any replacement, amendment, restatement, supplement, modification, assignment or waiver to or under the Debt Commitment Letter or the Debt Financing Agreements. In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor (other than as a result of Acquiror’s or Merger Sub’s breach of any provisions of this Agreement or failure to satisfy the conditions set forth in Section 9.1 or Section 9.2), the Company will (x) use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with the available portion of the Debt Financing, and together with (A) cash on hand of the Company and its Subsidiaries, (B) the Investor Investment Amount, (C) the PIPE Investment Amount, (D) cash available in the Trust Account following the Acquiror Shareholders’ Meeting (after deducting the amount required to satisfy the Acquiror Share Redemption Amount) and (E) other cash on hand at the Acquiror or Merger Sub on the Closing Date hereunder, to consummate the Refinancing and pay the Financing Amounts) from the same or other sources and which does not include any terms or conditions to the consummation of such alternative debt financing that are less favorable to the Company in any material respect than those contained in the Debt Commitment Letter and the Fee Letter (including any “market flex” provisions that are contained in the Fee Letter) and (y) promptly notify the Acquiror of such unavailability and the reason therefor. For purposes of this Agreement, upon any replacement, amendment, restatement, supplement, modification, assignment of, or waiver under, the Debt Commitment Letter (including in connection with an alternative debt financing) in accordance with this Section 8.5(b), the term “Debt Commitment Letter,” and consequently the term “Debt Financing,” shall mean such Debt Commitment Letter as so replaced, amended, restated, supplemented, modified, assigned or waived and the Debt Financing contemplated by such Debt Commitment Letter as so replaced, amended, restated, supplemented, modified, assigned or waived.

(c) From the date of the announcement of this Agreement or the transactions contemplated hereby (pursuant to any applicable public communication made in compliance with Section 11.12), until the Closing Date, upon the reasonable request of the Company, the Acquiror shall, and shall use its reasonable best efforts to cause its Subsidiaries to and shall use reasonable best efforts to cause any of its and their respective representatives (including accounting representatives) to, use reasonable best efforts to provide customary cooperation in connection with the arrangement of the Debt Financing, including to:

(i) provide (A) (1) the Acquiror Financial Statements (the receipt thereof is hereby acknowledged) and the audited consolidated balance sheets and the related statements of operations, cash flow and shareholders’ equity of the Acquiror as of the last day of and for any subsequent fiscal year of the Acquiror ended at least ninety (90) days prior to the Closing Date, together with all related notes and schedules thereto, and accompanied by the auditor’s reports thereon and (2) the unaudited consolidated balance sheets and related statements of operations, cash flows and shareholders’ equity of the Acquiror as of the last day of and for any subsequent fiscal quarter ended at least forty-five (45) days prior to the Closing Date and, in each case, to the extent applicable, for the comparable period of the prior fiscal year, together with all related notes and schedules thereto, in the case of each of clauses (1) and (2), prepared in accordance with GAAP and (B) all other financial information necessary to allow the Company to prepare a pro forma unaudited consolidated balance sheet and related pro forma unaudited consolidated statement of operations as of and for the twelve-month period ending on the last day of the most recently completed twelve-month period for which historical financial statements are provided pursuant to clause (A) above, which need not be prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase accounting;

(ii) (A) use reasonable best efforts to provide reasonable and customary information relating to the Acquiror and Merger Sub for, and assist the Company and the Debt Financing Sources in preparation of, rating agency presentations, bank information memoranda, syndication memoranda, lender presentations and other customary marketing materials required in connection with the Debt Financing, (B) use reasonable best efforts to cooperate with the due diligence efforts of the Debt Financing Sources in connection with the Debt Financing, to the extent reasonable and customary (and, to the extent applicable, subject to the limitations contained in this Agreement), (C) use reasonable best efforts to assist with the marketing efforts of the Company and the Debt Financing Sources for all or any portion of the Debt Financing and (D) provide customary authorization letters with respect to the Acquiror and Merger Sub authorizing the distribution of information to prospective lenders (including customary 10b-5 and material non-public information representations);

(iii) promptly, and in any event no later than four (4) Business Days prior to the Closing, provide all documentation and other information that any Debt Financing Source has reasonably determined is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and, if the Company or any of its Subsidiaries qualifies as a “legal entity” customer under 31 C.F.R. §1010.230, a beneficial ownership certification in relation to the Acquiror and Merger Sub, which certification shall be substantially similar to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association, in each case, as reasonably requested in writing by the Company at least nine (9) Business Days prior to the Closing Date; and

(iv) use reasonable best efforts to cooperate with the Company and the Debt Financing Sources to satisfy the conditions precedent to the Debt Financing to the extent the satisfaction of such conditions require the cooperation of, and is within the control of Acquiror or Merger Sub;

provided that nothing in this Section 8.5(c) shall require the Acquiror or any of its Subsidiaries to take or permit the taking of any action pursuant to this Section 8.5(c) to the extent it would (i) conflict with or violate the Acquiror’s Governing Documents or the organizational documents of any of its Subsidiaries or any applicable Law, (ii) require the Acquiror or its Subsidiaries or and of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Debt Financing or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that would be effective prior to the Closing Date (except the authorization letters set forth in Section 8.5(c)(ii)(C)), (iii) cause any representation or warranty in this Agreement to be breached by the Acquiror or any of its Subsidiaries, (iv) require the Acquiror or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Debt Financing prior to the Closing or have any obligation of the Acquiror or any of its Subsidiaries under any agreement, certificate, document or instrument be effective until the Closing (except the authorization letters set forth in Section 8.5(c)(ii)(C)), (v) cause any director, officer, employee or stockholder of the Acquiror or any of its Subsidiaries to incur any personal liability, (vi) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Material Contract to which the Acquiror or any of its Subsidiaries is a party, (vii) provide access to or disclose information that the Acquiror or any of its Subsidiaries determines would jeopardize any attorney-client privilege or other applicable privilege or protection of the Acquiror or any of its Subsidiaries (provided, however, that, to the extent permitted by Law, the Acquiror shall inform the Company of the withholding thereof and, upon the Company’s request, use commercially reasonable efforts to provide such information in a manner that would not jeopardize any attorney-client privilege or other applicable privilege or protection of the Acquiror or any of its Subsidiaries) or (viii) without limiting the cooperation contemplated by Section 8.5(c)(i)(B) above, require the Acquiror to prepare or deliver any pro forma financial information, projections or any other information that is not necessary or customary to include in the offering materials for a syndicated term loan.

Section 8.6 Payoff. The Company shall use its reasonable best efforts to obtain and deliver to Acquiror, at least one (1) Business Day prior to the Closing Date, a form, agreed among the parties thereto, of (a) a customary payoff letter with respect to the Credit Facilities and (b) other customary documents relating to the release of any Liens securing and guarantees of the Credit Facilities.

Section 8.7 Section 16 Matters. Prior to the Effective Time, each of the Company and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of shares of the Company Common Stock or acquisitions of shares of Acquiror Common Stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who is or may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.1 Conditions to Obligations of Acquiror, Merger Sub and the Company. The obligations of Acquiror, Merger Sub and the Company to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a) the Acquiror Shareholder Approval (other than with respect to “(D)”, “(G)” and “(H)” referenced in the definition thereof) shall have been obtained;

(b) the Investor Investment has been consummated or will be consummated prior to the Merger;

(c) the Refinancing shall have been, or substantially concurrent with the Merger shall be, consummated;

(d) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated and the parties shall have obtained all consents, waivers, clearances and approvals required under any applicable Competition Laws for the jurisdictions set forth on Section 8.1 of the Company Disclosure Letter;

(e) there shall not be in force any Governmental Order enjoining or prohibiting the consummation of the Merger or any Law that makes the consummation of the Merger illegal or otherwise prohibited; provided that the Governmental Authority issuing such Governmental Order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby;

(f) the shares of Acquiror Common Stock contemplated to be listed pursuant to this Agreement shall have been listed on the NYSE and shall be eligible for continued listing on the NYSE immediately following the Closing (as if it were a new initial listing by an issuer that had never been listed prior to Closing); and

(g) Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) after giving effect to the payment of the Acquiror Share Redemption Amount.

Section 9.2 Conditions to Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror and Merger Sub:

(a) (i) the Company Fundamental Representations shall be true and correct in all material respects, as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date (except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or any Ancillary Agreement) and (ii) each of the representations and warranties of the Company contained in this Agreement other than the Company Fundamental Representations (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, inaccuracies or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(b) the Company shall in all material respects have performed and complied with all covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing;

(c) since the date hereof, no Company Material Adverse Effect shall have occurred and be continuing;

(d) the Company shall have delivered to Acquiror and Merger Sub a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company, stating that the conditions specified in Section 9.2(a), Section 9.2(b) and Section 9.2(c) have been satisfied; and

(e) the Company (or its applicable Affiliates) shall have executed and delivered to Acquiror each of the Ancillary Agreements to which the Company or its applicable Affiliates, as applicable, will be a party.

Section 9.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate, or cause to be consummated, the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) (i) the representations and warranties of Acquiror and Merger Sub contained in Section 5.6 shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date (except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or any Ancillary Agreement) and (ii) each of the representations and warranties of Acquiror and Merger Sub contained in this Agreement other than Section 5.6 (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct in all material respects, as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date (except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements);

(b) Acquiror and Merger Sub shall in all material respects have performed and complied with all covenants required by this Agreement to be performed or complied with by the Acquiror or Merger Sub at or prior to the Closing;

(c) since the date hereof, no Acquiror Material Adverse Effect shall have occurred and be continuing;

(d) Acquiror shall have delivered to the Company a certificate, dated as of the Closing Date, signed by a duly authorized officer of Acquiror, stating that the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.3(c) have been satisfied;

(e) (i) the amount of cash available in the Trust Account following the Acquiror Shareholders’ Meeting, after deducting the amount required to satisfy the Acquiror Share Redemption Amount, plus (ii) the PIPE Investment Amount actually received by Acquiror prior to the Closing, is equal to or exceeds $375,000,000;

(f) Acquiror (or its applicable Affiliates, including the Sponsor) shall have executed and delivered to the Company each of the Ancillary Agreements to which the Acquiror or its applicable Affiliates, as applicable, will be a party; and

(g) all of the directors of Acquiror (other than those Persons identified as the initial directors of Acquiror after the Effective Time, in accordance with the provisions of Section 2.6(b) and Section 7.6) shall have resigned or otherwise been removed effective as of or prior to the Effective Time.

ARTICLE X

TERMINATION/EFFECTIVENESS

Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by mutual written consent of the Company and Acquiror;

(b) by the Company or Acquiror if the Merger shall not have been consummated on or before the close of business on May 16, 2022 ( the “Initial End Date”); provided that if on the Initial End Date any of the conditions set forth in Section 9.1(d) or Section 9.1(e) (but for the purposes of Section 9.1(e), only to the extent related to any Competition Law) shall not have been satisfied but all other conditions set forth in Article IX shall have been satisfied or waived or shall then be capable of being satisfied, then the Initial End Date shall be automatically extended to August 16, 2022 (the “Second End Date”). As used in this Agreement, the term “End Date” shall mean the Initial End Date, unless extended pursuant to the foregoing sentence, in which case, the term “End Date” shall mean the Second End Date. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to (x) the Company, if the Company’s material breach or violation of any covenant or obligation contained in this Agreement is the primary cause of the failure of the Merger to be consummated by the End Date or (y) Acquiror, if Acquiror’s or Merger Sub’s material breach or violation of any covenant or obligation contained in this Agreement is the primary cause of the failure of the Merger to be consummated by the End Date.

(c) by the Company or Acquiror if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger or if there shall be adopted any Law that permanently makes consummation of the Merger illegal or otherwise prohibited;

(d) by the Company or Acquiror if the Acquiror Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(e) by Acquiror if written consents constituting the Company Equityholder Approval shall not have been delivered to Acquiror within 24 hours following the execution and delivery of this Agreement;

(f) by the Company if there has been a Modification in Recommendation;

(g) by the Company by written notice to the Acquiror if there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement, such that any of the conditions specified in Section 9.3(a) or Section 9.3(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”) if such Terminating Acquiror Breach cannot be cured by the earlier of (i) the End Date and (ii) thirty (30) days after the Company’s written notice to Acquiror of such Terminating Acquiror Breach or, if curable by such date, is not cured by such date; or

(h) by Acquiror by written notice to the Company if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that any of the conditions specified in Section 9.2(a) or Section 9.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”) if such Terminating Company Breach cannot be cured by the earlier of (i) the End Date and (ii) thirty (30) days after Acquiror’s written notice to the Company of such Terminating Company Breach or, if curable by such date, is not cured by such date.

Section 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or any Covered Person, other than liability of the Company, Acquiror or Merger Sub, as the case may be, for Fraud or any willful breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2 and Article XI and the Confidentiality Agreement shall survive any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Trust Account Waiver. The Company acknowledges that Acquiror is a blank check company with the powers and privileges to effect a Business Combination. The Company further acknowledges that, as described in the prospectus dated March 3, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of Acquiror assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the trust account for the benefit of Acquiror, certain of its public stockholders and the underwriters of Acquiror’s initial public offering (the “Trust Account”). The Company acknowledges that it has been advised by Acquiror that cash in the Trust Account may be disbursed only in the circumstances and to the Persons described in the Prospectus and in accordance with the Trust Agreement. For and in consideration of Acquiror entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account as a result of, or arising out of, this Agreement or any Ancillary Agreement and agrees not to seek recourse against the Trust Account or any funds distributed therefrom in connection with a Acquiror Share Redemption as a result of, or arising out of, this Agreement, any Ancillary Agreement and any other prior negotiations, Contracts or agreements with Acquiror; provided that (x) nothing herein shall serve to limit or prohibit the Company’s or Investor’s right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Share Redemptions) to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemptions, or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that the Company or Investor may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

Section 11.2 Modification or Amendment; Waiver.

(a) Subject to the provisions of applicable Law, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Acquiror, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. The conditions to each of the parties’ respective obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law; provided that any such waiver shall only be effective if made in writing and executed by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 11.3 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification), addressed as follows:

(a)	If to Acquiror or Merger Sub, to:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention:	Mohsin Y. Meghji; Charles Garner
Email:	mmeghji@m3-partners.com; cgarner@m3-partners.com

with copies to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

(b)	If to the Company or to the Surviving Corporation, to:

Syniverse Corporation

8125 Highwoods Palm Way

Tampa, FL 33647

Attention:	Laura Binion
Email:	laura.binion@syniverse.com

with copies to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:	Jonathan E. Levitsky; Christopher Anthony
Email:	jelevitsky@debevoise.com; canthony@debevoise.com

or to such other address or addresses as the parties may from time to time designate in writing.

Section 11.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 11.5 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that (a) Investor is intended as a third-party beneficiary, and may enforce the provisions, of this Agreement against Acquiror and Merger Sub (but not against the Company), (b) Sponsor is intended as a third-party beneficiary of, and may enforce, Section 6.1(r), (c) the D&O Indemnified Parties are intended third-party beneficiaries of, and may enforce, Section 7.8, and (d) the D&O Indemnified Parties and the Covered Persons (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 10.2 and Section 11.16.

Section 11.6 Expenses. Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided that, if the Closing shall occur, Acquiror shall (a) pay or cause to be paid, the Company Transaction Expenses, (b) pay or cause to be paid, the Acquiror Transaction Expenses and (c) pay or cause to be paid, the Investor Transaction Expenses, in each of case of clauses (a), (b) and (c), in accordance with Section 2.4(c). For the avoidance of doubt, any payments to be made (or to be caused to be made) by Acquiror pursuant to the proviso to the foregoing sentence shall be paid upon consummation of the Merger and release of proceeds from the Trust Account.

Section 11.7 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.8 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may (1) be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (2) be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 11.9 Company Disclosure Letter. The Company Disclosure Letter is a part of this Agreement as if fully set forth herein. The Company Disclosure Letter is arranged in sections corresponding to those contained in this Agreement and any information disclosed in a section of the Company Disclosure Letter shall be deemed to have been disclosed with respect to the corresponding section contained in this Agreement and every other section in this Agreement if the relevance of such disclosure to such other section is reasonably apparent on its face. Certain information set forth in the Company Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement and the disclosure of any information shall not be deemed to constitute an acknowledgment that such information or other information is required to be disclosed. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific information in the Company Disclosure Letter is not intended to imply that such amounts, or higher or lower amounts or the information so included or other information, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such information in any dispute or controversy as to whether any obligation, information or matter not described herein or included in the Company Disclosure Letter is or is not material for purposes of this Agreement.

Section 11.10 Entire Agreement. (a) This Agreement (together with the Company Disclosure Letter and all Exhibits hereto), (b) the Sponsor Agreement, (c) the Written Consent, (d) the non-disclosure letter agreement, dated as of March 24, 2021, between Acquiror and the Company (the “Confidentiality Agreement”), (e) the Investor Subscription Agreement and (f) the Framework Agreement (clauses (b), (c), (d), (e) and (f), collectively, the “Ancillary Agreements”) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the Ancillary Agreements.

Section 11.11 Conflicts and Privilege.

(a) Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsor, the stockholders or holders of other equity interests of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Acquiror Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Syniverse Group, on the other hand, Wachtell, Lipton, Rosen & Katz (“Wachtell”) may represent the Sponsor and/or any other member of the Acquiror Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation and/or the Sponsor. Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement or the transactions contemplated hereby) between or among Acquiror, the Sponsor and/or any other member of the Acquiror Group, on the one hand, and Wachtell, on the other hand (the “Wachtell Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Acquiror Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person (other than the Acquiror Group) may use or rely on any of the Wachtell Privileged Communications, whether located in the records or email server of the Acquiror, Surviving Corporation or their respective Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the Wachtell Privileged Communications, by virtue of the Merger.

(b) Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity interests of the Company and any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Corporation) (collectively, the “Syniverse Group”), on the one hand, and (y) the Surviving Corporation and/or any member of the Acquiror Group, on the other hand, any legal counsel, including Debevoise & Plimpton LLP (“Debevoise”) that represented the Company prior to the Closing may represent any member of the Syniverse Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Corporation, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Corporation. Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement or the transactions contemplated hereby) between or among the Company and/or any member of the Syniverse Group, on the one hand, and Debevoise, on the other hand (the “Debevoise Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Syniverse Group after the Closing, and shall not pass to or be claimed or controlled by the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation. Acquiror and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person (other than the Syniverse Group) may use or rely on any of the Debevoise Privileged Communications, whether located in the records or email server of the Acquiror, Surviving Corporation or their respective Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror and the Company agree not to assert that any privilege has been waived as to the Debevoise Privileged Communications, by virtue of the Merger.

Section 11.12 Publicity.

(a) All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Acquiror and the Company, which approval shall not be unreasonably withheld by any party; provided that the Company shall in no event be required to give such approval if doing so would constitute a breach of Section 5.3 of the Framework Agreement; provided, further, that no party shall be required to obtain consent pursuant to this Section 11.12(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.12(a).

(b) The restriction in Section 11.12(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall, to the extent permitted by Law, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to satisfy the condition set forth in Section 9.1(d) (including any relating filing) shall be deemed not to violate this Section 11.12.

Section 11.13 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 11.14 Jurisdiction; Waiver of Jury Trial.

(a) Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.14.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 11.16 Non-Recourse. Except in the case of claims against a Person in respect of such Person’s actual fraud:

(a) Solely with respect to the Company, Acquiror and Merger Sub, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Acquiror and Merger Sub as named parties hereto; and

(b) no Covered Person shall have any liability (whether in Contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the Company, Acquiror or Merger Sub under this Agreement.

Section 11.17 Non-Survival of Representations, Warranties and Covenants. Except in the case of Fraud, none of the representations and warranties in this Agreement, or in any certificate delivered pursuant to Section 9.2(d) or Section 9.3(d), shall survive the Closing. All covenants and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) the Company’s covenants and agreements with respect to Closing Date Leakage and Leakage in Section 2.7 and Section 6.1(r), respectively, shall (solely to the extent actual Closing Date Leakage exceeds the amount taken into account in calculating the Transaction Purchase Price) survive the Closing for a period of twelve (12) months following the Closing, (b) those other covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (c) this Article XI.

Section 11.18 Debt Financing. Notwithstanding anything in this Agreement to the contrary, the Acquiror on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any action, suit or proceeding of any kind or description, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such action, suit or proceeding to the exclusive jurisdiction of such court; (b) agrees that any such action, suit or proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise expressly provided in the Debt Commitment Letter or other applicable definitive document agreement relating to the Debt Financing; (c) agrees not to bring or support, or permit any of its controlled Affiliates to bring or support, any action, suit or proceeding, whether in contract or in tort or otherwise, arising out of or relating to this Agreement, the Debt Commitment Letter or the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder against any Debt Financing Source in any forum other than any federal or state court sitting in the Borough of Manhattan, New York, New York; (d) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such action, suit or proceeding brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder; (e) agrees that none of the Debt Financing Sources will have any liability prior to the Effective Time to the Acquiror or any of its Subsidiaries or any of their respective controlled Affiliates or representatives relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise; (f) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce any of the provisions of this Section 11.18; and (g) agrees that, notwithstanding anything to the contrary herein, this Section 11.18 and the definition of “Debt Financing Sources” (and any provision of this Agreement to the extent an amendment, modification, or waiver of such provision would modify the substance of the foregoing provisions) may not be amended, modified or waived in any manner that is materially adverse to the Debt Financing Sources without the prior written consent of the Lenders. Notwithstanding the foregoing, nothing in this Section 11.18 shall in any way limit or modify the rights and obligations of the Company or any of its Subsidiaries under this Agreement or any Debt Financing Source’s (or any other Person’s that entered into agreements in connection with the Debt Financing) obligations to the Company or any of its Subsidiaries under the Debt Commitment Letter or the definitive agreements governing the Debt Financing. This Section 11.18 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

M3-BRIGADE ACQUISITION II CORP.

By:	/s/ Mohsin Meghji
Name:	Mohsin Meghji
Title:	Chairman & Chief Executive Officer

BLUE STEEL MERGER SUB INC.

By:	/s/ Mohsin Meghji
Name:	Mohsin Meghji
Title:	Chief Executive Officer

SYNIVERSE CORPORATION

By:	/s/ James A. Attwood, Jr.
Name:	James A. Attwood, Jr.
Title:	Chairman

[Signature Page to Agreement and Plan of Merger]

Annex B-1

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

M3-BRIGADE ACQUISITION II CORP.

[●], 202[●]

M3-Brigade Acquisition II Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

The present name of the Corporation is “M3-Brigade Acquisition II Corp.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 16, 2020 under the name M3 Acquisition II Corp.

2.

This Second Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, as amended and restated, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.	This Restated Certificate shall become effective on the date and time of the filing with, and acceptance by, the Secretary of State of Delaware.

4.	The Certificate of Incorporation of the Corporation, as amended and restated, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Syniverse Technologies Corporation (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is [251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company].

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 1,210,000,000 shares, consisting

B-1

of (a) 1,100,000,000 shares of common stock consisting of 1,100,000,000 shares of Class A common stock (the “Common Stock”) and (b) 110,000,000 shares of preferred stock (the “Preferred Stock”). Immediately upon the filing and effectiveness of this Restated Certificate (the “Effective Time”), automatically and without further action on the part of holders of capital stock of the Corporation, each share of Class B common stock, par value $0.0001, of the Corporation (“Old Class B Common Stock”) issued and outstanding as of immediately prior to the Effective Time shall be reclassified as, and be converted into, one validly issued, fully paid and non-assessable share of Common Stock. without any action on the part of any person, including the Corporation, and concurrently with such conversion the number of authorized shares of Old Class B Common Stock shall be reduced to zero. All stock certificates, if any, that represented shares of Old Class B Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, represent the same number of shares of Common Stock until surrendered to the Corporation.

Section 4.2    Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3     Common Stock

Voting.

(i)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall each be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the Common Stock are entitled to vote.

(iii)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), holders of Common Stock, voting as a single class, shall have the exclusive right to vote on all matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(iv)    The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock).

B-2

(b)    Dividends. Subject to applicable law and any other provision of this Restated Certificate (including any Preferred Stock Designation), the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)    Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4    Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Board Powers. Except as provided by the DGCL or this Restated Certificate, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Restated Certificate or the Bylaws of the Corporation (as amended and/or restated, the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2    Number, Election and Term.

(a)    Subject to the Stockholders Agreement, dated [●], 202[●], by and among, inter alia, the Corporation, Carlyle Partners V Holdings, L.P., and Twilio (as it may be amended and/or restated, the “Stockholders Agreement”), the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board.

(b)    Subject to Section 5.5 hereof, a director shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c)    Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof and the Stockholders Agreement, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than

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a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof and the Stockholders Agreement, any or all of the directors may be removed from office at any time but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5    Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Restated Certificate (including any Preferred Stock Designation). Notwithstanding Section 5.2(a) hereof, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 5.2(a) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 5.6    Notice of Meeting; Quorum.

(a)    The procedures for providing notice of a meeting of the Board shall be set forth in the Bylaws, provided that any notice of a meeting of the Board shall be required to include in reasonable detail the matters to be considered at such meeting.

(b)    At all meetings of the Board, the presence of directors entitled to cast a majority of the votes of the whole Board shall constitute a quorum for the transaction of business. For purposes of determining a quorum, (i) “whole Board” means the total number of directors constituting the Board, assuming no vacancies or newly created directorships, (ii) the Carlyle Directors (as defined below) present at such meeting shall be entitled to cast the number of votes provided below in Section 5.7, and (iii) the Twilio Directors (as defined below) present at such meeting shall be entitled to cast the number of votes provided below in Section 5.7, provided that in no event shall there be a quorum for the transaction of business by the directors unless (x) as long as any director nominated by Twilio Inc. and its affiliates (the “Twilio Holders” and any such director, a “Twilio Director”) pursuant to the Stockholders Agreement is on the Board, at least one Twilio Director is present and (y) as long as any director nominated by Carlyle Partners V Holdings, L.P., a Delaware limited partnership, and its affiliates (the “Carlyle Holders” and any such director, a “Carlyle Director”) pursuant to the Stockholders Agreement is on the Board, at least one Carlyle Director is present. Notwithstanding the foregoing quorum requirement, in the event that a meeting of the Board is duly called and no Twilio Director or no Carlyle Director, as the case may be, is in attendance, then no such director shall be required to constitute a quorum at the next meeting of the Board duly called with notice provided to the Twilio Directors and the Carlyle Directors; provided, that not less than 5 days notice of such meeting shall be given and the matters to be considered at such successive duly called meeting shall be limited to those set forth in the notice for the original Board meeting.

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Section 5.7    Director Voting.

(a)    Except as set forth below in Section 5.7(b), each director shall be entitled to cast one (1) vote on each matter presented for a vote of directors.

(b)

(i)    To the extent the number of Carlyle Directors present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors the Carlyle Holders are entitled to nominate at such time pursuant to the Stockholders Agreement, each Carlyle Director present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors the Carlyle Holders are entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Carlyle Directors present at the meeting at such time.

(ii)    To the extent the number of Twilio Directors present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors the Twilio Holders are entitled to nominate at such time pursuant to the Stockholders Agreement, each Twilio Director present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors the Twilio Holders are entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Twilio Directors present at the meeting at such time.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders entitled to vote thereon; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1    Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Board (or an officer of the Corporation at the direction of the Board) pursuant to a resolution adopted by the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3    Action by Consent. Except as may be otherwise provided for or fixed pursuant to this Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

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ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION AND ADVANCEMENT

Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2    Indemnification and Advancement of Expenses.

(a)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend, advance expenses and hold harmless each person (as used in this Restated Certificate, “person” means any individual, corporation, partnership, unincorporated association or other entity) who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation, arbitration or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making any payment directly to the applicable third parties if requested by the indemnitee); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses (which are, for the avoidance of doubt, indemnified proceedings and expenses), the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)    The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 8.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)    Any repeal or amendment of this Section 8.2 or by changes in law, or the adoption of any other provision of this Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption

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of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. If the DGCL is amended after the effectiveness of this Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(d)    Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the Chief Executive Officer, President, Chief Financial Officer, General Counsel and Secretary of the Corporation appointed pursuant to Article         of the Bylaws, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board pursuant to Article          of the Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.

(e)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1    (a) CIM, Twilio, M3-Brigade, any non-employee Director or any of their respective Affiliates, and any direct or indirect stockholder, member, manager, partner officer, director, employee or agent of CIM, Twilio, M3-Brigade, any non-employee Director or any of their respective Affiliates (the foregoing persons, collectively, the “Identified Persons” and, individually, an “Identified Person”) shall not, to the fullest extent permitted by law, have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Corporation or any of its subsidiaries in which the Corporation or one of its subsidiaries may, but for the provisions of this Section 9.1, have an interest or expectancy (“Corporate Opportunity”), (b) each Identified Person is permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in other, complementary or competing lines of business other than through the Corporation and its subsidiaries, (c) no Identified Person, to the fullest extent permitted by law, is prohibited by virtue of holding any capital stock of the Corporation or its service as a director (or similar position) of the Corporation of any of its subsidiaries from pursuing and engaging in any complementary or competing business and (d) no Identified Person (even if such person is also a director of the Corporation or any of its subsidiaries), to the fullest extent permitted by law, will be deemed to have breached any fiduciary or other duty or obligation to any stockholder of the Corporation or the Corporation or any of its subsidiaries by reason of the fact that any such Identified Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another person or does not communicate information regarding such Corporate Opportunity to the Corporation. The Corporation, on behalf of itself and its subsidiaries, renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Corporation; provided, however, that the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer,

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whether or not such individual is also a director or officer of a stockholder of the Corporation, if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation.

Section 9.2    For purposes of this Article IX,

(a)    “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person, provided that the Corporation and its subsidiaries shall not be deemed an Affiliate of any person other than the Corporation and its subsidiaries and only the Corporation and its subsidiaries shall be deemed to be an Affiliate of the Corporation and its subsidiaries.

(b)    “CIM” means Carlyle Investment Management L.L.C.

(c)    “Twilio” means Twilio Inc.

(d)    “M3-Brigade” means M3-Brigade Sponsor II LP

Section 9.3    To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that in addition to any other vote required by law or this Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal any part of this Article X or Article XII.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT TO JURISDICTION; STOCKHOLDERS CONSENT RIGHT

Section 11.1    (a) Subject to clause (b) immediately below, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its current or former directors, officers or employees or stockholders arising pursuant to any provision of the DGCL or this Restated Certificate or the Bylaws or (iv) any action asserting a claim against the Corporation, its current or former directors, officers or employees governed by the internal affairs doctrine.

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(b) Notwithstanding the foregoing, (i) the provisions of this Section 11.1 will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

(c) If any action the subject matter of which is within the scope of Section 11.l(a) immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder (current, former or future), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.l(a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder or such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any action the subject matter of which is within the scope of Section 11.l(b)(ii) above is filed in a court other than a federal district court of the United States of America (a “Foreign Securities Act Action”) in the name of any stockholder (current, former or future), such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce Section 11.l(b) above (a “Foreign Securities Act Enforcement Action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder or such stockholder’s counsel in the Foreign Securities Act Enforcement Action as agent for such stockholder.

Section 11.2    Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 11.3    Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation (including shares of capital stock of the Corporation) shall be deemed to have notice of and consented to this Article XI.

ARTICLE XII

SUPER MAJORITY VOTE REQUIREMENT

The Corporation shall not (x) adopt or enter into, or otherwise approve or effect, any plan of liquidation, dissolution or winding-up of the Corporation or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt or enter into, or otherwise approve or effect, a plan of reorganization or (y) enter into, agree to, adopt or otherwise effect any transaction or series of related transactions that would result in a Change of Control of the Corporation, in each case, without the prior affirmative vote of holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the outstanding shares of Common Stock, voting as a single class. For the purpose of this Article XII, “Change of Control” means, (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes (directly or indirectly, in one transaction or a series of related transactions) the beneficial owner (as used in this Restated Certificate, “beneficial owner” and “beneficially own” have the meaning given such terms in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the outstanding voting securities of the Corporation, including pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction, (ii) any

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reorganization, merger or consolidation of the Corporation, other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of the assets or properties of the Corporation and its subsidiaries (whether in one transaction or a series of related transactions) representing fifty percent (50%) or more of the aggregate market value of the consolidated assets of the Corporation and its subsidiaries.

ARTICLE XIII

APPLICATION OF DGCL SECTION 203

Section 13.1    Section 203 of the DGCL. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

Section 13.2    Limitation on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which any Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(b)    upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c)    at or subsequent to that time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2⁄3%) of the outstanding voting stock of the Corporation which that is not owned by the interested stockholder.

Section 13.3    Certain Definitions.

Solely for purposes of this Article XIII, references to:

(a)    “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b)    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)    “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation,

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partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 13.2 is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became an interested stockholder; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all stockholders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became an interested stockholder; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all stockholders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); or

(iv)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder.

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d)    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the voting power of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)    “Exempted Person” means M-III Partners, LP, M3-Brigade Sponsor II LP, M3-Brigade Acquisition Partners II Corp., Brigade Capital Management, LP., Carlyle Partners V Holdings, L.P., and Twilio, and their respective current and future affiliates, any of their respective direct or indirect transferees which as a result of such transfer holds at least fifteen percent (15%) of the Corporation’s outstanding voting stock and any “group” of which any such person is a part under Rule 13d-5 of the Exchange Act.

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(f)    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) any Exempted Person, or (b) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that with respect to clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates: (1) beneficially owns such stock, directly or indirectly; or (2) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or (3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(h)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i)    “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

ARTICLE XIV

INTERPRETATION

To the extent permitted by applicable law (including the provisions of the DGCL), for as long as the Stockholders Agreement remains in effect, in the event of any conflict between the terms and provisions of this Second Amended and Restated Certificate of Incorporation and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control.

[Signature Page Follows]

B-12

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

M3-BRIGADE ACQUISITION II CORP.

By:

Name:
Title:

B-13

Annex B-2

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

M3-BRIGADE ACQUISITION II CORP.

[●], 202[●]

M3-Brigade Acquisition II Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

The present name of the Corporation is “M3-Brigade Acquisition II Corp.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 16, 2020 under the name M3 Acquisition II Corp.

2.

This Second Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, as amended and restated, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.	This Restated Certificate shall become effective on the date and time of the filing with, and acceptance by, the Secretary of State of Delaware.

4.	The Certificate of Incorporation of the Corporation, as amended and restated, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Syniverse Technologies Corporation (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is [251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company].

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 1,247,000,000 shares, consisting of (a) 1,137,000,000 shares of common stock (the “Common Stock”) consisting of (i) 1,100,000,000 shares of Class A common stock (the “Class A Common Stock”) and (ii) 37,000,000 shares of Class C common stock and (the “Class C Common Stock”) and (b) 110,000,000 shares of preferred stock (the “Preferred Stock”). Immediately upon the filing and effectiveness of this Restated Certificate (the “Effective Time”), automatically and without further action on the part of holders of capital stock of the Corporation, each share of Class B common stock, par value $0.0001, of the Corporation (“Old Class B Common Stock”) issued and outstanding as of immediately prior to the Effective Time shall be reclassified as, and be converted into, one validly issued, fully paid and non-assessable share of Class A Common Stock. without any action on the part of any person, including the Corporation, and concurrently with such conversion the number of authorized shares of Old Class B Common Stock shall be reduced to zero. All stock certificates, if any, that represented shares of Old Class B Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, represent the same number of shares of Class A Common Stock until surrendered to the Corporation.

Section 4.2    Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3    Class A Common Stock and Class C Common Stock

(a)    Voting.

(i)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), the holders of the Class A Common Stock and Class C Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall each be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the Common Stock are entitled to vote.

(iii)    Except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock shall have the exclusive right to vote for the election and removal of directors and holders of Class C Common Stock shall have no right to vote for the election or removal of directors, and holders of Common Stock, voting as a single class, shall have the exclusive right to vote on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Restated Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(iv)    The number of authorized shares of the Class A Common Stock, Class C Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock or Class C Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock).

(b)    Dividends. Subject to applicable law and any other provision of this Restated Certificate (including any Preferred Stock Designation), the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)    Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d)    Conditions. In no event shall any stock dividends, stock splits or combinations of stock be declared or made on Common Stock unless the shares of Class A Common Stock and Class C Common Stock at the time outstanding are treated equally and identically, except that such stock dividends, stock splits or combinations shall be made in respect of shares of Class A Common Stock and Class C Common Stock in the form of shares of Class A Common Stock or Class C Common Stock, respectively.

(e)    Conversion.

(i)    Shares of Class C Common Stock shall be automatically converted into shares of Class A Common Stock on a share for share basis upon transfer of such Class C Common Stock by a Twilio Holder (as defined below) to a person (as defined below) who is not a Twilio Holder. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

(ii)    Upon the conversion of Class C Common Stock into shares of Class A Common Stock, such shares of Class C Common Stock shall be retired and shall not be subject to reissue.

Section 4.4    Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Board Powers. Except as provided by the DGCL or this Restated Certificate, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Restated Certificate or the Bylaws of the Corporation (as amended and/or restated, the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2    Number, Election and Term.

(a)    Subject to the Stockholders Agreement, dated [●], 202[●], by and among, inter alia, the Corporation, Carlyle Partners V Holdings, L.P., and Twilio (as it may be amended and/or restated, the “Stockholders Agreement”), the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board.

(b)    Subject to Section 5.5 hereof, a director shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c)    Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof and the Stockholders Agreement, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof and the Stockholders Agreement, any or all of the directors may be removed from office at any time but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5    Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Restated Certificate (including any Preferred Stock Designation). Notwithstanding Section 5.2(a) hereof, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 5.2(a) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 5.6    Notice of Meeting; Quorum.

(a)    The procedures for providing notice of a meeting of the Board shall be set forth in the Bylaws, provided that any notice of a meeting of the Board shall be required to include in reasonable detail the matters to be considered at such meeting.

(b)    At all meetings of the Board, the presence of directors entitled to cast a majority of the votes of the whole Board shall constitute a quorum for the transaction of business. For purposes of determining a quorum,

(i) “whole Board” means the total number of directors constituting the Board, assuming no vacancies or newly created directorships, (ii) the Carlyle Directors (as defined below) present at such meeting shall be entitled to cast the number of votes provided below in Section 5.7, and (iii) the Twilio Directors (as defined below) present at such meeting shall be entitled to cast the number of votes provided below in Section 5.7, provided that in no event shall there be a quorum for the transaction of business by the directors unless (x) as long as any director nominated by Twilio Inc. and its affiliates (the “Twilio Holders” and any such director, a “Twilio Director”) pursuant to the Stockholders Agreement is on the Board, at least one Twilio Director is present and (y) as long as any director nominated by Carlyle Partners V Holdings, L.P., a Delaware limited partnership, and its affiliates (the “Carlyle Holders” and any such director, a “Carlyle Director”) pursuant to the Stockholders Agreement is on the Board, at least one Carlyle Director is present. Notwithstanding the foregoing quorum requirement, in the event that a meeting of the Board is duly called and no Twilio Director or no Carlyle Director, as the case may be, is in attendance, then no such director shall be required to constitute a quorum at the next meeting of the Board duly called with notice provided to the Twilio Directors and the Carlyle Directors; provided, that not less than 5 days notice of such meeting shall be given and the matters to be considered at such successive duly called meeting shall be limited to those set forth in the notice for the original Board meeting.

Section 5.7    Director Voting.

(a)    Except as set forth below in Section 5.7(b), each director shall be entitled to cast one (1) vote on each matter presented for a vote of directors.

(b)

(i)    To the extent the number of Carlyle Directors present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors the Carlyle Holders are entitled to nominate at such time pursuant to the Stockholders Agreement, each Carlyle Director present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors the Carlyle Holders are entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Carlyle Directors present at the meeting at such time.

(ii)    To the extent the number of Twilio Directors present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors the Twilio Holders are entitled to nominate at such time pursuant to the Stockholders Agreement, each Twilio Director present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors the Twilio Holders are entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Twilio Directors present at the meeting at such time.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders entitled to vote thereon; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1    Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Board (or an officer of the Corporation at the direction of the Board) pursuant to a resolution adopted by the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3    Action by Consent. Except as may be otherwise provided for or fixed pursuant to this Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION AND ADVANCEMENT

Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2    Indemnification and Advancement of Expenses.

(a)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend, advance expenses and hold harmless each person (as used in this Restated Certificate, “person” means any individual, corporation, partnership, unincorporated association or other entity) who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation, arbitration or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making any payment directly to the applicable third parties if requested by the indemnitee); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses (which are, for the avoidance of doubt, indemnified proceedings and expenses), the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)    The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 8.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)    Any repeal or amendment of this Section 8.2 or by changes in law, or the adoption of any other provision of this Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. If the DGCL is amended after the effectiveness of this Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(d)    Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the Chief Executive Officer, President, Chief Financial Officer, General Counsel and Secretary of the Corporation appointed pursuant to Article          of the Bylaws, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board pursuant to Article          of the Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.

(e)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1    (a) CIM, Twilio, M3-Brigade, any non-employee Director or any of their respective Affiliates, and any direct or indirect stockholder, member, manager, partner officer, director, employee or agent of CIM, Twilio, M3-Brigade, any non-employee Director or any of their respective Affiliates (the foregoing persons, collectively, the “Identified Persons” and, individually, an “Identified Person”) shall not, to the fullest extent permitted by law, have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Corporation or any of its subsidiaries in which the Corporation or one of its subsidiaries may, but for the provisions of this Section 9.1, have an interest or expectancy (“Corporate Opportunity”), (b) each Identified Person is permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in other, complementary or competing lines of business other than through the Corporation and its subsidiaries, (c) no Identified Person, to the fullest extent permitted by law, is prohibited by virtue of holding any capital stock of the Corporation or its service as a director (or similar position) of the Corporation of any of its subsidiaries from pursuing and engaging in any complementary or competing business and (d) no Identified Person (even if such person is also a director of the Corporation or any of its subsidiaries), to the fullest extent permitted by law, will be deemed to have breached any fiduciary or other duty or obligation to any stockholder of the Corporation or the Corporation or any of its subsidiaries by reason of the fact that any such Identified Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another person or does not communicate information regarding such Corporate Opportunity to the Corporation. The Corporation, on behalf of itself and its subsidiaries, renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Corporation; provided, however, that the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer, whether or not such individual is also a director or officer of a stockholder of the Corporation, if such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation.

Section 9.2    For purposes of this Article IX,

(a)    “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person, provided that the Corporation and its subsidiaries shall not be deemed an Affiliate of any person other than the Corporation and its subsidiaries and only the Corporation and its subsidiaries shall be deemed to be an Affiliate of the Corporation and its subsidiaries.

(b)    “CIM” means Carlyle Investment Management L.L.C.

(c)    “Twilio” means Twilio Inc.

(d)    “M3-Brigade” means M3-Brigade Sponsor II LP

Section 9.3    To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that in addition to any other vote required by law or this Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal any part of this Article X or Article XII.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT TO JURISDICTION; STOCKHOLDERS CONSENT RIGHT

Section 11.1    (a) Subject to clause (b) immediately below, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its current or former directors, officers or employees or stockholders arising pursuant to any provision of the DGCL or this Restated Certificate or the Bylaws or (iv) any action asserting a claim against the Corporation, its current or former directors, officers or employees governed by the internal affairs doctrine.

(b) Notwithstanding the foregoing, (i) the provisions of this Section 11.1 will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

(c) If any action the subject matter of which is within the scope of Section 11.l(a) immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder (current, former or future), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.l(a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder or such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any action the subject matter of which is within the scope of Section 11.l(b)(ii) above is filed in a court other than a federal district court of the United States of America (a “Foreign Securities Act Action”) in the name of any stockholder (current, former or future), such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce Section 11.l(b) above (a “Foreign Securities Act Enforcement Action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder or such stockholder’s counsel in the Foreign Securities Act Enforcement Action as agent for such stockholder.

Section 11.2    Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 11.3    Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation (including shares of capital stock of the Corporation) shall be deemed to have notice of and consented to this Article XI.

ARTICLE XII

SUPER MAJORITY VOTE REQUIREMENT

The Corporation shall not (x) adopt or enter into, or otherwise approve or effect, any plan of liquidation, dissolution or winding-up of the Corporation or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt or enter into, or otherwise approve or effect, a plan of reorganization or (y) enter into, agree to, adopt or otherwise effect any transaction or series of related transactions that would result in a Change of Control of the Corporation, in each case, without the prior affirmative vote of holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the outstanding shares of Common Stock, voting as a single class. For the purpose of this Article XII, “Change of Control” means, (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes (directly or indirectly, in one transaction or a series of related transactions) the beneficial owner (as used in this Restated Certificate, “beneficial owner” and “beneficially own” have the meaning given such terms in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the outstanding voting securities of the Corporation, including pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction, (ii) any reorganization, merger or consolidation of the Corporation, other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of the assets or properties of the Corporation and its subsidiaries (whether in one transaction or a series of related transactions) representing fifty percent (50%) or more of the aggregate market value of the consolidated assets of the Corporation and its subsidiaries.

ARTICLE XIII

APPLICATION OF DGCL SECTION 203

Section 13.1    Section 203 of the DGCL. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

Section 13.2    Limitation on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which any Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(b)    upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c)    at or subsequent to that time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2⁄3%) of the outstanding voting stock of the Corporation which that is not owned by the interested stockholder.

Section 13.3    Certain Definitions.

Solely for purposes of this Article XIII, references to:

(a)    “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b)    “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c)    “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 13.2 is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became an interested stockholder; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all stockholders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became an interested stockholder; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all stockholders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); or

(iv)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder.

(v)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d)    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the voting power of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)    “Exempted Person” means M-III Partners, LP, M3-Brigade Sponsor II LP, M3-Brigade Acquisition Partners II Corp., Brigade Capital Management, LP., Carlyle Partners V Holdings, L.P., and Twilio, and their respective current and future affiliates, any of their respective direct or indirect transferees which as a result of such transfer holds at least fifteen percent (15%) of the Corporation’s outstanding voting stock and any “group” of which any such person is a part under Rule 13d-5 of the Exchange Act.

(f)    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) any Exempted Person, or (b) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that with respect to clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates: (1) beneficially owns such stock, directly or indirectly; or (2) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or (3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(h)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(i)    “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

ARTICLE XIV

INTERPRETATION

To the extent permitted by applicable law (including the provisions of the DGCL), for as long as the Stockholders Agreement remains in effect, in the event of any conflict between the terms and provisions of this Second Amended and Restated Certificate of Incorporation and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

M3-BRIGADE ACQUISITION II CORP.

By:
Name: Title:

Annex C

SYNIVERSE TECHNOLOGIES CORPORATION

Certificate of Designations

Series A Perpetual Convertible Preferred Stock

[●], 202[●]

C-i

(c)	Fundamental Change Repurchase Date	C-20

(d)	Fundamental Change Repurchase Price	C-20

(e)	Fundamental Change Notice	C-21

(f)	Procedures to Exercise the Fundamental Change Repurchase Right	C-21

(g)	Payment of the Fundamental Change Repurchase Price	C-22

(h)	Repurchase by Third Parties	C-22

(i)	No Requirement to Conduct an Offer to Repurchase Convertible Preferred Stock if the Fundamental Change Results in the Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price	C-22

(j)	Compliance with Applicable Securities Laws	C-22

Section 8. Repurchase at the Company’s Option		C-22

(a)	Company Redemption	C-22

(b)	Company Redemption Notice	C-23

(c)	Compliance with Applicable Securities Laws	C-23

Section 9. Repurchase at the Holder’s Option		C-23

(a)	Investor Redemption	C-23

(b)	Investor Election Notice	C-24

(c)	Investor Redemption Notice. Each Investor Redemption Notice shall state:	C-24

(d)	Withdrawal of Investor Election Notice	C-24

(e)	Compliance with Applicable Securities Laws	C-24

Section 10. Covenants		C-24

(a)	Certain Information	C-24

(b)	Negative Covenants	C-25

(c)	Other Covenants	C-25

Section 11. Voting Rights		C-26

(a)	Voting and Consent Rights with Respect to Specified Matters	C-26

(b)	Right to Vote with Holders of Common Stock on an As-Converted Basis	C-26

(c)	Procedures for Voting and Consents	C-27

(d)	Waiver	C-27

Section 12. Conversion		C-27

(a)	Generally	C-27

(b)	Conversion at the Option of the Holders	C-27

(c)	Mandatory Conversion at the Company’s Election	C-28

(d)	Conversion Procedures	C-29

(e)	Settlement upon Conversion	C-30

(f)	Conversion Rate Adjustments	C-31

(g)	Voluntary Conversion Rate Increases	C-35

C-ii

(h)	Effect of Common Stock Change Event	C-35

(i)	Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.	C-36

Section 13. Certain Provisions Relating to the Issuance of Common Stock		C-38

(a)	Equitable Adjustments to Prices	C-38

(b)	Reservation of Shares of Common Stock	C-38

(c)	Status of Shares of Common Stock	C-38

(d)	Taxes Upon Issuance of Common Stock	C-38

Section 14. Calculations		C-38

(a)	Responsibility; Schedule of Calculations	C-38

(b)	Calculations Aggregated for Each Holder	C-38

Section 15. Withholding		C-38

Section 16. Notices		C-39

Section 17. No Other Rights		C-39

C-iii

Certificate of Designations

Series A Perpetual Convertible Preferred Stock

On [●], 202[●], the board of directors of Syniverse Technologies Corporation, a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, [●] authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $[0.0001] per share and an initial number of authorized shares equal to [●], is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1. DEFINITIONS.1

“Accrued Dividend Rate” means the then-current Regular Dividend Rate, plus additional 1.00% per annum.

“Accumulated Liquidation Preference” means, as of the relevant date, an amount per share of Convertible Preferred Stock equal to (a) the Liquidation Preference of such share of Convertible Preferred Stock as of such date, plus (b) any declared but unpaid Dividends on such share of Convertible Preferred Stock for the most recent Regular Dividend Period as of such date (to the extent not part of the Liquidation Preference as of such date), plus (c) the amount of accumulated and unpaid Dividends on such share of Convertible Preferred Stock from the last Dividend Payment Date to, but not including, such date.

“Additional Shares” has the meaning set forth in Section 12(i)(i).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. Neither the Carlyle Holder, the Sponsor Group, any initial Holder nor any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed Affiliates of the Company and its Subsidiaries.

“Agent Members” has the meaning set forth in Section 3(c)(iii).

“Acquisition Agreements” mean the Agreement and Plan of Merger, dated August [•], 2021 (as amended, modified or supplemented from time to time), by and among the Company, Blue Steel Merger Sub Inc., a Delaware corporation, and Syniverse Corporation, a Delaware corporation, and the Framework Agreement, dated February 26, 2021 (as amended on August [●], 2021 and as amended, modified or supplemented from time to time), by and among Syniverse Corporation, a Delaware corporation , Twilio Inc., a Delaware corporation, and Carlyle Partners V Holdings, L.P., a Delaware limited partnership.

“Borrower” means [the Parent Borrower] under the Credit Facilities.

“Board of Directors” means the Company’s board of directors or a committee of such board of directors duly authorized to act on the board of directors’ behalf.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

[1]	NTD: Definitions to be synced to A&R Certificate of Incorporation to the extent applicable.

“Bylaws” means the Amended and Restated Bylaws of the Company.

“Carlyle Holder” means Carlyle Partners V Holdings, L.P.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means [●], the closing date of the Credit Facilities.2

“Code” means the U.S. Internal Revenue Code of 1986.

“Company Redemption” has the meaning set forth in Section 8(a).

“Company Redemption Notice” has the meaning set forth in Section 8(a).

“Company Redemption Price” means 120% of the sum of (a) the Liquidation Preference, plus (b) all accrued and unpaid Dividends up until the date immediately prior to the applicable redemption date for any Company Redemption to the extent such Dividends have not been added to the Liquidation Preference; provided that, beginning on the seventh (7th) year anniversary of the Initial Issue Date, the preceding reference to “120%” shall be replaced with a reference to “115%.”

“Common Stock” means the Class A common stock, $[0.0001] par value per share, of the Company, subject to Section 12(h).

“Common Stock Change Event” has the meaning set forth in Section 12(h)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion if:

(a) either (i) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144, without any limitations as to volume, manner of sale, or restrictions regarding availability of current public information (whether or not then satisfied) or notice; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided that each Holder will supply all information reasonably requested by the Company for inclusion, and required to be included, in any registration statement or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Convertible Preferred Stock pursuant to this clause (a)(ii); and

(b) each share of Common Stock referred to in clause (a) above: (i) will, when issued (or, in the case of clause (a)(ii), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number, and (2) not be represented by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

[2]	NTD: Same date as the Initial Issue Date of the Convertible Preferred Stock.

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” has the meaning set forth in the preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlled” and “Controlling” have meanings correlative thereto.

“Conversion Agent” has the meaning set forth in Section 3(f)(i).

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 12.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Price” means, as of any time, an amount equal to (a) one thousand dollars ($1,000) divided by (b) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 86.95652 shares of Common Stock per $1,000 Liquidation Preference of Convertible Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 12; provided, further, that whenever this Certificate of Designations refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate as of the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Credit Facilities” means the Credit Agreements, to be entered into on the Closing Date and dated as of the Closing Date, by and among Syniverse Holdings, Inc. as borrower, Barclays Bank, PLC, as administrative and collateral agent and the other lenders and guarantors party thereto, as in effect on the Closing Date without giving effect to any subsequent modifications or amendments thereto or any waiver of any provision thereof.

“Depositary” means The Depository Trust Company or its successor.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s capital stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include (a) any securities of the Company’s Subsidiaries or (b) any debt securities or other evidences of Indebtedness (including the Credit Facilities) of the Company or any of its Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s capital stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, (a) as of the date of this Certificate of Designations, there is no Dividend Parity Stock issued and outstanding and (b) Dividend Parity Stock will not include (x) any securities of the Company’s Subsidiaries or (y) any debt securities or other evidence of Indebtedness (including the Credit Facilities) of the Company or any of its Subsidiaries.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock. If any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day.

“Dividend Senior Stock” means any class or series of the Company’s capital stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, (a) as of the date of this Certificate of Designations, there is no Dividend Senior Stock issued and outstanding and (b) Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock, any preferred securities, any limited or general partnership interest, any limited liability company membership interest, any related stock appreciation rights or similar securities, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Event of Default” means (i) any failure to comply with the covenants set forth in Section 10, subject to a thirty (30) day cure period, (ii) solely for purposes of Section 10(b)(i) and Section 12(c)(ii), any event of default under the Credit Facilities (as defined therein) and (iii) failure to pay when due the Fundamental Change Repurchase Price, Conversion Consideration, Company Redemption Price or Investor Redemption Price, as applicable.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Expiration Date” has the meaning set forth in Section 12(f)(i)(2).

“Expiration Time” has the meaning set forth in Section 12(f)(i)(2).

“Fundamental Change” means any of the following events:

(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries, or Carlyle Holder and its Permitted Transferees3

[3]

NTD: Based on the draft Stockholders’ Agreement, this will be “an Affiliate of Carlyle (excluding any portfolio or affiliated company of any Carlyle Investment Fund other than, for the avoidance of doubt, any vehicle of a Carlyle Investment Fund formed for the purpose of holding a direct or indirect interest in the Company).” As used in such definition, “Carlyle” means “Carlyle Investment Management L.L.C.” and “Carlyle Investment Fund” means “any investment vehicle or account managed or advised by Carlyle.”

(including, together with Twilio Inc. and/or M3-Brigade Sponsor II LP or any of their respective Permitted Transferees to the extent such persons qualify as a group and no person or member of such group shall directly or indirectly beneficially own shares of the Company’s common equity (excluding shares attributable to such person or member of the group as a result of being a member of such group) representing more than fifty (50)% of the voting power of all of the Company’s then-outstanding common equity), files any report with the U.S. Securities and Exchange Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b) the consummation of (i) any sale, lease, exclusive and irrevocable license, transfer or other disposition (but excluding a transfer or disposition by pledge or mortgage to a bona fide lender), in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than solely to the Company or one or more of the Company and the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (excluding any merger of the Company solely for the purpose of changing its jurisdiction of incorporation); provided, however, that any merger, consolidation, share exchange or combination of the Company or transfer of assets pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or entity or other transferee, as applicable, or any direct or indirect parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b)(ii);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or Reference Property, as the case may be) ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of common stock listed (or depositary receipts representing shares of common stock, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)(ii)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 7(e).

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any shares of Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit B) containing the information, or otherwise complying with the requirements, set forth in Section 7(f).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 7(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 7(a).

“GAAP” means United States generally accepted accounting principles.

“Global Convertible Preferred Share” has the meaning set forth in Section 3(c)(i).

“Global Shares Legend” means a legend substantially in the form set forth in Exhibit D.

“Governmental Authority” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public or private arbitral tribunal.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Indebtedness” has the meaning set forth in the Credit Facilities.

“Investor Election Notice” has the meaning set forth in Section 9(a).

“Investor Redemption” has the meaning set forth in Section 9(a).

“Investor Redemption Notice” has the meaning set forth in Section 9(a).

“Investor Redemption Price” means 115% of the Liquidation Preference plus all accrued and unpaid Dividends up until the date immediately prior to the applicable redemption date for any Investor Redemption to the extent such Dividends have not been added to the Liquidation Preference.

“Initial Issue Date” means [●], 202[●].

“Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Convertible Preferred Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average of the last bid prices and the average of the last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.

“Law” means a law, act, code, statute, order, ordinance, rule, ruling, regulation, judgment, injunction, award, writ, order or decree.

“Liquidation Junior Stock” means any class or series of the Company’s capital stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include (a) any securities of the Company’s Subsidiaries or (b) any debt securities or other evidences of Indebtedness (including the Credit Facilities) of the Company or any of its Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s capital stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, (a) as of the date of this Certificate of Designations, there is no Liquidation Parity Stock issued and outstanding and (b) Liquidation Parity Stock will not include (x) any securities of the Company’s Subsidiaries or (y) any debt securities or other evidence of Indebtedness (including the Credit Facilities) of the Company or any of its Subsidiaries.

“Liquidation Preference” means, with respect to each share of Convertible Preferred Stock as of the relevant date of determination, the sum of, (i) an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock (as adjusted pursuant to Section 5(a)(ii)), plus (ii) the aggregate Compounded Dividends with respect to each share of Convertible Preferred Stock as of such date.

“Liquidation Senior Stock” means any class or series of the Company’s capital stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, (a) as of the date of this Certificate of Designations, there is no Liquidation Senior Stock issued and outstanding and (b) Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (d) of the definition thereof, but without regard to the proviso in clause (b)(ii) of such definition) or (B) the sending of a Mandatory Conversion Notice pursuant to Section 12(c); provided that the sending of a Mandatory Conversion Notice will constitute a Make-Whole Fundamental Change only with respect to the shares of Convertible Preferred Stock subject to Mandatory Conversion pursuant to such Mandatory Conversion Notice and not with respect to any other shares of Convertible Preferred Stock.

“Make-Whole Fundamental Change Conversion Period” means, in respect of any Make-Whole Fundamental Change, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date).

“Make-Whole Fundamental Change Effective Date” means (A) in respect of any Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective, and (B) in respect of any Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Mandatory Conversion Notice Date.

“Mandatory Conversion” has the meaning set forth in Section 12(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 12(c)(i) and Section 12(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 12(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 12(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 12(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Ministerial Amendment” has the meaning set forth in Section 11(a)(i).

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 12(d)(ii) for such conversion are satisfied.

“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit C.

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Permitted Restricted Payment” means (i) with respect to any Restricted Payment made by the Company, [NTD: To set forth exceptions consistent with management equity exceptions in the Credit Facilities, applying mutatis mutandis to the Company. Underlying definitions to be incorporated in this Section 1.], (ii) with respect to any Restricted Payment made by the Borrower and any of its direct or indirect Subsidiaries (other than its [Unrestricted Subsidiaries]4), [NTD: To set forth exceptions consistent with exceptions to the restricted payments covenant in the Credit Facilities, applying mutatis mutandis to the Borrower and Subsidiaries of the Borrower. Underlying definitions to be incorporated in this Section 1.].

“Permitted Transferee” means any “Permitted Affiliate Transferee” of the applicable Person as such term is defined in that certain Stockholders’ Agreement, dated as of the date hereof, by and among the Company, the Carlyle Holder, Twilio Inc. and M3-Brigade Sponsor II LP.

“Person” or “person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint-stock company, Governmental Authority or instrumentality or other entity of any kind.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

[4]	NTD: To be defined consistent with the Credit Facilities, mutatis mutandis for the Borrower’s subsidiaries.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Reference Property” has the meaning set forth in Section 12(h)(i).

“Reference Property Unit” has the meaning set forth in Section 12(h)(i).

“Register” has the meaning set forth in Section 3(g).

“Registrable Securities” has the meaning set forth in the Subscription Agreements.

“Registrar” has the meaning set forth in Section 3(g).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each [March 31st], [June 30th], [September 30th] and [December 31st] of each year, beginning on [●], [2021/2022] (or beginning on such other date specified in any Certificate representing such share). If any Regular Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day.

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means seven and one-half percent (7.50%) per annum with respect to any Regular Dividend paid in cash (in whole or in part); provided, that, beginning on [●]5, the applicable Regular Dividend Rate shall increase by an additional one percent (1.00%) per annum, with (i) an additional one percent (1.00%) per annum increase beginning on the fifth (5th) anniversary of the Initial Issue Date and (ii) a further additional one percent (1.00%) per annum increase beginning on the sixth (6th) anniversary of the Initial Issue Date. The Regular Dividend Rate shall be increased by two percent (2.0%) for any period of time during which an Event of Default has occurred and is continuing.

“Regular Dividend Record Date” has the following meaning: (a) [March 15th], in the case of a Regular Dividend Payment Date occurring on [March 31st], (b) [June 15th], in the case of a Regular Dividend Payment Date occurring on [June 30th]; (c) [September 15th], in the case of a Regular Dividend Payment Date occurring on [September 30th] and (d) [December 15th], in the case of a Regular Dividend Payment Date occurring [on December 31st].

“Regular Dividends” has the meaning set forth in Section 5(a)(i)(1).

“Repurchase Upon Fundamental Change” means the repurchase of any share of Convertible Preferred Stock by the Company pursuant to Section 7.

“Restricted Payment” means (a) to declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of the Equity Interests of the Company or any of its Subsidiaries (other than Unrestricted Subsidiaries6 of the Borrower and other than, in each case, to the Company or any Wholly Owned Subsidiary of the Company7) or (b) directly or indirectly redeem, purchase, retire or otherwise acquire for value any of the Equity Interests of the Company. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Company in good faith).

[5]	NTD: To be the fourth (4th) year anniversary of the date of the Initial Issue Date.
[6]	NTD: To be defined in a manner consistent with the Credit Facilities, mutatis mutandis for the Borrower’s subsidiaries.
[7]	NTD: This carves out moving cash up the chain through the intermediate holding companies.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit D.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Sponsor Group” means M3-Brigade Sponsor II LP, M-III Partners, LP and Brigade Capital Management, LP (including its managed funds and accounts) and their respective Permitted Transferees.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (a) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in a Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (b) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (b) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subscription Agreements” means those certain Subscription Agreements dated as of [●] by and between the Company and the initial Holders.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Successor Person” has the meaning set forth in Section 12(h)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 12(f)(i)(2).“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” has the meaning set forth in Section 3(g).

“Transfer Taxes” has the meaning set forth in Section 3(i)(i)(2).

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c) (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Volume Weighted Average Price” or “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal market on which such security is then traded or quoted during the period beginning at 9:30:01 a.m., New York time (or such other time as the principal market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the principal market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the principal market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the principal market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets LLC. If the Volume Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Volume Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders. If the Company and the Holders are unable to agree upon the fair market value of such security, then the Volume Weighted Average Price will be determined by an independent financial advisor retained by the Company at its sole expense for such purpose. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person of which all of the outstanding capital stock or other ownership interests (other than directors’ qualifying shares) are owned by such Person or one or more of such Person and Wholly Owned Subsidiaries of such Person.

Section 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a) Unless the context of this Certificate of Designations otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Certificate of Designations; (iv) the term “Section” refers to the specified Section of this Certificate of Designations; (v) the word “including” shall mean “including, without limitation”; (vi) the word “or” shall be disjunctive but not exclusive; and (vii) “$” or “US$” means United States Dollars.

(b) Unless the context of this Certificate of Designations otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Certificate of Designations refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Headings contained in this Certificate of Designations are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Certificate of Designations.

(f) Exhibits attached to, or referenced in this Certificate of Designations are incorporated herein as if set forth in full herein.

(g) Unless the context of this Certificate of Designations otherwise requires, (i) references to any Law shall be deemed to refer to such Law as consolidated, replaced, revised, amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder, (ii) references herein to any contract (including this Certificate of Designations, the Certificate of Incorporation and the Bylaws) shall be deemed to refer to such contract as amended, restated, supplemented or otherwise modified from time to time, and (iii) references herein to any Person shall be deemed to include such Person’s successors and assigns.

Section 3. THE CONVERTIBLE PREFERRED STOCK.

(a) Designation; Par Value. A series of preferred stock of the Company titled the “Series A Perpetual Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $[0.0001] per share.

(b) Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is [●]; provided, however, that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c) Form.

(i) The Convertible Preferred Stock will be issued in the form of one or more permanent global shares of Convertible Preferred Stock in definitive, fully registered form eligible for book-entry settlement and bearing the Global Shares Legend (each, a “Global Convertible Preferred Share”). The Global Convertible Preferred Shares and any Certificates representing Convertible Preferred Stock will be substantially in the form attached hereto as Exhibit A, which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Convertible Preferred Shares may bear notations, legends or endorsements required by Law (including stock exchange rule) or the Depositary. The Global Convertible Preferred Shares will be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided.8

(ii) The aggregate number of shares represented by each Global Convertible Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. At such time as all interests in shares represented by a Global Convertible Preferred Share have been canceled, repurchased or transferred, such Global Convertible Preferred Share shall be canceled by the Transfer Agent upon receipt of a written order of the Company signed by an officer of the Company.

(iii) This Section 3(c)(iii) shall apply only to a Global Convertible Preferred Share deposited with or on behalf of the Depositary. The Company will execute and the Registrar will, in accordance with this Section 3(c)(iii) countersign and deliver any Global Convertible Preferred Shares that (A) will be registered in the name of Cede & Co. or other nominee of the Depositary and (B) will be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or

[8]

NTD: For the avoidance of doubt and notwithstanding anything to the contrary herein, the Company shall be required to issue the Convertible Preferred Stock through DTC. The Company shall assign CUSIP/ISIN numbers to such shares of Convertible Preferred Stock.

participants in, the Depositary (“Agent Members”) will have no rights under this Certificate of Designations with respect to any Global Convertible Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Convertible Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Convertible Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Convertible Preferred Share. The Holder of the Global Convertible Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Convertible Preferred Shares, this Certificate of Designations or the Certificate of Incorporation.

(iv) Owners of beneficial interests in Global Convertible Preferred Shares will not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock, unless (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Convertible Preferred Shares and the Company does not appoint a qualified replacement for the Depositary within ninety (90) days or (2) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within ninety (90) days. In any such case, the Global Convertible Preferred Shares will be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates will be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(d) Signature; Dating. Two officers of the Company permitted by applicable Law shall sign each Global Convertible Preferred Share for the Company, in accordance with the Bylaws and applicable Law, by manual or facsimile signature. If an officer of the Company whose signature is on a Global Convertible Preferred Share no longer holds that office at the time the Registrar countersigned such Global Convertible Preferred Share, such Global Convertible Preferred Share will be valid nevertheless. A Global Convertible Preferred Share will not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Convertible Preferred Share. Each Global Convertible Preferred Share will be dated the date of its countersignature. The foregoing paragraph will likewise apply to any Certificate representing Convertible Preferred Stock.

(e) Denominations; Registration Numbers. The Convertible Preferred Stock will be issued only in whole numbers of shares. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(f) Paying Agent and Conversion Agent; Method of Payment; Delay When Payment Date Is Not a Business Day.

(i) Paying Agent and Conversion Agent. The Company will maintain in the United States (1) an office or agency where Convertible Preferred Stock may be presented for payment (the “Paying Agent”) and (2) an office or agency where, in accordance with the terms hereof, Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Company. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it will determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Company will notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar will act as such or the Company or any of its Affiliates shall act as Paying Agent, Registrar or Conversion Agent.

(ii) Method of Payment. Subject to Section 5(a)(ii), the Company will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (1) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (2) with respect to any other payment, the date that is ten (10) Business Days immediately before the date such payment is due.

(iii) Delay of Payment When Payment Date Is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by applicable Law to close or be closed will be deemed not to be a “Business Day.”

(g) Transfer Agent; Register. The duly appointed transfer agent for the Convertible Preferred Stock will be [●] (the “Transfer Agent”). The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided, that the Company will appoint a successor transfer agent who will accept such appointment prior to the effectiveness of such removal. The initial Transfer Agent will also act as registrar (the “Registrar”) and will keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(h) Legends.

(i) Restricted Stock Legend.

(1) Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2) If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(h)(i)(2)), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii) Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable Law (including any applicable rule of any securities exchange or automated quotation system) or as may be otherwise reasonably determined by the Company to be appropriate.

(iii) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(h) will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(iv) Legends on Conversion Shares. Each Conversion Share will bear a legend substantially similar to the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued, subject to changes as reasonably determined by the Company to be appropriate (it being understood that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend).

(v) Book-Entry Shares. Notwithstanding anything to the contrary in this Section 3(h), a share of Convertible Preferred Stock and a Conversion Share need not bear a legend pursuant to this Section 3(h) if such share is issued in an uncertificated form that does not permit affixing legends thereto; provided, that the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(i) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(i), Convertible Preferred Stock may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2) No Service Charges; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer or exchange of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or duty (“Transfer Taxes”) that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock and may require that no such transfer or exchange will be made unless and until the Person making such transfer or exchange has paid such Transfer Taxes to the Company or has established to the satisfaction of the Company that such Transfer Taxes have been paid or are not payable.

(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4) Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of any share of Convertible Preferred Stock, or in exchange of another Certificate, will bear each legend, if any, required by Section 3(h).

(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii) Transfers of Shares Subject to Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of any share of Convertible Preferred Stock that has been surrendered for conversion.

(j) Exchange and Cancellation of Convertible Preferred Stock to Be Converted.

(i) Partial Conversions or Repurchases of Certificates. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(j)(i)) is to be converted pursuant to Section 12, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted which shares of Convertible Preferred Stock will be converted, pursuant to the terms of this Certificate of Designations.

(ii) Cancellation of Convertible Preferred Stock that Is Converted. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(j)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(j)(ii)) is to be converted pursuant to Section 11, then, promptly after the time such Certificate is surrendered for such conversion (A) such Certificate will be cancelled pursuant to Section 3(m); and (B) in the case of a partial conversion, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(h).

(k) Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(l) Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

(m) Cancellation. The Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n) Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(o), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries or Affiliates will be deemed not to be outstanding.

(o) Outstanding Shares.

(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m) (2) paid in full upon their conversion in accordance with this Certificate of Designations or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iii) of this Section 3(o).

(ii) Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(l), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 12 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 12 (and, if applicable, declared Dividends as provided in Section 5(c)).

(p) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement, waiver or other modification to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Certificate, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement, waiver or other modification.

(q) CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.

(r) Certificates.

(i) Generally. The Convertible Preferred Stock may be originally issued initially in the form of one or more Electronic Certificates or Physical Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.

(ii) Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

Section 4. RANKING. The Convertible Preferred Stock will rank: (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5. DIVIDENDS.

(a) Generally.

(i) Regular Dividends.

(1) Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate (or, with respect to dividends that become part of the Liquidation Preference pursuant to this Section 5(a)(i), the Accrued Dividend Rate) on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the preceding Regular Dividend Payment Date (or, in the case of the first Regular Dividend, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(2) Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, in the case of the first Regular Dividend, on the Initial Liquidation Preference of such share).

(ii) Method of Payments; Compounded Dividends. Each declared Regular Dividend on the Convertible Preferred Stock will be paid in cash. Notwithstanding anything to the contrary in this Certificate of Designations and subject to Section 10(b), if as of the Close of Business on any Regular Dividend Payment Date, the Company has not declared or paid all or any portion of the full amount of the Regular Dividends that have accumulated on the Convertible Preferred Stock in cash in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date, for any reason , including because the payment of any dividend is prohibited by law (it being understood that the Company not declaring a Regular Dividend or not paying all or any portion of a Regular Dividend in cash shall not constitute a breach of this Certificate of Designations), then such unpaid dividends for such Regular Dividend Period shall accumulate on the then Liquidation Preference at the Accrued Dividend Rate and shall be automatically added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, without any action on the part of the Company or any other Person (the “Compounded Dividends”); provided that, unless the Company shall otherwise notify the Holders on or prior to the fifth (5th) Business Day prior to the applicable Dividend Payment Date, any such unpaid Dividends shall (whether or not earned or declared) become part of the Liquidation Preference of such share of Convertible Preferred Stock as of the applicable Dividend Payment Date pursuant to this Section 5. For the avoidance of doubt, with respect to the payment of any Regular Dividend pursuant to this Section 5(a)(ii), the Company must treat each share of Convertible Preferred Stock in the same manner as any other share of Convertible Preferred Stock. The Company may not declare or pay any Regular Dividend in additional shares of Convertible Preferred Stock. All Regular Dividends, including Compounded Dividends, are prior to and in preference over any dividend on any Dividend Junior Stock and Liquidation Junior Stock and shall be declared and fully paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Dividend Junior

Stock or Liquidation Junior Stock (except pursuant to any Permitted Restricted Payment). Except as set forth in Section 7, Dividends shall be payable to the Holders as they appear on the records of the Company on the Record Date for such Dividends, which, to the extent the Board of Directors determines to declare Regular Dividends in respect of any Regular Dividend Period, shall be the date that is fifteen (15) days prior to the applicable Dividend Payment Date, and which record date and Dividend Payment Date, to the extent so determined, shall be declared by the Board of Directors during each Regular Dividend Period on the date that is at least twenty (20) days prior to the Dividend Payment Date and five (5) days prior to the record date.

(b) Participating Dividends.

(i) Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 12 but without regard to Section 12(e)(ii) and Section 12(e)(iii)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii) Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a Common Stock Change Event, or an event for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 12(f)(iii)) pursuant to Section 12(f)(i)(1), as to which Section 12(h) or Section 12(f)(i)(1), respectively, will apply.

(c) Treatment of Dividends Upon Repurchase or Conversion. If the Fundamental Change Repurchase Date, Conversion Date or applicable redemption date in connection with a Company Redemption or Investor Redemption of any share of Convertible Preferred Stock is after a Record Date for a declared cash Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related repurchase, conversion or redemption, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared cash Dividend on such share. For the avoidance of doubt, for purposes of the preceding sentence, a Regular Dividend will be deemed to be declared only to the extent that it is declared for payment in cash. Except as provided in this Section 5(c) or Section 7(d), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Fundamental Change Repurchase Date, Conversion Date or applicable redemption date, as applicable, for such share, unless the Company defaults on the payment of the related Fundamental Change Repurchase Price, Conversion Consideration, Company Redemption Price or Investor Redemption Price, as applicable.

Section 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clauses (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) the Accumulated Liquidation Preference per share of Convertible Preferred Stock; and

(ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable (determined in accordance with Section 12 but without regard to Section 12(e)(ii) and Section 12(e)(iii)) upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

(c) Valuation of Non-Cash Assets in a Liquidation Event. If any assets of the Company distributed to stockholders in connection with Section 6(a) are other than cash, then the value of such assets on the distribution date shall be their fair market value, as determined by the Board of Directors in good faith; provided, that any publicly traded securities to be distributed to stockholders pursuant to Section 6(a) shall be valued at the ten (10)-day VWAP of such securities, determined as of the day that is five (5) Trading Days prior to the date of such distribution to the stockholders.

Section 7. REPURCHASE UPON A FUNDAMENTAL CHANGE.

(a) Right of Holders to Require the Company to Repurchase Convertible Preferred Stock Upon a Fundamental Change. Subject to the other terms of this Section 7, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s shares (or any portion thereof) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b) Funds Legally Available for Payment of Fundamental Change Repurchase Price. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company will have on the date of payment sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding.

(c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to clause (e).

(d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change following a

Fundamental Change is an amount in cash equal to the Company Redemption Price; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; and (2) the Fundamental Change Repurchase Price will not include such declared cash Regular Dividend on such share (and, for the avoidance of doubt, any portion of the full Regular Dividend scheduled to be paid on such Regular Dividend Payment Date that is not paid in cash and is added to the Liquidation Preference of such share pursuant to Section 5(a)(i)(1) will be included in the Fundamental Change Repurchase Price).

(e) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change to have occurred;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its shares of Convertible Preferred Stock pursuant to this Section 7, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice (which obligations may be satisfied by reference to specific sections or subsections of this Certificate of Designations, to the extent applicable);

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Dividend Record Date and on or before the next Regular Dividend Payment Date, the amount, manner and timing of the Regular Dividend payable pursuant to the proviso to Section 7(d));

(vi) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 12(i));

(vii) that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(viii) that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Shares to Be Repurchased. To exercise its Fundamental Change Repurchase Right for shares of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Company:

(1) before the Close of Business on the second (2nd) Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such shares; and

(2) such shares, duly endorsed for transfer.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to shares of Convertible Preferred Stock must state the number of such shares to be repurchased and that such Holder is exercising its Fundamental Change Repurchase Right with respect to such number of shares.

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any shares of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the second (2nd) Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state the number of such shares to be withdrawn and the number of shares, if any, that remains subject to such Fundamental Change Repurchase Notice.

(g) Payment of the Fundamental Change Repurchase Price. The Company will cause the Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of the applicable Fundamental Change Repurchase Date and the date such share is tendered to the Transfer Agent or the Company.

(h) Repurchase by Third Parties. Notwithstanding anything to the contrary in this Section 7, the Company will be deemed to satisfy its obligations under this Section 7 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase shares of Convertible Preferred Stock otherwise required by this Section 7 in a manner and time that would have satisfied the requirements of this Section 7 if conducted directly by the Company.

(i) No Requirement to Conduct an Offer to Repurchase Convertible Preferred Stock if the Fundamental Change Results in the Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 7, the Company will not be required to send a Fundamental Change Notice pursuant to clause (e), or offer to repurchase or repurchase any shares pursuant to this Section 7, in connection with a Fundamental Change occurring pursuant to clause (b)(ii) (or pursuant to clause (a) that also constitutes a Fundamental Change occurring pursuant to clause (b)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the shares of Convertible Preferred Stock become convertible into consideration that consists solely of U.S. dollars in an amount per share that equals or exceeds the Fundamental Change Repurchase Price per share (calculated assuming that the same includes the maximum amount of accumulated and unpaid Regular Dividends payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and (iii) the Company timely sends the notices required by Section 12, if applicable.

(j) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all U.S. federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 7 conflict with any applicable Law enacted after the Initial Issue Date, the Company’s compliance with such Law will not be considered to be a breach of such obligations.

Section 8. REPURCHASE AT THE COMPANY’S OPTION.

(a) Company Redemption. At any time following [●],9 the Company shall have the right, but not the obligation, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then-outstanding shares of Convertible Preferred Stock (a “Company Redemption”) for a price per share of Convertible Preferred Stock equal to the Company Redemption Price. Any such Company Redemption shall

[9]	NTD: To be the fifth (5th) year anniversary of the Initial Issue Date.

occur not less than thirty (30) days and not more than sixty (60) days following receipt by the applicable Holders of a written election notice (the “Company Redemption Notice”) from the Company; provided, however, that if shares of Convertible Preferred Stock are held in book-entry form through the Depositary, any Company Redemption Notice may be given to holders at such time in any manner required or permitted by the procedures of the Depositary. Following the notice period required by the Company Redemption Notice, the Company shall redeem all, or in the case of an election to redeem less than all of the shares of Convertible Preferred Stock, the same pro rata portion of each such holder’s Shares redeemed pursuant to this Section 8; provided, however, that if any shares of Convertible Preferred Stock are held in book-entry form through the Depositary, the shares of Convertible Preferred Stock to be redeemed shall be selected in accordance with the applicable procedures of the Depositary and any notice of redemption may be given to the holders at such time in any manner permitted by the procedures of the Depositary. In exchange for the surrender to the Company by the respective Holders of their Certificate or Certificates, if any, or an affidavit of loss, representing such shares of Convertible Preferred Stock on or after the applicable redemption date (or, if shares of Convertible Preferred Stock are held in book-entry form through the Depositary, the book-entry transfer in accordance with the applicable procedures of the Depositary to the Transfer Agent’s account at the Depositary), the Company Redemption Price for the shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective Holders, except to the extent prohibited by applicable Law. Notwithstanding anything to the contrary contained herein, each holder of Shares of Convertible Preferred Stock shall have the right to elect, prior to the applicable redemption date, to exercise the conversion rights, if any, set forth in Section 12.

(b) Company Redemption Notice. Each Company Redemption Notice shall state:

(i) the number of shares of Convertible Preferred Stock held by the Holder that the Company proposes to redeem;

(ii) the date of the closing of the Company Redemption, which shall be no earlier than thirty (30) days and shall be no later than sixty (60) days following circulation by the Company of the Company Redemption Notice;

(iii) the Company Redemption Price; and

(iv) the procedures that a Holder must follow for its shares of Convertible Preferred Stock to be redeemed.

(c) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all U.S. federal and state securities laws in connection with a Company Redemption (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Company Redemption in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 8 conflict with any applicable Law enacted after the Initial Issue Date, the Company’s compliance with such Law will not be considered to be a breach of such obligations.

Section 9. REPURCHASE AT THE HOLDER’S OPTION.

(a) Investor Redemption. At any time following [●],10 any Holder of Convertible Preferred Stock shall have the right to elect to have, out of funds legally available therefor, all, but not less than all, of the then-outstanding shares of Convertible Preferred Stock held by such Holder redeemed by the Company (an “Investor Redemption”) for a price per share of Convertible Preferred Stock equal to the Investor Redemption Price. Any such Investor Redemption shall occur not more than sixty (60) days following receipt by the Company of a written notice (an “Investor Election Notice”) from any Holder. Within ten (10) Business Days following receipt of an Investor Shareholder Election Notice from a Holder, the Company shall deliver to such Holder a written notice describing the mechanics of such redemption (the “Investor Redemption Notice”); provided, however, that if shares of Convertible Preferred Stock are held in book-entry form through the Depositary, any

[10]	NTD: To be the 91st day after the seventh (7th) year anniversary of the Initial Issue Date.

Investor Redemption Notice may be given to Holders at such time in any manner required or permitted by the procedures of the Depositary. In exchange for the surrender to the Company by the respective holders of shares of Convertible Preferred Stock of their Certificate or Certificates, if any, or an affidavit of loss, representing such shares on or after the applicable Investor Redemption Date (or, if shares of Convertible Preferred Stock are held in book-entry form through DTC, the book-entry transfer in accordance with the applicable procedures of DTC to the Transfer Agent’s account at DTC), the Investor Redemption Price for the shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective Holders of the Convertible Preferred Stock, except to the extent prohibited by applicable Law.

(b) Investor Election Notice. Each Investor Election Notice shall state:

(i) the CUSIP number, if any, of the Convertible Preferred Stock to be redeemed;

(ii) the number of shares of Convertible Preferred Stock held by the Holder that the Company shall redeem on the redemption date; and

(iii) the date of the closing of the Investor Redemption, which shall be no earlier than thirty (30) days and shall be no later than sixty (60) days following receipt by the Company of the Investor Election Notice.

(c) Investor Redemption Notice. Each Investor Redemption Notice shall state:

(i) the CUSIP number, if any, of the Convertible Preferred Stock to be redeemed;

(ii) the Investor Redemption Price;

(iii) the applicable redemption date;

(iv) the number of shares of Convertible Preferred Stock held by the Holder that the Company shall redeem on the applicable redemption date; and

(v) the procedures that a Holder must follow for its shares of Convertible Preferred Stock to be redeemed.

(d) Withdrawal of Investor Election Notice. A Holder that has delivered an Investor Election Notice with respect to any shares of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the second (2nd) Business Day immediately before the related redemption date. Such withdrawal notice must state the number of such shares to be withdrawn and the number of shares, if any, that remain subject to such Investor Redemption Notice.

(e) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all U.S. federal and state securities laws in connection with an Investor Redemption (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Investor Redemption in the manner set forth in this Certificate of Designations; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 9 conflict with any applicable Law enacted after the Initial Issue Date, the Company’s compliance with such Law will not be considered to be a breach of such obligations.

Section 10. COVENANTS.

(a) Certain Information. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Convertible Preferred Stock or any Conversion Shares shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Transfer Agent and, upon written request, any Holder, beneficial owner or prospective purchaser of such Convertible Preferred Stock or any Conversion Shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Convertible Preferred Stock or Conversion Shares pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Convertible Preferred Stock or such Conversion Shares may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Convertible Preferred Stock or Conversion Shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(b) Negative Covenants.11 So long as any shares of the Convertible Preferred Stock shall remain outstanding, without the prior affirmative vote or consent of no less than 66 2/3% of the Convertible Preferred Stock approving such action or omission, the Company shall not, and, except in the case of clause (ii) below, shall cause its Subsidiaries (other than Unrestricted Subsidiaries of the Borrower12) not to (either, directly or indirectly, including by merger, consolidation, operation of law or otherwise):

(i) Restricted Payments. Make any Restricted Payment other than (i) any Restricted Payment on account of the Convertible Preferred Stock, (ii) any Permitted Restricted Payment and (iii) so long as no Event of Default shall have occurred and be continuing, any Restricted Payment so long as the [Consolidated Total Net Leverage Ratio]13 of the Company would not exceed [ ]14 immediately after giving effect to the making of such Restricted Payment on a [Pro Forma Basis]15;

(ii) Equity Securities. Solely with respect to the Company, issue any new, reclassify any existing equity securities into, or issue any equity securities convertible into, equity securities of the Company senior to or pari passu with the Convertible Preferred Stock or issue any Dividend Parity Stock or Liquidation Parity Stock or Dividend Senior Stock or Liquidation Senior Stock;

(iii) Indebtedness. Incur or guarantee any [Indebtedness]16, except that the foregoing limitation will not apply to:

(1) [NTD: To set forth exceptions consistent with exceptions to the debt covenant in the Credit Facilities, applying mutatis mutandis to the Company and its Subsidiaries. Underlying definitions to be incorporated in Section 1.].

(iv) Affiliate Transactions. Enter into any [Affiliate Transaction]17, other than (i) [NTD: To set forth exceptions consistent with exceptions to the affiliate transactions covenant in the Credit Facilities, applying mutatis mutandis to the Company and its subsidiaries. Underlying definitions to be incorporated in Section 1.], (ii) Restricted Payments not prohibited by clause (i) above, and (iii) equity issuances not prohibited by clause (ii) above; and

(v) Asset Sales. Cause or make an [Asset Sale]18, unless: [NTD: To set forth exceptions consistent with exceptions to the asset sale covenant in the Credit Facilities. Underlying definitions to be incorporated in Section 1.].

(c) Other Covenants. The Company agrees that each Holder party to a Subscription Agreement (and such Holder’s permitted assignees thereunder) is entitled to the benefits, covenants and agreements set forth in (to the extent such sections are included in such Subscription Agreement) Sections 6 (Registration Rights), 7 (Information Rights), 8 (Board Observer Seat) and 9 (Preemptive Rights) of such Subscription Agreement.

[11]	NTD: This covenant section to hardwire the full set of carve-outs, consistent with the Credit Facilities as of closing.
[12]	NTD: Covenants cover intermediate holding companies; to be defined in a manner consistent with the Credit Facilities.
[13]	NTD: To be defined and calculated consistent with the Credit Facilities, mutatis mutandis for the Company and its Subsidiaries (other than Unrestricted Subsidiaries of the Borrower).
[14]	NTD: To reflect closing date gross leverage (per the Credit Facilities financeable EBITDA) through the preferred.
[15]	NTD: To be defined consistent with the Credit Facilities.
[16]	NTD: To be defined consistent with the Credit Facilities.
[17]	NTD: To be defined consistent with the Credit Facilities, mutatis mutandis for the Company and its Subsidiaries.
[18]	NTD: To be defined consistent with the Credit Facilities.

Section 11. VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 11 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a) Voting and Consent Rights with Respect to Specified Matters. Subject to the other provisions of this Section 11(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected (and shall be void ab initio) without, the affirmative vote or consent of Holders representing at least 66 2/3%of the outstanding shares of Convertible Preferred Stock, if any:

(i) any amendment, supplement or other modification of the Certificate of Incorporation (including this Certificate of Designation) that adversely affects the rights, preferences, privileges or powers of, or restrictions provided for the benefit to, the Convertible Preferred Stock, including any amendment, supplement or other modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of, or Equity-Linked Security or other equity interest convertible into, Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock (other than any amendment, supplement or other modification in order to cure any ambiguity or correct any omission, defect or inconsistency in the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Convertible Preferred Stock (any such change, a “Ministerial Amendment”)) (it being understood and agreed that any amendment to Section 5through Section 12, including the related definitions (for example, the definition of Regular Dividend Rate) and excluding any Ministerial Amendments, shall be deemed to require the affirmative vote or consent of 66 2/3% of the outstanding shares of Convertible Preferred Stock pursuant to this Section 11(a)(i));

(ii) except to the extent any of the following would constitute a Fundamental Change (in which case the provisions of Section 7 and Section 12 shall apply), the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Stock, in each case unless:

(1) the Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(2) the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(3) the issuer of the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any state thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designation and the Convertible Preferred Stock; or

(iii) agree or consent to any of the actions prohibited by this Section 11(a).

(b) Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 11, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 12(e), including Section 12(e)(ii), but without regarding to Section 12(e)(iii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws and the Delaware General Corporation Law as if the Holders were holders of Common Stock.

(c) Procedures for Voting and Consents.

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 11; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents.

(ii) Voting Power of the Convertible Preferred Stock for Separate Class Votes. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 11(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

(d) Waiver. Any of the rights, powers, preferences and other terms of the Convertible Preferred Stock for the benefit of the Holders may be waived on behalf of all Holders of Convertible Preferred Stock by the affirmative vote or consent of Holders representing a majority of the outstanding shares of Convertible Preferred Stock.

Section 12. CONVERSION.

(a) Generally. Subject to the provisions of this Section 12, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b) Conversion at the Option of the Holders.

(i) Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 7(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 7(f)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;

(2) shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date; and

(3) if an Investor Election Notice is validly delivered pursuant to Section 9 with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 9(d); or (C) the Company fails to pay the Investor Redemption Price for such share in accordance with this Certificate of Designations.

(ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(iii) Contingent Conversion Notice. A Holder delivering an Optional Conversion Notice hereunder may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Fundamental Change, in which case such Optional Conversion shall not occur until such time as such Fundamental Change has been consummated, and if such Fundamental Change is terminated or cancelled, such Optional Conversion Notice shall be deemed to be withdrawn. For the avoidance of doubt, any such contingent Optional Conversion shall occur prior to the Repurchase Upon Fundamental Change that would have otherwise been effected in connection with such Fundamental Change and shall be deemed to occur during any related Make-Whole Fundamental Change Conversion Period.

(c) Mandatory Conversion at the Company’s Election.

(i) Mandatory Conversion Right. Subject to the provisions of this Section 12, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the third (3rd) year anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any portion that is a whole number, of the outstanding shares of Convertible Preferred Stock, but only if the Volume Weighted Average Price per share of Common Stock exceeds one hundred and forty percent (140%) of the Conversion Price on at least twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.

(ii) Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 12(c) unless the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion and no Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary in this Section 12(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice or Investor Election Notice has been duly delivered, and not validly withdrawn.

(iii) Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv) Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must (x) send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Mandatory Conversion Notice. Such Mandatory Conversion Notice must state:

(1) that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designation;

(2) the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3) that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date;

(4) the Conversion Rate in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion; and

(5) the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(v) Selection and Optional Conversion of Convertible Preferred Stock Subject to Partial Mandatory Conversion. If less than all shares of Convertible Preferred Stock then outstanding are subject to Mandatory Conversion, then:

(1) the shares of Convertible Preferred Stock to be subject to such Mandatory Conversion will be selected by the Company pro rata; and

(2) if only a portion of the Convertible Preferred Stock is subject to Mandatory Conversion and a portion of such Convertible Preferred Stock is subject to Optional Conversion, then the converted portion of such Convertible Preferred Stock will be deemed to be first from the portion of such Convertible Preferred Stock that was subject to Mandatory Conversion.

(d) Conversion Procedures.

(i) Mandatory Conversion. If the Company duly exercises, in accordance with Section 12(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii) Requirements for Holders to Exercise Optional Conversion Right.

(1) Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share who:

(A) holds a beneficial interest in a Global Convertible Preferred Share must (x) deliver to the Depositary the appropriate instruction form for conversion pursuant to the Depositary’s conversion program; and (y) if applicable, pay any Transfer Taxes; or

(B) holds Convertible Preferred Stock in definitive, certificated form must (w) complete, manually sign and deliver to the Company an Optional Conversion Notice; (x) deliver any Certificate(s) representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any Transfer Taxes.

(2) Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii) Treatment of Accumulated Regular Dividends upon Conversion.

(1) No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(ii) and 12(e)(i), the Conversion Rate will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted and such accumulated and unpaid Regular Dividends shall be paid in cash.

(2) Conversions Between a Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared cash Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

(iv) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any

Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e) Settlement upon Conversion.

(i) Generally. Subject to Section 5(c), Section 12(e)(ii), Section 12(i) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion; and (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

(ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of the Credit Facilities or any other applicable contract, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Company’s Right to Settle Optional Conversion in Cash. If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Section 12 (but without regard to Section 12(e)(ii) or this Section 12(e)(iii)); and (2) the greater of the Last Reported Sale Price and the VWAP per share of Common Stock on the Conversion Date for such Optional Conversion. Such right can be exercised by the Company solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion). Notwithstanding anything to the contrary in this Section 12(e)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Section 12(e)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.

(iv) Delivery of Conversion Consideration. Except as provided in Sections 12(f)(i)(2) and 12(h), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f) Conversion Rate Adjustments.19

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 12(h) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or immediately before the Open of Business on such effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 12(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors, or any officer of the Company acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration

[19]

NTD: If the Charter provides for Class C common stock, to add provision providing that in no event will there be any adjustment to the Conversion Rate as a result of the conversion of the Company’s Class C common into Class A common in accordance with the terms of the Company’s certificate of incorporation.

Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 12(f)(i)(2), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 12(f)(i)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(3) Certain Issuances of Common Stock or Convertible Securities. If the Company shall issue shares of Common Stock (or rights or warrants or other securities (whether debt or equity) exercisable or convertible into or exchangeable for (collectively, a “conversion) Common Stock (collectively, “convertible securities) (other than in Excluded Issuances or a transaction to which Section 12(f)(i)(1) or 12(f)(i)(2) applies) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the greater of (i) the Last Reported Sale Price and (ii) VWAP, in each case, immediately prior to the execution of the definitive agreement on pricing such shares (or such convertible securities) then, in such event, the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the execution of the definitive agreement on pricing such shares (or of such convertible securities);

CR1	=	the Conversion Rate in effect immediately after the execution of the definitive agreement on pricing such shares (or of such convertible securities);

OS0	=	the number of shares of Common Stock outstanding on such date and immediately prior to the issuance of additional shares (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion or exercise of all convertible securities of the Company);

OS1	=	the number of shares of Common Stock issued (or into which convertible securities may be exercised or converted); and

OS2	=	the number of shares of Common Stock (or into which such convertible securities may be exercised or converted) that would have been issued assuming such additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to 90% of the Last Reported Sale Price (such amount determined by dividing the aggregate consideration receivable by the Company for the total number of shares of Common Stock to be issued (or into which such convertible securities may be exercised or converted) by 90% of the Last Reported Sale Price immediately prior to the execution of the definitive agreement on pricing such shares (or such convertible securities)).

For purposes of this Section 12(f)(i)(3), the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities, plus (y) the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock plus (z) the fair market value (as determined in good faith by the Board of Directors) of any consideration that consists all or in part of property other than cash; and “Excluded Issuances” shall mean (i) any issuance of shares of Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of equity or convertible securities for third- party financing of such transaction, (ii) any issuance of shares of any equity securities (including upon exercise of options) to directors, officers, employees, consultants or other agents of the Company or any of its subsidiaries as approved by the Board of Directors or its designee(s) other than for bona fide capital raising purposes, (iii) any issuance of shares of any equity securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan, similar program or similar agreement as approved by the Board of Directors, (iv) any issuance of shares of equity securities in connection with a bona fide third- party strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its subsidiaries (other than an issuance the primary purpose of which is a bona fide capital raise), (v) any issuance of shares of any equity securities pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clauses (ii) or (iii) of this sentence and outstanding as of the Initial Issue Date (including any such issuance of shares of any equity securities pursuant to the Convertible Preferred Stock), or pursuant to issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which the Holder participates as contemplated by Section 12(f)(i)(4) or pursuant to a Stockholder Rights Plan, (vi) any issuance of shares of any equity securities or convertible securities in which the initial Holder or its Affiliates participate pursuant to its preemptive rights, (vii) any issuance of shares of any equity securities or convertible securities to a third party financial institution as an “equity kicker” in connection with a bona fide borrowing by the Company that is primarily a debt financing transaction, (viii) any issuance of securities in a transaction described in Section 12(f)(i)(1) or 12(f)(i)(2) and (ix) the issuance of shares of equity securities to a governmental authority or designee thereof (in each case, excluding a sovereign wealth fund who regularly makes financial investments) in connection with a financing transaction pursuant to a program developed to address COVID-19 (including the impacts thereof). Any adjustment made pursuant to this Section 12(f)(i)(3) shall become effective immediately upon the date of such issuance.

Upon the expiration or termination of any unexercised or unconverted or unexchanged convertible security which resulted in an adjustment to the number of shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock pursuant to the terms of this Section 12(f)(i)(3), then the number of shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock then in effect shall be readjusted to such number of shares of Common Stock that would be issuable upon conversion of the Convertible Preferred Stock if such convertible security had never been issued.

(ii) No Adjustments in Certain Cases.

(1) Certain Events. Without limiting the operation of Sections 5(a)(ii) and 12(e)(i), the Company will not be required to adjust the Conversion Rate except pursuant to Section 12(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Rate on account of:

(A) except as otherwise provided in Section 12(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C) the issuance of any shares of Common Stock or options, rights or warrants to purchase or receive Common Stock pursuant to any present or future employee, director, consultant or service provider benefit plan, incentive compensation plan or other benefit or compensation plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or

(E) solely a change in the par value of the Common Stock.

(iii) Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Rate, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the effective date of any Fundamental Change and/or any Make-Whole Fundamental Change Effective Date; and (4) the occurrence of any vote of the stockholders of the Company.

(iv) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan.

(v) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 12(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(vi) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(vii) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 12(f)(i), the Company will, as soon as reasonably practicable, and in any event no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g) Voluntary Conversion Rate Increases.

(i) Generally. To the extent permitted by applicable Law (including, for the avoidance of doubt, applicable stock exchange rules), the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is in the Company’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period; provided, however, that any such increase that would reasonably be expected to result in any income tax imposed on Holders shall require the affirmative vote or consent of Holders representing 66 2/3% of the outstanding shares of Convertible Preferred Stock.

(ii) Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 12(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 12(g)(i), the Company will send notice to each Holder of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.

(h) Effect of Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, all of the outstanding Common Stock (other than to the extent canceled or dissenting) is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A) from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 12 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 12(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities that is listed on a national securities exchange, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 12(h).

(iii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 12(f)(i) in a manner consistent with this Section 12(h); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 12(h)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders, including the provisions providing for the repurchase and redemption rights set forth in Section 7, Section 8 and Section 9.

(iv) Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Common Stock Change Event.

(i) Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(i) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a share of Convertible Preferred Stock occurs during the related Make-Whole Fundamental Change Conversion Period or in respect of the related Mandatory Conversion, as applicable, then, subject to this Section 12(i), the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	$10.000	$11.500	$14.000	$16.100	$20.000	$25.000	$30.000	$40.000	$45.000	$50.000
0	13.0435	13.0435	13.0435	12.2733	8.2015	5.5380	4.0280	2.3265	1.7916	1.3762
1	13.0435	13.0435	12.8464	9.3000	5.8430	3.8616	2.8130	1.6418	1.2693	0.9776
2	13.0435	13.0435	9.3643	5.9236	3.1430	2.0080	1.4753	0.8760	0.6813	0.5270
3	13.0435	13.0435	6.2271	2.1025	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
4	13.0435	9.3652	3.9843	1.4441	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
5	13.0435	2.1087	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
6	13.0435	2.1035	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
7	13.0435	2.0991	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(1) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a three hundred sixty-five (365) or three hundred sixty-six (366)-day year, as applicable; and

(2) if the Stock Price is greater than $[●] (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 12(i)(ii)), or less than $[●] (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Certificate of Designations, in no event will the Conversion Rate be increased to an amount that exceeds [●] shares of Common Stock per $1,000 Liquidation Preference of Convertible Preferred Stock, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 12(f).

For the avoidance of doubt, (x) the sending of a Mandatory Conversion Notice will constitute a Make-Whole Fundamental Change only with respect to the shares subject to Mandatory Conversion pursuant to such Mandatory Conversion Notice, and not with respect to any other shares; and (y) the Conversion Rate applicable to the shares not subject to such Mandatory Conversion will not be subject to increase pursuant to this Section 10(j) on account of such Mandatory Conversion Notice.

(ii) Adjustment of Stock Prices and Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 12(i)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 12(f). The numbers of Additional Shares in the table set forth in Section 12(i)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 12(f).

(iii) Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs pursuant to clause (A) of the definition thereof, then, in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company will notify the Holders and the Transfer Agent of the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 12(i) in connection with such Make-Whole Fundamental Change. The Company will notify the Holders and the Transfer Agent of each Make-Whole Fundamental Change occurring pursuant to clause (B) of the definition thereof in accordance with Section 12(c).

Section 13. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.

(a) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 12(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d) Taxes Upon Issuance of Common Stock. The Company will pay any Transfer Taxes due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any Transfer Taxes that are due because such Holder requests those shares to be registered in a name other than such Holder’s name and no such shares will be so registered unless and until the Holder making such request has paid such Transfer Taxes to the Company or has established to the satisfaction of the Company that such Transfer Taxes have been paid or are not payable.

Section 14. CALCULATIONS.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15. WITHHOLDING. The Company (or other applicable withholding agent) shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) on the Convertible Preferred Stock to the extent required by applicable Law. The Holders shall provide the Company (or other applicable withholding agent) with any necessary tax forms, including an Internal Revenue Service Form W-9 or appropriate Internal Revenue Service Form W-8, as applicable, and any similar information. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations as having been paid to the Person in respect of which such deduction or withholding was made. Each Holder agrees, and each holder and beneficial owner of Convertible Preferred Stock (or Common Stock issued upon conversion thereof), by its acquisition or ownership of any such stock is deemed to agree, that, in the event the Company (or other applicable withholding agent) previously remitted any amounts to a Governmental Authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a share of Convertible Preferred Stock, the Company (or other applicable withholding agent) shall be entitled (i) to offset any such amounts against (1) any amounts otherwise payable in respect of such share of Convertible Preferred Stock (including from any Common Stock otherwise issuable upon conversion thereof) or any shares of Common Stock issued upon conversion thereof, or (2) sales proceeds received by, or other funds or assets of, such Holder or beneficial owner or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company (or other applicable withholding agent) for such amounts (and such Person shall promptly so reimburse the Company upon demand).

Section 16. NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding the foregoing, if the Convertible Preferred Stock is held in book-entry form through the Depositary, the Company may give such notice in any manner required or permitted by the procedures of the Depositary. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 17. NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

SYNIVERSE TECHNOLOGIES CORPORATION

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

FACE OF SECURITY

[Insert the applicable legend(s), if any, pursuant to Section 3 of the Certificate of Designations]

Syniverse Technologies Corporation

Series A Convertible Preferred Stock

Certificate No.: [ ]	No. Shares	[ ]
	CUSIP No.	[ ]
	ISIN No.	[ ]

Syniverse Technologies Corporation, a Delaware corporation (the “Company”), certifies that Cede & Co. or its registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated the “Series A Convertible Preferred Stock,” par value $[0.0001] per share and liquidation preference $1000.00 per share (the “Convertible Preferred Stock”), represented by this certificate (this “Certificate”). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The special rights, preferences and voting powers of the Convertible Preferred Stock represented hereby are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate. Upon receipt of this Certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Transfer Agent’s countersignature hereon has been properly executed, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Syniverse Technologies Corporation has caused this instrument to be duly executed as of the date set forth below.

SYNIVERSE TECHNOLOGIES CORPORATION

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[Legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

REVERSE OF SECURITY

Syniverse Technologies Corporation (the “Company”)

The Company will furnish without charge to each stockholder who so requests, a summary of the powers, designations and preferences, or other special rights of each class of stock of the Company and the qualifications, limitations or restrictions of such preferences and rights, and the variations in rights, preferences and limitations determined for each series, which are fixed by the Certificate of Incorporation of the Company, as amended, the Certificate of Designations, as amended, and the resolutions of the Board of Directors of the Company, and the authority of the Board of Directors to determine variations for future series. Such request may be made to the office of the Secretary of the Company or to the Transfer Agent. The Board of Directors may require the owner of a lost or destroyed stock certificate, or his legal representatives to give the Company a bond to indemnify it and its Transfer Agent and Registrar against any claim that may be made against them on account of the alleged loss or destruction of any such certificate.

FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

Shares of the Series A Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint agent to transfer the said shares of Series A Convertible Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises.

Date: _________________________

Signature: _________________________

(Sign exactly as your name appears on the other side of this Series A Convertible Preferred Stock)

Signature Guarantee: _________________________*

[INSERT IN EACH GLOBAL CERTIFICATE]

SCHEDULE OF EXCHANGES OF INTERESTS FOR GLOBAL SECURITY

The initial number of shares of Series A Convertible Preferred Stock represented by this Global Convertible Preferred Share shall be [●]. The following exchanges of a part of this Global Convertible Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Convertible Preferred Share	Amount of increase in number of shares represented by this Global Convertible Preferred Share	Number of shares represented by this Global Convertible Preferred Share following such decrease or increase	Signature of authorized officer of Registrar

*

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Annex D

FORM OF REGISTRATION RIGHTS AGREEMENT

dated as of [●]

by and among

[PubCo]

[Carlyle Partners V Holdings, L.P.]

M3-Brigade Sponsor II LP

[Twilio Inc.]

D-i

(b)	Holdback Agreement	D-22

(c)	Amendments and Waivers	D-23

(d)	Successors, Assigns and Transferees	D-23

(e)	Notices	D-23

(f)	Further Assurances	D-25

(g)	Preservation of Rights	D-25

(h)	Entire Agreement; No Third-Party Beneficiaries	D-25

(i)	Governing Law	D-25

(j)	Jurisdiction; Waiver of Jury Trial	D-25

(k)	Severability	D-26

(l)	Enforcement	D-26

(m)	No Recourse	D-26

(n)	Counterparts; Facsimile Signatures	D-26

Exhibit A — Joinder Agreement

D-ii

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], by and among [PubCo], a Delaware corporation (formerly known as M3-Brigade Acquisition II Corp.) (the “Company”), [Carlyle Partners V Holdings, L.P.], a [Delaware limited partnership] (“Carlyle”), [Twilio Inc.], a [Delaware corporation] (“Twilio”), and M3-Brigade Sponsor II LP, a Delaware limited partnership (the “Sponsor” and, together with Carlyle and Twilio, the “Investors”), and any Person who becomes a party hereto pursuant to Section 10(d). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of August [●], 2021, by and among the Company, Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Syniverse Corporation (as it may be amended, supplemented or restated from time to time, the “Merger Agreement”);

WHEREAS, on the date hereof, Carlyle received shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), in such amounts and subject to such terms and conditions as set forth in the Merger Agreement;

WHEREAS, on the date hereof, Twilio purchased an aggregate of [●] shares of Class A Common Stock [and [●] shares of Class C common stock, par value $0.0001 per share, of the Company (“Class C Common Stock”)] in a transaction exempt from registration under the Securities Act pursuant to a Subscription Agreement, dated as of August [●], 2021, entered into by and between the Company and Twilio;

WHEREAS, on the date hereof, certain other investors (the “PIPE Investors”) purchased an aggregate of [●] shares of Class A Common Stock and [●] shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company in a transaction exempt from registration under the Securities Act pursuant to their respective Subscription Agreement, each dated as of August [●], 2021, entered into by and between the Company and each of such PIPE Investors (each, as they may be amended, supplemented or restated from time to time, a “Subscription Agreement”);

WHEREAS, the Parties desire to provide the Holders with rights to registration under the Securities Act of Registrable Securities, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, covenants and agreements hereinafter set forth, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Definitions and Interpretations.

(a) Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Company or any of its Subsidiaries.

“Agreement” has the meaning given to such term in the Preamble, as the same may be amended, supplemented or restated from time to time.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 3(f)(iii).

“Block Sale” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Charitable Gifting Event” means any Transfer by a Holder of Registrable Securities, or any subsequent Transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made in connection with sales of Registrable Securities by a Holder pursuant to an effective Registration Statement.

“Carlyle” has the meaning given to such term in the Preamble.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Class A Common Stock” has the meaning given to such term in the Recitals.

“Class C Common Stock” has the meaning given to such term in the Recitals.

“Closing Date” has the meaning given to such term in the Merger Agreement.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 6(a).

“Deemed Carlyle Shares” has the meaning given to such term in the Section 1(b)(vii).

“Demand Follow-Up Notice” has the meaning given to such term in Section 3(a).

“Demand Notice” has the meaning given to such term in Section 3(a).

“Demand Registration” has the meaning given to such term in Section 3(a).

“Demanding Holder” has the meaning given to such term in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Holdback Period” means, with respect to any registered underwritten offering, ninety (90) days after the effective date of the related Registration Statement or, in the case of a takedown from a Shelf Registration Statement, ninety (90) days after the date of the Prospectus filed with the SEC in connection with such takedown, in each case, as such periods may be shortened by the agreement of the lead managing underwriter(s) with respect to such offering.

“Holder” means any of (a) an Investor and its Affiliates, (b) any other Person entitled to incidental or piggyback registration rights hereunder upon entering into a Joinder Agreement substantially in the form of Exhibit A hereto or (c) any direct or indirect transferee of a Holder who has acquired Registrable Securities from a Holder and who has entered into a Joinder Agreement substantially in the form of Exhibit A hereto.

“Indemnified Party” has the meaning given to such term in Section 6(c).

“Indemnifying Party” has the meaning given to such term in Section 6(c).

“Indemnitors” has the meaning given to such term in Section 6(h).

“Inspector” has the meaning given to such term in Section 4(o).

“Investor” has the meaning given to such term in the Preamble.

“Investor Group” means an Investor together with its Affiliates.

“Lock-Up Period” means with respect to each of Carlyle, Twilio and the Sponsor and their respective Permitted Transferees, the period during which Transfers of securities of the Company by such Person are generally prohibited pursuant to Section[s] [3.1(b)] of the Stockholders Agreement.

“Losses” has the meaning given to such term in Section 6(a).

“Maximum Number of Securities” has the meaning given to such term in Section 2(b).

“Merger Agreement” has the meaning given to such term in the Recitals.

“Parties” means the parties to this Agreement.

“Permitted Transferee” means (a) with respect to an Investor or its Affiliates, (i) prior to or after the expiration of the Lock-Up Period, any Person to whom such Holder is permitted to Transfer Registrable Securities prior to the expiration of the Lock-Up Period pursuant to the Stockholders Agreement (including Permitted Affiliate Transferees (as defined in the Stockholders Agreement)) and (ii) after the expiration of the Lock-Up Period (x) a Charitable Organization to which such Holder wishes to make or has made a bona fide charitable contribution of securities of the Company, (y) another Investor in accordance with the Stockholders Agreement, or (z) the transferees permitted pursuant to clause (b) of this definition, and (b) with respect to any other Holder, (i) an Affiliate (other than any “portfolio company” (as such term is customarily used among institutional investors)) of such Holder, (ii) in the case of a Holder that is a partnership, limited liability company or any foreign equivalent thereof, any partner, member or foreign equivalent thereof of such Holder, (iii) the transferees permitted by clause (a)(ii)(x) of this definition and (iv) any transferee of Registrable Securities that is not an Affiliate of such Holder that beneficially owns (after giving effect to such Transfer) in excess of five percent (5%) of the then-outstanding Class A Common Stock [and Class C Common Stock, taken together]; provided, however, that any such transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, however, that in no event shall (A) the Company or any of its Subsidiaries or (B) any “portfolio company” of any Holder or any entity controlled by a portfolio company of any Holder constitute a “Permitted Transferee.”

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“PIPE Investment” has the meaning given to such term in the Merger Agreement.

“PIPE Investors” has the meaning given to such term in the Recitals.

“Private Placement Warrants” means the warrants to purchase shares of Class A Common Stock purchased by the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of March 3, 2021, by and between the Company and the Sponsor.

“Prospectus” means any prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in any such prospectus.

“Records” has the meaning given to such term in Section 4(o).

“Registrable Securities” means (a) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of the Private Placement Warrants), (b) any issued and outstanding shares of Class A Common Stock (including any Class A Common Stock distributable pursuant to the Merger Agreement and any shares of Class A Common Stock issued or issuable upon the exercise or conversion of any other security) and (c) any shares of Class A Common Stock that may be issued or distributed or that may be issuable, in any such case, in respect of any securities of the Company or any Subsidiary of the Company by way of conversion, exchange, exercise, dividend, stock split or other distribution, merger, consolidation, amalgamation, exchange, recapitalization or reclassification or similar transaction, in each case directly or indirectly beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by a Holder as of immediately following the Closing Date (or, in the case of an Investor, acquired from another Investor in accordance with the Stockholders Agreement), other than any security received pursuant to an incentive plan adopted by the Company on or after the Closing Date. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act), (iii) they shall have ceased to be outstanding, or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, any amendments and supplements to such registration statement, including post-effective amendments, all exhibits to and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 145” means Rule 145 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 415” means Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 424” means Rule 424 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 430A” means Rule 430A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 430B” means Rule 430B under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 433” means Rule 433 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” has the meaning given to such term in Section 3(f)(i).

“Shelf Offering” has the meaning given to such term in Section 3(g).

“Short-Form Registration” has the meaning given to such term in Section 3(f)(i).

“Skipped Block Sale” has the meaning given to such term in Section 10(b).

“Sponsor” has the meaning given to such term in the Preamble.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, of the Company.

“Subscription Agreement” has the meaning given to such term in the Recitals.

“Subsidiary” means (a) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (b) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Suspension Event” has the meaning given to such term in Section 3(e).

“Take-Down Notice” has the meaning given to such term in Section 3(g).

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities beneficially owned by a Person or any interest in any securities beneficially owned by a Person. In the event that any Holder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be, directly or indirectly, controlled by the Person controlling such Holder as of the date hereof or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein; provided, however, that, with respect to any Investor or Affiliate thereof that is an investment fund, a change of control of the direct or indirect general partner or investment advisor of such investment fund shall not constitute a Transfer.

“Twilio” has the meaning given to such term in the Preamble.

“WKSI” has the meaning given to such term in Section 3(f)(iii).

“Working Capital Warrants” means the warrants to purchase shares of Class A Common Stock, if any, that are converted from loans made to the Company of up to $1,500,000 by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors from time to time.

(b) Interpretations. For purposes of this Agreement, unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv) All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

(v) (A) Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender, as the context requires; (B) the terms “hereof”, “herein”, “hereby”, “hereto”, “hereunder” and derivative or similar words refer to this entire Agreement as a whole, including the exhibit hereto, and not to any particular provision hereof; (C) references to “Sections” shall be to Sections of this Agreement; (D) the words “include”, “includes”, “including” and words of similar import when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified; (E) references to “written” or “in writing” include the electronic form; (F) the word “or” shall be disjunctive but not exclusive; and (G) “$” means United States Dollars.

(vi) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(vii) Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement;

(viii) If Carlyle or any of its Affiliates that is a Holder of Registrable Securities is dissolved or effects any distribution of the Registrable Securities then held by Carlyle and its Affiliates (other than a dissolution or distribution which results in Carlyle or any of its Affiliates holding Registrable Securities), (A) The Carlyle Group Inc. (or any successors in interest thereto) or its designee shall have the sole right to make all decisions with respect to any Registrable Securities that were distributed by Carlyle and its Affiliates as if it is the Holder of such Registrable Securities, including (x) the right to make a request for any incidental or piggyback registrations under Section 2, (y) the right to make a request for any Demand Registration or the right to initiate any Demand Registration and any offering or sale with respect to any Registrable Securities included in any Shelf Registration Statement or other Registration Statement under Section 3, and (z) the right to consent or approve any amendment to this Agreement or any waiver of any provision of this Agreement under Section 10(c) and (B) for purposes of clause (A) and otherwise under this Agreement, the amount of Registrable Securities deemed to be held by The Carlyle Group Inc. (or any successors in interest thereto) or its designee shall include the amount of Registrable Securities distributed by Carlyle and its Affiliates less any amount of Registrable Securities subsequently Transferred or sold by the distributees or their Permitted Transferees (such net amount, the “Deemed Carlyle Shares”).

2. Incidental Registrations.

(a) Right to Include Registrable Securities. If, following the expiration of the Lock-Up Period, the Company determines to register its securities under the Securities Act (other than pursuant to: (i) a Demand Registration in accordance with Section 3(a), (ii) a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan, or (iii) any Registration Statement filed by the Company requesting the resale of Class A Common Stock by the PIPE Investors pursuant to and in accordance with the terms and conditions set forth in the applicable Subscription Agreement), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2. Upon the written request of any such Holder made within fifteen (15) days after the receipt of any such notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice to the rights of the Holders to request that such registration be effected as a registration under Section 3 and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to representations and warranties, covenants and indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. The Company shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 2(a) beyond the earlier to occur of (i) one hundred eighty (180) days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Holder of Registrable Securities who has elected to sell Registrable Securities in an offering pursuant to this Section 2(a) shall be permitted to withdraw from such registration by written notice to the Company at least two (2) Business Days prior to (x) in the case of any registration involving an underwritten offering, the earlier of the anticipated filing date of the “red herring” Prospectus, if applicable, and the anticipated pricing date of such underwritten offering, or (y) in the case of any registration not involving an underwritten offering, the effective date of the Registration Statement filed in connection with such registration or offering.

(b) Priority in Incidental Registrations. In the case of a registration pursuant to Section 2(a) that is an underwritten offering, the Company shall use reasonable efforts to cause the managing underwriter(s) of such offering to permit Holders of Registrable Securities who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such underwritten offering has informed the Company in writing that in its good faith opinion the total number or dollar amount of securities that such Holders and the Company intend to include in such offering would adversely affect the success of such offering (including, without limitation, adversely affect the per share offering price), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without adversely affecting such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), and such Maximum Number of Securities shall be allocated as follows, unless the managing underwriter(s) requires a different allocation:

(i) first, all securities of the Company requested to be included by the Company in such registration, without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), all securities of the Company requested to be included by the Investors (pro rata among Investor Groups on the basis of the percentage of Registrable Securities held by each such Investor Group (inclusive of the Deemed Carlyle Shares)) and their respective Affiliates (among such Affiliate Holders of each Investor as determined by the applicable Investor in its sole discretion), without exceeding the Maximum Number of Securities; and

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), all securities of the Company requested to be included by the Holders of Registrable Securities (other than the Investors and their respective Affiliates) requesting such registration pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such registration by such Holders, without exceeding the Maximum Number of Securities.

3. Registration on Request.

(a) Request by the Demand Party. Subject to Section 3(d), following the expiration of the Lock-Up Period, each Investor and its Affiliates that are Holders of Registrable Securities shall have the right to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Holder and its Affiliates requested to be so registered pursuant to this Agreement, in each case by delivering written notice to the Company (any such written notice, a “Demand Notice”; any such registration, a “Demand Registration”; and any such requesting Investor and its Affiliates, a “Demanding Holder”). A Demand Notice shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof. Subject to Section 3(d), following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall file a Registration Statement as promptly as practicable, but no later than ten (10) days following receipt of such Demand Notice, and to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of the first sentence of the preceding paragraph if (i) the Registration Statement relating thereto (x) does not become effective, (y) is not maintained effective for the period required pursuant to this Section 3(a), (ii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (iii) more than ninety percent (90%) of the Registrable Securities requested by the Demanding Holder to be included in such registration are not so included pursuant to Section 3(b) or (iv) the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the Demand Registration are not satisfied (other than as a result of a material default or breach thereunder by such Demanding Holder or its Affiliates) or otherwise waived by such Demanding Holder.

Within two (2) Business Days after receipt by the Company of a Demand Notice (other than in respect of a Block Sale) in accordance with this Section 3(a), the Company shall give written notice (the “Demand Follow-Up Notice”) of such Demand Notice to all other Holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within seven (7) days after such Demand Follow-Up Notice is given by the Company to such Holders.

All requests made pursuant to this Section 3(a) will specify the number of Registrable Securities to be registered and the intended method or methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter(s) advises the Holders of such securities that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights) would adversely affect the success of such offering (including, without limitation, adversely affect the per share offering price), then there shall be included in such underwritten offering the Maximum Number of Securities, and such Maximum Number of Securities shall be allocated as follows, unless the underwriters require a different allocation:

(i) first, to the Demanding Holder and the other Investors (pro rata as between the Investor Groups on the basis of the percentage of Registrable Securities held by each such Investor Group (inclusive of the Deemed Carlyle Shares)) and their respective Affiliates (among such Affiliate Holders of each

Investor as determined by the applicable Investor in its sole discretion), until with respect to each such Holder, all Registrable Securities requested for registration by such Holders have been included in such registration, without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), among the Holders of Registrable Securities (other than the Investors and their respective Affiliates) requesting such registration pursuant to incidental or piggyback registration rights pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders, without exceeding the Maximum Number of Securities; and

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the securities for which inclusion in such Demand Registration was requested by the Company, without exceeding the Maximum Number of Securities.

(c) Cancellation of a Demand Registration. Each Demanding Holder and the Holders of a majority of the Registrable Securities that are to be registered in a particular offering pursuant to this Section 3 shall have the right, prior to the effectiveness of the Registration Statement, to notify the Company that it or they, as the case may be, have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement. Any Holder of Registrable Securities who has elected to sell Registrable Securities in a Demand Registration pursuant to this Section 3 (including the Demanding Holder) shall be permitted to withdraw from such registration by written notice to the Company at least two (2) Business Days prior to (i) in the case of a Demand Registration not involving an underwritten offering, the effective date of the Registration Statement filed in connection with such registration, or (ii) in the case of any Demand Registration involving an underwritten offering, the earlier of the anticipated filing of the “red herring” Prospectus, if applicable, and the anticipated pricing date of such underwritten offering.

(d) Limitations on Demand Registrations. In addition to the rights set forth in Section 3(f) and Section 3(g) hereof, following the expiration of the Lock-Up Period: (i) Carlyle together with its Affiliates shall be entitled to three (3) Demand Registrations to be effectuated on a Form S-1 Registration Statement; (ii) Twilio together with its Affiliates shall be entitled to two (2) Demand Registrations to be effectuated on a Form S-1 Registration Statement; and (iii) the Sponsor together with its Affiliates shall be entitled to one (1) Demand Registration to be effectuated on a Form S-1 Registration Statement.

(e) Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction (collectively, “Suspension Events”), and the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or any other senior executive officer of the Company stating such, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness (but not the preparation) of, or suspend use of, such Registration Statement; provided that the Company shall be permitted to do so once in any six (6)-month period for a period not to exceed the earlier of (x) the termination of any such Suspension Event and (y) forty-five (45) days following notice of any such Suspension Event, and provided, further, that the Company may not postpone or suspend for periods exceeding, in the aggregate, ninety (90) days during any twelve (12)-month period. In the event that the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company covenants and agrees that it shall not deliver a suspension notice with respect to a suspension period unless all of the Company’s employees, officers and directors who are subject to the Company’s Policy Concerning Securities Trading and Disclosure of Confidential Information, and who are prohibited by the terms thereof from effecting any public sales of securities of the Company beneficially owned by them, are so prohibited for the duration of such suspension period. If the Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the Demanding Holder shall be entitled to withdraw its request for a Demand Registration and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 3(d). The Company shall promptly give the Holders requesting registration thereof pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence.

(f) Short-Form and Shelf Registrations.

(i) At all times following the Closing Date, the Company shall use its reasonable best efforts to qualify and remain qualified for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (a “Short-Form Registration”). Upon the written request of a Demanding Holder, the Company shall as promptly as practicable file a Registration Statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities on Form S-3 (or, if the Company is ineligible to use that form, Form S-1), pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”). No such Short-Form Registration or Shelf Registration Statement shall count as a Demand Registration for purposes of calculating how many Demand Registrations an Investor and its Affiliates have initiated pursuant Section 3(d).

(ii) Upon filing any Short-Form Registration or Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective with the SEC as promptly as practicable after the filing thereof, and to maintain such effectiveness at all times and, if applicable, to re-file such Short-Form Registration or Shelf Registration Statement upon its expiration, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing any Prospectus related to such Short-Form Registration or Shelf Registration Statement as may be reasonably requested by an Investor and its Affiliates that are Holders of Registrable Securities included under such Short-Form Registration or Shelf Registration Statement or as otherwise required, until such time as all Registrable Securities that could be sold in such Short-Form Registration or Shelf Registration Statement have ceased to be Registrable Securities. To the extent that the Company becomes ineligible to use Form S-3, the Company shall file a Shelf Registration Statement on Form S-1 not later than forty-five (45) days after the date of such ineligibility and use its reasonable best efforts to have such Registration Statement declared effective as promptly as practicable.

(iii) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at the time any Demand Notice for a Short-Form Registration is submitted to the Company and such Demand Notice requests that the Company file a Shelf Registration Statement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, which covers the number or class of Registrable Securities which are requested to be registered. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement on

Form S-3 or file a new Shelf Registration Statement on Form S-3 or, if such form is not available, Form S-1, have such Shelf Registration Statement declared effective by the SEC and keep such Registration Statement effective during the period during which such Short-Form Registration is required to be kept effective in accordance with Section 3(f)(ii). To the extent that the Company is eligible to file an Automatic Shelf Registration Statement and a Demanding Holder notifies the Company that it wishes to engage in a Block Sale off such an Automatic Shelf Registration Statement and the Company does not have an Automatic Shelf Registration Statement related to the Registrable Securities, the Company shall use its commercially reasonable efforts to file an Automatic Shelf Registration Statement within three (3) days of such notification by such Holder.

(g) Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities is effective, if a Demanding Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten or non-underwritten offering of all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement and the Prospectus contained therein as may be necessary in order to enable such Registrable Securities to be offered and sold pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to Section 3(g)(i)). Each Investor and its Affiliates shall be entitled to request an unlimited number of shelf take-downs to effect a Shelf Offering, if available to the Company, with respect to the Registrable Securities held by such requesting Investor and its Affiliates in addition to the other registration rights provided in Section 2 and this Section 3. In connection with any Shelf Offering:

(i) the Company shall also promptly deliver the Take-Down Notice to all other Holders with Registrable Securities included on such Shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Offering if such Holder notifies the proposing Holder and the Company within two (2) Business Days after distribution or dissemination (including via e-mail, if available) of the Take-Down Notice to such Holder; and

(ii) in the event that the managing underwriter advises such requesting Holder and the Company that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering would adversely affect the success of such offering (including, without limitation, adversely affect the per share offering price), then the managing underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a Demand Registration.

Without limiting a Holder’s rights under this Section 3(g), if a Holder wishes to engage in a Block Sale off a Shelf Registration Statement or Automatic Shelf Registration Statement in a sale that does not involve a marketed Shelf Offering, then the Company shall as expeditiously as possible cooperate with such Holder to facilitate such Block Sale and shall not be required to notify the other Holders of such Block Sale.

(h) Notice in Block Sales. Notwithstanding any other provision of this Agreement (including without limitation Section 2 and Section 3(d) hereof), if a Demanding Holder wishes to engage in a Block Sale (including a Block Sale off a Shelf Registration Statement or an effective Automatic Shelf Registration Statement, or in connection with the registration of an Investor’s Registrable Securities under an Automatic Shelf Registration Statement for purposes of effectuating a Block Sale), then (i) the Demanding Holder shall provide the non-demanding Investors written notice of such Block Sale (if underwritten) at least forty-eight (48) hours prior to such Block Sale and (ii) no other Holder shall be entitled to receive any notice of or have its Registrable Securities included in such Block Sale or its registration.

(i) Selection of Underwriters. If any Investor and its Affiliates intends that the Registrable Securities requested by such Holder to be covered by a Demand Registration shall be distributed by means of an underwritten offering, such Demanding Holder shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Demand Follow-Up Notice sent by the Company to the other Holders with respect to such Demand Registration. In such event, the lead underwriter to administer the offering shall be chosen by the Demanding Holder. If the offering is underwritten, the right of any Holder to registration pursuant to this Section 3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Demanding Holder) and each such Holder will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)); provided that (i) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration and (ii) if any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and, in connection with an underwritten registration pursuant to this Section 3, the Demanding Holder, provided, further that no such Person (other than the Company) shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such Holder. Notwithstanding the foregoing, no Holder shall be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 6.

4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities and shall, as promptly as reasonably practicable:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to a Demand Notice (other than a Shelf Registration Statement), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company will include comments to any Registration Statement, any Prospectus included therein and any amendments or supplements thereto from Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or their counsel, or the managing underwriters, if any, as reasonably requested on a timely basis. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed incorporated by reference therein and including Free Writing Prospectuses) with respect to a Demand Registration to which the Demanding Holder or the Holders of a majority of the Registrable Securities covered by such Registration Statement (or their counsel) or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) notify each selling Holder of Registrable Securities, its counsel and the managing underwriter(s), if any, promptly after the Company receives notice thereof (i) when a Prospectus (including any supplement or post-effective amendment) or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e) if requested by the managing underwriter(s), if any, a Holder making a Demand Notice with respect to such offering or the Holders of a majority of the then issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, or such Holder or Holders, as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) deliver to each selling Holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(h) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends unless required under applicable law) representing Registrable Securities to be sold, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or Holders may request at least two (2) Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) Business Days prior to having to issue the securities;

(i) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary in light of the business or operations of the Company to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities, in accordance with the intended method or methods thereof, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and any related Prospectus and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended method or methods thereof;

(j) upon the occurrence of any event contemplated by Section 4(d)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k) prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(l) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement. In connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement;

(m) use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, prior to the effectiveness of such Registration Statement;

(n) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other customary actions reasonably requested by a Demanding Holder with respect to such offering or the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when reasonably requested, (ii) use its reasonable best efforts to furnish to the selling Holders of such Registrable Securities opinions of outside counsel (and/or internal counsel if acceptable to the managing underwriter(s)) to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from an independent registered public accounting firm with respect to the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) which has certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures that are customary for underwriting agreements in connection with underwritten offerings except as otherwise agreed by the Parties thereto and (v) deliver such documents and certificates as may be reasonably requested by a Demanding Holder with respect to such offering, the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, its or their counsel, as the case may be, or the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(o) upon reasonable notice, make available for inspection by a representative of the selling Holders of Registrable Securities, the underwriters participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter (collectively, the “Inspectors”) at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information and Records that are not generally publicly available at the time of delivery of such information shall be kept confidential by the Inspectors unless (i) disclosure of such information or Records is required by court or administrative order, (ii) disclosure of such information or Records, in the opinion of counsel to such Inspector, is required by law or applicable legal process, (iii) such information or Records become generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector, (iv) such information or Records becomes available to such Inspector on a non-confidential basis from a source other than the Company or (v) such information or Records is independently developed by such Inspector. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Inspector shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;

(p) direct its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in such number of “road shows” as the underwriter(s) reasonably request); provided that the selling Holders shall take into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(r) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(s) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make such prohibition inapplicable; and

(t) cooperate with the Holders of Registrable Securities subject to the Registration Statement and with the underwriter(s) or agent participating in the distribution, if any, to facilitate any Charitable Gifting Event and to prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the public offering if it so elects.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation, in which case the Company shall provide prompt written notice to such Holders prior to the filing of such amendment to any Registration Statement or amendment of or supplement to the Prospectus or any Free Writing Prospectus.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Each Holder of Registrable Securities agrees that, if such Holder has Registrable Securities covered by any Registration Statement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d)(ii), 4(d)(iii), 4(d)(iv), 4(d)(v) and 4(d)(vi) hereof, such Holder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 or Section 3, as applicable, with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

Notwithstanding any provision hereof to the contrary, to the extent that any pro rata or other allocation or reduction of Registrable Securities is required pursuant to Section 2(b), 3(b), 3(e) or any other section herein, (i) all shares transferred by a Holder of Registrable Securities to a Charitable Organization made in connection with the underwritten offering for which such pro rata or other allocation is required shall be included in the number of Registrable Securities deemed to be held by such Holder of Registrable Securities (or deemed to be included in such Holder’s request for inclusion of Registrable Securities) for purposes of calculating such Holder’s pro rata allocation or reduction in such underwritten offering and (ii) the number of Registrable Securities that a Holder is otherwise entitled to include in such underwritten offering shall be reduced by the number of shares Transferred by such Holder to a Charitable Organization made in connection with such underwritten offering.

5. Hedging Transactions. The Parties agree that the provisions of this Agreement relating to the registration, offer and sale of Registrable Securities apply also to (i) any transaction which Transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Holders and (ii) any derivative transactions in which a broker-dealer, other financial institution or unaffiliated Person may sell Registrable Securities covered by any Prospectus and the applicable Prospectus supplement including short sale transactions using Registrable Securities pledged by a Holder or borrowed from the Holder or others and Registrable Securities loaned, pledged or hypothecated to any such party. The Prospectus shall permit, in connection with derivative transactions, a broker-dealer, other financial institution or third party to sell shares of the Registrable Securities covered by such Prospectus and the applicable Prospectus supplement, including in short sale transactions.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such Person, a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such Person in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss; provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, all other prospective sellers from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be limited to the net proceeds after underwriting commissions and discounts (but before any taxes and expenses which may be payable by such Holder) received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 6(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Deemed Underwriter. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 6 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(f) Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(g) Non-Exclusivity. The obligations of the Parties under this Section 6 shall be in addition to any liability which any Party may otherwise have to any other Party, including, without limitation, pursuant to the Merger Agreement and the ancillary agreements thereto.

(h) Primacy of Indemnification. The Company hereby acknowledges that certain of the Investors have certain rights to indemnification, advancement of expenses and/or insurance provided by certain of its Affiliates (collectively, the “Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Investors are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same Losses incurred by any of the Investors are secondary to any such obligation of the Company), (ii) it shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and the articles and other organizational documents of the Company (or any other agreement between the Company and the relevant Investor), without regard to any rights any Investor may have against the Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims (x) against the Indemnitors for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that any Investor must seek indemnification from any Indemnitor before the Company must perform its indemnification obligations under this Agreement. No advancement or payment by the Indemnitors on behalf of any Investor with respect to any claim for which such Investor has sought indemnification from the Company hereunder shall affect the foregoing. The Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which any Investor would have had against the Company if the Indemnitors had not advanced or paid any amount to or on behalf of such Investor. The Company and the Investors agree that the Indemnitors are express third-party beneficiaries of this Section 6.

(i) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the Transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any Indemnified Party for contribution to such Indemnified Party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

7. Registration Expenses. All reasonable fees and expenses incurred in the performance of or compliance with this Agreement by the Company including, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses with respect to (i) filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (ii) compliance with securities or blue sky laws, including, without limitation, any reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g))), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by a Holder making a Demand Notice with respect to such offering or the Holders of a majority of the Registrable Securities included in any Registration Statement), (c) messenger, telephone and delivery expenses of the Company, (d) fees and disbursements of counsel for the Company, (e) expenses of the Company incurred in connection with any road show, (f) fees and disbursements of all independent registered public accounting firms referred to in Section 4(n) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company and (g) fees and disbursements of separate counsel for each Investor and its Affiliates if any of them is participating in the offering and, if neither of the Investors is participating in the offering, one counsel for the Holders of Registrable Securities whose shares are included in a Registration Statement (which counsel shall be selected by the Holders of a majority of the Registrable Securities included in such Registration Statement) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (ii) any other expenses of the Holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 7.

8. Rule 144. After the Closing Date, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor or its Affiliates that are Holders of Registrable Securities, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any Investor or its Affiliates that are Holders of Registrable Securities) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

9. Certain Additional Agreements. If any Registration Statement or comparable statement under state blue sky laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such Holder.

10. Miscellaneous.

(a) Termination. The provisions of this Agreement shall terminate upon the earliest to occur of (i) its termination by the written agreement of all Parties or their respective successors in interest, (ii) with respect to a Holder, the date on which all securities held by such Holder have ceased to be Registrable Securities, (iii) with respect to the Company, the date on which all securities have ceased to be Registrable Securities and (iv) the dissolution, liquidation or winding up of the Company. In addition, at any time during the term of this Agreement, any Holder shall be entitled to suspend its rights to be notified of, or participate in, any transaction hereunder or otherwise receive any non-public information regarding the Company that could reasonably be expected to be material by delivering written notice to the Company (provided, that, at any time during the term of this Agreement, such Holder may revoke such suspension by providing the Company with written notice of revocation and thereafter (x) all such rights shall be reinstated as of the date of delivery of written notice of revocation and (y) the Company shall use reasonable best efforts to ensure such Holder is able to participate in any transaction hereunder in which such Holder otherwise would have been entitled to participate if such rights had not been suspended). Nothing herein shall relieve any Party from any liability for the breach of any of the agreements set forth in this Agreement. The provisions of Sections 6 and 7 shall survive any termination of this Agreement.

(b) Holdback Agreement. Other than as otherwise provided herein, in consideration for the Company agreeing to its obligations under this Agreement, each Holder that (i) beneficially owns five percent (5%) or more of the Class A Common Stock [and Class C Common Stock, taken together,] then outstanding or (ii) is an officer or director of PubCo agrees, in connection with any registration (whether or not such Holder is participating in such registration), upon the request of the Company and the underwriter(s) managing any underwritten offering of the Company’s securities pursuant to such registration, under the terms of a customary holdback or lock-up agreement, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or otherwise dispose of, any Registrable Securities or any other securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten public offering, the Company will not effect any sale or distribution of any shares of Class A Common Stock (or securities convertible into or exchangeable or exercisable for shares of Class A Common Stock) (other than a Registration Statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes, (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (iii) filed by the Company requesting the resale of Class A Common Stock by the PIPE Investors pursuant to and in accordance with the terms and conditions set forth in the applicable Subscription Agreement) for its own account, during the Holdback Period.

Notwithstanding anything to the contrary set forth in this Section 10(b), in connection with an underwritten offering that is a Block Sale, (i) no Holder shall be subject to a lock-up agreement other than, if requested by the managing underwriter for such offering, a Holder that is (x) participating in such Block Sale or (y) a Holder that beneficially owns five percent (5%) or more of the Class A Common Stock [and Class C Common Stock, taken together,] then outstanding and (ii) such Holdback Period shall not exceed sixty (60) days in connection with any Block Sale. Notwithstanding anything to the contrary set forth in this Section 10(b), no Holder shall be required to be subject to a lock-up agreement in connection with an underwritten offering that is a Block Sale in which such Holder does not participate (a “Skipped Block Sale”), if during the preceding twelve (12)-month period, such Holder has been subject to a lock-up agreement in connection with Skipped Block Sales either (A) twice or (B) for an aggregate of at least ninety (90) days.

(c) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Company or the Company, as the case may be, and each Investor and its Affiliates that are Holders of Registrable Securities, or if no such Holders remain, the Holders of a majority of the Registrable Securities; provided that this Agreement may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of any Investor or its Affiliates that are Holders of Registrable Securities without the consent of such Investor or its Affiliates. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law. Any Holder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Holder granting such waiver in any other respect or at any other time.

(d) Successors, Assigns and Transferees. Except as set forth in this Section 10(d), this Agreement and the rights, duties and obligations of the Company and the other Parties may not be assigned or delegated by any Party, in whole or in part, without the prior written consent of each other Party. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns who agree in writing to be bound by the provisions of this Agreement. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Holders shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein. The rights of a Holder hereunder may be assigned (but only with all related obligations set forth below) in connection with a Transfer of Registrable Securities effected in accordance with the terms of this Agreement to a Permitted Transferee of that Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to such Transfer, no assignment permitted under the terms of this Section 10(d) will be effective unless and until the Permitted Transferee to which the assignment is being made, if not a Holder, has delivered to the Company the executed Joinder Agreement in the form attached as Exhibit A hereto agreeing to be bound by, and be party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 10(d) may not again Transfer those rights to any other Permitted Transferee, other than as provided in this Section 10(d). The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Any transfer or assignment made other than as provided in this Section 10(d) shall be null and void.

(e) Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification), addressed as follows:

If to the Company, to:

[PubCo]

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

if to Carlyle, to:

c/o The Carlyle Group
One Vanderbilt Avenue
New York, NY 10017
Attention:	James Attwood
Josh Pincus
Email:	james.attwood@carlyle.com
josh.pincus@carlyle.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 919 Third Avenue
New York, NY 10022
Attention:	Morgan Hayes
Email:	Mjhayes@debevoise.com

if to Twilio, to:

Twilio Inc. 101 Spear Street, First Floor
San Francisco, CA 94105
Attention:	General Counsel
Email:	legalnotices@twilio.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue
New York, NY 10022
Attention:	Edward J. Lee, P.C.; Carlo Zenkner
Email:	edward.lee@kirkland.com;
carlo.zenkner@kirkland.com

if to the Sponsor, to:

M3-Brigade Sponsor II LP 1700 Broadway, 19th Floor
New York, NY 10019
Attention:	Mohsin Y. Meghji; Charles Garner
Email:	mmeghji@m3-partners.com;
cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	John L. Robinson
Email:	JLRobinson@wlrk.com

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties.

If to any other Holder of Registrable Securities, to the e-mail or physical address of such other Holder as shown in the stock record book of the Company. Each Holder shall provide the Company with an updated e-mail address or physical address if such address changes by notice to the Company pursuant to this Section 10(e). The e-mail address or physical address shown on the stock record books of the Company shall be presumed to be current for purposes of giving any notice under this Agreement.

(f) Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

(g) Preservation of Rights. Other than pursuant to the terms of the Subscription Agreements in connection with the PIPE Investment, the Company will not (i) grant any registration right to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action or permit any change to occur, with respect to securities that violates or subordinates the rights expressly granted to the Holders.

(h) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby, and no representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between the Parties except as expressly set forth in this Agreement, and (ii) except as provided in Section 6 with respect to an Indemnified Party and the Indemnitors and as expressly set forth in Section 10(d) with respect to the Parties’ successors and assigns and any subsequent Holders of Registrable Securities, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

(j) Jurisdiction; Waiver of Jury Trial.

(i) Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably and unconditionally (w) consents and submits to the exclusive jurisdiction of each such court in any such action, (x) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (y) agrees that all claims in respect of the action shall be heard and determined only in any such court, and (z) agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence any action or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 10(j).

(ii) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

(l) Enforcement. The Parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder (other than each Investor) covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of the Investors or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of each such Investor or of any Affiliate or assignee thereof, as such for any obligation of each such Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(n) Counterparts; Facsimile Signatures. This Agreement may (i) be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (ii) be executed by facsimile or .pdf signature and a facsimile or ..pdf signature shall constitute an original for all purposes.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

[PubCo]

By:
Name:
Title:

[CARLYLE PARTNERS V HOLDINGS, L.P.]

By:
Name:
Title:

[TWILIO INC.]

By:
Name:
Title:

M3-BRIGADE SPONSOR II LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex E

EXECUTION VERSION

SPONSOR AGREEMENT

This SPONSOR AGREEMENT (this “Agreement”) is dated as of August 16, 2021, by and among M3-Brigade Sponsor II LP, a Delaware limited partnership (“Sponsor Holdco”), the other Person identified on Schedule I hereto (“Individual Sponsor” and together with Sponsor Holdco, “Sponsors,” and each, a “Sponsor”), M3-Brigade Acquisition II Corp., a Delaware corporation (“Acquiror”), and Syniverse Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 10,000,000 shares of Acquiror Class B Common Stock (the “Founder Shares”) and 7,500,000 Acquiror Private Placement Warrants (the “Founder Warrants”) as set forth on Schedule I hereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Blue Steel Merger Sub Inc., a Delaware corporation (“Merger Sub”), and the Company, have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company and the Company will be the surviving corporation and a wholly owned subsidiary of Acquiror; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR AGREEMENT

Section 1.1 Sponsor Voting Agreements.

(a) At any meeting of the stockholders of Acquiror, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval or action of the stockholders of Acquiror is sought (including in connection with any action by written consent of the stockholders of Acquiror), each Sponsor shall (i) appear at each such meeting or otherwise cause all of its Founder Shares and any shares of Acquiror Common Stock that such Sponsor acquires record or beneficial ownership of after the date hereof (collectively, the “Subject Acquiror Shares”) to be counted as present thereat for purposes of calculating a quorum, and (ii) vote (or cause to be voted), in person or by proxy, or execute and deliver a written consent covering, all of its Subject Acquiror Shares:

(i) in favor of each Transaction Proposal; and

(ii) against (A) any Competing Transaction and (B) any other action or proposal that would reasonably be expected to materially impede, frustrate, interfere with, delay, postpone or adversely affect any of the Transaction Proposals or any other transaction contemplated by the Merger Agreement or any Ancillary Agreement, or result in any breach of any representation, warranty, covenant, agreement or other obligation of Acquiror or Merger Sub under the Merger Agreement or of Acquiror, Merger Sub or Sponsors under any Ancillary Agreement to which any of the foregoing is a party (including this Agreement).

(b) Each Sponsor hereby irrevocably and unconditionally agrees not to elect to cause Acquiror to redeem any Subject Acquiror Shares in the Acquiror Share Redemption or otherwise.

Section 1.2 Waiver of Anti-Dilution Provisions. Each Sponsor hereby irrevocably waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by applicable Law and the Governing Documents of Acquiror, the application of the adjustment to the Initial Conversion Ratio (as defined in the current certificate of incorporation of Acquiror (the “Current Charter”)) pursuant to Section 4.3(b)(ii) of the Current Charter in connection with the issuance of (a) shares of Acquiror Class A Common Stock and shares of Acquiror Convertible Preferred Stock pursuant to the PIPE Investment and (b) shares of Acquiror Class A Common Stock and, if applicable, Acquiror Class C Common Stock pursuant to the Investor Investment. The waiver specified in this Section 1.2 will be applicable only in connection with the issuance of shares of Acquiror Class A Common Stock and shares of Acquiror Convertible Preferred Stock pursuant to the PIPE Investment and/or with the issuance of shares of Acquiror Class A Common Stock and, if applicable, Acquiror Class C Common Stock pursuant to the Investor Investment and will be void and of no force and effect if the Merger Agreement is validly terminated for any reason prior to the Closing. The waiver specified in this Section 1.2 constitutes the written consent of the holders of a majority of the shares of Acquiror Class B Common Stock outstanding, voting separately as a single class, in the manner contemplated by Section 4.3(b)(iii) of the Current Charter.

Section 1.3 Sponsor Earnout; Transfer Restrictions.

(a) Each Sponsor hereby agrees that, on the Closing Date prior to (but subject to) the Closing, the Founder Shares will be converted into an equal number of shares of Acquiror Class A Common Stock (the “Founder Conversion Shares”) which shall be subject to the vesting and forfeiture provisions set forth in this Section 1.3. Each Sponsor agrees that it will not Transfer any Subject Acquiror Shares prior to the Closing and will not Transfer any unvested Founder Conversion Shares prior to the date such Founder Conversion Shares become vested pursuant to this Section 1.3.

(b) The Founder Conversion Shares will be composed as follows: (i) 70.0% of the Founder Conversion Shares owned by each Sponsor will vest immediately upon the Closing, and thereafter will not be subject to forfeiture; and (ii) the remaining 30.0% of the Founder Conversion Shares owned by each Sponsor (the “Earnout Shares”) will vest upon the occurrence of the Triggering Event. The “Triggering Event” shall occur at 5:00 p.m. New York time on any Trading Day as of which the closing price of the Acquiror Class A Common Stock on the principal securities exchange or securities market on which the shares of Acquiror Class A Common Stock are traded is and has been equal to or greater than $12.50 per share (as adjusted pursuant to Section 1.3(e)) on any twenty (20) Trading Days (including the Trading Day on which such event occurs) within any period of thirty (30) consecutive Trading Days following the Closing (which period, for the avoidance of doubt, may include the Closing Date).

(c) If, on or prior to the Earnout Termination Date, the Triggering Event has not occurred, then the Earnout Shares and any dividends or distributions previously paid or made in respect thereof will be automatically forfeited and transferred to Acquiror for no consideration, and no Person (other than Acquiror) will have any further right with respect thereto.

(d) In the event that there is an Acquiror Change of Control or Acquiror Going Private Transaction after the Closing but on or prior to the Earnout Termination Date, then, to the extent that the holders of all

Acquiror Common Stock receive Transaction Consideration that is greater than or equal to $10.00 per share (as adjusted pursuant to Section 1.3(e)), the Earnout Shares will be deemed to have vested in accordance with Section 1.3(b) immediately prior to the closing of such Acquiror Change of Control or Acquiror Going Private Transaction, and the Sponsors, as the holders of the Earnout Shares, will be eligible to participate in such Acquiror Change of Control or Acquiror Going Private Transaction, as applicable, on the same terms, and subject to the same conditions, as the holders of Acquiror Class A Common Stock participating in such Acquiror Change of Control or Acquiror Going Private Transaction generally.

(e) The Acquiror Class A Common Stock price targets set forth in Section 1.3(b) and Section 1.3(d) shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to the Acquiror Class A Common Stock occurring on or after the Closing (other than the transactions contemplated by the Merger Agreement).

(f) For so long as any Earnout Shares remain subject to the vesting and forfeiture conditions specified in this Section 1.3, (i) on any matter on which the Earnout Shares are entitled to cast a vote, the Sponsors will vote their respective Earnout Shares in proportion to the votes of the holders of all other Acquiror Common Stock cast on such matter and (ii) Sponsors will not be entitled to receive any dividends or other distributions in respect of such Earnout Shares, and any dividends or distributions paid or made in respect of such Earnout Shares will be retained by Acquiror and invested as and to the extent determined by Acquiror and will be paid or made to (but, for the avoidance of doubt, any return on any investment by Acquiror of any such dividend or distribution will be for Acquiror’s account, whether or not the Earnout Shares vest) the holder of such Earnout Shares only when and to the extent that such Earnout Shares vest in accordance with Section 1.3(b) or Section 1.3(d), and, to the extent that such Earnout Shares fail to vest in accordance with Section 1.3(b) or Section 1.3(d) prior to the Earnout Termination Date, any dividends or distributions paid or made in respect thereof will be forfeited to Acquiror for no consideration, and no Person (other than Acquiror) will have any further right with respect thereto.

(g) For purposes of this Section 1.3:

(i) “Acquiror Change of Control” means (which, for the avoidance of doubt, shall not include the Transaction): (x) any transaction (or series of related transactions) that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons, directly or indirectly, acquiring beneficial ownership of equity securities or equity interests that represent more than 50% of the total voting power of the then outstanding voting securities of Acquiror (or equity interests of the surviving Person outstanding immediately after such transaction or series of related transactions) (other than as a result of the parties to the Stockholders Agreement and any of their respective Affiliates being deemed to constitute a “group” by virtue of being parties to the Stockholders Agreement) or (y) a sale or disposition of all or substantially all of the assets of Acquiror and its Subsidiaries on a consolidated basis, in each case other than a transaction (or series of related transactions) which results in at least 50% of the combined voting power of the then outstanding voting securities of the Person acquiring such assets of Acquiror or its Subsidiaries immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the beneficial owners of equity securities or equity interests representing more than 50% of the total voting power of the then outstanding voting securities of Acquiror immediately prior to such transaction (or series of related transactions).

(ii) “Acquiror Going Private Transaction” means Acquiror (x) engages in a transaction or series of related transactions that results in no capital stock of Acquiror or any entity of which Acquiror is a wholly owned Subsidiary being publicly traded on a nationally recognized stock exchange or (y) otherwise ceases to be subject to the reporting obligations of Section 13 and Section 15(d) of the Exchange Act unless an entity of which Acquiror is a wholly owned Subsidiary remains subject to the reporting obligations of Section 13 and Section 15(d) of the Exchange Act.

(iii) “Earnout Termination Date” means the date that is seven (7) years following the Closing Date.

(iv) “Trading Day” means any day on which shares of Acquiror Class A Common Stock are actually traded on the principal securities exchange or securities market on which the shares of Acquiror Class A Common Stock are then traded.

(v) “Transaction Consideration” means the price per share of Acquiror Common Stock paid or payable to the holders of outstanding Acquiror Common Stock (determined without giving effect to the vesting contemplated by this Section 1.3) in an Acquiror Change of Control or Acquiror Going Private Transaction. If and to the extent the price per share includes any escrows, holdbacks, deferred purchase price, earnouts or other contingent consideration, the Board of Directors of Acquiror shall determine the price paid per share of Acquiror Common Stock in such Acquiror Change of Control or Acquiror Going Private Transaction in good faith, including the affirmative vote of a majority of the independent directors (as defined under the rules and regulations of the applicable stock exchange) of Acquiror. If and to the extent such price is payable in whole or in part in the form of consideration other than cash, the price for such non-cash consideration shall be (x) with respect to any securities, (A) the average of the closing prices of the sales of such securities on all securities exchanges on which such securities are then listed, averaged over a period of 21 Business Days consisting of the Business Day immediately prior to the date the definitive agreements with respect to such Acquiror Change of Control or Acquiror Going Private Transaction were executed (the “Valuation Date”), as applicable, and the 20 consecutive Business Days preceding the Valuation Date, or (B) if the information contemplated by the preceding clause (A) is not practically available, then the fair value of such securities as of the Valuation Date as determined in accordance with the succeeding clause (y), and (y) with respect to any other non-cash assets, the fair value thereof as of the Valuation Date, as determined (unless otherwise agreed by Acquiror and Sponsor Holdco) by an independent, nationally recognized investment banking firm mutually selected by Acquiror and Sponsor Holdco, on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all factors determinative of value as the investment banking firm determines relevant (and giving effect to any transfer Taxes payable in connection with such sale).

(vi) “Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or other disposition of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii); provided, however, that, subject to the final proviso of this Section 1.3(g)(vi), nothing in this Section 1.3 shall be construed to restrict (A) any Transfer between Sponsor Holdco and any of its Affiliates; (B) with respect to Sponsor Holdco, any Transfer to (x) a member or equity owner of Sponsor Holdco to whom a distribution of securities is made in accordance with Sponsor Holdco’s Governing Documents, or (y) to any direct or indirect general partner, limited partner, member, stockholder, unitholder or owner of similar equity interests of a Person who is a permitted transferee of Sponsor Holdco pursuant to clause (B)(x); (C) if Sponsor is an individual, any Transfer by gift to a member of one of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, or to a charitable organization; (D) if Sponsor is an individual, any Transfer by will, other testamentary document or under the Laws of intestacy upon the death of such individual; and (E) any redemption, repurchase or other acquisition by, or surrender, transfer or forfeiture to, Acquiror of such security provided, further, that any transferee of any Transfer of the type set forth in clauses (A) through (E) must enter into a written agreement in form and substance reasonably satisfactory to Acquiror agreeing to be bound by this Agreement, including its restrictions on Transfer of unvested Founder Conversion Shares, prior to the occurrence of such Transfer and provided, further, that in the case of any Transfer of the type set forth in clause (A), the transferee will execute an undertaking to Acquiror providing that, in the event such transferee ceases to be an Affiliate of the transferring Sponsor Holdco, it will immediately transfer the relevant securities back to such Sponsor Holdco.

Section 1.4 Publicity. Each Sponsor hereby covenants and agrees that it will comply with the obligations of Section 11.12 of the Merger Agreement as though it were a party thereto.

Section 1.5 No Inconsistent Agreement. Each Sponsor hereby covenants and agrees that it will not enter into any agreement that would restrict, limit or interfere with the performance of its obligations hereunder.

ARTICLE II

MISCELLANEOUS

Section 2.1 Representations and Warranties.

(a) Authorization; No Breach. Each of Sponsor Holdco, Acquiror and the Company hereby represents and warrants that it has all requisite corporate or limited liability company power, as applicable, and no agreement to which it is bound will be violated as a result, to enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized by all requisite corporate or limited partnership action, as applicable, and no other actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Individual Sponsor hereby represents and warrants that he has full legal capacity, right and authority, and no agreement to which he is bound will be violated as a result, to enter into this Agreement and to perform his obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized by Individual Sponsor, and no other actions or proceedings on his part are necessary to authorize the execution, delivery or performance of this Agreement. Each of Individual Sponsor, Sponsor Holdco, Acquiror and the Company hereby represents and warrants that this Agreement constitutes a valid, legal and binding obligation of such Person (assuming that this Agreement has been duly and validly authorized, executed and delivered by the other Persons party hereto), enforceable against such Person in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b) Ownership of the Subject Acquiror Shares and Founder Warrants. Each Sponsor hereby represents and warrants that such Sponsor (i) is the beneficial or record owner of the shares of Acquiror Common Stock indicated on Schedule I hereto opposite such Sponsor’s name, free and clear of any and all Liens, other than those created by this Agreement, Acquiror’s Governing Documents, the Warrant Agreement, the Merger Agreement, applicable securities Laws, and the pledge of all or a portion of the vested Founder Shares as collateral in connection with Sponsor Holdco’s incurrence of indebtedness pursuant to a margin loan to fund its participation in the PIPE Investment, (ii) has sole voting power over all of the shares of Subject Acquiror Shares beneficially owned or owned of record by such Sponsor, (iii) as of the date hereof, does not own, beneficially or of record, any capital stock or other securities of Acquiror other than the shares of Subject Acquiror Shares and Founder Warrants set forth on Schedule I opposite such Sponsor’s name, and (iv) as of the date hereof, does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other securities of Acquiror except as set forth on Schedule I opposite such Sponsor’s name (other than pursuant to the Merger Agreement and, with respect to Sponsor Holdco, pursuant to the Subscription Agreement, dated as of the date hereof, by and between Sponsor Holdco and Acquiror in connection with Sponsor Holdco’s participation in the PIPE Investment).

(c) No Inconsistent Agreement. Each Sponsor hereby represents and warrants that such Sponsor (i) has not entered into any voting agreement, voting trust or similar agreement (other than this Agreement and the

Stockholders Agreement to be entered into at the Closing) with respect to any of the Subject Acquiror Shares indicated on Schedule I hereto opposite such Sponsor’s name, (ii) has not granted a proxy, consent or power of attorney with respect to any such Subject Acquiror Shares and (iii) has not taken any action that would reasonably be expected to constitute a breach hereof, make any representation or warranty of such Sponsor contained herein untrue or incorrect or have the effect of restricting, limiting, preventing, interfering or disabling such Sponsor from performing any of its obligations under this Agreement.

(d) Governmental Authorizations; Litigation. Each Sponsor hereby represents and warrants that (i) except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person will be required to be obtained or made by such Sponsor in connection with the due execution, delivery and performance by such Sponsor of this Agreement, and (ii) as of the date of this Agreement, there are no Actions pending or, to the knowledge of such Sponsor, threatened against such Sponsor, before any Governmental Authority that, in the case of each of clauses (i) and (ii), would prevent, materially impair or materially delay such Sponsor from performing its obligations hereunder.

Section 2.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force and effect upon the earlier of (a) the valid termination of the Merger Agreement in accordance with Article X thereof and (b) the written agreement of each Sponsor, Acquiror and the Company in accordance with Section 2.8. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any Liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from Liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE II shall survive the termination of this Agreement.

Section 2.3 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 2.4 Jurisdiction; Waiver of Jury Trial.

(a) Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence any Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.4.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR

PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 2.6 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

Section 2.7 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 2.8 Modification or Amendment; Waiver. Subject to the provisions of applicable Law, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by Acquiror, the Company and each Sponsor, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 2.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 2.10 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification), addressed as follow:

If to Acquiror prior to the Closing:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention:     Mohsin Y. Meghji; Charles Garner

Email:           mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:     John L. Robinson

Email:           JLRobinson@wlrk.com

If to Acquiror following the Closing or to the Company:

Syniverse Corporation

8125 Highwoods Palm Way

Tampa, FL 33647

Attention:     Laura Binion

Email:           laura.binion@syniverse.com

with copies to (which will not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:     Jonathan E. Levitsky; Christopher Anthony

Email:           jelevitsky@debevoise.com; canthony@debevoise.com

If to a Sponsor:

M3-Brigade Sponsor II LP

1700 Broadway, 19th Floor

New York, NY 10019

Attention:     Mohsin Y. Meghji; Charles Garner

Email:           mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:     John L. Robinson

Email:           JLRobinson@wlrk.com

Section 2.11 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may (a) be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (b) be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 2.12 Entire Agreement. This Agreement, the agreements referenced herein and any applicable agreements contemplated by the Merger Agreement to which either Sponsor is a party (including the Subscription Agreement entered into on the date hereof by and between Acquiror and Sponsor Holdco, any agreements relating to the Working Capital Loans and the Stockholders Agreement and Registration Rights Agreement to be entered into at the Closing) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement, the agreements referenced herein and any applicable agreements contemplated by the Merger Agreement to which either Sponsor is a party (including the Subscription Agreement entered into on the date hereof by and between Acquiror and Sponsor Holdco, any agreements relating to the Working Capital Loans and the Stockholders Agreement and Registration Rights Agreement to be entered into at the Closing).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Sponsors, Acquiror and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSORS:

M3-BRIGADE SPONSOR II LP

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Managing Member

By:	/s/ John Paul Roehm
Name: John Paul Roehm

[Signature Page to Sponsor Agreement]

ACQUIROR:

M3-BRIGADE ACQUISITION II CORP.

By:	/s/ Mohsin Y. Meghji
	Name:	Mohsin Y. Meghji
	Title:	Chairman and Chief Executive Officer

[Signature Page to Sponsor Agreement]

COMPANY:

SYNIVERSE CORPORATION

By:	/s/ James A. Atwood, Jr.
	Name:	James A. Atwood, Jr.
	Title:	Chairman

[Signature Page to Sponsor Agreement]

Schedule I

Sponsor	Acquiror Class B Common Stock	Acquiror Private Placement Warrants
M3-Brigade Sponsor II LP	9,975,000	7,500,000
John Paul Roehm	25,000	—

[Schedule I to Sponsor Agreement]

ANNEX F

FORM OF

STOCKHOLDERS AGREEMENT

of

SYNIVERSE TECHNOLOGIES CORPORATION

dated as of [●], 20[●]

F-i

Exhibits

Exhibit A – Form of Joinder Agreement

F-ii

This STOCKHOLDERS AGREEMENT (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, this “Agreement”) is entered as of [●], by and among Syniverse Technologies Corporation, a Delaware corporation (the “Company”), Carlyle Partners V Holdings, L.P., a Delaware limited partnership (the “Carlyle Investor”), [Twilio Inc.],1 a Delaware corporation (“Twilio”), and M3-Brigade Sponsor II LP, a Delaware limited partnership (“M3-Brigade”), and any Person who becomes a party hereto after the date hereof pursuant to Section 3.1(b)(ii) (each of the foregoing, excluding the Company, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Carlyle Investor, Twilio and Syniverse Corporation, a Delaware corporation (“Syniverse”), entered into a Framework Agreement, dated as of February 26, 2021 (as amended by that certain letter agreement, dated as of August [●], 2021 and as it may be further amended from time to time in accordance with its terms, the “Framework Agreement”), in accordance with which and pursuant to that certain Subscription Agreement, dated as of August [●], 2021 between the Company and Twilio (as it may be amended from time to time in accordance with its terms, the “Twilio Subscription Agreement”), Twilio at Closing, but immediately prior to the Merger, subscribed for and purchased Class A Shares and [Class C Shares] from the Company;

WHEREAS, the Company, Syniverse and Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned Subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of August [●], 2021 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, at the Effective Time, Syniverse merged with Merger Sub, with Syniverse surviving as a wholly owned Subsidiary of the Company (the “Merger”), and the equityholders of Syniverse immediately prior to the Merger received equity in the Company;

WHEREAS, in connection with the Closing, the Company and the Stockholders desire to set forth certain terms and conditions regarding the ownership of Equity Securities, including certain restrictions on the Transfer of the Equity Securities, and the management of the Company and its Subsidiaries; and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Activist Investor” means any Person listed, at the time of determination, on the SharkWatch 50 (or any successor list thereto).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; provided that, for all purposes of this Agreement (except with respect to the definition of “Covered Person” in this Section 1.1, and with respect to Section 2.6(a)(E), Section 2.6(a)(F), Section 2.9, the second proviso in Section 3.1(b)(i), Section 3.1(b)(iii), and Section 6.5), (i) neither Carlyle nor any limited partner (in its capacity as such) of, or portfolio company (other than, for the avoidance of doubt, any vehicle formed for purposes of holding a direct or indirect interest in the Company) of, any Carlyle Investment Fund shall be deemed an Affiliate of the Carlyle Holders or the Company and (ii) neither M-III Partners, LP nor Brigade Capital Management, LP or its managed funds and accounts, shall be deemed Affiliates of the Company.

[1]	Twilio party to be confirmed by Twilio prior to execution.

“Agreement” has the meaning assigned to such term in the preamble.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such rule.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required under applicable Law to close.

“By-Laws” means the by-laws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“Carlyle” means Carlyle Investment Management L.L.C. together with its Affiliates. The term “Carlyle” shall be deemed not to include any portfolio company of any Carlyle Investment Fund.

“Carlyle Director” and “Carlyle Directors” have the meanings assigned to such terms in Section 2.1(b)(i).

“Carlyle Group Purchase Programs” means the group purchasing arrangements maintained by Carlyle and its Affiliates for the benefit of portfolio companies of any Carlyle Investment Fund.

“Carlyle Holders” means, collectively, the Carlyle Investor and any of its Permitted Affiliate Transferees.

“Carlyle Investment Fund” means any investment vehicle or account managed or advised by Carlyle.

“Carlyle Investor” has the meaning assigned to such term in the preamble.

“Carlyle Private Transfer” means any privately negotiated sale (i.e., the sale to the ultimate buyer as opposed to an intermediary) by the Carlyle Holders for the Transfer of Equity Securities.

“Carlyle Ten Percent Transfer” means any Carlyle Private Transfer (or series of related Carlyle Private Transfers) of more than ten percent (10%) of the total amount of outstanding Equity Securities, other than any underwritten block trade (but solely if, with respect to such underwritten block trade, Carlyle, any Carlyle Holder, or any of their respective Affiliates, does not have any discretion over, or right to direct or select, the ultimate recipients of Equity Securities in such underwritten block trade (other than as it relates to a customary review of investor allocations)).

“Cash Equivalents” means, with respect to any Person, Cash Equivalents (as such term or an equivalent term is defined in the Debt Financing Documents).

“CEO” means the chief executive officer of the Company.

“Change of Control” means with respect to any Person (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes (directly or indirectly, in one transaction or a series of related transactions) the beneficial owner, directly or indirectly, of fifty (50) percent or more of the outstanding voting securities of such Person, including pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction, (ii) any reorganization, merger or consolidation of such Person, other than a transaction or series of related transactions in which the holders of the voting securities of such Person outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of

F-2

related transactions, at least a majority of the total voting power represented by the outstanding voting securities of such Person or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of the assets or properties of such Person and its Subsidiaries (whether in one transaction or a series of related transactions) representing 50% or more of the aggregate market value of the consolidated assets of such Person and its Subsidiaries.

“Chairman” has the meaning assigned to such term in Section 2.2.

“Charter” means the certificate of incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Class A Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.

[“Class C Common Stock” means the Class C common stock of the Company, par value $0.0001 per share.]

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Common Shares” means shares of Common Stock.

“Common A Shares” means shares of Class A Common Stock.

[“Common C Shares” means shares of Class C Common Stock.]

“Common Stock” means the Class A Common Stock[ and the Class C Common Stock].

“Company” has the meaning assigned to such term in the preamble.

“Company Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Total Indebtedness of the Company and its Subsidiaries; minus (ii) the amount of unrestricted cash and Cash Equivalents that would be stated on the balance sheet of and held by the Company and its Subsidiaries as of such date of determination to (b) the consolidated EBITDA of the Company and its Subsidiaries for the most recently ended four (4) fiscal quarters immediately preceding the date of determination.

“Company Excessive Leverage Event” means any (a) incurrence of Indebtedness in any single or multiple borrowings or (b) redemption, repurchase or other acquisition of Indebtedness, in each case of clause (a) or (b), that would (x) cause the Company Consolidated Total Debt Ratio to be in excess of [●]2 times or (y) result in the Company and its Subsidiaries, collectively, having Consolidated Total Indebtedness of more than $200,000,000 in excess of the Consolidated Total Indebtedness of the Company and its Subsidiaries’ as of immediately following the Closing.

“Company Stock Equivalent” means all options, warrants and other securities (including Series A Preferred Stock) convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Common Shares or other equity securities of the Company (including any notes or other Indebtedness convertible into or exchangeable for Common Shares or other equity securities of the Company) and all other rights to purchase or otherwise acquire equity securities of the Company or securities convertible into, or exchangeable or exercisable for equity securities of the Company.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

[2]	To be the higher of 3.5 and the Company Consolidated Total Debt Ratio at Closing.

F-3

“Consent Group” means the Carlyle Holders or the Twilio Holders, as applicable.

“Consolidated Total Indebtedness” means, with respect to any Person, Consolidated Total Indebtedness (as such term or an equivalent term is defined in the Debt Financing Documents), excluding, for purposes of such calculation, the Series A Preferred Stock.

“Controlled Affiliate” means, with respect to any Person, any Affiliate of such Person that is, directly or indirectly, controlled by such Person.

“Corporate Opportunity” has the meaning assigned to such term in Section 2.9.

“Covered Person” means any former, current or future Affiliate of a Stockholder (other than an Affiliate of a Stockholder that is or was also a Stockholder) and any Stockholder’s and its Affiliates’ respective former, current or future officers, directors, shareholders, general or limited partners, members, employees, representatives or agents (in each case, other than the foregoing that is or was also a Stockholder).

“Debt Financing Documents” means [●] and any definitive agreements entered into in connection with any refinancing thereof or additional financing, in each case entered into in accordance with the terms of this Agreement.

“Director” means any member of the Board.

“EBITDA” means with respect to any Person, EBITDA (as such term or an equivalent term is defined in the Debt Financing Documents).

“Effective Time” has the meaning assigned to such term in the Merger Agreement.

“Equity Securities” means any and all Common Shares, other equity securities of the Company and Company Stock Equivalents.

“Earnout Shares” has the meaning assigned to such term in the Sponsor Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the fair market value of any specified securities or other asset as determined in good faith by the Board (or any committee authorized by the Board).

“Framework Agreement” has the meaning assigned to such term in the recitals.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Group” means the Carlyle Holders, the Twilio Holders or the M3-Brigade Holders, as applicable.

“Indebtedness” means, with respect to any Person, Indebtedness (as such term or an equivalent term is defined in the Debt Financing Documents).

“Independent Director” means a Director that qualifies as “independent” as defined under the rules and regulations of the applicable stock exchange and the Exchange Act (including Section 10A-3 of the Exchange Act).

F-4

“Information” means all information about the Company, any of its Subsidiaries or any Stockholder that is or has been furnished to any Stockholder (acting in its capacity as such) or any of its Representatives (acting in their capacity as such) by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, and any other information supplied by or relating to the Company, its Subsidiaries or any Stockholder in connection with the matters contemplated by the Merger Agreement, the Framework Agreement or any other Transaction Agreement (in any such case, whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise), together with all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information; provided that the term “Information” does not include any information that (i) is or becomes generally available to the public through no action or omission by such Stockholder or its Representatives, (ii) is or becomes available to such Stockholder or its Affiliates on a non-confidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives acting in such capacity, that to the Stockholder’s actual knowledge, is not prohibited from disclosing such portions to such Stockholder by a contractual, legal or fiduciary obligation, (iii) is independently developed by a Stockholder or its Representatives or Affiliates on its own behalf without use of any Information or (iv) with respect to Twilio and its Affiliates, is provided to Twilio or its Affiliates pursuant to the Wholesale Agreement (which such information is governed solely by the terms of the Wholesale Agreement).

“Law” means any foreign, federal, state or local law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any domestic or foreign government, including any foreign, federal, state, provincial, local, territorial or municipal government or any governmental division, agency or authority thereof, court or judicial authority, tribunal or commission.

“M3-Brigade” has the meaning assigned to such term in the preamble.

“M3-Brigade Holders” means, collectively, M3-Brigade and any of its Permitted Affiliate Transferees.

“M3-Brigade Closing Shares Amount” means at any time, the sum of (x) the number of Common Shares owned by the M3-Brigade Holders immediately following the Closing and (y) the number of Earnout Shares having been issued at such time.

“M3-Brigade Director” and “M3-Brigade Directors” have the meanings assigned to such terms in Section 2.1(b)(iii).

“Management Incentive Plan” means the Company’s management incentive plan, as it may be amended from time to time as approved by the Board.

“Merger” has the meaning assigned to such term in the recitals.

“Merger Agreement” has the meaning assigned to such term in the recitals.

“Merger Sub” has the meaning assigned to such term in the recitals.

“Minimum Governance Amount” means Equity Securities representing a Percentage Interest of at least five percent (5%).

“Nominated Directors” has the meaning assigned to such term in Section 2.1(b)(iii).

“Non-Solicitation Period” has the meaning assigned to such term in Section 4.1(a).

“Percentage Interest” means, with respect to any Stockholder or Group, the percentage obtained by dividing (i) the total number of voting Equity Securities owned by such Stockholder or Group and/or that would be owned

F-5

by such Stockholder or Group upon the conversion of any Equity Securities owned by such Stockholder or Group that are convertible into voting Equity Securities as of such time by (ii) the total number of voting Equity Securities outstanding and that would be outstanding upon the conversion of any Equity Securities that are convertible into voting Equity Securities, if any, as of such time, provided that for purposes of calculating the Percentage Interest any Common C Shares held by the Twilio Holders shall be deemed to have been converted into such number of Common A Shares as such Common C Shares are convertible into upon the Transfer of such Common C Shares by a Twilio Holder to a Person that is not a Twilio Holder in accordance with the Charter.

“Permitted Affiliate Transferee” means:

(i)    with respect to the Carlyle Investor and its Permitted Affiliate Transferees, an Affiliate of Carlyle (excluding any portfolio company of any Carlyle Investment Fund other than, for the avoidance of doubt, any vehicle of a Carlyle Investment Fund formed for the purpose of holding a direct or indirect interest in the Company);

(ii)    with respect to Twilio and its Permitted Affiliate Transferees, a Controlled Affiliate of Twilio; and

(iii)    with respect to M3-Brigade and its Permitted Affiliate Transferees, (A) a Controlled Affiliate of M3-Brigade, (B) any employee or partner of M3-Brigade, M-III Partners, LP or Brigade Capital Management, LP or its managed funds and accounts with respect to any Transfer of Equity Securities made pursuant to an equity award, (C) any member or equity owner of M3-Brigade to whom a distribution of Equity Securities is made in accordance with M3-Brigade’s organizational documents, or (D) any direct or indirect general partner, limited partner, member, stockholder, employee, unitholder or owner of similar equity interests of a Person who is a Permitted Affiliate Transferee pursuant to clause (C) above;

provided that (x) in each case, any such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement and (y) in no event shall the Company or any of its Subsidiaries constitute a “Permitted Affiliate Transferee” of any Stockholder.

“Permitted Transfer” means any Transfer of Equity Securities (i) to a Permitted Affiliate Transferee; (ii) that is a bona fide charitable contribution; (iii) on death by will or intestacy to a member of the transferring Stockholder’s (or Permitted Affiliate Transferee’s) immediate family; (iv) to a trust, the beneficiaries of which consist solely of Stockholders or Permitted Affiliate Transferees and/or a member or members of such Stockholders’ or Permitted Affiliate Transferees’ immediate family; or (v) pursuant to a qualified domestic relations order; provided that, in each case, the transferee, if not a Stockholder, enters into a written agreement with the Company agreeing to be bound by the restrictions herein, including restrictions on Transfer of Equity Securities.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

“Prohibited Transaction” means any Transfer, other than a Permitted Transfer, of Equity Securities to a Person (x) during the period beginning on the date hereof and ending on the earlier to occur of (1) the 12-month anniversary of the Closing and (2) the date on which the per share closing price for the publicly traded Common A Shares has been equal to or greater than $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the Closing or (y) at any time which (i) violates applicable securities Laws or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or would cause the Company to be in violation of any applicable Law, (ii) would result in the assets of the Company constituting assets of one or more employee benefit plans that are subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, or (iii) would cause the Company to be controlled by or under common control with an “investment company” for purposes of the Investment Company Act of 1940, as amended.

F-6

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Carlyle Investor; Twilio and M3-Brigade.

“Representatives” means, with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives.

“Required Consents” has the meaning assigned to such term in Section 2.6(a).

“ROFO Acceptance Period” has the meaning set forth in Section 3.2(ii).

“ROFO Notice” has the meaning set forth in Section 3.2(i).

“ROFO Proposal” has the meaning set forth in Section 3.2(ii).

“Sale Period” has the meaning set forth in Section 3.2(iii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $[0.0001] per share.

“Sponsor Agreement” means the Sponsor Agreement, dated as of August [●], 2021, by and among the Company, Syniverse, M3-Brigade and the other parties thereto.

“Stockholder” and “Stockholders” have the meanings assigned to such terms in the preamble.

“Stockholder Group Member” has the meaning assigned to such term in Section 2.9.

“Subject Stock” has the meaning set forth in Section 3.2(i).

“Subsidiary” means, with respect to any Person, any corporation or other Person of which, (i) a majority of the outstanding voting stock or other equity or similar ownership interests of which is owned, directly or indirectly, by such Person or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person. For the purposes hereof, a Person shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of such partnership’s, limited liability company’s, association’s or other business entity’s gains or losses or shall be, control or have the right to appoint, as the case may be, the general partner, the managing director, manager, a majority of the board of advisors or managers or of any other governing body of such partnership, limited liability company, association or other business entity by means of ownership interest, agreement or otherwise.

“Subsidiary Equity Securities” means any and all shares of capital stock or other equity securities of any Subsidiary of the Company, securities of any Subsidiary of the Company convertible into, or exchangeable or exercisable for, such shares or other equity securities, and options, warrants or other rights to acquire shares of capital stock or other equity securities (or any securities convertible into, or exchangeable or exercisable for, such equity securities) of any Subsidiary of the Company.

“Syniverse” has the meaning assigned to such term in the recitals.

F-7

“Transaction Agreements” means, collectively, this Agreement, the Merger Agreement, the Framework Agreement, the Sponsor Agreement, the Twilio Subscription Agreement and the Registration Rights Agreement.

“Transfer” or “Transferred” means any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal (including (x) any transfer by operation of Law, including by way of merger, amalgamation, consolidation, spin-off or other business combination or any transfer of assets or (y) or any transaction which has the effect of transferring the economic rights or benefits of an ownership interest in the Company to a third party), the act of effecting any of the foregoing or any of the foregoing having been effected, as the context requires; provided that no direct or indirect Transfer of (i) any interest in any Carlyle Investment Fund by (A) any limited partner or similar non-controlling investors not Affiliated with Carlyle in such Carlyle Investment Fund or (B) any partner (with “partner” being a reference to the title of an individual person) or employee of Carlyle or its Affiliates holding in their capacity as an individual (and excluding, for clarity, any aggregator limited partner through which such partners or employees may collectively hold such interests) or (ii) any publicly traded equity interest of Twilio or The Carlyle Group Inc. shall be considered a “Transfer” of any interests in the Company or any of its Subsidiaries. For the avoidance of doubt, but subject to the foregoing proviso, a Transfer of equity interests in any Stockholder or in any direct or indirect parent of any Stockholder shall be considered a Transfer for all purposes of this Agreement.

“Transferee” means any Person to whom any Stockholder Transfers Equity Securities in accordance with the terms hereof.

“Transferring Stockholder” has the meaning assigned to such term in Section 3.2.

“Twilio” has the meaning assigned to such term in the preamble.

“Twilio Subscription Agreement” has the meaning assigned to such term in the recitals.

“Twilio Competitors” means [Sinch], [Infobip], [Microsoft], [Amazon], [Salesforce], [Bandwidth], [Vonage], [messagebird] and each of their respective Subsidiaries.

“Twilio Director” and “Twilio Directors” have the meanings assigned to such terms in Section 2.1(b)(ii).

“Twilio Holders” means, collectively, Twilio and its Permitted Affiliate Transferees.

“Wholesale Agreement” means the Wholesale Agreement, dated as of the date of the Closing, between [the Company and Twilio].3

SECTION 1.2.    Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation,” or “include, without limitation,” respectively. The titles, captions and headings of this Agreement and its Sections and subsections are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. All references in this Agreement to times or date shall be to the time and date in New York, New York.

[3]	To be updated to reflect the ultimate parties to the Wholesale Agreement entered into at Closing pursuant to the Framework Agreement.

F-8

SECTION 1.3.    Methodology for Calculations.

(a)    Except as otherwise expressly provided herein, any Transfer or proposed Transfer of a Company Stock Equivalent shall be treated as a Transfer or proposed Transfer of the Common Shares into or for which such Company Stock Equivalent can be converted, exchanged or exercised.

(b)    For purposes of calculating the number of Equity Securities with respect to any provision herein, the number of such Equity Securities shall equal the number of Common Shares into which such Equity Securities are convertible (if applicable).

(c)    In the event of any stock split, stock dividend, reverse stock split, reclassification, any combination of Equity Securities or any similar event, with respect to all references in this Agreement to a Stockholder or Stockholders holding a number or percentage of Equity Securities, the applicable amount or percentage shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, reclassification, any combination of the Equity Securities or similar event.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1.    Board Composition.

(a)    The total number of Directors constituting the full Board shall be twelve (12), unless the Board has been increased pursuant to and in accordance with the proviso in Section 2.1(b). As contemplated by the Merger Agreement, initial composition of the Board shall be as follows:

(i)	five (5) Directors nominated by the Carlyle Holders, [James A. Attwood], [Josh Pincus], [●], [●] and [●];

(ii)	four (4) Directors nominated by the Twilio Holders, [●], [●],[●] and [●];

(iii)	two (2) Directors nominated by the M3-Brigade Holders, [Mohsin Y. Meghji] and [●]; and

(iv)	the CEO, [Andrew Davies];

(b)    Nominated Directors.

(i)    Carlyle Directors. For so long as the Carlyle Holders collectively hold Equity Securities representing at least the Minimum Governance Amount, the Carlyle Holders shall be entitled to nominate a number of individuals to serve as Directors (each, a “Carlyle Director” and, collectively, the “Carlyle Directors”) equal to the lesser of (x) five (5) and (y) the product of (A) five (5) and (B) (1) their aggregate Percentage Interest (calculated excluding any Earnout Shares) divided by (2) their aggregate Percentage Interest as of the Closing (calculated excluding any Earnout Shares), rounded to the nearest whole number of Directors, [provided that at least one of the Carlyle Directors must qualify as an Independent Director].

(ii)    Twilio Directors. For so long as the Twilio Holders hold Equity Securities representing at least the Minimum Governance Amount, the Twilio Holders shall be entitled to nominate a number of individuals to serve as Directors (each, a “Twilio Director” and, collectively, the “Twilio Directors”) equal to the lesser of (x) four (4) and (y) the product of (A) four (4) and (B) (1) their aggregate Percentage Interest (calculated excluding any Earnout Shares) divided by (2) their aggregate Percentage Interest as of the Closing (calculated excluding any Earnout Shares), rounded to the nearest whole number of Directors, provided that (x) at any time (and from time to time), the Twilio Holders may elect to replace up to two (2) Twilio Directors with non-voting Board observers who shall be invited to attend all meetings of the Board (and each committee of the Board with respect to which Twilio would have a right to have one or more of its Directors be a member) in a non-voting observer capacity and who shall be entitled to receive copies of all notices, minutes, consents, and other materials provided to the Directors (and the members of such

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committees) at the same time and in the same manner as provided to the Directors (and the members of such committees). For clarity, Twilio may remove either or both of its non-voting Board observers and nominate replacement individual(s) to serve as Directors in accordance with (and subject to the limitations in) this Section 2.1 and (y) [at least one of the Twilio Directors must qualify as an Independent Director]; and

(iii)    M3-Brigade Directors. For so long as the M3-Brigade Holders collectively hold Equity Securities representing (x) at least 50% of the M3-Brigade Closing Shares Amount, the M3-Brigade Holders shall be entitled to nominate two (2) individuals to serve as Directors, [provided that at least one of such individuals must qualify as an Independent Director] and (y) less than 50% but at least 33.33% of the M3-Brigade Closing Shares Amount, the M3-Brigade Holders shall be entitled to nominate one (1) individual to serve as a Director, provided that such individual must qualify as an Independent Director (each, a “M3-Brigade Director” and, collectively, the “M3-Brigade Directors” and, together with the Carlyle Directors and the Twilio Directors, the “Nominated Directors”);

provided that, (x) if additional Directors are required to be elected to the Board under applicable Law or the regulations of any stock exchange or self-regulatory organization (including to be able to comply with any Independent Director requirements or in connection with any instruction, comment or request from any stock exchange or self-regulatory organization), the size of the Board shall be increased to the extent necessary to satisfy such Law or regulations; (y) if at any time (1) the aggregate Percentage Interest of the Carlyle Holders or the Twilio Holders decreases or (2) the number of Equity Securities held by M3-Brigade Holders decreases, such that, in accordance with Section 2.1 above, any such Group would be entitled to nominate fewer Directors than are at such time serving on the Board as nominees of such Group, the Carlyle Holders, the Twilio Holders or the M3-Brigade Holders, as applicable, shall cause the number of Directors nominated by such Group serving on the Board to be reduced to the extent required to cause such number not to exceed the number of Nominated Directors which such Group is permitted to nominate pursuant to Section 2.1; and (z) if at any time the Carlyle Holders, the Twilio Holders or the M3-Brigade Holders cease to have rights and obligations hereunder pursuant to Section 6.3, the Carlyle Holders, the Twilio Holders or the M3-Brigade Holders, as applicable, shall cause the resignation or removal of the Directors nominated by such Group from the Board. Other than as expressly set forth in this Agreement, individuals to serve as Directors shall be nominated by the Board.

(c)    Director Voting Rights. Each Director shall be entitled to cast one (1) vote, provided that in connection with any vote at a meeting of the Board, (x) to the extent the number of Carlyle Directors present at the meeting at the time of such vote is less than the number of Directors the Carlyle Holders are entitled to nominate pursuant to this Agreement at such time, each Carlyle Director present at the meeting at such time shall be entitled to cast a number of votes equal to (A) the number of Directors the Carlyle Holders are entitled to nominate pursuant to this Agreement at such time divided by (B) the actual number of Carlyle Directors present at the meeting at such time; (y) to the extent the number of Twilio Directors present at the meeting at the time of such vote is less than the number of Directors the Twilio Holders are entitled to nominate pursuant to this Agreement at such time (without regard to, for clarity, any non-voting board observers appointed by the Twilio Holders in lieu of any Twilio Director), each Twilio Director present at the meeting at such time shall be entitled to cast a number of votes equal to (A) the number of Directors the Twilio Holders are entitled to nominate pursuant to this Agreement at such time divided by (B) the actual number of Twilio Directors present at the meeting at such time; and (z) to the extent the number of M3-Brigade Directors present at the meeting at the time of such vote is less than the number of Directors the M3-Brigade Holders are entitled to nominate pursuant to this Agreement at such time, each M3-Brigade Director present at the meeting at such time shall be entitled to cast a number of votes equal to (A) the number of Directors the M3-Brigade Holders are entitled to nominate pursuant to this Agreement at such time divided by (B) the actual number of M3-Brigade Directors present at the meeting at such time.

SECTION 2.2.    Chairman of the Board. For so long as the Percentage Interest of the Carlyle Holders exceeds (i) the Minimum Governance Amount and (ii) the Percentage Interest of the Twilio Holders, the Carlyle

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Holders shall have the right to nominate one of its Nominated Directors to serve as Chairman of the Board (the “Chairman”). The Chairman shall initially be [James A. Attwood]. For clarity, the Chairman will not have any casting vote.

SECTION 2.3.    Vacancies; Removal.

(a)    Vacancies. Subject to Section 2.3(b), each Director shall hold office until his or her death, disability, retirement, resignation or removal (with or without cause) or until his or her successor shall have been duly elected and qualified. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director nominated by a Group pursuant to Section 2.1 (other than a Director’s resignation or removal required by Section 2.1(b) following the decline in aggregate Percentage Interest or number or Equity Securities of such Group, as applicable), such vacancy shall be filled by another individual nominated by such Group that nominated such departing Director. All other vacancies (including as a result of a Director’s resignation or removal required by Section 2.1(b) following the decline in aggregate Percentage Interest or number or Equity Securities of such Group, as applicable, or any increase of the Board size pursuant to the proviso in Section 2.1(b)) shall be filled by the Board. The Company and the Stockholders shall take, at any time and from time to time, any and all actions necessary to accomplish the matters set forth in this Section 2.3(a).

(b)    Removal. A Group may remove any Director nominated by such Group pursuant to Section 2.1 and nominate any replacement Director as provided in Section 2.3(a), and the Stockholders shall take, at any time and from time to time, any and all actions necessary to accomplish the foregoing. Unless a Group has otherwise requested in writing, no other Stockholder shall take any action to cause the removal of any Directors nominated by such Group pursuant to Section 2.1.

SECTION 2.4.    Voting; Certain Filings.

(a)    Stockholder Cooperation and Voting. The Company and each Stockholder shall take such actions as may be required under applicable Law, the Charter, the By-Laws and this Agreement to cause the Board to consist of the number of Directors specified in Section 2.1. Each of the Stockholders agrees to vote, or act by written consent with respect to, any Equity Securities beneficially owned by it, and to take all actions as may be necessary, to cause any Directors nominated in accordance with Section 2.1 to be elected to the Board; provided, in the case of M3-Brigade, that such agreement shall be solely with the Company and not with any other Person; provided, further, that Twilio and the Carlyle Investor shall have the right to cause the Company to enforce such agreement.

(b)    Proxy to Act for Stockholders. For so long as the Carlyle Holders or the Twilio Holders, as applicable, own in the aggregate Equity Securities representing at least the Minimum Governance Amount, each Stockholder (i) that is a Carlyle Holder (other than the Carlyle Investor) hereby irrevocably grants to and appoints the Carlyle Investor, (ii) that is a Twilio Holder hereby irrevocably grants to and appoints Twilio, and (iii) that is not a Person described in clause (i) and (ii) above, hereby irrevocably grants to and appoints the Carlyle Investor, in each case, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote at any meeting of the Stockholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take all action in respect of, all of the Equity Securities owned or held of record by such holder in connection with the matters set forth in this Agreement, but solely to the extent necessary to comply with the provisions of this Agreement in the event that such Stockholder fails at any time to vote or act by written consent or take any other action with respect to its Equity Securities that are entitled to vote at such meeting or to act by written consent in lieu of such meeting, in the manner agreed by such Stockholder in this Agreement. Each such Stockholder hereby further affirms that each proxy and power of attorney granted pursuant to this Agreement (x) shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement in full force and effect notwithstanding the subsequent death, incapacity or bankruptcy of such Stockholder or, if terminated earlier, until the last date permitted by applicable Law and (y) is given to secure the performance of the obligations of such Stockholder under this Agreement. For

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the avoidance of doubt, except as expressly contemplated by this Section 2.4(b) or elsewhere in this Agreement or any other Transaction Agreement, none of the Stockholders has granted, nor shall grant, to any Person a proxy to exercise the rights of any such Stockholder under this Agreement or any other Transaction Agreement to which such Stockholder is a party.

(c)    Certain Filings. To the extent a Stockholder is or would reasonably be expected to be deemed to be part of a group with other Stockholders for purposes of Section 13(d)(3) of the Exchange Act, such Stockholder will, to the extent reasonably practicable under the circumstances, cooperate and coordinate with such other Stockholders in respect of, any filings with respect to the Common Shares that are required to be made by such Stockholder with the Securities and Exchange Commission pursuant to Section 13(d), Section 13(g) or Section 16 of the Exchange Act.

SECTION 2.5.    Committees; Subsidiary Boards and Committees. Subject to the requirements of applicable Law or the regulations of any stock exchange or self-regulatory organization, each of the Carlyle Holders, the Twilio Holders and the M3-Brigade Holders shall be entitled to appoint a number of members of each committee of the Board that is proportional to the number of Directors that such Person is entitled to nominate at the relevant time pursuant to Section 2.1 (for the avoidance of doubt, rounded up to the nearest whole number of Directors).

SECTION 2.6.    Stockholder Consent Rights.

(a)    In addition to any vote or consent of the Board or the stockholders of the Company, in each case as required by applicable Law, the Charter or the By-Laws, and notwithstanding anything to the contrary in this Agreement, for so long as (x) a Consent Group’s Percentage Interest exceeds twenty-five percent (25%) or (y) such Consent Group continues to hold at least seventy-five percent (75%) of the Equity Securities such Consent Group held as of immediately following the Closing, the Company shall not, and to the extent applicable, shall not permit any Subsidiary of the Company to, take any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the prior written consent of such Consent Group (such consents, collectively, the “Required Consents”; it being understood that, in accordance with Section 6.1, at no time shall more than one (1) Carlyle Holder and more than one (1) Twilio Holder (or group of such holders, acting together) have consent rights pursuant to this Section 2.6(a)):

(A)    except as would not result in a Company Excessive Leverage Event, incur or otherwise become an obligor or guarantor in respect of or allow any of its Subsidiaries to incur or otherwise become an obligor or guarantor in respect of any Indebtedness, provided that notwithstanding the foregoing, no consent shall be required with respect to (i) any refinancing of Indebtedness outstanding as of or incurred in connection with the Closing, (ii) any refinancing of Indebtedness that has been incurred not in contravention of this Agreement (for the avoidance of doubt, any refinancing described in clause (i) or (ii) of this proviso shall be in a principal amount that does not exceed the principal amount of Indebtedness being refinanced except by an amount equal to unpaid accrued interest and premium thereon plus fees and expenses incurred in connection with such refinancing) or (iii) any Indebtedness between the Company and/or any of its Subsidiaries;

(B)    redeem, repurchase or otherwise acquire any Equity Securities (or Subsidiary Equity Securities issued by a non-wholly owned Subsidiary) or optionally redeem, repurchase or otherwise acquire any Indebtedness of the Company or any of its Subsidiaries, other than (x) any redemption, repurchase or other acquisition by the Company or any of its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries so long as such transaction would not result in a Company Excessive Leverage Event or (y) repurchases, redemptions or similar transactions at a price no greater than Fair Market Value of management equity granted pursuant to the Management Incentive Plan or prior plans and related to (1) net issuances in connection with option exercises or (2) payment of the employee portion of withholding taxes arising in

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connection with the vesting, settlement or exercise of any award granted under the Management Incentive Plan or prior plans, provided that notwithstanding the foregoing, no consent shall be required with respect to any redemption, repurchase or other acquisition of Indebtedness in connection with (i) any refinancing of Indebtedness outstanding as of or incurred in connection with the Closing or (ii) any refinancing of Indebtedness that has been incurred not in contravention of this Agreement (for the avoidance of doubt, any refinancing described in clause (i) or (ii) of this proviso shall be in a principal amount that does not exceed the principal amount of Indebtedness being refinanced except by an amount equal to unpaid accrued interest and premium thereon plus fees and expenses incurred in connection with such refinancing);

(C)    effect any acquisition of the equity, assets, properties or business of any Person, or enter into any joint venture with, or acquire ownership of any partnership or other interest in, any Person (other than a wholly owned Subsidiary of the Company) for an aggregate consideration or capital contributions or investments by the Company and its Subsidiaries (whether at closing or on a contingent basis) in excess of $50 million in each instance;

(D)    (i) effect any disposition of assets or properties of the Company or any of its Subsidiaries (including through the issuance or sale of Subsidiary Equity Securities) outside of the ordinary course of business, with an aggregate consideration in excess of $50 million in each instance or [(ii) effect any disposition of any common stock or other equity interests in Vibes Media, LLC or VMB LLC, provided that the Required Consent with respect to this clause (ii) shall not be unreasonably conditioned, withheld or delayed];

(E)    enter into any agreement or arrangement that would restrict the Carlyle Holders or the Twilio Holders (or any of their respective Affiliates, other than the Company and its Subsidiaries) from entering into or continuing to operate any line of business; and

(F)    engage in any transaction with any Carlyle Holder or Twilio Holder or any of their respective Affiliates, other than any such transaction (w) that the Company is required or expressly contemplated to engage in with such Persons pursuant to this Agreement, the Merger Agreement, the Framework Agreement or the other Transaction Agreements, (x) solely among the Company and its Subsidiaries (y) pursuant to any agreements in effect as of the Closing, including the Wholesale Agreement, or entered into as a part of the Carlyle Group Purchase Programs (on terms no less favorable, in any material respect, than those generally offered to other portfolio companies of the Carlyle Investment Funds) or (z) pursuant to commercial agreements between portfolio company entities of any Carlyle Investment Fund, on the one hand, and the Company or any of its Subsidiaries, on the other hand, in each case, in the ordinary course of business and on an arm’s-length basis.

(b)    In connection with any matter requiring the Required Consents in accordance with Section 2.6(a), each Stockholder agrees (i) with respect to any Equity Securities beneficially owned by such Stockholder with respect to which it has the power to vote or act by written consent, to vote against (and not act by written consent to approve) such matter in any vote or action by written consent of the stockholders of the Company relating to such matter if such matter has not been consented to in accordance with Section 2.6(a) (provided, in the case of M3-Brigade, that such agreement shall be solely with the Company and not with any other Person; provided, further, that the applicable Consent Group shall have the right to cause the Company to enforce such agreement) and (ii) to take or cause to be taken, upon the written request of the Carlyle Holders or the Twilio Holders (if such Consent Group has consent rights with respect to such matter under Section 2.6(a) and such matter has not been consented to by such Person), all other reasonable actions, at the expense of the Company, required, to the extent permitted by Law, to prevent the taking of any action by the Company with respect to such matter unless the Required Consents to the taking of such action have been obtained in accordance with Section 2.6(a).

(c)    The Company shall not (x) adopt or enter into, or otherwise approve or effect, any plan of liquidation, dissolution or winding-up of the Company or file any voluntary petition for bankruptcy, receivership or similar

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proceeding or adopt or enter into, or otherwise approve or effect, a plan of reorganization or (y) enter into, agree to, adopt or otherwise effect any transaction or series of related transactions that would result in a Change of Control of the Company, in each case, without the prior affirmative vote of holders of at least 66 2⁄3% of the outstanding Common Shares as of such time.

SECTION 2.7.    Financial Information. The Company shall deliver or cause to be delivered the following information to each Group, in each case for so long as such Group (x) holds Equity Securities representing at least the Minimum Governance Amount or consolidates its investment in Equity Securities or accounts for its investment in Equity Securities under the equity method and (y) has not informed the Company in writing that it desires to stop receiving the following information:

(a)    Monthly Reports. Within five (5) Business Days after such financial statements are due under the Debt Financing Documents (and, in any event, within twenty (20) days after the end of each and every calendar month), an unaudited combined and/or consolidated balance sheet of the Company and its Subsidiaries as of the end of each monthly period, and the related consolidated statement of operations, consolidated statement of comprehensive income, and consolidated statement of cash flows of the Company and its Subsidiaries for such monthly period and for the current fiscal year to date prepared in accordance with GAAP consistently applied (subject to the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year;

(b)    Quarterly Reports. Within five (5) Business Days after such financial statements are due under the Debt Financing Documents (and, in any event, within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year)), (i) an unaudited combined and/or consolidated balance sheet of the Company and its Subsidiaries as of the end of each fiscal quarter, and the related consolidated statement of operations, consolidated statement of comprehensive income, consolidated statement of cash flows and consolidated statement of changes in stockholders’ equity of the Company and its Subsidiaries for such fiscal quarter and for the current fiscal year to date, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied (subject to the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, in reasonable detail and certified by the principal financial or accounting officer of the Company and (ii) a summary of any material deviations or differences between the monthly reports for the months within a fiscal quarter as reported pursuant to Section 2.7(a) and the financial statements for such fiscal quarter due pursuant to this Section 2.7(b);

(c)    Annual Reports. Within five (5) Business Days after such financial statements are due under the Debt Financing Documents (and, in any event, within seventy-five (75) days after the end of each fiscal year), an audited combined and/or consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and the related consolidated statement of operations, consolidated statement of comprehensive income, consolidated statement of cash flows and consolidated statement of changes in stockholders’ equity of the Company and its Subsidiaries for such fiscal year, together with all related notes and schedules thereto, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the reports thereon of the Company’s independent auditors, in reasonable detail and certified by the principal financial or accounting officer of the Company; and

(d)    Other Requested Information. With reasonable promptness, (i) such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as may be necessary for such Group or Affiliate thereof to comply with its respective reporting, regulatory, or other legal requirements and as may from time to time be reasonably requested by any such Group member and (ii) notice of any “significant deficiencies” or any “material weaknesses” in the design or operation of the Company’s or its Subsidiaries’ internal controls over financial reporting (whether identified by the Company and its Subsidiaries or by its independent auditors), and such details related thereto as may be reasonably requested by such Group or Affiliate.

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SECTION 2.8.    Access. Subject to the provisions of Section 6.3, for so long as a Group holds Equity Securities representing at least the Minimum Governance Amount or consolidates its investment in Equity Securities or accounts for its investment in Equity Securities under the equity method, the Company shall, and shall cause its Subsidiaries, officers, Directors, employees, auditors and other agents to, (x) afford the officers, employees, auditors and other agents of such Group during normal business hours and upon reasonable notice reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records and (y) afford such Group the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as such Group may reasonably request, provided that the Company shall not be obligated pursuant to this Section 2.8 to provide, and reserves the right to withhold, access to (i) any information that it reasonably considers to be a trade secret or the disclosure of which would adversely affect the attorney-client privilege between the Company or its Subsidiaries and its and their counsel and (ii) competitively sensitive information; provided, that the Company shall inform such Group of the general nature of the information being withheld and, upon such Group’s request, reasonably cooperate with such Group to provide such information in a manner that would not adversely affect the attorney-client privilege or result in the disclosure of a trade secrets or competitively sensitive information.

SECTION 2.9.    Corporate Opportunities. Except as otherwise provided in the second sentence of this Section 2.9, notwithstanding any other provision of this Agreement (a) no Stockholder and no direct or indirect stockholder, member, manager, partner or Affiliate of any Stockholder or Carlyle or their respective officers, directors, employees or agents (any of the foregoing, a “Stockholder Group Member”) shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company or any of its Subsidiaries in which the Company or one of its Subsidiaries may, but for the provisions of this Section 2.9, have an interest or expectancy (“Corporate Opportunity”), (b) each Stockholder Group Member is permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in other, complementary or competing lines of business other than through the Company and its Subsidiaries, (c) no Stockholder Group Member is prohibited by virtue of holding any Equity Securities or its rights pursuant to this Agreement or its service as a director (or similar position) of the Company of any of its Subsidiaries from pursuing and engaging in any complementary or competing business and (d) no Stockholder nor any Stockholder Group Member (even if such Person is also a director of the Company or any of its Subsidiaries) will be deemed to have breached any fiduciary or other duty or obligation to any other Stockholder or the Company or any of its Subsidiaries by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company. The Company, on behalf of itself and its Subsidiaries, and each Stockholder renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company; provided, however, that the Company does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to an officer (which shall not include the Company’s Chairman acting in an executive chairman role, if any), whether or not such individual is also a director or officer of a Stockholder, if such opportunity is expressly offered to such Person in his or her capacity as an officer (which shall not include the Company’s Chairman acting in an executive chairman role, if any) of the Company, and the Stockholders recognize that the Company reserves such rights.

ARTICLE III

TRANSFERS

SECTION 3.1.    Restrictions on Transfers of Equity Securities by Stockholders.

(a)    General. No Stockholder may Transfer any of its Equity Securities except in compliance with the Securities Act, applicable federal and state Laws, including the securities laws and regulations of any applicable jurisdiction, and all applicable provisions of this Agreement. Any Transfer or attempted Transfer of Equity

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Securities in violation of this Article III shall be null and void ab initio. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

(b)    Restrictions on Transfer. Notwithstanding anything to the contrary in this Agreement:

(i)    (x) (1) no Carlyle Holder may, without the prior written consent of Twilio and M3-Brigade, (2) no Twilio Holder may, without the prior written consent of the Carlyle Investor and M3-Brigade, and (3) no M3-Brigade Holder may, without the prior written consent of the Carlyle Investor and Twilio, Transfer any Equity Securities if such Transfer would constitute a Prohibited Transaction, (y) no Carlyle Holder will, without the prior written consent of Twilio, Transfer any Equity Securities (1) to any Person who, to the knowledge of such Carlyle Holder, would (collectively with any Affiliates of such Person) beneficially own ten percent (10%) or more of the total amount of outstanding Equity Securities as a result of such Transfer (other than in a Carlyle Private Transfer), (2) to any Activist Investor or (3) to any Twilio Competitor; provided that clause (y) of this Section 3.1(b)(i) shall not apply to any Transfer of Equity Securities through a widely distributed public offering or an underwritten block trade; provided, further that this clause (y) shall apply if any Carlyle Holder, or any of their Affiliates, has any discretion over, or right to direct or select, the ultimate recipients of Equity Securities in such public offering or block trade (other than as it relates to a customary review of investor allocations).

(ii)    Notwithstanding the foregoing, clause (i) (other than with respect to Prohibited Transactions and the restriction in clause (i)(y)(3)) of this Section 3.1(b) shall not apply to any Transfer to a Permitted Affiliate Transferee.

(iii)    For so long as the Carlyle Holders collectively hold Equity Securities representing at least the Minimum Governance Amount, the Carlyle Holders shall cause the economic interests held by Carlyle as of the Closing in, and control of the general partner of, the Carlyle Investment Fund indirectly holding the Equity Securities to be held by Carlyle.

SECTION 3.2.    Rights of First Offer. For as long as the Twilio Holders’ Percentage Interest exceeds fifteen percent (15%), in the event of a Transfer constituting a Carlyle Ten Percent Transfer by any Carlyle Holder (a “Transferring Stockholder”), such Transfer shall be consummated only in accordance with the following provisions of this Section 3.2, provided that this Section 3.2 shall not apply to Transfers to Permitted Affiliate Transferees:

(i)    The Transferring Stockholder shall first deliver to Twilio a written notice (a “ROFO Notice”), which shall (x) state the Transferring Stockholder’s intention to Transfer Equity Securities to one or more Persons and the amount and type of Equity Securities to be Transferred (the “Subject Stock”) and (y) offer Twilio (or [its designated Controlled Affiliate]4) the option to make a proposal to acquire all (but not less than all) of such Subject Stock.

(ii)    Twilio (or [its designated Controlled Affiliate]) shall have the right and option, for a period of fifteen (15) Business Days after delivery of the ROFO Notice (the “ROFO Acceptance Period”), to propose the purchase price for and other material terms and conditions for the purchase of all (but not less than all) of the Subject Stock (a “ROFO Proposal”). Such proposal shall be made by delivering a written notice to the Transferring Stockholder within the ROFO Acceptance Period.

(iii)    If a ROFO Proposal from Twilio (or [its designated Controlled Affiliate]) has not been received pursuant to Section 3.2(ii) with respect to all (but not less than all) of the Subject Stock offered pursuant to the ROFO Notice or if the Transferring Stockholder determines not to accept the ROFO Proposal, then the Transferring Stockholder may, at its option, Transfer all (but not less than all) of the Subject Stock to any Person or Persons at a price no less than the price stated in the ROFO Proposal (if any) at any time within one hundred twenty (120) days (plus a sufficient number of days thereafter to the extent necessary to allow for the receipt, expiration or termination of any required governmental approvals or waiting periods and other required third-party approvals applicable to such Transfer) after the expiration of the ROFO

[4]	If Twilio Inc. will not be the Twilio party, this reference will be to Twilio Inc. and its Controlled Affiliates.

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Acceptance Period (the “Sale Period”). In the event that the Subject Stock is not Transferred by the Transferring Stockholder during the Sale Period, the right of the Transferring Stockholder to Transfer such Subject Stock shall expire and the obligations of this Section 3.2 shall be reinstated; provided, however, the Transferring Stockholder may, in its sole discretion, terminate the Transfer at any time during the Sale Period and the procedures provided in this Section 3.2 shall be reinstated.

(iv)    If the Transferring Stockholder determines to accept a ROFO Proposal that is received prior to the expiration of the ROFO Acceptance Period, the Transferring Stockholder shall notify Twilio of such determination in writing within fifteen (15) Business Days from the date of delivery of such ROFO Proposal. Following such acceptance (but subject to receipt of all required governmental authorizations and the absence of any law or order of any governmental authority prohibiting such transaction), the Transferring Stockholder and Twilio shall be legally obligated to consummate (or Twilio shall be legally obligated to cause [its designated Controlled Affiliate] to consummate) the purchase contemplated thereby and shall use commercially reasonable efforts to secure any governmental authorization required, to comply as soon as reasonably practicable with all applicable Laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the purchase of the Subject Stock as promptly as practicable. All Transfers of Subject Stock to Twilio (or [its designated Controlled Affiliate]) pursuant to any ROFO Proposal shall be consummated contemporaneously at the offices of the Company on the later of (x) a mutually satisfactory Business Day within fifteen (15) Business Days after the delivery of the Transferring Stockholder’s acceptance and (y) the fifth (5th) Business Day following the receipt, expiration or termination of any applicable required governmental approvals or waiting periods and other required third-party approvals. The delivery of certificates (or, in the case of uncertificated shares of stock, the entry of such transfer into the records of the Company) or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

ARTICLE IV

RESTRICTIVE COVENANTS

SECTION 4.1.    Non-Solicitation.

(a)    Twilio agrees that for the period from the date hereof until the earlier of (i) the date the Twilio Holders cease to have any rights under Section 2.7 or Section 2.8 and (y) thirty-six (36) months from the date of Closing (the “Non-Solicitation Period”), it shall not, and shall cause its [Controlled Affiliates]5 not to, solicit for employment or hire any Person who at any time from and after the date hereof is employed by the Company or its Subsidiaries in a management level sales role or as a senior executive of the Company or its Subsidiaries; provided that the foregoing shall not apply (x) to solicitations made by job opportunity advertisements and headhunter searches directed to the general public rather than targeting any employees of the Company or its Subsidiaries (but shall apply to any hiring pursuant thereto), (y) with respect to any employee who has been terminated by the Company or its Subsidiaries prior to the commencement of such solicitation or hiring by Twilio or its Affiliates and (z) with respect to any employee who has voluntarily left his or her employment with the Company or its Subsidiaries more than six (6) months prior to the commencement of such solicitation or hiring by Twilio or its Affiliates.

(b)    The Company agrees that during the Non-Solicitation Period, it shall not, and shall cause its Subsidiaries not to, solicit for employment or hire any Person who at any time from and after the date hereof is employed by [Twilio]6 or its Subsidiaries in a management level sales role or as a senior executive of [Twilio] or its Subsidiaries; provided that the foregoing shall not apply (x) to solicitations made by job opportunity advertisements and headhunter searches directed to the general public rather than targeting any employees of

[5]	If Twilio Inc. will not be the Twilio party, this reference will be to Twilio Inc. and its Controlled Affiliates.
[6]	If Twilio Inc. will not be the Twilio party, these references will be to Twilio Inc.

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[Twilio] or its Subsidiaries (but shall apply to any hiring pursuant thereto), (y) with respect to any employee who has been terminated by [Twilio] or its Subsidiaries prior to the commencement of such solicitation or hiring by the Company or its Subsidiaries and (z) with respect to any employee who has voluntarily left his or her employment with [Twilio] or its Subsidiaries more than six (6) months prior to the commencement of such solicitation or hiring by the Company or its Subsidiaries.

SECTION 4.2.    Severability. If at any time any of the provisions of this Article IV shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area or scope, or otherwise, then this Article IV shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope and other restrictions as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the parties hereto expressly agree that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to the Company and each other Stockholder, as of the date that such Stockholder becomes a party to this Agreement, that:

SECTION 5.1.    Investment Intention and Restrictions on Disposition. Such Stockholder is acquiring (or previously acquired), whether through the Merger, pursuant to the Twilio Subscription Agreement or otherwise, the Equity Securities solely for such Stockholder’s own account for investment and not with a view to resale in connection with any distribution thereof.

SECTION 5.2.    Securities Laws Matters. Such Stockholder acknowledges that (a) the Equity Securities have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws; (b) the Equity Securities must be held indefinitely and such Stockholder must continue to bear the economic risk of the investment in the Equity Securities unless and until the Equity Securities are registered under the Securities Act and such state laws or an exemption from registration is available; (c) restrictive legends shall be placed on any certificate (or book-entry position) representing the Equity Securities; and (d) a notation shall be made in the appropriate records of the Company indicating that the Equity Securities are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the Company’s transfer agent with respect to the Equity Securities.

SECTION 5.3.    Ability to Bear Risk. (a) Such Stockholder’s financial situation is such that such Stockholder can afford to bear the economic risk of holding the Equity Securities for an indefinite period and (b) such Stockholder can afford to suffer the complete loss of such Stockholder’s investment in the Equity Securities.

SECTION 5.4.    Access to Information; Sophistication; Lack of Reliance. (a) Such Stockholder is familiar with the business and financial condition, properties, operations and prospects of the Company and its Subsidiaries and such Stockholder has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and its Subsidiaries and the terms and conditions of the purchase of the Equity Securities and to obtain any additional information that such Stockholder deems necessary to evaluate whether or not to make an investment in the Company, (b) such Stockholder’s knowledge and experience in financial and business matters are such that such Stockholder is capable of evaluating the merits and risk of the investment in the Equity Securities and (c) such Stockholder has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein. In furtherance of the foregoing, each Stockholder represents and warrants that, except as may be made to such

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Stockholder under the Merger Agreement, the Framework Agreement, any other Transaction Agreement or the Wholesale Agreement (x) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries, or as to the desirability or value of an investment in the Company, has been made to such Stockholder by or on behalf of the Company, (y) such Stockholder has relied upon such Stockholder’s own independent appraisal and investigation, and the advice of such Stockholder’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and its Subsidiaries and (z) such Stockholder will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company and its Subsidiaries.

SECTION 5.5.    Accredited Investor. Such Stockholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Board may request.

SECTION 5.6.    Due Organization; Power and Authority. Such Stockholder, if not an individual, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. Such Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

SECTION 5.7.    No Violations. The execution and delivery of this Agreement by such Stockholder, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of its charter, bylaws or other similar organizational documents (if and as applicable) or any agreement or other instrument to which it is a party. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Stockholder in connection with the execution and delivery of this Agreement or the performance of such Stockholder’s obligations hereunder.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1.    Action to be Taken by Groups of Stockholders. For all purposes of this Agreement, if any right is granted to a group of two or more Stockholders (including the “Carlyle Holders”, the “Twilio Holders” or the “M3-Brigade Holders”), such right may only be exercised by Stockholders of such group holding a majority of the total Equity Securities held by such group of Stockholders.

SECTION 6.2.    Organizational Documents. The rights and obligations of the Stockholders with respect to the Company shall be determined pursuant to the Laws of the State of Delaware, the Charter, the By-Laws and this Agreement. To the extent that the rights or obligations of a Stockholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent permitted by the Laws of the State of Delaware, shall control. Each of the Stockholders covenants and agrees to vote all of its Equity Securities with respect to which it has the power to vote or act by written consent, and to take any other action reasonably requested by the Company or any Stockholder, to amend the Charter and the By-Laws so as to avoid any conflict with the provisions hereof.

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SECTION 6.3.    Termination. A Stockholder, other than Twilio, the Carlyle Investor or M3-Brigade acting on behalf of the Twilio Holders, the Carlyle Holders or the M3-Brigade Holders, respectively (at a time at which such applicable Group continues to hold Equity Securities), shall cease to have any rights or obligations under this Agreement other than pursuant to Section 6.4, at any time that it holds no Equity Securities; provided, that, notwithstanding anything to the contrary in this Agreement, M3-Brigade may irrevocably terminate the rights of the M3-Brigade Holders under Article II by written notice to the Company at any time (and, for the avoidance of doubt, any Stockholder which has ceased to have any rights or obligations under this Agreement pursuant to this Section 6.3 shall not have any rights or obligations under this Agreement as a result of subsequently acquiring Equity Securities). Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement prior to the termination of any provision or the cessation of any rights or obligations.

SECTION 6.4.    Confidentiality. Each Stockholder agrees to (for so long as such Person is a Stockholder and for a period of 18 months following the date that such Person is no longer a Stockholder), and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with its investment in the Company and its Subsidiaries; provided that nothing herein shall prevent any party hereto or any of its Representatives from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party or Representative, (iii) to the extent required by Law or legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (iv) to the extent necessary in connection with the exercise of any remedy hereunder, (v) to other Stockholders, (vi) to such party’s Representatives that in the reasonable judgment of such party need to know such Information, (vii) in the case of the Carlyle Holders, to their respective direct or indirect limited partners, prospective limited partners and/or their respective advisors, (viii) as required by the rules or requirements of any stock exchange on which a Stockholder or its Affiliates may be listed or in connection with the filing of federal, state or local tax returns, (ix) as required by Law in connection with all forms, documents and reports required to be filed or furnished with the Securities Exchange Commission or (x) to any bona fide proposed Transferee to whom such proposed Transfer would be permitted under this Agreement in connection with a proposed Transfer of Equity Securities from such Stockholder (or a bona fide proposed acquiror of the Company or substantially all of the assets of the Company and its Subsidiaries (directly or indirectly) in connection with a transaction permitted under this Agreement), so long as such proposed Transferee or acquiror agrees to be bound by confidentiality obligations substantially comparable to those set forth in this Section 6.4 as if a Stockholder; provided, further, that, in the case of clause (i), (ii) and (iii) such Stockholder shall, subject to any restrictions of applicable Law, notify the other Stockholders of the proposed disclosure as far in advance of such disclosure as practicable and use commercially reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available. Notwithstanding anything to the contrary in this Agreement, Twilio will, and will cause its Affiliates to, adopt effective firewall procedures (including establishing reasonable physical and electronic safeguards and controls) to ensure that no competitively sensitive Information relating to any line of business of the Company or its Subsidiaries which competes with any line of business of Twilio or its Affiliates is disclosed to or used by employees of Twilio or its Affiliates who are responsible for pricing, marketing, sales or strategy of any line of business of Twilio or its Affiliates which competes with such line of business of the Company or its Subsidiaries.

SECTION 6.5.    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Board and the prior written consent of each of the Carlyle Investor and Twilio, for so long as it (together with its Permitted Affiliate Transferees) owns in the aggregate a number of Equity Securities representing at least the Minimum Governance Amount; provided that any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose, and such waiver, at the election of such Stockholder, may be conditional or unconditional and may be revocable or irrevocable. Any written amendment or waiver to this Agreement that receives the vote or consent of the Board, the Carlyle Investor and Twilio, as applicable, in accordance with this Section 6.5 need not be signed by all Stockholders, but shall be effective in

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accordance with its terms and shall be binding upon all Stockholders; provided that this Agreement may not be amended in any manner adversely affecting the rights or obligations of any Stockholder (including M3-Brigade) which does not adversely affect the rights or obligations of all similarly situated Stockholders in a substantially similar manner without the consent of such Stockholder; provided, further that no modification, amendment or waiver may increase the obligations or liabilities (x) of Twilio or its Affiliates without the prior written consent of Twilio or (y) of the Carlyle Investor or its Affiliates without the prior written consent of the Carlyle Investor.

SECTION 6.6.    Successors, Assigns and Transferees.

(a)    This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any rights and obligations under this Agreement that are personal to the Carlyle Investor, Twilio, M3-Brigade or any member of their respective Groups may not be assigned to, or be exercised by, any Person, except that the Carlyle Investor, Twilio or M3-Brigade may assign all (but not less than all of) such rights and obligations to a Permitted Affiliate Transferee to whom all of its Equity Securities have been Transferred in accordance with this Agreement, provided that no such assignment shall relieve the Carlyle Investor, Twilio or M3-Brigade, as the case may be, of its obligations under this Agreement (subject to any applicable equity ownership requirements set forth in this Agreement).

SECTION 6.7.    Legends.

(a)    Stockholders Agreement Legend. Any certificates representing the Equity Securities held by any Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE VOTING THEREOF ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(b)    Securities Act Legend. Any certificates representing the Equity Securities held by any Stockholder shall also bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

Any certificates representing such Equity Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 6.7(b) at such time as they are no longer required for purposes of applicable securities Law; provided that the Company may condition such replacement of certificates upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

SECTION 6.8.    Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement shall be in writing and shall be deemed given only (a) when delivered personally to the recipient, (b) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), provided that confirmation of delivery is received,

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(c) when sent if sent by e-mail transmission or (d) five (5) days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(i)	if to the Company, to:

Syniverse Technologies Corporation

8125 Highwoods Palm Way

Tampa, FL 33647

Attention:     Laura Binion

E-Mail:         laura.binion@syniverse.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:     Jonathan E. Levitsky; Christopher Anthony

E-Mail:         jelevitsky@debevoise.com; canthony@debevoise.com

(ii)	if to the Carlyle Holders, to:

Carlyle Partners V Holdings, L.P.

c/o The Carlyle Group

One Vanderbilt Avenue

New York, New York 10017

Attention:     James Attwood; Josh Pincus

Email:           james.attwood@carlyle.com; josh.pincus@carlyle.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:     Jonathan E. Levitsky; Christopher Anthony

E-Mail:         jelevitsky@debevoise.com; canthony@debevoise.com

(iii)	if to the Twilio Holders, to:

Twilio Inc.

101 Spear Street, First Floor

San Francisco, CA 94105

Attention:     General Counsel

Email:           legalnotices@twilio.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

3330 Hillview Avenue

Palo Alto, CA 94304

United States

Attention:     Adam D. Phillips, P.C.; Jonathan Manor

Email:           adam.phillips@kirkland.com;

                       jonathan.manor@kirkland.com

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and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:     Edward J. Lee, P.C.; Carlo Zenkner

Email:           edward.lee@kirkland.com;

                       carlo.zenkner@kirkland.com

(iv)	if to the M3-Brigade Holders, to:

M3-Brigade Sponsor II LP

1700 Broadway, 19th Floor

New York, NY 10019

Attention:     Mohsin Y. Meghji; Charles Garner

Email:           mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:     John L. Robinson

E-Mail:         JLRobinson@wlrk.com

(v)    if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.

SECTION 6.9.    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby in accordance with their terms and to otherwise carry out the intent of the parties hereunder.

SECTION 6.10.    Entire Agreement; Third Party Beneficiaries. This Agreement, the other Transaction Agreements and the Wholesale Agreement constitute the entire agreement of the parties with respect to the matters covered hereby and thereby and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 6.11.    Restrictions on Other Agreements. Following the date hereof, no Stockholder shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity Securities (other than the Transaction Agreements), to the extent that such agreement or arrangement would conflict with or violate any provision or term of this Agreement or otherwise be intended to circumvent the provisions set forth herein, except pursuant to the agreements specifically contemplated by the Merger Agreement, the Framework Agreement and the Registration Rights Agreement. From and after the date hereof, the Company shall not (and shall cause its Subsidiaries not to) enter into any agreement, arrangement or understanding that violates or conflicts with any provision of this Agreement or impedes or prevents the Company’s ability to fulfill and comply with its obligations, or the Stockholders’ ability to utilize their rights, set forth herein.

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SECTION 6.12.    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 6.13.    Governing Law, Etc.

(a)    This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the Laws of another jurisdiction. Each of the parties hereto (x) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and (y) (i) agrees to bring all claims under any theory of liability in respect of such action or proceeding exclusively in any such court and (ii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 6.8. Nothing in this Section 6.13, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(b)    Each party to this Agreement hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (x) arising under this Agreement or (y) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party to this Agreement hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 6.14.    Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably in the event that any provision of this Agreement (including the provisions of Article IV) is not performed in accordance with its specific terms or otherwise breached, so that, in addition to any other remedy that a party may have under law or equity, a party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement (including the provisions of Article IV) and the terms and provisions hereof. Each party acknowledges and agrees that monetary damages would be inadequate in the event of any such failure to perform or breach and waives any equitable defense to the granting of specific performance or other injunctive relief available to such party. Any party seeking an injunction or injunctions to prevent breaches of this Agreement (including the provisions of Article IV) and to enforce specifically the terms and provisions of this Agreement (including the provisions of Article IV) shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary in this Agreement, the parties hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled.

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SECTION 6.15.    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 6.16.    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement shall be had against any Covered Person (other than any such Covered Person serving as a Director and then solely to the extent in his or her capacity as such), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Covered Person (other than any such Covered Person serving as a Director and then solely to the extent in his or her capacity as such) for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 6.17.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages, or via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be effective as delivery of a manually executed counterpart to this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

SYNIVERSE TECHNOLOGIES CORPORATION

By:
Name:
Title:

CARLYLE PARTNERS V HOLDINGS, L.P.
By:	TC Group V, L.P. its general partner
By:	TC Group V, L.L.C., its general partner

By:
Name:
Title:

[TWILIO INC.]

By:
Name:
Title:

M3-BRIGADE SPONSOR II LP

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

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Annex G

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into as of August 16, 2021 (this “Subscription Agreement”), by and between M3-Brigade Acquisition II Corp., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form made available to Subscriber (the “Merger Agreement”), pursuant to which the Company will acquire Syniverse Corporation, a Delaware corporation (the “Target”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of (a) shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereto (the “Acquired Common Shares”), for a purchase price of $10.00 per share (the “Common Per Share Price”), and the aggregate purchase price set forth on the signature page hereto (the “Common Purchase Price”), and (b) shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), set forth on the signature page hereto (the “Acquired Preferred Shares” and together with the Acquired Common Shares, the “Acquired Shares”), with the terms set forth in the certificate of designations attached hereto as Exhibit A (the “Certificate of Designations”), for a purchase price equal to $970.00 per share (the “Preferred Per Share Price”), and the aggregate purchase price for the Preferred Stock set forth on the signature page hereto (the “Preferred Purchase Price” and together with the Common Purchase Price, the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the closing of the Subscription (as defined below) contemplated hereby (the “Closing”);

WHEREAS, on the date of this Subscription Agreement and in connection with the Transaction, [•], [•] (the “Other Subscriber”), is entering into a subscription agreement with the Company (the “Other Subscription Agreement”), pursuant to which the Other Subscriber has agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the Other Subscriber, on the Closing Date, an aggregate amount of (a) [•] shares of Class A Common Stock at the Common Per Share Price, with an aggregate purchase price of $[•], and (b) [•] shares of Preferred Stock at the Preferred Per Share Price, with an aggregate purchase price of $[•];

WHEREAS, on the date of this Subscription Agreement and in connection with the Transaction, M3-Brigade Sponsor II LP, a Delaware limited partnership (“Sponsor”), is entering into a subscription agreement with the Company (the “Sponsor Subscription Agreement”), pursuant to which Sponsor has agreed to subscribe for and purchase, and the Company has agreed to issue and sell to Sponsor, on the Closing Date, an aggregate amount of 1,500,000 shares of Class A Common Stock at the Common Per Share Price, with an aggregate purchase price of $15,000,000;

WHEREAS, on the date of this Subscription Agreement and in connection with the Transaction, Twilio Inc., a Delaware corporation (“Twilio”), is entering into a subscription agreement with the Company (the “Twilio Subscription Agreement”), pursuant to which Twilio has agreed to subscribe for and purchase, and the Company has agreed to issue and sell to Twilio, on the Closing Date, shares of Class A Common Stock and, if applicable, shares of the Company’s Class C common stock, par value $0.0001 per share, with an aggregate purchase price of not less than $500,000,000 and not more than $750,000,000, as more specifically set forth in the Twilio Subscription Agreement.

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NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by Subscriber, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

(a) At least seven (7) business days before the anticipated closing date of the Transaction (the “Closing Date”), the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. As soon as practicable upon receipt of the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested by the Company in the Closing Notice in order for the Company to issue the Acquired Shares to Subscriber (including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8). No later than 5:00 p.m. New York City time on the business day that is two (2) business days prior to the Closing Date, Subscriber shall deliver to the Company the Purchase Price for the Acquired Shares in cash by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice, which funds will be held in escrow by the Company until the Closing. As soon as practicable after the Closing Date, the Company or its transfer agent (the “Transfer Agent”) shall deliver (1) evidence of the issuance to Subscriber of the Acquired Shares on and as of the Closing Date and (2) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Stockholders Agreement (as defined below), the Registration Rights Agreement (as defined below) or applicable state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares and the underlying shares of Class A Common Stock issuable upon conversion of the Acquired Preferred Shares (the “Underlying Common Shares”) shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

In the event that the consummation of the Transaction does not occur within three (3) business days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed to be cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement has been terminated in accordance with its terms, Subscriber shall remain obligated (A) to redeliver the funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “business day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(b) The obligations of Subscriber and the Company to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the conditions that, on the Closing Date:

(i) there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, enjoining or prohibiting the

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consummation of the transactions contemplated hereby or any law that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited; provided that the governmental authority issuing such prohibition or injunction has jurisdiction over the parties hereto with respect to the transactions contemplated hereby; and

(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver thereof) and the closing of the Transaction shall be scheduled to occur on the Closing Date concurrently with or immediately following the Closing.

(c) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of the Company to consummate the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing.

(d) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of Subscriber to consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing;

(iii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that would reasonably be expected to adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented in writing to such amendment or modification; and

(iv) other than (i) the Other Subscription Agreement, (ii) the Sponsor Subscription Agreement, (iii) the Twilio Subscription Agreement, (iv) the Merger Agreement (including any other agreement contemplated by the Merger Agreement), and (v) for the avoidance of doubt, the Certificate of Designations attached hereto as Exhibit A (the documents in (i) through (v), the “Subscription Documents”), the Company has not entered into any other subscription agreement or side letter relating to any subscription agreement or purchase of Class A Common Stock and Preferred Stock (including any amendment, supplement or other

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modification thereto) providing for (x) the issuance of Class A Common Stock and Preferred Stock or (y) terms and conditions that are economically or otherwise more favorable for the applicable other subscriber than the Subscriber hereunder, and the other Subscription Documents have not been amended or modified in any respect following the date of this Subscription Agreement that would reasonably be expected to adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented in writing to such amendment or modification.

(e) At or prior to the Closing, upon reasonable prior written notice, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted.

(b) The Acquired Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance). The Underlying Common Shares, when issued in accordance with the terms of the Certificate of Designations, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance).

(c) The Company has all requisite corporate power and authority to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. The execution, performance and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate power action of the Company. This Subscription Agreement has been duly executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company (assuming that this Subscription Agreement has been duly and validly authorized, executed and delivered by the other party hereto), enforceable against the Company in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(d) The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “MBAC.” Except as disclosed in the SEC Reports (as defined herein), the Company is in compliance with the rules of the NYSE, and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the U.S. Securities and Exchange Commission (the “SEC”) with respect to any intention to deregister the Class A Common Stock or terminate the listing of the Class A Common Stock on the NYSE. The Company has taken no action in an attempt to terminate the registration of the Class A Common Stock under the Exchange Act.

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(e) The execution and delivery by the Company of this Subscription Agreement, including the issuance and sale of the Acquired Shares hereunder, and the performance of the Company’s obligations hereunder (including the consummation of the transactions contemplated hereunder) do not (i) conflict with or result in any breach of any provision of the Company’s organizational documents (subject to receipt of the approvals required to consummate the Transaction as provided under the Merger Agreement), (ii) violate any applicable law of any governmental authority having jurisdiction over the Company, (iii) require any consent of or other action by any person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any contract to which the Company is a party or by which any of their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any lien on any assets of the Company, except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, the accuracy of the Other Subscriber’s representations and warranties set forth in the Other Subscription Agreement, the accuracy of Sponsor’s representations and warranties set forth in the Sponsor Subscription Agreement and the accuracy of Twilio’s representations and warranties set forth in the Twilio Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares and any Underlying Common Shares), other than (i) the filing with the SEC of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) any filings or notices required by NYSE, (iv) those required to consummate the Transaction as provided under the Merger Agreement, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, the authorized share capital of the Company is 501,000,000 consisting of: (i) 450,000,000 shares of Class A Common Stock, of which 40,000,000 shares are issued and outstanding, (ii) 50,000,000 shares of Class B common stock, par value $0.0001, of which 10,000,000 shares are issued and outstanding, and (iii) 1,000,000 shares of blank check preferred stock, par value $0.0001, of which no shares are issued and outstanding (clauses (i), (ii) and (iii) collectively, the “Company Securities”). The foregoing represents all of the issued and outstanding Company Securities as of the date of this Subscription Agreement. All issued and outstanding Company Securities have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, 13,333,333 public warrants of the Company and 7,500,000 private placement warrants of the Company are issued and outstanding (collectively, the “Company Warrants”). All outstanding Company Warrants have been duly authorized and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(h) Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against the Company.

(i) As of the date hereof, the Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Company’s incorporation, the Company has not received any written notice from a

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governmental authority that the Company is in violation of any applicable law, except where such violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its officers, directors or employees, nor, to the knowledge of the Company, any agent or representative of the Company has, in connection with or acting on behalf of the Company: (i) received, made or offered any unlawful payment, or offered or promised to make or receive any unlawful payment, or provided or offered or promised to provide or receive anything of value (whether in the form of property or services or in any other form), to or from any foreign or domestic government official or employee, or to any finder, agent, or other party acting on behalf of or under the auspices of governmental authority, for the purpose of (A) influencing any act or decision of a government official in his or her official capacity, (B) inducing a government official to do or omit to do any act in violation of his or her lawful duties or (C) inducing a government official to influence or affect any act or decision of any governmental authority; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (iii) taken any other action or made any omission, in each case, in violation of any law applicable to the Company governing corrupt practices, money laundering, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials, including, if applicable, the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd 1, et seq., the UK Bribery Act 2010 and any Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (all such laws, “Anticorruption Laws”). As of the date hereof, (w) the Company has never received any written or, to the Company’s knowledge, oral notice or inquiry alleging any such material violation or conducted any internal investigation or audit with respect to any actual or alleged violation of any Anticorruption Laws; (x) the Company is in compliance with all applicable laws relating to economic or trade sanctions or embargoes, including all laws administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”, and all such laws, “Sanctions Laws”), Ex-ImLaws, and U.S. anti-boycott Laws (collectively, “Trade Control Laws”); (y) the Company is not party to any contract and has never engaged in any transaction or other business in breach of Trade Control Laws; and (z) the Company has never received from any governmental authority or any other person any written or, to the Company’s knowledge, oral notice or inquiry of any violation or alleged violation of any Trade Control Laws.

(j) As of their respective dates, all reports required to be filed by the Company with the SEC since February 16, 2021, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing including all exhibits thereto through the date hereof, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any rules and regulations promulgated thereunder applicable to the SEC Reports. As of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Subscription Agreement or the Closing Date, then on the date of such filing), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC with respect to the SEC Reports. To the knowledge of the Company, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof. Notwithstanding anything in this Subscription Agreement to the contrary, no representation or warranty is made as or with respect to the accounting treatment of the Company’s issued and outstanding warrants, as to any deficiencies in disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants as equity rather than liabilities in the Company’s currently issued financial statements or as to any actions by the SEC in connection therewith. Furthermore, Subscriber acknowledges and agrees that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), and (ii) any restatement, revision or other modification of the SEC Reports or any statements or information included therein in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the SEC related thereto shall be deemed not to be material for purposes of this Subscription Agreement.

(k) Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports (i) fairly present, in all material respects, the financial position and the results of operations and

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consolidated cash flows at and for the periods then ended, subject, in the case of interim financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material), (ii) have been prepared in accordance with U.S. generally accepted accounting principles on a consistent basis (except as may be disclosed in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of filing of such SEC Reports.

(l) Other than the other Subscription Documents, (x) the Company has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Company and (y) no other subscription agreement includes terms and conditions that are economically or otherwise more advantageous to any such other investor than Subscriber hereunder.

(m) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable. Other than compensation paid to J.P. Morgan Securities LLC acting as placement agent (“J.P. Morgan”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any shares of Class A Common Stock or Preferred Stock hereunder or pursuant to the Other Subscription Agreement or the Sponsor Subscription Agreement.

(n) The Company is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

(o) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 herein, those of the Other Subscriber set forth in the Other Subscription Agreement, those of Sponsor set forth in the Sponsor Subscription Agreement and those of Twilio set forth in the Twilio Subscription Agreement, in connection with the offer, sale and delivery of the Acquired Shares in the manner contemplated by this Subscription Agreement, (i) it is not necessary to register the Acquired Shares (including any Underlying Common Shares) under the Securities Act, (ii) the Acquired Shares were not offered by any form of general solicitation or general advertising and (iii) the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement and (ii) will not violate any provisions of Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying

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the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares. Subscriber is an “institutional account” as defined in FINRA Rule 4512(c).

(e) Subscriber acknowledges and agrees that the Acquired Shares (including any Underlying Common Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares (and any Underlying Common Shares) have not been registered under the Securities Act. Subscriber acknowledges and agrees that the Acquired Shares (and any Underlying Common Shares) may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) in an offshore transaction within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares (and any Underlying Common Shares) shall contain a legend to such effect. Subscriber acknowledges and agrees that the Acquired Shares (and any Underlying Common Shares) will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares (and any Underlying Common Shares) and may be required to bear the financial risk of an investment in the Acquired Shares (and any Underlying Common Shares) for an indefinite period of time. Subscriber acknowledges that the Acquired Shares (and any Underlying Common Shares) will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act until at least one year from the filing of “Form 10 information” with the SEC after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares (and any Underlying Common Shares).

(f) Subscriber acknowledges and agrees that Subscriber is purchasing the Acquired Shares (including any Underlying Common Shares) directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by (i) J.P. Morgan or Moelis & Company LLC (“Moelis”), each acting as placement agent (together, the “Placement Agents” and each, a “Placement Agent”), or their affiliates or any of their respective control persons, officers, directors or employees or (ii) the Company, the Target or their affiliates or any of their respective officers, directors, partners, members, managers or employees, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement. Subscriber understands (x) J.P. Morgan is also serving as a financial advisor to Company in connection with the Transaction and (y) Moelis is also serving as a financial advisor to Target in connection with the Transaction.

(g) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited Transactions provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transactions Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the

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Subscribed Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Subscribed Shares will result in a non-exempt prohibited Transactions under ERISA or Section 4975 of the Code or any similar law or regulation.

(h) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber has relied solely upon independent investigation made by Subscriber and has not relied on any statements or other information provided by the Placement Agents, the Company or the Target, any of their affiliates or any of their respective control persons, officers, directors, partners, members, managers or employees concerning the Company, the Target, their respective affiliates, the Transaction or the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has had access to, and an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Target and the Transaction. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agents, the Company or the Target, except for the statements, representations and warranties of the Company contained in this Subscription Agreement. Subscriber further acknowledges and agrees that the information provided to Subscriber (other than, for the avoidance of doubt, the information expressly set forth in the representations and warranties made by the Company herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligations under this Subscription Agreement (including, without limitation, to purchase the Acquired Shares).

(i) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact from the Company or a Placement Agent, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or between Subscriber and a Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (including any Underlying Common Shares) (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement (except for any tax liabilities to Subscriber arising by virtue of a breach of this Subscription Agreement by the Company), and that the Company has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(k) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber hereby acknowledges and agrees that (i) each Placement Agent is acting solely as the Company’s placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Company, the Target or any other person or entity in connection with the Transaction, (ii) neither Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character or has provided any advice or recommendation in connection with the Transaction, (iii) neither Placement Agent will have any responsibility with respect to (x) any representations, warranties or agreements

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made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, the Target or the Transaction, and (iv) neither Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company, the Target or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transaction.

(l) Subscriber acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(n) Subscriber is not a “foreign person” (as defined in 31 C.F.R. Part 800.224).

(o) Subscriber is a “United States person” within the meaning of Section 7701(a)(30) of the Code and the rules and regulations promulgated thereunder.

(p) Subscriber has, and at the time of payment of the Purchase Price in accordance with Section 2 will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5. Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement until the earlier of the Closing or the termination of this Subscription Agreement in accordance with its terms, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the

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investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement. The Company represents and warrants to the Subscriber that the Other Subscriber is bound by an agreement pursuant to the Other Subscription Agreement that is substantially identical to this Section 5.

6. Registration Rights. Prior to the Closing, the Company shall amend that certain Registration Rights Agreement to be entered into at the closing of the Transaction by the Company and the other parties thereto, substantially in the form attached hereto as Exhibit B, to add Subscriber as party to the Registration Rights Agreement for the purpose of providing Subscriber with the resale shelf registration, demand, underwritten takedown and piggyback rights set forth on Annex A with respect to Subscriber’s Registrable Securities (as defined in Annex A).

7. Information Rights. From and after the closing of the Transaction and for so long as Subscriber holds Equity Securities (as such term is defined in that certain Stockholders Agreement attached as Exhibit D to the Merger Agreement to be entered into at the closing of the Transaction (the “Stockholders Agreement”)) of the Company, and if requested by Subscriber, the Company shall deliver or cause to be delivered to Subscriber (i) the information regarding the financial results and business of the Company described in Section 2.7 (Financial Information) of the Stockholders Agreement as if Subscriber were a party thereto and (ii)(x) the information delivered to the administrative agent and lenders under the Debt Financing Agreements in connection with the Debt Financing (each as defined in the Merger Agreement) (other than ministerial administrative documentation such as borrowing notices and the like) and (y) notice of an Event of Default (as defined in the Certificate of Designations) pursuant to the Certificate of Designations, reasonably promptly after an officer of the Company becoming aware thereof. Section 6.4 (Confidentiality) of the Stockholders Agreement shall apply mutatis mutandis to any information provided to Subscriber pursuant to this Section 7.

8. [Board Observer Seat. From and after the closing of the Transaction and for so long as Subscriber holds Equity Securities of the Company, Subscriber shall have the right to nominate one (1) individual to serve as an observer on the Company’s Board of Directors (the “Observer”). If such nomination right is exercised by the Subscriber, and subject to applicable securities laws, the Observer shall (a) have the right to receive notice of and to attend and participate in meetings of the Board of Directors and (b) have the right to receive information and materials provided to the Board of Directors to the same extent as the directors serving on the Board of Directors at such time (which Subscriber may refuse to receive in its sole discretion); provided, however, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, or if reasonably required to comply with applicable law, as determined by outside counsel to the Company and upon prior notice to Subscriber. The Observer shall have no right to vote on any matter presented to the Board of Directors. Section 6.4 (Confidentiality) of the Stockholders Agreement shall apply mutatis mutandis to any information provided to the Observer pursuant to this Section 8. Subscriber acknowledges that (i) the Observer may receive material non-public information by virtue of his or her access to Company materials and attendance at meetings of the Board of Directors and (ii) Subscriber is aware that the U.S. securities laws may prohibit any person who directly or indirectly has received material, non-public information from an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.]1

9. Preemptive Rights. From and after the closing of the Transaction and for so long as Subscriber holds Equity Securities of the Company, subject to the terms and conditions of this Section 9 and applicable securities laws, if the Company proposes to offer or sell any new shares of Class A Common Stock, shares of Preferred Stock or any other equity-linked security to any person (such new shares, the “New Securities”), the Company shall offer a pro rata portion of such New Securities to Subscriber in accordance with the following provisions:

(a) The Company shall give written notice (the “Preemptive Right Notice”) to Subscriber at least ten (10) business days in advance of the proposed sale of New Securities, stating (i) its bona fide intention to offer

[1]	NTD: To be included as applicable.

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such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within five (5) business days after the Preemptive Right Notice is given (the “Preemptive Rights Election Period”), Subscriber may elect in writing (the “Preemptive Rights Exercise Notice”) to purchase or otherwise acquire, at the price and on the terms specified in the Preemptive Right Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Class A Common Stock or shares of Preferred Stock, as applicable, then held by Subscriber bears to the total number of shares of Class A Common Stock or shares of Preferred Stock, as applicable, then issued and outstanding. If, at the termination of the Preemptive Rights Election Period, Subscriber has not exercised its rights under this Section 9 to purchase New Securities, Subscriber shall be deemed to have waived any and all of its rights under this Section 9 with respect to such offering of New Securities.

(c) The Company may, during the ninety (90) day period following the expiration of the Preemptive Rights Election Period, offer and sell the remaining unsubscribed portion of such New Securities to any person or persons. If the Company does not enter into an agreement for the sale of the New Securities within such period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Subscriber in accordance with this Section 9.

(d) The provisions of this Section 9 shall not apply to issuances by the Company or any subsidiary of the Company: (i) to the Company or any of its subsidiaries; (ii) upon the exercise or conversion of any exchangeable, exercisable or convertible securities of the Company or any of its subsidiaries; (iii) to officers, employees, directors, independent contractors or consultants of the Company or its subsidiaries in connection with such person’s employment, independent contractor or consulting arrangements with the Company or its subsidiaries; (iv) in any business combination or acquisition transaction involving the Company or any of its subsidiaries; (v) to financial institutions, commercial lenders, broker/finders, or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Company or any of its subsidiaries; or (vi) in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock, recapitalization or similar transaction approved by the Board of Directors.

10. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if, on the Closing Date, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated or (d) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the End Date (as defined in the Merger Agreement, and, for the avoidance of doubt, giving effect to the permitted extension thereof as set forth in the Merger Agreement, but without giving effect to any subsequent amendment or waiver of the End Date) and the terminating party’s material breach was not the primary reason the Closing failed to occur by the End Date (the termination events described in clauses (a)-(d), the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt any party’s willful breach of its representations and warranties hereunder) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after such termination. Upon the occurrence of any Termination Event, any portion of the Purchase Price paid by the Subscriber to Company in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to Subscriber.

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11. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated March 3, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares (or the Underlying Common Shares) pursuant to the Company’s amended and restated certificate of incorporation in connection with the Transaction, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares (or the Underlying Common Shares), it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. Notwithstanding anything else in this Section 11 to the contrary, nothing herein shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. This Section 11 shall survive any termination of the Subscription Agreement.

12. Miscellaneous.

(a) Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

(b) Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement to an affiliate, any affiliated entities or to any fund or account managed by the same investment manager as Subscriber, provided that no such assignment shall relieve Subscriber of its obligations hereunder, and provided, further, that Subscriber shall provide notice to the Company upon such transfer. From and after the closing of the Transaction, the Subscriber shall be permitted to sell, pledge or otherwise transfer the Acquired Shares, subject to compliance with applicable securities laws.

(d) All the covenants, agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e) The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the

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extent consistent with its internal policies and procedures, and provided that the Company agrees to keep confidential any such information provided by Subscriber other than as necessary to include in any registration statement the Company is required to file hereunder. Subscriber acknowledges and agrees that if it does not provide the Company with such requested information, Subscriber’s Registrable Securities may not be able to be registered for resale. Subscriber acknowledges that a copy of this Subscription Agreement may be filed as exhibit to a periodic report or registration statement.

(f) This Subscription Agreement may not be modified, waived or terminated (except as set forth in Section 10) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement, together with the Merger Agreement, Certificate of Designations, the Registration Rights Agreement (attached hereto as Exhibit B and as shall be amended as required by Section 6 hereof) and Annex A, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person (including, without limitation, the Placement Agents, the Company or the Target) other than the statements, representations and warranties of the Company contained in this Subscription Agreement in making its investment or decision to invest in the Company. On behalf of itself and its affiliates, Subscriber releases each Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

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(m) The parties hereto acknowledge and agree that each Placement Agent is a third-party beneficiary of Section 12(l) and the representations and warranties of the parties contained in this Subscription Agreement.

(n) All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification). Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Company, to:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention: Mohsin Y. Meghji; Charles Garner

Email:    mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: John L. Robinson

Email:    JLRobinson@wlrk.com

(o) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

M3-BRIGADE ACQUISITION II CORP.

By:
Name:
Title:

Date: August 16, 2021

[Company Signature Page to Subscription Agreement]

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SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: August 16, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

State/Country of Subscriber’s Formation or Domicile:	State/Country of Joint Subscriber’s Formation or Domicile:
Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Acquired Common Shares subscribed for:

Aggregate Common Purchase Price: $	Common Price Per Share: $10.00

Aggregate Number of Acquired Preferred Shares subscribed for:

[Company Signature Page to Subscription Agreement]

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Aggregate Preferred Purchase Price: $	Preferred Price Per Share: $970.00

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Company Signature Page to Subscription Agreement]

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A. QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐

We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐	We are not a natural person.

***AND***

C. AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

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This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $50,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

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Exhibit A

Certificate of Designations

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Exhibit B

Registration Rights Agreement

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Annex A

Resale Shelf Registration

The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all Registrable Securities (as defined below) on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long form registration (the “Registration Statement”). The Company will provide a draft of the Registration Statement to Subscriber for review at least three (3) business days in advance of filing the Registration Statement, and shall advise Subscriber upon the Registration Statement being declared effective by the SEC. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days following the Filing Deadline (or ninety (90) calendar days after the Filing Deadline if the SEC notifies the Company that it will “review” the Registration Statement) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further comments from the SEC (such earlier date, the “Effectiveness Deadline”); provided, however, that if the SEC is closed for operations due to a governmental shutdown, the Effectiveness Deadline shall be extended by the same amount of days that the SEC remains closed for operations.

“Registrable Securities” shall mean for purposes of this Subscription Agreement, as of any date of determination, the Acquired Common Shares and the Underlying Common Shares (collectively, the “Registrable Acquired Shares”) and any other equity security of the Company issued or issuable with respect to the Registrable Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, provided that, as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (i) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (ii) the earliest of such time that such holder has disposed such securities pursuant to Rule 144 under the Securities Act (“Rule 144”), (iii) when they shall have ceased to be outstanding or (iv) when such securities have been sold in a private transaction in which the transferor’s rights are not assigned to the transferee of such securities.

Long-form Demands

During such times when no shelf registration statement (“Shelf”) shall be effective, the Subscriber may demand that the Company file a Registration Statement on Form S-1 for the purpose of conducting an underwritten offering of any or all of the Subscriber’s Registrable Securities (a “Long-form Demand”). The Subscriber may demand two (2) Long-form Demands, subject to minimum thresholds, other customary restrictions and cutback provisions, and applicable procedures set forth in the Registration Rights Agreement.

Underwritten Shelf Takedowns

At any time and from time to time when an effective Shelf is on file with the SEC by the Company, the Subscriber may request to sell all or any portion of its Registrable Securities in an underwritten offering or other coordinated offering that is registered pursuant to the Shelf (including a block trade) (an “Underwritten Shelf Takedown”), subject to minimum thresholds, other customary restrictions and cutback provisions, and applicable procedures set forth in the Registration Rights Agreement. The Subscriber may demand an unlimited number of Underwritten Shelf Takedowns.

Piggyback Rights

Subscriber shall be entitled to customary piggyback rights with respect to registrations of common stock by the Company for its own account or registrations by other holders of common stock subject to customary exceptions, customary cutback provisions and other customary restrictions and applicable procedures set forth in the Registration Rights Agreement.

G-23

Annex H

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into as of August 16, 2021 (this “Subscription Agreement”), by and between M3-Brigade Acquisition II Corp., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form made available to Subscriber (the “Merger Agreement”), pursuant to which the Company will acquire Syniverse Corporation, a Delaware corporation (the “Target”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $10.00 per share (the “Common Per Share Price”), and the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the closing of the Subscription (as defined below) contemplated hereby (the “Closing”);

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (excluding Twilio (as defined below), collectively, the “Other Subscribers”), have, severally and not jointly, entered into subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which the Other Subscribers have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the Other Subscribers, on the Closing Date, an aggregate amount of (a) 5,416,667 shares of Class A Common Stock at the Common Per Share Price, with an aggregate purchase price of $54,166,667, and (b) 201,890 shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), for a purchase price equal to $970.00 per share, and an aggregate purchase price of $195,833,333;

WHEREAS, in connection with the Transaction, Twilio Inc., a Delaware corporation (“Twilio”), has entered into a subscription agreement with the Company (the “Twilio Subscription Agreement”), pursuant to which Twilio has agreed to subscribe for and purchase, and the Company has agreed to issue and sell to Twilio, on the Closing Date, shares of Class A Common Stock and, if applicable, shares of the Company’s Class C common stock, par value $0.0001 per share, with an aggregate purchase price of not less than $500,000,000 and not more than $750,000,000, as more specifically set forth in the Twilio Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by Subscriber, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

(a) At least seven (7) business days before the anticipated closing date of the Transaction (the “Closing Date”), the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. As soon as practicable upon receipt of the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested by the Company in the Closing Notice in order for the Company to issue the Acquired Shares to Subscriber (including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8). No later than 5:00 p.m. New York City time on the business day that is two (2) business days prior to the Closing Date, Subscriber shall deliver to the Company the Purchase Price for the Acquired Shares in cash by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice, which funds will be held in escrow by the Company until the Closing. As soon as practicable after the Closing Date, the Company or its transfer agent (the “Transfer Agent”) shall deliver (1) evidence of the issuance to Subscriber of the Acquired Shares on and as of the Closing Date and (2) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Stockholders Agreement (as defined in the Merger Agreement), the Registration Rights Agreement (as defined in the Merger Agreement) or applicable state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

In the event that the consummation of the Transaction does not occur within three (3) business days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed to be cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement has been terminated in accordance with its terms, Subscriber shall remain obligated (A) to redeliver the funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2.

(b) The obligations of Subscriber and the Company to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the conditions that, on the Closing Date:

(i) there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, enjoining or prohibiting the consummation of the transactions contemplated hereby or any law that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited; provided that the governmental authority issuing such prohibition or injunction has jurisdiction over the parties hereto with respect to the transactions contemplated hereby;

(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver thereof); and

(iii) the closing of the Transaction shall be scheduled to occur on the Closing Date concurrently with or immediately following the Closing.

(c) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of the Company to consummate the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing.

(d) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of Subscriber to consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing;

(iii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented in writing to such amendment or modification; and

(iv) other than (i) the Other Subscription Agreements, (ii) the Twilio Subscription Agreement and (iii) the Merger Agreement (including any other agreement contemplated by the Merger Agreement), the Company has not entered into any other subscription agreement (including any amendment, supplement or other modification thereto) providing for (x) the sale of Class A Common Stock at a per share price lower than the Common Per Share Price or (y) substantially more favorable terms for the applicable other subscriber vis-à-vis Subscriber pursuant to this Subscription Agreement.

(e) At or prior to the Closing, upon reasonable prior written notice, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(f) For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted.

(b) The Acquired Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance).

(c) The Company has all requisite corporate power and authority to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. The execution, performance and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate power action of the Company. This Subscription Agreement has been duly executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company (assuming that this Subscription Agreement has been duly and validly authorized, executed and delivered by the other party hereto), enforceable against the Company in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought. The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “MBAC.” Except as disclosed in the SEC Reports (as defined herein), the Company is in compliance with the rules of the NYSE, and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the U.S. Securities and Exchange Commission (the “SEC”) with respect to any intention to deregister the Class A Common Stock or terminate the listing of the Class A Common Stock on the NYSE. The Company has taken no action in an attempt to terminate the registration of the Class A Common Stock under the Exchange Act.

(d) The execution and delivery by the Company of this Subscription Agreement, including the issuance and sale of the Acquired Shares hereunder, and the performance of the Company’s obligations hereunder (including the consummation of the transactions contemplated hereunder) do not (i) conflict with or result in any breach of any provision of the Company’s organizational documents (subject to receipt of the approvals required to consummate the Transaction as provided under the Merger Agreement), (ii) violate any applicable law of any governmental authority having jurisdiction over the Company, (iii) require any consent of or other action by any person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any contract to which the Company is a party or by which any of their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any lien on any assets of the Company, except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material

Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements and the accuracy of Twilio’s representations and warranties set forth in the Twilio Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the SEC of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) any filings or notices required by NYSE, (iv) those required to consummate the Transaction as provided under the Merger Agreement, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) As of the date hereof, the authorized share capital of the Company is 501,000,000 consisting of (i) 450,000,000 shares of Class A Common Stock, of which 40,000,000 shares are issued and outstanding, (ii) 50,000,000 shares of Class B common stock, par value $0.0001, of which 10,000,000 shares are issued and outstanding, and (iii) 1,000,000 shares of blank check preferred stock, par value $0.0001, of which no shares are issued and outstanding (clauses (i), (ii) and (iii) collectively, the “Company Securities”). The foregoing represents all of the issued and outstanding Company Securities as of the date of this Subscription Agreement. All issued and outstanding Company Securities have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, 13,333,333 public warrants of the Company and 7,500,000 private placement warrants of the Company are issued and outstanding (collectively, the “Company Warrants”). All outstanding Company Warrants have been duly authorized and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(g) Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against the Company.

(h) As of the date hereof, the Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Company’s incorporation, the Company has not received any written notice from a governmental authority that the Company is in violation of any applicable law, except where such violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its officers, directors or employees, nor, to the knowledge of the Company, any agent or representative of the Company has, in connection with or acting on behalf of the Company: (i) received, made or offered any unlawful payment, or offered or promised to make or receive any unlawful payment, or provided or offered or promised to provide or receive anything of value (whether in the form of property or services or in any other form), to or from any foreign or domestic government official or employee, or to any finder, agent, or other party acting on behalf of or under the auspices of governmental authority, for the purpose of (A) influencing any act or decision of a government official in his or her official capacity, (B) inducing a government official to do or omit to do any act in violation of his or her lawful duties or (C) inducing a government official to influence or affect any act or decision of any governmental authority; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (iii) taken any other action or made any omission, in each case, in violation of any law applicable to the Company governing corrupt practices, money laundering, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials, including, if applicable, the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd 1, et seq., the UK Bribery Act 2010 and any Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (all such Laws (as defined in the Merger Agreement), “Anticorruption Laws”). Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof: (w) the Company has never received any written or, to the Company’s knowledge, oral notice or inquiry alleging any such material violation or conducted any internal investigation or audit with respect to any actual or alleged violation of any Anticorruption Laws; (x) the Company is in compliance with all applicable laws relating to economic or trade sanctions or embargoes, including all Laws administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”, and all such Laws, “Sanctions Laws”), Ex-Im Laws, and U.S. anti-boycott Laws (collectively, “Trade Control Laws”); (y) the Company is not party to any contract and has never engaged in any transaction or other business in breach of Trade Control Laws; and (z) the Company has never received from any governmental authority or any other person any written or, to the Company’s knowledge, oral notice or inquiry of any violation or alleged violation of any Trade Control Laws.

(i) As of their respective dates, all reports required to be filed by the Company with the SEC since February 16, 2021, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing including all exhibits thereto through the date hereof, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any rules and regulations promulgated thereunder applicable to the SEC Reports. As of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Subscription Agreement or the Closing Date, then on the date of such filing), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC with respect to the SEC Reports. To the knowledge of the Company, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof. Notwithstanding anything in this Subscription Agreement to the contrary, no representation or warranty is made as or with respect to the accounting treatment of the Company’s issued and outstanding warrants, as to any deficiencies in disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants as equity rather than liabilities in the Company’s currently issued financial statements or as to any actions by the SEC in connection therewith. Furthermore, Subscriber acknowledges and agrees that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), and (ii) any restatement, revision or other modification of the SEC Reports or any statements or information included therein in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the SEC related thereto shall be deemed not to be material for purposes of this Subscription Agreement.

(j) Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports (i) fairly present, in all material respects, the financial position and the results of operations and consolidated cash flows at and for the periods then ended, subject, in the case of interim financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material), (ii) have been prepared in accordance with U.S. generally accepted accounting principles on a consistent basis (except as may be in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of filing of such SEC Reports.

(k) Other than (i) the Other Subscription Agreements, (ii) the Twilio Subscription Agreement and (iii) the Merger Agreement (including any other agreement contemplated by the Merger Agreement), (x) the

Company has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Company and (y) no other subscription agreement includes terms and conditions that are materially more advantageous to any such other investor than Subscriber hereunder.

(l) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable. Other than compensation paid to J.P. Morgan Securities LLC acting as placement agent (“J.P. Morgan”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any shares of Class A Common Stock hereunder or the sale of any shares of Class A Common Stock or Preferred Stock pursuant to the Other Subscription Agreements.

(m) The Company is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

(n) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 herein, those of the Other Subscribers set forth in the Other Subscription Agreements and those of Twilio set forth in the Twilio Subscription Agreement, in connection with the offer, sale and delivery of the Acquired Shares in the manner contemplated by this Subscription Agreement, (i) it is not necessary to register the Acquired Shares under the Securities Act, (ii) the Acquired Shares were not offered by any form of general solicitation or general advertising and (iii) the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement and (ii) will not violate any provisions of Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and

Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares. Subscriber is an “institutional account” as defined in FINRA Rule 4512(c).

(e) Subscriber acknowledges and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber acknowledges and agrees that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) in an offshore transaction within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber acknowledges and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by (i) J.P. Morgan or Moelis & Company LLC (“Moelis”), each acting as placement agent (together, the “Placement Agents” and each, a “Placement Agent”), or their affiliates or any of their respective control persons, officers, directors or employees or (ii) the Company, the Target or their affiliates or any of their respective officers, directors, partners, members, managers or employees, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement. Subscriber understands (x) J.P. Morgan is also serving as a financial advisor to Company in connection with the Transaction and (y) Moelis is also serving as a financial advisor to Target in connection with the Transaction.

(g) Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber has relied solely upon independent investigation made by Subscriber and has not relied on any statements or other information provided by the Placement Agents, the Company or the Target, any of their affiliates or any of their respective control persons, officers, directors, partners, members, managers or employees concerning the Company, the Target, their respective affiliates, the Transaction or the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has had access to, and an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Target and the Transaction. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agents, the Company or the Target, except for the statements, representations and warranties of the Company contained in this Subscription Agreement. Subscriber further acknowledges and agrees that the information provided to Subscriber (other than, for the avoidance of doubt, the information expressly set forth in the representations and warranties made by the Company herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligations under this Subscription Agreement (including, without limitation, to purchase the Acquired Shares).

(i) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact from the Company or a Placement Agent, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or between Subscriber and a Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that the Company has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(k) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber will not look to the Placement Agents, the Company or the Target for all or part of any such loss or losses Subscriber may suffer and Subscriber is able to sustain a complete loss on its investment in the Acquired Shares. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber hereby acknowledges and agrees that (i) each Placement Agent is acting solely as the Company’s placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Company, the Target or any other person or entity in connection with the Transaction, (ii) neither Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character or has provided any advice or recommendation in connection with the Transaction, (iii) neither Placement Agent will have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, the Target or the Transaction, and (iv) neither Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company, the Target or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transaction.

(l) Subscriber acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(n) Subscriber is not a “foreign person” (as defined in 31 C.F.R. Part 800.224).

(o) Subscriber is a “United States person” within the meaning of Section 7701(a)(30) of the Code and the rules and regulations promulgated thereunder.

(p) Subscriber has, and at the time of payment of the Purchase Price in accordance with Section 2 will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

(q) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, Target, nor any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; and (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” within the meaning of U.S. Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who (1) is independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that (x) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with Subscriber’s investment in the Acquired Shares, and (y) the Transaction Parties have a financial interest in Subscriber’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated by this Subscription Agreement.

5. Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement until the earlier of the Closing or the termination of this Subscription Agreement in accordance with its terms, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement. The Company represents and warrants to the Subscriber that the Other Subscribers are bound by an agreement pursuant to the Other Subscription Agreements that is substantially identical to this Section 5.

6. Registration Rights. Subscriber and the Company hereby acknowledge and agree that all of the Acquired Shares shall in all respects be subject to the terms and conditions of the Registration Rights Agreement (as defined in the Merger Agreement), and for all purposes under the Registration Rights Agreement the Acquired Shares shall constitute Registrable Securities (as defined in the Registration Rights Agreement).

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the End Date (as defined in the Merger Agreement, and, for the avoidance of doubt, giving effect to the permitted extension thereof as set forth in the Merger Agreement); provided, that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt any party’s willful breach of its representations and warranties hereunder) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after such termination.

8. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated March 3, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Company’s amended and restated certificate of incorporation in connection with the Transaction, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. This Section 8 shall survive any termination of the Subscription Agreement.

9. Miscellaneous.

(a) Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

(b) Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement to an affiliate or to any fund or account managed by the same investment manager as Subscriber, provided that no such assignment shall relieve Subscriber of its obligations hereunder, and provided, further, that Subscriber shall provide notice to the Company upon such transfer.

(d) All the covenants, agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e) The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, and provided that the Company agrees to keep confidential any such information provided by Subscriber other than as necessary to include in any registration statement the Company is required to file hereunder. Subscriber acknowledges and agrees that if it does not provide the Company with such requested information, Subscriber’s Registrable Acquired Shares may not be able to be registered for resale. Subscriber acknowledges that a copy of this Subscription Agreement may be filed as exhibit to a periodic report or registration statement.

(f) This Subscription Agreement may not be modified, waived or terminated (except as set forth in Section 7) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement, together with the Merger Agreement (in each case, including all Exhibits, Schedules, Appendices and/or Annexes thereto), constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person (including, without limitation, the Placement Agents, the Company or the Target) other than the statements, representations and warranties of the Company contained in this Subscription Agreement in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) the Other Subscribers pursuant to the Other Subscription Agreements or Twilio pursuant to the Twilio Subscription Agreement (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser), (ii) the Placement Agents, their respective affiliates or any of its or their respective affiliates’ control persons, officers, directors, partners, members, managers or employees, or (iii) any other party to the Merger Agreement (other than the Target following closing of the Transaction), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares or the Transaction. On behalf of itself and its affiliates, Subscriber releases each Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

(m) The parties hereto acknowledge and agree that each Placement Agent is a third-party beneficiary of Section 9(l) and the representations and warranties of the parties contained in this Subscription Agreement.

(n) All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification). Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Company, to:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention: Mohsin Y. Meghji; Charles Garner

Email: mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: John L. Robinson

Email: JLRobinson@wlrk.com

(o) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

M3-BRIGADE ACQUISITION II CORP.

By:	/s/ Mohsin Meghji
	Name:	Mohsin Meghji
	Title:	Chairman and Chief Executive Officer

Date: August 16, 2021

[Company Signature Page to Subscription Agreement]

SUBSCRIBER:

	Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	/s/ Mohsin Y. Meghji	By:
	Name: Mohsin Y. Meghji Title: Chief Executive Officer of M3 Acquisition Partners II Corp., as General Partner of M3-Brigade Sponsor II LP		Name: Title:

Date: August 16, 2021

	Name of Subscriber: M3-Brigade Sponsor II LP		Name of Joint Subscriber, if applicable:

	(Please print. Please indicate name and capacity of person signing above)		(Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

	State/Country of Subscriber’s Formation or Domicile:		State/Country of Joint Subscriber’s Formation or Domicile:

	Subscriber’s EIN:		Joint Subscriber’s EIN:

	Business Address-Street:		Mailing Address-Street (if different):

	City, State, Zip:		City, State, Zip:

	Attn:		Attn:

	Telephone No.:		Telephone No.:

	Facsimile No.:		Facsimile No.:

Aggregate Number of Acquired Shares subscribed for: 1,500,000

[Subscriber Signature Page to Subscription Agreement]

Aggregate Purchase Price: $15,000,000	Price Per Share: $10.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Subscriber Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐

We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐	We are not a natural person.

***AND***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $50,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Annex I

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into as of August 16, 2021 (this “Subscription Agreement”), by and between M3-Brigade Acquisition II Corp., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form made available to Subscriber (the “Merger Agreement”), pursuant to which the Company will acquire Syniverse Corporation, a Delaware corporation (the “Target”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, Subscriber previously entered into that certain Framework Agreement, dated February 26, 2021, by and among Subscriber, Target and Carlyle Partners V Holdings, L.P., a Delaware limited partnership, and further, in connection with the Transaction, concurrently herewith the parties to such agreement are entering into a letter agreement (the “Letter Agreement”) to amend such agreement (as so amended or otherwise modified from time to time, the “Framework Agreement”);

WHEREAS, in connection with the Transaction and as contemplated by the Framework Agreement, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and, if applicable, shares of the Company’s Class C common stock, par value $0.0001 per share (the “Class C Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), in the aggregate, equal to the quotient obtained by dividing (a) (i) the Investment Percentage (as defined in the Framework Agreement) multiplied by (ii) (A) the Base Purchase Price (as defined in the Merger Agreement) minus (B) the Closing Date Leakage (as defined in the Merger Agreement) plus (C) the Purchase Price plus (D) the Option Exercise Amount (as defined in the Merger Agreement) by (b) ten (10) (collectively, the “Acquired Shares”), for an aggregate purchase price equal to (a) $750 million minus (b) the lesser of (i) $250 million and (ii) the excess, if any (and for the avoidance of doubt, this clause (ii) shall never yield an amount lower than zero (0)), of (A) amount of cash available in the Trust Account (as defined in the Merger Agreement) following the Acquiror Shareholders’ Meeting (as defined in the Merger Agreement), after deducting the amount required to satisfy the Acquiror Share Redemption Amount (as defined in the Merger Agreement), plus the PIPE Investment Amount (as defined in the Merger Agreement) actually received by the Company prior to the Closing (as defined in the Merger Agreement) over (B) $375 million (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the closing of the Subscription (as defined below) contemplated hereby (the “Closing”);

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (collectively, the “Other Subscribers”), have, severally and not jointly, entered into subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which the Other Subscribers have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the Other Subscribers, on the Closing Date, an aggregate amount of (a) 6,916,667 shares of Class A Common Stock at a price per share of $10.00 (the “Common Per Share Price”), with an aggregate purchase price of $69,166,667, and (b) 201,890 shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), for a purchase price equal to $970.00 per share, and an aggregate purchase price of $195,833,333.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by Subscriber, the Acquired Shares (such subscription and issuance, the “Subscription”). Notwithstanding anything to the contrary, if the Acquired Shares to be issued to Subscriber hereby have a right to vote in the election of directors of the Company that, as measured immediately subsequent to the closing of the Subscription (but prior to the Effective Time (as defined in the Merger Agreement)), exceeds 49.9% of the aggregate voting rights for the election of directors of the Company (such threshold, the “Voting Cap”), then the Acquired Shares will consist of (a) shares of Class A Common Stock which represent a right to vote in the election of directors up to, but not in excess of, the Voting Cap, and (b) in lieu of the shares of Class A Common Stock which would have been issued to Subscriber but for the Voting Cap, an equal number of shares of Class C Common Stock.

2. Closing.

(a) At least seven (7) business days before the anticipated closing date of the Transaction (the “Closing Date”), the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) business days prior to the Closing (as defined in the Merger Agreement) (but prior to the Effective Time (as defined in the Merger Agreement)), Subscriber shall deliver to the Company such information as is reasonably requested by the Company in the Closing Notice in order for the Company to issue the Acquired Shares to Subscriber (including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8). At the Closing (as defined in the Merger Agreement) (but prior to the Effective Time (as defined in the Merger Agreement), (A) Subscriber shall deliver to the Company the Purchase Price for the Acquired Shares in cash by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice and (B) the Company or its transfer agent (the “Transfer Agent”) shall deliver (1) evidence of the issuance to Subscriber of the Acquired Shares on and as of the Closing Date and (2) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Stockholders Agreement (as defined in the Merger Agreement), the Registration Rights Agreement (as defined in the Merger Agreement) or applicable state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(b) The obligations of Subscriber and the Company to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the conditions that, on the Closing Date:

(i) there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, enjoining or prohibiting the consummation of the transactions contemplated hereby or any law that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited; provided that the governmental authority issuing such prohibition or injunction has jurisdiction over the parties hereto with respect to the transactions contemplated hereby;

(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver thereof); and

(iii) the closing of the Transaction shall be scheduled to occur on the Closing Date immediately following the Closing.

(c) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of the Company to consummate the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing.

(d) In addition to the conditions set forth in Section 2(a) and Section 2(b), and without limiting any of Subscriber’s rights under the Framework Agreement or the Merger Agreement, the obligation of Subscriber to consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing;

(iii) other than (i) the Other Subscription Agreements and (ii) the Merger Agreement (including any other agreement contemplated by the Merger Agreement), the Company has not entered into any other subscription agreement (including any amendment, supplement or other modification thereto) providing for (x) the sale of Class A Common Stock at a per share price lower than the Common Per Share Price or (y) substantially more favorable terms for the applicable other subscriber vis-à-vis Subscriber pursuant to this Subscription Agreement; and

(iv) all conditions precedent to the Closing (as defined in the Framework Agreement) set forth in the Framework Agreement shall be satisfied or waived in accordance therewith.

(e) At the Closing, upon reasonable prior written notice, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(f) For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that (it being understood that nothing in this Section 3 or otherwise in this Subscription Agreement shall limit any of Subscriber’s rights under the Framework Agreement or the Merger Agreement):

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted.

(b) The Acquired Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance).

(c) The Company has all requisite corporate power and authority to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. The execution, performance and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate power action of the Company. This Subscription Agreement has been duly executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company (assuming that this Subscription Agreement has been duly and validly authorized, executed and delivered by the other party hereto), enforceable against the Company in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought. The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “MBAC.” Except as disclosed in the SEC Reports (as defined herein), the Company is in compliance with the rules of the NYSE, and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the U.S. Securities and Exchange Commission (the “SEC”) with respect to any intention to deregister the Class A Common Stock or terminate the listing of the Class A Common Stock on the NYSE. The Company has taken no action in an attempt to terminate the registration of the Class A Common Stock under the Exchange Act.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements, the execution and delivery by the Company of this Subscription Agreement, including the issuance and sale of the Acquired Shares hereunder, and the performance of the Company’s obligations hereunder (including the consummation of the transactions contemplated hereunder) do not (i) conflict with or result in any breach of any provision of the Company’s organizational documents (subject to receipt of the approvals required to consummate the Transaction as provided under the Merger Agreement), (ii) violate any applicable law of any governmental authority having jurisdiction over the Company, (iii) require any consent of or other action by any person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any contract to which the Company is a party or by which any of their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any lien on any assets of the Company, except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the SEC of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) any filings or notices required by NYSE, (iv) those required to consummate the Transaction as provided under the Merger Agreement, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) As of the date hereof, the authorized share capital of the Company is 501,000,000 consisting of: (i) 450,000,000 shares of Class A Common Stock, of which 40,000,000 shares are issued and outstanding, (ii) 50,000,000 shares of Class B common stock, par value $0.0001, of which 10,000,000 shares are issued and outstanding, and (iii) 1,000,000 shares of blank check preferred stock, par value $0.0001, of which no shares are issued and outstanding (clauses (i), (ii) and (iii) collectively, the “Company Securities”). The foregoing represents all of the issued and outstanding Company Securities as of the date of this Subscription Agreement. All issued and outstanding Company Securities have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, 13,333,333 public warrants of the Company and 7,500,000 private placement warrants of the Company are issued and outstanding (collectively, the “Company Warrants”). All outstanding Company Warrants have been duly authorized and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(g) Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against the Company.

(h) As of the date hereof, the Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Company’s incorporation, the Company has not received any written notice from a governmental authority that the Company is in violation of any applicable law, except where such violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its officers, directors or employees, nor, to the knowledge of the Company, any agent or representative of the Company has, in connection with or acting on behalf of the Company: (i) received, made or offered any unlawful payment, or offered or promised to make or receive any unlawful payment, or provided or offered or promised to provide or receive anything of value (whether in the form of property or services or in any other form), to or from any foreign or domestic government official or employee, or to any finder, agent, or other party acting on behalf of or under the auspices of governmental authority, for the purpose of (A) influencing any act or decision of a government official in his or her official capacity, (B) inducing a government official to do or omit to do any act in violation of his or her lawful duties or (C) inducing a government official to influence or affect any act or decision of any governmental authority; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (iii) taken any other action or made any omission, in each case, in violation of any law applicable to the Company governing corrupt practices, money laundering, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials, including, if applicable, the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd 1, et seq., the UK Bribery Act 2010 and any Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (all such Laws (as defined in the Merger Agreement), “Anticorruption Laws”). Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof: (w) the Company has never received any written or, to the Company’s knowledge, oral notice or inquiry alleging any such material violation or conducted any internal investigation or audit with respect to any actual or alleged violation of any Anticorruption Laws; (x) the Company is in compliance with all applicable laws relating to economic or trade sanctions or embargoes, including all Laws administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”, and all such Laws, “Sanctions Laws”), Ex-Im Laws, and U.S. anti-boycott Laws (collectively, “Trade Control Laws”); (y) the Company is not party to any contract and has never engaged in any transaction or other business in breach of Trade Control Laws; and (z) the Company has never received from any governmental authority or any other person any written or, to the Company’s knowledge, oral notice or inquiry of any violation or alleged violation of any Trade Control Laws.

(i) As of their respective dates, all reports required to be filed by the Company with the SEC since February 16, 2021, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing including all exhibits thereto through the date hereof, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any rules and regulations promulgated thereunder applicable to the SEC Reports. As of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Subscription Agreement or the Closing Date, then on the date of such filing), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC with respect to the SEC Reports. To the knowledge of the Company, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof. Notwithstanding anything in this Subscription Agreement to the contrary, no representation or warranty is made as or with respect to the accounting treatment of the Company’s issued and outstanding warrants, as to any deficiencies in disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants as equity rather than liabilities in the Company’s currently issued financial statements or as to any actions by the SEC in connection therewith. Furthermore, Subscriber acknowledges and agrees that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), and (ii) any restatement, revision or other modification of the SEC Reports or any statements or information included therein in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the SEC related thereto shall be deemed not to be material for purposes of this Subscription Agreement.

(j) Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports (i) fairly present, in all material respects, the financial position and the results of operations and consolidated cash flows at and for the periods then ended, subject, in the case of interim financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material), (ii) have been prepared in accordance with U.S. generally accepted accounting principles on a consistent basis (except as may be in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof.

(k) Other than (i) the Other Subscription Agreements and (ii) the Merger Agreement (including any other agreement contemplated by the Merger Agreement), (x) the Company has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Company and (y) no other subscription agreement includes terms and conditions that are materially more advantageous to any such other investor than Subscriber hereunder.

(l) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable. Other than compensation paid to J.P. Morgan Securities LLC acting as placement agent (“J.P. Morgan”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any shares of Class A Common Stock hereunder or the sale of any shares of Class A Common Stock or Preferred Stock pursuant to the Other Subscription Agreements.

(m) The Company is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

(n) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 herein and those of the Other Subscribers set forth in the Other Subscription Agreements, in connection with the offer, sale and delivery of the Acquired Shares in the manner contemplated by this Subscription Agreement, (i) it is not necessary to register the Acquired Shares under the Securities Act, (ii) the Acquired Shares were not offered by any form of general solicitation or general advertising and (iii) the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement and (ii) will not violate any provisions of Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

(e) Subscriber acknowledges and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber acknowledges and agrees that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) in an offshore transaction within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber acknowledges and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by (i) J.P. Morgan or Moelis & Company LLC (“Moelis”), each acting as placement agent (together, the “Placement Agents” and each, a “Placement Agent”), or their affiliates or any of their respective control persons, officers, directors or employees or (ii) the Company, the Target or their affiliates or any of their respective officers, directors, partners, members, managers or employees, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement, the Framework Agreement and the Merger Agreement. Subscriber understands (x) J.P. Morgan is also serving as a financial advisor to Company in connection with the Transaction and (y) Moelis is also serving as a financial advisor to Target in connection with the Transaction.

(g) Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber has relied solely upon independent investigation made by Subscriber and has not relied on any statements or other information provided by the Placement Agents, the Company or the Target, any of their affiliates or any of their respective control persons, officers, directors, partners, members, managers or employees concerning the Company, the Target, their respective affiliates, the Transaction or the Acquired Shares, in each case other than as set forth herein or in the Framework Agreement or Merger Agreement. Subscriber acknowledges and agrees that Subscriber has had access to, and an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Target and the Transaction. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agents, the Company or the Target, except for the statements, representations and warranties contained in this Subscription Agreement, the Framework Agreement and Merger Agreement. Subscriber further acknowledges and agrees that the information provided to Subscriber (other than, for the avoidance of doubt, the information expressly set forth in the representations and warranties herein and in the Framework Agreement and the Merger Agreement) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligations under this Subscription Agreement (including, without limitation, to purchase the Acquired Shares).

(i) Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that the Company has not provided any tax advice regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(k) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber hereby acknowledges and agrees that (i) each Placement Agent is acting solely as the Company’s placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Company, the Target or any other person or entity in connection with the Transaction, (ii) neither Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character or has provided any advice or recommendation in connection with the Transaction, (iii) neither Placement Agent will have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, the Target or the Transaction, and (iv) neither Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company, the Target or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transaction. Notwithstanding the foregoing, nothing in this Section 4(k) or otherwise in this Subscription Agreement shall limit any of Subscriber’s rights under the Framework Agreement or the Merger Agreement.

(l) Subscriber acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) [Reserved].

(n) Subscriber is not a “foreign person” (as defined in 31 C.F.R. Part 800.224).

(o) Subscriber is a “United States person” within the meaning of Section 7701(a)(30) of the Code and the rules and regulations promulgated thereunder.

(p) Subscriber has, and at the time of payment of the Purchase Price in accordance with Section 2 will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5. Additional Subscriber Agreement. Unless otherwise approved in writing by the Company (which approval shall not be unreasonably conditioned, withheld, delayed or denied), Subscriber shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under the Framework Agreement. Subscriber shall (a) notify the Company at least five (5) business days prior to taking any steps to terminate the Framework Agreement, (b) not mutually agree to terminate the Framework Agreement, and (c) keep the Company reasonably informed of, and allow the Company and its representatives to participate in, any discussions with respect to, any attempted termination of, or proposed modifications to, the Framework Agreement by Subscriber or Target. Subject to the terms and conditions of the Framework Agreement and this Subscription Agreement, the Subscriber shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by this Subscription Agreement and the Framework Agreement on the terms described herein and therein, including, in the event that all conditions in this Subscription Agreement and the Framework Agreement have been satisfied (other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, which conditions are capable of being satisfied), using its reasonable best efforts to enforce its rights under the Framework Agreement. Subject to the terms and conditions of the Framework Agreement, Subscriber shall use its reasonable best efforts not take, or fail to take, any action that would reasonably be expected to give rise to a failure of the conditions to closing under the Framework Agreement to occur or any right of termination thereunder (an “Adverse Framework Agreement Event”). Subscriber shall notify the Company as promptly as practicable (and in any event within 48 hours) of learning of any change, effect, event or occurrence that constitutes an Adverse Framework Agreement Event.

6. Registration Rights. Subscriber and the Company hereby acknowledge and agree that all of the Acquired Shares shall in all respects be subject to the terms and conditions of the Registration Rights Agreement (as defined in the Merger Agreement), and for all purposes under the Registration Rights Agreement the Acquired Shares shall constitute Registrable Securities (as defined in the Registration Rights Agreement).

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Target to terminate this Subscription Agreement, (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the End Date (as defined in the Merger Agreement, and, for the avoidance of doubt, giving effect to the permitted extension thereof as set forth in the Merger Agreement) or (d) automatically and without further action by either party upon termination of the Framework Agreement in accordance therewith; provided, that nothing herein will relieve any party from liability for any Willful Breach (as defined in the Framework Agreement) hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after such termination.

8. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated March 3, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the

Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Company’s amended and restated certificate of incorporation in connection with the Transaction, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. This Section 8 shall survive any termination of the Subscription Agreement.

9. Miscellaneous.

(a) Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

(b) Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Neither this Subscription Agreement nor any rights that may accrue to any party hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned, other than by Subscriber to any controlled Affiliate (as defined in the Framework Agreement) of Subscriber (provided that any such assignment will not relieve Subscriber of any of its obligations hereunder).

(d) All the covenants, agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e) [Reserved].

(f) This Subscription Agreement may not be modified, waived or terminated (except as set forth in Section 7) except by an instrument in writing, signed by each of the parties hereto and the Target. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The Target shall be a third party beneficiary to the agreements made hereunder between the Company and the Subscriber, and shall have the right to enforce such agreements directly. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement, together with the Framework Agreement and the Merger Agreement (in each case, including all Exhibits, Schedules, Appendices and/or Annexes thereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification). Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(i)	if to Subscriber, to:

Twilio Inc.

101 Spear St. First Floor

San Francisco, CA 94105

Attention: General Counsel

Email:    legalnotices@twilio.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Ave

New York, NY 10022

Attention: Edward J. Lee and Carlo Zenkner

Email:    edward.lee@kirkland.com and carlo.zenkner@kirkland.com

(ii)	if to the Company, to:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention: Mohsin Y. Meghji; Charles Garner

Email:    mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: John L. Robinson

Email:    JLRobinson@wlrk.com

(m) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Subscription Agreement as of the date first written above.

SUBSCRIBER:

TWILIO INC.

By:	/s/ Khozema Shipchandler
Khozema Shipchandler
Chief Financial Officer

[Subscriber Signature Page to Subscription Agreement]

COMPANY:

M3-BRIGADE ACQUISITION II CORP.

By:	/s/ Mohsin Meghji
Mohsin Meghji
Chairman and Chief Executive Officer

[Company Signature page to Subscription Agreement]

ANNEX J

SYNIVERSE TECHNOLOGIES CORPORATION

2021 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSES

This Syniverse Technologies Corporation 2021 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), has the following purposes:

(1) To further the growth, development and financial success of Syniverse Corporation (the “Company”) and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries by facilitating their ownership of Company Common Stock, thereby allowing them to benefit directly from the growth, development and financial success of the Company and its Subsidiaries.

(2) To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the Awards granted hereunder.

As of the Effective Date, the Plan replaces and succeeds the Prior Plan, and, from and after the Effective Date, no further awards shall be made under the Prior Plan (but, for the avoidance of doubt, the adoption of this Plan will have no effect on the terms and conditions of outstanding awards under the Prior Plan).

ARTICLE II

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

Section 2.1 “Administrator” shall mean the Board or any committee of the Board designated by the Board to administer the Plan. The Administrator with respect to Awards intended to be exempted from Section 16 of the Exchange Act shall be the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or the Compensation Committee shall designate, each of whom is a “non-employee director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act (or, alternatively, the full Board may act as in the Administrator in such case).

Section 2.2 “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

Section 2.3 “Alternative Award” shall have the meaning set forth in Section 14.1.

Section 2.4 “Alternative Performance Awards” shall have the meaning set forth in Section 14.2.

Section 2.5 “Applicable Laws” shall mean the requirements relating to the administration of stock option, restricted stock, restricted stock unit and other equity-based compensation plans under U.S. state corporate laws,

U.S. federal and state securities laws, the Code and any other tax laws (including laws relating to withholding and remittance of taxes and social contributions), any stock exchange or quotation system on which the Company Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

Section 2.6 “Award” shall mean any Option, Stock Purchase Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, SAR, Dividend Equivalent, Deferred Share Unit or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types of Awards into a single grant.

Section 2.7 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein. In the event of any inconsistency or conflict between the express terms of the Plan and the express terms of an Award Agreement, the express terms of the Plan shall govern.

Section 2.8 “Base Price” shall have the meaning set forth in Section 2.52.

Section 2.9 “Board” shall mean the Board of Directors of the Company.

Section 2.10 “Cause” shall mean, unless otherwise provided in the Award Agreement, any of the following: (a) the Participant’s conviction of, or plea of guilty or nolo contendere to a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or comparable classification in a jurisdiction that does not use these terms); (b) the Participant’s engaging in any conduct that constitutes an employment disqualification under applicable law; (c) the Participant’s willful or grossly negligent failure to perform his or her material employment-related duties for the Company and its Subsidiaries, or willful misconduct in the performance of such duties; (d) the Participant’s material violation of any Company or Subsidiary policy as in effect from time to time; (e) the Participant’s engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (f) the Participant’s material breach of any Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound; provided that in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Cause” shall have the meaning, if any, specified in such agreement. A termination for Cause shall be deemed to include a determination by the Administrator following a Participant’s termination of employment that circumstances existing prior to such termination would have entitled the Company or one of its Subsidiaries to have terminated such Participant’s employment for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Administrator or its designee, or during any negotiations between the Administrator or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.

Section 2.11 “Change in Control” shall mean the first to occur of any of the following events after the Effective Date:

(a) the acquisition, directly or indirectly, by any Person (which, for purposes of this definition, shall include a “group” (as defined in Section 13(d) or 14(d)(2) of the Exchange Act)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either (1) the then outstanding Company Common Stock or (2) the combined voting power of the Company’s then outstanding voting securities, other than (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (iv) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (b) of this Section 2.11;

(b) the merger, consolidation or other similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Company’s outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company Common Stock and Company’s outstanding voting securities, as the case may be; (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination are Incumbent Directors (determined in the same manner as for purposes of clause (c) of this definition);

(c) within any 24-month period, the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (c); provided, that any member of the Board whose initial assumption of office occurs as a result of (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director; or

(d) the approval by the Company’s shareholders of the liquidation or dissolution of the Company (other than a liquidation that effects in substance a transfer of all or substantially all of the assets of the Company satisfying clause (b) of this definition);

provided that, in the case of each of clauses (a) – (d), as to Awards subject to Section 409A of the Code the payment or settlement of which will occur by reason of the Change in Control, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

Section 2.12 “Change in Control Price” shall mean the price per share of Company Common Stock paid in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the value of the non-cash portion of the Change in Control Price shall be determined in good faith by the Administrator as constituted immediately prior to the Change in Control.

Section 2.13 “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 2.14 “Company” shall mean Syniverse Technologies Corporation, a Delaware corporation, and any successor thereto.

Section 2.15 “Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

Section 2.16 “Competitive Activity” shall mean a Participant’s material breach of restrictive covenants relating to noncompetition, nonsolicitation (of customers or employees) or preservation of confidential information, or other covenants having the same or similar scope, included in an Award Agreement or other agreement to which the Participant and the Company or any of its Subsidiaries is a party.

Section 2.17 “Consultant” shall mean any natural person who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to such entity.

Section 2.18 “Corporate Event” shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 4.3(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations or accounting principles (including, without limitation, a recapitalization of the Company).

Section 2.19 “Deferred Share Unit” shall mean a unit credited to a Participant’s account in the books of the Company under Article X which represents the right to receive one Share of Company Common Stock or cash equal to the Fair Market Value thereof on settlement of the account.

Section 2.20 “Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary of the Company.

Section 2.21 “Disability” shall mean (x) for Awards that are not subject to Section 409A of the Code, “disability” as such term is defined in in the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant and (y) for Awards that are subject to Section 409A of the Code, “disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code; provided that with respect to Awards that are not subject to Section 409A, in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Disability” shall have the meaning, if any, specified in such agreement.

Section 2.22 “Dividend Equivalent” shall mean the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.

Section 2.23 “Effective Date” shall have the meaning set forth in Section 15.7.

Section 2.24 “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.

Section 2.25 “Employee” shall mean any individual classified as an employee by the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan, including any person to whom an offer of employment has been extended (except that any Award granted to such person shall be conditioned on his or her commencement of service). A person shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor to the foregoing. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option on the first day immediately following a three (3)-month period from the date the employment relationship is deemed terminated.

Section 2.26 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 2.27 “Executive Officer” shall mean each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

Section 2.28 “Fair Market Value” of a Share as of any date of determination shall be:

(a) If the Company Common Stock is listed on any established stock exchange or a national market system, then the closing price on such date per Share as reported as quoted on such stock exchange or system shall be the Fair Market Value for the date of determination;

(b) If there are no transactions in the Company Common Stock that are available to the Company on any date of determination pursuant to clause (a) but transactions are available to the Company as of the immediately preceding trading date, then the Fair Market Value determined as of the immediately preceding trading date shall be the Fair Market Value for the date of determination; or

(c) If neither clause (a) nor clause (b) shall apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing selected by the Administrator, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions, and (z) any other factors determined to be relevant by the Administrator.

Section 2.29 “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is expressly designated as an Incentive Stock Option in the Award Agreement.

Section 2.30 “normal retirement age” shall have the meaning set forth in the applicable Award Agreement or, if not defined in the Award Agreement, pursuant to the customary policies of the Company.

Section 2.31 “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

Section 2.32 “Non-U.S. Awards” shall have the meaning set forth in Section 3.5.

Section 2.33 “Option” shall mean an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.

Section 2.34 “Option Price” shall have the meaning set forth in Section 6.3.

Section 2.35 “Optionee” shall mean a Participant to whom an Option or SAR is granted under the Plan.

Section 2.36 “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.

Section 2.37 “Performance Award” shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.

Section 2.38 “Performance Award Conversion” shall have the meaning set forth in Section 14.3.

Section 2.39 “Performance Cycle” shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

Section 2.40 “Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 9.5 for the purpose of determining the extent to which a Performance Award has been earned or vested.

Section 2.41 “Performance Share” means an Award granted pursuant to Article IX of the Plan of a Share or a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

Section 2.42 “Performance Unit” means a U.S. Dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article IX of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

Section 2.43 “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

Section 2.44 “Plan” shall have the meaning set forth in Article I.

Section 2.45 “Prior Plan” shall mean the Syniverse Corporation 2011 Equity Incentive Plan.

Section 2.46 “Replacement Awards” shall mean Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of its Subsidiaries.

Section 2.47 “Restricted Stock” shall mean an Award granted pursuant to Section 8.1.

Section 2.48 “Restricted Stock Unit” shall mean an Award granted pursuant to Section 8.2.

Section 2.49 “Securities Act” shall mean the Securities Act of 1933, as amended.

Section 2.50 “Service Provider” shall mean an Employee, Consultant, or Director.

Section 2.51 “Share” shall mean a share of Company Common Stock.

Section 2.52 “Stock Appreciation Right” or “SAR” shall mean the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator on the grant date (which specified price shall not be less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.

Section 2.53 “Stock-Based Award” shall have the meaning set forth in Section 11.1.

Section 2.54 “Stock Purchase Right” shall mean an Award granted pursuant to Section 5.4.

Section 2.55 “Subplans” shall have the meaning set forth in Section 3.5.

Section 2.56 “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest, provided that, to the extent required under Section 422 of the Code when granting an Incentive Stock Option, Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 2.57 “Termination of employment,” “termination of service” and any similar term or terms shall mean, with respect to a Director who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Director ceases to be a member of the Board, with respect to a Consultant who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Consultant ceases to provide consulting or advisory services to the Company or any of its Subsidiaries, and, with respect to an Employee, the date the Participant ceases to be an Employee; provided that with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder. A “termination of employment” or “termination of service” shall not occur if a Director, immediately upon ceasing to be a member of the Board, becomes an Employee of the Company or any of its Subsidiaries or if an Employee, immediately upon termination of employment with the Company or any of its Subsidiaries, becomes or continues to serve as a member of the Board.

Section 2.58 “Unrecyclable Shares” shall mean (i) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options and (ii) any Shares subject to awards granted under the Prior Plan.

Section 2.59 “Withholding Taxes” shall mean the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law, which shall be at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not cause adverse accounting consequences.

ARTICLE III

ADMINISTRATION

Section 3.1 Administrator. The Plan shall be administered by the Board or an Administrator appointed by the Board, which Administrator, unless otherwise determined by the Board, shall be constituted to comply with Applicable Laws, including, without limitation, Section 16 of the Exchange Act, and the listing requirements of the New York Stock Exchange or any other exchange on which the Shares are listed.

Section 3.2 Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such Administrator, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:

(a) determine the Fair Market Value;

(b) determine the type or types of Awards to be granted to each Participant;

(c) select the Service Providers to whom Awards may from time to time be granted hereunder;

(d) determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her hereunder, including, but not by way of limitation of, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause, and policies regarding the determination of normal retirement age;

(e) determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(f) approve forms of agreement for use under the Plan, which need not be identical for each Service Provider;

(g) determine the terms and conditions of any Awards granted hereunder (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(h) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans established for the purpose of satisfying applicable foreign laws;

(i) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;

(j) suspend or accelerate the vesting of any Award granted under the Plan;

(k) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(l) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

Section 3.3 Delegation by the Administrator. The Administrator may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or Director or group of Directors of the Company or its Affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers or non-employee directors of the Board; provided that any delegation to one or more officers of the Company shall be subject to and comply with Section 157(c) of the Delaware General Corporation Law (or successor provision). In addition, with respect to any Award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Administrator shall consist of solely two or more “non-employee directors” within the meaning of such rule, or, in the alternative, the entire Board.

Section 3.4 Compensation, Professional Assistance, Good Faith Actions. The Administrator may receive such compensation for its services hereunder as may be determined by the Board. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, in its discretion, elect to engage the services of attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations, decisions and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Administrator (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator (and its members) shall be fully protected by the Company with respect to any such action, determination or interpretation.

Section 3.5 Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under Applicable Laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.

ARTICLE IV

SHARES SUBJECT TO PLAN

Section 4.1 Shares Subject to Plan.

(a) Subject to Section 4.3, the aggregate number of Shares which may be issued under this Plan is [33.8 million]1 as of the Effective Date, all of which may be issued in the form of Incentive Stock Options under the Plan. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form. Unless the Administrator shall determine otherwise, (x) Awards may not consist of fractional shares and shall be rounded down to the nearest whole Share, and (y) fractional Shares shall not be issued under the Plan (and shall instead also be rounded as aforesaid).

(b) Upon the grant of an Award, the maximum number of Shares set forth in Section 4.1(a) shall be reduced by the maximum number of Shares that are issued or may be issued pursuant to such Award. Other than Unrecyclable Shares, if, after the Effective Date, any Shares subject to an Award are forfeited, an Award expires without the issuance of Shares or an Award is settled for cash (in each case in whole or in part), then in all such cases the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan. Other than Unrecyclable Shares, in the event that, after the Effective Date, (i) withholding tax liabilities arising from an Award or (ii) the exercise price of an Option are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan. Other than Unrecyclable Shares, to the extent that the full number of Shares subject to a SAR is not issued upon exercise of the SAR for any reason, including by reason of net-settlement of the Award, the number of Shares not issued and delivered upon exercise of the SAR shall be added to the Shares available for Awards under the Plan. In no event shall this Section 4.1(b) increase the number of Shares that may be issued under the Plan in connection with Incentive Stock Options.

[1]	Note to Draft: Share reserve to be formulaically adjusted in the event of changes in the Company’s capitalization prior to the closing of the merger.

Section 4.2 Individual Non-Employee Director Award Limitations. In any calendar year in respect of a non-employee Director’s service to the Company as a non-employee Director, the maximum Fair Market Value of Shares subject to Awards granted to such Director, and the maximum amount of cash paid to such Director shall not exceed US $500,000 in the aggregate (in each case excluding any additional compensation paid to a non-employee chairman of the Board for services in such capacity).

Section 4.3 Changes in Company Common Stock; Disposition of Assets and Corporate Events.

(a) If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a “Corporate Event”), the Administrator shall adjust the number of shares of Company Common Stock available for issuance under the Plan, any other limit applicable under the Plan with respect to the number of Awards that may be granted hereunder, and the number, class and exercise price (if applicable) or Base Price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such Corporate Event, the Administrator shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards and (iv) any applicable Performance Goals. After any adjustment made by the Administrator pursuant to this Section 4.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number of whole or fractional shares (as determined by the Administrator), and (if applicable) the exercise price thereof shall be rounded up to the nearest cent.

(b) Any adjustment of an Award pursuant to this Section 4.3 shall be effected in compliance with Section 422 and 409A of the Code to the extent applicable.

Section 4.4 Award Agreement Provisions. The Administrator may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.

Section 4.5 Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) pursuant to Section 4.3 as a result of any Corporate Event or pursuant to Section 14 in connection with a Change in Control, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Base Price of any outstanding SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted and as to which the exercise price or Base Price thereof is in excess of the then-current Fair Market Value of Share.

Section 4.6 Prohibition of Dividends and Dividend Equivalent on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, (x) in no event shall dividends or dividend equivalents be paid with respect to Options or SARs, and (y) any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that the Award is outstanding shall provide that such dividends or dividend equivalents either (i) shall not be paid or credited with respect to such Award prior to the vesting thereof or (ii) shall be credited and shall accumulate during the period that the related Award is unvested but shall not be payable unless the related Award (or portion thereof) vests and shall be forfeited to the extent that the related Award (or portion thereof ) is forfeited.

ARTICLE V

GRANTING OF OPTIONS AND SARS AND SALE OF COMPANY COMMON STOCK

Section 5.1 Eligibility. Non-Qualified Stock Options and SARs may be granted to Service Providers. Subject to Section 5.2, Incentive Stock Options may only be granted to Employees.

Section 5.2 Qualification of Incentive Stock Options. No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary of the Company or “parent corporation” (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Section 5.3 Granting of Options and SARs to Service Providers.

(a) Options and SARs. The Administrator may from time to time:

(i) Select from among the Service Providers (including those to whom Options or SARs have been previously granted under the Plan) such of them as in its opinion should be granted Options and/or SARs;

(ii) Determine the number of Shares to be subject to such Options and/or SARs granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii) Determine the terms and conditions of such Options and SARs, consistent with the Plan.

(b) SARs may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Unless otherwise determined by the Administrator at the grant date or determined thereafter in a manner more favorable to the Participant, SARs granted in tandem with Options shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option.

(c) Upon the selection of a Service Provider to be granted an Option or SAR under this Section 5.3, the Administrator shall issue, or shall instruct an authorized officer to issue, such Option or SAR and may impose such conditions on the grant of such Option or SAR as it deems appropriate. Subject to Section 15.2 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an “incentive stock option” under Section 422 of the Code.

Section 5.4 Sale of Company Common Stock to Service Providers. The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 5.4 shall be evidenced by such agreements as shall be approved by the Administrator, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 5.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, without limitation, conditions and restrictions set forth in Section 7.6 below.

ARTICLE VI

TERMS OF OPTIONS AND SARS

Section 6.1 Award Agreement. Each Option and each SAR shall be evidenced by an Award Agreement, which shall be executed by the Optionee and an authorized officer and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.

Section 6.2 Exercisability and Vesting of Options and SARs.

(a) Each Option and SAR shall vest and become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option or SAR is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or SAR or any portion thereof may be exercised.

(b) Except as otherwise provided by the Administrator or in the applicable Award Agreement, no portion of an Option or SAR which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.

(c) The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) SARs granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such SARs are associated vest and become exercisable. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.

Section 6.3 Option Price and Base Price. Excluding Replacement Awards, the per Share purchase price of the Shares subject to each Option (the “Option Price”) and the Base Price of each SAR shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option or SAR is granted.

Section 6.4 Expiration of Options and SARs. No Option or SAR may be exercised after the first to occur of the following events:

(a) Unless a longer period is set forth in the Award Agreement, the expiration of ten (10) years from the date the Option or SAR was granted; or

(b) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five (5) years from the date the Incentive Stock Option was granted.

ARTICLE VII

EXERCISE OF OPTIONS AND SARS

Section 7.1 Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise an Option or SAR (or any portion thereof) granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option or SAR or portion thereof during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.

Section 7.2 Partial Exercise. At any time and from time to time prior to the date on which the Option or SAR becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option or SAR may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option or SAR, require any partial exercise to exceed a specified minimum number of Shares.

Section 7.3 Manner of Exercise. Subject to any generally applicable conditions or procedures that may be imposed by the Administrator, an exercisable Option or SAR, or any exercisable portion thereof, may be exercised solely by delivery to the Administrator or its designee of all of the following prior to the time when such Option or SAR or such portion becomes unexercisable under the Plan or the applicable Award Agreement:

(a) Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or SAR or portion is being exercised, and specifically stating the number of Shares with respect to which the Option or SAR is being exercised (which form of notice shall be provided by the Administrator upon request and may be electronic);

(b) A copy of any agreements or other documentation in use by the Company at the time of exercise (which shall be provided by the Administrator upon request);

(c) (i) With respect to the exercise of any Option, full payment (in cash (through wire transfer only) or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or

(ii) unless the Administrator shall determine otherwise, (A) Shares owned by the Optionee duly endorsed for transfer to the Company or (B) Shares issuable to the Optionee upon exercise of the Option, in each case with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or

(iii) payment of the Option Price through a broker-assisted cashless exercise program established by the Company; or

(iv) with the consent of the Administrator, any form of payment of the Option Price permitted by Applicable Laws and any combination of the foregoing methods of payment.

(d) Full payment to the Company (in cash or by personal, certified or bank cashier check or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all Withholding Taxes arising in connection with the exercise of the Option or SAR (notice of the amount of which shall be provided by the Administrator as soon as practicable following receipt by the Administrator of the notice of exercise);

(e) Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator shall provide the Optionee or Eligible Representative with all such representations and documents as soon as practicable following receipt by the Administrator of the notice of exercise. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(f) In the event that the Option or SAR or portion thereof shall be exercised as permitted under Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or SAR or portion thereof.

Section 7.4 Optionee Representations. The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgments, on or prior to the purchase of any Shares pursuant to any Option or SAR granted under this Plan, in respect thereof including, without limitation, that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgments regarding when and to what extent any transfers of such Shares may occur.

Section 7.5 Settlement of SARs. Unless otherwise determined by the Administrator, upon exercise of a SAR, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of Shares, or cash, or a combination of Shares and cash having an aggregate value equal to the amount determined by multiplying:

(a) any increase in the Fair Market Value of one Share on the exercise date over the Base Price of such SAR, by

(b) the number of Shares with respect to which such SAR is exercised;

provided, however, that on the grant date, the Administrator may establish, in its sole discretion, a maximum amount per Share that may be payable upon exercise of a SAR, and provided, further, that in no event shall the value of the Company Common Stock or cash delivered on exercise of a SAR exceed the excess of the Fair Market Value of the Shares with respect to which the SAR is exercised over the Base Price of such Shares on the grant date of such SAR.

Section 7.6 Conditions to Issuance of Shares. The Company shall evidence the issuance of Shares delivered upon exercise of an Option or SAR in the books and records of the Company or in a manner determined by the Company. Notwithstanding the above, the Company shall not be required to effect the issuance of any Shares purchased upon the exercise of any Option or SAR or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on any and all stock exchanges on which such class of Company Common Stock is then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable and

(d) The payment to the Company (or its Subsidiary, as applicable) of all amounts which it is required to withhold under Applicable Law in connection with the exercise of the Option or SAR.

The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee’s exercise of an Option or SAR.

Section 7.7 Rights as Stockholders. The holder of an Option or SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or SAR unless and until the Shares attributable to the exercise of the Option or SAR have been issued by the Company to such holder.

Section 7.8 Transfer Restrictions. The Administrator, in its sole discretion, may set forth in an Award Agreement or in such other agreements to be entered into at the time of exercise, such further restrictions on the transferability of the Shares purchasable upon the exercise of an Option or SAR as it deems appropriate. Any such restriction may be referred to in the Share register maintained by the Company or otherwise in a manner reflecting its applicability to the Shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such Shares to such Employee. The Administrator may cause the Share register maintained by the Company to refer to such requirement.

ARTICLE VIII

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

Section 8.1 Restricted Stock.

(a) Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

(c) Issuance of Restricted Stock. The issuance of Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.

Section 8.2 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may permit the settlement date to be determined at the election of the grantee consistent with Section 409A of the Code. Unless otherwise provided in an award agreement, on the settlement date, the Company shall, subject to the terms of this Plan (including satisfaction of applicable withholding taxes), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.

Section 8.3 Rights as a Stockholder. A Participant shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to such Participant.

ARTICLE IX

PERFORMANCE SHARES AND PERFORMANCE UNITS

Section 9.1 Grant of Performance Awards. The Administrator is authorized to make Awards of Performance Shares and Performance Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.

Section 9.2 Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Administrator shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. No Company Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

Section 9.3 Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, as the Administrator shall determine, either in an Award Agreement or thereafter on terms more favorable to the Participant. In addition to the achievement of the specified Performance Goals, the Administrator may condition payment of Performance Shares and Performance Units on such other conditions as the Administrator shall specify in an Award Agreement. The Administrator may also provide in an Award Agreement for the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.

Section 9.4 Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Shares or Performance Units awarded pursuant to the Plan (including, without limitation, to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Shares or Performance Units have been issued to such Participant or his or her beneficiary. Performance Shares as to which Shares are issued prior to the end of the Performance Cycle shall, during such period, be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote such Shares or the right to receive dividends on such Shares).

Section 9.5 Performance Goals. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Cycle or for an Award of Performance Shares or Performance Units to be earned or vested. At the discretion of the Administrator, the Performance Goals may consist of or be based upon (alone or in combination) any performance measure selected by the Administrator, including without limitation: (a) net or operating income (before or after taxes); (b) any earnings measure, including without limitation earnings before taxes, interest, depreciation and/or amortization (“EBITDA”); (c) any measure based on net income or net loss; (d) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (e) sales (including, but not limited to, total sales, net sales and revenue growth); (f) net operating profit; (g) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales and revenue); (h) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (i) productivity ratios (including but not limited to measuring liquidity, profitability and leverage); (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense/cost management targets; (l) margins (including, but not limited to, operating margin, net income margin, cash margin, gross, net or operating profit margins or margins based on EBITDA whether or not adjusted); (m) operating efficiency; (n) market share or market penetration; (o) customer targets (including, but not limited to, customer growth and customer satisfaction); (p) working capital targets or improvements; (q) economic value added; (r) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle and ratio of debt to equity or to earnings or EBITDA); (s) workforce targets (including, but not limited to, diversity goals, employee engagement or satisfaction, employee retention and workplace health and safety goals); (t) implementation, completion or attainment of measurable objectives with respect to research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; or (u) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria.

Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering a peer group of companies or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Administrator may provide for a threshold level of performance below which no Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and a maximum level of performance above which no additional Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and it may provide for differing amounts of Shares or compensation to be granted or paid in respect of Performance Shares or Performance Units for different levels of performance.

Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. Without limiting the generality of the immediately preceding sentence, the determination of performance pursuant to such Performance Goals may include or exclude (i) items that are unusual in nature and items that are infrequently occurring, as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, and (iii) other material extraordinary events such as restructurings; discontinued operations; asset write-downs; significant litigation or claims, judgments or settlements; acquisitions or divestitures; reorganizations or changes in the corporate structure or capital structure of the Company; foreign exchange gains and losses; change in the fiscal year of the Company; business interruption events; unbudgeted capital expenditures; unrealized investment gains and losses; and impairments; or (iv) such other factors as the Administrator may determine. The Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.

Section 9.6 Negative Discretion. Notwithstanding anything in this Article IX to the contrary, the Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 9.8 based on individual performance or any other factors that the Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Award or under the Plan.

Section 9.7 Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of Shares available for issuance under Article IV of the Plan the Administrator shall have the right, in its discretion, to grant an Award in cash, Shares or other Awards, or in any combination thereof, to any Participant in a greater amount than would apply under the applicable Performance Goals, based on individual performance or any other criteria that the Administrator deems appropriate.

Section 9.8 Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units that have been earned or vested on the basis of performance in relation to the established Performance Goals.

Section 9.9 Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall be made to the Participant or, if the Participant has died, to the Participant’s Eligible Representative, as soon as practicable after the expiration of the Performance Cycle and the Administrator’s certification under Section 9.8 above and (unless an applicable Award Agreement shall set forth one or more other dates). The Administrator shall determine and set forth in the applicable Award Agreement whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s certification under Section 9.8 above or such other date specified in the Award Agreement. The Administrator may, in an Award Agreement with respect to the award or delivery of Shares, condition the vesting of such Shares on the performance of additional service.

Section 9.10 Newly Eligible Participants. Notwithstanding anything in this Article IX to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.

ARTICLE X

DEFERRED SHARE UNITS

Section 10.1 Grant. Subject to Article III, the Administrator is authorized to make awards of Deferred Share Units to any Participant selected by the Administrator at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any Deferred Share Unit under the Plan will be the date on which such Deferred Share Unit is awarded by the Administrator or on such other future date as the Administrator shall determine in its sole discretion. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Subject to Article III, Deferred Share Units may become payable on a Corporate Event, termination of employment or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.

Section 10.2 Rights as a Stockholder. A Participant shall not be, nor have any of the rights and privileges of, a stockholder of the Company in respect of Deferred Share Units awarded pursuant to the Plan unless and until such time as the Shares attributable to such Deferred Share Units have been issued to such Participant.

Section 10.3 Vesting. Unless the Administrator provides otherwise at the grant date or provides thereafter in a manner more favorable to the Participant, Deferred Share Units shall be fully vested and nonforfeitable when granted.

Section 10.4 Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event and in a manner consistent with Section 409A of the Code, subject in each case to the Administrator’s approval and to such terms as are determined by the Administrator, all in its sole discretion. Subject to any exceptions adopted by the Administrator, such election must generally be made at least twelve (12) months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) and must defer settlement for at least five (5) years after such prior settlement date. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.

Section 10.5 Settlement. Subject to this Article X, upon the date specified in the Award Agreement evidencing the Deferred Share Units, for each such Deferred Share Unit the Participant shall receive, as specified in the Award Agreement (and subject to satisfaction of applicable withholding taxes), (i) a cash payment equal to the Fair Market Value of one (1) Share as of such payment date, (ii) one (1) Share or (iii) any combination of clauses (i) and (ii).

ARTICLE XI

OTHER STOCK-BASED AWARDS

Section 11.1 Grant of Stock-Based Awards. The Administrator is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Section 11.2 Automatic Grants for Directors. The Board or the Administrator may institute, by resolution or other corporate policy, grants of automatic Awards to new and continuing Directors, with the number and type of such Awards, the frequency of grant and all related terms and conditions, including any applicable vesting conditions, as determined by the Administrator in its sole discretion.

ARTICLE XII

DIVIDEND EQUIVALENTS

Section 12.1 Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date permitted by Applicable Laws as the Administrator shall determine in its sole discretion. Dividend Equivalents may, at the discretion of the Administrator, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the Administrator; provided, that, unless the Administrator shall determine otherwise in an Award Agreement or thereafter on terms more favorable to a Participant, Dividend Equivalents with respect to Awards shall not be fully vested until the Awards have been earned and shall be forfeited if the related Award is forfeited. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters.

ARTICLE XIII

TERMINATION AND FORFEITURE

Section 13.1 Termination for Cause; Post-Service Competitive Activity. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates for Cause or a Participant engages in Competitive Activity following the Participant’s termination of service, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. Notwithstanding the foregoing, unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, any Award that vested or was paid to the Participant or otherwise settled during the twelve months prior to or any time after the Participant engaged in (i) the conduct that gave rise to the termination for Cause or (ii) Competitive Activity following the Participant’s termination of service, shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Awards or sale of Company Common Stock issued pursuant to such Awards.

Section 13.2 Termination for Any Other Reason. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates for any reason other than Cause:

(a) All Awards that are unvested or unexercisable shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service;

(b) All Options and SARs that are vested shall remain outstanding until (w) in the case of termination for death or Disability, the first anniversary of the date of the Participant’s death or Disability, (x) in the case of termination by reason of retirement at or following normal retirement age, the third anniversary of the date of retirement, (y) the three-month anniversary of the effective date of the Participant’s termination for any reason other than death, Disability or retirement at normal retirement age or (z) the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate; and

(c) All Awards other than Options and SARs that are vested shall be treated as set forth in the applicable Award Agreement (or in any more favorable manner determined by the Administrator).

Section 13.3 Post-Termination Informational Requirements. Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law and determine whether the provisions of Section 13.1 or Section 13.4 may apply to such Award.

Section 13.4 Forfeiture of Awards. Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. The Participant shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Company Common Stock to the extent required by Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 13.4 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.

Section 13.5 Claw back, Hedging and Other Generally Applicable Policies. Awards shall be subject to any generally applicable policies adopted by the Administrator, the Board or the Company that is communicated to the Participants or any such policy adopted to comply with Applicable Law. These policies include, but are not limited to, policies governing the clawback of Awards (or related value) and direct and indirect hedging transactions.

ARTICLE XIV

CHANGE IN CONTROL

Section 14.1 Alternative Award. Unless otherwise expressly provided in an Award Agreement and other than with respect to the Performance Award Conversion, no cancellation, acceleration or other payment shall occur in connection with a Change in Control pursuant to Section 14.3 with respect to any Award or portion thereof as a result of the Change in Control if the Administrator reasonably determines in good faith, prior to the occurrence of the Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must (i) give the Participant who held the Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under the Award immediately prior to the Change in Control, including an equal or better vesting schedule and that Alternative Awards that are stock options have identical or better methods of payment of the exercise price thereof, (ii) have terms such that if a Participant’s employment is involuntarily (i.e., by the Company or its successor other than for Cause) or constructively (i.e., by the Participant with “good reason”, which, for a Participant who is a party to an employment agreement that contains such term, shall be as defined in such employment agreement, and, for a Participant who is not a party to an employment agreement containing such term, shall be determined by the Administrator or the Board prior to the Change in Control so as to be reasonably protective of the Participant in light of the circumstances of the particular transaction) terminated within two years following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive (as determined by the Administrator or the Board prior to the Change in Control) either (1) a cash payment equal in value to the excess (if any) of the fair market value of the stock subject to the Alternative Award at the date of exercise or settlement over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (2) publicly-traded shares or equity interests equal in value (as determined by the Administrator) to the value in clause (1).

Section 14.2 Performance Award Conversion. Unless otherwise expressly provided in an Award Agreement, upon a Change in Control, then-outstanding Performance Awards shall be modified to remove any Performance

Goals applicable thereto and to substitute, in lieu of such Performance Goals, vesting solely based on the requirement of continued service through, as nearly as is practicable, the date(s) on which the satisfaction of the Performance Goals would have been measured if the Change in Control had not occurred (or, if applicable, the later period of required service following such measurement date) (such Awards, the “Alternative Performance Awards”), with such service-vesting of the Alternative Performance Awards to accelerate upon the termination of employment of the holder prior to such vesting date(s) thereof, if such termination of employment satisfies the requirements of clause (ii) of Section 14.1 hereof. The number of Alternative Performance Awards shall be equal to the full value or full number (as applicable) of the Performance Awards (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Administrator not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined; provided, that, if determined to be feasible by the Administrator prior to the Change in Control, performance may be determined for the full Performance Period applying such reasonable estimates and determinations as to expected performance in respect of the period from such latest date through the balance of the Performance Cycle. The conversion of the Performance Awards into Alternative Performance Awards is referred to herein as the “Performance Award Conversion”. Following the Performance Award Conversion, the Alternative Performance Awards shall either remain outstanding as Alternative Awards consistent with this Section 14.2 or shall be treated as provided in Section 14.3; provided, that, as to any Alternative Performance Awards that are to be treated as provided in Section 14.3, the Administrator prior to the Change in Control may determine to pro rate the number of such Alternative Performance Awards immediately following the Performance Award Conversion by a fraction equal to the elapsed portion of the applicable Performance Cycle through the date of the Change in Control.

Section 14.3 Accelerated Vesting and Payment. Except as otherwise provided in this Article XIV or in an Award Agreement or thereafter on terms more favorable to a Participant, upon a Change in Control:

(a) each vested and unvested Option or SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the applicable Option Price or Base Price;

(b) the vesting restrictions applicable to all other unvested Awards (other than (x) freestanding Dividend Equivalents not granted in connection with another Award and (y) Performance Awards) shall lapse, all such Awards shall vest and become non-forfeitable and be canceled in exchange for a payment equal to the Change in Control Price;

(c) the Alternative Performance Awards shall be canceled in exchange for a payment equal to the Change in Control Price;

(d) all other Awards (other than freestanding Dividend Equivalents not granted in connection with another Award) that were vested prior to the Change in Control but that have not been settled or converted into Shares prior to the Change in Control shall be canceled in exchange for a payment equal to the Change in Control Price; and

(e) all freestanding Dividend Equivalents not granted in connection with another Award shall be canceled without payment therefor.

To the extent any portion of the Change in Control Price is payable other than in cash and/or other than at the time of the Change in Control, Award holders under the Plan shall receive the same value in respect of their Awards (less any applicable exercise price, Base Price or similar feature) as is received by the Company’s stockholders in respect of their Company Common Stock (as determined by the Administrator), and the Administrator shall determine the extent to which such value shall be paid in cash, in securities or other property, or in a combination of cash and securities or other property, consistent applicable law. To the extent any portion of the Change in Control Price is payable other than at the time of the Change in Control, the Administrator shall determine the time and form of payment to the holders of Award consistent with Section 409A of the Code and other applicable law. For avoidance of doubt, upon a Change in Control the Administrator may cancel Options and SARs for no consideration if the aggregate Fair Market Value of the Shares subject to Options and SARs is less than or equal to the Option Price of such Options or the Base Price of such SARs.

Section 14.4 Section 409A. Notwithstanding the discretion in Sections 14.1, 14.2 or 14.3, if any Award is subject to Section 409A of the Code and an Alternative Award would be deemed a non-compliant modification of such Award under Section 409A, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 14.3 or in the Award Agreement (or in such other manner determined by the Administrator that is a compliant modification under Section 409A).

ARTICLE XV

OTHER PROVISIONS

Section 15.1 Awards Not Transferable. Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 15.1 shall prevent transfers by will or by the applicable laws of descent and distribution or, with the prior approval of the Company, estate planning transfers, nor shall anything in this Section 15.1 be deemed to permit transfer of Awards to third parties for value.

Section 15.2 Amendment, Suspension or Termination of the Plan or Award Agreements.

(a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 4.3, increase the number of Shares subject to the Plan or the individual Award limitations specified in Section 4.2; (ii) modify the class of persons eligible for participation in the Plan or (iii) materially modify the Plan in any other way that would require shareholder approval under Applicable Law.

(b) Except as otherwise expressly provided in the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted. Except as provided by Section 4.3, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 15.2(b).

(c) Notwithstanding any provision of the Plan to the contrary, in no event shall adjustments made by the Administrator pursuant to Section 4.3 or the application of Section 13.4, Section 14.1, Section 14.2, Section 14.3, Section 15.6 or Section 15.13 to any Participant constitute an amendment of the Plan or of any Award Agreement requiring the consent of any Participant.

(d) No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.

Section 15.3 Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries.

Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 15.4 At-Will Employment. Nothing in the Plan or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause.

Section 15.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 15.6 Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 15.7 Term of Plan. The Plan shall become effective upon the date of the consummation of the transaction contemplated by that certain Agreement and Plan of Merger by and among M-3 Brigade Acquisition Corp., Blue Steel Merger Sub Inc. and Syniverse Corporation (the “Effective Date”), subject to the approval of the Company’s stockholders, and shall continue in effect, unless sooner terminated pursuant to Section 15.2, until the tenth (10th) anniversary of the earlier of the date that the Plan was approved by the Board or the Company’s stockholders. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Section 15.8 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 15.9 Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 15.10 Governing Documents. In the event of any express contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Subsidiary of the Company that has been approved by the Administrator, the express terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that such express provision of the Plan shall not apply.

Section 15.11 Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy all or any portion of the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, equal to such Withholding Taxes and any remaining amount shall be remitted in cash or withheld from cash payable to the Participant; and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall Shares be withheld pursuant to this Section 15.11 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all Withholding Taxes and other tax consequences of any Award granted under this Plan.

Section 15.12 Limitation Period For Claims. Any person who believes he or she is being denied any benefit or right under the Plan shall make a claim in respect of such denial by filing a written notice with the Administrator stating in reasonable detail the nature of the claim and the requested relief therefor. Such notice must be delivered to the Administrator within forty-five (45) days of the later of the payment date of the award or the specific event giving rise to the claim, and untimely claims shall be barred and will not be considered. The Administrator will notify the Participant of its decision in writing as soon as administratively practicable. Timely claims not responded to by the Administrator in writing within ninety (90) days of the date the written claim is delivered to the Administrator shall be deemed denied. The Administrator’s decision on any claim is final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

Section 15.13 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Service Provider is a “specified employee” as determined pursuant to Section 409A under any Company Specified Employee policy in effect at the time of the Service Provider’s “separation from service” (as determined under Section 409A) or, if no such policy is in effect, as defined in Section 409A of the Code), then, to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Service Provider hereunder upon or following his or her separation from service shall be delayed until the first to occur of (i) the six-month anniversary of the Service Provider’s separation from service and (ii) the Service Provider’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten-day period following the lapsing of the delay period. No provision of this Plan shall be construed to indemnify any Service Provider for any taxes incurred by reason of Section 409A (or timing of incurrence thereof).

Section 15.14 Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to its current business address and to the attention of the Corporate Secretary of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.

* * * * * * *

Annex K

FRAMEWORK AGREEMENT

by and among

TWILIO INC.,

CARLYLE PARTNERS V HOLDINGS, L.P.

and

SYNIVERSE CORPORATION

Dated as of February 26, 2021

K-i

(continued)

K-ii

(continued)

Page

Article 10

Miscellaneous

Section 10.1	Notices	K-52
Section 10.2	Amendment; Waivers, etc	K-53
Section 10.3	Expenses	K-53
Section 10.4	Governing Law, etc	K-53
Section 10.5	Successors and Assigns	K-54
Section 10.6	Entire Agreement	K-54
Section 10.7	Severability	K-54
Section 10.8	Counterparts	K-54
Section 10.9	Specific Performance	K-54
Section 10.10	Parties in Interest	K-55
Section 10.11	Representation of the Company and its Affiliates	K-55
Section 10.12	Exhibits and Schedules	K-55
Section 10.13	Survival	K-55
Section 10.14	No Recourse	K-55

Schedule 1:	Third-Party Equity Investment Terms
Schedule 2:	Illustrative Calculation of New Shares

Exhibit A:	Pre-Closing Steps
Exhibit B:	Form of Stockholders Agreement
Exhibit C:	SPAC Transaction Stockholders Agreement Revisions
Exhibit D:	Form of Wholesale Agreement

K-iii

FRAMEWORK AGREEMENT

This FRAMEWORK AGREEMENT, dated as of February 26, 2021 (this “Agreement”), is made by and among Twilio Inc., a Delaware corporation (“Investor”), Carlyle Partners V Holdings, L.P., a Delaware limited partnership (“Carlyle”), and Syniverse Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 9.1.

R E C I T A L S:

WHEREAS, Carlyle owns, directly or indirectly, a majority of the issued and outstanding Shares of the Company;

WHEREAS, the Company wishes to issue the New Shares to Investor, and Investor wishes to acquire the New Shares from the Company, on the terms and conditions set forth in this Agreement (the “Investment”);

WHEREAS, in connection with the Investment, the Company will pursue a business combination transaction with a SPAC (the “SPAC Merger”) to be consummated immediately following the Investment (the “SPAC Transaction”), consistent with the terms and conditions set forth in this Agreement and as otherwise agreed among the Company, Carlyle, Investor, the SPAC and the other parties to the SPAC Transaction;

WHEREAS, in the event of the SPAC Transaction, the parties’ intend to utilize the proceeds from the SPAC Transaction (including proceeds from the Investment, proceeds raised in the SPAC’s initial public offering, the PIPE Financing and the SPAC Transaction Refinancing) to, among other things, pay transaction fees and expenses and reduce the Company’s aggregate indebtedness;

WHEREAS, prior to the consummation of the SPAC Transaction, the Company may in the circumstances described herein, at its election, cause the parties to cease pursuing the SPAC Transaction and instead consummate the Investment without involving a SPAC (the “Alternative Transaction”), on the terms and conditions set forth in this Agreement;

WHEREAS, in the event of the Alternative Transaction, at Investor’s election, subject to the terms and conditions herein, the Company will cause the Pre-Closing Steps to be completed prior to the Closing;

WHEREAS, in connection with the Alternative Transaction, the parties’ intend to utilize the proceeds from the Alternative Transaction (including proceeds from the Investment, the Third-Party Equity Investment and the Alternative Transaction Refinancing) to, among other things, pay transaction fees and expenses and reduce the Company’s aggregate indebtedness;

WHEREAS, in connection with the transactions contemplated hereby, at the Closing the Company or certain of its Subsidiaries, Carlyle and Investor, as applicable, will enter into the Ancillary Agreements, including the Wholesale Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties, intending to be legally bound hereby, do agree as set forth herein:

Article 1

Investment; Issuance of New Shares

Section 1.1    Closing. Upon and subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the New Shares (the “Closing”) shall take place (a) if an Alternative Transaction Election has not been made, at the location and on the same date as, and in connection with, the consummation of the SPAC Merger (subject to the satisfaction or waiver of the conditions in Article 7 applicable to the SPAC Transaction at such time) or (b) if an Alternative Transaction Election has been made, at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. on the date that is three (3) Business Days after the conditions set forth in Article 7 applicable to the Alternative Transaction have been satisfied or waived (other than those conditions which by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of those conditions at such time), unless in each case another time, date or place is agreed to in writing by the parties. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date”. At the Closing:

(a)    Issuance of the New Shares. Upon and subject to the terms and conditions of this Agreement, the Company, shall issue and sell to Investor, and Investor shall purchase from the Company, newly issued Shares (the “New Shares”) representing a percentage of the aggregate number of (i) issued and outstanding Shares, (ii) Option Shares in respect of issued and outstanding In-the-Money Options and (iii) RSU Shares in respect of issued and outstanding RSUs, in each case, as of immediately prior to the Closing (after taking into account any grants of RSUs in reliance on Item 1 or Item 2 of Section 5.1(u) of the Company Disclosure Letter and the issuance of the New Shares, but (x) before taking into account equity to be newly issued to the SPAC and investors in the PIPE Financing in connection with the SPAC Transaction and (y) excluding warrants issued in connection with the Third-Party Equity Investment, if any, in connection with the Alternative Transaction) equal to the Investment Percentage, free and clear of all Liens, other than Liens arising under this Agreement or under applicable securities Laws or created or imposed by Investor. An illustrative calculation of the number of New Shares to be issued to Investor at the Closing is attached as Schedule 2.

(b)    Purchase Price. Investor shall pay the Company, by wire transfer of immediately available funds to such account(s) as the Company shall designate in writing to Investor not less than three (3) Business Days prior to the Closing Date (the “Company Designated Account(s)”), an aggregate amount in cash equal to the Purchase Price.

Section 1.2    Purchase Price.

(a)    Purchase Price. The aggregate consideration for the New Shares shall be an amount in cash equal to (i) the Investment Amount, minus (ii) the SPAC Reduction Amount (if an Alternative Transaction Election has not been made) or the Alternative Reduction Amount (if an Alternative Transaction Election has been made) (the calculation resulting from clauses (i) and (ii), the “Purchase Price”).

(b)    Closing Statement. No later than three (3) Business Days prior to the Closing Date, the Company shall provide to Investor a statement (the “Closing Statement”) setting forth the Company’s good faith calculation of the Purchase Price, the Investment Percentage and the number of New Shares to be issued to Investor pursuant to Section 1.1(a), which shall be based upon (i) the Enterprise Value, (ii) the Net Indebtedness Amount, (iii) the Investment Amount, (iv) the SPAC Reduction Amount or Alternative Reduction Amount, as applicable, if any, and (v) Closing Date Leakage, if any, in the case of clauses (iv) and (v), delivered with reasonable supporting detail with respect to the calculation of such amounts. The Company shall provide Investor and its representatives reasonable access to information and personnel that Investor reasonably requests relating to the Closing Statement and the Company’s preparation thereof. The Company shall consider in good faith any changes Investor proposes or requests to the Closing Statement and revise such statement if, based on its good faith assessment, such changes are warranted; provided that (x) in no event shall such obligation require the contemplated Closing Date to be postponed or otherwise delayed and (y) Investor’s review and comments on the Closing Statement shall not be deemed a consent by Investor to the Closing Statement or a waiver by Investor of any claim related thereto.

Article 2

Representations and Warranties of the Company

Except as set forth the Company Disclosure Letter (subject to Section 10.12), the Company represents and warrants to Investor as of the date of this Agreement and as of Closing as follows:

Section 2.1    Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted. Each of the Company’s Subsidiaries is an entity duly organized, validly existing and in good standing (or the equivalent thereof, where such concept is recognized) under the laws of its jurisdiction of organization and has all requisite corporate, limited liability company or other entity power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (or the equivalent thereof, where such concept is recognized) in the jurisdictions in which the property and assets owned, leased or operated by the Company or such Subsidiary, or the nature of the business conducted by the Company or such Subsidiary, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements. The Company has made available to Investor true, correct and complete copies of the Organizational Documents of the Company. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and were issued free and clear of any Liens (other than under those applicable securities Laws or created or imposed by Investor) and issued in compliance with all applicable Laws and the Company’s Organizational Documents.

Section 2.2    Authorization.

(a)    The Company and its Subsidiaries have all requisite corporate, limited liability company or other entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Company or any of its Subsidiaries is a party, as applicable, and to consummate the transactions contemplated hereby and thereby. Except with respect to the agreements to be negotiated and entered into as part of the SPAC Transaction (including the SPAC Definitive Agreements), the execution, performance and delivery of this Agreement and the Ancillary Agreements to which the Company or any of its Subsidiaries is (or will be) a party and the consummation of the transactions contemplated hereby and thereby by the Company or any of its Subsidiaries, as applicable, have been duly authorized by all requisite corporate, limited liability company or other entity power action of the Company and/or any of its applicable Subsidiaries. This Agreement has been (and the execution, performance and delivery of each of the Ancillary Agreements to which the Company or any of its Subsidiaries will be a party will be) duly executed and delivered by the Company (and, in the case of the Ancillary Agreements, by the Company or any of its applicable Subsidiaries) and constitutes (and each such Ancillary Agreement when so executed and delivered by the Company or the applicable Subsidiary of the Company will constitute) a valid, legal and binding agreement of the Company (and in the case of the Ancillary Agreements, the Company or any of its Subsidiaries party thereto) (assuming that this Agreement has been, and the Ancillary Agreements to which the Company or any of its Subsidiaries is a party will be, duly and validly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company (and in the case of the Ancillary Agreements, the Company or any of its Subsidiaries party thereto) in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b)    Assuming the truth and accuracy of Carlyle’s representations and warranties contained in Section 3.2(b) and Investor’s representations and warranties contained in Section 4.2(b), no notices to, filings with or authorizations, registrations, declarations, consents or approvals of any Governmental Authority are necessary for the execution, delivery or performance by the Company or any of its Subsidiaries of this Agreement or the Ancillary Agreements to which the Company or any of its Subsidiaries is a party or the consummation by the Company or any of its Subsidiaries of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act and any other applicable Competition Laws set forth on Section 5.2 of the Company Disclosure Letter, (ii) notices to, filings with or authorizations, registrations, declarations, consents or approvals of any Governmental Authority arising in connection with the SPAC Transaction or the identity of the SPAC or the investors participating in the PIPE Financing, and (iii) those the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

Section 2.3    Non-Contravention. The execution and delivery by the Company or any of its Subsidiaries of this Agreement and the Ancillary Agreements to which the Company or any of its Subsidiaries is (or will be) a party and the performance of the Company’s or such of its Subsidiaries’ obligations hereunder and thereunder (including the consummation of the transactions contemplated hereunder and thereunder) do not (a) conflict with or result in any breach of any provision of the Organizational Documents of the Company or any of its applicable Subsidiaries, (b) assuming compliance with the matters referred to in Section 2.2(b), violate any applicable Law of any Governmental Authority having jurisdiction over the Company or any of its applicable Subsidiaries, (c) require any consent of or other action by any Person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any Material Contract, (d) result in a violation or revocation of any material Permit or (e) except as contemplated by this Agreement, result in the creation or imposition of any Lien other than Permitted Liens on any assets of the Company or its Subsidiaries, except, in the case of clauses (b), (c), (d) and (e), as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 2.4    Capitalization; Title to Company Equity Interests.

(a)    As of the date hereof, the authorized capital stock of the Company consists solely of 250,000,000 shares of common stock, with a par value of $0.01 per share (the “Shares”). Section 2.4(a) of the Company Disclosure Letter sets forth as of the date hereof (i) the holders of the outstanding Shares (with the names of non-US employees of the Company and its Subsidiaries redacted) and (ii) the total number of Shares held by each such holder. As of the date hereof, the Company has reserved 23,791,667 Shares for issuance (upon grant, exercise or settlement of equity awards) under the Incentive Plan. Section 2.4(a) of the Company Disclosure Letter sets forth as of the date hereof (A) for the outstanding Options and RSUs, (1) the aggregate number of Shares represented by outstanding unvested Options or RSUs and (2) the aggregate number of Shares represented by outstanding vested Options and (B) with respect to each tranche of outstanding Options, the exercise price and expiration date of such Options.

(b)    Other than those described in Section 2.4(a) or as contemplated by this Agreement (including pursuant to the SPAC Transaction and the Alternative Transaction), there are no outstanding (i) equity securities of the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for, or measured by reference to, equity securities of the Company, (iii) options, warrants, calls or other rights to acquire from the Company or obligations of the Company to issue, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of the Company, or (iv) restricted equity, equity appreciation, phantom equity, appreciation rights, contingent value rights, profit participation or similar rights with respect to any equity securities of the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the “Company Equity Interests”).

(c)    Other than as contemplated by this Agreement (including the SPAC Transaction and the Alternative Transaction), no Person is party to any right of first refusal, right of first offer, proxy, voting agreement, registration rights agreement, equity holders agreement or any other contract with respect to the sale, issuance, repurchase, redemption, transfer or voting of the Company Equity Interests.

(d)    When issued, the New Shares will have been duly authorized, validly issued and fully paid and non-assessable and issued free and clear of any Liens (other than those arising under this Agreement or under applicable securities Laws or created or imposed by Investor) or rights of first refusal, and, assuming the accuracy of the representations of Investor in Article 4 and subject to Section 2.2(b), the New Shares will be issued in compliance with all applicable Laws and the Company’s Organizational Documents (as such Organizational Documents are in effect as of such time, including any amendments entered into following the date of this Agreement).

Section 2.5    Subsidiaries; Ownership Interests.

(a)    Section 2.5(a) of the Company Disclosure Letter sets forth the Company’s direct or indirect ownership interest in each of its Subsidiaries.

(b)    Other than those described in Section 2.5(a) or as contemplated by this Agreement (including pursuant to the Pre-Closing Steps), there are no outstanding (i) equity securities of the Company’s Subsidiaries, (ii) securities of the Company’s Subsidiaries convertible into or exchangeable or exercisable for, or measured by reference to, equity securities of the Company’s Subsidiaries, (iii) options, warrants, calls or other rights to acquire from any of the Company’s Subsidiaries or obligations of the Company’s Subsidiaries to issue, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of any of the Company’s Subsidiaries, or (iv) restricted equity, equity appreciation, phantom equity, profit participation or similar rights with respect to any equity securities of the Company’s Subsidiaries (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the “Subsidiary Equity Interests”).

(c)    Neither the Company nor any of its Subsidiaries is party to any right of first refusal, right of first offer, proxy, voting agreement, registration rights agreement, equity holders agreement or any other contract with respect to the sale, issuance, repurchase, redemption, transfer or voting of the Subsidiary Equity Interests.

(d)    Section 2.5(d) of the Company Disclosure Letter lists all shares of capital stock of or other voting or equity interests in (including any securities exercisable or exchangeable for or convertible into shares of capital stock of or other voting or equity interests in) any other Person (other than the Company or any of its Subsidiaries) that are owned by the Company or any of its Subsidiaries.

Section 2.6    Financial Statements.

(a)    The Company has delivered to Investor true and complete copies of (i) the audited consolidated balance sheet of the Company and its Subsidiaries, taken as a whole, as of December 31, 2018 and December 31, 2019 and the related audited consolidated statements of operations, equity and cash flows for the years ended December 31, 2018 and December 31, 2019 (collectively, the “Audited Financial Statements”), (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries, taken as a whole, as of November 30, 2020 and the related unaudited consolidated statements of operations, equity and cash flows for the eleven (11) months ended November 30, 2020 and, and (iii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of January 31, 2021 (the “Balance Sheet Date”) and the related unaudited consolidated statement of operations for the two (2) months ended January 31, 2021 (clauses (ii) and (iii), the “Unaudited Financial Statements”).

(b)    The Audited Financial Statements and the Unaudited Financial Statements (i) have been prepared in accordance with GAAP on a consistent basis (except as may be indicated in the notes thereto) and (ii) fairly present, in all material respects, the financial position and the results of operations at and for the periods then ended (clauses (i) and (ii) subject, in the case of the Unaudited Financial Statements, to the absence of disclosures normally made in footnotes to audited financial statements and normal year-end audit adjustments that will not be material in effect or amount).

(c)    Since January 1, 2018, the Company and its Subsidiaries have maintained internal control over financial reporting sufficient to provide reasonable assurance regarding (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP in all material respects, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made in accordance with authorizations of the relevant management and director in all material respects and (iii) prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on its financial statements.

Section 2.7    Other Liabilities. There are no Liabilities of the Company and its Subsidiaries that would be required under GAAP to be disclosed on a consolidated balance sheet of the Company and its Subsidiaries, except (i) Liabilities disclosed in the Audited Financial Statements or the Unaudited Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date, (iii) executory obligations under Material Contracts that are not the result of any breach thereunder, and (iv) other Liabilities that would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

Section 2.8    Absence of Certain Changes. From the Balance Sheet Date through the date of this Agreement, (a) there has not been any event, change, occurrence or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) the business of the Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business and (c) neither the Company nor any of its Subsidiaries has taken any action that, had such action occurred on or after the Balance Sheet Date, would have required Investor’s consent pursuant to Section 5.1, except, in each case, as disclosed in Section 2.8 of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement (including Section 5.6 and Section 5.7).

Section 2.9    Material Contracts.

(a)    Section 2.9 of the Company Disclosure Letter lists a true and correct list of the following contracts to which the Company or any of its Subsidiaries is a party as of the date hereof (collectively, the “Material Contracts”):

(i)    any agreement relating to any incurrence, assumption or guarantee of indebtedness for borrowed money in excess of $10,000,000 (other than inter-company indebtedness among or between the Company and/or its Subsidiaries);

(ii)    any joint venture agreement, strategic alliance agreement or partnership agreement or other similar agreements or arrangements with a third party;

(iii)    any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any business, capital stock or other equity securities or assets of any other Person (whether by merger, consolidation or other business combination, sale of stock or other securities, sale of assets or otherwise) under which the Company or any Subsidiary has any material obligations;

(iv)    any agreement with a Material Customer in its capacity as a customer;

(v)    any agreement with a Material Vendor in its capacity as a vendor;

(vi)    except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, any agreement that (A) limits, or purports to limit, the freedom of the Company or any of its affiliates (1) to compete with any Person or in any product line or line of business, (2) to operate or engage in business in any geographic area, or (3) to solicit business from any Person, or (B) obligates, or purports to obligate, the Company or any of its affiliates, (1) to purchase or otherwise obtain any product or service exclusively from a single Person or group of affiliated Persons, (2) to sell or otherwise provide any product or service exclusively to a single Person or group of affiliated Persons, or (3) to provide “most favored nation” terms;

(vii)    any (A) agreement pursuant to which the Company or its Subsidiaries receives a license from a third party to any Intellectual Property (other than licenses to commercially available software or licenses granted in connection with the purchase or lease of IT Systems or IT services) or (B) agreement material to the Company and its Subsidiaries, taken as a whole, pursuant to which Owned Intellectual Property is licensed to a third party other than non-exclusive licenses granted to customers in the Ordinary Course of Business, including in connection with the sale or licensing of products or services of the Company and its Subsidiaries, in each case of clauses (A) and (B), that involved aggregate payments by or to the Company and its Subsidiaries in excess of $500,000 during the twelve (12) month-period immediately preceding the Balance Sheet Date, or (C) agreement for the escrow of any Owned Intellectual Property material to the Company and its Subsidiaries, taken as a whole;

(viii)    any agreement involving the settlement, release, compromise or waiver of any material rights, claims, obligations, duties or liabilities, other than in the Ordinary Course of Business, or that materially restricts or limits the use of any Owned Intellectual Property (including consent to use and co-existence agreements);

(ix)    any agreement involving a remaining commitment by the Company or its Subsidiaries to pay capital expenditures in excess of $5,000,000;

(x)    any agreement to sell, assign, transfer or otherwise dispose of any assets for a purchase price in excess of $10,000,000;

(xi)    any material agreement relating to any interest rate, currency swap, derivatives or hedging transactions;

(xii)    any CBA;

(xiii)    any agreement under which the Company or any of its Subsidiaries has made, directly or indirectly, any advance, loan or extension of credit (other than extensions of credit to customers in the Ordinary Course of Business) to any Person in excess of $2,000,000;

(xiv)    any agreement that is for the employment or engagement of any directors, officers, employees or independent contractors providing for annual base salary in excess of $250,000; and

(xv)    any material agreement with a Governmental Authority.

(b)    Each Material Contract is in full force and effect and is a valid and binding agreement of the Company or its applicable Subsidiary party to such Material Contract, or to the Knowledge of the Company, any other party (except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought) and neither the Company nor any of its Subsidiaries that is a party thereto or, to the Knowledge of the Company and as of the date hereof, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any notice of any intention to terminate, any such Material Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a right of termination thereof or would cause or permit the acceleration or cancellation of or other changes, amendments or alterations of or to any right or obligation or the loss of any benefit thereunder, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 2.10    Properties.

(a)    Owned Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

(b)    Real Property Leases. Section 2.10(b) of the Company Disclosure Letter sets forth a list of all leases and subleases for any real property pursuant to which the Company or any of its Subsidiaries is a tenant as of the date of this Agreement (each a “Real Property Lease”). Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (i) each Real Property Lease is in full force and effect and constitutes a valid and binding agreement of the Company or each of its Subsidiaries party thereto, enforceable in accordance with its terms (subject to proper authorization and execution of such Real Property Lease by the other party thereto and to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) neither the Company nor any of its Subsidiaries that is a party thereto nor, to the Knowledge of the Company and as of the date hereof, any other party to the Real Property Lease is in breach or default under such Real Property Lease, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a right of termination thereof or would cause or permit the modification or acceleration of rent under such Real Property Lease, (iii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person (other than to the Company or any of its Subsidiaries) the right to use or occupy such Real Property Lease or any portion thereof and (iv) the Real Property Leases comprise all of the Real Property held and used by the Company and its Subsidiaries in the operation of their business.

(c)    Personal Property. The Company or its Subsidiaries have good and valid title to, or otherwise have the right to use pursuant to a valid and enforceable lease or similar contractual arrangement, all of their respective tangible assets that are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case, free and clear of any Liens other than Permitted Liens. Such tangible assets are (i) reasonably maintained in the Ordinary Course of Business and (ii) are in reasonably good operating condition and repair (subject to normal wear and tear).

Section 2.11    Intellectual Property; IT Systems; Data Privacy and Security.

(a)    Section 2.11(a) of the Company Disclosure Letter lists all Intellectual Property registered, issued or the subject of a pending application included in the Owned Intellectual Property. The Intellectual Property set forth in Section 2.11(a) of the Company Disclosure Letter is properly registered and in good standing with the relevant Governmental Authority with which it is registered, issued or pending and, to the Knowledge of the Company, enforceable. The Company or its Subsidiaries exclusively owns and possesses, all right, title and interest in and to, or as a valid and enforceable license to use, all Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole, that is used in the operation of the business of the Company and its Subsidiaries free and clear of all Liens except for Permitted Liens; provided that the foregoing is not a representation as to infringement, misappropriation or other violation of Intellectual Property, which is the subject of Section 2.11(b).

(b)    Since January 1, 2018, neither the Company nor any of its Subsidiaries has received any notice, demand or claim (i) that the Company or any of its Subsidiaries is infringing on or has misappropriated or otherwise violated the Intellectual Property rights of any Person or (ii) challenging the Company’s or its Subsidiaries’ ownership or use of any Owned Intellectual Property. The operation of the business of the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate, or, since January 1, 2018, has infringed, misappropriated or otherwise violated, the Intellectual Property of any third Person and, to the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating, or, since January 1, 2018, has infringed, misappropriated or otherwise violated, any of the Owned Intellectual Property and none of the Company or any of its Subsidiaries has sent any claim, demand, or notice alleging the same.

(c)    The Company and its Subsidiaries have entered into valid and enforceable written agreements with each of its current or former employees, contractors and consultants who have participated in the development of any material Owned Intellectual Property that (i) grants the Company, or one of its Subsidiaries, ownership of the Person’s contributions, development or conception (or the Company and its Subsidiaries otherwise owns such

Owned Intellectual Property pursuant to applicable Law) and (ii) provides for the non-disclosure by such Persons of all material confidential information of the Company and its Subsidiaries.

(d)    The Company and its Subsidiaries have not used Open Source Software or any modification or derivative thereof in a manner that (i) would grant or purport to grant to any Person any rights to any of the Owned Intellectual Property, or (ii) under any license requiring the Company or its Subsidiaries to disclose or distribute the source code to any Owned Intellectual Property, to license or provide the source code to any of the Owned Intellectual Property for the purpose of making derivative works, or to make available for redistribution to any Person the source code to any of the Owned Intellectual Property at no or minimal charge.

(e)    The Company, and its Subsidiaries, have taken all actions reasonably necessary and all actions common in the industry to maintain and protect all of the material Owned Intellectual Property, including the confidentiality of any confidential information of the Company and its Subsidiaries and the Company and its Subsidiaries have not disclosed any confidential material Owned Intellectual Property (including the source code to any material Software included within the Owned Intellectual Property) to any third party other than pursuant to a written confidentiality agreement pursuant to which such third party agrees to protect such confidential information.

(f)    The Company and its Subsidiaries own and possess all source code for all material Software included within the Owned Intellectual Property. Neither the Company nor any of its Subsidiaries has disclosed, delivered, licensed, granted any right, made available or provided to any Person, or obligated themselves to disclose, deliver or license to any Person (including any escrow agent) or allowed any Person to access or use, any source code for the material Software included within the Owned Intellectual Property, other than employees, contractors and consultants of the Company and its Subsidiaries that have confidentiality obligations to the Company or its Subsidiaries with respect to such source code and no source code has been placed in escrow.

(g)    The Company and its Subsidiaries have implemented and maintained commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, all such plans and procedures have been proven effective upon testing in all material respects, and in the last twelve (12) months, there has not been any material failure with respect to any of the IT Systems. To the Knowledge of the Company, the IT Systems do not contain any virus or malware that would interfere with the conduct of the business of the Company and its Subsidiaries or present a risk of unauthorized access, disclosure, use, corruption, destruction or loss of any Personal Information.

(h)    The Company and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the IT Systems and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program, and the taking and storing on-site and off-site of back-up copies of critical data.

(i)    The Company and its Subsidiaries are, in all material respects, in compliance with, and have been, since January 1, 2018, in all material respects, in compliance with all Data Security Requirements. Since January 1, 2018, the IT Systems have not suffered any security breach that resulted in authorized access to, or unauthorized use of any IT Systems or the disclosure of Personal Information, nor has the Company or any of its Subsidiaries received any notices relating to Data Security Requirements related to the Company or its Subsidiaries, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

Section 2.12    Litigation. Within the last three (3) years through the date hereof, (a) there is and has been no Litigation pending or, to the Knowledge of the Company, threatened by or against the Company or its Subsidiaries, (b) there is or has been no outstanding order, writ, judgment, injunction, decision, ruling, award or decree issued against the Company or its Subsidiaries, and (c) to the Knowledge of the Company, there is no investigation by a Governmental Authority that relates to the Company or any of its Subsidiaries, except, in each case of clauses (a), (b) and (c), as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 2.13    Compliance with Laws; Licenses and Permits.

(a)    The Company and its Subsidiaries are, and have been since January 1, 2018, operating in all material respects in compliance with applicable Law, except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

(b)    The Company and its Subsidiaries hold all licenses, franchises, permits, certificates, consents, approvals or other similar authorizations issued by applicable Governmental Authorities necessary for the lawful conduct of the business of the Company and its Subsidiaries (the “Permits”), except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements. The Permits are valid and in full force and effect, neither the Company nor any of its applicable Subsidiaries is in default under any condition or provision of any of the Permits and no suspension, revocation, cancellation or material modification of any condition or provision of any Permit is pending or, to the Knowledge of the Company, has been threatened and none of the Permits will be terminated or modified as a result of the transactions contemplated hereby, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or materially impair or materially delay the Company and its applicable Affiliates from consummating the transactions contemplated by this Agreement or the Ancillary Agreements.

(c)    Since January 1, 2018, neither of the Company, nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor, to the Knowledge of the Company, any agent or representative of the Company or its applicable Subsidiaries has, in connection with or acting on behalf of the Company or its applicable Subsidiaries, (i) received, made or offered any unlawful payment, or offered or promised to make or receive any unlawful payment, or provided or offered or promised to provide or receive anything of value (whether in the form of property or services or in any other form), to or from any foreign or domestic government official or employee, or to any finder, agent, or other party acting on behalf of or under the auspices of any Governmental Authority, for the purpose of (A) influencing any act or decision of a government official in his or her official capacity, (B) inducing a government official to do or omit to do any act in violation of his or her lawful duties or (C) inducing a government official to influence or affect any act or decision of any Governmental Authority, (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (iii) taken any other action or made any omission, in each case, in violation of any Law applicable to the Company or its Subsidiaries governing corrupt practices, money laundering, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials, including, if applicable, the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd 1, et seq., the UK Bribery Act 2010 and any Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (all such Laws, “Anticorruption Laws”). As of the date hereof and since January 1, 2018, none of the Company or its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or inquiry alleging any such material violation or conducted any internal investigation or audit with respect to any actual or alleged violation of any Anticorruption Laws.

(d)    Each of the Company and its Subsidiaries is, and since January 1, 2018, has been, in compliance with all applicable Laws relating to economic or trade sanctions or embargoes, including all Laws administered and enforced by OFAC (“Sanctions Laws”), Ex-Im Laws, and U.S. anti-boycott Laws (collectively, “Trade Control

Laws”). None of the Company or its Subsidiaries is party to any contract or is currently, or has been since January 1, 2018, engaged in any transaction or other business in breach of Trade Control Laws. As of the date hereof and in the last five (5) years, neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any other Person any written or, to the Knowledge of the Company, oral notice or inquiry of any violation or alleged violation of any Trade Control Laws.

(e)    Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries, is currently, or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or Sanctioned Country in violation of Sanctions Laws; or (iv) otherwise in violation of Trade Control Laws.

(f)    The Company and its Subsidiaries have implemented and maintain in effect written policies, procedures and internal controls that are reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws and Anti-Corruption Laws.

Section 2.14    Environmental Matters. Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries are, and since January 1, 2018 have been, in compliance with all applicable Environmental Laws, (b) the Company and its Subsidiaries are in possession of, and in compliance with, all Permits that are required pursuant to applicable Environmental Laws, (c) neither the Company nor any of its Subsidiaries have received from any Governmental Authority any written notice of violation of any Environmental Law, and (d) as of the date hereof, no Litigation is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Law.

Section 2.15    Employees, Labor Matters, etc.

(a)    Neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by any CBA, and there are no labor unions or other organizations or groups representing, purporting to represent or attempting to represent any employees of the Company or any of its Subsidiaries, except, in each case, as set forth on Section 2.15 of the Company Disclosure Letter. To the Knowledge of the Company, since January 1, 2018, there have been no actual, pending or threatened labor organizing activities with respect to any employee of the Company or any of its Subsidiaries. Since January 1, 2018, there has been no pending or, to the Knowledge of the Company, threatened strike, slowdown, picketing, work stoppage, lockout, handbilling, unfair labor practice charge, labor grievance, labor arbitration or other similar labor activity or material labor dispute with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any notice or consultation obligations to any labor union, labor organization or works council, which is representing any employee of the Company or any of its Subsidiaries, in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

(b)    Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries is, and since January 1, 2018 has been, in compliance with all applicable Laws respecting labor, employment, and employment practices, including all Laws respecting terms and conditions of employment, employee and independent contractor classification, wages and hours, health and safety, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action and unemployment insurance.

(c)    The Company and each of its Subsidiaries has reasonably investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which it is aware. With respect to each such allegation with potential merit, the Company and each of its Subsidiaries (as applicable) has taken prompt corrective action that is reasonably calculated to prevent further improper action.

(d)    To the Knowledge of the Company, no current or former employee or independent contractor of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement or any fiduciary duty or restrictive covenant or obligation owed to the Company or its Subsidiaries.

Section 2.16    Employee Benefit Plans and Related Matters; ERISA.

(a)    Section 2.16(a) of the Company Disclosure Letter lists all material Company Benefit Plans. With respect to each material Company Benefit Plan, the Company has made available to Investor complete and correct copies (to the extent applicable) of (i) the plan and trust documents (or any other funding instruments) and the most recent summary plan description (and any summary of material modifications thereto), (ii) the most recent annual report (Form 5500 series), (iii) the most recent IRS determination letter, and (iv) any non-routine correspondence with any Governmental Authority received in the last 3 years.

(b)    No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries has any Liability (including on account of an ERISA Affiliate) with respect to, (i) a Multiemployer Plan, (ii) a plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (iii) a multiple employer plan (as described in Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any Liability to provide, retiree or post-termination health or other welfare benefits to former employees of the Company or any of its Subsidiaries or any other Person, other than health continuation coverage pursuant to Section 4980B of the Code.

(c)    Each Company Benefit Plan has been established, maintained, funded and administered in all material respects in compliance with its terms, the applicable requirements of ERISA, the Code and any other applicable Law. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS and, to the Knowledge of the Company, there are no existing circumstances or events that could reasonably be expected to result in any revocation of, or a change to, such determination letter or qualified status. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably expect to incur, any material penalty or Tax (whether or not assessed) under Section 4980B, 4980D, 4980H 6721 or 6722 of the Code. With respect to each Company Benefit Plan, the Company and its Subsidiaries have timely made in all material respects all required contributions, reimbursements, premiums and other payments and have properly accrued any amounts not yet due. All options and restricted stock units listed in Section 2.4(a) of the Company Disclosure Letter have been issued under and in compliance in all material respects with the Incentive Plan and all applicable Laws. As of the date hereof, up to 9,000,000 Shares remain available for issuance under the Incentive Plan.

(d)    Other than routine claims for benefits, there are no pending or, to the Knowledge of the Company, threatened actions, audits, investigations, proceedings, litigations or claims by or on behalf of any participant in any of the Company Benefit Plans, or otherwise involving any Company Benefit Plan or the assets of any Company Benefit Plan, that could reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries.

(e)    Without limiting the generality of the foregoing, with respect to each Company Benefit Plan that is subject to the laws of a jurisdiction other than the United States (a “Foreign Plan”): (i) each Foreign Plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities; (ii) each Foreign Plan intended to receive favorable tax treatment under applicable tax laws has been qualified or similarly determined to satisfy the requirements of such tax laws;

(iii) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA); and (iv) no Foreign Plan has any material unfunded liabilities that are not reflected or reserved against on the Audited Financial Statements or the Unaudited Financial Statements, nor are such unfunded liabilities reasonably expected to arise in connection with the transactions contemplated by this Agreement.

(f)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would reasonably be expected to, either alone or in combination with any other event, (i) result in any payment becoming due to any employee of the Company or any of its Subsidiaries or pursuant to any Company Benefit Plan, (ii) increase any benefits under any Company Benefit Plan, (iii) result in the acceleration of the time of payment, vesting or funding or increase the amount of, any compensation or benefits due to any employee of the Company or any of its Subsidiaries or under any Company Benefit Plan, (iv) result in any forgiveness of indebtedness of any employee of the Company or any of its Subsidiaries, or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code).

(g)    Neither the Company nor any of its Subsidiaries maintains any obligation to gross-up or reimburse any employee of the Company or any of its Subsidiaries for any Tax or related interest or penalties incurred by such individual, including under Section 409A or 4999 of the Code or otherwise.

(h)    Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

Section 2.17    Tax Matters.

(a)    Filing and Payment. All income and other material Tax Returns required to be filed by, or with respect to, the Company and its Subsidiaries have been duly and timely filed and are complete and correct in all material respects. All income and other material Taxes required to be paid by, with respect to, or that could give rise to a Lien on the assets of, the Company and its Subsidiaries, have been duly and timely paid. All material Taxes required to be withheld by the Company and its Subsidiaries, have been duly and timely withheld, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

(b)    Procedure and Compliance. No written agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any material Taxes of the Company and its Subsidiaries is currently in effect, and no written power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority. No material Taxes of the Company and its Subsidiaries are under audit, examination or investigation by any Governmental Authority and no Governmental Authority has asserted or threatened in writing any deficiency, adjustment or claim with respect to material Taxes against the Company and its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open.

(c)    Closing Agreements. None of the Company or its Subsidiaries has received or applied for a material Tax ruling or entered into a material closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state, local or non-U.S. Law), in either case that would be binding upon such Person after the Closing Date.

(d)    Certain Events. None of the Company or its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding provision of state, local or non-U.S. Law), (ii) installment sale or open transaction disposition made on or prior to the Closing, (iii) gain recognition agreement entered into prior to Closing, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) executed on or prior to the Closing Date. None of the Company or its Subsidiaries will be required to pay any Tax in a taxable period (or portion thereof) after the Closing Date as a result of an election under Section 965(h) of the Code. There are no intercompany transactions or excess loss accounts, in each case described in Treasury Regulations under Section 1502 of the Code, as between the Company and its Subsidiaries that will be taken into account as a result of the Alternative Transaction.

(e)    Listed Transactions. Neither the Company nor any of its Subsidiaries that is required to file a U.S. federal income Tax Return has participated within the last five (5) years in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c) or (ii) any materially equivalent provision of any non-U.S. jurisdiction in which a material portion of the activities of the Company and its Subsidiaries, taken as a whole, is undertaken.

(f)    Tax Liens. There are no Liens for material Taxes on any of the assets of the Company and its Subsidiaries, other than for Taxes not yet due and payable or that are not yet delinquent.

(g)    Affiliated Group. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group as defined in Section 1504 of the Code or any affiliated, combined, consolidated, aggregate, unitary or other group under state, local or non-U.S. Law (other than such a group that the common parent of which is the Company or one of its Subsidiaries) or (ii) has any material liability for Taxes of any person (other than a member of a group the common parent of which is the Company or one of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, by contract or otherwise.

(h)    Taxing Authorities. No written claims have ever been made by any Governmental Authority where the Company or a Subsidiary of the Company does not file Tax Returns that such Person is or may be subject to material taxation by, or required to file material Tax Returns in, that jurisdiction which claim has not been settled, withdrawn or otherwise resolved. Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it was organized or is domiciled for tax purposes.

(i)    Tax Agreements. Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements among any of the Company and the Company Subsidiaries and customary commercial agreements entered into in the ordinary course of business that are not primarily related to Taxes).

(j)    VAT. To the extent that each of the Company and its Subsidiaries is required to be registered for purposes of any material Tax, including goods and services Taxes and value-added Taxes (including VAT), such Person has made and maintained such registration, and complied with all other material requirements related to such registration, in each relevant jurisdiction.

(k)    CARES Act. Each of the Company and its Subsidiaries, to the extent applicable, has (i) properly complied with all legal requirements in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act (or any similar provision of state, local or non-U.S. Law), (ii) properly complied with all legal requirements and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) pursuant to or in connection with the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, or any other provision of the CARES Act.

(l)    Tax Classification. Schedule 2.17(l) sets forth a list of the entity classification of the Company and each of its Subsidiaries for U.S. federal income Tax purposes.

Section 2.18    Insurance. Section 2.18 of the Company Disclosure Letter sets forth a list of all material insurance policies maintained by (or for the benefit of) the Company and its Subsidiaries as of the date hereof. Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (a) all such insurance policies are in full force and effect and (b) the Company and its Subsidiaries are in compliance with all current property and liability insurance policies covering the Company and its Subsidiaries (and all premiums due and payable thereon have been paid in full on a timely basis), and as of the date hereof no written notice of cancellation, termination or revocation has been received by the Company or its Subsidiaries.

Section 2.19    Finders’ Fees. Except for Moelis & Company LLC, whose fees shall be paid by the Company or its Subsidiaries, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries may become liable.

Section 2.20    Contracts with Affiliates. Section 2.20 of the Company Disclosure Letter lists all contracts as of the date hereof to which (a) the Company or any of its Subsidiaries, on the one hand, and (b) Carlyle or Carlyle’s Affiliates or any of their respective, or the Company’s or its Subsidiaries’ respective, directors, officers or employees (this clause (b), each a “Company Related Party”) (other than any employment, severance, bonus, indemnification and similar arrangements concerning the compensation and indemnification of directors, officers or employees in the Ordinary Course of Business), on the other hand, are parties or are otherwise bound or affected (each such contract, an “Affiliate Contract”).

Section 2.21    Customers and Vendors. Section 2.21 of the Company Disclosure Letter sets forth a true, correct and complete list of (a) the fifteen (15) largest customers (each, a “Material Customer”) of the Company and its Subsidiaries, taken as a whole, based on amounts invoiced to such customers during the twelve (12) months ended December 31, 2020 and during the twelve (12) months ended December 31, 2019, showing the approximate aggregate amount invoiced to each such Material Customer during each such period and (b) the fifteen (15) largest vendors (each, a “Material Vendor”) of the Company and its Subsidiaries, taken as a whole, based on amounts paid by or on behalf of the Company and its Subsidiaries to such vendor (excluding any offsets) during the twelve (12) months ended December 31, 2020 and during the twelve (12) months ended December 31, 2019, showing the approximate aggregate amount paid to each such Material Vendor (excluding any offsets) during each such period. As of the date hereof, since December 31, 2020, no Material Customer or Material Vendor has canceled or otherwise terminated or otherwise materially and adversely modified, or, to the Knowledge of the Company, threatened in writing to cancel or otherwise terminate or otherwise materially and adversely modify, its relationship with the Company and its Subsidiaries.

Section 2.22    Ring-Fencing Sufficiency of Assets. Upon completion of the Pre-Closing Steps (including (a) the receipt of the benefits of the Commingled Contracts and (b) the receipt of any necessary third party consents), the Transferred Assets will include all of the computer and network equipment and information technology infrastructure (including switches, routers and servers), Software and other Intellectual Property (other than Trademarks) reasonably required for the ongoing conduct of the North America Enterprise Business immediately following the Closing in all material respects as the North America Enterprise Business is conducted as of the date of this Agreement, other than (i) generally commercially available third party Software and other generally commercially available information technology assets and (ii) other Software and information technology assets provided to the North America Enterprise Business and/or the Operating Business by the Remaining Business that are utilized in the North America Enterprise Business and/or the Operating Business but with respect to which the North America Enterprise Business and/or the Operating Business, as applicable, could reasonably be expected to obtain or create alternatives to such Software or other assets (with reasonable advance notice)

without, individually or in the aggregate, significant disruption to the North America Enterprise Business or incurring costs, together with costs incurred obtaining the Software and other assets described in the foregoing clause (i), in excess of $20 million in the aggregate (clauses (i) and (ii) the “De Minimis Assets”); provided that the foregoing is not a representation or warranty with respect to infringement or misappropriation of the Intellectual Property of any third Person.

Section 2.23    No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 2 and the Ancillary Agreements to be entered into at or prior to the Closing, neither the Company nor any of its Affiliates nor any of their respective directors, officers, employees, stockholders, agents or representatives nor any other Person makes or shall be deemed to make any representation or warranty to Investor, express or implied, at law or in equity, on behalf of the Company or any of its Affiliates, and each of the Company and its Affiliates by this Agreement disclaims any such representation or warranty, whether by the Company, any Affiliate of the Company or any of their respective directors, officers, employees, stockholders, agents or representatives or any other Person, notwithstanding the delivery or disclosure to Investor, or any of its directors, officers, employees, stockholders, agents or representatives or any other Person of any documentation or other information by the Company or any Affiliate of the Company or any of their respective directors, officers, employees, stockholders, agents or representatives or any other Person with respect to any one or more of the foregoing.

Article 3

Representations and Warranties of Carlyle

Carlyle represents and warrants to Investor as of the date of this Agreement and as of Closing as follows:

Section 3.1    Organization and Power. Carlyle is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to carry on its business as now conducted.

Section 3.2    Authorization.

(a)    Carlyle has all requisite limited partnership power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Carlyle is (or will be) a party and to consummate the transactions contemplated hereby and thereby. Except with respect to the agreements to be negotiated and entered into as part of the SPAC Transaction (including the SPAC Definitive Agreements) and the transactions contemplated thereby, the execution, performance and delivery of this Agreement and the Ancillary Agreements to which Carlyle is (or will be) a party by Carlyle and the consummation of the transactions contemplated hereby and thereby by Carlyle have been duly authorized by all requisite corporate, limited liability company or other entity power action of Carlyle. This Agreement has been (and the execution, performance and delivery of each of the Ancillary Agreements to which Carlyle is a party will be) duly and validly executed and delivered by Carlyle and constitutes (and each such Ancillary Agreement when so executed and delivered by Carlyle will constitute) a valid, legal and binding agreement of Carlyle (assuming this Agreement has been, and the Ancillary Agreements to which Carlyle is a party will be, duly authorized, executed and delivered by the other parties thereto), enforceable against Carlyle in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b)    Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 2.2(b) and Investor’s representations and warranties contained in Section 4.2(b), no material notices to, filings with or authorization, registration, declaration, consent or approval of any Governmental Authority is necessary for the execution, delivery or performance by Carlyle of this Agreement or the Ancillary Agreements to which Carlyle is a party or the consummation by Carlyle of the transactions contemplated hereby or thereby, except for (i) notices to, filings with or authorizations, registrations, declarations, consents or approvals of any Governmental Authority arising in connection with the SPAC Transaction or the identity of the SPAC or the investors participating in the PIPE Financing and (ii) compliance with and filings under the HSR Act and any other applicable Competition Law set forth on Section 5.2 of the Company Disclosure Letter.

Section 3.3    Non-Contravention. The execution and delivery by Carlyle of this Agreement and the Ancillary Agreements to which Carlyle is (or will be) a party and the performance of Carlyle’s obligations hereunder and thereunder do not (a) conflict with or result in any violation or breach of any provision of any of the Organizational Documents of Carlyle, (b) assuming compliance with the matters referred to in Section 3.2(b), violate any provision of any applicable Law or (c) require any consent of or other action by any Person under, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Carlyle is a party or by which Carlyle or any of its properties or assets may be bound, except in the case of clauses (b) and (c), as would not reasonably be expected to be, individually or in the aggregate, materially adverse to Carlyle’s ability to consummate the transactions contemplated hereby.

Section 3.4    Litigation. As of the date hereof, there is no Litigation pending against, or, to the knowledge of Carlyle, threatened against or affecting, Carlyle before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 3.5    Finders’ Fees. Except for Moelis & Company LLC, whose fees shall be paid by the Company or its Subsidiaries, no broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Carlyle or any Affiliate of Carlyle for which the Company or any of its Subsidiaries may become liable.

Section 3.6    No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 3 and any representations and warranties of Carlyle set forth in the Ancillary Agreements to be entered into at or prior to the Closing, neither Carlyle, its Affiliates or any of Carlyle’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders or any other Person makes or shall be deemed to make any representation or warranty to Investor or any of its Affiliates or any of their respective directors, officers, employees, stockholders, agents or representatives, express or implied, at law or in equity, on behalf of Carlyle or any of its Affiliates, and Carlyle, its Affiliates and any of Carlyle’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders by this Agreement disclaim any such representation or warranty, whether by Carlyle, its Affiliates or any of Carlyle’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders or any other Person, notwithstanding the delivery or disclosure to Investor or any of its Affiliates or any of their respective directors, officers, employees, stockholders, agents or representatives or any other Person of any documentation or other information by Carlyle, its Affiliates or any of Carlyle’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders or any other Person with respect to any one or more of the foregoing.

Article 4

Representations and Warranties of Investor

Investor represents and warrants to Carlyle and the Company as of the date of this Agreement and as of Closing as follows:

Section 4.1    Organization and Power. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

Section 4.2    Authorization.

(a)    Investor has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Investor or any of its Affiliates is (or will be) a party and to consummate the transactions contemplated hereby and thereby. Except with respect to the agreements to be negotiated and entered into as part of the SPAC Transaction (including the SPAC Definitive Agreements), the execution, performance and delivery of this Agreement and the Ancillary Agreements to which Investor or any of its Affiliates is (or will be) a party by Investor or any of its Affiliates and the consummation of the transactions contemplated hereby and thereby by Investor or any Affiliate of Investor, as applicable, have been duly authorized by all requisite corporate, limited liability company or other entity power action of Investor and/or its applicable Affiliates. This Agreement has been (and the execution, performance and delivery of each of the Ancillary Agreements to which Investor or any of its Affiliates is a party will be) duly and validly executed and delivered by Investor and/or its applicable Affiliates and constitutes (and each such Ancillary Agreement when so executed and delivered by Investor and/or its applicable Affiliates will constitute) a valid, legal and binding agreement of Investor (and in the case of Ancillary Agreements, Investor or its Affiliates party thereto) (assuming this Agreement has been, and the Ancillary Agreements to which Investor or its applicable Affiliates is a party will be, duly authorized, executed and delivered by the other parties thereto), enforceable against Investor (and in the case of the Ancillary Agreements, Investor or its Affiliates party thereto) in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(b)    Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 2.2(b) and Carlyle’s representations and warranties contained in Section 3.2(b), no material notices to, filings with or authorization, registration, declaration, consent or approval of any Governmental Authority is necessary for the execution, delivery or performance by Investor or any of its Affiliates of this Agreement or the Ancillary Agreements to which Investor or any of its Affiliates is a party or the consummation by Investor of the transactions contemplated hereby or thereby, except for (i) notices to, filings with or authorizations, registrations, declarations, consents or approvals of any Governmental Authority arising in connection with the SPAC Transaction or the identity of the SPAC or the investors participating in the PIPE Financing and (ii) compliance with and filings under the HSR Act and any other applicable Competition Law set forth on Section 5.2 of the Company Disclosure Letter.

Section 4.3    Non-Contravention. The execution and delivery by Investor and its Affiliates of this Agreement and the Ancillary Agreements to which Investor or any of its Affiliates is (or will be) a party and the performance of Investor’s or such of Investor’s Affiliate’s obligations hereunder and thereunder do not (a) conflict with or result in any violation or breach of any provision of any of the Organizational Documents of Investor or any of its applicable Affiliates, (b) assuming compliance with the matters referred to in Section 4.2(b), violate any provision of any applicable Law or (c) require any consent of or other action by any Person under, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Investor or any of its Affiliates is a party or by which any of them or any of their respective properties or assets may be bound, except in the case of clauses (b) and (c), as would not reasonably be expected to be, individually or in the aggregate, materially adverse to Investor’s and its applicable Affiliates’ ability to consummate the transactions contemplated hereby.

Section 4.4    Availability of Funds. Investor has available and will have available at Closing sufficient cash in immediately available funds to pay the Purchase Price and to pay any and all other amounts payable by Investor pursuant to this Agreement and to effect the transactions contemplated hereby.

Section 4.5    Purchase for Investment. Investor is purchasing the New Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Investor (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the New Shares and is capable of bearing the economic risks of such investment. Investor acknowledges that the New Shares have not been registered under the Securities Act or any state securities Laws, and agrees that the New Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable.

Section 4.6    Litigation. As of the date hereof, there is no Litigation pending against, or, to the knowledge of Investor, threatened against or affecting, Investor before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 4.7    Finders’ Fees. Except for Centerview Partners LLC, whose fees and expenses will be paid by the Company if the Closing occurs (and otherwise will be paid by Investor), no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Investor or any of its Affiliates for which Company or Carlyle or any of their respective Affiliates may become liable.

Section 4.8    No Additional Representations and Warranties; Inspection. Investor acknowledges and agrees that it (a) has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Company and its Subsidiaries and (b) has been furnished with or given access to such information about the Company and its Subsidiaries and their respective businesses and operations as it has reasonably requested to form such independent judgment. In entering into this Agreement, Investor has relied solely upon its own investigation and analysis and the representations and warranties set forth in Article 2 and Article 3 and in the Ancillary Agreements, and Investor acknowledges that other than the representations and warranties in Article 2 and Article 3 and in the Ancillary Agreements (i) neither the Company, Carlyle or any of their respective Affiliates nor any of their respective directors, officers, employees, stockholders, agents or representatives makes or has made any representation or warranty, either express or implied, at law or in equity, (A) as to the accuracy or completeness of any of the information provided or made available to Investor, its Affiliates or any of Investor’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders or any other Person prior to the execution of this Agreement or (B) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company, the Company’s Subsidiaries or their respective businesses heretofore or hereafter delivered to or made available to Investor, its Affiliates or any of Investor’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders or any other Person and (ii) Investor has not been induced by or relied upon any representation, warranty or other statement, express or implied, made by the Company, Carlyle or any of their respective Affiliates or any of their respective directors, officers, employees, stockholders, agents or representatives or any other Person, except in the case of this clause (ii) for the representations and warranties set forth in Article 2 and Article 3 and the Ancillary Agreements to be entered into at or prior to the Closing.

Section 4.9    No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 4 and any representations and warranties of Investor set forth in the Ancillary Agreements to be entered into at or prior to the Closing, neither Investor, its Affiliates or any of Investor’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders or any other Person makes or shall be deemed to make any representation or warranty to the Company, Carlyle or any of their respective Affiliates or any of their respective directors, officers, employees, stockholders, agents or representatives, express or implied, at law or in equity, on behalf of Investor or any of its Affiliates, and Investor, its Affiliates and any of Investor’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders by this Agreement disclaim any such representation or warranty, whether by Investor, its Affiliates or any of Investor’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders or any other Person, notwithstanding the delivery or disclosure to the Company, Carlyle or any of their respective Affiliates or any of their respective directors, officers, employees, stockholders, agents or representatives or any other Person of any documentation or other information by Investor, its Affiliates or any of Investor’s and its Affiliates’ respective directors, officers, employees, stockholders, agents, representatives or lenders or any other Person with respect to any one or more of the foregoing.

Article 5

Certain Covenants

Section 5.1    Conduct of the Business. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, except (i) as required by Law, (ii) pursuant to any COVID-19 Measures, (iii) as expressly set forth in, or required by, this Agreement (including Section 5.5, Section 5.6, Section 5.7, Section 5.8 and Section 5.10) or as set forth in Section 5.1 of the Company Disclosure Letter, (iv) as expressly set forth in the go-forward business plan of the Company and its Subsidiaries upon agreement in writing of such plan by Investor and the Company or (v) as otherwise consented to in writing by Investor, which consent shall not be unreasonably conditioned, withheld or delayed, the Company shall, and shall cause each of its Subsidiaries to, as applicable, (a) use commercially reasonable efforts to cause the business of the Company and its Subsidiaries to be conducted in all material respects in the Ordinary Course of Business, (b) use commercially reasonable efforts to preserve intact the Company’s and its Subsidiaries’ business operations, business relationships with Material Customers and Material Vendors, and (c) not permit:

(a)    the Company to amend its certificate of incorporation or by-laws;

(b)    the Company or any of its Subsidiaries to authorize for issuance, issue, pledge, encumber, transfer, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance, pledge, encumbrance, transfer, sale or grant of (i) any Company Equity Interests or Subsidiary Equity Interests or (ii) any security convertible into or exchangeable or exercisable for any Company Equity Interests or Subsidiary Equity Interests, in each case other than, in the Ordinary Course of Business, (A) issuances of Options or RSUs (excluding any performance-based RSUs) to employees, officers or directors (and not including any Person employed or affiliated with Carlyle and its Affiliates) pursuant to the Incentive Plan or other employee stock option, employee stock purchase or similar equity-based plans approved by Investor and the Company’s board of directors or (B) issuances of Subsidiary Equity Interests to the Company or any of its Subsidiaries;

(c)    the Company or any Subsidiary to redeem, repurchase or otherwise acquire any (i) Company Equity Interests or non-wholly owned Subsidiary Equity Interests (other than, in the Ordinary Course of Business, customary repurchases of management equity at a price no greater than fair market value) or (ii) any indebtedness for borrowed money of the Company or any Subsidiary (other than amortization payments under the Credit Facilities or repayments under the Company’s and its Subsidiaries’ revolving credit facility under its Credit Facilities);

(d)    the Company to appoint or change the Company’s independent public accountants or auditors or change any significant accounting policy of the Company (other than as required by any accounting pronouncements or interpretations under GAAP issued from and after the date hereof);

(e)    any change to the Company’s entity classification in effect as of the date hereof;

(f)    any material alteration to the lines of business of the Company and its Subsidiaries;

(g)    the Company or any of its Subsidiaries to adopt any plan of liquidation, dissolution or winding up or file any voluntary petition for bankruptcy, receivership or similar proceeding or adopt a plan of reorganization;

(h)    the Company or any of its Subsidiaries to incur, create, assume or otherwise become liable for any indebtedness for borrowed money in excess of $10,000,000 (individually or in the aggregate) (other than (x) amounts drawn under the Company’s and its Subsidiaries’ revolving credit facility under its Credit Facilities up to an amount equal to amounts repaid under such revolving credit facility by the Company and its Subsidiaries after the date hereof and (y) inter-company indebtedness among or between the Company and/or its Subsidiaries);

(i)    the Company or any Subsidiary to make, change or revoke any material election concerning Taxes, adopt or change any material accounting method concerning Taxes, change any Tax accounting period, amend any material Tax Return, enter into any material Tax closing agreement, settle or compromise any material Tax proceeding, fail to pay any material Tax when due (including any material estimated Tax payments), surrender any claim for a refund of a material amount of Taxes, waive or extend the statute of limitations in respect of any material amount of Taxes, or prepare any material Tax Return in a manner inconsistent in any material respect with applicable past practices;

(j)    the Company or any of its Subsidiaries to enter into any contract that would restrict any equity holder of the Company (or any Affiliate of such equity holder, other the Company and its Subsidiaries) from entering into or continuing to operate any line of business;

(k)    the Company or any of its Subsidiaries to enter into any Affiliate Contract, other than commercial agreements between the Company and its Subsidiaries, on the one hand, and portfolio companies of Carlyle and its Affiliates, on the other hand, entered into in the Ordinary Course of Business on an arms’ length basis;

(l)    the sale, assignment, transfer, conveyance, license, lease or other disposal of any properties, rights or assets of the Company or its Subsidiaries in excess of $10,000,000, in each case other than in the Ordinary Course of Business;

(m)    the license of any material Owned Intellectual Property, except for non-exclusive licenses granted to customers in the Ordinary Course of Business;

(n)    abandonment or permission to lapse of any material Owned Intellectual Property (other than (i) expiration of patents at the end of their statutory term or (ii) in the Ordinary Course of Business patent or Trademark prosecution), in each case without prior consultation with Investor;

(o)    the settlement or compromise of any Litigation (whether or not commenced prior to the date of this Agreement) (i) without prior consultation with Investor, involving the payment of, or an agreement to pay over time, in cash, notes or other property, in the aggregate, an amount in excess of $5,000,000 (in each case, (x) exclusive of costs, interest and attorneys’ fees and (y) excluding amounts actually paid by insurance), (ii) which will require Investor to satisfy any non-de minimis obligation, (iii) which imposes any equitable or injunctive relief that, if granted, would impose material conditions on or restrict in any material manner Investor or any of its Affiliates or, without prior consultation with Investor, the Company, (iv) without prior consultation with Investor, alleging criminal conduct by the Company or any of its Subsidiaries or any of their respective directors, officers or employees or (v) without prior consultation with Investor, that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(p)    the Company or any Subsidiary to acquire by merger, consolidation, acquisition of stock or assets or otherwise, or make any investment in, any assets, Person or business or division thereof, in each case for a purchase price in excess of $10,000,000;

(q)    the creation of any Lien upon any Transferred Assets that would prevent the substantial consummation of the Pre-Closing Steps in accordance with the terms hereof with respect to such Transferred Asset in connection with the Closing;

(r)    any Leakage;

(s)    except as required by applicable Law or the terms of any existing CBA, the Company or any Subsidiary to negotiate, modify, extend, or enter into any CBA or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries, in each case without prior consultation with Investor;

(t)    the Company or any Subsidiary to implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act, in each case without prior consultation with Investor;

(u)    except as required by the existing terms of a Company Benefit Plan set forth on Schedule 2.16(a) in effect as of the date hereof, the Company or any of its Subsidiaries to (i) accelerate or commit to accelerate the funding, payment or vesting of, or materially increase or decrease the compensation or benefits payable or to become payable to any current or former officer, director or other member of senior management of the Company and its Subsidiaries, or (ii) establish, adopt, enter into, terminate or materially amend any Company Benefit Plan, in each case without prior consultation with Investor;

(v)    (i) the amendment or modification in any material respect or termination (excluding terminations upon expiration of the term thereof in accordance with the terms thereof, so long as the Company or its applicable Subsidiary does not have the unilateral right to renew or extend the term of such Material Contract) of any (A) contract with AT&T, T-Mobile (Sprint) or Verizon that is a Material Contract or Carrier Contract or (B) Material Contract of the type set forth in Section 2.9(a)(vi), or (ii) adoption or entering into a new contract that would have been (A) a contract with AT&T, T-Mobile (Sprint) or Verizon that is a Material Contract or Carrier Contract or (B) a Material Contract of the type set forth in Section 2.9(a)(vi), if adopted or entered into prior to the date hereof, except in the case of each of the foregoing clause (i) and clause (ii), in the Ordinary Course of Business (which shall include renewals consistent with the terms thereof but shall not including Contracts of the type set forth in Section 2.9(a)(vi) to the extent purporting to bind direct or indirect equity holders of the Company); or

(w)    any agreement or commitment by the Company or its Subsidiaries to do any of the foregoing.

Section 5.2    Governmental Approvals.

(a)    Subject to the terms and conditions herein provided, each party shall, and Investor and the Company shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable, and in any event prior to the End Date, the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the conditions precedent set forth in Article 7). Each party shall, and Investor and the Company shall cause their respective Affiliates to, use reasonable best efforts to promptly obtain consents of all Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Each party shall make or cause to be made as promptly as practicable (and to the extent necessary cause its Affiliates to make) any filings pursuant to the HSR Act and all other filings (or where applicable, drafts thereof) required by applicable Competition Laws for the jurisdictions set forth on Section 5.2 of the Company Disclosure Letter with respect to the transactions contemplated by this Agreement. Without limiting the foregoing: (i) with respect to any initial filings to be made in connection with this Agreement in the jurisdictions set forth on Section 5.2 of the Company Disclosure Letter, the parties shall (x) make such filings as promptly as practicable after the date hereof, and (y) cause such filings to cover to the extent permissible by applicable Law both the potential SPAC Transaction and the potential Alternative Transaction assuming a Purchase Price equal to $750 million and an Investor pro forma Company ownership percentage immediately following consummation of the SPAC Transaction or the Alternative Transaction of up to 45%; (ii) with respect to (x) any filing pursuant to the HSR Act and (y) additional filings (if any) to be made by any of the parties following the signing of SPAC Definitive Agreements, the parties shall make such filings within the timelines agreed in the SPAC Definitive Agreements; and (iii) with respect to additional filings (if any) to be made by any of the parties following the making of an Alternative Transaction Election, as promptly as practicable upon (and with respect to any filing under the HSR Act, in any event within ten (10) Business Days after), delivery of an Alternative Transaction Election Notice. The parties shall resubmit any such filings as soon as is reasonably practicable in the event such filings are rejected for any reason whatsoever by the relevant Governmental Authority. Each party shall make (and to the extent necessary cause its Affiliates to make) an appropriate response as promptly as practicable to any Governmental Authority requests for information and documentary material that may be made in connection with this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby (including, pursuant to the HSR Act, other Competition Laws or other applicable Laws). Each party and its respective Affiliates shall not extend any waiting period or comparable period under the HSR Act or other Competition Laws or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby, except with the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld, delayed, or conditioned). Each party shall, and Investor and the Company shall cause their respective Affiliates to, take and permit all actions that are necessary or reasonably advisable to (1) satisfy the conditions in Section 7.1, (2) consummate the SPAC Transaction or the Alternative Transaction, as applicable, and (3) in the case of each of clauses (1) and (2), obtain any applicable consents from Governmental Authorities in connection therewith, in each case, as promptly as practicable and in any event before the End Date, so long as any such actions would not constitute a Substantial Detriment. Each party shall, and Investor and the Company shall cause their respective Affiliates to, not take any action that would reasonably be expected to prevent obtaining any applicable consents from Governmental Authorities in connection with the satisfaction of the conditions in Section 7.1.

(b)    Each party will promptly notify the other parties hereto of any written communication to or from any Governmental Authority regarding any of the transactions contemplated hereby, and, subject to applicable Law, shall (i) permit the other parties hereto to review in advance any proposed written communication to any such Governmental Authority, and consider in good faith and incorporate the other party’s reasonable comments, (ii) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party hereto in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend, and (iii) furnish the other party with copies of all correspondence, filings and written communications (and summaries of any oral communications in which the other party does not participate) between them and their Affiliates and their respective representatives on one hand and any such Governmental Authority or its respective staff on the other hand, with respect to this Agreement and the transactions contemplated hereby. The parties shall consult with each other prior to taking any material position in discussions with or filings to be submitted to any Governmental Authority. Any information that a party provides to another party pursuant to this Section 5.2(b) may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law, and may be designated as “outside antitrust counsel only.”

(c)    In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby, in each case, in order to permit the consummation of the transactions contemplated hereby to occur as promptly as practicable (and in any event prior to the End Date).

(d)    Without limiting in any respect Investor’s obligations under this Section 5.2, Investor shall have the right to direct, devise and implement the strategy for obtaining all consents of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including (i) responding to any request from, or inquiry or investigation by, any Governmental Authority pursuant to any Competition Law (including directing the timing, nature and substance of all such responses), (ii) leading all meetings and communications (including any negotiations) with any such Governmental Authority, (iii) determining when (if at all, but subject to Investor’s obligations in this Agreement, including the last two sentences of Section 5.2(a)) to discuss, offer, or agree to any divestiture, sale, licensing, holding separate or other disposition of any asset or business, or any behavioral or conduct restriction or other alteration to the business or operations of Investor, the Company, or any of their respective Affiliates, (iv) controlling the defense and settlement of any litigation, action, suit, investigation or proceeding brought by or before any Governmental Authority pursuant to any Competition Law and (v) Investor entering into any voluntary agreement with any Governmental Authority (subject to Investor’s obligations in this Agreement, including the last two sentences of Section 5.2(a)); provided that (x) Investor shall consult with the Company and Carlyle in a reasonable manner and consider in good faith the views and comments of the Company and Carlyle in connection with the foregoing and (y) notwithstanding the foregoing, the parties shall have joint decision making authority with respect to the remedies contemplated in clauses (a) and (c) of the definition of Substantial Detriment.

(e)    Carlyle shall not Transfer, prior to the earlier of the Closing and the termination of this Agreement in accordance with its terms, any Company Equity Interest, other than to one or more of its Affiliates that, in the case of a direct Transfer of Company Equity Interests, agrees in writing to be to be bound by this Agreement and, if applicable, any Ancillary Agreement as if an original party hereto and thereto; provided that such Transfer shall not relieve Carlyle of its obligations pursuant to this Agreement. For the avoidance of doubt, from and following the Closing, Carlyle’s and Investor’s respective rights to Transfer Company Equity Interests shall be as set forth in, and subject to, the terms of the Stockholders Agreement.

Section 5.3    Public Announcements. Neither Investor, Carlyle nor the Company shall make, or permit any of their respective Affiliates or representatives to make, any public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required (a) to obtain consents and approvals, and to provide such notices and make such filings, as necessary, proper or reasonably advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, (b) by Law, rule (including rules of any applicable stock exchange) or regulation applicable to Investor, Carlyle or the Company or any of their respective Affiliates (and only to the extent so required) or (c) in the case of the Company, pursuant to internal announcements to employees; provided, in the case of this clause (c), that any such disclosure is generally consistent with the parties’ prior public disclosures regarding the transactions contemplated hereby. It is understood that the foregoing shall not restrict (i) the

Company or its Affiliates from making disclosure as they deem reasonably appropriate (A) in discussions with counterparties or potential counterparties to any aspect of the SPAC Transaction or the Alternative Transaction in connection with effectuating the transactions contemplated by this Agreement and the Ancillary Agreements, (B) to counterparties on a confidential basis in connection with matters contemplated by Item 1 of Section 5.1 of the Company Disclosure Letter or (C) pursuant to their reporting obligations under the Credit Facilities or the terms of any other indebtedness of the Company or its Affiliates or (ii) Carlyle and its Affiliates and affiliated funds and management entities from providing information (customary in manner and scope) to their respective current or prospective investors, limited partners and financing sources (and their respective advisors).

Section 5.4    Access to Information; Confidentiality.

(a)    From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable notice, the Company shall provide to Investor and its authorized representatives during normal business hours reasonable access to all books and records, facilities and employees of the Company and its Subsidiaries; provided that any such access shall be conducted at Investor’s expense, in accordance with applicable Law (including any applicable Law relating to antitrust, competition, employment or privacy issues) and any COVID-19 Measures, under the supervision of the Company’s or its Subsidiaries’ personnel and in such a manner as to maintain confidentiality and not to unreasonably interfere with the normal operations of the Company and its Subsidiaries and their businesses.

(b)    Notwithstanding anything to the contrary in Section 5.4(a), the Company may withhold any document (or portions thereof) or information (i) that is subject to the terms of a non-disclosure agreement with a third party, (ii) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege, (iii) if the provision of access to such document (or portion thereof) or information, as reasonably determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws or (iv) relating to the sale process regarding the Enterprise Business or any alternative transaction with respect to all or a portion of the Enterprise Business, bids received from others in connection with such sale process or alternative transactions and information and analysis (including financial analysis) relating to such bids or alternative transactions; provided, however, that, with respect to clauses (i), (ii), and (iii), to the extent permitted by Law and reasonably practicable, the Company shall inform Investor of the general nature of the information being withheld and, upon Investor’s request, reasonably cooperate with Investor to provide such information in a manner that would not violate such contracts, fiduciary duty or Law or result in a loss of privilege.

(c)    All information provided to Investor pursuant to this Section 5.4 shall be held by Investor as confidential under the terms of the Confidentiality Agreement and shall be subject to the Confidentiality Agreement, the applicable terms of which are incorporated herein by reference.

Section 5.5    Affiliate Agreements. The Company shall cause all Affiliate Contracts to be settled or terminated prior to the Closing without any Liability on the part of the Company or any of its Affiliates (including Liability arising from such termination), except for this Agreement, the Ancillary Agreements, as contemplated by Section 5.6, Section 5.7, Section 5.8 or Section 5.10, and those contracts or other transactions set forth on Section 5.5 of the Company Disclosure Letter. If an Alternative Transaction Election has been made, at Carlyle’s option in lieu of termination, Carlyle and the Company will cause, with effect from the Closing Date, (a) the “Annual Consulting Fee” under and as defined in the Amended and Restated Consulting Services Agreement, dated February 22, 2021 (the “Management Agreement”), by and among Syniverse Holdings, Inc., TC Group V, L.L.C. and Carlyle Investment Management L.L.C., to be shared on a pro rata basis between an Affiliate of Carlyle and Investor, based on their respective equity ownership of the Company and (b) the Management Agreement to be otherwise amended (i) to delete Section 3(b) of the Management Agreement in its entirety and (ii) as contemplated by the proviso to Item 1 of Section 5.5 of the Company Disclosure Letter.

Section 5.6    SPAC Transaction.

(a)    The Company, Investor and Carlyle shall use their reasonable best efforts, acting reasonably and in good faith, to:

(i)    identify and select a SPAC with which to enter into definitive negotiations with respect to the SPAC Transaction (the “SPAC Selection”);

(ii)    together with the selected SPAC, identify one or more investors acceptable to each of the Company, Investor and Carlyle, to provide incremental common equity financing (the “PIPE Financing”) such that the SPAC will have no less than $250 million in such committed common equity financing with respect to the PIPE Financing; provided that Investor shall not unreasonably withhold, delay or condition its consent to any such investor;

(iii)    negotiate and enter into definitive transaction documents (the “SPAC Definitive Agreements”) with respect to (A) the SPAC Merger, on terms (x) consistent with those in Section 5.6(b), (y) that include a Company enterprise value of at least $2,850 million (or such lower valuation as, notwithstanding any other provision hereof, may be agreed by the Company and Carlyle in their sole discretion) and (z) otherwise acceptable to the Company, Carlyle and Investor (including with respect to Tax and structuring-related matters), (B) the post-SPAC Merger equity governance arrangements, on terms consistent with those indicated in the Stockholders Agreement and otherwise acceptable to the Company, Carlyle and Investor, (C) the PIPE Financing, on terms acceptable to the Company, Carlyle and Investor, and (D) the SPAC Transaction Debt Financing Commitments, on terms consistent with Section 5.10 and otherwise acceptable to the Company, Carlyle and Investor; provided that (1) Investor shall not unreasonably withhold, delay or condition its consent to the terms of the PIPE Financing or the SPAC Transaction Refinancing (including the SPAC Transaction Debt Financing Commitments) and (2) notwithstanding anything to the contrary set forth herein, in connection with the SPAC Transaction and SPAC Definitive Agreements, the parties may by mutual agreement determine that the Investment by Investor contemplated hereby should instead be in respect of equity interests in the SPAC or in a new holding company formed for the purpose of becoming the resulting public parent company in the SPAC Transaction, and the terms of this Agreement shall be deemed to be modified (and shall be interpreted) accordingly, mutatis mutandis; and

(iv)    prior to Closing, finalize any remaining agreements contemplated by or in connection with the SPAC Transaction (including with respect to the SPAC Transaction Refinancing) and at the Closing, and subject to the conditions set forth in Article 7, consummate the SPAC Transaction.

(b)    The Company, Investor and Carlyle shall use their reasonable best efforts, acting reasonably and in good faith, to cause the definitive agreements with respect to the SPAC Merger to provide for the following use of SPAC Transaction Proceeds and the Investment Amount:

(i)    first, to pay, or reimburse, the Company, Carlyle, Investor and the SPAC for their respective reasonable and documented expenses incurred in connection with the transactions contemplated by this Agreement (including the SPAC Transaction and the Alternative Transaction);

(ii)    second, to repay an amount equal to (A) the Company’s outstanding indebtedness under the Credit Facilities, minus (B) the net proceeds from the SPAC Transaction Refinancing (the amount in this clause (ii), together with the amount in clause (i), the “Minimum Total Cash Amount”);

(iii)    third, but only to the extent the SPAC Transaction Proceeds exceed $250 million, at Investor’s election, to reduce the Investment Amount by up to an amount equal to the lesser of (A) such excess and (B) $250 million; and

(iv)    fourth, any remaining amounts, at the Company’s election, (A) to the Company’s balance sheet for general corporate purposes and/or (B) to, on a pro rata basis in proportion to their relative post-Closing pro forma equity interests in the Company (prior to the application of proceeds pursuant to this clause (iv)), (1) further reduce the Investment Amount (the actual amount of any such reduction to the Investment

Amount pursuant to clause (iii) and this clause (iv), the “SPAC Reduction Amount”) and (2) repurchase or otherwise redeem equity of the Company from the pre-Closing shareholders of the Company.

(c)    In connection with the entry into a SPAC Transaction (including with respect to the SPAC Selection, the PIPE Financing and the SPAC Definitive Agreements), the parties’ duties to use their reasonable best efforts, and to act reasonably and in good faith, shall not require Investor or Carlyle to agree to any term or condition that would have a material disproportionate adverse effect on such party relative to the other such party taking into account the terms and conditions of this Agreement, the Stockholders Agreement and the Wholesale Agreement.

Section 5.7    Alternative Transaction; Pre-Closing Steps.

(a)    Notwithstanding anything to the contrary in this Agreement (including Section 5.6), in the event of the occurrence of any of the following events, the Company may, in its sole discretion by providing written notice to Investor (the “Alternative Transaction Election Notice”), elect to cause the parties to cease pursuing the SPAC Transaction and instead consummate the Alternative Transaction (an “Alternative Transaction Election”) on the terms and conditions set forth in this Agreement (including this Section 5.7), in each case provided that the Company and Carlyle have complied in all material respects with their respective obligations pursuant to Section 5.6:

(i)    the Company and Investor have not completed the SPAC Selection within six (6) weeks of the date of this Agreement;

(ii)    the SPAC Definitive Agreements have not been entered into within six (6) weeks following the date of the SPAC Selection; or

(iii)    the SPAC Definitive Agreements are terminated prior to consummation of the SPAC Transaction.

(b)    Upon an Alternative Transaction Election, the Company will (and will cause its Subsidiaries to):

(i)    if Investor delivers to the Company a written request (a “Ring-Fencing Election”) within ten (10) Business Days following the delivery of an Alternative Transaction Election Notice, take all actions reasonably necessary to effect and carry out the steps (and comply with the covenants and obligations set forth in) set forth in Exhibit A (such steps set forth in Exhibit A, the “Pre-Closing Steps”), to separate (A) the business of the Company and its Subsidiaries consisting of the Enterprise Transferred Assets and the Enterprise Assumed Liabilities (the “North America Enterprise Business”) and the business of the Company and its Subsidiaries consisting of the Operating Transferred Assets and the Operating Assumed Liabilities (the “Operating Business”) from (B) the business of the Company and its Subsidiaries consisting of the Excluded Assets and the Retained Liabilities (the “Remaining Business”);

(ii)    use reasonable best efforts to identify and negotiate and enter into definitive transaction documents with one or more investors to provide preferred non-convertible equity financing to the Company (the “Third-Party Equity Investment”) on terms no less favorable to the Company than those set forth on Part I of Schedule 1 (unless otherwise agreed by the Company and Investor) and otherwise acceptable to the Company and in no less than an amount equal to (A) the sum of the amounts in Section 5.7(c)(i) and Section 5.7(c)(ii), minus (B) $750 million, minus (C) an amount equal to the greater of (1) (x) cash available on the Company’s balance sheet, minus (y) $50 million and (2) $0 (such amount, the “Necessary Amount”); provided that without Investor’s consent the Third-Party Equity Investment shall not be provided by any Person listed on Part II of Schedule 1 or any activist investor listed, at the time of entry into such definitive transaction documents, on the SharkWatch 50 (or any successor list thereto); and

(iii)    use reasonable best efforts to negotiate and enter into definitive transaction documents with respect to the Alternative Transaction Refinancing, on terms consistent with Section 5.10 and acceptable to the Company.

(c)    The proceeds from the Third-Party Equity Investment and the Investment Amount shall be applied at the Closing of the Alternative Transaction in the following order:

(i)    first, to pay, or reimburse, the Company, Carlyle and Investor for their respective reasonable and documented expenses incurred in connection with the transactions contemplated by this Agreement (including the Alternative Transaction);

(ii)    second, to repay an amount equal to (A) the Company’s outstanding indebtedness under the Credit Facilities, minus (B) the net proceeds from the Alternative Transaction Refinancing; and

(iii)    third, to the Company’s balance sheet for general corporate purposes;

provided that, in the event the Company elects, in its discretion, to accept proceeds from the Third-Party Equity Investment in excess of the Necessary Amount, at Investor’s election, (x) up to 100% (as determined by Investor) of any proceeds from the Third-Party Equity Investment in excess of the Necessary Amount shall reduce the Investment Amount (provided, further, that any such reduction pursuant to this clause (x) shall not exceed $250 million) (the amount of such reduction pursuant to this clause (x), the “Alternative Reduction Amount”) and (y) the remaining portion of such proceeds from the Third-Party Equity Investment (after giving effect to clause (x)) shall be used to further repay or redeem the Company’s outstanding indebtedness.

(d)    Investor acknowledges and agrees that none of the representations and warranties in Article 2 shall be deemed to have been breached solely as a result of any of the actions contemplated by the Pre-Closing Steps.

Section 5.8    Third-Party Consents; Commingled Contracts; Wrong-Pockets.

(a)    Third Party Consents. Notwithstanding anything to the contrary in this Agreement (including Section 5.7(b) or this Section 5.8), if any third-party consent, approval or other action (other than any consent, approval or action from any Governmental Authority) necessary for the consummation of the transactions contemplated hereby (including, if applicable, the consummation of the Pre-Closing Steps) is not obtained or does not occur, as the case may be, prior to the Closing or the transfer of any Transferred Assets or Excluded Assets pursuant to the Pre-Closing Steps cannot be completed due to the fact that such transfer would violate applicable Law (including with respect to any Commingled Contract), the Closing shall (subject to the satisfaction or waiver of the conditions set forth in Article 7) nonetheless take place on the terms set forth herein and, thereafter until such consent, approval or other action is obtained or occurs, as the case may be, or such transfer would no longer violate applicable Law, (i) the Company shall, and shall cause each of its Subsidiaries to use its reasonable best efforts to obtain or effect, as the case may be, such consent, approval or other action or effectuate such transfer in compliance with applicable Law, as promptly as practicable and (ii) the Company shall, and shall cause its Subsidiaries to, enter into alternative arrangements (which may include a subcontract, sublicense, back-to-back agreement or arrangement, nominee and holdback agreement or arrangement or similar arrangement) under which (A) the North America Enterprise Business, the Operating Business or the Remaining Business, as applicable, shall obtain the economic claims, rights and benefits under any Transferred Asset or Excluded Asset, as applicable, with respect to which such consent has not been obtained and (B) the North America Enterprise Business, the Operating Business or the Remaining Business, as applicable, shall assume any related economic burden with respect such Transferred Asset or Excluded Assets, including any Taxes. Notwithstanding any other provisions of this Section 5.8, any efforts referred to in this Section 5.8 shall not require the payment of any consideration (monetary or otherwise) or the concession or provision of any material right or the incurrence of any material Tax cost, other than the payment of de minimis costs and expenses, in connection with obtaining or seeking to obtain any consent, approval or other action required to transfer any Transferred Asset or Excluded Asset.

(b)    Commingled Contracts. The Company and Investor acknowledge that the Company and its Affiliates are parties to contracts a portion of the rights and obligations of which relate to the North America Enterprise Business and/or the Operating Business and a portion of the rights and obligations of which relate to the

Remaining Business (each such contract, a “Commingled Contract”). The Company shall, and shall cause its Subsidiaries to, (i) notify the third party that is the counterparty to each Commingled Contract, (ii) use their respective reasonable best efforts to cause the applicable Commingled Contract to be apportioned (including by obtaining the consent of such counterparty to enter into a new contract or amendment, splitting or assigning in relevant part such Commingled Contract) between (A) the North America Enterprise Business or, with respect to the Operating Transferred Business Contracts, the Operating Business, and (B) the Remaining Business, pursuant to which (1) the North America Enterprise Business will assume all of the rights and obligations under such Commingled Contract that relate to the North America Enterprise Business, (2) the Operating Business will assume all of the rights and obligations under the Operating Transferred Business Contracts that relate to the Operating Business, and (3) the Remaining Business will assume all of the rights and obligations under such Commingled Contract that relate to the Remaining Business, and (iii) use their respective reasonable best efforts to cause the applicable counterparty to release (A) the North America Enterprise Business and/or the Operating Business from the obligations of the Remaining Business under the portion of the Commingled Contract apportioned to the Remaining Business and (B) the Remaining Business from the obligations of the North America Enterprise Business and/or the Operating Business under the portion of the Commingled Contract apportioned to the North America Enterprise Business and/or the Operating Business. For the avoidance of doubt, this clause (b) shall only apply if an Alternative Transaction Election has been made and Investor has made a Ring-Fencing Election in accordance with Section 5.7(b)(i).

(c)    Wrong-Pockets.

(i)    If, following Closing, (i) the Company or any of its Subsidiaries (excluding the Transferred Entities) receives a payment with respect to any Transferred Asset or (ii) the Company or its Subsidiaries (including the Transferred Entities) or Investor becomes aware that any Transferred Asset remains with, or has been transferred to, the Company or any of its Subsidiaries (excluding the Transferred Entities), the Company shall (A) reimburse, or cause the relevant Subsidiary of the Company (excluding the Transferred Entities) to reimburse the relevant Transferred Entity (or such other Transferred Entity nominated by the Company) the amount referred to in clause (i) above or (B) promptly execute and/or cause the relevant Subsidiary of the Company (including the Transferred Entities) to execute, such documents as may be reasonably necessary to procure the transfer of any such Transferred Asset from the Company or its Subsidiary (excluding the Transferred Entities) to a Transferred Entity nominated by the Company.

(ii)    If, following Closing, (i) any Transferred Entity receives a payment with respect to an Excluded Asset or (ii) the Company or its Subsidiaries (including the Transferred Entities) becomes aware that any Excluded Asset has been transferred to, or remains with, the Transferred Entities, the Company shall (A) cause the relevant Transferred Entity to reimburse the Company or the relevant Subsidiary of the Company (excluding the Transferred Entities) the amount referred to in clause (i) above or (B) promptly execute and/or cause the relevant Subsidiary of the Company (including the Transferred Entities) to execute such documents as may be reasonably necessary to procure the transfer of any such Excluded Asset from the Transferred Entity to the Company or a Subsidiary of the Company nominated by the Company (other than the Transferred Entities).

(iii)    For the avoidance of doubt, this clause (c) shall only apply if an Alternative Transaction Election has been made and Investor has made a Ring-Fencing Election in accordance with Section 5.7(b)(i).

Section 5.9    Ancillary Agreements. The Company, Carlyle and Investor shall, or the Company and Investor shall cause their respective Affiliates to, as applicable, at or prior to the Closing enter into the Ancillary Agreements, it being understood and agreed that in the event that a Ring-Fencing Election in accordance with Section 5.7(b)(i) has been made, the entity that shall enter into the Wholesale Agreement on behalf of the Company and its Affiliates shall be an entity that is not a member of the Remaining Business that is selected by the Company in good faith and with the prior consent of Investor (such consent not to be unreasonably withheld, delayed or conditioned). (a) If an Alternative Transaction Election has been made, then at or prior to the Closing the parties shall cause the amendments to the Company’s certificate of incorporation contemplated by the

Organizational Document Amendments to be filed with the State of Delaware (and shall cause the by-laws of the Company to be amended as contemplated by the Organization Document Amendments), and (b) if an Alternative Transaction Election has not been made, then the parties shall use reasonable best efforts to cause the SPAC Definitive Agreements to provide for, in connection with the Closing, the filing of an amendment to the SPAC’s certificate of incorporation with the State of Delaware containing, among other matters, the amendments contemplated by the Organizational Document Amendments (and for, in connection with the Closing, the amendment of the by-laws of the SPAC as contemplated by the Organization Document Amendments).

Section 5.10    Debt Financing.

(a)    In connection with the SPAC Transaction, the Company shall use reasonable best efforts to obtain, concurrently with the entry into the other SPAC Definitive Agreements, debt financing commitments (such commitments, the “SPAC Transaction Debt Financing Commitments”), the proceeds of which will be used to (x) refinance a portion of the outstanding indebtedness of the Company and its Subsidiaries under the Credit Facilities in an amount necessary to achieve the applicable ratio as described below, (y) pay fees, closing payments and expenses related to the SPAC Transaction and the financing contemplated by the SPAC Transaction Debt Financing Commitments and (z) fund the working capital requirements and other general corporate purposes (including acquisitions and investments) of the Company and its Subsidiaries (the “SPAC Transaction Refinancing”). The terms of the SPAC Transaction Refinancing shall (i) be consistent with then-existing market terms for debt commitments for companies in a similar business to the Company and its Subsidiaries and with substantially similar credit ratings to the Company and its Subsidiaries on a pro forma basis after giving effect to the SPAC Transaction (including the SPAC Transaction Refinancing), (ii) provide for debt financing in an aggregate amount such that the Consolidated Total Debt Ratio of the borrower and its restricted subsidiaries under the SPAC Transaction Refinancing on a Pro Forma Basis (as defined in the First Lien Credit Agreement) after giving effect to the SPAC Transaction (including the SPAC Transaction Refinancing and the PIPE Financing) is equal to or less than 3.5 times and (iii) be acceptable to the Company, Carlyle and Investor; provided that Investor shall not unreasonably withhold, delay or condition its consent to the terms of the SPAC Transaction Refinancing. In connection with the SPAC Transaction, the Company shall use its reasonable best efforts to consummate on or prior to the Closing Date the SPAC Transaction Refinancing on terms no less favorable to the Company than those set forth in the SPAC Transaction Debt Financing Commitments, except as agreed by the Company, Carlyle and Investor; provided that Investor shall not unreasonably withhold, delay or condition its consent.

(b)    In connection with the Alternative Transaction, the Company shall use reasonable best efforts to consummate, on or prior to the Closing Date, a refinancing of the Credit Facilities, the proceeds of which will be used to (x) refinance a portion of the outstanding indebtedness of the Company and its Subsidiaries under the Credit Facilities in an amount necessary to achieve the applicable ratio as described below, (y) pay fees, closing payments and expenses related to the Alternative Transaction and such refinancing and (z) fund the working capital requirements and other general corporate purposes (including acquisitions and investments) of the Company and its Subsidiaries (the “Alternative Transaction Refinancing”). The terms of the Alternative Transaction Refinancing shall (i) be consistent with then-existing market terms for similar transactions for companies in a similar business and with substantially similar credit ratings to (A) in the event that a Ring-Fencing Election in accordance with Section 5.7(b)(i) has been made, the Remaining Business after giving pro forma effect to the Pre-Closing Steps (except as otherwise provided in clause (ii)(B) below) or (B) in the event that a Ring-Fencing Election in accordance with Section 5.7(b)(i) has not been made, the Company and its Subsidiaries, (ii) in the event that a Ring-Fencing Election in accordance with Section 5.7(b)(i) has been made, (A) provide for debt financing in an aggregate amount such that the Consolidated Total Debt Ratio (as defined in the First Lien Credit Agreement) of the Remaining Business borrower under the Alternative Transaction Refinancing on a Pro Forma Basis (as defined in the First Lien Credit Agreement) after giving effect to the Alternative Transaction (including the Alternative Transaction Refinancing and the Third-Party Equity Investment) is equal to approximately five (5) times, (B) include a revolving credit facility for the North America Enterprise Business and the Operating Business on terms consistent with then-existing market terms for similar transactions for companies in a similar business and with substantially similar credit ratings to the North America Enterprise Business and the Operating Business, taken as a whole, after giving pro forma effect to the Pre-Closing Steps, and (C) other than with respect to the revolving credit facility referred to in clause (ii)(B) directly above, shall only include the entities comprising the Remaining Business (and not the North America Enterprise Business or the Operating Business (including any of the Transferred Entities), the Company or any Subsidiary of the Company directly or indirectly owning any portion of any Transferred Entity) as obligors, pledgers (other than with respect to equity of any of the entities comprising the Remaining Business) or guarantors, (iii) in the event that a Ring-Fencing Election in accordance with Section 5.7(b)(i) has not been made, provide for debt financing in an aggregate amount such that the Consolidated Total Debt Ratio of the borrower and its restricted subsidiaries under the Alternative Transaction Refinancing on a Pro Forma Basis (as defined in the First Lien Credit Agreement) after giving effect to the Alternative Transaction (including the Alternative Transaction Refinancing and the Third-Party Equity Investment) is equal to or less than 3.5 times, (iv) other than with respect to any revolving credit facilities, include a final maturity no less than five (5) years following the entry into and execution of the definitive documentation for such Alternative Transaction Refinancing and (v) be on terms acceptable to the Company.

(c)    Investor and Carlyle shall each provide or use reasonable best efforts to cause to be provided such cooperation to the Company as may reasonably be requested by the Company in connection with obtaining the SPAC Transaction Refinancing or the Alternative Transaction Refinancing necessary to complete the transactions contemplated hereby, and at the Company’s sole expense (and the Company shall indemnify Investor and Carlyle and their respective Affiliates and representatives for any Losses in connection therewith).

Section 5.11    R&W Insurance. At its election, on or prior to the Closing, Investor may procure a buyer-side representation and warranty insurance policy (the “R&W Insurance Policy”) at its sole cost and expense. Any such R&W Insurance Policy shall include a provision whereby the insurer under the R&W Insurance Policy expressly waives, and agrees not to pursue, directly or indirectly, any subrogation rights against the Company, Carlyle or their respective Affiliates or any former or current equity holder(s), managers, members, directors, officers, employees, agents or representatives of the Company, Carlyle or their respective Affiliates in connection with this Agreement and the transactions contemplated hereby with respect to any claim made by an insured thereunder, except in the case of Fraud by any such Person in connection with this Agreement. Investor shall not waive, amend or modify such subrogation provision, or allow such subrogation provision to be waived, amended or modified, without the prior written consent of Carlyle. The Company and Carlyle will provide to Investor prior to the Closing, commercially reasonable assistance (at Investor’s expense) with respect to satisfying the insurer’s diligence requests as is reasonably required so as to permit the issuance of the R&W Policy at or prior to the Closing.

Section 5.12    Required Information. Following the date of this Agreement, the Company shall, as promptly as reasonably practicable, use its reasonable best efforts to prepare the financial statements or similar reports of the Company and its Subsidiaries required to be included in the proxy statement or any other filings to be made with the Securities and Exchange Commission in connection with the SPAC Transaction (the financial statements described in this sentence, which the parties acknowledge shall, with respect to historical financial statements, consist of audited financial statements as of and for the fiscal year ended November 30, 2020 and such other fiscal years ending in 2019 and 2018 as required to be included in the proxy statement or any other filings to be made with the Securities and Exchange Commission in connection with the SPAC Transaction, along with unaudited financial statements as of and for the applicable quarterly interim periods thereafter, the “SPAC Transaction Financial Statements”). The SPAC Transaction Financial Statements, when delivered following the date of this Agreement, (i) will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto, none of which is expected to be, individually or in the aggregate, material), (ii) will fairly present, in all material respects, the financial position, results of operations, stockholders’ deficit and cash flows of the Company as at the date thereof and for the period indicated therein (subject to, in the case of any unaudited financial statements, normal year end audit adjustments (none of which is expected to be, individually or in the aggregate, material)), (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and will contain an unqualified report of the Company’s auditors (it being acknowledged that an unqualified report may include explanatory language) and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the Securities and Exchange Commission, the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended (including Regulation S-X or Regulation S-K, as applicable). Following the date of this Agreement, Investor shall, as promptly as reasonably practicable, use its reasonable best efforts to provide or cause its applicable Affiliate to provide such information reasonably requested by the Company and Carlyle to the extent required for inclusion in the proxy statement or any other filings required to be made with the Securities and Exchange Commission in connection with the SPAC Transaction.

Section 5.13    Code Section 280G. If reasonably requested by the Investor and an Alternative Transaction Election has not been made, prior to the Closing Date, the Company shall (a) use its commercially reasonable efforts to secure from any Person who (i) is a “disqualified individual” (as defined in Section 280G of the Code) and (ii) has a right or potential right to any payments and/or benefits in connection with the SPAC Merger that could be deemed to constitute “parachute payments” pursuant to Section 280G of the Code, a waiver of all or a portion of such Person’s rights to any such payments and/or benefits, such that all remaining payments and/or benefits applicable to such Person shall not be deemed to be “parachute payments” pursuant to Section 280G of the Code (the “Waived 280G Benefits”), and (b) for all such obtained waivers, submit for approval by the Company’s stockholders the Waived 280G Benefits, to the extent and in the manner required under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code. If applicable (including because an Alternative Transaction Election has not been made), (A) the Company shall not pay or provide any of the Waived 280G Benefits, if such Waived 280G Benefits are not approved by the Company’s stockholders as contemplated above, (B) no later than five (5) Business Days before the Closing Date, the Company shall provide to Investor or its counsel drafts of the consent, waiver, disclosure statement and calculations necessary to effectuate the approval process and shall consider in good faith Investor’s reasonable comments, and (C) prior to the Closing Date, the Company shall deliver to Investor evidence reasonably satisfactory to Investor that (1) a vote of the Company’s stockholders was received in accordance with Section 280G of the Code and the regulations thereunder, or (2) such requisite Company stockholder approval has not been obtained with respect to the Waived 280G Benefits, and, as a consequence, the Waived 280G Benefits have not been and shall not be paid or provided.

Section 5.14    Further Assurances. Each party hereto shall, and Investor and the Company shall cause their respective Affiliates and their and their Affiliates’ representatives to, and Carlyle shall cause its representatives to, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the other parties, to confirm and assure the rights and obligations provided for in this Agreement and the other Ancillary Agreements and render effective the consummation of the transactions contemplated hereby and thereby, and otherwise to carry out the intent and purposes of this Agreement. Without limiting the foregoing, but subject to the limitations in Section 5.2(a), if an Alternative Transaction Election has been made, Investor and Carlyle each shall, and Investor shall cause its Affiliates and its and its Affiliates’ representatives to, and Carlyle shall cause its representatives to, cooperate and take all actions reasonably requested of such parties by the Company to facilitate as promptly as practicable the Closing of the Alternative Transaction and the transactions contemplated thereby on terms consistent with this Agreement; provided that neither such party nor its Affiliates (other than, in the case of Carlyle, the Company and its Subsidiaries) shall be required in connection with the Alternative Transaction Refinancing to make any additional cash contributions to the Company or provide guarantees in respect of the indebtedness of the Company or its Subsidiaries.

Section 5.15    Exclusivity. During the period from the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, neither Carlyle nor the Company shall, and shall cause their respective Representatives not to, solicit, engage in discussions or negotiations with, or provide any information to or enter into any agreement with any Person (other than Investor and/or its Affiliates, as permitted pursuant to clause (i)(A) of the last sentence of Section 5.3 or otherwise in connection with the transactions contemplated hereby, including the SPAC Transaction and the Alternative Transaction) concerning any sale of any of the Company’s Shares or, except as permitted by Section 5.1 (including Section 5.1 of the Company Disclosure Letter) other equity securities or any equity securities of any Subsidiary of the Company, any merger of the Company or direct or indirect sale of a majority of the consolidated assets of the Company, the Remaining Business or the Enterprise Business or similar transaction involving the Company or any of its Subsidiaries, other than assets sold in the Ordinary Course of Business or to the extent permitted by Section 5.1 (including Section 5.1 of the Company Disclosure Letter) (each such acquisition transaction, an “Acquisition Transaction”). The Company and Carlyle shall, and shall cause their respective Representatives to, (a) immediately cease and cause to be terminated any and all discussions and negotiations with any such Person other than (i) Investor and its Representatives, (ii) as permitted pursuant to clause (i)(A) of the last sentence of Section 5.3 or (iii) otherwise in connection with the transactions contemplated hereby (including the SPAC Transaction and the Alternative Transaction), regarding any Acquisition Transaction, (b) promptly request any such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries, and (c) promptly terminate all access previously granted to such Persons to any physical or electronic data room. Carlyle and the Company will promptly inform Investor of the details of any proposals or offer to engage in any negotiations or discussions, in each case, made after the date hereof from a third party concerning an Acquisition Transaction.

Article 6

Tax Matters

Section 6.1    Cooperation. Investor and the Company shall (and shall cause their respective Affiliates to) (a) provide the other party and its Affiliates with such information and ministerial assistance as may be reasonably requested in connection with the preparation of any Tax Return or any audit or other examination by any taxing authority or any judicial or administrative proceeding to the extent arising from or relating to Taxes with respect to the transactions contemplated by this Agreement and (b) retain (and provide the other party and its Affiliates with reasonable access to) all records or information which are required in order to prepare any such Tax Return, or to defend any such audit, examination or proceeding in accordance with such party’s records retention policy; provided that (i) the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties and (ii) no party hereto shall be required to provide any information or assistance it is not legally entitled to give or that would waive such Person’s legal privilege; provided, further, that no party (other than the Company and its Subsidiaries) shall be required to provide any information relating to its Tax Returns or the Tax Returns of its Affiliates.

Section 6.2    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (including any real property transfer Tax and any similar Tax) shall be paid by the Company when due, and the Company will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, the Investor will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Article 7

Conditions Precedent

Section 7.1    Conditions to Obligations of the Company, Carlyle and Investor. The obligations of the Company, Carlyle and Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

(a)    Competition Laws. Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement and the Ancillary Agreements shall have expired or been terminated, the parties shall have obtained all consents, waivers, clearances and approvals required under any applicable Competition

Laws for the jurisdictions set forth on Section 5.2 of the Company Disclosure Letter, and no voluntary agreement between Investor and any Governmental Authority prohibiting the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements shall be in effect.

(b)    No Injunction, etc. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Authority or other legal restraint or prohibition preventing or making unlawful the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements shall be in effect.

(c)    SPAC Transaction. Solely if an Alternative Transaction Election has not been made, (i) the satisfaction or waiver of the conditions to the consummation of the SPAC Definitive Agreements (other than those conditions which by their nature are to be satisfied at the closing of the SPAC Merger, the PIPE Financing and the SPAC Transaction Refinancing, each of which is capable of being satisfied as of the Closing), (ii) the consummation of the SPAC Merger, the PIPE Financing and the SPAC Transaction Refinancing are scheduled to (and shall) occur substantially concurrently with the Closing, and (iii) the sum of the SPAC Transaction Proceeds, plus the Purchase Price is equal to or greater than the Minimum Total Cash Amount.

(d)    Alternative Transaction. Solely if an Alternative Transaction Election has been made, the consummation of the Alternative Transaction Refinancing and Third-Party Equity Investment substantially concurrent with the Closing.

Section 7.2    Conditions to Obligations of Investor. The obligation of Investor to consummate (x) the SPAC Transaction if an Alternative Transaction Election has not been made or (y) the Alternative Transaction if an Alternative Transaction Election has been made, shall be subject to the fulfillment at or prior to the Closing, or, if permitted by applicable Law, waiver by Investor, of all of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the Company contained in Article 2, other than the Company Fundamental Representations and the representations and warranties contained in clause (a) of Section 2.8 (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein), shall be true and correct at and as of the date of this Agreement and the Closing with the same effect as though made at and as of such time (except for representations and warranties that are as of a specific date, which representations and warranties shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) each of the Company Fundamental Representations, other than the representations and warranties in Section 2.4 (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein), shall be true and correct in all material respects at and as of the date of this Agreement and the Closing with the same effect as though made at and as of such time (except for representations and warranties that are as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date), (iii) the representations and warranties in clause (a) of Section 2.8 shall be true and correct in all respects at and as of the date of this Agreement and the Closing and (iv) the representations and warranties in Section 2.4 shall be true and correct in all respects at and as of the date of this Agreement and the Closing (except for representations and warranties that are as of a specific date, which representations and warranties shall be true and correct as of such date), except for de minimis inaccuracies.

(b)    The representations and warranties of Carlyle contained in Article 3 shall be true and correct in all material respects at and as of the date of this Agreement and the Closing with the same effect as though made at and as of such time (except for representations and warranties that are as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Carlyle to consummate any of the transactions contemplated hereby in connection with (i) if an Alternative Transaction Election has not been made, a SPAC

Transaction and (ii) if an Alternative Transaction Election has been made, an Alternative Transaction, or, in each case, by the Ancillary Agreements.

(c)    Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

(d)    Covenants and Agreements. Carlyle shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Carlyle at or prior to the Closing.

(e)    No Material Adverse Effect. Between the date of this Agreement and the Closing Date, no Material Adverse Effect shall have occurred.

(f)    Company Officer’s Certificate. The Company shall have delivered to Investor a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company stating that the conditions specified in Section 7.2(a), Section 7.2(c) and Section 7.2(e) have been satisfied.

(g)    Carlyle Officer’s Certificate. Carlyle shall have delivered to Investor a certificate, dated as of the Closing Date, signed by a duly authorized officer of Carlyle stating that the conditions specified in Section 7.2(b) and Section 7.2(d) have been satisfied.

(h)    Pre-Closing Steps. If the Investor has made a Ring-Fencing Election in compliance with Section 5.7, each of the Pre-Closing Steps shall have been completed (subject to Section 5.8(a)) substantially in the manner set forth on Exhibit A.

(i)    Ancillary Agreements. The Company (or its applicable Subsidiaries) and Carlyle shall have executed and delivered to Investor each of the Ancillary Agreements to which the Company or its applicable Subsidiaries or Carlyle, as applicable, will be a party.

Section 7.3    Conditions to Obligations of the Company and Carlyle. The obligation of the Company and Carlyle to consummate (x) the SPAC Transaction if an Alternative Transaction Election has not been made, shall be subject to the fulfillment at or prior to the Closing or (y) the Alternative Transaction if an Alternative Transaction Election has been made, shall be subject to the fulfillment at or prior to the Closing, or, if permitted by applicable Law, waiver by the Company and Carlyle, of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of Investor contained in Article 4 shall be true and correct in all material respects at and as of the date of this Agreement and the Closing with the same effect as though made at and as of such time (except for representations and warranties that are as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Investor to consummate any of the transactions contemplated hereby connection with (i) if an Alternative Transaction Election has not been made, a SPAC Transaction and (ii) if an Alternative Transaction Election has been made, an Alternative Transaction, or, in each case, by the Ancillary Agreements.

(b)    Covenants and Agreements. Investor shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Investor at or prior to the Closing.

(c)    Officer’s Certificate. Investor shall have delivered to the Company and Carlyle a certificate, dated as of the Closing Date, signed by a duly authorized officer of Investor stating that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied.

(d)    Ancillary Agreements. Investor (or its applicable Affiliates) shall have executed and delivered to the Company and Carlyle each of the Ancillary Agreements to which Investor or its applicable Affiliates will be a party.

Section 7.4    Frustration of Closing Conditions. No party hereto may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was primarily caused by such party’s material breach of its obligations hereunder.

Article 8

Termination

Section 8.1    Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)    by the mutual written agreement of the Company, Carlyle and Investor;

(b)    by Investor, Carlyle or the Company by notice to the other parties, if:

(i)    the Closing shall not have been consummated on or before the close of business on the earlier of (x) the date that is nine (9) months following the date of the SPAC Definitive Agreements or (y) if an Alternative Transaction Election has been made, the date that is nine (9) months following the date of the Alternative Transaction Election (clause (x) or (y), as applicable, the “Initial End Date”); provided that if on the Initial End Date any of the conditions set forth in Section 7.1(a) or Section 7.1(b) (but for the purposes of Section 7.1(b), only to the extent related to any Competition Law) shall not have been satisfied but all other conditions set forth in Article 7 shall have been satisfied or waived or shall then be capable of being satisfied, then the Initial End Date shall be automatically extended to the date that is three (3) months following the Initial End Date (the “Second End Date”). As used in this Agreement, the term “End Date” shall mean the Initial End Date, unless extended pursuant to the foregoing sentence, in which case, the term “End Date” shall mean the Second End Date. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to (x) Investor, if Investor’s material breach or violation of any covenant or obligation contained in this Agreement is the primary cause of the failure of the Closing to be consummated by the End Date or (y) Carlyle or the Company, if Carlyle’s or the Company’s material breach or violation of any covenant or obligation contained in this Agreement is the primary cause of the failure of the Closing to be consummated by the End Date; or

(ii)    any injunction, order or decree of any Governmental Authority having competent jurisdiction permanently enjoining the Company, Carlyle or Investor from consummating the Closing is entered and such injunction, order or decree shall have become final and nonappealable; provided that the party hereto seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii)(B) shall have used reasonable best efforts to remove such injunction, order or decree in accordance with Section 5.2(b);

(c)    by Investor, upon two (2) days prior written notice to the Company and Carlyle, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company or Carlyle set forth in this Agreement shall have occurred that would cause a condition set forth in Section 7.2(a), (b), (c), or (d) not to be satisfied, and such breach is incapable of being cured or is not cured prior to the earlier of (i) the Business Day prior to the End Date or (ii) the date that is thirty (30) days from the date that the Company and Carlyle are notified in writing by Investor of such breach or failure to perform; provided that Investor shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Investor is then in material breach or violation of its representations, warranties or covenants contained in this Agreement; or

(d)    by the Company or Carlyle, upon two (2) days prior written notice to Investor, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Investor set forth in this Agreement shall have occurred that would cause a condition set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied, and such breach is incapable of being cured or is not cured prior to the earlier of (i) the Business Day prior to the End Date or (ii) the date that is thirty (30) days from the date that Investor is notified in writing by the Company or Carlyle, as applicable, of such breach or failure to perform; provided that neither the Company nor Carlyle shall have the right to terminate this Agreement pursuant to this Section 8.1(d) if either the Company or Carlyle is then in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(e)    by Investor, if all of the conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived (other than those conditions which by their nature cannot be satisfied until the Closing, but which conditions at the time of termination shall be capable of being satisfied) and the Company and Carlyle fail to consummate the Closing within five (5) Business Days following the date on which the Closing should have occurred pursuant to Section 1.1; or

(f)    by the Company or Carlyle, if all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions which by their nature cannot be satisfied until the Closing, but which conditions at the time of termination shall be capable of being satisfied) and Investor fails to consummate the Closing within five (5) Business Days following the date on which the Closing should have occurred pursuant to Section 1.1.

Section 8.2    Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect without Liability of any party (or any of its directors, officers, employees, stockholders, Affiliates, agents, successors or assigns) to any other party except as provided in this Section 8.2; provided that no such termination (nor any provision of this Agreement) shall relieve any party from Liability for any damages for Willful Breach of this Agreement prior to such termination (which, for the avoidance of doubt, shall be deemed to include the failure by Investor to consummate the Closing if it is obligated to do so hereunder following the satisfaction or waiver of all of the conditions set forth in Section 7.1 and Section 7.2). The provisions of this Section 8.2, Article 9, Section 10.1 and Section 10.4 and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 8.1.

Article 9

Definitions

Section 9.1    Certain Terms. The following terms have the respective meanings given to them below:

“10 DLC Non-Consumer Messaging Business” means the Company and its Subsidiaries’ business that provides 10 DLC Services.

“10 DLC Services” means the provision of a hosted network service that supports the two-way delivery of mobile-originated and mobile-terminated SMS and MMS messages between Non-Consumers and Consumers using traditional 10-digit telephone numbers.

“A2P Messaging Business” means the Company’s and its Subsidiaries’ business that (i) within the United States and Canada provides a hosted network service that supports the use of Short Codes for one-way and two-way delivery of mobile-originated and mobile-terminated SMS and MMS messages to the Company- and its Subsidiaries-supported MNOs for delivery to subscriber wireless devices and (ii) outside North America provides a hosted network service that supports one-way and two-way delivery of mobile-originated and mobile-terminated Long Code SMS and MMS messages to the Company- and its Subsidiaries -supported MNOs for delivery to subscriber wireless devices using connections designated as A2P connections by such MNOs.

“Acquisition Transaction” has the meaning set forth in Section 5.15.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Notwithstanding the foregoing, for purposes of this Agreement, (a) neither the Investor nor Carlyle nor any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed Affiliates of the Company and its Subsidiaries and (b) neither the Company nor any of its Subsidiaries shall be deemed Affiliates of Investor or Carlyle.

“Affiliate Contract” has the meaning set forth in Section 2.20.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Reduction Amount” has the meaning set forth in Section 5.7(c).

“Alternative Transaction” has the meaning set forth in the Recitals.

“Alternative Transaction Election” has the meaning set forth in Section 5.7(a).

“Alternative Transaction Election Notice” has the meaning set forth in Section 5.7(a).

“Alternative Transaction Refinancing” has the meaning set forth in Section 5.10(b).

“Ancillary Agreements” means the Wholesale Agreement and the Stockholders Agreement.

“Anticorruption Laws” has the meaning set forth in Section 2.13(c).

“Assumed Liabilities” has the meaning set forth in Exhibit A.

“Assumed Transferred Entity Employee Liabilities” has the meaning set forth in Exhibit A.

“Audited Financial Statements” has the meaning set forth in Section 2.6(a).

“Balance Sheet Date” has the meaning set forth in Section 2.6(a).

“Barracuda” has the meaning set forth in Exhibit A.

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Business Enterprise Messaging Business” means the Company and its Subsidiaries’ business that provides a white-label managed solution to enable its customers to provide network based messaging services to their enterprise customers through the Company’s and its Subsidiaries’ multi-channel SMS notification and mobile application offerings.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020 and any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notices 2020-22 and 2020-65), or any other Law or executive order or executive memorandum (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19 (in each case, including any comparable provisions of state, local or non-U.S. Law and including any related or similar orders or declarations from any Governmental Authority) and (ii) any extension of, amendment, supplement, correction, revision or similar treatment to any provision of the CARES Act contained in the Consolidated Appropriations Act, 2021, H.R. 133.

“Carlyle” has the meaning set forth in the Preamble.

“Carlyle Investment Fund” means any investment vehicle or account managed or advised by Carlyle.

“Carriers” has the meaning set forth in Exhibit A.

“Carrier Contracts” has the meaning set forth in Exhibit A.

“CBA” means any collective bargaining agreement or other contract with any labor union, works council or labor organization.

“CIM” means Carlyle Investment Management L.L.C. together with its Affiliates (including Carlyle). The term “CIM” shall be deemed not to include any portfolio company of any Carlyle Investment Fund (including the Company and its Subsidiaries).

“Clayton Act” means the Clayton Antitrust Act of 1914, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Closing” has the meaning set forth in Section 1.1.

“Closing Date” has the meaning set forth in Section 1.1.

“Closing Date Leakage” means the amount of any Leakage that has occurred after November 30, 2020 and through immediately prior to the Closing.

“Closing Statement” has the meaning set forth in Section 1.2(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commingled Contract” has the meaning set forth in Section 5.8(b).

“Company” has the meaning set forth in the preamble.

“Company Benefit Plan” means each benefit or compensation plan, scheme, program, policy, arrangement and contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and any bonus, deferred compensation, stock bonus, stock ownership, stock purchase, restricted stock, stock option, phantom stock or other equity or equity-based arrangement, and any employment, termination, retention, incentive, bonus, change in control or severance plan, program, policy, arrangement or contract that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former officer, employee or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could reasonably expect to have any Liability (including on account of an ERISA Affiliate), but shall exclude any such plan, program, policy, agreement or other arrangement required by applicable Law that is sponsored or maintained by a Governmental Authority or that is a Multiemployer Plan.

“Company Designated Accounts” has the meaning set forth in Section 1.1(b).

“Company Disclosure Letter” means the letter, dated as of the date hereof, delivered by the Company to Investor prior to the execution of this Agreement and identified as the Company Disclosure Letter.

“Company Equity Interests” has the meaning set forth in Section 2.4(b).

“Company Fundamental Representations” means the first sentence of Section 2.1, Section 2.2(a), Section 2.4, Section 2.5(a) and Section 2.19.

“Company Related Party” has the meaning set forth in Section 2.20.

“Company-Side Party” has meaning set forth in Section 10.11.

“Competition Laws” means the HSR Act (and any similar Law regarding pre-acquisition notifications for the purpose of competition reviews), the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of July 15, 2020, by and between Investor and Syniverse Technologies, LLC.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Total Indebtedness (as defined in the First Lien Credit Agreement) of (A) in the event that an Alternative Transaction Election has been made and Investor has made a Ring-Fencing Election in accordance with Section 5.7(b)(i), the Remaining Business after giving pro forma effect to the Pre-Closing Steps and the incurrence of indebtedness referred to in Section 5.10(b) or (B) in any other event, the Company and its Subsidiaries; minus (ii) the amount of unrestricted cash and Cash Equivalents (as defined in the First Lien Credit Agreement) that would be stated on the balance sheet of and held by the Remaining Business or the Company and its Subsidiaries, as applicable, as of such date of determination to (b) the consolidated EBITDA (as defined in the First Lien Credit Agreement) of the Remaining Business or the Company and its Subsidiaries, as applicable, for the most recently ended twelve fiscal months (or, in the case of any period ending after November 30, 2021, for the most recently ended four (4) full fiscal quarters) for which internal financial statements are available (or, if earlier, were required to be delivered pursuant to the Credit Facilities) immediately preceding the date of determination.

“Consumer” means an individual person who subscribes to a wireless messaging service or messaging application.

“Covered Person” means any former, current or future Affiliate of a Person and any Person’s and its Affiliates’ respective former, current or future officers, directors, shareholders, general or limited partners, members, employees, representatives or agents (in each case, other than the foregoing that is also a party to this Agreement).

“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease, or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means, in response to COVID-19, any workforce reduction or the compliance with any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with, related to or in response to COVID-19, including the CARES Act and Families First Act or any disaster plan of such Person or any change in applicable Laws related to, in connection with or in response to COVID-19.

“Credit Facilities” means (a) the Credit Agreement, dated as of April 23, 2012, as amended by the Incremental Commitment Amendment, dated as of June 28, 2013, as further amended by the Second Amendment, dated as of September 23, 2013, as further amended by the Third Amendment, dated as of March 6, 2015, as further amended by the Fourth Amendment, dated as of April 10, 2017, as further amended by the Fifth Amendment, dated as of March 9, 2018, as further amended by the Sixth Amendment, dated as of December 8, 2020 and as further amended, amended and restated, supplemented or otherwise modified from time to time, by and among Syniverse Holdings, Inc. (the “Borrower”), Buccaneer Holdings, LLC (“Holdings”), the lenders from time to time party thereto and Barclays Bank PLC (“Barclays”) as administrative agent (the “First Lien Credit Agreement”) and (b) the Second Lien Credit Agreement, dated as of March 9, 2018, as amended by the First Amendment, dated as of December 8, 2020 and as further amended, amended and restated, supplemented or otherwise modified from time to time, by and among the Borrower, Holdings, the lenders from time to time party thereto and Barclays as administrative agent.

“Data Security Requirements” means, collectively, all of the following to the extent relating to data treatment or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company or any of its Subsidiaries or to any of the IT Systems or any business data of the Company and its Subsidiaries: (i) the Company’s and its Subsidiaries’ own rules, policies, and procedures; (ii) all applicable laws, rules and regulations (including, as applicable, the General Data Protection Regulation (GDPR) (EU) 2016/679); (iii) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) contracts into which the Company and its Subsidiaries have entered or by which are otherwise bound.

“De Minimis Assets” has the meaning set forth in Section 2.22.

“Debevoise” has the meaning set forth in Section 10.11.

“End Date” has the meaning set forth in Section 8.1(b)(i).

“Enterprise Assumed Liabilities” has the meaning set forth in Exhibit A.

“Enterprise Business” means the Company and its Subsidiaries’ enterprise messaging business, which consists of the Company and its Subsidiaries’ (i) A2P Messaging Business, (ii) XMS-IP Messaging Business, (iii) 10 DLC Non-Consumer Messaging Business, (iv) Business Enterprise Messaging Business, (v) Mobile Engagement Business and (vi) Phone Number Verification Business.

“Enterprise Transferred Assets” has the meaning set forth in Exhibit A.

“Enterprise Transferred Business Contracts” has the meaning set forth in Exhibit A.

“Enterprise Transferred Entities” has the meaning set forth in Exhibit A.

“Enterprise Transferred Intellectual Property” has the meaning set forth in Exhibit A.

“Enterprise Value” means (a) if an Alternative Transaction Election has not been made, the lesser of (i) $2,850 million and (ii) the enterprise value of the Company agreed to in the SPAC Definitive Agreements with respect to the SPAC Merger, and (b) if an Alternative Transaction Election has been made, $2,850 million.

“Environmental Law” means all Laws in effect as of the Closing Date concerning pollution or protection of the environment, natural resources or human health as it relates to exposure to Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person that could be treated at a relevant time as a single employer with the Company or any of its Subsidiaries (including any Transferred Entity) pursuant to Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Excluded Intellectual Property” means all Intellectual Property owned by the Company or its Subsidiaries that is not Transferred Intellectual Property.

“Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

“Fraud” means an actual and intentional misrepresentation of a material fact with respect to the making of the representations and warranties (and, for the avoidance of doubt, not constructive fraud, equitable fraud or negligent misrepresentation or omission) (i) in the case of the Company, in Article 2 above, (ii) in the case of Carlyle, in Article 3 above, and (ii) in the case of Investor, in Article 4 above.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public or private arbitral tribunal.

“Hazardous Substance” means any substance or material that is listed, classified or regulated as a “toxic substance,” “hazardous substance,” “hazardous waste” or words of similar meaning or effect under any Environmental Law, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum by-products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“In-the-Money Option” means any Option (other than any performance-based Option, unless such performance-based Option becomes vested pursuant to its terms at the Closing if the transaction consummated at the Closing constitutes a “Change in Control” for purposes of the special executive award agreement pursuant to which such performance-based Option was granted) that has an exercise price equal to or less than the Per Share Valuation Amount; provided that, with respect to any Option that has an exercise price of $6.50 that will take effect on December 31, 2021, the exercise price of such Option for purposes of this determination shall be deemed to be $6.50.

“Incentive Plan” means the Company’s 2011 Equity Incentive Plan, as it may be amended from time to time as approved by the Company’s board of directors.

“Initial End Date” has the meaning set forth in Section 8.1(b)(i).

“Intellectual Property” means all intellectual property and proprietary rights throughout the world, including: all rights in patents and patent applications (including any continuations, divisionals, continuations-in-part, provisional applications, renewals, reissues, and re-examinations); trademarks and service marks, domain names and all other identifiers of source or origin (including all goodwill associated therewith and all registrations and applications therefor) (“Trademarks”); works of authorship; copyrights (and all registrations and applications therefor); rights of privacy and publicity; moral rights; Software and all rights therein; and trade secrets, industrial designs, data, confidential or proprietary information.

“Investment” has the meaning set forth in the Recitals.

“Investment Amount” means $750 million.

“Investment Percentage” means (a) the Purchase Price, divided by (b) an amount equal to (i) the Enterprise Value, minus (ii) the Net Indebtedness Amount, plus (iii) the Purchase Price, minus (iv) Closing Date Leakage, plus (v) the Option Exercise Amount.

“Investor” has the meaning set forth in the Preamble.

“IRS” means the Internal Revenue Service.

“IT Systems” means the hardware, software, data, databases, data communication lines, network and telecommunications equipment, Internet-related information technology infrastructure, wide area network and other information technology equipment, owned or leased by or licensed to the Company or its Subsidiaries.

“Knowledge of the Company” means, as of the date of this agreement, the actual knowledge, without independent investigation (and shall in no event encompass constructively imputed or similar concepts of knowledge) of the individuals set forth on Section 9.1(a) of the Company Disclosure Letter.

“Law” means a law, act, code, statute, order, ordinance, rule, ruling, regulation, judgment, injunction, award, writ, order or decree.

“Leakage” means, other than as constitutes Permitted Leakage, the aggregate value, without duplication, of any (a) cash or noncash payment, dividend or distribution declared, paid or made in respect of (i) any Subsidiary Equity Interests to a Company Related Party or (ii) any Company Equity Interest, (b) cash or noncash payment made or agreed to be made by the Company for the purchase, redemption, repurchase, repayment or acquisition of (i) any Subsidiary Equity Interests to a Company Related Party or (ii) any Company Equity Interest (in each case other than redemptions or repurchases of Option Shares or RSU Shares in the Ordinary Course of Business), (c) transfer, sale, lease or exclusive license of assets, properties or rights of the Company or its Subsidiaries to, or for the benefit of, any Company Related Party (in each case other than commercial agreements between the Company and its Subsidiaries, on the one hand, and portfolio companies of Carlyle and its Affiliates, on the other hand, entered into in the Ordinary Course of Business on an arms’ length basis), (d) any loan, advance or capital contribution to or investment in or for the benefit of any Company Related Party (in each case (x) to the extent not repaid prior to the Closing and (y) other than advances to employees or officers for expenses or to customers in the Ordinary Course of Business and on arms’ length terms), (e) any liabilities or obligations assumed, indemnified or incurred for the benefit of any Company Related Party and any guarantees entered into for the benefit of any Company Related Party, in each case other than (x) pursuant to existing agreements or arrangements in place as of the date hereof and set forth on Section 2.20 of the Company Disclosure Letter or (y) any indemnities provided to customers on arms’ length terms or customary director and officer (including employees) indemnification agreements or arrangements, in each case of clause (y), entered into in the Ordinary Course of Business following the date hereof, (f) any payment (or, without duplication, any agreement or commitment to pay, but excluding any grants of RSUs) by the Company or any of its Subsidiaries of transaction bonuses or similar payments to employees in connection with the Closing or otherwise in connection with the transactions contemplated hereby, including any such payments, agreements or commitments made in reliance on Item 1 of Section 5.1(u) of the Company Disclosure Letter, (g) any payment (or, without duplication, any agreement or commitment to pay, but excluding any grants of RSUs) by the Company or any of its Subsidiaries of discretionary bonuses to employees of the Company and its Subsidiaries in respect of 2020 performance, including any such payments, agreements or commitments made in reliance on Item 2 of Section 5.1(u) of the Company Disclosure Letter, or (h) fees, costs, Tax or other amount paid or agreed or required to be paid by the Company or its Subsidiaries as a result of any of the matters referred to in clauses (a) through (g) of this definition.

“Liability” means any direct or indirect liability, indebtedness, claim, loss, Tax, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, lease or encumbrance.

“Litigation” means any action, claim, charge, complaint, audit, investigation, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Long Code” means a combination of digits to which SMS and MMS messages can be sent and received, that is equivalent to the number of digits found in a nationally defined telephony numbering plan and in fact is part of the nationally defined telephony numbering plan.

“Losses” means any and all Liabilities of any kind, interest and expenses (including reasonable fees and expenses of attorneys, consultants, accountants or other advisors).

“Management Agreement” has the meaning set forth in Section 5.5.

“Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on, the assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that any such change, effect, event or occurrence resulting from any of the following shall not be considered when determining whether a Material Adverse Effect has occurred: (a) conditions generally affecting the economy or credit, capital and financial markets in the United States or elsewhere in the world, including changes in interest or exchange rates, (b) any general change in or general effect on the industry or in the geographies in which the Company and its Subsidiaries operate, (c) any change in Laws, GAAP, or the enforcement or interpretation thereof, (d) political conditions, including hostilities, acts of war (whether declared or undeclared), cyber-attacks, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (e) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, including any such change relating to the identity of, or facts and circumstances relating to, Investor and including any actions taken by any customers, suppliers or personnel of the Company and its Subsidiaries resulting from the foregoing (provided that this clause (e) shall not apply to any representation or warranty in Section 2.3 to the extent that the purpose of such representation or warranty is to address the consequences resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by this Agreement or the Ancillary Agreements), (f) any hurricane, flood, tornado, earthquake or other natural disaster, (g) any actions expressly required to be taken or omitted pursuant to this Agreement or the Ancillary Agreements, (h) the failure of the Company and its Subsidiaries to achieve any financial projections or forecasts or revenue or earnings predictions (it being understood that for purposes of this clause (h), the changes or effects giving rise to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect) or (i) COVID-19 or any other epidemic or pandemic; provided, however, that any change or effect referred to in clause (a), (b), (c), (d) or (f) immediately above may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such change, effect, event or occurrence has a disproportionate effect (but then only to the extent of such disproportionate effect) on the Company and its Subsidiaries relative to other companies in the industries or markets in which the Company and its Subsidiaries operate.

“Material Contracts” has the meaning set forth in Section 2.9(a).

“Material Customer” has the meaning set forth in Section 2.21.

“Material Vendor” has the meaning set forth in Section 2.21.

“Message Transport and Delivery” has the meaning set forth in Exhibit A.

“Metcalf” has the meaning set forth in Exhibit A.

“Minimum Total Cash Amount” has the meaning set forth in Section 5.6(b)(ii).

“MMS” means Multimedia Message Service, which supports the delivery of two-way messages containing more than one type of media including text, video or pictures.

“MMS-IP Messaging Business” means the Company’s and its Subsidiaries’ business that provides a hosted network service that supports the two-way delivery of mobile-originated and mobile-terminated MMS messages between businesses and/or customers of businesses that are not MNOs and subscribers of MNOs using traditional Long Codes.

“MNO” means a mobile network operator that has purchased spectrum and built a network to support cellular service.

“Mobile Engagement Business” means the Company’s and its Subsidiaries’ business that provides a mobile marketing and management service through a cloud-based mobile marketing software platform that enables licensees to launch a wide range of mobile solutions leveraging SMS, MMS, QR codes, mobile web, Push and integration with social platforms.

“MSISDN” means a Mobile Station International Directory Number.

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

“Necessary Amount” has the meaning set forth in Section 5.7(b)(ii).

“Net Indebtedness Amount” means $1,877 million.

“New Shares” has the meaning set forth in Section 1.1(a).

“Non-Consumer” means a Person other than an individual person, which such Person desires to send or receive an MMS or SMS message to a Consumer using a traditional 10-digit telephone number and includes large and small businesses, financial institutions, schools, medical practices, customer services entities, nonprofit organizations and political campaigns.

“North America Enterprise Business” has the meaning set forth in Section 5.7(b)(i).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Open Source Software” means open source, free software, copyleft or community source code license (including any library or code licensed under the GNU General Public License, GNU Lesser General Public License, GNU Affero GPL (AGPL), Apache Software License, or any other public source code license arrangement).

“Operating Assumed Liabilities” has the meaning set forth in Exhibit A.

“Operating Business” has the meaning set forth in Section 5.7(b)(i).

“Operating Transferred Assets” has the meaning set forth in Exhibit A.

“Operating Transferred Business Contracts” has the meaning set forth in Exhibit A.

“Operating Transferred Entities” has the meaning set forth in Exhibit A.

“Operating Transferred Intellectual Property” has the meaning set forth in Exhibit A.

“Options” means options to purchase Shares granted under the Incentive Plan that are issued and outstanding immediately prior to the Closing.

“Option Exercise Amount” means the aggregate exercise price of all In-the-Money Options outstanding as of immediately prior to the Closing; provided that, with respect to any Option that has an exercise price of $6.50 that will take effect on December 31, 2021, the exercise price of such Option for purposes of the Option Exercise Amount calculation shall be deemed to be $6.50.

“Option Shares” means, in respect of the In-the-Money Options, the aggregate Shares issuable (without regard to whether such Option is vested or unvested) upon exercise thereof in full immediately prior to the Closing.

“Ordinary Course of Business” means, with respect to any Person, in the ordinary course of business of such Person, subject to any COVID-19 Measures impacting or taken by the relevant Person.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Organizational Document Amendments” means (a) if an Alternative Transaction Election has been made, the amendments to the Company’s certificate of incorporation and by-laws to implement the changes to such Organizational Documents expressly indicated in the footnotes of the form of the Stockholders Agreement attached as Exhibit B, and (b) if an Alternative Transaction Election has not been made, the amendments to the SPAC’s certificate of incorporation and by-laws to implement the changes to such Organizational Documents expressly indicated in the footnotes of, and that are applicable following a SPAC Transaction under, the form of the Stockholders Agreement attached as Exhibit B (but, in the case of this clause (b), as revised as contemplated by Exhibit C).

“Owned Intellectual Property” means the Intellectual Property owned by the Company and its Subsidiaries.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Valuation Amount” means an amount equal to (a) the sum of (i) the Enterprise Value, minus (ii) the Net Indebtedness Amount, minus (iii) Closing Date Leakage, plus (iv) the Option Exercise Amount, divided by (b) the aggregate number of (i) issued and outstanding Shares, (ii) Option Shares in respect of issued and outstanding In-the-Money Options and (iii) RSU Shares in respect of issued and outstanding RSUs, in each case, as of immediately prior to the Closing (after taking into account any grants of RSUs in reliance on Item 1 or Item 2 of Section 5.1(u) of the Company Disclosure Letter, but excluding, for the avoidance of doubt, (x) the

New Shares and any equity to be newly issued to the SPAC and investors in the PIPE Financing in connection with the SPAC Transaction and (y) warrants issued in connection with the Third Party Equity Investment, if any, in connection with the Alternative Transaction).

“Permits” has the meaning set forth in Section 2.13(b).

“Permitted Leakage” means, notwithstanding the definition of Leakage, (a) any payments or benefits (including any applicable Tax thereon) expressly contemplated by this Agreement, (b) any payments or benefits between the Company and one or more of the Company Subsidiaries, (c) fees and reimbursable expenses due and payable under the Management Agreement, (d) payments or benefits pursuant to any employment, severance, bonus, indemnification or similar arrangements concerning the compensation or indemnification of employees, officers or directors made in the Ordinary Course of Business, (e) the fees payable to Affiliates of Carlyle contemplated by Section 2.19 of the Company Disclosure Letter and (f) any payments approved in writing by Investor. Notwithstanding the foregoing, for the avoidance of doubt, any Leakage covered by clauses (g) and (f) of the definition thereof shall not be Permitted Leakage (regardless whether such Leakage is contemplated by or set forth on the Company Disclosure Letter).

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or due and payable but not delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and, in each such case, for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and other Liens arising or incurred in the Ordinary Course of Business or in connection with construction contracts for amounts that are not yet delinquent or are being contested in good faith, (c) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Authorities having jurisdiction over the Real Property, (d) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above the Real Property, (e) title exceptions disclosed by any title insurance commitment or title insurance policy for any such Real Property issued by a title company and delivered or otherwise made available to Investor prior to the date hereof, (f) other encumbrances, defects, irregularities or imperfections of title, encroachments, easements, servitudes, permits, rights of way, flowage rights, restrictions, leases, licenses, covenants, sidetrack agreements and oil, gas, mineral and mining reservations, rights, licenses and leases, which, in each case, do not materially impair the present use or occupancy of the Real Property, (g) statutory Liens in favor of lessors arising in connection with any property leased to the Company or any of its Subsidiaries, (h) Liens securing the obligations under the Credit Facilities (or any replacement to the Credit Facilities, including Liens granted to any lender at the Closing in connection with the SPAC Transaction Refinancing or the Alternative Transaction Refinancing), and (i) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business in connection with the sale or marketing of products or services of the Company or its Subsidiaries.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization (whether or not a legal entity), including a government or political subdivision or an agency or instrumentality thereof.

“Personal Information” means any information that identifies a particular individual and, when referring to a Law concerning the privacy or security of Personal Information, has the same meaning as the similar or equivalent term defined under such Law.

“Phone Number Verification Business” means the Company’s and its Subsidiaries’ business that provides a service that allows a customer to request information with respect the most recently available identity attributes of an MSISDN (such as carrier name, carrier ID, country, mobile country code, mobile network code and number type) to allow, among other things, the customer to make more efficient message-routing decisions.

“PIPE Financing” has the meaning set forth in Section 5.6(a)(ii).

“Pre-Closing Steps” has the meaning set forth in Section 5.7(b)(i).

“Purchase Price” has the meaning set forth in Section 1.2(a).

“R&W Insurance Policy” has the meaning set forth in Section 5.11.

“Real Property” means any owned real property and any leased real property of the Company or any of its Subsidiaries.

“Real Property Lease” has the meaning set forth in Section 2.10(b).

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, migration, emitting, escaping or emptying into or upon the environment, including any soil, sediment, subsurface strata, surface water, wetland or groundwater.

“Remaining Business” has the meaning set forth in Section 5.7(b)(i).

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and its Affiliates’ respective directors, officers, employees, members, owners, partners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Retained Liabilities” has the meaning set forth in Exhibit A.

“Ring-Fencing Election” has the meaning set forth in Section 5.7(b)(i).

“RSUs” means restricted stock units in respect of Shares granted under the Incentive Plan.

“RSU Shares” means, in the case of any RSU, the number of Shares issuable upon the settlement of such RSU in full immediately prior to the Closing (but including, for this purpose, only any such performance-based RSU that becomes eligible pursuant to its terms for settlement into a number of Shares greater than zero if the transaction consummated at the Closing constitutes a “Change in Control” for purposes of the special executive award agreement pursuant to which such performance-based RSU was granted).

“Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Control Laws including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the OFAC List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

“Second End Date” has the meaning set forth in Section 8.1(b)(i).

“Seller Transferee” has the meaning set forth in Exhibit A.

“Seller Transferor” has the meaning set forth in Exhibit A.

“Shares” has the meaning set forth in Section 2.4(a).

“Short Code” means a combination of digits to which SMS or MMS messages can be sent and received, that is less than the number of digits found in a nationally defined telephone numbering plan.

“SMS” means Short Message Service, which supports the delivery of two-way text messages to the wireless devices of subscribers of MNOs.

“SMS-IP Messaging Business” means Company’s and its Subsidiaries’ business that provides a hosted network service that supports the two-way delivery of mobile-originated and mobile-terminated SMS messages between businesses and/or customers of businesses that are not MNOs and subscribers of MNOs using traditional Long Codes.

“Software” means all software of any type (and in any form, including source code, object code or executable code) and all databases or collections of data, including computer programs, applications, tools, utilities, mobile applications, web applications, firmware, middleware, interfaces, and software implementations of algorithms, models and methodologies, in each case together with all related documentation (including user documentation and manuals) and descriptions, schematics, specifications, flow charts and other work product used to design, plan, organize and develop any of the foregoing.

“SPAC” means a special purpose acquisition company that has raised capital in an initial public offering with the purpose of using the proceeds to acquire one or more unspecified businesses or assets to be identified after the initial public offering.

“SPAC Definitive Agreements” has the meaning set forth in Section 5.6(a)(iii).

“SPAC Merger” has the meaning set forth in the Recitals.

“SPAC Reduction Amount” has the meaning set forth in Section 5.6(b)(iv).

“SPAC Selection” has the meaning set forth in Section 5.6(a)(i).

“SPAC Transaction” has the meaning set forth in the Recitals.

“SPAC Transaction Debt Financing Commitments” has the meaning set forth in Section 5.10(a).

“SPAC Transaction Financial Statements” as the meaning set forth in Section 5.12.

“SPAC Transaction Proceeds” means, in connection with the SPAC Transaction, the sum of (a) the net proceeds received from the SPAC’s trust account (after giving effect to pre-Closing redemptions by pre-Closing SPAC shareholders), plus (b) the net proceeds received from the PIPE Financing.

“SPAC Transaction Refinancing” has the meaning set forth in Section 5.10(a).

“Stockholders Agreement” means the stockholders agreement of the Company substantially in the form (a) if an Alternative Transaction Election has been made, attached as Exhibit B and (b) if an Alternative Transaction Election has not been made, attached as Exhibit B, but as revised as contemplated by Exhibit C, in each case, to be entered into on or prior to the Closing Date.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (a) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) representing more than fifty percent (50%) of such securities or ownership interests are at the time directly or indirectly owned by such Person. The term “Subsidiary” shall include all Subsidiaries of a Subsidiary.

“Subsidiary Equity Interests” has the meaning set forth in Section 2.5(b).

“Substantial Detriment” means any divestiture, sale, licensing, holding separate or other disposition of any asset or business, or any behavioral or conduct restriction or other alteration to the business or operations of Investor, the Company, Carlyle, or any of their respective Affiliates, or any agreement or commitment to effect any of the foregoing, other than: (a) restrictions on the sharing of competitively sensitive information as between employees of the Company and its Subsidiaries and employees of Investor and its Subsidiaries; (b) a requirement for Investor and its Subsidiaries to provide, and offer to provide, the services as set forth on Section 9.1(d) of the Company Disclosure Letter; or (c) any other actions by Investor or its Affiliates to the extent such actions, individually or in the aggregate, would not be reasonably expected to materially and adversely impact the benefit of the SPAC Transaction (or, if applicable, the Alternative Transaction) and the Ancillary Agreements to Investor and its Subsidiaries, taken as a whole.

“Tax” means (a) any federal, state, local or non-U.S. income, alternative, minimum (including Taxes under Section 59A of the Code), accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, escheat and unclaimed property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other tax, duty, fee, assessment or other governmental charge or deficiencies thereof of any kind whatsoever in the nature of a tax (including all interest and penalties thereon (or in lieu thereof) and any additions thereto), whether disputed or not and (b) any liability for any of the foregoing arising as a result of Section 1.1502-6 of the Treasury Regulations or similar or analogous provision of state, local or non-U.S. Law, indemnification obligations, or as a successor, by Contract, by Law or otherwise.

“Tax Return” means any federal, state, local or non-U.S. tax return, declaration, statement, report, schedule, election, form or information return or any attachments thereto or amendment to any of the foregoing relating to Taxes.

“Third-Party Equity Investment” has the meaning set forth in Section 5.7(b)(ii).

“Transfer” or “Transferred” means any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal (including (a) any transfer by operation of Law, including by way of merger, amalgamation, consolidation, spin-off or other business combination or any transfer of assets or (b) or any transaction which has the effect of transferring the economic rights or benefits of an ownership interest in the Company to a third party), the act of effecting any of the foregoing or any of the foregoing having been effected, as the context requires; provided that no direct or indirect Transfer of (i) any interest in any Carlyle Investment Fund by (A) any limited partner or similar non-controlling investors not Affiliated with CIM in such Carlyle Investment Fund or (B) any partner (with “partner” being a reference to the title of an individual person) or employee of CIM or its Affiliates holding in their capacity as an individual (and excluding, for clarity, any aggregator limited partner through which such partners or employees may collectively hold such interests) or (ii) any publicly traded equity interest of CIM shall be considered a “Transfer” of any interests in the Company or any of its Subsidiaries. For the avoidance of doubt, but subject to the foregoing proviso, a Transfer of equity interests in Carlyle or in any direct or indirect parent of Carlyle shall be considered a Transfer for all purposes of this Agreement.

“Transferred Assets” has the meaning set forth in Exhibit A.

“Transferred Benefit Plan Assets” has the meaning set forth in Exhibit A.

“Transferred Business Contracts” has the meaning set forth in Exhibit A.

“Transferred Business Employees” has the meaning set forth in Exhibit A.

“Transferred Business Employee Records” has the meaning set forth in Exhibit A.

“Transferred Entity” or “Transferred Entities” has the meaning set forth in Exhibit A.

“Transferred Entity Transferee” has the meaning set forth in Exhibit A.

“Transferred Entity Transferor” has the meaning set forth in Exhibit A.

“Transferred Intellectual Property” has the meaning set forth in Exhibit A.

“Treasury Regulations” means the regulations prescribed under the Code.

“Unaudited Financial Statements” has the meaning set forth in Section 2.6(a).

“VAT” means (a) any Tax chargeable under or imposed pursuant to or in compliance with the EC Directive 2006/112/EC (as amended from time to time) and any other Tax of a similar nature whether imposed in any member state of the European Union in substitution for, or levied in addition to, such Taxes, or any similar or comparable Tax imposed elsewhere, and (b) any Indian goods and services Tax.

“Waived 280G Benefits” has the meaning set forth in Section 5.13.

“Wholesale Agreement” means the wholesale agreement substantially in the form attached as Exhibit D to be entered into on or prior to the Closing Date.

“Willful Breach” means, with respect to any agreement or covenant, a material breach that is the consequence of an action or omission by the breaching party with actual knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such action or omission is, or would reasonably be expected to be or result in, a breach of such agreement or covenant.

“XMS-IP Messaging Business” means the Company’s and its Subsidiaries’ (a) SMS-IP Messaging Business and (b) MMS-IP Messaging Business.

Section 9.2    Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. References to “Affiliate” or “Affiliates” of a party shall, except as otherwise expressly provided in this Agreement, only be deemed to include any Person so long as such Person remains an Affiliate of such party. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Schedules, Exhibits and Annexes are to Articles, Section, Schedules, Exhibits and Annexes of this Agreement unless otherwise specified. Any capitalized term used in any Exhibit or the Company Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The word “or” shall not be exclusive. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including that date, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Article 10

Miscellaneous

Section 10.1    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, electronic mail or by certified mail to the other party hereto as follows:

if to Investor,

Twilio Inc.

101 Spear Street, First Floor

San Francisco, CA 94105

Attention:    General Counsel

Email:          legalnotices@twilio.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

3330 Hillview Avenue

Palo Alto, CA 94304

United States

Attention: Adam D. Phillips, P.C.; Jonathan Manor

Email: adam.phillips@kirkland.com;

  jonathan.manor@kirkland.com

and:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:     Edward J. Lee, P.C.; Carlo Zenkner

Email:          edward.lee@kirkland.com; carlo.zenkner@kirkland.com

if to the Company,

Syniverse Corporation

8125 Highwoods Palm Way

Tampa, FL 33647

Attention:    Laura Binion

Email:         laura.binion@syniverse.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:    Jonathan E. Levitsky; Christopher Anthony

Email:          jelevitsky@debevoise.com; canthony@debevoise.com

if to Carlyle,

Carlyle Partners V Holdings, L.P.

c/o The Carlyle Group

One Vanderbilt Avenue

New York, New York 10017

Attention:    James Attwood; Josh Pincus

Email:          james.attwood@carlyle.com; josh.pincus@carlyle.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:    Jonathan E. Levitsky; Christopher Anthony

Email:          jelevitsky@debevoise.com; canthony@debevoise.com

or such other address or Email as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 10.2    Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other or of any rights or remedies that any party may otherwise have at law or in equity.

Section 10.3    Expenses. Except as otherwise set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party hereto incurring such fees or expenses; provided that in the event that the Closing occurs, the Company shall pay, or reimburse, Carlyle and Investor for their respective reasonable and documented fees and expenses incurred in connection with the transactions contemplated by this Agreement (excluding any costs or expenses of obtaining the R&W Insurance Policy, which costs and expenses shall be borne solely by Investor).

Section 10.4    Governing Law, etc.

(a)    This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the Laws of another jurisdiction. Each of the parties hereto (i) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and (ii) (A) agrees to bring all claims under any theory of liability in respect of such action or proceeding exclusively in any such court and (B) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 10.1. Nothing in this Section 10.4, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

(b)    Each party to this Agreement hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party to this Agreement hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

Section 10.5    Successors and Assigns. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided that this Agreement shall not be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, except (x) by Carlyle pursuant to Section 5.2(e) or (y) by Investor to any controlled Affiliate of Investor (provided that any such assignment will not relieve Carlyle or Investor, respectively, of any of its obligations hereunder). Any attempted assignment of this Agreement not in accordance with the terms of this Section 10.5 shall be void.

Section 10.6    Entire Agreement. This Agreement, the Ancillary Agreements (when executed and delivered) and the Confidentiality Agreement constitute the entire agreement of the parties with respect to the matters covered hereby and thereby and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof and thereof.

Section 10.7    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.8    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 10.9    Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached, so that, in addition to any other remedy that a party may have under law or equity, a party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Each party acknowledges and agrees that monetary damages would be inadequate in the event of any such failure to perform or breach and waives any equitable defense to the granting of specific performance or other injunctive relief available to such party. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything to the contrary in this Agreement, the parties hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled.

Section 10.10    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.11    Representation of the Company and its Affiliates. Investor on its own behalf and on behalf of its Affiliates and its and its Affiliates’ directors, shareholders, members, partners, officers, employees and Affiliates, hereby agrees that, in the event that a dispute arises after the Closing arising from the transactions contemplated by this Agreement between Investor or any of its Affiliates, on the one hand, and the Company, Carlyle or any of their respective Affiliates or their or their Affiliates’ respective directors, shareholders, members, partners, officers or employees (any of the foregoing, a “Company-Side Party”), on the other hand, Debevoise & Plimpton LLP (“Debevoise”) may represent the Company-Side Party in such dispute even though the interests of the Company-Side Party may be directly adverse to Investor. Investor further agrees that, as to all communications prior to Closing among Debevoise and any of the Company-Side Parties that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to the Company and/or Carlyle (on behalf of the Company-Side Parties) and may be controlled by the Company or Carlyle, as applicable, and shall not pass to or be claimed by Investor.

Section 10.12    Exhibits and Schedules. The Company Disclosure Letter and all exhibits or other documents expressly incorporated into this Agreement are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Without limiting the terms of the Company Disclosure Letter, any fact or item disclosed in the Company Disclosure Letter referenced with respect to a representation in Article 2 or Article 3 shall be deemed to have been disclosed with respect to every other section in Article 2 or Article 3 if the relevance of such disclosure to such other section is reasonably apparent on its face. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in the Company Disclosure Letter is or is not material for purposes of this Agreement. The Company Disclosure Letter and the information and statements contained therein are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company, Carlyle or their respective Affiliates except as and to the extent expressly provided in this Agreement.

Section 10.13    Survival. Except in the case of Fraud, none of the representations and warranties made in this Agreement, or in any certificate delivered pursuant to Section 7.2(f) or Section 7.3(c), shall survive the Closing Date. All covenants and agreements of the Company, Carlyle and Investor contained in this Agreement shall survive the Closing Date in accordance with their respective terms, but not to exceed the applicable statute of limitations in the event of a breach of such covenant; provided that all covenants and agreements of the parties contained in this Agreement which by their terms are to be performed at or prior to the Closing Date shall not survive the Closing; provided, however, that the Company’s covenants and agreements with respect to Closing Date Leakage and Leakage in Section 1.2 and Section 5.1(r), respectively, shall (solely to the extent actual Closing Date Leakage exceeds the amount taken into account in calculating the Investment Percentage) survive the Closing for a period of twelve (12) months following the Closing (and Investor shall be entitled to bring claims against the Company with respect thereto prior to such expiration).

Section 10.14    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement shall be had against any Covered Person, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Covered Person for any obligation of any party to this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Remainder of page left intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SYNIVERSE CORPORATION

By:	/s/ James Atwood, Jr.
Name: James Atwood, Jr.
Title: Chairman

[Signature Page to Framework Agreement]

CARLYLE PARTNERS V HOLDINGS, L.P.
By: TC Group V, L.P. its general partner
By: TC Group V, L.L.C., its general partner

By:	/s/ James Atwood, Jr.
Name: James Atwood, Jr.
Title: Chairman

[Signature Page to Framework Agreement]

TWILIO INC.

By:	/s/ Khozema Shipchandler
Name: Khozema Shipchandler
Title: Chief Financial Officer

FRAMEWORK AGREEMENT LETTER AGREEMENT

This Letter Agreement (this “Agreement”) is made and entered into as of August 16, 2021, by and among Twilio Inc., a Delaware corporation (“Investor”), Carlyle Partners V Holdings, L.P., a Delaware limited partnership (“Carlyle”), and Syniverse Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Framework Agreement (as defined below).

RECITALS

WHEREAS, the parties to this Agreement previously entered into that certain Framework Agreement, dated February 26, 2021 (as amended or otherwise modified from time to time, the “Framework Agreement”);

WHEREAS, in connection with the SPAC Transaction, substantially concurrently with the execution of this Agreement, (a) the Company is entering into an Agreement and Plan of Merger (as amended or otherwise modified from time to time, the “Merger Agreement”) with M3-Brigade Acquisition II Corp., a Delaware corporation (“Acquiror”), and Blue Steel Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), pursuant to which, among other things, at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned Subsidiary of Acquiror (the “Merger”), and (b) Investor is entering into a Subscription Agreement (as amended or otherwise modified from time to time, the “Investor Subscription Agreement”) with Acquiror in order to effect its Investment, pursuant to which, and on the terms and subject to the conditions of which, Investor agrees to purchase from Acquiror shares of Acquiror Class A Common Stock and, if issued pursuant to the Investor Subscription Agreement, Acquiror Class C Common Stock (each as defined in the Merger Agreement) for an aggregate purchase price of the Investment Amount (as may be adjusted pursuant to Section 5.6(b)(iii) of the Framework Agreement, as amended pursuant to Section 1.1(f) below), such purchase to be consummated prior to the consummation of the Merger; and

WHEREAS, the parties to this Agreement now desire to set forth their agreement with respect to the Merger Agreement and the transactions contemplated thereby and, subject to the terms and conditions of this Agreement, amend the Framework Agreement in accordance with the terms and conditions set forth herein and therein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties, intending to be legally bound hereby, do agree as set forth herein:

ARTICLE ONE

Section 1.1 Framework Agreement. The parties agree that, solely with respect to the SPAC Transaction contemplated by the Merger Agreement (the “Specified SPAC Transaction”):

(a) The second Recital of the Framework Agreement is hereby deleted in its entirety.

(b) Section 1.1 of the Framework Agreement is hereby amended and restated in its entirety as follows:

Section 1.1    Closing. Upon and subject to the terms and conditions of this Agreement, the closing of the SPAC Transaction (the “Closing”) shall take place at the location and on the same date as, and in connection with and substantially concurrently with (but prior to), the consummation of the SPAC Merger (subject to the satisfaction or waiver of the conditions in Article 7 applicable to the SPAC Transaction at such time), unless another time, date or place is agreed to in writing by the parties. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date”.

(c) Section 1.2 of the Framework Agreement is hereby amended and restated in its entirety as follows:

Section 1.2    [Reserved.]

(d) Section 2.4(d) of the Framework Agreement is hereby deleted in its entirety.

(e) Investor, Carlyle and the Company hereby acknowledge and agree that: (i) the SPAC Definitive Agreements (including the Merger Agreement and its exhibits (including the Stockholders Agreement and the Registration Rights Agreement (as defined in the Merger Agreement)), the Subscription Agreements (as defined in the Merger Agreement), the Investor Subscription Agreement and the SPAC Transaction Debt Financing Commitments) and the identities of the Acquiror and the investors to the PIPE Financing are acceptable to each of the Company, Carlyle and Investor; (ii) all of the obligations set forth in clauses (i), (ii) and (iii) of Section 5.6(a) of the Framework Agreement and Section 5.6(b) of the Framework Agreement (as modified herein) are deemed satisfied for purposes of the Specified SPAC Transaction; and (iii) the Company has no right to make an Alternative Transaction Election pursuant to Section 5.7(a).

(f) Clauses (ii), (iii) and (iv) of Section 5.6(b) of the Framework Agreement are hereby amended and restated in their entirety as follows:

(ii)    second, to repay an amount equal to (A) the Company’s outstanding indebtedness under the Credit Facilities, minus (B) the net proceeds from the SPAC Transaction Refinancing;

(iii)    third, but only to the extent the SPAC Transaction Proceeds exceed $375 million, at Investor’s election, to reduce the Investment Amount by up to an amount equal to the lesser of (A) such excess and (B) $250 million (the actual amount of any such reduction to the Investment Amount pursuant to this clause (iii), the “SPAC Reduction Amount”); and

(iv)    fourth, any remaining amounts to the Company’s balance sheet for general corporate purposes.

(g) The first sentence of Section 5.9 of the Framework Agreement is hereby amended and restated in its entirety as follows:

The Company, Carlyle and Investor shall, or the Company and Investor shall cause their respective Affiliates to, as applicable, at or prior to the Closing enter into the Ancillary Agreements to which they are party to.

(h) Section 5.10(a) of the Framework Agreement is hereby amended and restated in its entirety as follows:

(a)    In connection with the SPAC Transaction, the Company has obtained, concurrently with the entry into the other SPAC Definitive Agreements, debt financing commitments (such commitments, the “SPAC Transaction Debt Financing Commitments”), the proceeds of which will be used to (x) refinance a portion of the outstanding indebtedness of the Company and its Subsidiaries under the Credit Facilities, (y) pay fees, closing payments and expenses related to the SPAC Transaction and the financing contemplated by the SPAC Transaction Debt Financing Commitments and (z) fund the working capital requirements and other general corporate purposes (including acquisitions and investments) of the Company and its Subsidiaries (the “SPAC Transaction Refinancing”). In connection with the SPAC Transaction, the Company shall use its reasonable best efforts to consummate on or prior to the Closing Date the SPAC Transaction Refinancing on terms no less favorable to the Company than those set forth in the SPAC Transaction Debt Financing Commitments, except as agreed by the Company, Carlyle and Investor; provided that Investor shall not unreasonably withhold, delay or condition its consent.

(i) Sections 7.1 (c) of the Framework Agreement is hereby amended and restated in its entirety as follows:

(c)    SPAC Transaction. Solely if an Alternative Transaction Election has not been made, (i) the satisfaction or waiver of the conditions to the consummation of the SPAC Definitive Agreements (other than those conditions which by their nature are to be satisfied at the closing of the SPAC Merger, the PIPE Financing and the SPAC Transaction Refinancing, each of which is capable of being satisfied as of the Closing), (ii) the consummation of the SPAC Merger, the PIPE Financing and the SPAC Transaction Refinancing are

scheduled to (and shall) occur substantially concurrently with the Closing, and (iii) the SPAC Transaction Proceeds are equal to or greater than the Minimum Total Cash Amount. For the avoidance of doubt, the Investment, the PIPE Financing and the amendment and restatement of the SPAC’s certificate of incorporation in the form of the Acquiror Certificate of Incorporation shall be consummated or effective (as applicable) prior to the consummation of the SPAC Merger.

(j) Each of the following definitions in Section 9.1 of the Framework Agreement is hereby amended and restated in its entirety as follows:

“Acquiror Certificate of Incorporation” means the “Acquiror Certificate of Incorporation” (as defined in the Merger Agreement).

“Ancillary Agreements” means the Wholesale Agreement, the Stockholders Agreement and the Registration Rights Agreement (as defined in the Merger Agreement).

“In-the-Money Option” means the Company In-the-Money Option (as defined in the Merger Agreement).

“Investment” means the “Investor Investment” (as defined in the Merger Agreement).

“Investment Percentage” means (a) (i) the Purchase Price, divided by (ii) an amount equal to (A) the Enterprise Value, minus (B) the Net Indebtedness Amount, plus (C) the Purchase Price, minus (D) Closing Date Leakage, plus (E) the Option Exercise Amount, divided by (b) 0.9.

“Minimum Total Cash Amount” means $375,000,000.

“New Shares” means Acquiror Class A Common Stock (as defined in the Merger Agreement) and Acquiror Class C Common Stock (as defined in the Merger Agreement).

“Option Exercise Amount” means the “Option Exercise Amount” (as defined in the Merger Agreement).

“Per Share Valuation Amount” means the “Per Share Valuation Amount” (as defined in the Merger Agreement).

“Purchase Price” means the amount actually received by the SPAC pursuant to the subscription agreement between Investor and the SPAC prior to the Closing for the shares in the SPAC.

“SPAC Reduction Amount” has the meaning set forth in Section 5.6(b)(iii).

(k) The definitions of “Closing Statement” and “Company Designated Account(s)” in Section 9.1 of the Framework Agreement are hereby deleted in their entirety.

Section 1.2 Specified SPAC Transaction.

(a) Investor Undertakings.

(i) Investor shall deliver a written statement of all Investor Transaction Expenses (as defined in the Merger Agreement) to Acquiror and the Company in accordance with the prescribed timing set forth in Section 2.4(c) of the Merger Agreement.

(ii) Investor shall not, unless otherwise approved in writing by the Company (which approval shall not, subject to Section 5.6(c) of the Framework Agreement, be unreasonably conditioned, withheld, delayed or denied), permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under the Investor Subscription Agreement.

(iii) Investor agrees that the obligations of the Company in the second and third sentences of Section 8.2(a)(i) of the Merger Agreement shall apply, mutatis mutandis, to Investor.

(iv) Investor shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement (as defined in the Merger Agreement) will, at the date it is first mailed to the Acquiror Shareholders (as defined in the Merger Agreement) and at the time of the Acquiror Shareholders’ Meeting (as defined in the Merger Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(v) If at any time prior to the Effective Time (as defined in the Merger Agreement) any information relating to Investor or any of its Subsidiaries, Affiliates, directors or officers, or supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement, is discovered by Investor, which is required to be set forth in an amendment or supplement to the Proxy Statement (as defined in the Merger Agreement), so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, Investor shall promptly notify the Company and Acquiror.

(b) Company Undertakings.

(i) The Company shall have the same obligations (but subject also to the proviso and related limitations in Section 2.7 of the Merger Agreement) to Investor with respect to the Closing Statement (as defined in the Merger Agreement) as the Company has to Acquiror under Section 2.7 of the Merger Agreement.

(ii) The Company shall, subject to applicable Law and unless Investor otherwise consents (such consent not, subject to Section 5.6(c) of the Framework Agreement, to be unreasonably conditioned, withheld, delayed or denied), with respect to any information provided to Acquiror, Merger Sub or their respective representatives subject to the Confidentiality Agreement (as defined in the Merger Agreement) that relates to Investor, use reasonable best efforts to enforce the terms of (at Investor’s reasonable request and expense) and not provide any waiver under, the Confidentiality Agreement (as defined in the Merger Agreement).

(iii) Without the consent of Investor (such consent not to be unreasonably conditioned, withheld, delayed or denied), the Company shall not provide the Company’s consent to any consent request from Acquiror pursuant to Section 7.5(a), Section 7.11, Section 8.1(a), Section 8.2(b)(iii) or Section 11.12 of the Merger Agreement.

(iv) Without the consent of Investor (which approval shall not be unreasonably conditioned, withheld, delayed or denied), the Company shall not provide its consent to Acquiror pursuant to Section 7.10 of the Merger Agreement. The Company shall promptly notify Investor (and provide Investor copies of) of any written notifications (1) received by the Company from Acquiror pursuant to any Relevant Agreement or (2) provided by the Company to Acquiror pursuant to any Relevant Agreement.

(v) Investor hereby acknowledges that nothing contained in the Framework Agreement (including, for the avoidance of doubt, as amended by this Agreement) or any other agreement shall prevent the Company from complying with its obligations pursuant to the Merger Agreement, including, for the avoidance of doubt, Section 6.5 and 6.6 of the Merger Agreement.

(vi) To the extent not prohibited by Law, the Company shall (in addition, and without prejudice, to any other provision of this Section 1.2) (A) promptly following the Company receiving any such notifications, requests or other communications from Acquiror, advise Investor of (including by, to the extent the Company has received copies, or other written summary, promptly providing the same to Investor) any notices, requests or communications received by Acquiror from the SEC (as defined in the Merger Agreement). To the extent not prohibited by Law, the Company shall use reasonable best efforts to provide Investor with substantially equivalent rights with respect to (x) the preparation and filing of the Proxy Statement (as defined in the Merger Agreement), including any revisions thereto in response to SEC comments, under Section 8.2(a)(i) and (ii) of the Merger Agreement and (y) any litigation referred to in Section 7.11 of the Merger Agreement, in each case to those of the Company under the applicable provisions of the Merger Agreement, mutatis mutandis.

(vii) The Company shall have the same obligations to Investor with respect to the SPAC Transaction Refinancing as the Company has, mutatis mutandis, to Acquiror under clauses (a) and (b) of Section 8.5, and under Section 8.6, of the Merger Agreement. The Company shall use reasonable best efforts as may be required (to the extent permitted under applicable Law) to ensure that any individual who is a representative of Investor who is or may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated by the Merger Agreement benefits from the Section 8.7 of the Merger Agreement to the same extent as any other representative of the Company.

(viii) The Company shall promptly deliver to Investor any termination notice pursuant to Section 10.1 of the Merger Agreement received by the Company from Acquiror or delivered by the Company to Acquiror; provided, that prior to the Company delivering any termination notice to Acquiror under the Merger Agreement, the Company shall consult with Investor in good faith.

(ix) Without the consent of Investor, the Company shall not waive, in whole or in part, any of the closing conditions in Section 9.1 or Section 9.3 of the Merger Agreement.

(x) Except as specifically addressed elsewhere in this Section 1.2(b) (in which case such consent shall be subject to such provision of this Section 1.2(b)), the Company shall not provide any other consent, approval, waiver or agreement under, or agree to any amendment or modification to, the Merger Agreement, any Ancillary Agreement (as defined in the Merger Agreement), the Subscription Agreements (as defined in the Merger Agreement) or any other agreement contemplated by the Merger Agreement (collectively, the “Relevant Agreements”) without the consent of Investor, it being understood that, with respect to this sentence, to the extent a standard applies to the Company’s right to consent, approve, waive or agree under the applicable Relevant Agreement (for example (and without limitation), that the Company’s consent shall not be unreasonably withheld, or that the Company shall agree to a final form of any document substantially in the form of a form of agreement attached to such Relevant Agreement, or that the Company must act reasonably or within a certain period time of being notified or receiving a written request), such standard shall apply to Investor’s right to consent pursuant to this sentence, mutatis mutandis.

(xi) The Company shall not agree to the form of Acquiror Bylaws without reasonably taking into account the comments of Investor and obtaining Investor’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

(xii) The Company shall ensure that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement (as defined in the Merger Agreement) will, at the date it is first mailed to the Acquiror Shareholders (as defined in the Merger Agreement) and at the time of the Acquiror Shareholders’ Meeting (as defined in the Merger Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(xiii) If at any time prior to the Effective Time (as defined in the Merger Agreement) any information relating to the Company or any of its Subsidiaries, Affiliates, directors or officers, or supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement, is discovered by the Company, which is required to be set forth in an amendment or supplement to the Proxy Statement (as defined in the Merger Agreement), so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly notify Investor.

ARTICLE TWO

Section 2.1 Effect. Except as expressly provided in this Agreement, all of the terms and provisions of the Framework Agreement are and will remain in full force and effect. Nothing in this Agreement shall be construed to modify any provision of the Framework Agreement other than as specifically set forth herein.

Section 2.2 Merger Agreement Termination. The parties agree that the parties’ agreements set forth in this Agreement shall only apply to the Specified SPAC Transaction and, upon any valid termination of the Merger Agreement, the parties’ agreements set forth in this Agreement (including the amendments to the Framework Agreement), other than in this Section 2.2, shall automatically and without further action by any of the parties to this Amendment be null and void; provided that no such termination (nor any provision of this Agreement) shall relieve any party from Liability for any damages for Willful Breach of their obligations under the Framework Agreement and this Agreement (including with respect to the agreements set forth in this Agreement) prior to such termination.

Section 2.3 Miscellaneous. The provisions of Section 9.2 and Article 10 of the Framework Agreement are hereby incorporated into this Agreement, mutatis mutandis; provided, that the parties hereby agree that Acquiror shall be a third party beneficiary to the obligations of the parties contained in this Agreement (other than the obligations in Sections 1.2(b)(viii), (ix) and (x)) and the Framework Agreement related to the consummation of a SPAC Transaction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SYNIVERSE CORPORATION

By:	/s/ James Atwood, Jr.
Name: James Atwood, Jr.
Title: Chairman

[Signature Page to Framework Agreement Letter Agreement]

CARLYLE PARTNERS V HOLDINGS, L.P.

By: TC Group V, L.P. its general partner

By: TC Group V, L.L.C., its general partner

By:	/s/ James Atwood, Jr.
Name: James Atwood, Jr.
Title: Chairman

[Signature Page to Framework Agreement Letter Agreement]

TWILIO INC.

By:	/s/ Khozema Shipchandler
Name: Khozema Shipchandler
Title: Chief Financial Officer

[Signature Page to Framework Agreement Letter Agreement]

Preliminary Proxy Card, Subject to Completion YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet—QUICK EASY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail M3-BRIGADE ACQUISITION II CORP. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxxxx XX, 2021.
INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend: https://www.cstproxy.com/m3brigadeii/2021
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE IF YOU DO ARE NOT VOTING RETURN ELECTRONICALLY THE PROXY CARD .
FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED M3-BRIGADE ACQUISITION II CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Mohsin Y. Meghji and Charles Garner, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of M3-Brigade Acquisition II Corp. held of record by the undersigned at the close of business on Xxxx xx, 2021 at the Special Meeting of Stockholders of M3-Brigade Acquisition II Corp. to be held virtually at: https://www.cstproxy.com/m3brigadeii/2021 on Xxxx xx, 2021, at XX:XX [a][p].m. or at any adjournment or postponement thereof.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ALL PRIOR PROXIES FOR SUCH SPECIAL MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS NO. 1, 2,
3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 5, 6 AND 7, AND IN ACCORDANCE WITH THE JUDGMENT
OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side)

Preliminary Proxy Card, Subject to Completion Proxy Materials for the Special Meeting of Stockholders is available at: https://www.cstproxy.com/m3brigadeii/2021 PROXY CARD Please mark THE BOARD OF DIRECTORS OF M3-BRIGADE ACQUISITION II CORP. (THE “BOARD”) your votes RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. like this X Proposal No. 1: Business Combination Proposal — FOR AGAINST ABSTAIN To consider and vote upon a proposal to approve the transactions contemplated by the Agreement and Plan of Merger, dated as August 16, 2021 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among M3-Brigade Acquisition II Corp. (the “Company”), Blue Steel Merger Sub Inc. (“Merger Sub”) and Syniverse Corporation (“Syniverse”), including the business combination described in the accompanying proxy statement (the “Business Combination”) ; FOR AGAINST ABSTAIN a proposal to approve, for purposes of complying with Section 312.03 of the NYSE’s Listed Company Manual (i) the issuance of more than 20% of the issued and outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and Class B common stock, par value $0.0001 per share, of the Company (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”) in connection with the Business
Combination, the PIPE Investment and the Twilio Investment each as defined and described in the accompanying proxy statement, and (ii) the issuance of more than one percent of the issued and outstanding shares of Common Stock to a Related Party (as defined in Section 312.03 of the NYSE’s Listed Company Manual) in connection with the Business Combination and the Sponsor Subscription Agreement described in the accompanying proxy statement;
Proposal No. 3: Charter Proposal — To consider and vote FOR AGAINST ABSTAIN upon a proposal to adopt two separate proposed charters, proposed charter alternative A, substantially in the form attached to the accompanying proxy statement as Annex B-1 (“Charter Amendment Alternative A”), and proposed charter alternative B, substantially in the form attached to the accompanying proxy statement as Annex B-2 (“Charter Amendment Alternative B,” and together with Charter Amendment Alternative A, the “Charter Amendments”); Proposal No. 4: Governance Proposal — To consider and vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Charter Amendments in accordance with the U.S. Securities and Exchange Commission requirements;
Proposal No. 4A: Super Majority Vote Requirements — FOR AGAINST ABSTAIN
To consider and vote upon a proposal to add a super majority vote provision requiring that the prior affirmative vote of holders of at least sixty-six and two-thirds percent of the voting power of the outstanding shares of Common Stock, voting as a single class will be required before the Company (i) adopts or enters into, or otherwise approves or effects, any plan of liquidation, dissolution or winding-up of the Company or files any voluntary petition for bankruptcy, receivership or similar proceeding or adopts or enters into, or otherwise approves or effect, a plan of reorganization, or (ii) enters into, agrees to, adopts or otherwise effects any transaction or series of related transactions that would result in a change of control of the Company.
Proposal No. 4B: Change in Authorized Shares — FOR AGAINST ABSTAIN
To consider and vote upon a proposal (i) in the case of Charter Amendment Alternative A, to increase our total number of authorized shares of all classes of Common Stock from
500,000,000 shares to 1,100,000,000 shares, which would consist of (x) increasing the authorized Class A Stock from 450,000,000 shares to 1,100,000,000 shares and (y) decreasing the authorized Class B Stock from 50,000,000 shares to zero shares, and to also increase our total number of authorized shares of preferred stock from 1,000,000 shares to 110,000,000 shares, and (ii) in the case of Charter Amendment Alternative B, to increase our total number of authorized shares of all classes of Common Stock from 500,000,000 shares to 1,137,000,000 shares, which would consist of (x) increasing the authorized Class A Stock from 450,000,000 shares to 1,100,000,000 shares, (y) decreasing the authorized Class B Stock from 50,000,000 shares to zero shares and (z) creating a new class of Common Stock designated as Class C common stock, par value $0.0001 per share (“Class C “ Stock”), of which 37,000,000 shares will be authorized, and to also increase our total number of authorized shares of preferred stock from 1,000,000 shares to 110,000,000 shares.
Proposal No. 4C: Corporate Opportunity — To consider FOR AGAINST ABSTAIN and vote upon a proposal to update the provisions regarding corporate opportunities to, among other things, expressly exempt Carlyle Investment Management L.L.C. (an affiliate of
Carlyle Partners V Holdings, L.P. (“Carlyle”)), Twilio Inc. (“Twilio”) and M3-Brigade Sponsor II LP and their respective direct or indirect stockholders, members, managers, partners officers, directors, employees or agents or any of their respective affiliates, including any non-employee director of the Company, from the doctrine of corporate opportunity with respect to certain transactions. FOR AGAINST ABSTAIN
Proposal No. 4D: Declassification of Board — To consider and vote upon a proposal to declassify our Board.
Proposal No. 4E: Special Quorum Requirement and FOR AGAINST ABSTAIN Director Voting Rights related to Carlyle and Twilio —
To consider and vote upon a proposal to make certain of the terms of the Second Amended and Restated Certificate of
Incorporation subject to the terms of the Stockholders Agreement (as defined in the accompanying proxy statement) and also provide that for as long as any director nominated by Carlyle and its affiliates pursuant to the Stockholders Agreement is on the Board, at least one Carlyle nominee will be required to be present for a quorum to exist and for as long as any director nominated by Twilio and its affiliates pursuant to the Stockholders Agreement is on the Board, at least one Twilio nominee will be required to be present for a quorum to exist. However, in the event that a meeting of the Board is duly called and no Carlyle nominee or no Twilio nominee is in attendance, then a Carlyle nominee or a Twilio nominee, as the case may be, shall not be required to constitute a quorum at the next meeting of the Board duly called with notice provided to the Carlyle nominees and the Twilio nominees as long as at least five days’ notice of such meeting is given and the matters to be considered at the successive duly called meeting are limited to those set forth in the notice for the original Board meeting. To the extent the number of Carlyle nominees present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors Carlyle is entitled to nominate at such time pursuant to the Stockholders Agreement, each Carlyle nominee present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors Carlyle is entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Carlyle nominees present at the meeting at such time. To the extent the number of Twilio nominees present at a meeting of the Board at the time of any vote of the Board is less than the total number of directors Twilio is entitled to nominate at such time pursuant to the Stockholders Agreement, each Twilio nominee present at the meeting at such time shall be entitled to cast a number of votes equal to (i) the total number of directors Twilio is entitled to nominate at such time pursuant to the Stockholders Agreement divided by (ii) the actual number of Twilio nominees present at the meeting at such time.
Proposal No. 4F: Ability to Call a Special Meeting — FOR AGAINST ABSTAIN
To consider and vote upon a proposal to provide that special meetings can only be called by the Board (or an officer of the Company at the direction of the Board) and no longer individually by the Company’s Chief Executive Officer or the
Chairman of the Board. Proposal No. 4G: Class A Stock to Have Exclusive Right FOR AGAINST ABSTAIN to Vote for the Election and Removal ofDirectors —
To consider and vote upon a proposal to give the Class A Stock the exclusive right to vote for the election and removal of directors and the Class C Stock no right to vote for the election or removal of directors. The Class A Stock and Class C Stock will otherwise vote together as a single class. Upon the transfer of shares of Class C Stock by Twilio and its affiliates to a non-affiliate of Twilio, those shares of Class C Stock will automatically be converted on a share-for-share basis to shares of Class A Stock, and the shares ofClass C Stock so converted will be retired and will not be subject to reissue.
Proposal No. 5: Director Election Proposal — To consider and vote upon a proposal to elect 12 directors to serve on our Board for a term ending on the date of the next annual stockholder meeting or until their respective successor is duly elected and qualified;
Nominees: (01) James Attwood (07) Dan Mead FOR ALL VOTE WITHHOLD FOR ALL NOMINEES FOR ALL
(02) Kevin Beebe (08) Mohsin Y. Meghji NOMINEES NOMINEES EXCEPT* (03) Orisa Cherenfant (09) Lauren Nemeth (04) Andrew Davies (10) Matthew Perkal (05) Tony Holcombe (11) Raymond Ranelli (06) Greg Kleiner (12) ALL * Instruction: NOMINEES To EXCEPT” withhold and authority write the to vote number for any of the individual nominee(s)nominee, on the mark line below: “FOR Proposal No. 6: Incentive Award Plan Proposal — FOR AGAINST ABSTAIN
To consider and vote upon a proposal to adopt the Syniverse Technologies Corporation 2021 Omnibus Incentive Plan (the “Incentive Award Plan”), a copy of which is attached to the accompanying proxy statement as Annex J, including the authorization of the initial share reserve under the Incentive Award Plan; and Proposal No. 7: Adjournment Proposal — To consider and FOR AGAINST ABSTAIN vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Proposal or the Incentive Award Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Governance Proposal, the Director Election Plan Proposal or the Incentive Award Plan Proposal. CONTROL NUMBER Signature Signature, if held jointly
Date, 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.